                                                                  EXECUTION COPY

================================================================================

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,
                                  as Depositor,

                    KEYCORP REAL ESTATE CAPITAL MARKETS, INC.
                       d/b/a KEYBANK REAL ESTATE CAPITAL,
                    as Master Servicer and Special Servicer,

                                       and

                        WELLS FARGO BANK MINNESOTA, N.A.,
                                   as Trustee,

                         POOLING AND SERVICING AGREEMENT

                           Dated as of April 11, 2003

                                 $1,006,847,097

                  Commercial Mortgage Pass-Through Certificates
                                 Series 2003-CK2

================================================================================

                                TABLE OF CONTENTS

Section                                                                                                                     Page
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
                                    ARTICLE I

DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES; CERTAIN CALCULATIONS IN RESPECT OF
                               THE MORTGAGE POOL

SECTION 1.01.    Defined Terms.................................................................................................2
SECTION 1.02.    General Interpretive Principles..............................................................................79
SECTION 1.03.    Certain Calculations in Respect of the Mortgage Pool.........................................................79
SECTION 1.04.    Cross-Collateralized Pooled Mortgage Loans...................................................................81

                                   ARTICLE II

 CONVEYANCE OF POOLED MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES; ORIGINAL
            ISSUANCE OF THE CERTIFICATES AND VARIOUS REMIC INTERESTS

SECTION 2.01.    Conveyance of Pooled Mortgage Loans..........................................................................83
SECTION 2.02.    Acceptance of Mortgage Assets by Trustee.....................................................................87
SECTION 2.03.    Certain Repurchases and Substitutions of Pooled Mortgage Loans by Column, KeyBank and the Column
                    Performance Guarantor; the Purchase Price Security Deposit Account and the Special Reserve Account........89
SECTION 2.04.    Representations and Warranties of the Depositor..............................................................98
SECTION 2.05.    Representations and Warranties of the Master Servicer.......................................................100
SECTION 2.06.    Representations and Warranties of the Special Servicer......................................................102
SECTION 2.07.    Representations, Warranties and Covenants of the Trustee....................................................103
SECTION 2.08.    Creation of the Loan REMIC(s); Issuance of the Loan REMIC Regular Interest(s) and the Loan REMIC
                    Residual Interest(s); Certain Matters Involving the Loan REMIC(s)........................................105
SECTION 2.09.    Conveyance of the Loan REMIC Regular Interest(s); Acceptance of the Loan REMIC Regular Interest(s) by
                    Trustee..................................................................................................108
SECTION 2.10.    Creation of REMIC I; Issuance of the REMIC I Regular Interests and the REMIC I Residual Interest;
                    Certain Matters Involving REMIC I........................................................................108
SECTION 2.11.    Conveyance of the REMIC I Regular Interests; Acceptance of the REMIC I Regular Interests by Trustee.........113
SECTION 2.12.    Creation of REMIC II; Issuance of the REMIC II Regular Interests and the REMIC II Residual Interest;
                    Certain Matters Involving REMIC II.......................................................................113
SECTION 2.13.    Conveyance of the REMIC II Regular Interests; Acceptance of the REMIC II Regular Interests by Trustee.......116
SECTION 2.14.    Creation of REMIC III; Issuance of the REMIC III Regular Interest Certificates, the Group A-X REMIC III
                    Regular Interests, the Group A-SP REMIC III Regular Interests, the REMIC III Residual Interest and
                    the Class R Certificates; Certain Matters Involving REMIC III............................................116


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Section                                                                                                                     Page
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SECTION 2.15.    Acceptance of Grantor Trusts by Trustee; Issuance of the Class V-1, Class V-2, Class V-3 and Class V-4
                    Certificates.............................................................................................122

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

SECTION 3.01.    Administration of the Mortgage Loans and REO Properties.....................................................124
SECTION 3.02.    Collection of Mortgage Loan Payments........................................................................126
SECTION 3.03.    Collection of Taxes, Assessments and Similar Items; Servicing Accounts; Reserve Accounts....................127
SECTION 3.04.    Collection Account, Distribution Account, Interest Reserve Account, Excess Liquidation Proceeds Account,
                    A/B Mortgage Loan Pair Custodial Accounts and GLCTML Custodial Account...................................130
SECTION 3.05.    Permitted Withdrawals From the Collection Account, the Distribution Account, the Interest Reserve
                   Account and the Excess Liquidation Proceeds Account.......................................................138
SECTION 3.06.    Investment of Funds in the Collection Account, the Servicing Accounts, the Reserve Accounts, the A/B
                    Mortgage Loan Pair Custodial Accounts, the GLCTML Custodial Account, the Purchase Price Security
                    Deposit Accounts, the Special Reserve Accounts, the REO Account, the Distribution Account, the
                    Interest Reserve Account and the Excess Liquidation Proceeds Account.....................................143
SECTION 3.07.    Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage...............................146
SECTION 3.08.    Enforcement of Alienation Clauses...........................................................................149
SECTION 3.09.    Realization Upon Defaulted Mortgage Loans...................................................................151
SECTION 3.10.    Trustee to Cooperate; Release of Mortgage Files.............................................................154
SECTION 3.11.    Master Servicing and Special Servicing Compensation; Interest on and Reimbursement of Servicing
                    Advances; Payment of Certain Expenses; Obligations of the Trustee and any Fiscal Agent Regarding
                    Back-up Servicing Advances...............................................................................156
SECTION 3.12.    Property Inspections; Collection of Financial Statements; Delivery of Certain Reports.......................164
SECTION 3.13.    Annual Statement as to Compliance...........................................................................169
SECTION 3.14.    Reports by Independent Public Accountants...................................................................169
SECTION 3.15.    Access to Certain Information...............................................................................170
SECTION 3.16.    Title to REO Property; REO Account..........................................................................171
SECTION 3.17.    Management of REO Property..................................................................................173
SECTION 3.18.    Fair Value Option; Sale of REO Properties...................................................................175
SECTION 3.19.    Additional Obligations of Master Servicer...................................................................181
SECTION 3.20.    Modifications, Waivers, Amendments and Consents.............................................................185
SECTION 3.21.    Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping..........................191
SECTION 3.22.    Sub-Servicing Agreements....................................................................................192
SECTION 3.23.    Controlling Class Representative............................................................................195


                                      -ii-

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
Section                                                                                                                     Page
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
SECTION 3.24.    Certain Rights and Powers of the Controlling Class Representative...........................................196
SECTION 3.25.    Replacement of Special Servicer.............................................................................199
SECTION 3.26.    Application of Default Charges..............................................................................200
SECTION 3.27.    Servicing of the Great Lakes Crossing Total Mortgage Loan and the Ritz-Carlton Key Biscayne Pooled
                    Mortgage Loan............................................................................................201

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

SECTION 4.01.    Distributions...............................................................................................209
SECTION 4.02.    Statements to Certificateholders; Certain Other Reports.....................................................222
SECTION 4.03.    P&I Advances................................................................................................224
SECTION 4.04.    Allocation of Realized Losses and Additional Trust Fund Expenses............................................227
SECTION 4.05.    Calculations................................................................................................229

                                    ARTICLE V

                                THE CERTIFICATES

SECTION 5.01.    The Certificates............................................................................................230
SECTION 5.02.    Registration of Transfer and Exchange of Certificates.......................................................231
SECTION 5.03.    Book-Entry Certificates.....................................................................................239
SECTION 5.04.    Mutilated, Destroyed, Lost or Stolen Certificates...........................................................240
SECTION 5.05.    Persons Deemed Owners.......................................................................................240
SECTION 5.06.    Certification by Certificateholders and Certificate Owners..................................................240

                                   ARTICLE VI

           THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER

SECTION 6.01.    Liability of the Depositor, the Master Servicer and the Special Servicer....................................242
SECTION 6.02.    Merger, Consolidation or Conversion of the Depositor, the Master Servicer or the Special Servicer...........242
SECTION 6.03.    Limitation on Liability of the Depositor, the Master Servicer and the Special Servicer......................242
SECTION 6.04.    Resignation of the Master Servicer and the Special Servicer.................................................244
SECTION 6.05.    Rights of the Depositor and the Trustee in Respect of the Master Servicer and the Special Servicer..........244
SECTION 6.06.    Master Servicer and Special Servicer May Own Certificates...................................................245

                                   ARTICLE VII

                                     DEFAULT

SECTION 7.01.    Events of Default..........................................................................................247
SECTION 7.02.    Trustee to Act; Appointment of Successor...................................................................250


                                     -iii-

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Section                                                                                                                     Page
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
SECTION 7.03.    Notification to Certificateholders..........................................................................251
SECTION 7.04.    Waiver of Events of Default.................................................................................251
SECTION 7.05.    Additional Remedies of Trustee Upon Event of Default........................................................252

                                  ARTICLE VIII

                                   THE TRUSTEE

SECTION 8.01.    Duties of Trustee...........................................................................................253
SECTION 8.02.    Certain Matters Affecting the Trustee.......................................................................254
SECTION 8.03.    Trustee and Fiscal Agent not Liable for Validity or Sufficiency of Certificates or Pooled Mortgage Loans....256
SECTION 8.04.    Trustee and Fiscal Agent May Own Certificates...............................................................256
SECTION 8.05.    Fees and Expenses of Trustee; Indemnification of and by Trustee and Fiscal Agent............................256
SECTION 8.06.    Eligibility Requirements for Trustee........................................................................258
SECTION 8.07.    Resignation and Removal of Trustee..........................................................................259
SECTION 8.08.    Successor Trustee...........................................................................................260
SECTION 8.09.    Merger or Consolidation of Trustee..........................................................................260
SECTION 8.10.    Appointment of Co-Trustee or Separate Trustee...............................................................260
SECTION 8.11.    Appointment of Custodians...................................................................................261
SECTION 8.12.    Access to Certain Information...............................................................................262
SECTION 8.13.    Appointment of Fiscal Agent.................................................................................263
SECTION 8.14.    Filings with the Securities and Exchange Commission.........................................................265

                                   ARTICLE IX

                                   TERMINATION

SECTION 9.01.    Termination Upon Repurchase or Liquidation of All Pooled Mortgage Loans.....................................271
SECTION 9.02.    Additional Termination Requirements.........................................................................273

                                   ARTICLE X

                            ADDITIONAL TAX PROVISIONS

SECTION 10.01.   Tax Administration..........................................................................................275
SECTION 10.02.   Depositor, Master Servicer, Special Servicer and Fiscal Agent to Cooperate with Trustee.....................278

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

SECTION 11.01.   Amendment...................................................................................................279
SECTION 11.02.   Recordation of Agreement; Counterparts......................................................................280


                                      -iv-

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
Section                                                                                                                     Page
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
SECTION 11.03.   Limitation on Rights of Certificateholders, Holder of the Great Lakes Crossing Companion Mortgage Loan
                    and B-Note Mortgage Loan Holders.........................................................................281
SECTION 11.04.   Governing Law...............................................................................................282
SECTION 11.05.   Notices.....................................................................................................282
SECTION 11.06.   Severability of Provisions..................................................................................283
SECTION 11.07.   Successors and Assigns; Beneficiaries.......................................................................283
SECTION 11.08.   Article and Section Headings................................................................................283
SECTION 11.09.   Notices to and from the Rating Agencies and the Depositor...................................................283
SECTION 11.10.   Notices to Controlling Class Representative.................................................................285
SECTION 11.11.   Complete Agreement..........................................................................................286

                                    EXHIBITS

EXHIBIT A-1    Form of Class A-X and Class A-SP Certificates
EXHIBIT A-2    Form of Class A-1, Class A-2, Class A-3, Class A-4, Class B,
                  Class C, Class D and Class E Certificates
EXHIBIT A-3    Form of Class F, Class G, Class H, Class J, Class K, Class
                  L, Class M, Class N, Class O, Class P, Class GLC and Class RCKB Certificates
EXHIBIT A-4    Form of Class V-1, Class V-2, Class V-3 and Class V-4
                  Certificates
EXHIBIT A-5    Form of Class R Certificates
EXHIBIT B-1    Schedule of Pooled Column Mortgage Loans
EXHIBIT B-2    Schedule of Pooled KeyBank Mortgage Loans
EXHIBIT B-3    Schedule of Exceptions to Mortgage File Delivery
EXHIBIT B-4    Form of Custodial Certification
EXHIBIT B-5    Schedule of Pooled Mortgage Loans in Loan REMICs
EXHIBIT C-1    List of Additional Collateral Pooled Mortgage Loans
EXHIBIT C-2    List of Pooled Mortgage Loans with Related Mezzanine Loans
EXHIBIT C-3    List of Pooled Mortgage Loans Covered by Environmental Insurance
EXHIBIT D-1    Form of Master Servicer Request for Release
EXHIBIT D-2    Form of Special Servicer Request for Release
EXHIBIT E-1    Form of Trustee Report
EXHIBIT E-2    Form of Payments Received After Determination Date Report
EXHIBIT E-3    Form of Special Reconciliation Report
EXHIBIT F-1A   Form I of Transferor Certificate for Transfers of Non-Registered
                  Certificates
EXHIBIT F-1B   Form II of Transferor Certificate for Transfers of Non-Registered
                  Certificates
EXHIBIT F-1C   Form of Transferor Certificate for Certain Transfers of Interests
                  in Rule 144A Global Certificates
EXHIBIT F-1D   Form of Transferor Certificate for Certain Transfers of Interests
                  in Regulation S Global Certificates
EXHIBIT F-2A   Form I of Transferee Certificate for Transfers of Non-Registered
                  Certificates Held in Physical Form
EXHIBIT F-2B   Form II of Transferee Certificate for Transfers of Non-Registered
                  Certificates Held in Physical Form
EXHIBIT F-2C   Form I of Transferee Certificate for Transfers of Interests in
                  Global Certificates for Classes of Non-Registered Certificates
EXHIBIT F-2D   Form II of Transferee Certificate for Transfers of Interests in
                  Global Certificates for Classes of Non-Registered Certificates
EXHIBIT G-1    Form of Transferee Certificate in Connection with ERISA
                  (Non-Registered Certificates and Non-Investment Grade Certificates Held in Physical Form)
EXHIBIT G-2    Form of Transferee Certificate in Connection with ERISA
                  (Non-Registered Certificates Held in Book-Entry Form)
EXHIBIT H-1    Form of Transfer Affidavit and Agreement for Transfers of Class R
                  Certificates
EXHIBIT H-2    Form of Transferor Certificate for Transfers of Class R
                  Certificates
EXHIBIT I      Form of Acknowledgment of Proposed Special Servicer
EXHIBIT J      Form of Affidavit of Lost Note
EXHIBIT K-1    Information Request from Certificateholder or Certificate Owner
EXHIBIT K-2    Information Request from Prospective Investor
EXHIBIT L      Schedule of Designated Sub-Servicers
EXHIBIT M      Form of Sarbanes-Oxley Certification
EXHIBIT N      Schedule of Reference Rates
EXHIBIT O      Form of UCC Financing Statement
EXHIBIT P      Forms of Letters of Representations

          This Pooling and Servicing Agreement is dated and effective as of April 11, 2003, among CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., as Depositor, KEYCORP REAL ESTATE CAPITAL MARKETS, INC. d/b/a KEYBANK REAL ESTATE CAPITAL, as Master Servicer and Special Servicer, and WELLS FARGO BANK MINNESOTA, N.A., as Trustee.


                             PRELIMINARY STATEMENT:

          Column Financial, Inc. (together with its successors in interest, "Column") has sold to Credit Suisse First Boston Mortgage Securities Corp. (together with its successors in interest, the "Depositor"), pursuant to the Mortgage Loan Purchase Agreement dated as of March 27, 2003 (as such may from time to time hereafter be amended, modified, supplemented and/or restated, the "First Mortgage Loan Purchase Agreement"), between Column, as seller, and the Depositor, as purchaser, those mortgage loans initially identified on the schedule attached hereto as Exhibit B-1 (such mortgage loans, the "Original Pooled Column Mortgage Loans").

          Column has also sold to the Depositor, pursuant to the Mortgage Loan Purchase Agreement dated as of March 27, 2003 (as such may from time to time hereafter be amended, modified, supplemented and/or restated, the "Second Mortgage Loan Purchase Agreement"), between Column, as seller, KeyBank National Association (together with its successors in interest, "KeyBank"), as additional party, and the Depositor, as purchaser, those mortgage loans initially identified on the schedule attached hereto as Exhibit B-2 (such mortgage loans, the "Original Pooled KeyBank Mortgage Loans").

          The Depositor desires, among other things, to: (i) establish a trust fund, consisting primarily of the Original Pooled Column Mortgage Loans and the Original Pooled KeyBank Mortgage Loans (collectively, the "Original Pooled Mortgage Loans") and certain related rights, funds and property; (ii) cause the issuance of mortgage pass-through certificates in multiple classes, which certificates will, in the aggregate, evidence the entire beneficial ownership interest in such trust fund; and (iii) provide for the servicing and administration of the mortgage loans, including the Original Pooled Mortgage Loans, and the other assets that from time to time constitute part of such trust fund.

          Wells Fargo Bank Minnesota, N.A. (together with its successors in interest, "Wells Fargo") desires to act as "Trustee" hereunder; and KeyCorp Real Estate Capital Markets, Inc. d/b/a KeyBank Real Estate Capital (together with its successors in interest, "KRECM") desires to act as "Master Servicer" and "Special Servicer" hereunder.

          In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                  DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES;
              CERTAIN CALCULATIONS IN RESPECT OF THE MORTGAGE POOL

          SECTION 1.01. Defined Terms.

          Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this
Section 1.01, subject to modification in accordance with Section 1.04.

          "30/360 Basis" shall mean the accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

          "A/B Intercreditor Agreement" shall mean, with respect to each A/B Mortgage Loan Pair, the related Intercreditor Agreement Among Note Holders by and between either Column or KeyBank, as applicable, as the initial holder of the related Pooled A-Note Mortgage Loan, and CBA-Mezzanine Capital Finance, LLC, as the initial holder of the related B-Note Mortgage Loan.

          "A/B Material Default" shall mean, with respect to any A/B Mortgage Loan Pair, a "Material Default" under, and within the meaning of, the related A/B Intercreditor Agreement.

          "A/B Mortgage Loan Pair" shall mean any Pooled A-Note Mortgage Loan, together with the related B-Note Mortgage Loan.

          "A/B Mortgage Loan Pair Custodial Account" shall mean, with respect to any A/B Mortgage Loan Pair, the segregated account or accounts (or, subject to Section 3.04(h), the sub-account) created and maintained by the Master Servicer pursuant to Section 3.04(e) in the name of the Trustee on behalf of the Certificateholders and the related B-Note Mortgage Loan Holder, which, subject to Section 3.04(h), shall be entitled "[name of Master Servicer], as Master Servicer, in trust for [name of Trustee], on behalf of Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CK2 and [name of the related B-Note Mortgage Loan Holder], as their interests may appear". Any such account or accounts shall be an Eligible Account (or, subject to Section 3.04(h), a sub-account of an Eligible Account) and, only to the extent of amounts therein relating to the subject Pooled A-Note Mortgage Loan, shall be part of REMIC I.

          "Actual/360 Basis" shall mean the accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable recurring accrual period) in a year assumed to consist of 360 days.

          "Additional Collateral" shall mean any non-real property collateral (including any Letter of Credit) pledged and/or delivered by or on behalf of the related Borrower and held by the related Mortgagee to secure payment on any Pooled Mortgage Loan identified on Exhibit C-1 hereto.

          "Additional Master Servicing Compensation" shall have the meaning assigned thereto in Section 3.11(b).

          "Additional Special Servicing Compensation" shall have the meaning assigned thereto in Section 3.11(d).

          "Additional Sully Place Yield Maintenance Amount" shall mean, in connection with the repurchase of the Sully Place Pooled Mortgage Loan (which is an Exhibit B-5 Mortgage Loan) as a result of Early Defeasance with respect thereto, an amount equal to (1) the present value, as of the date of repurchase, of the remaining scheduled payments of principal and interest from the date of repurchase through the related Anticipated Repayment Date (together with the entire amount of the unpaid principal balance scheduled to be outstanding with respect to the Sully Place Pooled Mortgage Loan as of the related Anticipated Repayment Date, after application of the scheduled payment of principal and interest to be due on such date), determined by discounting such payments and such principal amount at the Special Discount Rate, less (2) the unpaid principal balance of the Sully Place Pooled Mortgage Loan as of the date of repurchase. For purposes of the foregoing only, the term "Special Discount Rate" shall mean the rate that, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. For purposes of the foregoing only, the term "Treasury Rate" shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the date of repurchase, of U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximating the Anticipated Repayment Date for the Sully Place Pooled Mortgage Loan. If Release H.15 is no longer published, the Master Servicer will select a comparable publication to determine the Treasury Rate.

          "Additional Sully Place Yield Maintenance Contract Right" shall mean the right to receive any Additional Sully Place Yield Maintenance Amount in connection with any repurchase of the Sully Place Pooled Mortgage Loan as a result of any Early Defeasance with respect thereto.

          "Additional Trust Fund Expense" shall mean any expense (other than Master Servicing Fees and Trustee Fees) experienced with respect to the Trust Fund and not otherwise included in the calculation of a Realized Loss that would result in the Holders of any Class of REMIC III Regular Interest Certificates receiving less than the total of their Current Interest Distribution Amount, Carryforward Interest Distribution Amount and Principal Distribution Amount for any Distribution Date.

          "Additional Yield Amount" shall have the meanings, as applicable, assigned thereto in Section 4.01(d).

          "Adjusted REMIC II Remittance Rate" shall mean, with respect to any REMIC II Regular Interest (other than REMIC II Regular Interest GLC and REMIC II Regular Interest RCKB), for any Interest Accrual Period, the rate per annum specified below:

          (a) with respect to REMIC II Regular Interest A-1-1, for any Interest Accrual Period, 3.006% per annum;

          (b) with respect to REMIC II Regular Interest A-1-2, (i) for any Interest Accrual Period from and including the April 2003 Interest Accrual Period through and including the March 2004 Interest Accrual Period, an annual rate equal to the greater of (A) 3.006% per annum and (B) the Reference Rate for the related Distribution Date, and (ii) for any Interest Accrual Period subsequent to the March 2004 Interest Accrual Period, 3.006% per annum;

          (c) with respect to REMIC II Regular Interest A-1-3, (i) for any Interest Accrual Period from and including the April 2003 Interest Accrual Period through and including the March 2005 Interest Accrual Period, an annual rate equal to the greater of (A) 3.006% per annum and (B) the Reference Rate for the related Distribution Date, and (ii) for any Interest Accrual Period subsequent to the March 2005 Interest Accrual Period, 3.006% per annum;

          (d) with respect to REMIC II Regular Interest A-2-1, (i) for any Interest Accrual Period from and including the April 2003 Interest Accrual Period through and including the March 2005 Interest Accrual Period, an annual rate equal to the greater of (A) 3.861% per annum and (B) the Reference Rate for the related Distribution Date, and (ii) for any Interest Accrual Period subsequent to the March 2005 Interest Accrual Period, 3.861% per annum;

          (e) with respect to REMIC II Regular Interest A-2-2, (i) for any Interest Accrual Period from and including the April 2003 Interest Accrual Period through and including the March 2006 Interest Accrual Period, an annual rate equal to the greater of (A) 3.861% per annum and (B) the Reference Rate for the related Distribution Date, and (ii) for any Interest Accrual Period subsequent to the March 2006 Interest Accrual Period, 3.861% per annum;

          (f) with respect to REMIC II Regular Interest A-2-3, (i) for any Interest Accrual Period from and including the April 2003 Interest Accrual Period through and including the March 2007 Interest Accrual Period, an annual rate equal to the greater of (A) 3.861% per annum and (B) the Reference Rate for the related Distribution Date, and (ii) for any Interest Accrual Period subsequent to the March 2007 Interest Accrual Period, 3.861% per annum;

          (g) with respect to REMIC II Regular Interest A-3-1, (i) for any Interest Accrual Period from and including the April 2003 Interest Accrual Period through and including the March 2007 Interest Accrual Period, an annual rate equal to the greater of (A) 4.666% per annum and (B) the Reference Rate for the related Distribution Date, and (ii) for any Interest Accrual Period subsequent to the March 2007 Interest Accrual Period, 4.666% per annum;

          (h) with respect to REMIC II Regular Interest A-3-2, (i) for any Interest Accrual Period from and including the April 2003 Interest Accrual Period through and including the March 2008 Interest Accrual Period, an annual rate equal to the greater of (A) 4.666% per annum and (B) the Reference Rate for the related Distribution Date, and (ii) for any Interest Accrual Period subsequent to the March 2008 Interest Accrual Period, 4.666% per annum;

          (i) with respect to REMIC II Regular Interest A-3-3, (i) for any Interest Accrual Period from and including the April 2003 Interest Accrual Period through and including the March 2009 Interest Accrual Period, an annual rate equal to the greater of (A) 4.666% per annum and (B) the Reference Rate for the related Distribution Date, and (ii) for any Interest Accrual Period subsequent to the March 2009 Interest Accrual Period, 4.666% per annum;

          (j) with respect to REMIC II Regular Interest A-4-1, (i) for any Interest Accrual Period from and including the April 2003 Interest Accrual Period through and including the March 2009 Interest Accrual Period, an annual rate equal to the greater of (A) 4.801% per annum and (B) the Reference Rate for the related Distribution Date, and (ii) for any Interest Accrual Period subsequent to the March 2009 Interest Accrual Period, 4.801% per annum;

          (k) with respect to REMIC II Regular Interest A-4-2, (i) for any Interest Accrual Period from and including the April 2003 Interest Accrual Period through and including the March 2010 Interest Accrual Period, an annual rate equal to the greater of (A) 4.801% per annum and (B) the Reference Rate for the related Distribution Date, and (ii) for any Interest Accrual Period subsequent to the March 2010 Interest Accrual Period, 4.801% per annum;

          (l) with respect to REMIC II Regular Interest B, (i) for any Interest Accrual Period from and including the April 2003 Interest Accrual Period through and including the March 2010 Interest Accrual Period, an annual rate equal to the greater of (A) 4.918% per annum and (B) the Reference Rate for the related Distribution Date, and (ii) for any Interest Accrual Period subsequent to the March 2010 Interest Accrual Period, 4.918% per annum;

          (m) with respect to REMIC II Regular Interest C, (i) for any Interest Accrual Period from and including the April 2003 Interest Accrual Period through and including the March 2010 Interest Accrual Period, an annual rate equal to the greater of (A) 4.958% per annum and (B) the Reference Rate for the related Distribution Date, and (ii) for any Interest Accrual Period subsequent to the March 2010 Interest Accrual Period, 4.958% per annum;

          (n) with respect to REMIC II Regular Interest D, (i) for any Interest Accrual Period from and including the April 2003 Interest Accrual Period through and including the March 2010 Interest Accrual Period, an annual rate equal to the greater of (A) 5.027% per annum and (B) the Reference Rate for the related Distribution Date, and (ii) for any Interest Accrual Period subsequent to the March 2010 Interest Accrual Period, 5.027% per annum;

          (o) with respect to REMIC II Regular Interest E, (i) for any Interest Accrual Period from and including the April 2003 Interest Accrual Period through and including the March 2010 Interest Accrual Period, an annual rate equal to the greater of (A) 5.118% per annum and (B) the Reference Rate for the related Distribution Date, and (ii) for any Interest Accrual Period subsequent to the March 2010 Interest Accrual Period, 5.118% per annum;

          (p) with respect to REMIC II Regular Interest F, (i) for any Interest Accrual Period from and including the April 2003 Interest Accrual Period through and including the March 2010 Interest Accrual Period, an annual rate (in no event in excess of the REMIC II Remittance Rate in effect for REMIC II Regular Interest F for such Interest Accrual Period) equal to the greater of (A) 5.641% per annum and (B) the Reference Rate for such Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the March 2010 Interest Accrual Period, an annual rate equal to the lesser of (X) 5.641% per annum and (Y) the REMIC II Remittance Rate in effect for REMIC II Regular Interest F for such Interest Accrual Period;

          (q) with respect to REMIC II Regular Interest G, (i) for any Interest Accrual Period from and including the April 2003 Interest Accrual Period through and including the March 2010 Interest Accrual Period, an annual rate (in no event in excess of the REMIC II Remittance Rate in effect for REMIC II Regular Interest G for such Interest Accrual Period) equal to the greater of (A) 5.744% per annum and (B) the Reference Rate for such Interest Accrual Period, and (ii) for any Interest Accrual Period subsequent to the March 2010 Interest Accrual Period, an annual rate equal to the lesser of (X) 5.744% per annum and (Y) the REMIC II Remittance Rate in effect for REMIC II Regular Interest G for such Interest Accrual Period;

          (r) with respect to REMIC II Regular Interest H, for any Interest Accrual Period, an annual rate equal to the REMIC II Remittance Rate in effect for REMIC II Regular Interest H for such Interest Accrual Period;

          (s) with respect to REMIC II Regular Interest J, for any Interest Accrual Period, 4.898% per annum;

          (t) with respect to REMIC II Regular Interest K, for any Interest Accrual Period, 4.898% per annum;

          (u) with respect to REMIC II Regular Interest L, for any Interest Accrual Period, 4.898% per annum;

          (v) with respect to REMIC II Regular Interest M, for any Interest Accrual Period, 4.898% per annum;

          (w) with respect to REMIC II Regular Interest N, for any Interest Accrual Period, 4.898% per annum;

          (x) with respect to REMIC II Regular Interest O for any Interest Accrual Period, 4.898% per annum; and

          (y) with respect to REMIC II Regular Interest P for any Interest Accrual Period, 4.898% per annum.

          "Administrative Fee Rate" shall mean, with respect to each Pooled Mortgage Loan (and any successor Pooled REO Loan with respect thereto), the sum of the related Master Servicing Fee Rate, plus the Trustee Fee Rate.

          "Advance" shall mean any P&I Advance or Servicing Advance.

          "Advance Interest" shall mean the interest accrued on any Advance at the Reimbursement Rate, which is payable to the party hereto that made that Advance, all in accordance with Section 3.11(g) or Section 4.03(e), as applicable.

          "Adverse Grantor Trust Event" shall mean either: (i) any impairment of the status of any Grantor Trust Pool as a Grantor Trust; or (ii) the imposition of a tax upon any Grantor Trust Pool or any of its assets or transactions.

          "Adverse Rating Event" shall mean, with respect to any Class of Rated Certificates and each Rating Agency that has assigned a rating thereto, as of any date of determination, the qualification, downgrade or withdrawal of the rating then assigned to such Class of Rated Certificates by such Rating Agency (or the placing of such Class of Rated Certificates on "negative credit watch" status in contemplation of any such action with respect thereto).

          "Adverse REMIC Event" shall mean either: (i) any impairment of the status of any REMIC Pool as a REMIC; or (ii) except as permitted by Section 3.17(a), the imposition of a tax upon any REMIC Pool or any of its assets or transactions (including the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions set forth in Section 860G(d) of the Code).

          "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agreement" shall mean this Pooling and Servicing Agreement, as it may be amended, modified, supplemented or restated following the Closing Date.

          "A.M. Best" shall mean A.M. Best Company or its successor in interest.

          "Annual Accountants' Report" shall have the meaning assigned thereto in Section 3.14.

          "Annual Performance Certification" shall have the meaning assigned thereto in Section 3.13.

          "Anticipated Repayment Date" shall mean, with respect to any ARD Mortgage Loan, the date specified in the related Mortgage Note, as of which Post-ARD Additional Interest shall begin to accrue on such Mortgage Loan, which date is prior to the Stated Maturity Date for such Mortgage Loan.

          "Appraisal" shall mean, with respect to any Mortgaged Property or REO Property as to which an appraisal is required to be performed pursuant to the terms of this Agreement, a narrative appraisal complying with USPAP (or, in the case of a Pooled Mortgage Loan or a Pooled REO Loan with a Stated Principal Balance as of the date of such appraisal of $2,000,000 or less, unless the Controlling Class Representative permits or requires a narrative appraisal complying with USPAP, either a limited appraisal, a summary report or an internal valuation prepared by the Special Servicer) that (i) indicates the "market value" of the subject property (within the meaning of 12 CFR Section 225.62(g)) and (ii) is conducted by a Qualified Appraiser (except that, in the case of a Pooled Mortgage Loan or a Pooled REO Loan with a Stated Principal Balance as of the date of such appraisal of $2,000,000 or less, unless the Controlling Class Representative permits or requires the use of an Independent Qualified Appraiser, the Person performing such limited appraisal, summary report or internal valuation shall be an employee of the Special Servicer, which employee need not be a Qualified Appraiser but shall have experience in assessing the value of commercial and/or multifamily properties, as the case may
be).

          "Appraisal Reduction Amount" shall mean, with respect to any Required Appraisal Loan, an amount (calculated as of the Determination Date immediately following the later of (i) the date on which the most recent relevant Appraisal acceptable for purposes of Section 3.19(c) hereof was obtained by the Special Servicer pursuant to this Agreement and (ii) the date of the most recent Appraisal Trigger Event with respect to such Required Appraisal Loan) equal to the excess, if any, of:

          (1) the sum of (a) the Stated Principal Balance of such Required Appraisal Loan as of such Determination Date, (b) to the extent not previously advanced by or on behalf of the Master Servicer, the Trustee or any Fiscal Agent, all unpaid interest (net of Default Interest and, in the case of a Pooled ARD Mortgage Loan (or any successor Pooled REO Loan with respect thereto) after its Anticipated Repayment Date, Post-ARD Additional Interest) accrued on such Required Appraisal Loan through the most recent Due Date prior to such Determination Date, (c) all unpaid Special Servicing Fees accrued with respect to such Required Appraisal Loan, (d) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent with respect to such Required Appraisal Loan, together with all unpaid Advance Interest accrued on such Advances, and (e) all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as applicable; over

          (2) the sum of (x) the excess, if any, of (i) 90% of the Appraised Value of the related Mortgaged Property or REO Property, as applicable, as determined by the most recent relevant Appraisal acceptable for purposes of
     Section 3.19(c) hereof, over (ii) the amount of any obligation(s) secured by any liens on such Mortgaged Property or REO Property, as applicable, that are prior to the lien of such Required Appraisal Loan, and (y) any Escrow Payments, Reserve Funds and/or Letters of Credit held by the Master Servicer or the Special Servicer with respect to such Required Appraisal Loan, the related Mortgaged Property or any related REO Property (exclusive of any such Escrow Payments and Reserve Funds, the application of which was assumed in determining the Appraised Value of the related Mortgaged Property or REO Property, as applicable, referred to in clause (2)(x)(i) of this definition).

          Notwithstanding the foregoing, if (i) an Appraisal Trigger Event occurs with respect to any Pooled Mortgage Loan, (ii) either (A) no Appraisal has been obtained or conducted, as applicable, in accordance with Section 3.19(c), with respect to the related Mortgaged Property during the 12-month period prior to the date of such Appraisal Trigger Event or (B) there shall have occurred since the date of the most recent Appraisal a material change in the circumstances surrounding the related Mortgaged Property that would, in the Special Servicer's judgment, materially affect the value of the property as reflected in such Appraisal, and (iii) no new Appraisal is obtained or conducted, as applicable in accordance with Section 3.19(c), by the earlier of the 60th day after such Appraisal Trigger Event and the date on which such Pooled Mortgage Loan first becomes 120 days delinquent as to any Monthly Payment, then (x) until such new Appraisal is obtained or conducted, as applicable in accordance with Section 3.19(c), the Appraisal Reduction Amount shall equal 25% of the Stated Principal Balance of such Required Appraisal Loan, and (y) upon receipt or performance, as applicable in accordance with Section 3.19(c), of such new Appraisal by the Special Servicer, the Appraisal Reduction Amount for such Required Appraisal Loan will be recalculated in accordance with the preceding sentence of this definition.

          Also notwithstanding the foregoing, in the case of the Great Lakes Crossing Pooled Mortgage Loan and the Great Lakes Crossing Companion Mortgage Loan (or any successor REO Loans with respect thereto), any Appraisal Reduction Amount will be calculated based on the Great Lakes Crossing Total Mortgage Loan as if it was a single Pooled Mortgage Loan or Pooled REO Loan, as applicable, and such amount will then be allocated between the Great Lakes Crossing Pooled Mortgage Loan (or any successor REO Loan with respect thereto) and the Great Lakes Crossing Companion Mortgage Loan (or any successor REO Loan with respect thereto) on a pro rata basis in accordance with the respective principal balances thereof.

          "Appraisal Trigger Event" shall mean, with respect to the Great Lakes Crossing Companion Mortgage Loan or any Pooled Mortgage Loan, any of the following events:

          (i) such Mortgage Loan (or, in the case of the Great Lakes Crossing Companion Mortgage Loan, the related Pooled Mortgage Loan) becomes a Modified Pooled Mortgage Loan;

          (ii) any Monthly Payment (other than any Balloon Payment) with respect to such Mortgage Loan remains unpaid for 60 days;

          (iii) any Balloon Payment with respect to such Mortgage Loan remains unpaid for 90 days past the Due Date for such payment (or, if the related Borrower has delivered to the Master Servicer a refinancing commitment reasonably acceptable to the Special Servicer, for such longer period, not to exceed 150 days beyond the related maturity date, during which the refinancing would occur);

          (iv) the passage of 60 days after the Special Servicer receives notice that the Borrower under such Mortgage Loan has become the subject of bankruptcy, insolvency or similar proceedings, which proceedings remain undischarged and undismissed at the end of such 60 days;

          (v) the passage of 60 days after the Special Servicer receives notice that a receiver or similar official is appointed with respect to the related Mortgaged Property; provided that such receiver or similar official continues in that capacity at the end of such 60 days; and

          (vi) the related Mortgaged Property becomes an REO Property.

          "Appraised Value" shall mean, with respect to each Mortgaged Property or REO Property, the appraised value thereof (as is) based upon the most recent Appraisal obtained or conducted, as appropriate, pursuant to this Agreement.

          "ARD Mortgage Loan" shall mean a Mortgage Loan that provides for the accrual of Post-ARD Additional Interest thereon if such Mortgage Loan is not paid in full on or prior to its Anticipated Repayment Date.

          "Assignment of Leases" shall mean, with respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the related Borrower in connection with the origination of the related Mortgage Loan(s), as such assignment may be amended, modified, renewed or extended through the date hereof and from time to time hereafter.

          "Assumed Monthly Payment" shall mean:

          (a) with respect to any Pooled Balloon Mortgage Loan delinquent in respect of its Balloon Payment beyond the Determination Date immediately following its scheduled maturity date (as such date may be extended in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20), for that scheduled maturity date and for each subsequent Due Date as of which such Pooled Mortgage Loan remains outstanding and part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due with respect to such Pooled Mortgage Loan on such Due Date equal to the amount that would have been due in respect thereof on such Due Date (other than any Default Interest) if such Pooled Mortgage Loan had been required to continue to accrue interest in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any), in effect immediately prior to, and without regard to the occurrence of, such maturity date; and

          (b) with respect to any REO Loan, for any Due Date as of which the related REO Property (or any interest therein) remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly Payment (or, in the case of a Pooled Balloon Mortgage Loan described in clause (a) of this definition, the Assumed Monthly Payment) that was due (or deemed due) with respect to the related Mortgage Loan on the last Due Date prior to its becoming an REO Loan.

          "ASTM" shall mean the American Society for Testing and Materials.

          "B-Note Mortgage Loan" shall mean, with respect to each Pooled A-Note Mortgage Loan, the other mortgage loan that (i) is not included in the Trust Fund, (ii) is subordinate in right of payment to such Pooled A-Note Mortgage Loan to the extent set forth in the related A/B Intercreditor Agreement and
(iii) is secured by the same Mortgage on the same Mortgaged Property as such Pooled A-Note Mortgage Loan.

          "B-Note Mortgage Loan Holder" shall mean, with respect to any B-Note Mortgage Loan, CBA-Mezzanine Capital Finance, LLC, or its successors and assigns, as the holder of such B-Note Mortgage Loan.

          "Balloon Mortgage Loan" shall mean any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date (or, in the case of a Replacement Pooled Mortgage Loan, as of the related date of substitution) provides for an amortization schedule extending beyond its Stated Maturity Date and as to which, in accordance with such terms, a Balloon Payment is due on its Stated Maturity Date.

          "Balloon Payment" shall mean any Monthly Payment payable on a Mortgage Loan at scheduled maturity that is at least six times as large as the normal Monthly Payment due on such Pooled Mortgage Loan.

          "Bankruptcy Code" shall mean the federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

          "Base Prospectus" shall mean that certain prospectus dated March 27, 2003, relating to trust funds established by the Depositor and publicly offered mortgage pass-through certificates evidencing interests therein.

          "Book-Entry Certificate" shall mean any Certificate registered in the name of the Depositary or its nominee.

          "Book-Entry Non-Registered Certificate" shall mean any Non-Registered Certificate that constitutes a Book-Entry Certificate.

          "Borrower" shall mean, individually and collectively, as the context may require, the obligor or obligors under a Mortgage Loan, including any Person that has not signed the related Mortgage Note but owns an interest in the related Mortgaged Property, which interest has been encumbered to secure such Mortgage Loan.

          "Breach" shall mean, with respect to any Pooled Mortgage Loan, any breach of representation or warranty made with respect thereto by Column pursuant to Section 4(b) or 4(d) of the First Mortgage Loan Purchase Agreement or by KeyBank pursuant to Section 4(b) or 4(d) of the Second Mortgage Loan Purchase Agreement.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Minneapolis, Minnesota, the city in which the Primary Servicing Offices of the Master Servicer or the Special Servicer are located or the city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to remain closed.

          "Carryforward Interest Distribution Amount" shall have:

          (a) with respect to any Loan REMIC Regular Interest for any Distribution Date, the meaning assigned thereto in Section 2.08(g);

          (b) with respect to any REMIC I Regular Interest for any Distribution Date, the meaning assigned thereto in Section 2.10(g);

          (c) with respect to any REMIC II Regular Interest for any Distribution Date, the meaning assigned thereto in Section 2.12(g);

          (d) with respect to any Group A-SP REMIC III Regular Interest or Group A-X REMIC III Regular Interest for any Distribution Date, the meaning assigned thereto in Section 2.14(g); and

          (e) with respect to any Class of REMIC III Regular Interest Certificates for any Distribution Date, the meaning assigned thereto in
     Section 2.14(g).

          "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

          "Certificate" shall mean any one of the Depositor's Series 2003-CK2 Commercial Mortgage Pass-Through Certificates, as executed by the Trustee and authenticated and delivered hereunder by the Certificate Registrar.

          "Certificate Factor" shall mean, with respect to any Class of REMIC III Regular Interest Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the related Class Principal Balance or Class Notional Amount, as the case may be, then outstanding, and the denominator of which is the related Class Principal Balance or Class Notional Amount, as the case may be, outstanding as of the Closing Date.

          "Certificateholder" or "Holder" shall mean the Person in whose name a Certificate is registered in the Certificate Register; provided, however, that:
(i) neither a Disqualified Organization nor a Non-United States Tax Person shall be a "Holder" of, or a "Certificateholder" with respect to, a Class R Certificate for any purpose hereof; and (ii) solely for purposes of giving any consent, approval, direction or waiver pursuant to this Agreement that specifically relates to the rights, duties and/or obligations hereunder of the Depositor, the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent in its respective capacity as such (other than any consent, approval or waiver contemplated by any of Sections 3.23, 3.24 and 3.25), any Certificate registered in the name of such party or in the name of any Affiliate thereof shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that specifically relates to such party has been obtained. The Certificate Registrar shall be entitled to request and conclusively rely upon a certificate of the Depositor, the Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Certificateholders" or "Holders" shall reflect the rights of Certificate Owners only insofar as they may indirectly exercise such rights through the Depositary and the Depositary Participants (except as otherwise specified herein), it being herein acknowledged and agreed that the parties hereto shall be required to recognize as a "Certificateholder" or "Holder" only the Person in whose name a Certificate is registered in the Certificate Register.

          "Certificateholder Reports" shall mean, collectively, the Trustee Report and the CMSA Investor Reporting Package.

          "Certificate Notional Amount" shall mean, with respect to any Interest Only Certificate, as of any date of determination, the then notional principal amount on which such Certificate accrues interest, equal to the product of (a) the then Certificate Factor for the Class of Interest Only Certificates to which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Notional Amount thereof.

          "Certificate Owner" shall mean, with respect to any Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depositary or on the books of a Depositary Participant or on the books of an indirect participating brokerage firm for which a Depositary Participant acts as agent.

          "Certificate Principal Balance" shall mean, with respect to any Principal Balance Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the then Certificate Factor for the Class of Principal Balance Certificates to which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Principal Balance thereof.

          "Certificate Register" and "Certificate Registrar" shall mean the register maintained and the registrar appointed pursuant to Section 5.02.

          "Certification Parties" shall have the meaning assigned thereto in
Section 8.14(b).

          "Certifying Person" shall have the meaning assigned thereto in Section 8.14(b).

          "Class" shall mean, collectively, all of the Certificates bearing the same alphabetic or alphanumeric Class designation and having the same payment terms. The respective Classes of Certificates are designated in Section 5.01(a).

          "Class A-P&I Certificate" shall mean any of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates.

          "Class A-1" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class A-1 Certificates.

          "Class A-1 Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphanumeric Class designation "A-1".

          "Class A-2" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class A-2 Certificates.

          "Class A-2 Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphanumeric Class designation "A-2".

          "Class A-3" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class A-3 Certificates.

          "Class A-3 Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphanumeric Class designation "A-3".

          "Class A-4" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class A-4 Certificates.

          "Class A-4 Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphanumeric Class designation "A-4".

          "Class A-SP" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class A-SP Certificates.

          "Class A-SP Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic Class designation "A-SP".

          "Class A-X" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class A-X Certificates.

          "Class A-X Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic Class designation "A-X".

          "Class A-X/SPPML Sub-Account" shall mean a sub-account of the Distribution Account established pursuant to Section 3.04(b), which sub-account shall constitute an asset of the Trust Fund and Grantor Trust SPPML, but not an asset of any REMIC Pool.

          "Class B" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class B Certificates.

          "Class B Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic Class designation "B".

          "Class C" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class C Certificates.

          "Class C Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic Class designation "C".

          "Class D" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class D Certificates.

          "Class D Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic Class designation "D".

          "Class E" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class E Certificates.

          "Class E Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic Class designation "E".

          "Class F" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class F Certificates.

          "Class F Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic Class designation "F".

          "Class G" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class G Certificates.

          "Class G Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic Class designation "G".

          "Class GLC" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class GLC Certificates.

          "Class GLC Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic Class designation "GLC".

          "Class GLC Directing Certificateholder" shall mean the Certificateholder of the Class GLC Certificates selected by the Holders of more than 50% of the Percentage Interests in the Class GLC Certificates, as certified by the Certificate Registrar from time to time; provided, however, that until a Class GLC Directing Certificateholder is so selected or after receipt of a notice from the Holders of more than 50% of the Percentage Interests in the Class GLC Certificates, that a Class GLC Directing Certificateholder is no longer designated, the Class GLC Certificateholder that beneficially owns the largest aggregate Certificate Principal Balance of the Class GLC Certificates will be the Class GLC Directing Certificateholder.

          "Class GLC Principal Distribution Amount" shall mean, with respect to any Distribution Date, the total amount of principal deemed distributed (or, assuming that the available funds were sufficient, that would have been deemed distributed) to REMIC II with respect to REMIC I Regular Interest GLC-2 on such Distribution Date pursuant to clause fifth of the first paragraph of Section 4.01(1).

          "Class GLC Purchase Date" shall have the meaning assigned thereto in
Section 3.27 of this Agreement.

          "Class GLC Purchase Notice" shall have the meaning assigned thereto in
Section 3.27 of this Agreement.

          "Class GLC Standard Available Distribution Amount" shall mean, with respect to any Distribution Date, that portion of the Standard Available Distribution Amount for such Distribution Date that is equal to the lesser of
(i) the amount deemed distributed to REMIC II with respect to REMIC I Regular Interest GLC-2 on such Distribution Date pursuant to clauses fourth, fifth and sixth of the first paragraph of Section 4.01(l) and (ii) the total of the Interest Distribution Amount, the Principal Distribution Amount and the Loss Reimbursement Amount with respect to the Class GLC Certificates for such Distribution Date.

          "Class H" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class H Certificates.

          "Class H Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic Class designation "H".

          "Class J" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class J Certificates.

          "Class J Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic Class designation "J".

          "Class K" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class K Certificates.

          "Class K Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic Class designation "K".

          "Class L" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class L Certificates.

          "Class L Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic Class designation "L".

          "Class M" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class M Certificates.

          "Class M Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic Class designation "M".

          "Class N" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class N Certificates.

          "Class N Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic Class designation "N".

          "Class Notional Amount" shall mean the aggregate hypothetical or notional amount on which a Class of Interest Only Certificates accrues or is deemed to accrue interest from time to time, as calculated in accordance with
Section 2.14(e); provided that, for Certificateholder/Certificate Owner reporting purposes, the Class Notional Amount of the Class A-SP Certificates shall be calculated in accordance with the Prospectus Supplement.

          "Class O" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class O Certificates.

          "Class O Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic Class designation "O".

          "Class P" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class P Certificates.

          "Class P Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic Class designation "P".

          "Class Principal Balance" shall mean the aggregate principal balance outstanding from time to time of any Class of Principal Balance Certificates, as calculated in accordance with Section 2.14(e).

          "Class R" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class R Certificates.

          "Class R Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic Class designation "R".

          "Class RCKB" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class RCKB Certificates.

          "Class RCKB Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic Class designation "RCKB".

          "Class RCKB Directing Certificateholder" shall mean the
Certificateholder of the Class RCKB Certificates selected by the Holders of more than 50% of the Percentage Interests in the Class RCKB Certificates, as certified by the Certificate Registrar from time to time; provided, however, that until a Class RCKB Directing Certificateholder is so selected or after receipt of a notice from the Holders of more than 50% of the Percentage Interests in the Class RCKB Certificates, that a Class

RCKB Directing Certificateholder is no longer designated, the Class RCKB Certificateholder that beneficially owns the largest aggregate Certificate Principal Balance of the Class RCKB Certificates will be the Class RCKB Directing Certificateholder.

          "Class RCKB Principal Distribution Amount" shall mean, with respect to any Distribution Date, the total amount of principal deemed distributed (or, assuming that the available funds were sufficient, that would have been deemed distributed) to REMIC II with respect to REMIC I Regular Interest RCKB-2 on such Distribution Date pursuant to clause fifth of the second paragraph of Section 4.01(l).

          "Class RCKB Purchase Date" shall have the meaning assigned thereto in
Section 3.27 of this Agreement.

          "Class RCKB Purchase Notice" shall have the meaning assigned thereto in Section 3.27 of this Agreement.

          "Class RCKB Standard Available Distribution Amount" shall mean, with respect to any Distribution Date, that portion of the Standard Available Distribution Amount for such Distribution Date that is equal to the lesser of
(i) the amount deemed distributed to REMIC II with respect to REMIC I Regular Interest RCKB-2 on such Distribution Date pursuant to clauses fourth, fifth and sixth of the second paragraph of Section 4.01(l) and (ii) the total of the Interest Distribution Amount, the Principal Distribution Amount and the Loss Reimbursement Amount with respect to the Class RCKB Certificates for such Distribution Date.

          "Class V-1" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class V-1 Certificates.

          "Class V-1 Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphanumeric Class designation "V-1".

          "Class V-1/2 Sub-Account" shall mean a sub-account of the Distribution Account established pursuant to Section 3.04(b), which sub-account shall constitute an asset of the Trust Fund and Grantor Trust V-1/2, but not an asset of any REMIC Pool.

          "Class V-2" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class V-2 Certificates.

          "Class V-2 Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphanumeric Class designation "V-2".

          "Class V-3" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class V-3 Certificates.

          "Class V-3 Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphanumeric Class designation "V-3".

          "Class V-3/4 Sub-Account" shall mean a sub-account of the Distribution Account established pursuant to Section 3.04(b), which sub-account shall constitute an asset of the Trust Fund and Grantor Trust V-3/4, but not an asset of any REMIC Pool.

          "Class V-4" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class V-4 Certificates.

          "Class V-4 Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphanumeric Class designation "V-4".

          "Clearstream" shall mean Clearstream Banking, societe anonyme, Luxembourg, or any successor.

          "Closing Date" shall mean April 11, 2003.

          "CMSA" shall mean the Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the Trustee, the Special Servicer and the Controlling Class Representative.

          "CMSA Bond Level File" shall mean a monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Collateral Summary File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Comparative Financial Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and in any event, setting forth, among other things, (a) the occupancy and debt service coverage ratio for each Pooled Mortgage Loan or related Mortgaged Property, as applicable, as of the date of the latest financial information (covering no less than twelve (12) consecutive months) available immediately preceding the preparation of such report; and (b) the revenue, expense and net operating income or net cash flow for each of the following periods (to the extent such information is in the Master Servicer's or the Special Servicer's possession or under its control): (i) the most current available year-to-date, (ii) each of the previous two (2) full fiscal years stated separately; and (iii) the "base year" (representing, in the case of any Original Pooled Mortgage Loan, the original analysis of information used as of the Due Date for such Pooled Mortgage Loan in April 2003). For the purposes of the production by the Master Servicer or the Special Servicer of any such report that is required to state information with respect to any Original Pooled Mortgage Loan for any period prior to the related Due Date in April 2003, the Master Servicer or the Special Servicer, as the case may be, may conclusively rely (without independent verification), absent manifest error, on information provided to it by Column or KeyBank, by the related Borrower or (x) in the case of such a report produced by the Master Servicer, by the Special Servicer (if other than the Master Servicer or an Affiliate thereof) and (y) in the case of such a report produced by the Special Servicer, by the Master Servicer (if other than the Special Servicer or an Affiliate thereof).

          "CMSA Delinquent Loan Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Financial File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Historical Liquidation Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Historical Loan Modification and Corrected Mortgage Loan Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Investor Reporting Package" shall mean, collectively:

          (a) the following six electronic files: (i) CMSA Loan Setup File, (ii) CMSA Loan Periodic Update File, (iii) CMSA Property File, (iv) CMSA Bond Level File, (v) CMSA Financial File and (vi) CMSA Collateral Summary File; and

          (b) the following eight supplemental reports: (i) CMSA Delinquent Loan Status Report, (ii) CMSA Historical Loan Modification and Corrected Mortgage Loan Report, (iii) CMSA Historical Liquidation Report, (iv) CMSA REO Status Report, (v) CMSA Operating Statement Analysis Report, (vi) CMSA Comparative Financial Status Report, (vii) CMSA Servicer Watch List and
     (viii) CMSA NOI Adjustment Worksheet.

          "CMSA Loan Periodic Update File" shall mean a monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Loan Setup File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA NOI Adjustment Worksheet" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and in any event, shall present the computations made in accordance with the methodology described in such form to "normalize" the full year net operating income or net cash flow, as applicable, and debt service coverage numbers used in the other reports required by this Agreement.

          "CMSA Operating Statement Analysis Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Property File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA REO Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Servicer Watch List" shall mean, for any Determination Date, a report substantially in the form of, and containing the information called for in, the downloadable form of the

"Servicer Watch List" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Website" shall mean the CMSA's Website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

          "Code" shall mean the Internal Revenue Code of 1986 and regulations promulgated thereunder, including proposed regulations to the extent that, by reason of their proposed effective date, could, as of the date of any determination or opinion as to the tax consequences of any action or proposed action or transaction, be applied to the Trust or the Certificates.

          "Collection Account" shall mean the segregated account or accounts (or, subject to Section 3.04(h), the sub-account) created and maintained by the Master Servicer, pursuant to Section 3.04(a), in trust for the Certificateholders, which, subject to Section 3.04(h), shall be entitled "[name of Master Servicer], as Master Servicer, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CK2, Collection Account".

          "Collection Period" shall mean, with respect to any Distribution Date, the period commencing immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, commencing as of the Closing Date) and ending on and including the Determination Date in the calendar month in which such Distribution Date occurs.

          "Column" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

          "Column Performance Guarantee" shall mean the Guarantee dated as of March 27, 2003, from the Column Performance Guarantor in favor of the Trustee, relating to certain obligations of Column under Section 5 of the First Mortgage Loan Purchase Agreement.

          "Column Performance Guarantor" shall mean Credit Suisse First Boston acting through the Cayman Branch, its successor in interest or any successor guarantor under the Column Performance Guarantee.

          "Commission" shall mean the Securities and Exchange Commission or any successor thereto.

          "Companion REO Loan" shall mean the "Mortgage Loan" deemed for purposes hereof to be outstanding (but outside the Mortgage Pool) with respect to any REO Property in respect of the Great Lakes Crossing Total Mortgage Loan. Any Companion REO Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Monthly Payment and otherwise to have the same terms and conditions as the Great Lakes Crossing Companion Mortgage Loan (such terms and conditions to be applied without regard to the default on the Great Lakes Crossing Companion Mortgage Loan or the subject REO Acquisition). Any Companion REO Loan shall be deemed to have an initial unpaid principal balance equal to the unpaid principal balance of the Great Lakes Crossing Companion Mortgage Loan as of the date of the related REO Acquisition. All Monthly Payments and other amounts due and owing, or deemed to be due and owing, in respect of the Great Lakes Crossing Companion Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of the Companion REO Loan. In addition, all amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent in respect of the Great Lakes Crossing Companion Mortgage Loan as of the date of the related REO Acquisition, including any unpaid or unreimbursed Servicing Fees and Advances (together with any related unpaid Advance Interest), shall continue to be payable or reimbursable in the same priority and manner pursuant to
Section 3.05 and the Great Lakes Crossing Intercreditor Agreement to the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as the case may be, in respect of the Companion REO Loan.

          "Compensating Interest Payment" shall mean, with respect to any Distribution Date, any payment made by the Master Servicer pursuant to Section 3.19(a) to cover Prepayment Interest Shortfalls incurred during the related Collection Period.

          "Component" shall mean any of the components of the Class A-X or Class A-SP Certificates, which components are: (a) in the case of the Class A-X Certificates, the respective Group A-X REMIC III Regular Interests; and (b) in the case of the Class A-SP Certificates, the respective Group A-SP REMIC III Regular Interests.

          "Component Notional Amount" shall mean the hypothetical or notional amount on which any Group A-X REMIC III Regular Interest or Group A-SP REMIC III Regular Interest accrues interest from time to time, as calculated in accordance with Section 2.14(e).

          "Condemnation Proceeds" shall mean all cash amounts actually received by the Trust or by the Master Servicer or the Special Servicer on its behalf in connection with the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, exclusive of any portion thereof required to be released to the related Borrower or any other third-party in accordance with applicable law and/or the terms and conditions of the related Mortgage Loan Documents or any other applicable document.

          "Confidential Offering Circular" shall mean the final Confidential Offering Circular dated March 27, 2003, relating to certain Classes of the Non-Registered Certificates delivered by the Depositor to CSFB LLC as of the Closing Date.

          "Controlling Class" shall mean, as of any date of determination, the Class of Principal Balance Certificates (exclusive of the Class GLC Certificates and the Class RCKB Certificates) with the lowest payment priority pursuant to Sections 4.01(a) and 4.01(b), that has a then outstanding Class Principal Balance that is not less than 25% of its initial Class Principal Balance; provided that, if no Class of Principal Balance Certificates (exclusive of the Class GLC Certificates and the Class RCKB Certificates) has a Class Principal Balance that satisfies the foregoing requirement, then the Controlling Class shall be the Class of Principal Balance Certificates (exclusive of the Class GLC Certificates and the Class RCKB Certificates) with the lowest payment priority pursuant to Sections 4.01(a) and 4.01(b), that has a then outstanding Class Principal Balance greater than zero. For purposes of this definition, all of the Class A-P&I Certificates shall be treated as a single Class and, if appropriate under the terms of this definition, shall collectively constitute the Controlling Class. As of the Closing Date, the Controlling Class shall be the Class P Certificates.

          "Controlling Class Certificateholder" shall mean any Holder of Certificates of the Controlling Class.

          "Controlling Class Representative" shall have the meaning assigned thereto in Section 3.23(a).

          "Corporate Trust Office" shall mean the principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located: (i) for Certificate transfer purposes, at Sixth and Marquette Avenue, Minneapolis, Minnesota 55479-0113, Attention: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CK2; and (ii) for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951,
Attention: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CK2.

          "Corrected Mortgage Loan" shall mean any Mortgage Loan that had been a Specially Serviced Mortgage Loan but as to which all Servicing Transfer Events have ceased to exist.

          "Corrected Pooled Mortgage Loan" shall mean any Pooled Mortgage Loan that is a Corrected Mortgage Loan.

          "Corresponding Class of Principal Balance Certificates" shall mean, with respect to any REMIC II Regular Interest, the Class of Principal Balance Certificates that has an alphabetic or alphanumeric Class designation that is the same as the alphabetic or alphanumeric, as applicable, designation for such REMIC II Regular Interest; provided that the Class A-1 Certificates shall be the Corresponding Class of Principal Balance Certificates with respect to each of REMIC II Regular Interest A-1-1, REMIC II Regular Interest A-1-2 and REMIC II Regular Interest A-1-3, the Class A-2 Certificates shall be the Corresponding Class of Principal Balance Certificates with respect to each of REMIC II Regular Interest A-2-1, REMIC II Regular Interest A-2-2 and REMIC II Regular Interest A-2-3, the Class A-3 Certificates shall be the Corresponding Class of Principal Balance Certificates with respect to each of REMIC II Regular Interest A-3-1, REMIC II Regular Interest A-3-2 and REMIC II Regular Interest A-3-3 and the Class A-4 Certificates shall be the Corresponding Class of Principal Balance Certificates with respect to each of REMIC II Regular Interest A-4-1 and REMIC II Regular Interest A-4-2.

          "Corresponding Group A-SP REMIC III Regular Interest" shall mean, with respect to any REMIC II Regular Interest, the Group A-SP REMIC III Regular Interest that has an alphabetic or alphanumeric designation that, with the deletion of "A-SP-", is the same as the alphabetic or alphanumeric, as applicable, designation for such REMIC II Regular Interest.

          "Corresponding Group A-X REMIC III Regular Interest" shall mean, with respect to any REMIC II Regular Interest, the Group A-X REMIC III Regular Interest that has an alphabetic or alphanumeric designation that, with the deletion of "A-X-", is the same as the alphabetic or alphanumeric, as applicable, designation for such REMIC II Regular Interest.

          "Corresponding REMIC II Regular Interest" shall mean: (a) with respect to any Class of Principal Balance Certificates, the REMIC II Regular Interest that has an alphabetic or alphanumeric designation that is the same as the alphabetic or alphanumeric, as applicable, Class designation for such

Class of Principal Balance Certificates (provided that each of REMIC II Regular Interest A-1-1, REMIC II Regular Interest A-1-2 and REMIC II Regular Interest A-1-3 shall be a Corresponding REMIC II Regular Interest with respect to the Class A-1 Certificates, each of REMIC II Regular Interest A-2-1, REMIC II Regular Interest A-2-2 and REMIC II Regular Interest A-2-3 shall be a Corresponding REMIC II Regular Interest with respect to the Class A-2 Certificates, each of REMIC II Regular Interest A-3-1, REMIC II Regular Interest A-3-2 and REMIC II Regular Interest A-3-3 shall be a Corresponding REMIC II Regular Interest with respect to the Class A-3 Certificates and each of REMIC II Regular Interest A-4-1 and REMIC II Regular Interest A-4-2 shall be a Corresponding REMIC II Regular Interest with respect to the Class A-4 Certificates); (b) with respect to any Group A-SP REMIC III Regular Interest, the REMIC II Regular Interest that has an alphabetic or alphanumeric designation that, when preceded by "A-SP-", is the same as the alphabetic or alphanumeric, as applicable, designation for such Group A-SP REMIC III Regular Interest; and
(c) with respect to any Group A-X REMIC III Regular Interest, the REMIC II Regular Interest that has an alphabetic or alphanumeric designation that, when preceded by "A-X-", is the same as the alphabetic or alphanumeric, as applicable, designation for such Group A-X REMIC III Regular Interest.

          "Cross-Collateralized Group" shall mean any group of Pooled Mortgage Loans that is cross-defaulted and cross-collateralized with each other. An A/B Mortgage Loan Pair does not constitute a Cross-Collateralized Group. The Great Lakes Crossing Pooled Mortgage Loan and the Great Lakes Crossing Companion Mortgage Loan do not constitute a Cross-Collateralized Group.

          "Cross-Collateralized Pooled Mortgage Loan" shall mean any Pooled Mortgage Loan, that is, by its terms, cross-defaulted and cross-collateralized with any other Pooled Mortgage Loan. No Pooled A-Note Mortgage Loan shall constitute a Cross-Collateralized Pooled Mortgage Loan. The Great Lakes Crossing Pooled Mortgage Loan shall not constitute a Cross-Collateralized Pooled Mortgage Loan.

          "CSFB LLC" shall mean Credit Suisse First Boston LLC or its successor in interest.

          "Current Interest Distribution Amount" shall have:

          (a) with respect to any Loan REMIC Regular Interest for any Distribution Date, the meaning assigned thereto in Section 2.08(g);

          (b) with respect to any REMIC I Regular Interest for any Distribution Date, the meaning assigned thereto in Section 2.10(g);

          (c) with respect to any REMIC II Regular Interest for any Distribution Date, the meaning assigned thereto in Section 2.12(g);

          (d) with respect to any Group A-SP REMIC III Regular Interest or Group A-X REMIC III Regular Interest for any Distribution Date, the meaning assigned thereto in Section 2.14(g); and

          (e) with respect to any Class of REMIC III Regular Interest Certificates for any Distribution Date, the meaning assigned thereto in
     Section 2.14(g).

          "Custodian" shall mean a Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files.

          "Cut-off Date" shall mean, individually and collectively, the respective Due Dates for the Original Pooled Mortgage Loans in April 2003.

          "Cut-off Date Principal Balance" shall mean, with respect to any Original Pooled Mortgage Loan, the outstanding principal balance of such Pooled Mortgage Loan as of its Due Date in April 2003, after application of all payments of principal due on or before such date, whether or not received.

          "Default Charges" shall mean Default Interest and/or late payment charges that are paid or payable, as the context may require, in respect of any Mortgage Loan or REO Loan.

          "Default Interest" shall mean, with respect to any Mortgage Loan (or, if applicable, any successor REO Loan with respect thereto), any amounts collected thereon, other than late payment charges, Prepayment Premiums or Yield Maintenance Charges, that represent interest (exclusive, if applicable, of Post-ARD Additional Interest) in excess of interest accrued on the principal balance of such Mortgage Loan (or such REO Loan) at the related Mortgage Rate, such excess interest arising out of a default under such Mortgage Loan.

          "Defaulting Party" shall have the meaning assigned thereto in Section 7.01(b).

          "Defective Pooled Mortgage Loan" shall mean any Pooled Mortgage Loan as to which there exists a Material Breach or a Material Document Defect that has not been cured in all material respects.

          "Definitive Certificate" shall have the meaning assigned thereto in
Section 5.03(a).

          "Deleted Mortgage Loan" shall mean a Defective Pooled Mortgage Loan that is purchased or repurchased, as the case may be, from the Trust or replaced with one or more Replacement Pooled Mortgage Loans, in either case as contemplated by Section 2.03 or an Exhibit B-5 Mortgage Loan that is purchased or repurchased, as the case may be, from the Trust as contemplated by Section 2.03.

          "Depositor" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

          "Depositary" shall mean The Depository Trust Company, or any successor depositary hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depositary for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depositary shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

          "Depositary Participant" shall mean a broker, dealer, bank or other financial institution or other Person for whom from time to time the Depositary effects book-entry transfers and pledges of securities deposited with the Depositary.

          "Designated Sub-Servicer" shall mean any Sub-Servicer set forth on Exhibit L hereto and any successor to such Sub-Servicer under the related Sub-Servicing Agreement.

          "Designated Sub-Servicer Agreement" shall mean any Sub-Servicing Agreement between a Designated Sub-Servicer and the Master Servicer.

          "Determination Date" shall mean, with respect to any calendar month, commencing in May 2003, the 11th day of such calendar month (or, if such 11th day is not a Business Day, the next succeeding Business Day). Each Determination Date will relate to the Distribution Date in the same calendar month.

          "Directly Operate" shall mean, with respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers (other than the sale of REO Property pursuant to Section 3.18), the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust other than through an Independent Contractor; provided, however, that the Special Servicer (or any Sub-Servicer on behalf of the Special Servicer) shall not be considered to Directly Operate an REO Property solely because the Special Servicer (or any Sub-Servicer on behalf of the Special Servicer) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

          "Discount Rate" shall have the meaning assigned thereto in Section 4.01(d).

          "Disqualified Organization" shall mean any of the following: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the Trustee, based upon an Opinion of Counsel delivered to the Trustee to the effect that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

          "Distribution Account" shall mean the segregated account or accounts (or, subject to Section 3.04(h), the sub-account) created and maintained by the Trustee, pursuant to Section 3.04(b), in trust for the Certificateholders, which, subject to Section 3.04(h), shall be entitled "[name of Trustee], as Trustee, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CK2, Distribution Account".

          "Distribution Date" shall mean, with respect to any calendar month, commencing in May 2003, the fourth Business Day following the Determination Date in such calendar month.

          "Document Defect" shall mean, with respect to any Pooled Mortgage Loan, that any document required to be part of the related Mortgage File has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Pooled Mortgage Loan Schedule (and the terms of such document have not been modified by written instrument contained in the related Mortgage File), or is defective on its face.

          "Due Date" shall mean with respect to any Mortgage Loan (and, if applicable, any successor REO Loan with respect thereto), the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan is first scheduled to be due (without regard to any applicable grace period).

          "Early Defeasance" shall mean, with respect to any Exhibit B-5 Mortgage Loan, the defeasance of such Mortgage Loan in accordance with the related Mortgage Loan Documents prior to the second anniversary of the Closing Date.

          "Earn-Out Reserve Funds" shall mean Reserve Funds as to which any release thereof to the related Borrower is tied to conditions relating to the economic performance, value and/or occupancy of the subject Mortgaged Property.

          "EDGAR" shall mean the Electronic Data Gathering, Analysis, and Retrieval System of the Commission, which is the computer system for the receipt, acceptance, review and dissemination of documents submitted to the Commission in electronic format.

          "Eligible Account" shall mean any of (i) an account maintained with a federal or state chartered depositary institution or trust company, the long-term deposit or long-term unsecured debt obligations of which are rated no less than "Aa3" by Moody's and "AA" by Fitch (if the deposits are to be held in the account for more than 30 days), or the short-term deposit or short-term unsecured debt obligations of which are rated no less than "P-1" by Moody's and "F-1+" by Fitch (if the deposits are to be held in the account for 30 days or less), in any event at any time funds are on deposit therein, (ii) a segregated trust account maintained with a federal or state chartered depositary institution or trust company acting in its fiduciary capacity, which, in the case of a state chartered depositary institution or trust company is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR Section 9.10(b), and which, in either case, has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authority, (iii) an account or accounts maintained with KeyBank so long as KeyBank's long-term unsecured debt rating shall be at least "A1" from Moody's and "A" from Fitch and KeyBank's short-term deposit or short-term unsecured debt rating shall be at least "P-1" from Moody's and "F-1" from Fitch, and (iv) any other account that is acceptable to the Rating Agencies (as evidenced by written confirmation to the Trustee from each Rating Agency that the use of such account would not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates).

          "Environmental Insurance Policy" shall mean, with respect to any Mortgaged Property or REO Property, any insurance policy covering pollution conditions and/or other environmental conditions that is maintained from time to time in respect of such Mortgaged Property or REO Property, as the case may be, for the benefit of, among others, the Trustee on behalf of the Certificateholders.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "Escrow Payment" shall mean any payment received by the Master Servicer or the Special Servicer for the account of any Borrower for application toward the payment of real estate taxes, assessments, insurance premiums (including with respect to any Environmental Insurance Policy), ground rents (if applicable) and similar items in respect of the related Mortgaged Property.

          "Euroclear" shall mean The Euroclear System.

          "Event of Default" shall have the meaning assigned thereto in Section 7.01(a).

          "Excess Liquidation Proceeds" shall mean the excess, if any, of (a) the Net Liquidation Proceeds from the sale or liquidation of a Specially Serviced Pooled Mortgage Loan or REO Property, over (b) the sum of (i) the amount needed to pay off such Specially Serviced Pooled Mortgage Loan or the related Pooled REO Loan, as applicable, in full, (ii) all unpaid Advance Interest on any related Advances and (iii) any related Liquidation Fee.

          "Excess Liquidation Proceeds Account" shall mean the segregated account (or, subject to Section 3.04(h), the sub-account) created and maintained by the Trustee pursuant to Section 3.04(d) in trust for the Certificateholders, which, subject to Section 3.04(h), shall be entitled "[name of Trustee], as Trustee, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CK2, Excess Liquidation Proceeds Account".

          "Excess Servicing Strip" shall mean, with respect to any Pooled Mortgage Loan or Pooled REO Loan, the portion of the related Master Servicing Fee that accrues at the related Excess Servicing Strip Rate in effect from time to time, subject to reduction by the Trustee in accordance with Section 3.11(a).

          "Excess Servicing Strip Rate" shall mean, with respect to any Pooled Mortgage Loan or Pooled REO Loan, subject to reduction by the Trustee in accordance with Section 3.11(a), a rate per annum equal to the excess of the related Master Servicing Fee Rate over either (a) if such Pooled Mortgage Loan or Pooled REO Loan is or has been the subject of a Designated Sub-Servicer Agreement, the sum of 0.005% per annum and the per annum rate at which primary servicing fees payable to the subject Designated Sub-Servicer were initially calculated or (b) if such Pooled Mortgage Loan or Pooled REO Loan has not been the subject of a Designated Sub-Servicer Agreement, 0.01% per annum.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Exchange Act Reporting Period" shall mean the period from and including the Closing Date to and including December 31, 2003, as well as any other fiscal year for the Trust if either (i) as of the commencement of such fiscal year the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depositary) by at least 300 Holders and/or Depositary Participants having accounts with the Depositary or (ii) reporting under the Exchange Act is required with respect to the Trust during or for, as applicable, such fiscal year because the Trustee failed to make the requisite filing suspending such reporting.

          "Exchange Act Reports" shall mean all Current Reports on Form 8-K and Annual Reports on Form 10-K that are to be filed with the Commission with respect to the Trust as contemplated by Section 8.14.

          "Exemption-Favored Party" shall mean, with respect to any Class of Certificates (other than the Class R, Class V-1, Class V-2, Class V-3 and Class V-4 Certificates) that is investment grade rated by at least one Rating Agency, any of (i) CSFB LLC, (ii) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with CSFB LLC, and (iii) any member of any underwriting syndicate or selling group of which any Person described in clauses (i) and (ii) is a manager or co-manager with respect to such Class of Certificates.

          "Exhibit B-5 Mortgage Loan" shall mean any Pooled Mortgage Loan identified on Exhibit B-5 hereto.

          "Fair Value" shall mean, with respect to any Specially Designated Defaulted Pooled Mortgage Loan, the amount that, in the Special Servicer's reasonable judgment, would be realized in connection with a sale of such Pooled Mortgage Loan if it were offered in a commercially reasonable manner and an open bid auction were conducted.

          "Fannie Mae" shall mean the Federal National Mortgage Association or any successor.

          "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor.

          "Final Distribution Date" shall mean the final Distribution Date on which any distributions are to be made on the Certificates as contemplated by
Section 9.01.

          "Final Recovery Determination" shall mean a determination made by the Special Servicer, in its reasonable judgment, with respect to any Specially Serviced Mortgage Loan (other than a Mortgage Loan that is paid in full and other than a Pooled Mortgage Loan or an REO Property, as the case may be, that is repurchased or replaced by Column or KeyBank pursuant to a Mortgage Loan Purchase Agreement, purchased or replaced by the Column Performance Guarantor pursuant to the Column Performance Guarantee, purchased by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s) pursuant to
Section 9.01 or otherwise acquired by the Sole Certificateholder(s) in exchange for all the Certificates pursuant to Section 9.01), that there has been a recovery of all related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that will ultimately be recoverable.

          "First Mortgage Loan Purchase Agreement" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

          "Fiscal Agent" shall mean a Person who is at any time appointed by the Trustee pursuant to Section 8.13 to act as fiscal agent hereunder.

          "Fiscal Agent Agreement" shall have the meaning assigned thereto in
Section 8.13.

          "Fitch" shall mean Fitch, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Fitch" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Fitch, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of Fitch, be deemed to refer to such applicable rating category of Fitch, without regard to any plus or minus or other comparable rating qualification.

          "Freddie Mac" shall mean the Federal Home Loan Mortgage Corporation or any successor.

          "GAAP" shall mean generally accepted accounting principles in the United States.

          "General Special Servicer" shall have the meaning assigned thereto in
Section 3.01(f).

          "GLCTML Custodial Account" shall mean, with respect to the Great Lakes Crossing Total Mortgage Loan, the segregated account or accounts (or, subject to Section 3.04(h), the sub-account) created and maintained by the Master Servicer pursuant to Section 3.04(f) in the name of the Trustee on behalf of the Certificateholders and the holder of the Great Lakes Crossing Companion Mortgage Loan, which, subject to Section 3.04(h), shall be entitled "[name of Master Servicer], as Master Servicer, in trust for [name of Trustee], on behalf of Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CK2 and [name of the holder of the Great Lakes Crossing Companion Mortgage Loan], as their interests may appear". Any such account or accounts shall be an Eligible Account (or, subject to Section 3.04(h), a sub-account of an Eligible Account) and, only to the extent of amounts therein relating to the Great Lakes Crossing Pooled Mortgage Loan, shall be part of REMIC I.

          "GLCTML Special Servicer" shall have the meaning assigned thereto in
Section 3.01(f).

          "Global Certificates" shall mean, collectively, the Rule 144A Global Certificates and the Regulation S Global Certificates.

          "Goldman Sachs" shall mean Goldman, Sachs & Co. or its successor in interest.

          "Grantor Trust" shall mean a grantor trust as defined under Subpart E of Part 1 of Subchapter J of the Code.

          "Grantor Trust Pool" shall mean any of Grantor Trust V-1/2, Grantor Trust V-3/4 and Grantor Trust SPPML.

          "Grantor Trust SPPML" shall mean the Grantor Trust designated as such in Section 2.15(c).

          "Grantor Trust V-1/2" shall mean the Grantor Trust designated as such in Section 2.15(a).

          "Grantor Trust V-3/4" shall mean the Grantor Trust designated as such in Section 2.15(b).

          "Great Lakes Crossing Change of Control Event" shall mean the event that exists when, as of any date of determination, the Class Principal Balance of the Class GLC Certificates (net of any Appraisal Reduction Amount with respect to the Great Lakes Crossing Pooled Mortgage Loan or any successor Pooled REO Loan with respect thereto) is less than 25% of the initial Certificate Principal Balance of the Class GLC Certificates.

          "Great Lakes Crossing Companion Mortgage Loan" means the Mortgage Loan with an original principal balance of $60,000,000 that is secured by a lien on the related Borrower's interest in the Great Lakes Crossing Mortgaged Property, which Mortgage Loan will not be in the Trust Fund.

          "Great Lakes Crossing Intercreditor Agreement" means the intercreditor agreement dated March 27, 2003, between Column and KeyBank, as the A-1 Noteholder, and Column and KeyBank, as the A-2 Noteholder, providing, among other things, that all amounts received in respect of the Great Lakes Crossing Total Mortgage Loan will be paid pro rata (by balance) to the holder of the Great Lakes Crossing Pooled Mortgage Loan and the holder of the Great Lakes Crossing Companion Mortgage Loan.

          "Great Lakes Crossing Mortgaged Property" shall mean the Mortgaged Property identified on the Mortgage Loan Schedule as Great Lakes Crossing.

          "Great Lakes Crossing Payment Trigger Event" shall mean the event that exists when, as of any date of determination, (i) an event of default exists under the Great Lakes Crossing Pooled Mortgage Loan, (ii) a Servicing Transfer Event exists with respect to the Great Lakes Crossing Pooled Mortgage Loan,
(iii) the Great Lakes Crossing Mortgaged Property has become an REO Property, or
(iv) payments of principal and interest are being made with respect to the Great Lakes Crossing Pooled Mortgage Loan in accordance with a modification or forbearance agreement.

          "Great Lakes Crossing Pooled Mortgage Loan" shall mean the Pooled Mortgage Loan with an original principal balance of $91,000,000 that is secured by a Mortgage on the Great Lakes Crossing Mortgaged Property.

          "Great Lakes Crossing Total Mortgage Loan" means the Great Lakes Crossing Pooled Mortgage Loan and the Great Lakes Crossing Companion Mortgage Loan, together.

          "Ground Lease" shall mean the ground lease pursuant to which any Borrower holds a leasehold interest in the related Mortgaged Property, together with any estoppels or other agreements executed and delivered by the ground lessor in favor of the lender under the related Mortgage Loan(s).

          "Group A-SP REMIC III Regular Interests" shall mean, collectively, REMIC III Regular Interest A-SP-A-1-2, REMIC III Regular Interest A-SP-A-1-3, REMIC III Regular Interest A-SP-A-2-1, REMIC III Regular Interest A-SP-A-2-2, REMIC III Regular Interest A-SP-A-2-3, REMIC III Regular Interest A-SP-A-3-1, REMIC III Regular Interest A-SP-A-3-2, REMIC III Regular Interest A-SP-A-3-3, REMIC III Regular Interest A-SP-A-4-1, REMIC III Regular Interest A-SP-A-4-2, REMIC III Regular Interest A-SP-B, REMIC III Regular Interest A-SP-C, REMIC III Regular Interest A-SP-D, REMIC III Regular Interest A-SP-E, REMIC III Regular Interest A-SP-F and REMIC III Regular Interest A-SP-G.

          "Group A-X REMIC III Regular Interests" shall mean, collectively, REMIC III Regular Interest A-X-A-1-1, REMIC III Regular Interest A-X-A-1-2, REMIC III Regular Interest A-X-A-1-3,

REMIC III Regular Interest A-X-A-2-1, REMIC III Regular Interest A-X-A-2-2, REMIC III Regular Interest A-X-A-2-3, REMIC III Regular Interest A-X-A-3-1, REMIC III Regular Interest A-X-A-3-2, REMIC III Regular Interest A-X-A-3-3, REMIC III Regular Interest A-X-A-4-1, REMIC III Regular Interest A-X-A-4-2, REMIC III Regular Interest A-X-B, REMIC III Regular Interest A-X-C, REMIC III Regular Interest A-X-D, REMIC III Regular Interest A-X-E, REMIC III Regular Interest A-X-F, REMIC III Regular Interest A-X-G, REMIC III Regular Interest A-X-H, REMIC III Regular Interest A-X-J, REMIC III Regular Interest A-X-K, REMIC III Regular Interest A-X-L, REMIC III Regular Interest A-X-M, REMIC III Regular Interest A-X-N, REMIC III Regular Interest A-X-O and REMIC III Regular Interest A-X-P.

          "Group Environmental Insurance Policy" shall mean an Environmental Insurance Policy that is maintained from time to time in respect of more than one Mortgaged Property or REO Property.

          "Hazardous Materials" shall mean any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

          "Identified Required Servicing Information" shall mean any servicing information that: (a) is required to be provided by the Master Servicer to the Trustee pursuant to this Agreement during any Exchange Act Reporting Period; and
(b) except for reports required to be delivered by the Master Servicer to the Trustee pursuant to Section 3.12, is identified as such by the Master Servicer to the Trustee.

          "Independent" shall mean, when used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, Column, KeyBank, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Controlling Class Representative, the Class GLC Directing Certificateholder, the Class RCKB Directing Certificateholder and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, Column, KeyBank, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Controlling Class Representative, the Class GLC Directing Certificateholder, the Class RCKB Directing Certificateholder or any Affiliate thereof, and (iii) is not connected with the Depositor, Column, KeyBank, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Controlling Class Representative, the Class GLC Directing Certificateholder, the Class RCKB Directing Certificateholder or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, Column, KeyBank, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Controlling Class Representative, the Class GLC Directing Certificateholder, the Class RCKB Directing Certificateholder or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, Column, KeyBank, the Master Servicer, the Special Servicer, the Trustee, such Fiscal Agent, the Controlling Class Representative, the Class GLC Directing Certificateholder, the Class RCKB Directing Certificateholder or any such Affiliate thereof, as the case may be.

          "Independent Contractor" shall mean: (a) any Person that would be an "independent contractor" with respect to any REMIC Pool within the meaning of
Section 856(d)(3) of the Code if such REMIC Pool were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust, delivered to the Trustee); provided that
(i) the Trust does not receive or derive any income from such Person and (ii) the relationship between such Person and the Trust is at arm's length, all within the meaning of Treasury regulation section 1.856-4(b)(5); or (b) any other Person upon receipt by the Trustee of an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

          "Initial Great Lakes Crossing Junior Percentage" means a fraction, expressed as a percentage:

          (a) the numerator of which is the initial Class Principal Balance of the Class GLC Certificates, and

          (b) the denominator of which is the Cut-off Date Principal Balance of the Great Lakes Crossing Pooled Mortgage Loan.

          "Initial Great Lakes Crossing Senior Percentage" means a fraction, expressed as a percentage:

          (a) the numerator of which is the Cut-off Date Principal Balance of the Great Lakes Crossing Pooled Mortgage Loan, reduced by the initial Class Principal Balance of the Class GLC Certificates, and

          (b) the denominator of which is the Cut-off Date Principal Balance of the Great Lakes Crossing Pooled Mortgage Loan.

          "Initial Pool Balance" shall mean the aggregate Cut-off Date Principal Balance of all the Original Pooled Mortgage Loans.

          "Initial Resolution Period" shall have the meaning assigned thereto in
Section 2.03(b).

          "Initial Ritz-Carlton Key Biscayne Junior Percentage" means a fraction, expressed as a percentage:

          (a) the numerator of which is the initial Class Principal Balance of the Class RCKB Certificates, and

          (b) the denominator of which is the Cut-off Date Principal Balance of the Ritz-Carlton Key Biscayne Pooled Mortgage Loan.

          "Initial Ritz-Carlton Key Biscayne Senior Percentage" means a fraction, expressed as a percentage:

          (a) the numerator of which is the Cut-off Date Principal Balance of the Ritz-Carlton Key Biscayne Pooled Mortgage Loan, reduced by the initial Class Principal Balance of the Class RCKB Certificates, and

          (b) the denominator of which is the Cut-off Date Principal Balance of the Ritz-Carlton Key Biscayne Pooled Mortgage Loan.

          "Institutional Accredited Investor" or "IAI" shall mean an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or any entity in which all of the equity owners come within such paragraphs.

          "Insurance Policy" shall mean, with respect to any Mortgage Loan or REO Property, any hazard insurance policy, flood insurance policy, title insurance policy, earthquake insurance policy, Environmental Insurance Policy, business interruption insurance policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan (or the related Mortgaged Property) or such REO Property, as the case may be.

          "Insurance Proceeds" shall mean proceeds paid under any Insurance Policy, to the extent such proceeds actually received by the Master Servicer, the Special Servicer or the Trustee are not applied to the restoration of the related Mortgaged Property or REO Property or released to the related Borrower or any other third-party in accordance with applicable law and/or the terms and conditions of the related Mortgage Loan Documents or any other applicable document.

          "Insured Environmental Event" shall have the meaning assigned thereto in Section 3.07(c).

          "Interest Accrual Amount" shall have:

          (a) with respect to any Loan REMIC Regular Interest, for any Interest Accrual Period, the meaning assigned thereto in Section 2.08(g).

          (b) with respect to any REMIC I Regular Interest, for any Interest Accrual Period, the meaning assigned thereto in Section 2.10(g);

          (c) with respect to any REMIC II Regular Interest, for any Interest Accrual Period, the meaning assigned thereto in Section 2.12(g);

          (d) with respect to any Group A-SP REMIC III Regular Interest or Group A-X REMIC III Regular Interest for any Interest Accrual Period, the meaning assigned thereto in Section 2.14(g); and

          (e) with respect to any Class of REMIC III Regular Interest Certificates, for any Interest Accrual Period, the meaning assigned thereto in Section 2.14(g).

          "Interest Accrual Basis" shall mean the basis on which interest accrues in respect of any Mortgage Loan, any Loan REMIC Regular Interest, any REMIC I Regular Interest, any REMIC II Regular Interest, any Group A-SP REMIC III Regular Interest, any Group A-X REMIC III Regular Interest or any Class of REMIC III Regular Interest Certificates, consisting of one of the following: (i) a 30/360 Basis; or (ii) an Actual/360 Basis.

          "Interest Accrual Period" shall mean, with respect to any Loan REMIC Regular Interest, any REMIC I Regular Interest, any REMIC II Regular Interest, any Group A-SP REMIC III Regular Interest, any Group A-X REMIC III Regular Interest or any Class of REMIC III Regular Interest Certificates, for any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

          "Interest Distribution Amount" shall mean, with respect to any Loan REMIC Regular Interest, any REMIC I Regular Interest, any REMIC II Regular Interest, any Group A-SP REMIC III Regular Interest, any Group A-X REMIC III Regular Interest or any Class of REMIC III Regular Interest Certificates, for any Distribution Date, the sum of the related Current Interest Distribution Amount and any related Carryforward Interest Distribution Amount for such Distribution Date.

          "Interest Only Certificates" shall mean, collectively, the Class A-X and Class A-SP Certificates.

          "Interest Reserve Account" shall mean the segregated account (or, subject to Section 3.04(h), the sub-account) created and maintained by the Trustee, pursuant to Section 3.04(c), in trust for the Certificateholders, which, subject to Section 3.04(h), shall be entitled "[name of Trustee], as Trustee, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CK2, Interest Reserve Account".

          "Interest Reserve Amount" shall mean, with respect to each Interest Reserve Loan and each Distribution Date that occurs during the month of February of each year subsequent to 2003 or during the month of January of each year subsequent to 2003 that is not a leap year, an amount equal to one-day's interest at the related Net Mortgage Rate (or, in the case of the Great Lakes Crossing Pooled Mortgage Loan or any successor Pooled REO Loan with respect thereto, 5.18166137933% per annum) on the Stated Principal Balance of such Interest Reserve Loan as of the Due Date in the month in which such Distribution Date occurs (but prior to the application of any amounts due on such Due Date) (or, in the case of the Great Lakes Crossing Pooled Mortgage Loan, the Ritz-Carlton Key Biscayne Pooled Mortgage Loan or any successor Pooled REO Loan in respect of either such Mortgage Loan, such Stated Principal Balance reduced (to not less than zero) by the then Class Principal Balance of the Class GLC Certificates or the Class RCKB Certificates, as applicable), to the extent that a Monthly Payment is received in respect thereof for such Due Date on or before the related Master Servicer Remittance Date or a P&I Advance is made in respect thereof for such Due Date on the related P&I Advance Date.

          "Interest Reserve Loan" shall mean any Pooled Mortgage Loan that accrues interest on an Actual/360 Basis or any successor Pooled REO Loan with respect thereto.

          "Interested Person" shall mean any party hereto, Column, KeyBank, any Certificateholder, or any Affiliate of any such Person.

          "Investment Account" shall have the meaning assigned thereto in
Section 3.06(a).

          "Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

          "Investment Period" shall mean: (a) with respect to any Investment Account maintained by the Master Servicer or the Special Servicer, the period that ends at the close of business (New York City time) on each Determination Date and commences immediately following the end of the prior such period (or, in the case of the first such period, commences on the Closing Date); and (b) with respect to any Investment Account maintained by the Trustee, the period that ends at the close of business (New York City time) on each Master Servicer Remittance Date and commences immediately following the end of the prior such period (or, in the case of the first such period, commences on the Closing
Date).

          "IRS" shall mean the Internal Revenue Service or any successor.

          "Issue Price" shall mean, with respect to each Class of Certificates, the "issue price" as defined in the Code and Treasury regulations promulgated thereunder.

          "KeyBank" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

          "KRECM" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

          "Late Collections" shall mean: (a) with respect to any Mortgage Loan, all amounts received by the Master Servicer or the Special Servicer with respect thereto during any Collection Period, whether as payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or, if applicable, an Assumed Monthly Payment in respect of such Mortgage Loan due or deemed due on a Due Date in a previous Collection Period or on a Due Date during or prior to April 2003, and not previously recovered; and (b) with respect to any REO Loan, all amounts received by the Master Servicer or the Special Servicer in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or, if applicable, an Assumed Monthly Payment in respect of the predecessor Mortgage Loan or late collections of the principal and/or interest portions of an Assumed Monthly Payment in respect of such REO Loan due or deemed due on a Due Date in a previous Collection Period, and not previously recovered. Late Collections do not include Default Charges.

          "Latest Possible Maturity Date" shall mean, with respect to any Loan REMIC Regular Interest, any REMIC I Regular Interest, any REMIC II Regular Interest, any Group A-SP REMIC III Regular Interest, any Group A-X REMIC III Regular Interest or any Class of REMIC III Regular Interest Certificates, the date designated as the "latest possible maturity date" thereof solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii). The Latest Possible Maturity Date for each Loan REMIC Regular Interest is set forth in Section 2.08(h), the Latest Possible Maturity Date for each REMIC I Regular Interest is set forth in Section 2.10(h), the Latest Possible Maturity Date for each REMIC II Regular Interest is set forth in Section 2.12(h) and the Latest Possible Maturity Date for each Class of REMIC III Regular Interest Certificates is set forth in Section 2.14(h).

          "Letter of Credit" shall mean, with respect to any Mortgage Loan, any third-party letter of credit delivered by or at the direction of the Borrower pursuant to the terms of such Mortgage Loan in lieu of the establishment of, or deposit otherwise required to be made into, a Reserve Fund.

          "Liquidation Event" shall mean: (a) with respect to any Mortgage Loan, any of the following events--(i) such Mortgage Loan is paid in full, (ii) a Final Recovery Determination is made with respect to such Mortgage Loan, (iii) in the case of a Pooled Mortgage Loan, such Pooled Mortgage Loan is repurchased or replaced by Column or KeyBank pursuant to a Mortgage Loan Purchase Agreement or purchased or replaced by the Column Performance Guarantor pursuant to the Column Performance Guarantee, in each case as contemplated by Section 2.03, (iv) in the case of a Pooled Mortgage Loan, such Pooled Mortgage Loan is purchased by the Special Servicer, the Majority Controlling Class Certificateholder or any assignee of either of them pursuant to Section 3.18, (v) in the case of a Pooled Mortgage Loan, such Pooled Mortgage Loan is purchased by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s) pursuant to
Section 3.18 or Section 9.01, (vi) in the case of the Great Lakes Crossing Pooled Mortgage Loan or the Ritz-Carlton Key Biscayne Pooled Mortgage Loan, such Pooled Mortgage Loan is purchased by the Class GLC Directing Certificateholder or the RCKB Directing Certificateholder, as the case may be, pursuant to Section 3.27; (vii) in the case of the Great Lakes Crossing Pooled Mortgage Loan, such Pooled Mortgage Loan is purchased by the holder of the Great Lakes Crossing Companion Mortgage Loan pursuant to the Great Lakes Crossing Intercreditor Agreement; (viii) in the case of a Pooled A-Note Mortgage Loan, such Pooled Mortgage Loan is purchased by the related B-Note Mortgage Loan Holder pursuant to the related A/B Intercreditor Agreement, (ix) in the case of a Pooled Mortgage Loan, such Pooled Mortgage Loan is purchased by any related Mezzanine Loan Holder, or (x) such Pooled Mortgage Loan is acquired by the Sole Certificateholder(s) in exchange for all of the Certificates pursuant to Section 9.01; and (b) with respect to any REO Property (and the related Pooled REO
Loan), any of the following events--(i) a Final Recovery Determination is made with respect to such REO Property, (ii) such REO Property is purchased by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s) pursuant to Section 9.01 or (iii) such REO Property is acquired by the Sole Certificateholder(s) in exchange for all of the Certificates pursuant to Section 9.01.

          "Liquidation Expenses" shall mean all customary, reasonable and necessary "out-of-pocket" costs and expenses due and owing (but not otherwise covered by Servicing Advances) in connection with the liquidation of any Specially Serviced Mortgage Loan or REO Property pursuant to Section 3.09 or
3.18 or the final payoff of a Corrected Mortgage Loan (including, in any such case, legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

          "Liquidation Fee" shall mean the fee designated as such, and payable to the Special Servicer in connection with certain collections on a Specially Serviced Mortgage Loan (other than, if applicable, a B-Note Mortgage Loan) or an REO Property, pursuant to the third paragraph (together with, in the case of the Great Lakes Crossing Companion Mortgage Loan or any successor Companion REO Loan with respect thereto, the last paragraph) of Section 3.11(c).

          "Liquidation Fee Rate" shall mean 1.0%.

          "Liquidation Proceeds" shall mean all cash amounts (other than Insurance Proceeds, Condemnation Proceeds and REO Revenues) actually received by the Master Servicer, the Special

Servicer or the Trustee in connection with: (i) the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Borrower in accordance with applicable law and/or the terms and conditions of the related Mortgage Note and Mortgage; (ii) the realization upon any deficiency judgment obtained against a Borrower; (iii) the purchase of a Specially Designated Defaulted Pooled Mortgage Loan by the Special Servicer, the Majority Controlling Class Certificateholder or any assignee of either of them pursuant to Section 3.18; (iv) the repurchase of a Pooled Mortgage Loan by Column or KeyBank pursuant to a Mortgage Loan Purchase Agreement or by the Column Performance Guarantor pursuant to the Column Performance Guarantee (including the payment of any Additional Sully Place Yield Maintenance Amount); (v) the purchase of the Great Lakes Crossing Pooled Mortgage Loan by the Class GLC Directing Certificateholder pursuant to Section 3.27; (vi) the purchase of the Ritz-Carlton Key Biscayne Pooled Mortgage Loan by the Class RCKB Directing Certificateholder pursuant to Section 3.27; (vii) the purchase of the Great Lakes Crossing Pooled Mortgage Loan by the holder of the Great Lakes Crossing Companion Mortgage Loan pursuant to the Great Lakes Crossing Intercreditor Agreement; (viii) the substitution of one or more Replacement Pooled Mortgage Loans for a Deleted Mortgage Loan by Column or KeyBank pursuant to a Mortgage Loan Purchase Agreement or by the Column Performance Guarantor pursuant to the Column Performance Guarantee (such cash amounts being any Substitution Shortfall Amounts); (ix) in the case of any A/B Mortgage Loan Pair, the purchase of the related Pooled A-Note Mortgage Loan by the related B-Note Mortgage Loan Holder pursuant to the related A/B Intercreditor Agreement; (x) the purchase of any Pooled Mortgage Loan by any related Mezzanine Loan Holder; (xi) the purchase of a Pooled Mortgage Loan or REO Property by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s) pursuant to Section 9.01; or (xii) the acquisition of any Pooled Mortgage Loan or REO Property by the Sole Certificateholder(s) in exchange for all the Certificates pursuant to Section
9.01. Except for the purposes of Section 3.11(c), "Liquidation Proceeds" shall also include Cure Payments, any reimbursement or indemnity payments to the Trust by Column, KeyBank or the Column Performance Guarantor as contemplated by the second paragraph of Section 2.03(b) or otherwise pursuant to a Mortgage Loan Purchase Agreement or the Column Performance Guarantee, and any amounts transferred from a Purchase Price Security Deposit Account to the Collection Account pursuant to Section 2.03(b) and from a Special Reserve Account to the Collection Account pursuant to Section 2.03(e).

          "Loan REMIC" shall mean any segregated pool of assets designated as such in Section 2.08(a).

          "Loan REMIC Regular Interest" shall mean the separate non-certificated beneficial ownership interest in a Loan REMIC, which interest is issued hereunder and designated as a "regular interest" (within the meaning of Section 860G(a)(1) of the Code) in such Loan REMIC. Each Loan REMIC Regular Interest has the designation and terms provided for in Section 2.08.

          "Loan REMIC Remittance Rate" shall mean the per annum rate at which interest accrues in respect of any Loan REMIC Regular Interest during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with Section 2.08(f).

          "Loan REMIC Residual Interest" shall mean the sole uncertificated "residual interest" (within the meaning of 860G(a)(2) of the Code) in a Loan REMIC, which interest is issued pursuant to this Agreement.

          "Loss Reimbursement Amount" shall mean:

          (a) with respect to any Loan REMIC Regular Interest, for any Distribution Date, the total amount of all Unfunded Principal Balance Reductions, if any, incurred by (but not reimbursed to) REMIC I with respect to such Loan REMIC Regular Interest on all prior Distribution Dates, if any;

          (b) with respect to any REMIC I Regular Interest, for any Distribution Date, the total amount of all Unfunded Principal Balance Reductions, if any, incurred by (but not reimbursed to) REMIC II with respect to such REMIC I Regular Interest on all prior Distribution Dates, if any;

          (c) with respect to any REMIC II Regular Interest, for any Distribution Date, the total amount of all Unfunded Principal Balance Reductions, if any, incurred by (but not reimbursed to) REMIC III with respect to such REMIC II Regular Interest on all prior Distribution Dates, if any; and

          (d) with respect to any Class of Principal Balance Certificates, for any Distribution Date, the total amount of all Unfunded Principal Balance Reductions, if any, incurred by (but not reimbursed to) the Holders of such Class of Certificates on all prior Distribution Dates, if any.

          "Majority Controlling Class Certificateholder" shall mean, as of any date of determination, any single Holder or group of Holders of Certificates representing a majority of the Voting Rights allocated to the Class of Principal Balance Certificates that constitutes, or the Classes of Principal Balance Certificates that constitute, the Controlling Class as of such date of determination.

          "Master Servicer" shall mean KRECM, in its capacity as master servicer hereunder, or any successor master servicer appointed as provided herein.

          "Master Servicer Backup Certification" shall have the meaning assigned thereto in Section 8.14(g).

          "Master Servicer Remittance Amount" shall mean, with respect to any Master Servicer Remittance Date, an amount equal to (a) all amounts on deposit in the Collection Account as of 11:00 a.m., New York City time, on such Master Servicer Remittance Date, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any payments of principal (including Principal Prepayments) and interest (including Post-ARD Additional Interest), Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received by or on behalf of the Trust after the end of the related Collection Period, (iii) any Prepayment Premiums and/or Yield Maintenance Charges received by or on behalf of the Trust after the end of the related Collection Period, (iv) any Excess Liquidation Proceeds, (v) any amounts payable or reimbursable to any Person from the Collection Account pursuant to clauses (ii) through (xix) of Section 3.05(a), and (vi) any amounts deposited in the Collection Account in error; provided that the Master Servicer Remittance Amount for the Master Servicer Remittance Date that occurs in the same calendar month as the anticipated Final Distribution Date shall be calculated without regard to clauses (b)(i), (b)(ii) and (b)(iii) of this definition.

          "Master Servicer Remittance Date" shall mean the Business Day preceding each Distribution Date.

          "Master Servicing Fee" shall mean, with respect to each Pooled Mortgage Loan, the Great Lakes Crossing Companion Mortgage Loan and each REO Loan, the fee designated as such and payable to the Master Servicer pursuant to
Section 3.11(a).

          "Master Servicing Fee Rate" shall mean: (a) with respect to each Pooled Mortgage Loan (and any successor Pooled REO Loan with respect thereto), the rate per annum specified with respect to such Pooled Mortgage Loan under the heading "Servicing and Trustee Fees" in the Pooled Mortgage Loan Schedule, minus the Trustee Fee Rate; and (b) with respect to the Great Lakes Crossing Companion Mortgage Loan (and any successor Companion REO Loan with respect thereto), 0.04% per annum.

          "Material Breach" shall mean with respect to any Pooled Mortgage Loan or REO Property, any Breach that materially and adversely affects the value of, or the interests of the Trust in, such Pooled Mortgage Loan or REO Property or that materially and adversely affects any Certificateholder.

          "Material Document Defect" shall mean: (a) with respect to any Pooled Mortgage Loan, any Document Defect that materially and adversely affects the value of, or the interests of the Trust or any Certificateholder in, such Pooled Mortgage Loan; and (b) with respect to any REO Property, any Document Defect that materially and adversely affects the value of, or the interests of any Certificateholder in, such REO Property; provided that, without limiting the generality of the foregoing, the absence of a Specially Designated Mortgage Loan Document shall automatically be a Material Document Defect with respect to the affected Pooled Mortgage Loan.

          "McDonald" shall mean McDonald Investments Inc. or its successor in interest.

          "Mezzanine Loan" shall mean any loan secured by a lien on an equity interest in the Borrower under any Pooled Mortgage Loan identified on Exhibit C-2 hereto.

          "Mezzanine Loan Holder" shall mean the holder of a Mezzanine Loan.

          "Mezzanine Loan Intercreditor Agreement" shall mean any intercreditor agreement, co-lender agreement or similar agreement between a Mezzanine Loan Holder and the holder of the corresponding Pooled Mortgage Loan.

          "Modified Pooled Mortgage Loan" shall mean any Pooled Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer pursuant to Section 3.20 in a manner that:

          (a) materially affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing Monthly Payments current with respect to such Pooled Mortgage Loan);

          (b) except as expressly contemplated by the related Mortgage Loan Documents, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged

     Property without a corresponding Principal Prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released, as determined by an Appraisal delivered to the Special Servicer (at the expense of the related Borrower and upon which the Special Servicer may conclusively rely); or

          (c) in the reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Pooled Mortgage Loan or materially reduces the likelihood of timely payment of amounts due thereon.

          "Monthly Payment" shall mean, with respect to any Mortgage Loan as of any Due Date, the scheduled monthly payment (or, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, the minimum required monthly payment) of principal and/or interest on such Mortgage Loan, including any Balloon Payment, that is actually payable by the related Borrower from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20); provided that the Monthly Payment due in respect of any ARD Mortgage Loan after its Anticipated Repayment Date shall not include Post-ARD Additional Interest.

          "Moody's" shall mean Moody's Investors Service, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Moody's Investors Service, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of Moody's, be deemed to refer to such applicable rating category of Moody's, without regard to any plus or minus or other comparable rating qualification.

          "Mortgage" shall mean, with respect to any Mortgage Loan, separately and collectively, as the context may require, each mortgage, deed of trust, deed to secure debt or similar document that secures the related Mortgage Note and creates a lien on the related Mortgaged Property.

          "Mortgage File" shall mean, with respect to any Pooled Mortgage Loan, subject to Sections 1.04 and 2.01, the following documents on a collective basis:

          (i) the original executed Mortgage Note, endorsed (either on the face thereof or pursuant to a separate allonge) "Pay to the order of Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CK2, without recourse" or in blank, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is other than Column); or alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity substantially in the form of Exhibit J hereto, with a copy of such Mortgage Note;

          (ii) an original or a copy of the Mortgage and of any intervening assignments thereof that precede the assignment referred to in clause (iv) of this definition, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified as to recording by the applicable recording office;

          (iii) an original or a copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and of any intervening assignments thereof that precede the assignment referred to in clause (v) of this definition, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified as to recording by the applicable recording office;

          (iv) an original executed assignment of the Mortgage, in blank or in favor of Wells Fargo, as trustee for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CK2, in recordable form (except for any missing recording information with respect to such Mortgage and, if delivered in blank, except for insertion of the assignee's name);

          (v) an original executed assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in blank or in favor of Wells Fargo, as trustee for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CK2, in recordable form (except for any missing recording information with respect to such Assignment of Leases and, if delivered in blank, except for insertion of the assignee's name);

          (vi) originals or copies of any written assumption, modification, written assurance and substitution agreements in those instances where the terms or provisions of the related Mortgage or Mortgage Note have been modified or such Pooled Mortgage Loan has been assumed, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified as to recording by the applicable recording office if the instrument being modified or assumed is a recordable document;

          (vii) the original or a copy of the policy of lender's title insurance or, if such policy has not yet been issued, a "marked-up" pro forma title policy or commitment for title insurance marked as binding and countersigned by the title insurer or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter;

          (viii) filed copies of any prior UCC Financing Statements in favor of the originator of such Pooled Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent that Column, in the case of a Pooled Column Mortgage Loan, or KeyBank, in the case of a Pooled KeyBank Mortgage Loan, had possession of such UCC Financing Statements prior to the Closing Date) and, in connection with such UCC Financing Statements, an original UCC Financing Statement assignment, in form suitable for filing (subject to, if applicable, insertion of the assignee's name), in blank or in favor of Wells Fargo, as trustee for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CK2;

          (ix) the original or a copy of any environmental indemnity agreement and any Environmental Insurance Policy relating solely to such Pooled Mortgage Loan;

          (x) the original or a copy of any power of attorney, guaranty, loan agreement, Ground Lease and/or Ground Lease estoppels relating to such Pooled Mortgage Loan;

          (xi) any original documents (including any security agreement(s) and any Letter(s) of Credit) relating to, evidencing or constituting Additional Collateral and, if applicable, the originals or copies of any intervening assignments thereof;

          (xii) the original or a copy of any intercreditor agreement, co-lender agreement or similar agreement relating to such Pooled Mortgage Loan (including, in the case of a Pooled A-Note Mortgage Loan, the related A/B Intercreditor Agreement, and in the case of the Great Lakes Crossing Pooled Mortgage Loan, the Great Lakes Crossing Intercreditor Agreement);

          (xiii) if the related Mortgaged Property is a hospitality property, a copy of the franchise agreement (if any), the original of the most recent franchise comfort letter (if any) and the original documents necessary to transfer or assign such comfort letter to the Trustee;

          (xiv) if such Pooled Mortgage Loan is a Pooled A-Note Mortgage Loan, a copy of the Mortgage Note for the related B-Note Mortgage Loan and, if such Pooled Mortgage Loan is the Great Lakes Crossing Pooled Mortgage Loan, a copy of the Mortgage Note for the Great Lakes Crossing Companion Mortgage Loan; and

          (xv) a loan document checklist listing all of the Mortgage Loan Documents executed with respect to such Pooled Mortgage Loan (the "Mortgage File Checklist");

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf such term shall be deemed not to include such documents and instruments required to be included therein unless they are actually so received. If any B-Note Mortgage Loan is being serviced and administered hereunder, the Mortgage File for the related Pooled A-Note Mortgage Loan shall also constitute the Mortgage File for such B-Note Mortgage Loan. If the Great Lakes Crossing Companion Mortgage Loan is being serviced and administered hereunder, the Mortgage File for the Great Lakes Crossing Pooled Mortgage Loan shall also constitute the Mortgage File for the Great Lakes Companion Mortgage Loan.

          "Mortgage File Checklist" shall have the meaning assigned thereto in the definition of "Mortgage File".

          "Mortgage Interest Accrual Period" shall mean, with respect to any Mortgage Loan, the period during which interest payable on any particular related Due Date accrues pursuant to the related Mortgage Note.

          "Mortgage Loan" shall mean: any Pooled Mortgage Loan; or, to the extent it is being serviced hereunder, the Great Lakes Crossing Companion Mortgage Loan or any B-Note Mortgage Loan.

          "Mortgage Loan Documents" shall mean, with respect to any Mortgage Loan, the documents included or required to be included, as the context may require, in the related Mortgage File and Servicing File, together with, in the case of the Great Lakes Crossing Companion Mortgage Loan or a B-Note Mortgage Loan, an original of the related Mortgage Note.

          "Mortgage Loan Purchase Agreements" shall mean the First Mortgage Loan Purchase Agreement and the Second Mortgage Loan Purchase Agreement.

          "Mortgage Note" shall mean the original executed note evidencing the indebtedness of a Borrower under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

          "Mortgage Pool" shall mean all of the Pooled Mortgage Loans and any Pooled REO Loans, collectively, as of any particular date of determination.

          "Mortgage Rate" shall mean, with respect to any Mortgage Loan (and, if applicable, any successor Pooled REO Loan with respect thereto ), the annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law, as such rate may be modified in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or by the Master Servicer or the Special Servicer in accordance with Section 3.20. In the case of an ARD Mortgage Loan, the related Mortgage Rate will be subject to increase in accordance with the related Mortgage Note if the particular Mortgage Loan is not paid in full by its Anticipated Repayment Date.

          "Mortgaged Property" shall mean, individually and collectively, as the context may require, each real property (together with all improvements and fixtures thereon) subject to the lien of a Mortgage and constituting collateral for a Mortgage Loan (or, if applicable, an A/B Mortgage Loan Pair). With respect to any Cross-Collateralized Pooled Mortgage Loan, if and when the context may require, "Mortgaged Property" shall mean, collectively, all the mortgaged real properties (together with all improvements and fixtures thereon) securing the relevant Cross-Collateralized Group.

          "Mortgagee" shall mean the holder of legal title to any Mortgage Loan, together with any third parties through which such holder takes actions with respect to such Mortgage Loan.

          "Net Adjusted REMIC II Remittance Rate" shall mean, with respect to any of the following REMIC II Regular Interests, for any Interest Accrual Period, the rate per annum specified below:

          (a) with respect to each of REMIC II Regular Interest A-1-2 and REMIC II Regular Interest A-1-3, for any Interest Accrual Period, 3.006% per annum;

          (b) with respect to each of REMIC II Regular Interest A-2-1, REMIC II Regular Interest A-2-2 and REMIC II Regular Interest A-2-3, for any Interest Accrual Period, 3.861% per annum;

          (c) with respect to each of REMIC II Regular Interest A-3-1, REMIC II Regular Interest A-3-2 and REMIC II Regular Interest A-3-3, for any Interest Accrual Period, 4.666% per annum;

          (d) with respect to each of REMIC II Regular Interest A-4-1 and REMIC II Regular Interest A-4-2, for any Interest Accrual Period, 4.801% per annum;

          (e) with respect to REMIC II Regular Interest B, for any Interest Accrual Period, 4.918% per annum;

          (f) with respect to REMIC II Regular Interest C, for any Interest Accrual Period, 4.958% per annum;

          (g) with respect to REMIC II Regular Interest D, for any Interest Accrual Period, 5.027% per annum;

          (h) with respect to REMIC II Regular Interest E, for any Interest Accrual Period, 5.118% per annum;

          (i) with respect to REMIC II Regular Interest F, for any Interest Accrual Period, an annual rate equal to the lesser of (i) 5.641% per annum and (ii) the REMIC II Remittance Rate in effect for REMIC II Regular Interest F for such Interest Accrual Period; and

          (j) with respect to REMIC II Regular Interest G, for any Interest Accrual Period, an annual rate equal to the lesser of (i) 5.744% per annum and (ii) the REMIC II Remittance Rate in effect for REMIC II Regular Interest G for such Interest Accrual Period.

          "Net Aggregate Prepayment Interest Shortfall" shall mean, with respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Pooled Mortgage Loans during the related Collection Period, exceeds (b) the aggregate amount of the Compensating Interest Payments remitted by the Master Servicer pursuant to Section 3.19(a) on the Master Servicer Remittance Date related to such Distribution Date.

          "Net Assumption Application Fee" shall have the meaning assigned thereto in Section 3.08.

          "Net Assumption Fee" shall have the meaning assigned thereto in
Section 3.08.

          "Net Default Charges" shall mean: (a) with respect to any Pooled Mortgage Loan or Pooled REO Loan, the Default Charges referred to in clause fifth of Section 3.26(a), which are payable to the Master Servicer as Additional Master Servicing Compensation or the Special Servicer as Additional Special Servicing Compensation; and (b) with respect to the Great Lakes Crossing

Companion Mortgage Loan or any successor Companion REO Loan with respect thereto, any Default Charges received thereon that are in excess of Advance Interest owing with respect thereto.

          "Net Investment Earnings" shall mean, with respect to any Investment Account for any related Investment Period, the amount, if any, by which the aggregate of all interest and other income realized during such Investment Period in connection with the investment of funds held in such Investment Account for the benefit of the Master Servicer, the Special Servicer or the Trustee, as applicable, in accordance with Section 3.06, exceeds the aggregate of all losses, if any, incurred during such Investment Period in connection with the investment of such funds for the benefit of the Master Servicer, the Special Servicer or the Trustee, as applicable, in accordance with Section 3.06 (other than losses of what would otherwise have constituted interest or other income earned on such funds).

          "Net Investment Loss" shall mean, with respect to any Investment Account for any related Investment Period, the amount by which the aggregate of all losses, if any, incurred during such Investment Period in connection with the investment of funds held in such Investment Account for the benefit of the Master Servicer, the Special Servicer or the Trustee, as applicable, in accordance with Section 3.06 (other than losses of what would otherwise have constituted interest or other income earned on such funds), exceeds the aggregate of all interest and other income realized during such Investment Period in connection with the investment of such funds for the benefit of the Master Servicer, the Special Servicer or the Trustee, as applicable, in accordance with Section 3.06; provided that, in the case of any Investment Account and any particular investment of funds in such Investment Account, Net Investment Loss shall not include any loss with respect to such investment which is incurred solely as a result of the insolvency of the federal or state chartered depositary institution or trust company that holds such Investment Account, so long as such depositary institution or trust company (i) satisfied the qualifications set forth in the definition of "Eligible Account" both at the time such investment was made and also as of a date not more than 30 days prior to the date of such loss and (ii) was not the party hereunder, or an Affiliate of the party hereunder, that maintained such Investment Account.

          "Net Liquidation Proceeds" shall mean the excess, if any, of all Liquidation Proceeds actually received by the Trust with respect to any Specially Serviced Mortgage Loan or REO Property, over the amount of all Liquidation Expenses incurred with respect thereto and all related Servicing Advances reimbursable therefrom.

          "Net Mortgage Rate" shall mean: (a) with respect to any Pooled Mortgage Loan (or successor Pooled REO Loan with respect thereto), the rate per annum equal to (i) the related Mortgage Rate minus (ii) the related Administrative Fee Rate and, in the case of a Pooled ARD Mortgage Loan after its Anticipated Repayment Date, the related Post-ARD Additional Interest Rate and, in the case of the Ritz-Carlton Key Biscayne Pooled Mortgage Loan, if applicable, the annual rate at which any RCKB Extra Interest is accruing with respect thereto; (b) with respect to the Great Lakes Crossing Companion Mortgage Loan (or any successor Companion REO Loan with respect thereto), the rate per annum equal to (i) the related Mortgage Rate minus (ii) the related Master Servicing Fee Rate and, following the related Anticipated Repayment Date, the related Post-ARD Additional Interest Rate; and (c) with respect to any B-Note Mortgage Loan, the rate per annum equal to the related Mortgage Rate minus, if such B-Note Mortgage Loan is an ARD Mortgage Loan, following the related Anticipated Repayment Date, the related Post-ARD Additional Interest Rate.

          "Net Standard Available Distribution Amount" shall mean, with respect to any Distribution Date, the Standard Available Distribution Amount for such Distribution Date, exclusive of (i) any Class GLC Standard Available Distribution Amount and any Class RCKB Standard Available Distribution Amount for such Distribution Date, (ii) any reimbursement to the Class GLC Directing Certificateholder on such Distribution Date pursuant to clause seventh of the first paragraph of Section 4.01(l) and (iii) any reimbursement to the Class RCKB Directing Certificateholder on such Distribution Date pursuant to clause seventh of the second paragraph of Section 4.01(l).

          "Net Total Principal Distribution Amount" shall mean, with respect to any Distribution Date, the Total Principal Distribution Amount for such Distribution Date, reduced by the sum of (i) the Class GLC Principal Distribution Amount for such Distribution Date and (ii) the Class RCKB Principal Distribution Amount for such Distribution Date.

          "Nonrecoverable Advance" shall mean any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

          "Nonrecoverable P&I Advance" shall mean, as evidenced by the Officer's Certificate and supporting documentation contemplated by Section 4.03(c), the portion of any P&I Advance previously made or proposed to be made in respect of any Pooled Mortgage Loan, the Great Lakes Crossing Companion Mortgage Loan or any REO Loan which, in the reasonable judgment (exercised in accordance with the Servicing Standard in the case of the Master Servicer or the Special Servicer) of the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, from late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Mortgage Loan or REO Loan.

          "Nonrecoverable Servicing Advance" shall mean, as evidenced by the Officer's Certificate and supporting documentation contemplated by Section 3.11(h), the portion of any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property which, in the reasonable judgment (exercised in accordance with the Servicing Standard in the case of the Master Servicer or the Special Servicer) of the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as the case may be, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, from late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Loan or REO Property.

          "Non-Registered Certificate" shall mean any Certificate that has not been subject to registration under the Securities Act. As of the Closing Date, the Class A-SP, Class A-X, Class GLC, Class RCKB, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R, Class V-1, Class V-2, Class V-3 and Class V-4 Certificates will constitute Non-Registered Certificates.

          "Non-United States Tax Person" shall mean any Person other than a United States Tax Person.

          "Officer's Certificate" shall mean a certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer or a Responsible Officer of the Trustee or any Fiscal Agent, as the case may be.

          "Opinion of Counsel" shall mean a written opinion of counsel (which counsel, in the case of any such opinion relating to the taxation of the Trust Fund or any portion thereof or the status of any REMIC Pool as a REMIC or the status of any Grantor Trust Pool as a Grantor Trust for taxation purposes, shall be Independent of the Depositor, Column, KeyBank, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent, but which may act as counsel to such Person) acceptable to and delivered to the addressee(s) thereof and which Opinion of Counsel, except as provided herein, shall not be at the expense of the Trustee.

          "Option Period" shall have the meaning assigned thereto in Section 3.18(c).

          "Option Price" shall have the meaning assigned thereto in Section 3.18(c).

          "Original Pooled Column Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

          "Original Pooled KeyBank Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

          "Original Pooled Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

          "OTS" shall mean the Office of Thrift Supervision or any successor thereto.

          "Ownership Interest" shall mean, in the case of any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

          "P&I Advance" shall mean, with respect to any Pooled Mortgage Loan, the Great Lakes Crossing Companion Mortgage Loan or any REO Loan, any advance made by the Master Servicer, the Trustee or any Fiscal Agent pursuant to Section 4.03.

          "P&I Advance Date" shall mean the Business Day preceding each Distribution Date.

          "Pass-Through Rate" shall mean the per annum rate at which interest accrues in respect of any Class of REMIC III Regular Interest Certificates during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with Section 2.14(f); provided that, for Certificateholder/Certificate Owner reporting purposes, the Pass-Through Rate for the Class A-SP Certificates shall be calculated as described in the Prospectus Supplement.

          "Payments Received after Determination Date Report" shall mean a report in the form and containing the information provided for in Exhibit E-2 attached hereto.

          "Percentage Interest" shall mean: (a) with respect to any REMIC III Regular Interest Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Class Principal Balance or Class Notional Amount, as the case may be, of the relevant Class as of the Closing Date; and (b) with respect to a Class R, Class V-1, Class V-2, Class V-3 or Class

V-4 Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

          "Performance Certification" shall have the meaning assigned thereto in
Section 8.14(b).

          "Performing Mortgage Loan" shall mean, as of any date of determination, any Mortgage Loan as to which no Servicing Transfer Event then exists.

          "Performing Party" shall have the meaning assigned thereto in Section 8.14(b).

          "Performing Pooled Mortgage Loan" shall mean, as of any date of determination, any Pooled Mortgage Loan that is then a Performing Mortgage Loan.

          "Permitted Investments" shall mean any one or more of the following obligations or securities:

          (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof; provided that each such obligation is backed by the full faith and credit of the United States;

          (ii) repurchase agreements on obligations specified in clause (i); provided that the short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time of investment rated in the highest short-term debt rating category of each of Moody's and Fitch;

          (iii) federal funds, unsecured uncertificated certificates of deposit, time deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof; provided that the short-term unsecured debt obligations of such bank or trust company are at the time of investment rated in the highest short-term debt rating category of each of Moody's and Fitch;

          (iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof (or of any corporation not so incorporated; provided that the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction); provided that such commercial paper is rated in the highest short-term debt rating category of each of Moody's and Fitch;

          (v) units of money market funds which maintain a constant net asset value; provided that such units of money market funds are rated in the highest applicable rating category of each of Moody's and Fitch; or

          (vi) any other obligation or security that is acceptable to the Rating Agencies and will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency);

provided that (A) no investment described hereunder shall evidence either the right to receive (1) only interest with respect to such investment or (2) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations, (B) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity, and (C) no investment described hereunder may be sold prior to stated maturity if such sale would result in a loss of principal on the instrument or a tax on "prohibited transactions" under Section 860F of the Code; and provided, further, that each investment described hereunder must have (X) a predetermined fixed amount of principal due at maturity (that cannot vary or change), (Y) an original maturity of not more than 365 days and a remaining maturity of not more than 30 days and
(Z) except in the case of a Permitted Investment described in clause (v) of this definition, a fixed interest rate or an interest rate that is tied to a single interest rate index plus a single fixed spread and moves proportionately with that index; and provided, further, that each investment described hereunder must be a "cash flow investment" (within the meaning of the REMIC Provisions).

          "Permitted Transferee" shall mean any Transferee of a Class R Certificate other than either a Disqualified Organization, a Non-United States Tax Person or a foreign permanent establishment or fixed base (each within the meaning of the applicable income tax treaty) of a United States Tax Person; provided, however, that if a Transferee is classified as a partnership under the Code, such Transferee shall only be a Permitted Transferee if all of its beneficial owners are United States Tax Persons and the governing documents of the Transferee prohibit a transfer of any interest in the Transferee to any Non-United States Tax Person.

          "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Phase I Environmental Assessment" shall mean a "Phase I assessment" as described in and meeting the criteria of the American Society for Testing and Materials, Designation E-1527, which assessment shall, if conducted subsequent to the Closing Date, include testing for radon (in the case of multifamily properties), lead-based paint (in the case of multifamily properties built prior to 1978) and asbestos (in the case of any properties built prior to 1985).

          "Plan" shall mean any of those retirement plans and other employee benefit plans, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that are subject to ERISA or the Code.

          "Plurality Class R Certificateholder" shall mean, as to any taxable year of any REMIC Pool, the Holder of Certificates evidencing the largest Percentage Interest in the Class R Certificates.

          "Pooled A-Note Mortgage Loan" shall mean any of the Pooled Mortgage Loans identified on the Pooled Mortgage Loan Schedule as a "Pooled A-Note Mortgage Loan". Each Pooled A-Note Mortgage Loan shall, together with the corresponding B-Note Mortgage Loan, be secured by a single Mortgage on a single Mortgaged Property.

          "Pooled ARD Mortgage Loan" shall mean any Pooled Mortgage Loan that is an ARD Mortgage Loan.

          "Pooled Balloon Mortgage Loan" shall mean any Pooled Mortgage Loan that is a Balloon Mortgage Loan.

          "Pooled Column Mortgage Loan" shall mean any Pooled Mortgage Loan that is either: (a) an Original Pooled Column Mortgage Loan; or (b) a Replacement Pooled Mortgage Loan that was delivered by Column under the First Mortgage Loan Purchase Agreement or by the Column Performance Guarantor under the Column Performance Guarantee.

          "Pooled KeyBank Mortgage Loan" shall mean any Pooled Mortgage Loan that is either: (a) an Original Pooled KeyBank Mortgage Loan; or (b) a Replacement Pooled Mortgage Loan that was delivered by KeyBank under the Second Mortgage Loan Purchase Agreement (including in substitution for a Type II Original Pooled Column Mortgage Loan as to which there was a Material Breach).

          "Pooled Mortgage Loan" shall mean each of the Original Pooled Mortgage Loans and Replacement Pooled Mortgage Loans that are from time to time held in the Trust Fund, including any such mortgage loan that has been wholly or partially defeased. As used herein, the term "Pooled Mortgage Loan" includes the related Mortgage Loan Documents.

          "Pooled Mortgage Loan Schedule" shall mean, together, the two schedules of Pooled Mortgage Loans attached hereto as Exhibit B-1 and Exhibit B-2, respectively, as either such schedule may be amended from time to time in accordance with this Agreement. Such schedules shall set forth the following information with respect to each Pooled Mortgage Loan:

          (i)  the loan number;

          (ii) the street address (including city, state and zip code) of the related Mortgaged Property;

          (iii)the (A) original principal balance and (B) Cut-off Date Principal Balance;

          (iv) the amount of the Monthly Payment due on the first Due Date following the Closing Date (and, if a Pooled Mortgage Loan currently requires only payments of interest but begins to amortize prior to maturity, on the first Due Date after amortization begins);

          (v)  the Mortgage Rate as of the Closing Date;

          (vi) the original and remaining term to stated maturity;

          (vii)in the case of a Pooled Balloon Mortgage Loan, the original and remaining amortization term;

          (viii)whether the Pooled Mortgage Loan is a Cross-Collateralized Pooled Mortgage Loan and, if so, the other Pooled Mortgage Loans contained in the related Cross-Collateralized Group;

          (ix) the Anticipated Repayment Date for each Pooled ARD Mortgage Loan;

          (x) whether such Pooled Mortgage Loan provides for defeasance and, if so, the period during which defeasance may occur;

          (xi) whether the Pooled Mortgage Loan is secured by a fee simple interest in the Mortgaged Property; by the Borrower's leasehold interest, and a fee simple interest, in the Mortgaged Property; or solely by a leasehold interest in the Mortgaged Property;

          (xii)whether the Pooled Mortgage Loan is a Pooled A-Note Mortgage
               Loan;

          (xiii)the name of the originator;

          (xiv)the Interest Accrual Basis; and

          (xv) the Administrative Fee Rate.

          "Pooled REO Loan" shall mean the "Pooled Mortgage Loan" deemed for purposes hereof to be outstanding and part of the Mortgage Pool with respect to each REO Property. Each Pooled REO Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Monthly Payment and otherwise to have the same terms and conditions as its predecessor Pooled Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor Pooled Mortgage Loan or the subject REO Acquisition). Each Pooled REO Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Pooled Mortgage Loan as of the date of the related REO Acquisition. All Monthly Payments (other than any Balloon Payment), Assumed Monthly Payments (in the case of a Pooled Balloon Mortgage Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Pooled Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of a Pooled REO Loan. In addition, all amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent in respect of the predecessor Pooled Mortgage Loan as of the date of the related REO Acquisition, including any unpaid or unreimbursed Servicing Fees and Advances (together with any related unpaid Advance Interest), shall continue to be payable or reimbursable in the same priority and manner pursuant to Section 3.05(a) to the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as the case may be, in respect of a Pooled REO Loan.

          "Post-ARD Additional Interest" shall mean, with respect to any ARD Mortgage Loan after its Anticipated Repayment Date, all interest accrued on the principal balance of such Mortgage Loan at the related Post-ARD Additional Interest Rate (the payment of which interest shall, under the terms of such Mortgage Loan, be deferred until the principal balance of such Mortgage Loan has been paid in full), together with all interest, if any, accrued at the related Mortgage Rate on such deferred interest.

          "Post-ARD Additional Interest Rate" shall mean, with respect to any ARD Mortgage Loan after its Anticipated Repayment Date, the incremental increase in the Mortgage Rate for such Mortgage Loan resulting from the passage of such Anticipated Repayment Date.

          "Prepayment Assumption" shall mean, for purposes of determining the accrual of original issue discount, market discount and premium, if any, on the Pooled Mortgage Loans, any Loan REMIC Regular Interest, the REMIC I Regular Interests, the REMIC II Regular Interests, the Group A-SP REMIC III Regular Interests, the Group A-X REMIC III Regular Interests and the Certificates for federal income tax purposes, the assumption that each Pooled ARD Mortgage Loan is paid in its entirety on its Anticipated Prepayment Date and that no Pooled Mortgage Loan is otherwise voluntarily prepaid prior to its Stated Maturity Date.

          "Prepayment Interest Excess" shall mean, with respect to any Pooled Mortgage Loan that was subject to a Principal Prepayment in full or in part made after its Due Date in any Collection Period, any payment of interest (net of related Master Servicing Fees and, further, net of any portion of such interest that represents Default Interest or Post-ARD Additional Interest) actually collected from the related Borrower and intended to cover the period from and after such Due Date to, but not including, the date of prepayment (exclusive, however, of any related Prepayment Premium or Yield Maintenance Charge that may have been collected).

          "Prepayment Interest Shortfall" shall mean with respect to any Pooled Mortgage Loan that was subject to a Principal Prepayment in full or in part made prior to its Due Date in any Collection Period, the amount of interest, to the extent not collected from the related Borrower (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected), that would have accrued on the amount of such Principal Prepayment during the period from the date of prepayment to, but not including, such Due Date (less the amount of related Master Servicing Fees and, if applicable, exclusive of Default Interest and Post-ARD Additional Interest).

          "Prepayment Premium" shall mean, with respect to any Mortgage Loan (and, if applicable, any successor REO Loan with respect thereto), any premium, fee or other additional amount paid or payable, as the context requires, by a Borrower in connection with a Principal Prepayment on, or other early collection of principal of, such Mortgage Loan (or, if applicable, such successor REO
Loan), to the extent such premium, fee or other additional amount is calculated as a percentage of the principal amount being prepaid or as a specified amount (other than a Yield Maintenance Minimum Amount).

          "Primary Real Property Collateral" shall have the meaning assigned thereto in Section 2.03(b).

          "Primary Responsible Party" shall mean: (a) in the case of (i) a Document Defect with respect to any Pooled Column Mortgage Loan or (ii) a Breach with respect to any Pooled Column Mortgage Loan, which Breach arises out of a representation or warranty set forth in, or made pursuant to, Section 4(b) or 4(d) of the First Mortgage Loan Purchase Agreement, Column; and (b) in the case of (i) a Document Defect with respect to any Pooled KeyBank Mortgage Loan or
(ii) a Breach with respect to any Pooled KeyBank Mortgage Loan or any Type II Original Pooled Column Mortgage Loan, which Breach arises out of a representation or warranty set forth in, or made pursuant to, Section 4(b) or 4(d) of the Second Mortgage Loan Purchase Agreement, KeyBank.

          "Primary Servicing Office" shall mean the office of the Master Servicer or the Special Servicer, as the context may require, that is primarily responsible for such party's servicing obligations hereunder.

          "Prime Rate" shall mean the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate", then the Trustee, in its sole discretion, shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Trustee in its sole discretion and the Trustee shall notify the Master Servicer and the Special Servicer in writing of its selection.

          "Principal Balance Certificate" shall mean any of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class GLC and Class RCKB Certificates.

          "Principal Distribution Amount" shall mean:

          (a) with respect to any REMIC I Regular Interest for any Distribution Date, an amount equal to that portion, if any, of the Total Principal Distribution Amount for such Distribution Date that is attributable to each and every Pooled Mortgage Loan and/or Pooled REO Loan, as the case may be, that relates to such REMIC I Regular Interest; provided that the Principal Distribution Amount with respect to REMIC I Regular Interest GLC-1 for any Distribution Date shall equal the total amount to which REMIC II would be entitled, subject to sufficient available funds, pursuant to clause second of the first paragraph of Section 4.01(l) with respect to REMIC I Regular Interest GLC-1 on such Distribution Date, and the Principal Distribution Amount with respect to REMIC I Regular Interest GLC-2 for any Distribution Date shall equal the total amount to which REMIC II would be entitled, subject to sufficient available funds, pursuant to clause fifth of the first paragraph of Section 4.01(l) with respect to REMIC I Regular Interest GLC-2 on such Distribution Date; and provided, further, that the Principal Distribution Amount with respect to REMIC I Regular Interest RCKB-1 for any Distribution Date shall equal the total amount to which REMIC II would be entitled, subject to sufficient available funds, pursuant to clause second of the second paragraph of Section 4.01(l) with respect to REMIC I Regular Interest RCKB-1 on such Distribution Date, and the Principal Distribution Amount with respect to REMIC I Regular Interest RCKB-2 for any Distribution Date shall equal the total amount to which REMIC II would be entitled, subject to sufficient available funds, pursuant to clause fifth of the second paragraph of Section 4.01(l) with respect to REMIC I Regular Interest RCKB-2 on such Distribution Date; and

          (b) with respect to any Class of Principal Balance Certificates (and, accordingly, with respect to that Class's Corresponding REMIC II Regular Interest(s)) for any Distribution Date, an amount equal to that portion, if any, of the Total Principal Distribution Amount for such Distribution Date that is allocable to such Class of Certificates as provided below in this definition.

          For purposes of the foregoing, for any Distribution Date, (i) the portion of the Total Principal Distribution Amount that is allocable to the Class GLC Certificates shall equal the Class GLC Principal Distribution Amount and (ii) the portion of the Total Principal Distribution Amount that is allocable to the Class RCKB Certificates shall equal the Class RCKB Principal Distribution Amount. For purposes of the foregoing, for so long as any of the Class A-P&I Certificates remain outstanding, the

Net Total Principal Distribution Amount for each Distribution Date shall be allocated to such Certificates, up to the lesser of (i) the aggregate Certificate Principal Balance of the Class A-P&I Certificates outstanding immediately prior to such Distribution Date and (ii) the entire such Net Total Principal Distribution Amount. The portion of the Net Total Principal Distribution Amount for each Distribution Date that is so allocable to the Class A-P&I Certificates shall, in turn, be allocated among the respective Classes of those Certificates as follows:

          first, to the Class A-1 Certificates, up to the lesser of (i) the entire amount of such Net Total Principal Distribution Amount, and (ii) the Class Principal Balance of the Class A-1 Certificates outstanding immediately prior to the subject Distribution Date;

          second, to the Class A-2 Certificates, up to the lesser of (i) the entire amount of such Net Total Principal Distribution Amount (exclusive of any portion thereof allocated in accordance with the immediately preceding clause first), and (ii) the Class Principal Balance of the Class A-2 Certificates outstanding immediately prior to the subject Distribution Date;

          third, to the Class A-3 Certificates, up to the lesser of (i) the entire amount of such Net Total Principal Distribution Amount (exclusive of any portion thereof allocated in accordance with the immediately preceding clause first and/or clause second), and (ii) the Class Principal Balance of the Class A-3 Certificates outstanding immediately prior to the subject Distribution Date; and

          then, to the Class A-4 Certificates, up to the lesser of (i) the entire amount of such Net Total Principal Distribution Amount (exclusive of any portion thereof allocated in accordance with the immediately preceding clause first, clause second and/or clause third), and (ii) the Class Principal Balance of the Class A-4 Certificates outstanding immediately prior to the subject Distribution Date;

provided that, on and after any Senior Principal Distribution Cross-Over Date (and, in any event, on the Final Distribution Date), the Net Total Principal Distribution Amount for each Distribution Date shall be allocated to the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates on a pro rata basis in accordance with the respective Class Principal Balances thereof outstanding immediately prior to the subject Distribution Date.

          After the aggregate Certificate Principal Balance of the Class A-P&I Certificates has been reduced to zero, the Net Total Principal Distribution Amount for each Distribution Date (net of any portion thereof that may have been allocated to the respective Classes of the Class A-P&I Certificates in retirement thereof pursuant to the prior paragraph) shall be allocated among the respective Classes of the Subordinate Principal Balance Certificates (exclusive of the Class GLC Certificates and the Class RCKB Certificates), sequentially in the following order and, in the case of each such Class of Subordinate Principal Balance Certificates, up to the lesser of (i) the Class Principal Balance of such Class of Certificates outstanding immediately prior to the subject Distribution Date and (ii) the remaining unallocated portion of the Net Total Principal Distribution Amount for the subject Distribution Date: first, to the Class B Certificates; second, to the Class C Certificates; third, to the Class D Certificates; fourth, to the Class E Certificates; fifth, to the F Certificates; sixth, to the Class G Certificates; seventh, to the Class H Certificates; eighth, to the Class J Certificates; ninth, to the Class K Certificates; tenth, to the Class L Certificates; eleventh, to the Class M Certificates; twelfth, to the Class N Certificates; thirteenth, to the Class O Certificates; and fourteenth, to the Class P Certificates.

          "Principal Prepayment" shall mean any voluntary payment of principal made by the Borrower on a Mortgage Loan that is received in advance of its scheduled Due Date and that is not accompanied by an amount of interest (without regard to any Prepayment Premium, Yield Maintenance Charge and/or Post-ARD Additional Interest that may have been collected) representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

          "Privileged Persons" shall mean the Depositor, the Master Servicer, the Special Servicer, Column, Key Bank, the Underwriters, the Rating Agencies, the Controlling Class Representative, each Certificateholder and, to the extent that the Trustee has in accordance with Section 5.06(b) confirmed the Ownership Interest in the Certificates held thereby, each Certificate Owner or, to the extent identified by a Certificateholder or a Certificate Owner, a prospective purchaser of a Certificate or any interest therein.

          "Proposed Plan" shall have the meaning assigned thereto in Section 3.17(a).

          "Prospectus" shall mean the Base Prospectus and the Prospectus Supplement, together.

          "Prospectus Supplement" shall mean that certain prospectus supplement dated March 27, 2003, relating to the Registered Certificates, that is a supplement to the Base Prospectus.

          "PTCE" shall mean Prohibited Transaction Class Exemption.

          "PTE" shall mean Prohibited Transaction Exemption.

          "Purchase Option" shall have the meaning assigned thereto in Section 3.18(c).

          "Purchase Price" shall mean, with respect to any Pooled Mortgage Loan (or REO Property), a cash price equal to the aggregate of (a) the outstanding principal balance of such Pooled Mortgage Loan (or the related Pooled REO Loan) as of the date of purchase, (b) all accrued and unpaid interest on such Pooled Mortgage Loan (or the related Pooled REO Loan) at the related Mortgage Rate (exclusive of any portion of such interest that represents Post-ARD Additional Interest) to, but not including, the Due Date occurring in the Collection Period during which the applicable purchase or repurchase occurs, (c) all related unreimbursed Servicing Advances, (d) all accrued and unpaid Advance Interest with respect to any related Advances, and (e) solely in the case of a repurchase or substitution by Column or KeyBank pursuant to a Mortgage Loan Purchase Agreement or by the Column Performance Guarantor pursuant to the Column Performance Guarantee, or in the case of any purchase pursuant to or as contemplated by Section 3.27 and/or the Great Lakes Crossing Intercreditor Agreement, (i) all related Special Servicing Fees, Work-out Fees, Liquidation Fees, Advance Interest (to the extent not otherwise included in clause (d) of this definition) and other related Additional Trust Fund Expenses, whether paid or then owing, and (ii) to the extent not otherwise included in the amount described in clause (c) or clause (e)(i) of this definition, any costs and expenses incurred by the Master Servicer, the Special Servicer or the Trustee (on behalf of the Trust) in enforcing the obligation of such Person to repurchase or replace such Pooled Mortgage Loan or REO Property.

          "Purchase Price Security Deposit" shall have the meaning assigned thereto in Section 2.03(b).

          "Purchase Price Security Deposit Account" shall mean a segregated custodial account or accounts created by and maintained by the Master Servicer, pursuant to Section 2.03(b), on behalf of the Trustee in trust for the Certificateholders and the Responsible Party that delivered the Purchase Price

Security Deposit held in such account or accounts, which shall be entitled "[name of Master Servicer], as the Master Servicer, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CK2, and [name of the subject Responsible Party], Purchase Price Security Deposit Account."

          "Qualified Appraiser" shall mean, in connection with the appraisal of any Mortgaged Property or REO Property, an Independent MAI-designated appraiser with at least five years of experience in respect of the relevant geographic location and property type.

          "Qualified Institutional Buyer" or "QIB" shall mean a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

          "Qualified Insurer" shall mean an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

          "Qualifying Substitute Mortgage Loan" shall mean, in connection with the replacement of a Defective Pooled Mortgage Loan as contemplated by Section 2.03, any other mortgage loan which, on the date of substitution, (i) has a principal balance, after deduction of the principal portion of any unpaid Monthly Payment due on or before the date of substitution, not in excess of the Stated Principal Balance of the Defective Pooled Mortgage Loan; (ii) is accruing interest at a fixed rate of interest at least equal to, and not more than one percentage point in excess of, that of the Defective Pooled Mortgage Loan; (iii) has the same Due Date as, and a grace period for delinquent Monthly Payments that is no longer than, the Due Date and grace period, respectively, of the Defective Pooled Mortgage Loan; (iv) is accruing interest on the same Interest Accrual Basis as the Defective Pooled Mortgage Loan; (v) has a remaining term to stated maturity not greater than, and not more than one year less than, that of the Defective Pooled Mortgage Loan and, in any event, has a Stated Maturity Date not later than two years prior to the Rated Final Distribution Date; (vi) has a then current loan-to-value ratio not higher than, and a then current debt service coverage ratio not lower than, the loan-to-value ratio and debt service coverage ratio, respectively, of the Defective Pooled Mortgage Loan as of the Closing Date; (vii) has comparable prepayment restrictions to those of the Defective Pooled Mortgage Loan; (viii) will comply (except in a manner that would not be adverse to the interests of the Certificateholders (as a collective whole) in or with respect to such mortgage loan), as of the date of substitution, with all of the representations relating to the Defective Pooled Mortgage Loan set forth in or made pursuant to the applicable Mortgage Loan Purchase Agreement; (ix) has a Phase I Environmental Assessment relating to the related Mortgaged Property in its Servicing File, which Phase I Environmental Assessment will evidence that there is no material adverse environmental condition or circumstance at the related Mortgaged Property for which further remedial action may be required under applicable law; and (x) constitutes a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; provided, however, that if more than one mortgage loan is to be substituted for any Defective Pooled Mortgage Loan, then all such proposed Replacement Pooled Mortgage Loans shall, in the aggregate, satisfy the requirement specified in clause (i) of this definition and each such proposed Replacement Pooled Mortgage Loan shall, individually, satisfy each of the requirements specified in clauses (ii) through (x) of this definition; and provided, further, that no mortgage loan shall be substituted for a Defective Pooled Mortgage Loan unless (a) such prospective Replacement Pooled Mortgage Loan shall be acceptable to the Controlling Class Representative (or, if there is no Controlling Class Representative then serving, to the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class), in its (or their) sole discretion, and (b) each Rating Agency shall have confirmed in writing to the Trustee that such substitution will not in and of itself result in an Adverse Rating Event with respect to any Class of Rated Certificates (such written confirmation to be obtained by the Responsible Party effecting the substitution). It is understood and agreed that the Controlling Class Representative (or, if no Controlling Class Representative is then serving, the Holders of Certificates representing a majority of the Voting Rights assigned to the Controlling Class) could find a prospective Replacement Pooled Mortgage Loan unacceptable for any reason or no reason whatsoever.

          "Rated Certificate" shall mean any of the Certificates to which a rating has been assigned by either Rating Agency at the request of the Depositor.

          "Rated Final Distribution Date" shall mean the Distribution Date in March 2036.

          "Rating Agency" shall mean either of Moody's and Fitch.

          "RCKB Extra Interest" shall mean, with respect to certain litigation related to the Ritz-Carlton Key Biscayne Mortgaged Property, the additional interest calculated at 4% per annum, payable on the Ritz-Carlton Key Biscayne Pooled Mortgage Loan if the Borrower fails, in the event of a determination adverse to such Borrower in such litigation, to either (i) pay the amount of the determination within sixty (60) days or (ii) bond over the items and obtain removal of the claims as a lien on the Ritz-Carlton Key Biscayne Mortgaged Property.

          "Realized Loss" shall mean:

          (1) with respect to each defaulted Pooled Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any successor Pooled REO Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (a) the unpaid principal balance of such Pooled Mortgage Loan or Pooled REO Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus
     (b) without taking into account the amount described in subclause (1)(c) of this definition, all unpaid interest accrued in respect of such Pooled Mortgage Loan or Pooled REO Loan, as the case may be, to but not including the related Due Date in the Collection Period in which the Final Recovery Determination was made, exclusive, however, of any portion of such unpaid interest that constitutes Default Interest or, in the case of a Pooled ARD Mortgage Loan after its Anticipated Repayment Date, Post-ARD Additional Interest, minus (c) all payments and proceeds, if any, received in respect of and allocable to such Pooled Mortgage Loan or Pooled REO Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made (net of any related Servicing Advances reimbursed therefrom and any related Liquidation Expenses paid therefrom);

          (2) with respect to each defaulted Pooled Mortgage Loan as to which any portion of the principal or past due interest payable thereunder was canceled in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Pooled Mortgage Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20, the amount of such principal or past due interest (other than any Default Interest and, in the case of a Pooled ARD Mortgage Loan after its Anticipated Repayment Date, Post-ARD Additional Interest) so canceled; and

          (3) with respect to each defaulted Pooled Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Pooled Mortgage Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20, the amount of any consequent reduction in the interest portion of each successive Monthly Payment due thereon (each such Realized Loss to be deemed to have been incurred on the Due Date for each affected Monthly Payment).

          "Record Date" shall mean, with respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

          "Recording Omission" shall mean, with respect to any Pooled Mortgage Loan, any Material Document Defect that exists, as of any date coinciding with or following October 11, 2004, as a result of the omission from the Mortgage File for such Pooled Mortgage Loan of the original or a copy of any document referred to in clause (ii), clause (iii), clause (iv), clause (v) or, in the case of a Mortgaged Property operated as a hospitality property, clause (viii) of the definition of "Mortgage File", with evidence of recording thereon or a receipt or other certification evidencing recording, because such document (i) was not delivered by or on behalf of Column, in the case of a Pooled Column Mortgage Loan, or KeyBank, in the case of a Pooled KeyBank Mortgage Loan, either as a recorded document or in proper form for recording in the appropriate recording office or (ii) was returned unrecorded as a result of an actual or purported defect therein.

          "Recording Omission Credit" shall mean, with respect to any Pooled Mortgage Loan as to which there exists a Recording Omission as of October 11, 2004, a letter of credit in the amount of 25% of the then outstanding principal amount of such Pooled Mortgage Loan and otherwise satisfying the criteria set forth in the applicable Mortgage Loan Purchase Agreement.

          "Recording Omission Reserve" shall mean, with respect to any Pooled Mortgage Loan as to which there exists a Recording Omission as of October 11, 2004, a cash deposit in the amount of 25% of the then outstanding principal amount of such Pooled Mortgage Loan.

          "Reference Rate" shall mean, with respect to any Interest Accrual Period, the applicable annual rate specified in Exhibit N attached hereto.

          "Registered Certificate" shall mean any Certificate that has been subject to registration under the Securities Act. As of the Closing Date, the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates constitute Registered Certificates.

          "Regulation S" shall mean Regulation S under the Securities Act.

          "Regulation S Global Certificate" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside of the United States in reliance on Regulation S, a single global Certificate, in definitive, fully registered form without interest coupon, which Certificate bears a Regulation S Legend.

          "Regulation S Legend" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside the United States in reliance on Regulation S, a legend generally to the effect that such Certificates may not be offered, sold, pledged or otherwise transferred in the United States or to a United States Securities Person prior to the Release Date except pursuant to an exemption from the registration requirements of the Securities Act.

          "Reimbursement Rate" shall mean the rate per annum applicable to the accrual of Advance Interest, which rate per annum is equal to the Prime Rate.

          "Release Date" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside the United States in reliance on Regulation S, the date that is 40 days following the later of (i) the commencement of the offering of such Non-Registered Certificates to Persons other than distributors in reliance upon Regulation S under the Securities Act and (ii) the date of closing of such offering.

          "REMIC" shall mean a "real estate mortgage investment conduit" as defined in Section 860D of the Code.

          "REMIC I" shall mean the segregated pool of assets designated as such in Section 2.10(a)

          "REMIC I Regular Interest" shall mean any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and, in each such case, designated as a "regular interest" in REMIC I. The REMIC I Regular Interests have the designations and terms provided for in Section 2.10.

          "REMIC I Regular Interest GLC-1" shall mean the REMIC I Regular Interest that bears the alphanumeric designation "GLC-1".

          "REMIC I Regular Interest GLC-2" shall mean the REMIC I Regular Interest that bears the alphanumeric designation "GLC-2".

          "REMIC I Regular Interest RCKB-1" shall mean the REMIC I Regular Interest that bears the alphanumeric designation "RCKB-1".

          "REMIC I Regular Interest RCKB-2" shall mean the REMIC I Regular Interest that bears the alphanumeric designation "RCKB-2".

          "REMIC I Remittance Rate" shall mean the per annum rate at which interest accrues in respect of any REMIC I Regular Interest during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with
Section 2.10(f).

          "REMIC I Residual Interest" shall mean the sole uncertificated "residual interest", within the meaning of Section 860G(a)(2) of the Code, in REMIC I, issued pursuant to this Agreement.

          "REMIC II" shall mean the segregated pool of assets designated as such in Section 2.12(a).

          "REMIC II Regular Interest" shall mean any of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and, in each such case, designated as a "regular interest" in REMIC II. The REMIC II Regular Interests have the designations and terms provided for in
Section 2.12.

          "REMIC II Regular Interest A-1-1" shall mean the REMIC II Regular Interest that bears the alphanumeric designation "A-1-1".

          "REMIC II Regular Interest A-1-2" shall mean the REMIC II Regular Interest that bears the alphanumeric designation "A-1-2".

          "REMIC II Regular Interest A-1-3" shall mean the REMIC II Regular Interest that bears the alphanumeric designation "A-1-3".

          "REMIC II Regular Interest A-2-1" shall mean the REMIC II Regular Interest that bears the alphanumeric designation "A-2-1".

          "REMIC II Regular Interest A-2-2" shall mean the REMIC II Regular Interest that bears the alphanumeric designation "A-2-2".

          "REMIC II Regular Interest A-2-3" shall mean the REMIC II Regular Interest that bears the alphanumeric designation "A-2-3".

          "REMIC II Regular Interest A-3-1" shall mean the REMIC II Regular Interest that bears the alphanumeric designation "A-3-1".

          "REMIC II Regular Interest A-3-2" shall mean the REMIC II Regular Interest that bears the alphanumeric designation "A-3-2".

          "REMIC II Regular Interest A-3-3" shall mean the REMIC II Regular Interest that bears the alphanumeric designation "A-3-3".

          "REMIC II Regular Interest A-4-1" shall mean the REMIC II Regular Interest that bears the alphanumeric designation "A-4-1".

          "REMIC II Regular Interest A-4-2" shall mean the REMIC II Regular Interest that bears the alphanumeric designation "A-4-2".

          "REMIC II Regular Interest B" shall mean the REMIC II Regular Interest that bears the alphabetic designation "B".

          "REMIC II Regular Interest C" shall mean the REMIC II Regular Interest that bears the alphabetic designation "C".

          "REMIC II Regular Interest D" shall mean the REMIC II Regular Interest that bears the alphabetic designation "D".

          "REMIC II Regular Interest E" shall mean the REMIC II Regular Interest that bears the alphabetic designation "E".

          "REMIC II Regular Interest F" shall mean the REMIC II Regular Interest that bears the alphabetic designation "F".

          "REMIC II Regular Interest G" shall mean the REMIC II Regular Interest that bears the alphabetic designation "G".

          "REMIC II Regular Interest GLC" shall mean the REMIC II Regular Interest that bears the alphabetic designation "GLC".

          "REMIC II Regular Interest H" shall mean the REMIC II Regular Interest that bears the alphabetic designation "H".

          "REMIC II Regular Interest J" shall mean the REMIC II Regular Interest that bears the alphabetic designation "J".

          "REMIC II Regular Interest K" shall mean the REMIC II Regular Interest that bears the alphabetic designation "K".

          "REMIC II Regular Interest L" shall mean the REMIC II Regular Interest that bears the alphabetic designation "L".

          "REMIC II Regular Interest M" shall mean the REMIC II Regular Interest that bears the alphabetic designation "M".

          "REMIC II Regular Interest N" shall mean the REMIC II Regular Interest that bears the alphabetic designation "N".

          "REMIC II Regular Interest O" shall mean the REMIC II Regular Interest that bears the alphabetic designation "O".

          "REMIC II Regular Interest P" shall mean the REMIC II Regular Interest that bears the alphabetic designation "P".

          "REMIC II Regular Interest RCKB" shall mean the REMIC II Regular Interest that bears the alphabetic designation "RCKB".

          "REMIC II Remittance Rate" shall mean the per annum rate at which interest accrues in respect of any REMIC II Regular Interest during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with
Section 2.12(f).

          "REMIC II Residual Interest" shall mean the sole uncertificated "residual interest", within the meaning of Section 860G(a)(2) of the Code, in REMIC II, issued pursuant to this Agreement.

          "REMIC III" shall mean the segregated pool of assets designated as such in Section 2.14(a).

          "REMIC III Regular Interest A-SP-A-1-2" shall mean the "regular interest" in REMIC III that bears the alphanumeric designation "A-SP-A-1-2".

          "REMIC III Regular Interest A-SP-A-1-3" shall mean the "regular interest" in REMIC III that bears the alphanumeric designation "A-SP-A-1-3".

          "REMIC III Regular Interest A-SP-A-2-1" shall mean the "regular interest" in REMIC III that bears the alphanumeric designation "A-SP-A-2-1".

          "REMIC III Regular Interest A-SP-A-2-2" shall mean the "regular interest" in REMIC III that bears the alphanumeric designation "A-SP-A-2-2".

          "REMIC III Regular Interest A-SP-A-2-3" shall mean the "regular interest" in REMIC III that bears the alphanumeric designation "A-SP-A-2-3".

          "REMIC III Regular Interest A-SP-A-3-1" shall mean the "regular interest" in REMIC III that bears the alphanumeric designation "A-SP-A-3-1".

          "REMIC III Regular Interest A-SP-A-3-2" shall mean the "regular interest" in REMIC III that bears the alphanumeric designation "A-SP-A-3-2".

          "REMIC III Regular Interest A-SP-A-3-3" shall mean the "regular interest" in REMIC III that bears the alphanumeric designation "A-SP-A-3-3".

          "REMIC III Regular Interest A-SP-A-4-2" shall mean the "regular interest" in REMIC III that bears the alphanumeric designation "A-SP-A-4-2".

          "REMIC III Regular Interest A-SP-B" shall mean the "regular interest" in REMIC III that bears the alphabetic designation "A-SP-B".

          "REMIC III Regular Interest A-SP-C" shall mean the "regular interest" in REMIC III that bears the alphabetic designation "A-SP-C".

          "REMIC III Regular Interest A-SP-D" shall mean the "regular interest" in REMIC III that bears the alphabetic designation "A-SP-D".

          "REMIC III Regular Interest A-SP-E" shall mean the "regular interest" in REMIC III that bears the alphabetic designation "A-SP-E".

          "REMIC III Regular Interest A-SP-F" shall mean the "regular interest" in REMIC III that bears the alphabetic designation "A-SP-F".

          "REMIC III Regular Interest A-SP-G" shall mean the "regular interest" in REMIC III that bears the alphabetic designation "A-SP-G".

          "REMIC III Regular Interest A-X-A-1-1" shall mean the "regular interest" in REMIC III that bears the alphanumeric designation "A-X-A-1-1".

          "REMIC III Regular Interest A-X-A-1-2" shall mean the "regular interest" in REMIC III that bears the alphanumeric designation "A-X-A-1-2".

          "REMIC III Regular Interest A-X-A-1-3" shall mean the "regular interest" in REMIC III that bears the alphanumeric designation "A-X-A-1-3".

          "REMIC III Regular Interest A-X-A-2-1" shall mean the "regular interest" in REMIC III that bears the alphanumeric designation "A-X-A-2-1"

          "REMIC III Regular Interest A-X-A-2-2" shall mean the "regular interest" in REMIC III that bears the alphanumeric designation "A-X-A-2-2".

          "REMIC III Regular Interest A-X-A-2-3" shall mean the "regular interest" in REMIC III that bears the alphanumeric designation "A-X-A-2-3".

          "REMIC III Regular Interest A-X-A-3-1" shall mean the "regular interest" in REMIC III that bears the alphanumeric designation "A-X-A-3-1".

          "REMIC III Regular Interest A-X-A-3-2" shall mean the "regular interest" in REMIC III that bears the alphanumeric designation "A-X-A-3-2".

          "REMIC III Regular Interest A-X-A-3-3" shall mean the "regular interest" in REMIC III that bears the alphanumeric designation "A-X-A-3-3".

          "REMIC III Regular Interest A-X-A-4-1" shall mean the "regular interest" in REMIC III that bears the alphanumeric designation "A-X-A-4-1".

          "REMIC III Regular Interest A-X-A-4-2" shall mean the "regular interest" in REMIC III that bears the alphanumeric designation "A-X-A-4-2".

          "REMIC III Regular Interest A-X-B" shall mean the "regular interest" in REMIC III that bears the alphabetic designation "A-X-B".

          "REMIC III Regular Interest A-X-C" shall mean the "regular interest" in REMIC III that bears the alphabetic designation "A-X-C".

          "REMIC III Regular Interest A-X-D" shall mean the "regular interest" in REMIC III that bears the alphabetic designation "A-X-D".

          "REMIC III Regular Interest A-X-E" shall mean the "regular interest" in REMIC III that bears the alphabetic designation "A-X-E".

          "REMIC III Regular Interest A-X-F" shall mean the "regular interest" in REMIC III that bears the alphabetic designation "A-X-F".

          "REMIC III Regular Interest A-X-G" shall mean the "regular interest" in REMIC III that bears the alphabetic designation "A-X-G".

          "REMIC III Regular Interest A-X-H" shall mean the "regular interest" in REMIC III that bears the alphabetic designation "A-X-H".

          "REMIC III Regular Interest A-X-J" shall mean the "regular interest" in REMIC III that bears the alphabetic designation "A-X-J".

          "REMIC III Regular Interest A-X-K" shall mean the "regular interest" in REMIC III that bears the alphabetic designation "A-X-K".

          "REMIC III Regular Interest A-X-L" shall mean the "regular interest" in REMIC III that bears the alphabetic designation "A-X-L".

          "REMIC III Regular Interest A-X-M" shall mean the "regular interest" in REMIC III that bears the alphabetic designation "A-X-M".

          "REMIC III Regular Interest A-X-N" shall mean the "regular interest" in REMIC III that bears the alphabetic designation "A-X-N".

          "REMIC III Regular Interest A-X-O" shall mean the "regular interest" in REMIC III that bears the alphabetic designation "A-X-O".

          "REMIC III Regular Interest A-X-P" shall mean the "regular interest" in REMIC III that bears the alphabetic designation "A-X-P".

          "REMIC III Regular Interest Certificate" shall mean any of the Interest Only Certificates and the Principal Balance Certificates.

          "REMIC III Remittance Rate" shall mean the per annum rate at which interest accrues in respect of any Group A-SP REMIC III Regular Interest or Group A-X REMIC III Regular Interest during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with Section 2.14(f).

          "REMIC III Residual Interest" shall mean the sole uncertificated "residual interest", within the meaning of Section 860G(a)(2) of the Code, in REMIC III, issued pursuant to this Agreement.

          "REMIC Pool" shall mean any of the Loan REMIC(s), REMIC I, REMIC II and REMIC III.

          "REMIC Provisions" shall mean the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

          "REMIC Sub-Account" shall mean a sub-account of the Distribution Account established pursuant to Section 3.04(b), which sub-account shall constitute an asset of the Trust Fund and REMIC I (or, alternatively, insofar as the amounts therein relate to an Exhibit B-5 Mortgage Loan or any related REO Property, an asset of the Trust Fund and the related Loan REMIC), but not an asset of any Grantor Trust Pool.

          "Rents from Real Property" shall mean, with respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

          "REO Account" shall mean a segregated custodial account or accounts created and maintained by the Special Servicer, pursuant to Section 3.16(b), on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "[name of Special Servicer], as Special Servicer, on behalf of [name of Trustee], in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass Through Certificates, Series 2003-CK2, REO Account."

          "REO Acquisition" shall mean the acquisition of any REO Property pursuant to Section 3.09.

          "REO Disposition" shall mean the sale or other disposition of any REO Property pursuant to Section 3.18.

          "REO Extension" shall have the meaning assigned thereto in Section 3.16(a).

          "REO Loan" shall mean either a Pooled REO Loan or the Companion REO Loan.

          "REO Property" shall mean a Mortgaged Property acquired by the Special Servicer on behalf of and in the name of the Trustee (or its nominee) for the benefit of the Certificateholders (or, if such property relates to the Great Lakes Crossing Total Mortgage Loan or an A/B Mortgage Loan Pair, for the benefit of (i) the Certificateholders and the holder of the Great Lakes Crossing Companion Mortgage Loan or (ii) the Certificateholders and the related B-Note Mortgage Loan Holder, as applicable), through foreclosure, acceptance of a deed in lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

          "REO Revenues" shall mean all income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

          "REO Tax" shall have the meaning assigned thereto in Section 3.17(a).

          "Replacement Pooled Mortgage Loan" shall mean any mortgage loan that is substituted Column, KeyBank or the Column Performance Guarantor for a Defective Pooled Mortgage Loan as contemplated by Section 2.03.

          "Request for Release" shall mean a request signed by a Servicing Officer of, as applicable, the Master Servicer in the form of Exhibit D-1 attached hereto or the Special Servicer in the form of Exhibit D-2 attached hereto.

          "Required Appraisal Loan" shall mean any Specially Serviced Pooled Mortgage Loan (and any successor Pooled REO Loan with respect thereto) as to which an Appraisal Trigger Event has occurred; provided that a Pooled Mortgage Loan shall cease to be a Required Appraisal Loan if and when, following the occurrence of the most recent Appraisal Trigger Event with respect thereto, such Pooled Mortgage Loan has become a Corrected Pooled Mortgage Loan and no other Servicing Transfer Event or Appraisal Trigger Event has occurred with respect thereto during the immediately preceding three months. The Great Lakes Crossing Companion Mortgage Loan shall be a "Required Appraisal Loan" for so long as the Great Lakes Crossing Pooled Mortgage Loan is such, and any Companion REO Loan in respect of the Great Lakes Crossing Companion Mortgage Loan shall in all cases be a "Required Appraisal Loan".

          "Reserve Account" shall mean any of the accounts established and maintained pursuant to Section 3.03(d).

          "Reserve Funds" shall mean, with respect to any Mortgage Loan, any amounts delivered by the related Borrower to be held in escrow by or on behalf of the related Mortgagee representing: (i) reserves for repairs, replacements, capital improvements and/or environmental testing and remediation with respect to the related Mortgaged Property; (ii) reserves for tenant improvements and leasing commissions; (iii) reserves for debt service; or (iv) amounts to be applied as a Principal Prepayment on such Mortgage Loan or held as Additional Collateral in the event that certain leasing or other economic criteria in respect of the related Mortgaged Property are not met.

          "Resolution Extension Period" shall have the meaning assigned thereto in Section 2.03(b).

          "Responsible Officer" shall mean: (a) when used with respect to the Trustee, the President, the Treasurer, the Secretary, any Vice President, any Assistant Vice President, any Trust Officer, any Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement; and (b) when used with respect to any Fiscal Agent or any Certificate Registrar (other than the Trustee), any officer or assistant officer thereof.

          "Responsible Party" shall mean: (a) in the case of (i) a Document Defect with respect to any Pooled Column Mortgage Loan or (ii) a Breach with respect to any Pooled Column Mortgage Loan, which Breach arises out of a representation or warranty set forth in, or made pursuant to, Section 4(b) or 4(d) of the First Mortgage Loan Purchase Agreement, each of Column and the Column Performance Guarantor; and (b) in the case of (i) a Document Defect with respect to any Pooled KeyBank Mortgage Loan or (ii) a Breach with respect to any Pooled KeyBank Mortgage Loan or any Type II Original Pooled Column Mortgage Loan, which Breach arises out of a representation or warranty set forth in, or made pursuant to, Section 4(b) or 4(d) of the Second Mortgage Loan Purchase Agreement, KeyBank.

          "Restricted Servicer Reports" shall mean, collectively, to the extent not filed with the Commission, the CMSA Operating Statement Analysis Report, the CMSA NOI Adjustment Worksheet, CMSA Financial File and the CMSA Comparative Financial Status Report.

          "Ritz-Carlton Key Biscayne Change of Control Event" shall mean the event that exists when, as of any date of determination, the Class Principal Balance of the Class RCKB Certificates (net of any Appraisal Reduction Amount with respect to the Ritz-Carlton Key Biscayne Pooled Mortgage Loan or any successor Pooled REO Loan with respect thereto) is less than 25% of the initial Certificate Principal Balance of the Class RCKB Certificates.

          "Ritz-Carlton Key Biscayne Pooled Mortgage Loan" shall mean the Pooled Mortgage Loan secured by a Mortgage on the Ritz-Carlton Key Biscayne Mortgaged Property.

          "Ritz-Carlton Key Biscayne Mortgaged Property" shall mean the Mortgaged Property identified on the Mortgage Loan Schedule as Ritz-Carlton Key Biscayne.

          "Ritz-Carlton Key Biscayne Payment Trigger Event" shall mean the event that exists when, as of any date of determination, (i) an event of default exists under the Ritz-Carlton Key Biscayne

Pooled Mortgage Loan, (ii) a Servicing Transfer Event exists with respect to the Ritz-Carlton Key Biscayne Pooled Mortgage Loan, (iii) the Ritz-Carlton Key Biscayne Mortgaged Property has become an REO Property, or (iv) payments of principal and interest are being made with respect to the Ritz-Carlton Key Biscayne Pooled Mortgage Loan in accordance with a modification or forbearance agreement.

          "Rule 144A Global Certificate" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates, a single global Certificate registered in the name of the Depositary or its nominee, in definitive, fully registered form without interest coupons, which Certificate bears a Qualified Institutional Buyer CUSIP number and does not bear a Regulation S Legend.

          "Sarbanes-Oxley Certification" shall have the meaning assigned thereto in Section 8.14(b).

          "Second Mortgage Loan Purchase Agreement" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Senior Certificates" shall mean, collectively, the Class A-P&I Certificates and the Interest Only Certificates.

          "Senior Principal Distribution Cross-Over Date" shall mean the first Distribution Date as of which the aggregate Certificate Principal Balance of the Class A-P&I Certificates outstanding immediately prior thereto equals or exceeds the sum of (a) the aggregate Stated Principal Balance of the Mortgage Pool (net of the aggregate Uncertificated Principal Balance of REMIC I Regular Interest GLC-2 and REMIC I Regular Interest RCKB-2) that will be outstanding immediately following such Distribution Date, plus (b) the lesser of (i) the Net Total Principal Distribution Amount for such Distribution Date and (ii) the portion of the Net Standard Available Distribution Amount for such Distribution Date that will remain after all distributions of interest to be made on the Senior Certificates on such Distribution Date pursuant to Section 4.01(a) have been so made.

          "Servicing Account" shall mean any of the accounts established and maintained pursuant to Section 3.03(a).

          "Servicing Advances" shall mean all customary, reasonable and necessary "out-of-pocket" costs and expenses, including reasonable attorneys' fees and expenses, paid or to be paid, as the context requires, out of its own funds, by the Master Servicer or the Special Servicer (or, if applicable, the Trustee or any Fiscal Agent) in connection with the servicing of a Mortgage Loan as to which a default, delinquency or other unanticipated event has occurred or is imminent, or in connection with the administration of any REO Property, including (1) any such costs and expenses associated with (a) compliance with the obligations of the Master Servicer and/or the Special Servicer set forth in Sections 2.03, 3.03(c) and 3.09, (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, including the cost of any "force placed" insurance policy purchased by the Master Servicer or the Special Servicer to the extent such cost is allocable to a particular Mortgaged Property that the Master Servicer or the Special Servicer is required to cause to be insured pursuant to Section 3.07(a), (c) obtaining any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds in respect of any such Mortgage Loan or any REO Property, (d) any enforcement or judicial proceedings with respect to any such Mortgage Loan, including foreclosures and similar proceedings, (e) the operation, management, maintenance and liquidation of any REO Property, (f) obtaining any Appraisal required to be obtained hereunder, and
(g) UCC filings (to the extent that the costs thereof are not reimbursed by the related Borrower), (2) the reasonable and direct out-of-pocket travel expenses incurred by the Special Servicer in connection with performing inspections pursuant to Section 3.12(a), and (3) any other expenditure which is expressly designated as a Servicing Advance herein; provided that, notwithstanding anything to the contrary, "Servicing Advances" shall not include (A) allocable overhead of the Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, (B) costs incurred by either such party or any Affiliate thereof in connection with its purchase of any Pooled Mortgage Loan or REO Property pursuant to or as contemplated by any provision of this Agreement or (C) costs or expenses expressly required under this Agreement to be borne by the Master Servicer or the Special Servicer.

          "Servicing Fees" shall mean, with respect to any Pooled Mortgage Loan, the Great Lakes Crossing Companion Mortgage Loan or any REO Loan, the Master Servicing Fee and the Special Servicing Fee.

          "Servicing File" shall mean any documents (other than documents required to be part of the related Mortgage File, but including any correspondence file) in the possession or under the control of, or required (pursuant to the applicable Mortgage Loan Purchase Agreement, this Agreement or otherwise) to be delivered to, as the context may require, the Master Servicer or the Special Servicer and relating to the origination and servicing of any Mortgage Loan or the administration of any REO Property, including any tenant subordination and non-disturbance agreements, third-party underwriting reports, legal opinions and insurance policies relating to such Mortgage Loan or the related Mortgaged Property that are in the possession of the Master Servicer or the Special Servicer, as the case may be, at any particular time.

          "Servicing Officer" shall mean any officer or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Depositor on the Closing Date, as such list may be amended from time to time by the Master Servicer or the Special Servicer.

          "Servicing Standard" shall mean, with respect to each of the Master Servicer and the Special Servicer, to service and administer the Mortgage Loans and any REO Properties for which it is responsible hereunder: (a) with the same care, skill, prudence and diligence as it services and administers comparable mortgage loans and real properties on behalf of third parties or on behalf of itself, whichever is the higher standard, giving due consideration to customary and usual standards of practice utilized by prudent institutional commercial and multifamily mortgage loan servicers under comparable circumstances; (b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans, the full collection of all Prepayment Premiums and Yield Maintenance Charges that may become payable under the Mortgage Loans and, in the case of the Special Servicer, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) (or, in the case of an A/B Mortgage Loan Pair or the Great

Lakes Crossing Total Mortgage Loan, to the Certificateholders and the related B-Note Mortgage Loan Holder (as a collective whole) or to the Certificateholders and the holder of the Great Lakes Crossing Companion Mortgage Loan (as a collective whole), as applicable) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders, a B-Note Mortgage Loan Holder and/or the holder of the Great Lakes Crossing Companion Mortgage Loan, as applicable, to be performed at the related Net Mortgage Rate); and (c) without regard to: (i) any relationship that the Master Servicer or Special Servicer, as the case may be, or any of its Affiliates may have with the related Borrower or any of its Affiliates or with any other party to this Agreement; (ii) the ownership of any Certificate by the Master Servicer or Special Servicer, as the case may be, or any of its Affiliates; (iii) the obligation of the Master Servicer to make Advances, (iv) the obligation of the Special Servicer to make, or direct the Master Servicer to make, Servicing Advances; (v) the right of the Master Servicer or Special Servicer, as the case may be, or any of its Affiliates to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction; (vi) any ownership, servicing and/or management by the Master Servicer or Special Servicer, as the case may be, or any of its Affiliates of any other mortgage loans or real property; (vii) the ownership by the Master Servicer or Special Servicer, as the case may be, or any of its Affiliates of any other debt owed by, or secured by ownership interests in, any of the Borrowers or any Affiliate of a Borrower; and (viii) the obligations of the Master Servicer or Special Servicer, as the case may be, or any of its Affiliates to repurchase any Pooled Mortgage Loan from the Trust, or to indemnify the Trust, in any event as a result of a Material Breach (or, under the circumstances contemplated by the second paragraph of Section 2.03(b), a Breach) or a Material Document Defect.

          "Servicing Transfer Event" shall mean, with respect to any Pooled Mortgage Loan or the Great Lakes Crossing Companion Mortgage Loan, any of the following events:

          (a) the related Borrower has failed to make when due any Monthly Payment (including a Balloon Payment) or any other payment required under the related Mortgage Loan Documents, which failure continues, or the Master Servicer determines, in its reasonable judgment, will continue, unremedied (including by the Class GLC Directing Certificateholder or the Class RCKB Directing Certificateholder, as the case may be) (i) except in the case of a delinquent Balloon Payment, for 60 days beyond the date on which the subject payment was due, and (ii) solely in the case of a delinquent Balloon Payment, for 90 days beyond the related maturity date or, if the related Borrower has delivered to the Master Servicer a refinancing commitment reasonably acceptable to the Special Servicer, for such longer period, not to exceed 150 days beyond the related maturity date, during which the refinancing would occur; or

          (b) the Master Servicer has determined, in its reasonable judgment, that a default in making a Monthly Payment (including a Balloon Payment) or any other material payment required under the related Mortgage Loan Documents is likely to occur within 30 days and either (i) the related Borrower has requested a material modification of the payment terms of the subject Mortgage Loan or (ii) such default is likely to remain unremedied (including by the Class GLC Directing Certificateholder or the Class RCKB Directing Certificateholder, as the case may be) for at least the period contemplated by clause (a) of this definition; or

          (c) the Master Servicer has determined, in its reasonable judgment, that a default, other than as described in clause (a) or (b) of this definition, has occurred that may materially impair the value of the related Mortgaged Property as security for the Pooled Mortgage Loan, which default has continued unremedied (including by the Class GLC Directing Certificateholder or the Class RCKB Directing Certificateholder, as the case may be) for the applicable cure period under the terms of the subject Mortgage Loan (or, if no cure period is specified, for 60 days); or

          (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary action against the related Borrower under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the related Borrower and such decree or order shall have remained in force undismissed, undischarged or unstayed for a period of 60 days; or

          (e) the related Borrower shall have consented to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding of or relating to such Borrower or of or relating to all or substantially all of its property; or

          (f) the related Borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

          (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or

          (h) if the subject Mortgage Loan is a Pooled A-Note Mortgage Loan, the existence of an A/B Material Default (insofar as such A/B Material Default is not otherwise covered by clauses (a) through clause (g) above of this definition).

A Servicing Transfer Event with respect to any Pooled Mortgage Loan or the Great Lakes Crossing Companion Mortgage Loan shall cease to exist:

          (w) in the case of the circumstances described in clause (a) above, if and when the related Borrower has made three consecutive full and timely Monthly Payments under the terms of the subject Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20);

          (x) in the case of the circumstances described in clauses (b), (d),
     (e) and (f) above, if and when such circumstances cease to exist in the reasonable judgment of the Special Servicer;

          (y) in the case of the circumstances described in clauses (c) and (h) above, if and when such default is cured in the reasonable judgment of the Special Servicer; and

          (z) in the case of the circumstances described in clause (g) above, if and when such proceedings are terminated.

          "Sole Certificateholder(s)" shall mean any Holder or group of Holders, as the case may be, of 100% of the then outstanding Certificates.

          "Special Reconciliation Report" shall mean a report in the form and containing the information provided for in Exhibit E-3 attached hereto.

          "Special Reserve Account" shall mean a segregated custodial account or accounts created and maintained by the Master Servicer, pursuant to Section 2.03(e), on behalf of the Trustee in trust for the Certificateholders and the Responsible Party that delivered the Recording Omission Reserve held in such account or accounts, which shall be entitled "[name of Master Servicer], as Master Servicer, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CK2, and [name of the subject Responsible Party], Special Reserve Account".

          "Special Servicer", subject to Section 3.01(f), shall mean KRECM, in its capacity as special servicer hereunder, or any successor special servicer appointed as provided herein.

          "Special Servicer Backup Certification" shall have the meaning assigned thereto in Section 8.14.

          "Special Servicing Fee" shall mean, with respect to each Specially Serviced Mortgage Loan (other than, if applicable, a B-Note Mortgage Loan) and each REO Loan, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph (together with, in the case of the Great Lakes Crossing Companion Mortgage Loan or any successor Companion REO Loan with respect thereto, the last paragraph) of Section 3.11(c).

          "Special Servicing Fee Rate" shall mean, with respect to each Specially Serviced Mortgage Loan and each Pooled REO Loan, 0.25% per annum.

          "Specially Designated Defaulted Pooled Mortgage Loan" shall mean a Specially Serviced Pooled Mortgage Loan that is delinquent 90 days or more with respect to any Balloon Payment or 60 days or more with respect to any other Monthly Payment, with such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or a Specially Serviced Pooled Mortgage Loan as to which the amounts due thereunder have been accelerated following any other material default.

          "Specially Designated Mortgage Loan Documents" shall mean, with respect to any Pooled Mortgage Loan, subject to Sections 1.04 and 2.01, the following documents on a collective basis:

          (i) the original executed Mortgage Note or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note;

          (ii) an original or a copy of the Mortgage (with or without recording information);

          (iii) the original or a copy of the policy of lender's title insurance or, if such policy has not yet been issued, a "marked-up" pro forma title policy or commitment for title insurance marked as binding and countersigned or evidenced as binding by escrow letter or closing instructions;

          (iv) the original or a copy of any Ground Lease;

          (v) any Letter(s) of Credit constituting Additional Collateral and, if applicable, the originals or copies of any intervening assignments thereof; and

          (vi) if such Pooled Mortgage Loan is secured by a hospitality property, a copy of the franchise agreement (if any), the original of the most recent franchise comfort letter (if any) and the original documents necessary to transfer or assign such comfort letter to the Trustee;

provided that whenever the term "Specially Designated Mortgage Loan Documents" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf such term shall not be deemed to include such documents and instruments referred to in items (i) through (vi) of this definition unless they are actually so received.

          "Specially Serviced Mortgage Loan" shall mean: any Specially Serviced Pooled Mortgage Loan; or, to the extent it is being serviced hereunder, any B-Note Mortgage Loan as to which the related Pooled A-Note Mortgage Loan is a Specially Serviced Mortgage Loan; or, to the extent that it is being serviced hereunder, the Great Lakes Crossing Companion Mortgage Loan (but only if the Great Lakes Crossing Pooled Mortgage Loan is a Specially Serviced Pooled Mortgage Loan).

          "Specially Serviced Pooled Mortgage Loan" shall mean any Pooled Mortgage Loan as to which there then exists a Servicing Transfer Event. Upon the occurrence of a Servicing Transfer Event with respect to any Pooled Mortgage Loan, such Pooled Mortgage Loan shall remain a Specially Serviced Pooled Mortgage Loan until the earliest of (i) the occurrence of a Liquidation Event with respect to such Pooled Mortgage Loan, (ii) the occurrence of an REO Acquisition with respect to the related Mortgaged Property, and (iii) the cessation of all existing Servicing Transfer Events with respect to such Pooled Mortgage Loan.

          "Standard Available Distribution Amount" shall mean, with respect to any Distribution Date, an amount equal to (a) the sum of (i) all amounts on deposit in the Distribution Account as of 11:00 a.m., New York City time, on such Distribution Date, (ii) to the extent not included in the amount described in clause (a)(i) of this definition, any P&I Advances and/or Compensating Interest Payments that were made in respect of the Mortgage Pool on such Distribution Date, (iii) to the extent not included in the amount described in clause (a)(i) of this definition, the aggregate amount transferred (pursuant to Section 3.05(d)) from the Excess Liquidation Proceeds Account to the Distribution Account in respect of such Distribution Date, and (iv) to the extent not included in the amount described in clause (a)(i) of this definition, if such Distribution Date occurs during the month of March of 2004 or any year thereafter, the aggregate of the Interest Reserve Amounts with respect to the Interest Reserve Loans transferred from the Interest Reserve Account to the Distribution Account during such month of March for distribution on such Distribution Date, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any payments of principal (including Principal Prepayments) and interest, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received by or on behalf of the Trust after the end of the related Collection Period,

(iii) any Prepayment Premiums, Yield Maintenance Charges, Additional Sully Place Yield Maintenance Amount, Post-ARD Additional Interest and/or RCKB Extra Interest, (iv) any amounts payable or reimbursable to any Person from the Distribution Account pursuant to clauses (iii) through (vii) of Section 3.05(b),
(v) if such Distribution Date occurs during the month of February of 2004 or any year thereafter or during the month of January of 2005 or any year thereafter that is not a leap year, the aggregate of the Interest Reserve Amounts with respect to the Interest Reserve Loans to be withdrawn (pursuant to Section 3.04(c) and Section 3.05(b)(ii)) from the Distribution Account and deposited into the Interest Reserve Account during such month of February or such month of January, as the case may be, and held for future distribution, and (vi) any amounts deposited in the Distribution Account in error; provided that the Standard Available Distribution Amount for the Final Distribution Date shall be calculated without regard to clauses (b)(i), (b)(ii) and (b)(v) of this definition.

          "Startup Day" shall mean, with respect to each REMIC Pool, the day designated as such in Section 2.08(a) (in the case of each Loan REMIC), Section 2.10(a) (in the case of REMIC I), Section 2.12(a) (in the case of REMIC II) or
Section 2.14(a) (in the case of REMIC III), as applicable.

          "Stated Maturity Date" shall mean, with respect to any Mortgage Loan, the Due Date specified in the related Mortgage Note (as in effect on the Closing Date or, in the case of a Replacement Pooled Mortgage Loan, on the related date of substitution) on which the last payment of principal is due and payable under the terms of such Mortgage Note, without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20 and, in the case of an ARD Mortgage Loan, without regard to its Anticipated Repayment Date.

          "Stated Principal Balance" shall mean, with respect to any Pooled Mortgage Loan (and any successor Pooled REO Loan with respect thereto), a principal balance which (a) initially shall equal the unpaid principal balance thereof as of the related Due Date in April 2003 or, in the case of any Replacement Pooled Mortgage Loan, as of the related date of substitution, in any event after application of all payments of principal due thereon on or before such date, whether or not received, and (b) shall be permanently reduced on each subsequent Distribution Date (to not less than zero) by (i) that portion, if any, of the Total Principal Distribution Amount for such Distribution Date attributable to such Pooled Mortgage Loan (or successor Pooled REO Loan), and
(ii) the principal portion of any Realized Loss incurred in respect of such Pooled Mortgage Loan (or successor Pooled REO Loan) during the related Collection Period; provided that, if a Liquidation Event occurs in respect of any Pooled Mortgage Loan or REO Property, then the "Stated Principal Balance" of such Pooled Mortgage Loan or of the related Pooled REO Loan, as the case may be, shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred.

          "Subordinate Certificate" shall mean any of the Class GLC, Class RCKB, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class R Certificates.

          "Subordinate Principal Balance Certificate" shall mean any of the Subordinate Certificates that are also Principal Balance Certificates.

          "Subsequent Exchange Act Reports" shall mean all Exchange Act Reports other than the Current Report on Form 8-K to be filed with the Commission with respect to the Trust by the Depositor in accordance with Section 8.14(a) within 15 days following the Closing Date.

          "Sub-Servicer" shall mean any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

          "Sub-Servicing Agreement" shall mean the written contract between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

          "Substitution Shortfall Amount" shall mean, in connection with the substitution of one or more Replacement Pooled Mortgage Loans for any Defective Pooled Mortgage Loan, the amount, if any, by which the Purchase Price for such Defective Pooled Mortgage Loan (calculated as if it were to be repurchased, instead of replaced, on the relevant date of substitution), exceeds the initial Stated Principal Balance or the initial aggregate Stated Principal Balance, as the case may be, of such Replacement Pooled Mortgage Loan(s).

          "Sully Place Mortgaged Property" shall mean the Mortgaged Property identified on the Mortgage Loan Schedule as Sully Place.

          "Sully Place Pooled Mortgage Loan" shall mean the Pooled Mortgage Loan that is secured by a Mortgage on the Sully Place Mortgaged Property.

          "Tax Matters Person" shall mean, with respect to any REMIC Pool, the Person designated as the "tax matters person" of such REMIC Pool in the manner provided under Treasury regulation section 1.860F-4(d) and temporary Treasury regulation section 301.6231(a)(7)-1T, which Person shall, pursuant to Section 10.01(b), be the Plurality Class R Certificateholder.

          "Tax Returns" shall mean the federal income tax return on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit Income (REMIC) Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holder of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each REMIC Pool due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS under any applicable provisions of federal tax law or any other governmental taxing authority under applicable state or local tax laws.

          "Termination Price" shall have the meaning assigned thereto in Section 9.01(a).

          "Total Principal Distribution Amount" shall mean:

          (a)with respect to any Distribution Date prior to the Final Distribution Date, an amount equal to the aggregate (without duplication) of the following--

          (i) all payments of principal (including Principal Prepayments) received by or on behalf of the Trust with respect to the Pooled Mortgage Loans during the related Collection Period, in each case net of any portion of the particular payment that represents a Late Collection of principal for which a P&I Advance was previously made for a prior Distribution Date or that represents the principal portion of a Monthly Payment due on or before the related Due Date in April 2003 or on a Due Date subsequent to the end of the related Collection Period,

          (ii) all scheduled payments of principal due in respect of the Pooled Mortgage Loans for their respective Due Dates occurring during the related Collection Period that were received by or on behalf of the Trust (other than as part of a Principal Prepayment) prior to the related Collection Period,

          (iii) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received by or on behalf of the Trust with respect to any of the Pooled Mortgage Loans during the related Collection Period that were identified and applied as recoveries of principal of such Pooled Mortgage Loans in accordance with Section 1.03, in each case net of any portion of such proceeds that represents a Late Collection of principal due on or before the related Due Date in April 2003 or for which a P&I Advance was previously made for a prior Distribution Date,

          (iv) all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and REO Revenues received by or on behalf of the Trust in respect of any REO Properties during the related Collection Period that were identified and applied as recoveries of principal of the related Pooled REO Loans in accordance with Section 1.03, in each case net of any portion of such proceeds and/or revenues that represents a Late Collection of principal due on or before the related Due Date in April 2003 or for which a P&I Advance was previously made for a prior Distribution Date, and

          (v) the respective principal portions of all P&I Advances made in respect of the Pooled Mortgage Loans and any Pooled REO Loans with respect to such Distribution Date; and

          (b) with respect to the Final Distribution Date, an amount equal to the aggregate Stated Principal Balance of the entire Mortgage Pool outstanding immediately prior to the Final Distribution Date.

          "Transfer" shall mean any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

          "Transfer Affidavit and Agreement" shall have the meaning assigned thereto in Section 5.02(d).

          "Transferee" shall mean any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

          "Transferor" shall mean any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

          "Trust" shall mean the trust created hereby.

          "Trustee" shall mean Wells Fargo, in its capacity as trustee hereunder, or any successor trustee appointed as provided herein.

          "Trustee Report" shall have the meaning assigned thereto in Section 4.02(a).

          "Trustee Backup Certification" shall have the meaning assigned thereto in Section 8.14(f).

          "Trustee's Fee" shall mean, with respect to any Pooled Mortgage Loan or Pooled REO Loan, the fee designated as such and payable to the Trustee pursuant to Section 8.05(a).

          "Trustee's Fee Rate" shall mean 0.0021% per annum.

          "Trust Fund" shall mean, collectively, all of the assets of all the REMIC Pools and Grantor Trust Pools, together with the Purchase Price Security Deposit Accounts, the Special Reserve Accounts and any Recording Omission Reserves and Recording Omission Credits delivered by Column, KeyBank or the Column Performance Guarantor to the Master Servicer as contemplated by Section 2.03.

          "Type I Original Pooled Column Mortgage Loan" shall mean an Original Pooled Column Mortgage Loan that is identified on the Pooled Mortgage Loan Schedule as having been originated by a party other than KeyBank.

          "Type II Original Pooled Column Mortgage Loan" shall mean an Original Pooled Column Mortgage Loan that is identified on the Pooled Mortgage Loan Schedule as having been originated by KeyBank.

          "UCC" shall mean the Uniform Commercial Code in effect in the applicable jurisdiction.

          "UCC Financing Statement" shall mean a financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in any relevant jurisdiction.

          "Uncertificated Principal Balance" shall mean the principal balance outstanding from time to time of any Loan REMIC Regular Interest (calculated in accordance with Section 2.08(e) hereof), any REMIC I Regular Interest (calculated in accordance with Section 2.10(e) hereof) or any REMIC II Regular Interest (calculated in accordance with Section 2.12(e) hereof).

          "Underwriters" shall mean, collectively, CSFB LLC, McDonald and Goldman Sachs.

          "Underwriter Exemption" shall mean PTE 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41, and as may be subsequently amended following the Closing Date.

          "Unfunded Principal Balance Reduction" shall mean any reduction made in the Class Principal Balance of any Class of Principal Balance Certificates pursuant to Section 4.04(a), the Uncertificated Principal Balance of any REMIC II Regular Interest pursuant to Section 4.04(b), the Uncertificated Principal Balance of any REMIC I Regular Interest pursuant to Section 4.04(c) or the Uncertificated Principal Balance of any Loan REMIC Regular Interest pursuant to
Section 4.04(d).

          "United States Securities Person" shall mean any "U.S. person" as defined in Rule 902(k) of Regulation S.

          "United States Tax Person" shall mean a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of
Section 7701(a)(30) of the Code.

          "Unrestricted Servicer Reports" shall mean, collectively, all of the files and reports comprising the CMSA Investor Reporting Package (excluding the CMSA Bond Level File, the CMSA Collateral Summary File and the Restricted Servicer Reports).

          "USAP" shall mean the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America.

          "USPAP" shall mean the Uniform Standards of Professional Appraisal Practices.

          "Voting Rights" shall mean the voting rights evidenced by the respective Certificates. At all times during the term of this Agreement, 99.0% of the Voting Rights shall be allocated among all the Holders of the various Classes of Principal Balance Certificates in proportion to the respective Class Principal Balances of such Classes, and 1.0% of the Voting Rights shall be allocated between the Holders of the two Classes of Interest Only Certificates in proportion to the respective Class Notional Amounts of such Classes. Voting Rights allocated to a particular Class of Certificateholders shall be allocated among such Certificateholders in proportion to the respective Percentage Interests evidenced by their respective Certificates. No Voting Rights shall be allocated to the Class R, Class V-1, Class V-2, Class V-3 or Class V-4 Certificateholders.

          "Wells Fargo" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

          "Work-out Fee" shall mean the fee designated as such, and payable to the Special Servicer in connection with certain collections on Corrected Mortgage Loans, pursuant to the second paragraph (together with, in the case of the Great Lakes Crossing Companion Mortgage Loan, the last paragraph) of Section 3.11(c).

          "Work-out Fee Rate" shall mean 1.0%.

          "Yield Maintenance Certificates" shall mean the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates.

          "Yield Maintenance Charge" shall mean, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a Borrower in connection with a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including a Yield Maintenance Minimum Amount.

          "Yield Maintenance Minimum Amount" shall mean, with respect to a Mortgage Loan that provides for a Yield Maintenance Charge to be paid in connection with any Principal Prepayment thereon or other early collection of principal thereof, any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

          SECTION 1.02. General Interpretive Principles.

          For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (i) capitalized terms used in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

          (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as in effect from time to time;

          (iii) references herein to "Articles", "Sections", "Subsections", "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

          (iv) a reference to a Subsection without further reference to a
     Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

          (v) the words "herein", "hereof", "hereunder", "hereto", "hereby" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

          (vi) the terms "include" and "including" shall mean without limitation by reason of enumeration.

          SECTION 1.03. Certain Calculations in Respect of the Mortgage Pool.

          (a) All amounts collected by or on behalf of the Trust in respect of any Cross-Collateralized Group in the form of payments from Borrowers, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, shall be applied among the Pooled Mortgage Loans constituting such Cross-Collateralized Group in accordance with the express provisions of the related Mortgage Loan Documents and, in the absence of such express provisions, in accordance with the Servicing Standard. All amounts collected by or on behalf of the Trust in respect of any A/B Mortgage Loan Pair, including any payments from Borrowers, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, shall be applied between the related Pooled A-Note Mortgage Loan and B-Note Mortgage Loan in accordance with the express provisions of the related A/B Intercreditor Agreement. All amounts collected by or on behalf of the Trust in respect of the Great Lakes Crossing Total Mortgage Loan, including any payments from Borrowers, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, shall be applied between the Great Lakes Crossing Pooled Mortgage Loan and the Great Lakes Crossing Companion Mortgage Loan in accordance with the express provisions of the Great Lakes Crossing Intercreditor Agreement. All amounts collected by or on behalf of the Trust in respect of or allocable to any particular Pooled Mortgage Loan (whether or not such Pooled Mortgage Loan is a Pooled A-Note Mortgage Loan, is the Great Lakes Crossing Pooled Mortgage Loan or constitutes part of a Cross-Collateralized Group) in the form of payments from Borrowers, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Loan Documents and, in the absence of such express provisions or if and to the extent that such terms authorize the lender to use its discretion, shall be applied: first, as a recovery of any related and unreimbursed Servicing Advances and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest on such Pooled Mortgage Loan to, but not including, the date of receipt by or on behalf of the Trust (or, in the case of a full Monthly Payment from any Borrower, through the related Due Date), exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or, in the case of the Ritz-Carlton Key Biscayne Pooled Mortgage Loan, that constitutes RCKB Extra Interest or, in the case of a Pooled ARD Mortgage Loan after its Anticipated Repayment Date, that constitutes Post-ARD Additional Interest; third, as a recovery of principal of such Pooled Mortgage Loan then due and owing, including by reason of acceleration of the Pooled Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Pooled Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fourth, unless a Liquidation Event has occurred in respect of such Pooled Mortgage Loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; fifth, unless a Liquidation Event has occurred in respect of such Pooled Mortgage Loan, as a recovery of Reserve Funds to the extent then required to be held in escrow; sixth, as a recovery of any Prepayment Premium or Yield Maintenance Charge then due and owing under such Pooled Mortgage Loan; seventh, as a recovery of any Default Charges then due and owing under such Pooled Mortgage Loan; eighth, as a recovery of any assumption fees, assumption application fees and modification fees then due and owing under such Pooled Mortgage Loan; ninth, as a recovery of any other amounts then due and owing under such Pooled Mortgage Loan other than remaining unpaid principal and, in the case of a Pooled ARD Mortgage Loan after its Anticipated Repayment Date, other than Post-ARD Additional Interest and, in respect of the Ritz-Carlton Key Biscayne Pooled Mortgage Loan, other than RCKB Extra Interest; tenth, as a recovery of any remaining principal of such Pooled Mortgage Loan to the extent of its entire remaining unpaid principal balance; and, eleventh, in the case of a Pooled ARD Mortgage Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Post-ARD Additional Interest on such Pooled ARD Mortgage Loan to but not including the date of receipt by or on behalf of the Trust and, in the case of the Ritz-Carlton Key Biscayne Pooled Mortgage Loan, as a recovery of any accrued and unpaid RCKB Extra Interest on such Pooled Mortgage Loan to but not including the date of receipt by or on behalf of the Trust; provided that any payment of the Additional Sully Place Yield Maintenance Amount in connection with the repurchase of the Sully Place Pooled Mortgage Loan as a result of an Early Defeasance with respect thereto shall be applied to such item. Amounts collected on the Great Lakes Crossing Companion Mortgage Loan shall be applied in the same manner as is provided in the prior sentence with respect to the Great Lakes Crossing Pooled Mortgage Loan.

          (b) Collections by or on behalf of the Trust in respect of each REO Property (exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property and, if applicable, exclusive of amounts payable to any related B-Note Mortgage Loan Holder or the holder of the Great Lakes Crossing Companion Mortgage Loan) shall be treated: first, as a recovery of any related and unreimbursed Servicing Advances and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest on the related Pooled REO Loan to, but not including, the Due Date in the Collection Period of receipt, by or on behalf of the

Trust, exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or, in the case of the Ritz-Carlton Key Biscayne Pooled Mortgage Loan, that constitutes RCKB Extra Interest or, in the case of a Pooled REO Loan that relates to a Pooled ARD Mortgage Loan after its Anticipated Repayment Date, that constitutes Post-ARD Additional Interest; third, as a recovery of principal of the related Pooled REO Loan to the extent of its entire unpaid principal balance; fourth, as a recovery of any Prepayment Premium or Yield Maintenance Charge deemed to be due and owing in respect of the related Pooled REO Loan; fifth, as a recovery of any Default Charges deemed to be due and owing in respect of the related Pooled REO Loan; sixth, as a recovery of any other amounts deemed to be due and owing in respect of the related Pooled REO Loan (other than, in the case of a Pooled REO Loan that relates to a Pooled Mortgage Loan after its Anticipated Repayment Date, accrued and unpaid Post-ARD Additional Interest and, in the case of a Pooled REO Loan that relates to the Ritz-Carlton Key Biscayne Pooled Mortgage Loan, other than RCKB Extra Interest); and seventh, in the case of a Pooled REO Loan that relates to a Pooled Mortgage Loan after its Anticipated Repayment Date, as a recovery of any accrued and unpaid Post-ARD Additional Interest on such Pooled REO Loan to but not including the date of receipt by or on behalf of the Trust and, in the case of a Pooled REO Loan that relates to the Ritz-Carlton Key Biscayne Pooled Mortgage Loan, as a recovery of any accrued and unpaid RCKB Extra Interest on such Pooled REO Loan to but not including the date of receipt by or on behalf of the Trust. Collections allocable to a successor REO Loan in respect of the Great Lakes Crossing Companion Mortgage Loan shall be applied in the same manner as is provided in the prior sentence with respect to a successor REO Loan in respect of the Great Lakes Crossing Pooled Mortgage Loan.

          (c) For the purposes of this Agreement, Post-ARD Additional Interest on an ARD Mortgage Loan or, if applicable, a successor REO Loan shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of such ARD Mortgage Loan or successor REO Loan, notwithstanding that the terms of the related loan documents so permit. To the extent any Post-ARD Additional Interest is not paid on a current basis, it shall be deemed to be deferred interest.

          (d) Insofar as amounts received in respect of any Pooled Mortgage Loan, the Great Lakes Crossing Companion Mortgage Loan or any REO Property and allocable to shared fees and shared charges owing in respect of such Mortgage Loan or the related REO Loan(s), as the case may be, that constitute Additional Master Servicing Compensation payable to the Master Servicer and/or Additional Special Servicing Compensation payable to the Special Servicer, are insufficient to cover the full amount of such fees and charges, such amounts shall be allocated between such of those fees and charges as are payable to the Master Servicer, on the one hand, and such of those fees and charges as are payable to the Special Servicer, on the other, pro rata in accordance with their respective entitlements.

          (e) The foregoing applications of amounts received in respect of any Mortgage Loan or REO Property shall be determined by the Master Servicer and reflected in the appropriate monthly report from the Master Servicer and in the appropriate monthly Trustee Report as provided in Section 4.02.

          SECTION 1.04. Cross-Collateralized Pooled Mortgage Loans.

          Notwithstanding anything herein to the contrary, it is hereby acknowledged that the groups of Pooled Mortgage Loans identified on the Pooled Mortgage Loan Schedule as being cross-collateralized with each other are, in the case of each such particular group of Pooled Mortgage Loans, by their terms, cross-defaulted and cross-collateralized with each other. For purposes of reference only in this Agreement, and without in any way limiting the servicing rights and powers of the Master Servicer and/or the Special Servicer, with respect to any Cross-Collateralized Pooled Mortgage Loan (or successor Pooled REO Loan with respect thereto), the Mortgaged Property (or REO Property) that relates or corresponds thereto shall be the property identified in the Pooled Mortgage Loan Schedule as corresponding thereto. The provisions of this Agreement, including each of the defined terms set forth in Section 1.01, shall be interpreted in a manner consistent with this Section 1.04; provided that, if there exists with respect to any Cross-Collateralized Group only one original of any document referred to in the definition of "Mortgage File" covering all the Pooled Mortgage Loans in such Cross-Collateralized Group, then the inclusion of the original of such document in the Mortgage File for any of the Pooled Mortgage Loans constituting such Cross-Collateralized Group shall be deemed an inclusion of such original in the Mortgage File for each such Pooled Mortgage Loan.

                                   ARTICLE II

            CONVEYANCE OF POOLED MORTGAGE LOANS; REPRESENTATIONS AND
                WARRANTIES; ORIGINAL ISSUANCE OF THE CERTIFICATES
                           AND VARIOUS REMIC INTERESTS

          SECTION 2.01. Conveyance of Pooled Mortgage Loans.

          (a) It is the intention of the parties hereto that a common law trust be established pursuant to this Agreement and, further, that such trust be designated as "CSFB Commercial Mortgage Trust 2003-CK2". Wells Fargo is hereby appointed, and does hereby agree to act, as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders. It is not intended that this Agreement create a partnership or a joint-stock association.

          (b) The Depositor, concurrently with the execution and delivery hereof, does hereby sell, assign, transfer and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders, all the right, title and interest of the Depositor in, to and under (i) the Original Pooled Mortgage Loans, all payments under and proceeds of such Pooled Mortgage Loans received after the Closing Date (other than scheduled payments of interest and principal due on or before the respective Due Dates for the Original Pooled Mortgage Loans in April 2003), and all documents included in the related Mortgage Files and Servicing Files and any related Additional Collateral; (ii) any REO Property acquired in respect of any such Pooled Mortgage Loan; (iii) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account, the GLCTML Custodial Account (insofar as those funds and/or assets relate to the Great Lakes Crossing Pooled Mortgage Loan) and, if established, the REO Account, each A/B Mortgage Loan Pair Custodial Account (insofar as those funds and/or assets relate to the subject Pooled A-Note Mortgage Loan), each Purchase Price Security Deposit Account and/or each Special Reserve Account; (iv) the Mortgage Loan Purchase Agreements; (v) the Column Performance Guarantee; and (vi) all other assets included or to be included in the Trust Fund. This conveyance is subject to the right of the Designated Sub-Servicers to primary service certain of the Original Pooled Mortgage Loans pursuant to the Designated Sub-Servicer Agreements.

          Upon the sale of Certificates representing at least 10% of the aggregate fair value of all the Certificates to parties that are not Affiliates of the Depositor, the Depositor shall, under GAAP, report: (i) its acquisition of the Original Pooled Column Mortgage Loans from Column, pursuant to the First Mortgage Loan Purchase Agreement, as a purchase of such Pooled Mortgage Loans from Column; (ii) its acquisition of the Original Pooled KeyBank Mortgage Loans from Column, pursuant to the Second Mortgage Loan Purchase Agreement, as a purchase of such Pooled Mortgage Loans from Column; and (iii) its transfer of the Original Pooled Mortgage Loans to the Trustee, pursuant to this Section 2.01(b), as a sale of such Pooled Mortgage Loans to the Trustee. In connection with the foregoing, upon the sale of Certificates representing at least 10% of the aggregate fair value of all the Certificates to parties that are not Affiliates of the Depositor, the Depositor shall cause all of its financial and accounting records to reflect such acquisitions as purchases and such transfer as a sale (in each case, as opposed to a secured loan). Regardless of its treatment of the transfer of the Original Pooled Mortgage Loans to the Trust under GAAP, the Depositor shall at all times following the Closing Date cause all of its records and financial statements and any relevant consolidated financial statements of any direct or indirect parent to clearly reflect that the Original Pooled Mortgage Loans have been transferred to the Trust and are no longer available to satisfy claims of the Depositor's creditors.

          After the Depositor's transfer of the Original Pooled Mortgage Loans to the Trustee pursuant to this Section 2.01(b), the Depositor shall not take any action inconsistent with the Trust's ownership of such Pooled Mortgage Loans.

          (c) The conveyance of the Original Pooled Mortgage Loans and the related rights and property accomplished hereby is absolute and is intended by the parties hereto to constitute an absolute transfer of such Pooled Mortgage Loans and such other related rights and property by the Depositor to the Trustee for the benefit of the Certificateholders. Furthermore, it is not intended that such conveyance be a pledge of security for a loan. If such conveyance is determined to be a pledge of security for a loan, however, the Depositor and the Trustee intend that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor and the Trustee also intend and agree that, in such event, (i) this Agreement shall constitute a security agreement under applicable law, (ii) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in all of the Depositor's right, title and interest in and to the assets constituting the Trust Fund, including the Pooled Mortgage Loans subject hereto from time to time, all principal and interest received on or with respect to such Pooled Mortgage Loans after the Closing Date (other than scheduled payments of interest and principal due and payable on such Pooled Mortgage Loans on or prior to the related Due Date in April 2003 or, in the case of a Replacement Pooled Mortgage Loan, on or prior to the related date of substitution), all amounts held from time to time in the Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account, the GLCTML Custodial Account (insofar as those amounts relate to the Great Lakes Crossing Pooled Mortgage Loan) and, if established, the REO Account, each A/B Mortgage Loan Pair Custodial Account (insofar as those amounts relate to the subject Pooled A-Note Mortgage Loan), each Purchase Price Security Deposit Account and/or each Special Reserve Account and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest under the Mortgage Loan Purchase Agreements and the Column Performance Guarantee, (iii) the possession by the Trustee or its agent of the Mortgage Notes with respect to the Pooled Mortgage Loans subject hereto from time to time and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" or possession by a purchaser or person designated by such secured party for the purpose of perfecting such security interest under applicable law, and
(iv) notifications to, and acknowledgments, receipts or confirmations from, Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. The Depositor shall file or cause to be filed, as a precautionary filing, a UCC Financing Statement substantially in the form attached as Exhibit O hereto in all appropriate locations in the State of Delaware promptly following the initial issuance of the Certificates, and the Master Servicer shall prepare and file at each such office, and the Trustee shall execute, continuation statements with respect thereto, in each case within six months prior to the fifth anniversary of the immediately preceding filing. The Depositor hereby authorizes the Trustee and the Master Servicer to prepare and file in the name of the Depositor, and shall cooperate in a reasonable manner with the Trustee and the Master Servicer in preparing and filing, such continuation statements. This Section 2.01(c) shall constitute notice to the Trustee pursuant to any requirements of the UCC in effect in each applicable jurisdiction.

          (d) In connection with the Depositor's assignment pursuant to Section 2.01(b) above, the Depositor hereby represents and warrants that it has contractually obligated each of Column, with respect to the Original Pooled Column Mortgage Loans, and KeyBank, with respect to the Original Pooled KeyBank Mortgage Loans, at each such party's expense, pursuant to the respective Mortgage Loan Purchase Agreements, to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Mortgage File and any Additional Collateral (other than Reserve Funds) for each Original Pooled Mortgage Loan acquired by the Depositor. In addition, with respect to each Pooled Mortgage Loan under which any Additional Collateral is in the form of a Letter of Credit as of the Closing Date, the Depositor hereby represents and warrants that it has contractually obligated Column, with respect to the Original Pooled Column Mortgage Loans, and KeyBank, with respect to the Original Pooled KeyBank Mortgage Loans, to cause to be prepared, executed and delivered to the issuer of each such Letter of Credit such notices, assignments and acknowledgments as are required under such Letter of Credit to assign, without recourse, and/or to re-issue, to the Trustee such party's rights as the beneficiary thereof and drawing party thereunder. The Trustee hereby acknowledges that the assignment and/or re-issue process will require Column, with respect to the Original Pooled Column Mortgage Loans, and KeyBank, with respect to the Original Pooled KeyBank Mortgage Loans, to deliver each original Letter of Credit to the issuing entity and the Trustee hereby agrees that Column and KeyBank each have up to forty-five
(45) days to complete each such assignment and/or re-issue; provided, however, that if the Master Servicer determines to make a draw under any such Letter of Credit before the assignment and/or re-issue has been completed, then Column or KeyBank, as applicable, will cooperate with the Master Servicer in making the presentation and draw on the Letter of Credit and, if necessary, shall make such presentation and draw in its own name pursuant to the written instructions of the Master Servicer and shall deliver the proceeds thereof to the Master Servicer for the benefit of the Trust. If such a draw is not honored as a result of the assignment and/or re-issue process being incomplete, then Column, with respect to an Original Pooled Column Mortgage Loan, and KeyBank, with respect to an Original Pooled KeyBank Mortgage Loan, shall be liable to the Trust for all expenses, damages or losses, including, but not limited to, reimbursement of interest charged by the Master Servicer for any Advance made in lieu of the such draw, up to an amount not to exceed the amount of such draw, plus Advance Interest, and related expenses resulting from the failure of the draw to be so honored. The Depositor shall deliver to the Trustee on or before the Closing Date a fully executed counterpart of each Mortgage Loan Purchase Agreement and the Column Performance Guarantee.

          (e) As soon as reasonably possible, and in any event within 60 days after the later of (i) the Closing Date (or, in the case of a Replacement Pooled Mortgage Loan substituted as contemplated by Section 2.03, after the related date of substitution) and (ii) the date on which all recording information necessary to complete the subject document is received by the Trustee, the Trustee shall complete (to the extent necessary), and shall submit for recording or filing, as the case may be, including via electronic means, if appropriate, in or with the appropriate office for real property records or UCC Financing Statements, as applicable, each assignment of Mortgage and assignment of Assignment of Leases in favor of the Trustee referred to in clauses (iv) and (v) of the definition of "Mortgage File" that has been received by the Trustee or a Custodian on its behalf and each UCC Financing Statement Assignment in favor of the Trustee referred to in clause (viii) of the definition of "Mortgage File" that has been received by the Trustee or a Custodian on its behalf. Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording, and each such UCC Financing Statement Assignment shall reflect that the filed copy thereof or an appropriate receipt therefor, as applicable, should be returned to the Trustee following filing;

provided that, in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, the Trustee shall obtain therefrom a copy of the recorded original. At such time as such assignments or verifications of electronic filing have been returned to the Trustee, the Trustee shall forward a copy thereof to the Master Servicer. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall direct Column, with respect to an Original Pooled Column Mortgage Loan, and KeyBank, with respect to an Original Pooled KeyBank Mortgage Loan, to prepare or cause to be prepared promptly, pursuant to the applicable Mortgage Loan Purchase Agreement, a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall, upon receipt thereof, cause the same to be duly recorded or filed, as appropriate. If Column or KeyBank has been so notified and has not prepared a substitute document or cured such defect, as the case may be, within 45 days, the Trustee shall promptly notify the Master Servicer, the Special Servicer, the Rating Agencies and the Controlling Class Representative.

          The Depositor hereby represents and warrants that it has contractually obligated Column, with respect to the Original Pooled Column Mortgage Loans, and KeyBank, with respect to the Original Pooled KeyBank Mortgage Loans, pursuant to the respective Mortgage Loan Purchase Agreements, to pay the reasonable fees and out-of-pocket expenses of the Trustee in connection with the above-referenced recording and filing of assignments and instruments of transfer insofar as they relate to the Original Pooled Mortgage Loans acquired by the Depositor, all as more particularly provided for in the respective Mortgage Loan Purchase Agreements; provided that neither Column nor KeyBank shall be responsible for actually recording or filing any such assignment or instrument of transfer. In addition, the Depositor hereby further represents and warrants that it has contractually obligated Column, with respect to the Original Pooled Column Mortgage Loans, and KeyBank, with respect to the Original Pooled KeyBank Mortgage Loans, pursuant to the respective Mortgage Loan Purchase Agreements, to provide the Trustee with a power of attorney to enable the Trustee to record any loan documents required to be recorded pursuant to this Section 2.01(e), that the Trustee has been unable to record.

          (f) In connection with the Depositor's assignment pursuant to Section 2.01(b) above, the Depositor hereby represents and warrants that it has contractually obligated Column, with respect to the Original Pooled Column Mortgage Loans, and KeyBank, with respect to the Original Pooled KeyBank Mortgage Loans, at each such party's expense, pursuant to the respective Mortgage Loan Purchase Agreements, to deliver to and deposit with, or cause to be delivered to and deposited with, the Master Servicer, on or before the Closing Date, the following items (except to the extent that any of the following items are to be retained by a Sub-Servicer that will continue to act on behalf of the Master Servicer): (i) originals or copies of all financial statements, appraisals, environmental/engineering reports, leases, rent rolls, third-party underwriting reports, insurance policies, legal opinions, tenant estoppels and any other relevant documents that the Master Servicer or Special Servicer reasonably deems necessary to service the respective Pooled Mortgage Loans in the possession or under the control of Column, with respect to the Original Pooled Column Mortgage Loans, and KeyBank, with respect to the Original Pooled KeyBank Mortgage Loans, and, to the extent they are not required to be a part of a Mortgage File for any such Original Pooled Mortgage Loan, originals or copies of all documents, certificates and opinions in the possession or under the control of Column, with respect to the Original Pooled Column Mortgage Loans, and KeyBank, with respect to the Original Pooled KeyBank Mortgage Loans, that were delivered by or on behalf of the related Borrowers in connection with the origination of such Original Pooled Mortgage Loans (provided that neither Column nor KeyBank shall be required to deliver any attorney-client privileged communication or any other documents or materials prepared by it or its Affiliates solely for internal credit analysis and other internal uses); and (ii) all unapplied Reserve Funds and Escrow Payments in the possession or under the control of Column, with respect to the Original Pooled Column Mortgage Loans, and KeyBank, with respect to the Original Pooled KeyBank Mortgage Loans. The Master Servicer shall hold all such documents, records and funds that it so receives on behalf of the Trustee in trust for the benefit of the Certificateholders (and, insofar as they relate to a B-Note Mortgage Loan or the Great Lakes Crossing Companion Mortgage Loan, the related B-Note Mortgage Loan Holder or the holder of the Great Lakes Crossing Companion Mortgage Loan, as applicable).

          (g) Also in connection with the Depositor's assignment pursuant to
Section 2.01(b) above, the Depositor shall deliver to and deposit with, or cause to be delivered to and deposited with, the Master Servicer, on or before the Closing Date, the original or a copy of any Environmental Insurance Policy acquired by the Depositor or an Affiliate of the Depositor, including all those with respect to the Pooled Mortgage Loans identified in Exhibit C-3.

          SECTION 2.02. Acceptance of Mortgage Assets by Trustee.

          (a) Subject to the other provisions in this Section 2.02, the Trustee, by its execution and delivery of this Agreement, hereby accepts receipt on behalf of the Trust, directly or through a Custodian on its behalf, of (i) the Original Pooled Mortgage Loans and all documents delivered to it that constitute portions of the related Mortgage Files and (ii) all other assets delivered to it and included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and any other documents received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Original Pooled Mortgage Loans and such other assets, together with any other Pooled Mortgage Loans and assets subsequently delivered to it that are to be included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders; provided that, to the extent that a Mortgage File relates to a Pooled A-Note Mortgage Loan or the Great Lakes Crossing Companion Mortgage Loan, the Trustee shall also hold such Mortgage File in trust on behalf of the related B-Note Mortgage Loan Holder or the holder of the Great Lakes Crossing Companion Mortgage Loan, as applicable. The Trustee or such Custodian shall hold any Letter of Credit in a custodial capacity only and shall have no obligation to maintain, extend the term of, enforce or otherwise pursue any rights under such Letter of Credit. In connection with the foregoing, the Trustee hereby certifies to each of the other parties hereto, Column and KeyBank that, as to each Original Pooled Mortgage Loan, except as specifically identified in the Schedule of Exceptions to Mortgage File Delivery attached hereto as Exhibit B-3,
(i) the Specially Designated Mortgage Loan Documents and all Mortgage Note allonges are in its possession or the possession of a Custodian on its behalf, and (ii) such Specially Designated Mortgage Loan Documents, and all Mortgage Note allonges, have been reviewed by it or by such Custodian on its behalf and
(A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower), (B) appear to have been executed and (C) purport to relate to such Pooled Mortgage Loan.

          Further, with respect to the documents described in clause (viii) of the definition of "Mortgage File", absent actual knowledge to the contrary or copies of UCC Financing Statements delivered to the Trustee as part of the Mortgage File indicating otherwise, the Trustee may assume, for purposes of the filings and certification delivered in this Section 2.02(a), that the related Mortgage File should include one state level UCC Financing Statement filing in the state of incorporation or organization for each Borrower and one local UCC Financing Statement filing in the county of each related Mortgaged Property. The UCC-2's and UCC-3's in favor of the Trustee referred to in clause (viii) of the definition of "Mortgage File" that are delivered in form suitable for filing (but for the insertion of the Trustee as assignee in some cases), will be filed in the state of incorporation or organization of the related Borrower or the county wherein the related Mortgaged Property is located, as so indicated on the documents provided.

          (b) On or about the 45th day following the Closing Date (and, if any exceptions are noted or if the recordation/filing contemplated by Section 2.01(e) has not been completed (based solely on receipt by the Trustee of the particular documents showing evidence of the recordation/filing), every 90 days thereafter until the earliest of (i) the date on which such exceptions are eliminated and such recordation/filing has been completed, (ii) the date on which all the affected Pooled Mortgage Loans are removed from the Trust Fund and
(iii) the second anniversary of the Closing Date), the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to each Original Pooled Mortgage Loan, and the Trustee shall, subject to Sections 1.04, 2.02(c) and 2.02(d), certify in writing (substantially in the form of Exhibit B-4) to each of the other parties hereto, Column, KeyBank and the Controlling Class Representative that, as to each Original Pooled Mortgage Loan then subject to this Agreement (except as specifically identified in any exception report annexed to such certification): (i) the original Mortgage Note specified in clause (i) of the definition of "Mortgage File" and all allonges thereto, if any (or a copy of such Mortgage Note, together with a lost note affidavit certifying that the original of such Mortgage Note has been lost), the original or copy of documents specified in clauses (ii) through (v) and (vii) of the definition of "Mortgage File" and, in the case of a hospitality property, the documents specified in clause (viii) of the definition of "Mortgage File" (without regard to the parenthetical), together with any other Specially Designated Mortgage Loan Documents, have been received by it or a Custodian on its behalf; (ii) if such report is due more than 180 days after the Closing Date, the recordation/filing contemplated by Section 2.01(e) has been completed (based solely on receipt by the Trustee of the particular recorded/filed documents or an appropriate receipt of recording/filing therefor); (iii) all documents received by it or any Custodian with respect to such Pooled Mortgage Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower), (B) appear to have been executed and (C) purport to relate to such Pooled Mortgage Loan; and (iv) based on the examinations referred to in Section 2.02(a) above and this Section 2.02(b) and only as to the foregoing documents, the information set forth in the Pooled Mortgage Loan Schedule with respect to the items specified in clause
(iii)(a) of the definition of "Pooled Mortgage Loan Schedule" accurately reflects the information set forth in the related Mortgage File. At any time subsequent to the second anniversary of the Closing Date, the Trustee shall, upon request, prepare and deliver to the requesting party (including any Certificateholder or Certificate Owner) an updated version of the exception report provided for in the prior sentence.

          If Column, KeyBank or the Column Performance Guarantor substitutes a Replacement Pooled Mortgage Loan for any Defective Pooled Mortgage Loan as contemplated by Section 2.03, the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to such Replacement Pooled Mortgage Loan, and the Trustee shall deliver a certification comparable to that described in the prior paragraph, in respect of such Replacement Pooled Mortgage Loan, on or about the 30th day following the related date of substitution (and, if any exceptions are noted, every 90 days thereafter until the earliest of (i) the date on which such exceptions are eliminated and all related recording/filing has been completed, (ii) the date on which such Replacement Pooled Mortgage Loan is removed from the Trust Fund and (iii) the second anniversary of the date on which such Replacement Pooled Mortgage Loan was added to the Trust Fund). At any time subsequent to the second anniversary of the date on which such Replacement Pooled Mortgage Loan is added to the Trust Fund, the Trustee shall, upon request, prepare and deliver to the requesting party (including any Certificateholder or Certificate Owner) an updated version of the exception report provided for in the prior sentence.

          (c) None of the Trustee, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Pooled Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, except as expressly provided in Section 2.01(e), none of the Trustee, the Master Servicer, the Special Servicer or any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

          (d) In performing the reviews contemplated by subsections (a) and (b) above, the Trustee may conclusively rely on Column, with respect to the Original Pooled Column Mortgage Loans, and KeyBank, with respect to the Original Pooled KeyBank Mortgage Loans, as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the Mortgage Files is limited solely to confirming that the documents specified in clauses (i) through (v), clause (vii) and, in the case of any Pooled Mortgage Loan secured by a Mortgage on a hospitality property, clause
(viii) of the definition of "Mortgage File" and any other Specially Designated Mortgage Loan Documents, have been received and such additional information as will be necessary for delivering the certifications required by subsections (a) and (b) above.

          SECTION 2.03. Certain Repurchases and Substitutions of Pooled Mortgage
                        Loans by Column, KeyBank and the Column Performance Guarantor; the Purchase Price Security Deposit Account and the Special Reserve Account.

          (a) If any party hereto discovers, or receives notice from a non-party, that a Document Defect or Breach exists with respect to any Pooled Mortgage Loan, then such party shall give prompt written notice thereof to the other parties hereto, including (unless it is the party that discovered the Document Defect or Breach) the Trustee. Upon the Trustee's discovery or receipt of notice that a Document Defect or Breach exists with respect to any Pooled Mortgage Loan, the Trustee shall notify the Controlling Class Representative, the Depositor and the related Responsible Party or Parties.

          If necessary, the Trustee shall request Column, with respect to the Original Pooled Column Mortgage Loans, and KeyBank, with respect to the Original Pooled KeyBank Mortgage Loans, to comply with the second paragraph of Section 2(c) of the applicable Mortgage Loan Purchase Agreement with respect to any Document Defect or other deficiency in a Mortgage File relating to an Original Pooled Mortgage Loan. If the Trustee becomes aware of any failure on the part of Column or KeyBank to do so, the Trustee shall promptly notify the Master Servicer and the Special Servicer.

          (b) Promptly upon its becoming aware of any Material Document Defect or Material Breach with respect to any Pooled Mortgage Loan, the Master Servicer (with respect to a Performing

Pooled Mortgage Loan) or the Special Servicer (with respect to a Specially Serviced Pooled Mortgage Loan) shall notify the related Responsible Party or Parties in writing of such Material Document Defect or Material Breach, as the case may be, and direct the related Responsible Party or Parties that it or they, as the case may be, must, not later than 90 days (or, in the case of a Material Document Defect that consists of the failure to deliver a Specially Designated Mortgage Loan Document, 15 days) from the receipt by the related Responsible Party or Parties of such notice (such 90-day (or, if applicable, 15-day) period, the "Initial Resolution Period"), correct or cure such Material Document Defect or Material Breach, as the case may be, in all material respects, or (subject to the next paragraph and Section 2.03(e) below) repurchase the affected Pooled Mortgage Loan (as, if and to the extent required by the applicable Mortgage Loan Purchase Agreement and, if and to the extent applicable, the Column Performance Guarantee), at the applicable Purchase Price; provided that if a related Responsible Party certifies to the Trustee in writing
(i) that such Material Document Defect or Material Breach, as the case may be, does not relate to whether the affected Pooled Mortgage Loan is or, as of the Closing Date (or, in the case of a Replacement Pooled Mortgage Loan, as of the related date of substitution), was a "qualified mortgage" within the meaning of
Section 860G(a)(3) of the Code, (ii) that such Material Document Defect or Material Breach, as the case may be, is capable of being cured but not within the applicable Initial Resolution Period, (iii) that such Responsible Party has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach, as the case may be, within the applicable Initial Resolution Period, (iv) what actions such Responsible Party is pursuing in connection with the cure of such Material Document Defect or Material Breach, as the case may be, and (v) that such Responsible Party anticipates that such Material Document Defect or Material Breach, as the case may be, will be cured within an additional period equal to any applicable Resolution Extension Period (a copy of which certification shall be delivered by the Trustee to the Master Servicer, the Special Servicer and the Controlling Class Representative), then the related Responsible Party or Parties shall have an additional period equal to any applicable Resolution Extension Period to complete such correction or cure (or, upon failure to complete such correction or cure, to repurchase the affected Pooled Mortgage Loan); and provided, further, that, in lieu of effecting any such repurchase (but, in any event, no later than such repurchase would have to have been completed), the related Responsible Party or Parties shall be permitted, during the three-month period following the Closing Date (or during the two-year period following the Closing Date if the affected Pooled Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury regulation section 1.860G-2(f)), to replace the affected Pooled Mortgage Loan with one or more Qualifying Substitute Mortgage Loans and to pay a cash amount equal to the applicable Substitution Shortfall Amount, subject to any other applicable terms and conditions of the applicable Mortgage Loan Purchase Agreement, the Column Performance Guarantee (if applicable) and this Agreement. If any Pooled Mortgage Loan is to be repurchased or replaced as contemplated by this Section 2.03, the Master Servicer shall designate the Collection Account as the account to which funds in the amount of the applicable Purchase Price or Substitution Shortfall Amount (as the case may be) are to be wired, and the Master Servicer shall promptly notify the Trustee when such deposit is made. Any such repurchase or replacement of a Pooled Mortgage Loan shall be on a whole loan, servicing released basis.

          Notwithstanding the foregoing, if there exists a Breach of any representation or warranty on the part of Column or KeyBank set forth in, or made pursuant to, Section 4(b) or 4(d) of a Mortgage Loan Purchase Agreement relating to whether or not the Mortgage Loan Documents or any particular Mortgage Loan Document for any Pooled Mortgage Loan requires the related Borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan Document(s), then the Master Servicer (with respect to a Performing Pooled Mortgage Loan) or the Special Servicer

(with respect to a Specially Serviced Pooled Mortgage Loan) shall direct the warranting party in writing to wire transfer to the Collection Account, within 90 days of such party's receipt of such direction, the amount of any such costs and expenses borne by the Trust that are the basis of such Breach. Upon its making such deposit, the warranting party shall be deemed to have cured such Breach in all respects. Provided that such payment is made, this paragraph describes the sole remedy available to the Certificateholders and the Trustee on their behalf regarding any such Breach, regardless of whether it constitutes a Material Breach, and no related Responsible Party shall be obligated to otherwise cure such Breach or repurchase of the affected Pooled Mortgage Loan under any circumstances. Amounts deposited in the Collection Account pursuant to this paragraph shall constitute "Liquidation Proceeds" for all purposes of this Agreement (other than Section 3.11(c)).

          "Resolution Extension Period" shall mean:

               (i) for purposes of remediating a Material Breach with respect to any Pooled Mortgage Loan, 90 days;

               (ii) for purposes of remediating a Material Document Defect with respect to any Pooled Mortgage Loan that is and remains a Performing Pooled Mortgage Loan throughout the applicable Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the earlier of (A) the 90th day following the end of such Initial Resolution Period and (B) the 45th day following receipt by the related Primary Responsible Party of written notice from the Trustee, the Master Servicer or the Special Servicer of the occurrence of any Servicing Transfer Event with respect to such Pooled Mortgage Loan subsequent to the end of such Initial Resolution Period;

               (iii) for purposes of remediating a Material Document Defect with respect to any Pooled Mortgage Loan that is a Performing Pooled Mortgage Loan as of the commencement of the applicable Initial Resolution Period, but as to which a Servicing Transfer Event occurs during such Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the 90th day following the earlier of (A) the end of such Initial Resolution Period and
     (B) receipt by the related Primary Responsible Party of written notice from the Trustee, the Master Servicer or the Special Servicer of the occurrence of such Servicing Transfer Event; and

               (iv) for purposes of remediating a Material Document Defect with respect to any Pooled Mortgage Loan that is a Specially Serviced Mortgage Loan or has become a Pooled REO Loan as of the commencement of the applicable Initial Resolution Period, the 30th day following the end of such Initial Resolution Period, except that, if the related Primary Responsible Party did not receive written notice from the Trustee, the Master Servicer or the Special Servicer of the relevant Servicing Transfer Event as of the commencement of the applicable Initial Resolution Period, then such Servicing Transfer Event will be deemed to have occurred during such Initial Resolution Period and clause (iii) of this definition will be deemed to apply;

provided that, except as otherwise set forth in the following two provisos, there shall be no Resolution Extension Period in respect of a Material Document Defect with respect to any Pooled Mortgage Loan that arises out of the failure to deliver a Specially Designated Mortgage Loan Document; and provided, further, that if a Material Document Defect exists with respect to any Pooled Mortgage Loan, and if a


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

related Responsible Party escrows with the Master Servicer, prior to the end of the Initial Resolution Period and any Resolution Extension Period otherwise applicable to the remediation of such Material Document Defect without regard to this proviso, cash in the amount of the then Purchase Price for such Pooled Mortgage Loan and subsequently delivers to the Master Servicer, on a monthly basis, such additional cash as may be necessary to maintain a total escrow equal to the Purchase Price for such Pooled Mortgage Loan as such price may increase over time (the total amount of cash delivered to the Master Servicer with respect to any Pooled Mortgage Loan as contemplated by this proviso or the immediately following proviso, the "Purchase Price Security Deposit"), then the Resolution Extension Period applicable to the remediation of such Material Document Defect shall be extended until the earliest of (i) the second anniversary of the Closing Date, (ii) the date on which such Pooled Mortgage Loan is no longer outstanding and part of the Trust Fund and (iii) if such Pooled Mortgage Loan becomes a Specially Serviced Pooled Mortgage Loan, the date, if any, on which the Special Servicer determines in its reasonable judgment that such Material Document Defect will materially interfere with or delay the realization against the related Mortgaged Property or materially increase the cost thereof; and provided, further, that if the Material Document Defect referred to in the preceding proviso consists of a failure to deliver a Specially Designated Mortgage Loan Document, and if a related Responsible Party delivers to the Master Servicer a Purchase Price Security Deposit equal to 25% of the outstanding principal balance of the subject Pooled Mortgage Loan, then the Resolution Extension Period applicable to the remediation of such Material Document Defect shall be extended to the 15th day following the end of the applicable Initial Resolution Period.

          The Master Servicer shall establish, and maintain any Purchase Price Security Deposit delivered to it with respect to any Pooled Mortgage Loan in, one or more accounts (individually and collectively, a "Purchase Price Security Deposit Account"), each of which shall be an Eligible Account, and shall be entitled to make withdrawals from the Purchase Price Security Deposit for any Pooled Mortgage Loan maintained in such account(s) for the following purposes:
(i) to cover any costs and expenses resulting from the applicable Material Document Defect; (ii) upon any discounted payoff or other liquidation of such Pooled Mortgage Loan, to cover any Realized Loss related thereto; and (iii) if the Responsible Party that delivered the subject Purchase Price Security Deposit so directs, or if the balance on deposit in such Purchase Price Security Deposit Account declines, and for 45 days remains, below the Purchase Price for such Pooled Mortgage Loan (except where a Purchase Price Security Deposit equal to 25% of the outstanding principal balance of the subject Pooled Mortgage Loan is permitted to be delivered in order to obtain a 15-day Resolution Extension Period with respect to the failure to deliver a Specially Designated Mortgage Loan Document), or if such Material Document Defect is not remedied on or before the second anniversary of the Closing Date, or if such Pooled Mortgage Loan becomes a Specially Serviced Mortgage Loan and the Special Servicer determines, in its reasonable judgment that such Material Document Defect will materially interfere with or delay the realization against the related Mortgaged Property or materially increase the cost thereof, to apply the Purchase Price Security Deposit to a full or partial, as applicable, payment of the Purchase Price for such Pooled Mortgage Loan. Any amounts withdrawn by the Master Servicer from the Purchase Price Security Deposit Account for any Pooled Mortgage Loan shall be deposited by the Master Servicer into the Collection Account. Any withdrawals from a Purchase Price Security Deposit Account shall be deemed to be "Liquidation Proceeds" for the purposes of this Agreement (other than Section 3.11(c)). Any Purchase Price Security Deposit Account, and any Purchase Price Security Deposit, shall be part of the Trust Fund but outside any REMIC Pool or Grantor Trust Pool. The investment of funds in the Purchase Price Security Deposit Accounts shall be governed by the terms of the respective Mortgage Loan Purchase Agreements. The Responsible Party that delivered the Purchase Price Security Deposit


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

for any Pooled Mortgage Loan may obtain the release of such Purchase Price Security Deposit (net of any amounts payable therefrom as contemplated by the first sentence of this paragraph) upon such Pooled Mortgage Loan's being paid in full or otherwise satisfied, liquidated or removed from the Trust Fund or upon the subject Material Document Defect's being remedied in all material respects.

          If one or more (but not all) of the Pooled Mortgage Loans constituting a Cross-Collateralized Group are to be repurchased or replaced by a related Responsible Party in connection with a Material Breach or a Material Document Defect as contemplated by this Section 2.03, then, prior to the subject repurchase or substitution, the Master Servicer (with respect to Performing Pooled Mortgage Loans) or the Special Servicer (with respect to Specially Serviced Pooled Mortgage Loans) shall use its reasonable efforts, subject to the terms of the affected Pooled Mortgage Loans, to prepare and, to the extent necessary and appropriate, have executed by the related Borrower and record, such documentation as may be necessary to terminate the cross-collateralization between the Pooled Mortgage Loans in such Cross-Collateralized Group that are to be repurchased or replaced, on the one hand, and the remaining Pooled Mortgage Loans therein, on the other hand, such that those two groups of Pooled Mortgage Loans are each secured only by the Mortgaged Properties identified in the Pooled Mortgage Loan Schedule as directly corresponding thereto (as to each such group, the "Primary Real Property Collateral"); provided that no such termination shall be effected unless and until the Master Servicer and the Trustee have received from the subject Responsible Party (i) an Opinion of Counsel addressed to the Trustee and the Master Servicer from Independent counsel to the effect that such termination will not cause an Adverse REMIC Event to occur with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to any Grantor Trust Pool and (ii) written confirmation from each Rating Agency that such termination will not cause an Adverse Rating Event to occur with respect to any Class of Rated Certificates; and provided, further, that the subject Responsible Party may, at its option, repurchase or replace the entire Cross-Collateralized Group without termination of the cross-collateralization. To the extent necessary and appropriate, the Trustee shall execute (or, subject to Section 3.10, provide the Master Servicer with a limited power of attorney that enables the Master Servicer to execute) the loan documentation referred to in the prior sentence; provided that the Trustee shall not be liable for any misuse of any such power of attorney by the Master Servicer. The Master Servicer shall advance all costs and expenses incurred by the Trustee and the Master Servicer with respect to any Cross-Collateralized Group pursuant to this paragraph, and such advances shall
(i) constitute and be reimbursable as Servicing Advances and (ii) be included in the calculation of Purchase Price for the Pooled Mortgage Loan(s) to be repurchased or replaced. Neither the Master Servicer nor the Special Servicer shall be liable to any Certificateholder or any other party hereto if the cross-collateralization of any Cross-Collateralized Group cannot be terminated as contemplated by this paragraph for any reason beyond the control of the Master Servicer or the Special Servicer, as the case may be.

          If the cross-collateralization of any Cross-Collateralized Group of Pooled Mortgage Loans cannot be terminated as contemplated by the prior paragraph for any reason (including the failure of the related Responsible Party or Parties to satisfy any of the conditions set forth in the first proviso to the first sentence of the prior paragraph), and if no related Responsible Party has elected to purchase the entire affected Cross-Collateralized Group, and if such Cross-Collateralized Group is then subject to this Agreement, then, to the extent that a related Responsible Party is required to repurchase or replace any Pooled Mortgage Loan in that Cross-Collateralized Group in the manner prescribed above while the Trust continues to hold any other Pooled Mortgage Loan in that Cross-Collateralized Group, the related Mortgage Loan Purchase Agreement shall provide for the Trustee, on behalf of the Trust, and the related


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

Primary Responsible Party each to agree to forbear from enforcing any remedies against the other's Primary Real Property Collateral; provided that the Trustee and the Master Servicer shall have received from the related Primary Responsible Party or any other related Responsible Party an Opinion of Counsel rendered by Independent counsel to the effect that (i) the exercise of remedies by a related Responsible Party, on the one hand, or the Trust, on the other hand, with respect to the Primary Real Property Collateral securing the respective Pooled Mortgage Loan(s) in such Cross-Collateralized Group held by such party would not materially and adversely affect the rights of the other such party to proceed against the Primary Real Property Collateral for the respective Pooled Mortgage Loan(s) in such Cross-Collateralized Group held by such other party and (ii) the foregoing arrangement would not result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to any Grantor Trust Pool. Any reserve or other cash collateral or letters of credit securing the subject Cross-Collateralized Group shall be allocated between the Pooled Mortgage Loans therein held by the related Responsible Party or Parties, on the one hand, and the Trust, on the other hand, in accordance with the related Mortgage Loan Documents, or otherwise on a pro rata basis based upon the outstanding principal balances of their respective Pooled Mortgage Loans in such Cross-Collateralized Group. All other terms of the Pooled Mortgage Loans in such Cross-Collateralized Group shall remain in full force and effect, without any modification thereof. The Borrowers under the respective Cross-Collateralized Groups of Pooled Mortgage Loans are intended third-party beneficiaries of the provision set forth in this paragraph. The provisions of this paragraph may not be modified with respect to any Pooled Mortgage Loan in a Cross-Collateralized Group without the related Borrower's consent.

          If the cross-collateralization of any Cross-Collateralized Group of Pooled Mortgage Loans cannot be terminated as contemplated by the second preceding paragraph for any reason (including the failure of the related Responsible Party or Parties to satisfy any of the conditions set forth in the first proviso to the first sentence of the second preceding paragraph), and the forbearance arrangement in respect of such Cross-Collateralized Group cannot be effected as contemplated by the preceding paragraph for any reason (including the failure of the related Responsible Party or Parties to satisfy any of the conditions set forth in the proviso to the first sentence of the prior paragraph), then the entire Cross-Collateralized Group shall be repurchased or replaced if the subject Material Breach or Material Document Defect, as the case may be, is not remedied in all material respects by the end of the applicable Initial Resolution Period and any applicable Resolution Extension Period.

          Whenever one or more mortgage loans are substituted for a Defective Pooled Mortgage Loan by a related Responsible Party in connection with a Material Breach or a Material Document Defect as contemplated by this Section 2.03, the Master Servicer shall direct the Responsible Party effecting the substitution to deliver the related Mortgage File to the Trustee, to certify that such substitute mortgage loan satisfies or such substitute mortgage loans satisfy, as the case may be, all of the requirements of the definition of "Qualifying Substitute Mortgage Loan" and to send such certification to the Trustee. No mortgage loan may be substituted for a Defective Pooled Mortgage Loan as contemplated by this Section 2.03 if the Pooled Mortgage Loan to be replaced is the Great Lakes Crossing Pooled Mortgage Loan, the Ritz-Carlton Key Biscayne Pooled Mortgage Loan or was itself a Replacement Pooled Mortgage Loan, in which case, absent a cure of the relevant Material Breach or Material Document Defect, the affected Pooled Mortgage Loan will be required to be repurchased as contemplated hereby. Monthly Payments due with respect to each Replacement Pooled Mortgage Loan (if any) after the related date of substitution, and Monthly Payments due with respect to each corresponding Deleted Mortgage Loan (if any) after the related Due Date in April 2003 and on or prior to the related date of substitution, shall be part of the Trust Fund. Monthly Payments due with respect to each Replacement Pooled Mortgage Loan (if any) on or prior to the related date of substitution, and Monthly Payments due with respect to each corresponding Deleted Mortgage Loan (if any) after the related date of substitution, shall not be part of the Trust Fund and are to be remitted by the Master Servicer to the Responsible Party effecting the related substitution promptly following receipt.

          If the related Borrower seeks to defease any Exhibit B-5 Mortgage Loan prior to the second anniversary of the Closing Date in accordance with the related Mortgage Loan Documents, then the Master Servicer shall direct Column and, if obligated under the Column Performance Guarantee, the Column Performance Guarantor that they must repurchase that Exhibit B-5 Mortgage Loan (it being acknowledged that each Exhibit B-5 Mortgage Loan is an Original Pooled Column Mortgage Loan) at the Purchase Price prior to the occurrence of such defeasance, such repurchase to be on a whole loan, servicing released basis. Further, if that Exhibit B-5 Mortgage Loan is the Sully Place Pooled Mortgage Loan, then the Master Servicer shall direct Column and, if obligated under the Column Performance Guarantee, the Column Performance Guarantor to pay concurrently with such repurchase the Additional Sully Place Yield Maintenance Amount. The Master Servicer shall designate the Collection Account as the account to which such Purchase Price and, if applicable, the Additional Sully Place Yield Maintenance Amount shall be deposited. In connection with any repurchase of any Exhibit B-5 Mortgage Loan as contemplated by this Section 2.03(b), the Trustee shall effect a "qualified liquidation" of the related Loan REMIC in accordance with the REMIC Provisions.

          If any Pooled Mortgage Loan is to be repurchased or replaced by a Responsible Party in connection with a Material Breach or a Material Document Defect or any Exhibit B-5 Mortgage Loan is to be repurchased by Column or the Column Performance Guarantor in connection with an Early Defeasance as contemplated by this Section 2.03, the Master Servicer shall direct such Responsible Party or Column, as applicable, to amend the Pooled Mortgage Loan Schedule to reflect the removal of the subject Deleted Mortgage Loan and, if applicable, the substitution of the related Replacement Pooled Mortgage Loan(s); and, upon its receipt of such amended Pooled Mortgage Loan Schedule, the Master Servicer shall deliver or cause the delivery of such amended Pooled Mortgage Loan Schedule to the other parties hereto. Upon any substitution of one or more Replacement Pooled Mortgage Loans for a Deleted Mortgage Loan, such Replacement Pooled Mortgage Loan(s) shall become part of the Trust Fund and be subject to the terms of this Agreement in all respects.

          The reasonable "out-of-pocket" costs and expenses incurred by the Master Servicer and/or the Trustee pursuant to this Section 2.03(b), including reasonable attorney fees and expenses, shall constitute Servicing Advances to the extent not collected from the related Responsible Party or Parties or reimbursed from a Purchase Price Security Deposit Account or a Special Reserve Account or under a Recording Omission Credit.

          (c) Upon receipt of an Officer's Certificate from the Master Servicer to the effect that the full amount of the Purchase Price or Substitution Shortfall Amount (as the case may be) and, if applicable, the Additional Sully Place Yield Maintenance Amount for any Pooled Mortgage Loan repurchased or replaced by a Responsible Party in connection with a Material Breach or a Material Document Defect or any Exhibit B-5 Mortgage Loan repurchased by Column or the Column Performance Guarantor in connection with an Early Defeasance, in any event as contemplated by this Section 2.03, has been deposited in the Collection Account, and further, if applicable, upon receipt of the Mortgage File for each Replacement Pooled Mortgage Loan (if any) to be substituted for a Deleted Mortgage Loan, together with any certifications and/or opinions required pursuant to Section 2.03(b) to be delivered by the party effecting the repurchase/substitution, the Trustee shall (i) release or cause the release of the Mortgage File and any Additional Collateral held by or on behalf of the Trustee for the Deleted Mortgage Loan to the party effecting the repurchase/substitution or its designee and (ii) execute and deliver such instruments of release, transfer and/or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the party effecting the repurchase/substitution or its designee the ownership of the Deleted Mortgage Loan, and the Master Servicer shall notify the affected Borrowers of the transfers of the Deleted Mortgage Loan(s) and any Replacement Pooled Mortgage Loan(s). In connection with any such repurchase or substitution by KeyBank, Column or the Column Performance Guarantor in connection with a Material Breach, a Material Document Defect or an Early Defeasance as contemplated by this Section 2.03, each of the Master Servicer and the Special Servicer shall deliver to the party effecting the repurchase/substitution or its designee any portion of the related Servicing File, together with any Escrow Payments, Reserve Funds and Additional Collateral, held by or on behalf of the Master Servicer or the Special Servicer, as the case may be, with respect to the Deleted Mortgage Loan, in each case at the expense of the party effecting the repurchase/substitution. The reasonable "out-of-pocket" costs and expenses, including reasonable attorneys' fees and expenses, incurred by the Master Servicer, the Special Servicer and/or the Trustee pursuant to this Section 2.03(c), to the extent not collected from KeyBank, Column or the Column Performance Guarantor, as applicable, or reimbursed from a Purchase Price Security Deposit Account or a Special Reserve Account or under a Recording Omission Credit, shall be reimbursable to each of them as Servicing Advances in respect of the affected Pooled Mortgage Loan.

          (d) The respective Mortgage Loan Purchase Agreements and the Column Performance Guarantee provide the sole remedies available to the Certificateholders, or the Trustee on their behalf, respecting any Breaches and/or Document Defects. If a related Responsible Party defaults on its obligations to repurchase or replace any Pooled Mortgage Loan in connection with a Material Breach or Material Document Defect as contemplated by this Section 2.03, the Master Servicer (with respect to Performing Pooled Mortgage Loans) or the Special Servicer (with respect to Specially Serviced Pooled Mortgage Loans) shall promptly notify the Trustee, and the Trustee shall notify the Certificateholders. Thereafter, the Master Servicer (with respect to Performing Pooled Mortgage Loans) or the Special Servicer (with respect to Specially Serviced Pooled Mortgage Loans) shall take such actions on behalf of the Trust with respect to the enforcement of such repurchase/substitution obligations (and if the Master Servicer or the Special Servicer, as applicable, is notified or otherwise becomes aware of a default on the part of Column or KeyBank, as applicable, in respect of its obligations under the second paragraph of Section 2(c) of a Mortgage Loan Purchase Agreement, the Master Servicer (with respect to Performing Pooled Mortgage Loans) or the Special Servicer (with respect to Specially Serviced Pooled Mortgage Loans) shall also take such actions on behalf of the Trust with respect to the enforcement of such obligations of Column or KeyBank, as applicable), including the institution and prosecution of appropriate legal proceedings, as the Master Servicer (or, if applicable, the Special Servicer) shall determine are in the best interests of the Certificateholders (taken as a collective whole). Any and all reasonable "out-of-pocket" costs and expenses incurred by the Master Servicer, the Special Servicer and/or the Trustee pursuant to this Section 2.03(d), including, reasonable attorney's fees and expenses, to the extent not collected from the related Responsible Party or Parties or reimbursed from a Purchase Price Security Deposit Account or a Special Reserve Account or under a Recording Omission Credit, shall constitute Servicing Advances in respect of the affected Pooled Mortgage Loan.

          (e) If, on or after October 11, 2004, any related Responsible Party receives notice of a Material Document Defect with respect to any Pooled Mortgage Loan, which Material Document Defect constitutes a Recording Omission, then such Responsible Party may, with the consent of the Controlling Class Representative, which consent may be granted or withheld in its sole discretion, in lieu of repurchasing or replacing such Pooled Mortgage Loan (as and to the extent contemplated by Section 2.03(b) above), but in no event later than such repurchase would have to have been completed, establish a Recording Omission Credit or a Recording Omission Reserve with the Master Servicer. In furtherance of the preceding sentence, (A) the Master Servicer shall establish one or more accounts (collectively, the "Special Reserve Account") with respect to the subject Pooled Mortgage Loan, each of which shall be an Eligible Account; (B) the Master Servicer shall deposit any Recording Omission Reserve into the Special Reserve Account within one Business Day after receipt; and (C) the Master Servicer shall administer the Special Reserve Account in accordance with the terms of the applicable Mortgage Loan Purchase Agreement. In the event that the Master Servicer is entitled to apply any related Recording Omission Reserve or to draw upon any related Recording Omission Credit to cover losses or expenses directly incurred by the Trust as a result of a Recording Omission with respect to any Pooled Mortgage Loan, then prior to making a Servicing Advance or incurring an Additional Trust Fund Expense to cover any losses or expenses directly resulting from such Recording Omission, the Master Servicer shall draw upon such related Recording Omission Reserve (out of the Special Reserve Account) or upon such related Recording Omission Credit, as the case may be, up to the amount of such losses or expenses, and shall deposit the funds from such draw into the Collection Account, and such amounts shall be deemed to be "Liquidation Proceeds" for all purposes of this Agreement (other than Section 3.11(c)) and shall be applied to cover such losses or expenses. The Recording Omission Reserve or Recording Omission Credit (or any unused balance thereof) delivered by a related Responsible Party with respect to any Pooled Mortgage Loan shall be released to such Responsible Party by the Master Servicer upon the earlier of (i) the curing of all Recording Omissions with respect to such Pooled Mortgage Loan and (ii) the removal of such Pooled Mortgage Loan from the Trust Fund. The Special Reserve Account, and any Recording Omission Reserves and Recording Title Policy Credits, shall be part of the Trust Fund but outside any REMIC Pool or Grantor Trust Pool. The investment of funds in the Special Reserve Accounts shall be governed by the terms of the respective Mortgage Loan Purchase Agreements.

          (f) If the related Primary Responsible Party disputes that a Material Document Defect or Material Breach exists with respect to a Pooled Mortgage Loan or otherwise refuses (i) to effect a correction or cure of such Material Document Defect or Material Breach, (ii) to repurchase the affected Pooled Mortgage Loan from the Trust or (iii) to replace such Pooled Mortgage Loan with a Qualifying Substitute Mortgage Loan, each in accordance with the applicable Mortgage Loan Purchase Agreement, then provided that (i) the applicable Initial Resolution Period and any applicable Resolution Extension Period has expired and
(ii) the Pooled Mortgage Loan is then in default and is then a Specially Serviced Mortgage Loan, the Special Servicer may, subject to the Servicing Standard, modify, work-out or foreclose, sell or otherwise liquidate (or permit the liquidation of) the Pooled Mortgage Loan pursuant to the terms of this Agreement, while pursuing the repurchase claim, and such action shall not be a defense to the repurchase claim or alter the applicable Purchase Price.

          The related Responsible Party or Parties shall be notified promptly and in writing by the Special Servicer of any offer that it receives to purchase an REO Property as to which there is any alleged Material Document Defect or Material Breach. Upon the receipt of such notice by a related Responsible Party, such Responsible Party shall then have the right to purchase such REO Property from the Trust at a purchase price equal to the amount of such offer. A related Responsible Party shall have three (3) Business Days to purchase such REO Property from the date that it was notified of such offer. The Special Servicer shall be obligated to provide the related Responsible Party or Parties with the most


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

recent appraisal or other third-party reports relating to an REO Property within its possession to enable the related Responsible Party or Parties to evaluate such REO Property. Any sale of a Pooled Mortgage Loan, or foreclosure upon such Pooled Mortgage Loan and sale of an REO Property, to a Person other than a related Responsible Party or Parties shall be (i) without recourse of any kind (either expressed or implied) by such Person against the related Responsible Party or Parties and (ii) without representation or warranty of any kind (either expressed or implied) by the related Responsible Party or Parties to or for the benefit of such person.

          The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the subject Pooled Mortgage Loan or REO Property) shall not prejudice any claim against the related Responsible Party or Parties for repurchase of the subject Pooled Mortgage Loan or REO Property. The provisions of this Section 2.03 regarding remedies against the related Responsible Party or Parties for a Material Breach or Material Document Defect with respect to any Pooled Mortgage Loan shall also apply to the related REO Property.

          If the related Primary Responsible Party fails to correct or cure the Material Document Defect or Material Breach or purchase the subject REO Property, then the provisions above regarding notice of offers related to such REO Property and the related Primary Responsible Party's right to purchase such REO Property shall apply. If a court of competent jurisdiction issues a final order that the related Primary Responsible Party is or was obligated to repurchase the related Pooled Mortgage Loan or REO Property or the related Primary Responsible Party otherwise accepts liability, then, after the expiration of any applicable appeal period, but in no event later than the termination of the Trust pursuant to this Agreement, the related Primary Responsible Party will be obligated to pay to the Trust the amount, if any, by which the applicable Purchase Price exceeds any Liquidation Proceeds received upon such liquidation (including those arising from any sale to the related Primary Responsible Party); provided that the prevailing party in such action shall be entitled to recover all costs, fees and expenses (including reasonable attorneys' fees) related thereto.

          SECTION 2.04. Representations and Warranties of the Depositor.

          (a) The Depositor hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

               (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

               (ii) The Depositor's execution and delivery of, performance under, and compliance with this Agreement, will not violate the Depositor's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the good faith and reasonable judgment of the Depositor, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

               (iii) The Depositor has the full power and authority to own its properties, to conduct its business as presently conducted by it and to enter into and consummate all transactions involving the Depositor contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Depositor is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

               (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Depositor of the transactions contemplated herein, except (A) for those consents, approvals, authorizations or orders that previously have been obtained, (B) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and sale of the Certificates by the Underwriters, and (C) any recordation of the assignments of Mortgage Loan Documents to the Trustee pursuant to Section 2.01(e), which has not yet been completed.

               (vii) The Depositor's transfer of the Original Pooled Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

               (viii) The Depositor is not transferring the Original Pooled Mortgage Loans to the Trustee with any intent to hinder, delay or defraud its present or future creditors.

               (ix) The Depositor has been solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Original Pooled Mortgage Loans to the Trustee, pursuant to Section 2.01(b).

               (x) After giving effect to its transfer of the Original Pooled Mortgage Loans to the Trustee, pursuant to Section 2.01(b), the value of the Depositor's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Depositor's debts and obligations, including contingent and unliquidated debts and obligations of the Depositor, and the Depositor will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

               (xi) The Depositor does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

               (xii) No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Depositor are pending or contemplated.

               (xiii) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this Agreement or that, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

               (xiv) Immediately prior to the transfer of the Original Pooled Mortgage Loans to the Trustee for the benefit of the Certificateholders pursuant to this Agreement, the Depositor had such right, title and interest in and to each Original Pooled Mortgage Loan as was transferred to it by Column pursuant to the related Mortgage Loan Purchase Agreement. The Depositor has not transferred any of its right, title and interest in and to the Original Pooled Mortgage Loans to any Person other than the Trustee.

               (xv) The Depositor is transferring all of its right, title and interest in and to the Original Pooled Mortgage Loans to the Trustee for the benefit of the Certificateholders free and clear of any and all liens, pledges, charges, security interests and other encumbrances created by or through the Depositor, and the Depositor has not transferred its right, title and interest in and to any Original Pooled Mortgage Loan other than as contemplated by this Agreement.

               (xvi) Except for any actions that are the express responsibility of another party hereunder or under either Mortgage Loan Purchase Agreement, and further except for actions that the Depositor is expressly permitted to complete subsequent to the Closing Date, the Depositor has taken all actions required under applicable law to effectuate the transfer of all of its right, title and interest in and to the Original Pooled Mortgage Loans by the Depositor to the Trustee.

          (b) The representations and warranties of the Depositor set forth in
Section 2.04(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of any breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

          SECTION 2.05. Representations and Warranties of the Master Servicer.

          (a) The Master Servicer hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

               (i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, and the Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement.

               (ii) The Master Servicer's execution and delivery of, performance under and compliance with this Agreement, will not violate the Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the good faith and reasonable judgment of the Master Servicer, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

               (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions involving the Master Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Master Servicer is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

               (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Master Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained or where the lack of such consent, approval, authorization or order would not have a material adverse effect on the ability of the Master Servicer to perform its obligations under this Agreement.

               (vii) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer that, if determined adversely to the Master Servicer, would prohibit the Master Servicer from entering into this Agreement or that, in the Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

               (viii) The Master Servicer has errors and omissions insurance in the amounts and with the coverage required by Section 3.07(d).

               (ix) The Master Servicer has examined each of the Sub-Servicing Agreements entered into by the Master Servicer that will be in effect as of the Closing Date with respect to the Mortgage Loans, and each such Sub-Servicing Agreement complies with the requirements of Section 3.22(a) in all material respects.

          (b) The representations and warranties of the Master Servicer set forth in Section 2.05(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

          (c) Any successor Master Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.05(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.05(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

          SECTION 2.06. Representations and Warranties of the Special Servicer.

          (a) The Special Servicer hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

               (i) The Special Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement.

               (ii) The Special Servicer's execution and delivery of, performance under and compliance with this Agreement will not violate the Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or by which it is bound, which default or breach, in the good faith and reasonable judgment of the Special Servicer, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

               (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions involving the Special Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Special Servicer is not in violation of, and its execution and delivery of, performance under and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

               (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Special Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained or where the lack of such consent, approval, authorization or order would not have a material adverse effect on the ability of the Special Servicer to perform its obligations under this Agreement.

               (vii) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer that, if determined adversely to the Special Servicer, would prohibit the Special Servicer from entering into this Agreement or that, in the Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

               (viii) The Special Servicer has errors and omissions insurance in the amounts and with the coverage required by Section 3.07(d).

               (ix) As of the Closing Date, the Special Servicer is not a party to any Sub-Servicing Agreement providing for the performance of duties of the Special Servicer by any Sub-Servicers with respect to any of the Mortgage Loans or REO Properties.

          (b) The representations and warranties of the Special Servicer set forth in Section 2.06(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

          (c) Any successor Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.06(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.06(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

          SECTION 2.07. Representations, Warranties and Covenants of the
                        Trustee.

          (a) The Trustee hereby represents and warrants to, and covenants with, each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

               (i) The Trustee is duly organized and validly existing as a national banking association under the laws of the United States and is, shall be or, if necessary, shall appoint a co-trustee that is, in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan (insofar as such enforceability is dependent upon compliance by the Trustee with such laws) and to perform its obligations under this Agreement.

               (ii) The Trustee's execution and delivery of, performance under and compliance with this Agreement, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which breach or default, in the good faith and reasonable judgment of the Trustee is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

               (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally and, in particular, the rights of creditors of national banking associations, and
     (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Trustee is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

               (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Trustee of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.

               (vii) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this Agreement or that, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

               (viii) The Trustee is eligible to act as trustee hereunder in accordance with Section 8.06.

          (b) The representations, warranties and covenants of the Trustee set forth in Section 2.07(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any such representations, warranties and covenants that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

          (c) Any successor Trustee shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in
Section 2.07(a), subject to such appropriate modifications to the representation, warranty and covenant set forth in Section 2.07(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

          SECTION 2.08. Creation of the Loan REMIC(s); Issuance of the Loan
                        REMIC Regular Interest(s) and the Loan REMIC Residual Interest(s); Certain Matters Involving the Loan REMIC(s).

          (a) It is the intention of the parties hereto that, in the case of each Exhibit B-5 Mortgage Loan, the following segregated pool of assets constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as a "Loan REMIC": (i) the subject Exhibit B-5 Mortgage Loan and any Replacement Pooled Mortgage Loan substituted for that Exhibit B-5 Mortgage Loan, together with (A) all payments under and proceeds of the subject Exhibit B-5 Mortgage Loan or any Replacement Pooled Mortgage Loan substituted for that Exhibit B-5 Mortgage Loan, which payments or proceeds are received while it is part of the subject Loan REMIC (other than any such amounts that constitute scheduled payments of interest and principal due on or before the Cut-off Date or, in the case of a Replacement Pooled Mortgage Loan, on or before the related date of substitution, and exclusive of any such amounts that constitute part of the Excess Servicing Strip or, if applicable, Post-ARD Additional Interest or the Additional Sully Place Yield Maintenance Amount), and (B) all documents included in the related Mortgage File and Servicing File and any related Additional Collateral; (ii) any REO Property acquired with respect to the subject Exhibit B-5 Mortgage Loan or any Replacement Pooled Mortgage Loan substituted for that Exhibit B-5 Mortgage Loan;
(iii) such funds and assets as from time to time are deposited in the Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and, if established, the REO Account with respect to the subject Exhibit B-5 Mortgage Loan, any Replacement Pooled Mortgage Loan substituted for that Exhibit B-5 Mortgage Loan or any related REO Property (exclusive of any such amounts that constitute part of the Excess Servicing Strip or, if applicable, Post-ARD Additional Interest or the Additional Sully Place Yield Maintenance Amount); and (iv) the rights of the Depositor under the related Mortgage Loan Purchase Agreement (other than the Additional Sully Place Yield Maintenance Contract Right) and, if applicable, the Column Performance Guarantee, with respect to the subject Exhibit B-5 Mortgage Loan, any Replacement Pooled Mortgage Loan substituted for that Exhibit B-5 Mortgage Loan or any related REO Property (exclusive of any Additional Sully Place Yield Maintenance Amount, Recording Omission Reserve, Recording Omission Credit and/or Purchase Price Security Deposit with respect to that Exhibit B-5 Mortgage Loan, any Replacement Pooled Mortgage Loan substituted for that Exhibit B-5 Mortgage Loan or any related REO Property delivered by Column, KeyBank or the Column Performance Guarantor, as applicable, to the Master Servicer as contemplated by Section 2.03). The Closing Date is hereby designated as the "Startup Day" of each Loan REMIC within the meaning of
Section 860G(a)(9) of the Code.

          (b) Concurrently with the assignment of each Exhibit B-5 Mortgage Loan and certain related assets to the Trustee pursuant to Section 2.01(b) and in exchange therefor, the related Loan REMIC Regular Interest and the related Loan REMIC Residual Interest shall be issued. A single separate Loan REMIC Regular Interest shall be issued with respect to each Exhibit B-5 Mortgage Loan included in a Loan REMIC. For purposes of this Agreement, each Loan REMIC Regular Interest shall relate to: (i) the Exhibit B-5 Mortgage Loan in respect of which it was issued; (ii) any Replacement Pooled Mortgage Loan substituted for that Exhibit B-5 Mortgage Loan; and (iii) the Pooled REO Loan deemed outstanding with respect to any REO Property acquired in respect of such Exhibit B-5 Mortgage Loan and any Replacement Pooled Mortgage Loan substituted for that Exhibit B-5 Mortgage Loan. No Loan REMIC Regular Interest shall be certificated. Each Loan REMIC Residual Interest, together with the REMIC I Residual Interest, the REMIC II Residual Interest and the REMIC III Residual Interest, will be evidenced by the Class R Certificates. The related Loan REMIC Regular Interest and related Loan REMIC Residual Interest shall collectively constitute the entire beneficial ownership of each Loan REMIC.

          (c) Each Loan REMIC Regular Interest shall constitute the "regular interest" (within the meaning of Section 860G(a)(1) of the Code), and each Loan REMIC Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860G(a)(2) of the Code), in the related Loan REMIC. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in any Loan REMIC (within the meaning of Treasury regulation section 1.860D-1(b)(1)).

          (d) The designation for each Loan REMIC Regular Interest shall be the identification number for the related Exhibit B-5 Mortgage Loan set forth in the Pooled Mortgage Loan Schedule.

          (e) Each Loan REMIC Regular Interest shall have an Uncertificated Principal Balance. As of the Closing Date, the Uncertificated Principal Balance of each Loan REMIC Regular Interest shall equal the Cut-off Date Principal Balance of the related Exhibit B-5 Mortgage Loan (as specified in the Pooled Mortgage Loan Schedule). On each Distribution Date, the Uncertificated Principal Balance of each Loan REMIC Regular Interest shall be permanently reduced by any distributions of principal deemed made with respect to the related Loan REMIC Regular Interest on such Distribution Date pursuant to Section 4.01(m) and, further, by any Unfunded Principal Balance Reduction made with respect to the related Loan REMIC Regular Interest on such Distribution Date pursuant to
Section 4.04(d). Except as provided in the preceding sentence, the Uncertificated Principal Balance of each Loan REMIC Regular Interest shall not otherwise be increased or reduced. Deemed distributions to REMIC I in reimbursement of Unfunded Principal Balance Reductions with respect to each Loan REMIC Regular Interest shall not constitute deemed distributions of principal and shall not result in any reduction of the Uncertificated Principal Balance of the related Loan REMIC Regular Interest.

          (f) Each Loan REMIC Regular Interest shall have a Loan REMIC Remittance Rate. The Loan REMIC Remittance Rate with respect to each Loan REMIC Regular Interest for any Interest Accrual Period shall be calculated as follows:

          (i) if, as of the Closing Date, the related Exhibit B-5 Mortgage Loan bears or bore, as the case may be, interest calculated on a 30/360 Basis, then the Loan REMIC Remittance Rate with respect to the subject Loan REMIC Regular Interest for any Interest Accrual Period shall equal the Net Mortgage Rate in effect for the related Exhibit B-5 Mortgage Loan as of the Closing Date; and

          (ii) if, as of the Closing Date, the related Exhibit B-5 Mortgage Loan bears or bore, as the case may be, interest calculated on an Actual/360 Basis, then the Loan REMIC Remittance Rate with respect to the subject Loan REMIC Regular Interest for any Interest Accrual Period shall (subject to adjustment as provided below in this clause (ii)) equal the product of (A) a fraction (expressed as a percentage), the numerator of which is the number of days in such Interest Accrual Period, and the denominator of which is 30, multiplied by (B) the Net Mortgage Rate in effect for the related Exhibit B-5 Mortgage Loan as of the Closing Date; provided that, if the subject Interest Accrual Period occurs during the month of January of 2004 or any year thereafter or during the month of December of 2004 or any year thereafter that does not immediately precede a leap year, the Loan REMIC Remittance Rate with respect to the subject Loan REMIC Regular Interest for such Interest Accrual Period shall equal (M) the Loan REMIC Remittance Rate with respect to the subject Loan REMIC Regular Interest for such Interest Accrual Period, calculated without regard to this proviso, minus (N) a fraction (expressed as a percentage), the numerator of which is equal to 12 times any Interest Reserve Amount for the related Exhibit B-5 Mortgage Loan, any Replacement Pooled Mortgage Loan that is substituted for the related Exhibit B-5 Mortgage Loan or any successor Pooled REO Loan with respect to the foregoing, that is to be transferred from the Distribution Account to the Interest Reserve Account on the related Distribution Date in accordance with Section 3.04(c), and the denominator of which is equal to the Uncertificated Principal Balance of the subject Loan REMIC Regular Interest outstanding immediately prior to the related Distribution Date; and; provided, further, that, if the subject Interest Accrual Period occurs during the month of February of 2004 or any year thereafter, the Loan REMIC Remittance Rate with respect to the subject Loan REMIC Regular Interest for such Interest Accrual Period shall equal (S) the Loan REMIC Remittance Rate with respect to the subject Loan REMIC Regular Interest for such Interest Accrual Period, calculated without regard to this proviso, plus (T) a fraction (expressed as a percentage), the numerator of which is equal to 12 times any Interest Reserve Amount(s) for the related Exhibit B-5 Mortgage Loan, any Replacement Pooled Mortgage Loan that is substituted for the related Exhibit B-5 Mortgage Loan or any successor Pooled REO Loan with respect to the foregoing, that is or are to be transferred from the Interest Reserve Account to the Distribution Account pursuant to Section 3.05(c) for distribution on the related Distribution Date, and the denominator of which is equal to the Uncertificated Principal Balance of the subject Loan REMIC Regular Interest outstanding immediately prior to the related Distribution Date.

          (g) Each Loan REMIC Regular Interest shall bear interest, and such interest shall commence accruing on April 1, 2003. In the case of each Loan REMIC Regular Interest, such interest shall be calculated on a 30/360 Basis and, during each Interest Accrual Period, shall accrue at the Loan REMIC Remittance Rate with respect to such Loan REMIC Regular Interest for such Interest Accrual Period on the Uncertificated Principal Balance of such Loan REMIC Regular Interest outstanding immediately prior to the related Distribution Date. The total amount of such interest accrued with respect to each Loan REMIC Regular Interest during each Interest Accrual Period (herein referred to as the "Interest Accrual Amount" with respect to such Loan REMIC Regular Interest for such Interest

Accrual Period) shall equal 1/12 of the product of (i) the Loan REMIC Remittance Rate with respect to such Loan REMIC Regular Interest for such Interest Accrual Period, multiplied by (ii) the Uncertificated Principal Balance of such Loan REMIC Regular Interest outstanding immediately prior to the related Distribution Date. The portion of the Interest Accrual Amount with respect to each Loan REMIC Regular Interest for any Interest Accrual Period that shall be distributable to REMIC I, as the holder of such Loan REMIC Regular Interest, on the related Distribution Date pursuant to Section 4.01(m), shall be an amount (herein referred to as the "Current Interest Distribution Amount" with respect to such Loan REMIC Regular Interest for the related Distribution Date) equal to (i) the Interest Accrual Amount with respect to such Loan REMIC Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by (ii) the portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is attributable to the related Exhibit B-5 Mortgage Loan or any Replacement Pooled Mortgage Loan that is substituted for that Exhibit B-5 Mortgage Loan. If the entire Current Interest Distribution Amount with respect to any Loan REMIC Regular Interest for any Distribution Date is not deemed distributed to REMIC I, as the holder of such Loan REMIC Regular Interest, on such Distribution Date pursuant to Section 4.01(m), then the unpaid portion of such Current Interest Distribution Amount shall be added to, and be payable as part of, the Carryforward Interest Distribution Amount with respect to such Loan REMIC Regular Interest for future Distribution Dates. The "Carryforward Interest Distribution Amount" with respect to each Loan REMIC Regular Interest for any Distribution Date shall be an amount equal to the excess, if any, of (i) all Current Interest Distribution Amounts with respect to such Loan REMIC Regular Interest for all prior Distribution Dates, if any, over (ii) the total amount of interest deemed distributed to REMIC I with respect to such Loan REMIC Regular Interest on all such prior Distribution Dates, if any, pursuant to Section 4.01(m).

          (h) Solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each Loan REMIC Regular Interest shall be the Rated Final Distribution Date.

          (i) No Loan REMIC Residual Interest shall have a principal balance or bear interest.

          SECTION 2.09. Conveyance of the Loan REMIC Regular Interest(s);
                        Acceptance of the Loan REMIC Regular Interest(s) by Trustee.

          The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all of its right, title and interest in and to each Loan REMIC Regular Interest to the Trustee for the benefit of the Holders of the REMIC III Regular Interest Certificates and the Class R Certificates. The Trustee acknowledges the assignment to it of each Loan REMIC Regular Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC III Regular Interest Certificates and the Class R Certificates.

          SECTION 2.10. Creation of REMIC I; Issuance of the REMIC I Regular
                        Interests and the REMIC I Residual Interest; Certain Matters Involving REMIC I.

          (a) It is the intention of the parties hereto that the following segregated pool of assets constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC I":
(i) the Pooled Mortgage Loans that are from time to time subject to this Agreement (other than any Pooled Mortgage Loans that are held by a Loan REMIC), together with

(A) all payments under and proceeds of such Pooled Mortgage Loans received after the Closing Date or, in the case of any such Pooled Mortgage Loan that is a Replacement Pooled Mortgage Loan, after the related date of substitution (other than scheduled payments of interest and principal due on or before the Cut-off Date or, in the case of any such Pooled Mortgage Loan that is a Replacement Pooled Mortgage Loan, on or before the related date of substitution, and exclusive of any such amounts that constitute part of the Excess Servicing Strip or Post-ARD Additional Interest) and (B) all documents included in the related Mortgage Files and Servicing Files and any related Additional Collateral; (ii) any REO Property acquired in respect of any Pooled Mortgage Loan (other than any Pooled Mortgage Loans held by a Loan REMIC); (iii) such funds and assets as from time to time are deposited in the Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and, if established, the REO Account (exclusive of any such amounts that constitute part of the Excess Servicing Strip or Post-ARD Additional Interest) with respect to the Pooled Mortgage Loans and/or any successor Pooled REO Loans in respect thereof (other than any Pooled Mortgage Loans held by a Loan REMIC and/or any Pooled REO Loans in respect thereof); and (iv) the rights of the Depositor under the respective Mortgage Loan Purchase Agreements and the Column Performance Guarantee with respect to the Pooled Mortgage Loans and/or any related REO Properties (other than any Pooled Mortgage Loans and/or REO Properties held by a Loan REMIC), exclusive of any related Recording Omission Reserves, Recording Omission Credits and/or Purchase Price Security Deposits delivered by Column, KeyBank or the Column Performance Guarantor, as applicable, to the Master Servicer as contemplated by Section 2.03. The Closing Date is hereby designated as the "Startup Day" of REMIC I within the meaning of Section 860G(a)(9) of the Code.

          (b) Concurrently with the assignment of the Original Pooled Mortgage Loans (other than any Original Pooled Mortgage Loans held by a Loan REMIC) and certain related assets to the Trustee pursuant to Section 2.01(b), and the assignment to the Trustee of each Loan REMIC Regular Interest pursuant to
Section 2.09, and in exchange therefor, the REMIC I Regular Interests and the REMIC I Residual Interest shall be issued. Two REMIC I Regular Interests shall be issued with respect to each of the Great Lakes Crossing Pooled Mortgage Loan and the Ritz-Carlton Key Biscayne Pooled Mortgage Loan, and a separate REMIC I Regular Interest shall be issued with respect to each other Original Pooled Mortgage Loan and Loan REMIC Regular Interest held by REMIC I. For purposes of this Agreement, each REMIC I Regular Interest shall relate to the Original Pooled Mortgage Loan or Loan REMIC Regular Interest, as applicable, held by REMIC I in respect of which it was issued. In addition, each REMIC I Regular Interest issued in respect of an Original Pooled Mortgage Loan held by REMIC I shall also relate to each Replacement Pooled Mortgage Loan (if any) substituted for such Original Pooled Mortgage Loan and to each Pooled REO Loan deemed outstanding with respect to any REO Property acquired in respect of such Original Pooled Mortgage Loan or any such Replacement Pooled Mortgage Loan. Furthermore, each REMIC I Regular Interest issued in respect of a Loan REMIC Regular Interest held by REMIC I shall also relate to each Pooled Mortgage Loan held by the corresponding Loan REMIC and to each Pooled REO Loan deemed outstanding with respect to any REO Property held by the corresponding Loan REMIC. None of the REMIC I Regular Interests shall be certificated. The REMIC I Residual Interest, together with each Loan REMIC Residual Interest, the REMIC II Residual Interest and the REMIC III Residual Interest, shall be evidenced by the Class R Certificates. The REMIC I Regular Interests and the REMIC I Residual Interest shall collectively constitute the entire beneficial ownership of REMIC I.

          (c) The REMIC I Regular Interests shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the REMIC I Residual Interest shall constitute the sole

"residual interest" (within the meaning of Section 860G(a)(2) of the Code), in REMIC I. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC I (within the meaning of Treasury regulation section 1.860D-1(b)(1)).

          (d) The designations for the REMIC I Regular Interests that relate to the Great Lakes Crossing Pooled Mortgage Loan shall be "GLC-1" and GLC-2", respectively. The designations for the REMIC I Regular Interests that relate to the Ritz-Carlton Key Biscayne Pooled Mortgage Loan shall be "RCKB-1" and "RCKB-2" respectively. The designation for each other REMIC I Regular Interest shall be the identification number for the related Original Pooled Mortgage Loan set forth in the Pooled Mortgage Loan Schedule.

          (e) Each REMIC I Regular Interest shall have an Uncertificated Principal Balance. As of the Closing Date, (i) the Uncertificated Principal Balance of REMIC I Regular Interest GLC-1 shall be the Cut-off Date Principal Balance of the Great Lakes Crossing Pooled Mortgage Loan (as specified in the Pooled Mortgage Loan Schedule) (net of $3,612,273), (ii) the Uncertificated Principal Balance of REMIC I Regular Interest GLC-2 shall be $3,612,273)], (iii) the Uncertificated Principal Balance of REMIC I Regular Interest RCKB-1 shall be the Cut-off Date Principal Balance of the Ritz-Carlton Key Biscayne Pooled Mortgage Loan (as specified in the Pooled Mortgage Loan Schedule) (net of $15,000,000), (iv) the Uncertificated Principal Balance of REMIC I Regular Interest RCKB-2 shall be $15,000,000, (v) the Uncertificated Principal Balance of each REMIC I Regular Interest issued in respect of a Loan REMIC Regular Interest held by REMIC I shall equal the initial Uncertificated Principal Balance of such Loan REMIC Regular Interest, and (vi) the Uncertificated Principal Balance of each other REMIC I Regular Interest shall equal the Cut-off Date Principal Balance of the related Original Pooled Mortgage Loan (as specified in the Pooled Mortgage Loan Schedule). On each Distribution Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall be permanently reduced by any distributions of principal deemed made with respect to such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.01(l) and, further, by any Unfunded Principal Balance Reduction made with respect to such REMIC I Regular Interest on such Distribution Date pursuant to
Section 4.04(c). Except as provided in the preceding sentence, the Uncertificated Principal Balance of each REMIC I Regular Interest shall not otherwise be increased or reduced. Deemed distributions to REMIC II in reimbursement of Unfunded Principal Balance Reductions with respect to a REMIC I Regular Interest shall not constitute deemed distributions of principal and shall not result in any reduction of the Uncertificated Principal Balance of such REMIC I Regular Interest.

          (f) Each REMIC I Regular Interest shall have a REMIC I Remittance Rate. With respect to each REMIC I Regular Interest issued in respect of a Loan REMIC Regular Interest held by REMIC I, the REMIC I Remittance Rate for any Interest Accrual Period shall equal the Loan REMIC Remittance Rate in respect of such Loan REMIC Regular Interest for such Interest Accrual Period. With respect to REMIC I Regular Interest GLC-2, the REMIC I Remittance Rate for any Interest Accrual Period shall equal the product of (i) 5.8420% per annum, multiplied by
(ii) a fraction (expressed as a percentage), the numerator of which is the number of days in such Interest Accrual Period, and the denominator of which is
30. With respect to REMIC I Regular Interest RCKB-2, the REMIC I Remittance Rate for any Interest Accrual Period shall equal the product of (i) 6.3179% per annum, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is the number of days in such Interest Accrual Period, and the denominator of which is 30. With respect to any other particular REMIC I Regular Interest, the REMIC I Remittance Rate for any Interest Accrual Period shall be calculated as follows:

               (i) if, as of the Closing Date, the related Original Pooled Mortgage Loan bears or bore, as the case may be, interest calculated on a 30/360 Basis, then the REMIC I Remittance Rate with respect to the subject REMIC I Regular Interest for any Interest Accrual Period shall equal the Net Mortgage Rate in effect for the related Original Pooled Mortgage Loan as of the Closing Date; and

               (ii) if, as of the Closing Date, the related Original Pooled Mortgage Loan bears or bore, as the case may be, interest calculated on an Actual/360 Basis, then the REMIC I Remittance Rate with respect to the subject REMIC I Regular Interest for any Interest Accrual Period shall (subject to adjustment as provided below in this clause (ii)) equal the product of (A) the Net Mortgage Rate in effect for the related Original Pooled Mortgage Loan as of the Closing Date (or, if the subject REMIC I Regular Interest is REMIC I Regular Interest GLC-1, 5.18166137933% per annum), multiplied by (B) a fraction (expressed as a percentage), the numerator of which is the number of days in such Interest Accrual Period, and the denominator of which is 30; provided that, if the subject REMIC I Regular Interest corresponds to an Interest Reserve Loan, and if the subject Interest Accrual Period occurs during the month of January of 2004 or any year thereafter or during the month of December of 2004 or any year thereafter that does not immediately precede a leap year, then the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period shall equal (M) the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period, calculated without regard to this proviso, minus (N) a fraction (expressed as a percentage), the numerator of which is equal to 12 times the related Interest Reserve Amount that is to be transferred from the Distribution Account to the Interest Reserve Account on the related Distribution Date in accordance with Section 3.04(c), and the denominator of which is equal to the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date; and, provided, further, that if the subject REMIC I Regular Interest corresponds to an Interest Reserve Loan, and if the subject Interest Accrual Period occurs during the month of February of 2004 or any year thereafter, then the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period shall equal (S) the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period, calculated without regard to this proviso, plus (T) a fraction (expressed as a percentage), the numerator of which is equal to 12 times any related Interest Reserve Amount(s) that is or are to be transferred from the Interest Reserve Account to the Distribution Account pursuant to Section 3.05(c) for distribution on the related Distribution Date, and the denominator of which is equal to the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date.

          (g) Each REMIC I Regular Interest shall bear interest, and such interest shall commence accruing on April 1, 2003. In the case of each REMIC I Regular Interest, such interest shall be calculated on a 30/360 Basis and, during each Interest Accrual Period, shall accrue at the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period on the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date. The total amount of such interest accrued with respect to each REMIC I Regular Interest during each Interest Accrual Period (herein referred to as the "Interest Accrual Amount" with respect to such REMIC I Regular Interest for such Interest Accrual Period) shall equal 1/12 of the product of (i) the REMIC I Remittance Rate with respect to such REMIC I Regular Interest for such Interest Accrual Period, multiplied by (ii) the Uncertificated Principal Balance of such REMIC

I Regular Interest outstanding immediately prior to the related Distribution Date. The portion of the Interest Accrual Amount with respect to any REMIC I Regular Interest for any Interest Accrual Period that shall be distributable to REMIC II, as the holder of such REMIC I Regular Interest, on the related Distribution Date pursuant to Section 4.01(l), shall be an amount (herein referred to as the "Current Interest Distribution Amount" with respect to such REMIC I Regular Interest for the related Distribution Date) equal to (i) the Interest Accrual Amount with respect to such REMIC I Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by (ii) the portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is allocable to such REMIC I Regular Interest. For purposes of the foregoing, the Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated: (i) to REMIC I Regular Interest GLC-2, in an amount equal to the lesser of (A) the Interest Accrual Amount with respect to REMIC I Regular Interest GLC-2 for the related Interest Accrual Period and (B) the product of (1) that portion, if any, of such Net Aggregate Prepayment Interest Shortfall that is attributable to the Great Lakes Crossing Pooled Mortgage Loan, multiplied by (2) a fraction, the numerator of which is equal to the Interest Accrual Amount with respect to REMIC I Regular Interest GLC-2 for the related Interest Accrual Period, and the denominator of which is equal to the aggregate Interest Accrual Amount with respect to REMIC I Regular Interest GLC-1 and REMIC I Regular Interest GLC-2 for the related Interest Accrual Period; (ii) to REMIC I Regular Interest RCKB-2, in an amount equal to the lesser of (A) the Interest Accrual Amount with respect to REMIC I Regular Interest RCKB-2 for the related Interest Accrual Period and (B) the product of
(1) that portion, if any, of such Net Aggregate Prepayment Interest Shortfall that is attributable to the Ritz-Carlton Key Biscayne Pooled Mortgage Loan, multiplied by (2) a fraction, the numerator of which is equal to the Interest Accrual Amount with respect to REMIC I Regular Interest RCKB-2 for the related Interest Accrual Period, and the denominator of which is equal to the aggregate Interest Accrual Amount with respect to REMIC I Regular Interest RCKB-1 and REMIC I Regular Interest RCKB-2 for the related Interest Accrual Period; and
(iii) to each other REMIC I Regular Interest, in an amount equal to the lesser of (A) the Interest Accrual Amount with respect to the subject REMIC I Regular Interest for the related Interest Accrual Period and (B) the product of (1) the entire amount of such Net Aggregate Prepayment Interest Shortfall (exclusive of any portion thereof that is allocable to REMIC I Regular Interest GLC-2 and/or REMIC I Regular Interest RCKB-2), multiplied by (2) a fraction, the numerator of which is equal to the Interest Accrual Amount with respect to the subject REMIC I Regular Interest for the related Interest Accrual Period, and the denominator of which is equal to the aggregate Interest Accrual Amount with respect to all the REMIC I Regular Interests (exclusive of REMIC I Regular Interest GLC-2 and REMIC I Regular Interest RCKB-2) for the related Interest Accrual Period. If the entire Current Interest Distribution Amount with respect to any REMIC I Regular Interest for any Distribution Date is not deemed distributed to REMIC II, as the holder of such REMIC I Regular Interest, on such Distribution Date pursuant to
Section 4.01(l), then the unpaid portion of such Current Interest Distribution Amount shall be added to, and be payable as part of, the Carryforward Interest Distribution Amount with respect to such REMIC I Regular Interest for future Distribution Dates. The "Carryforward Interest Distribution Amount" with respect to any REMIC I Regular Interest for any Distribution Date shall be an amount equal to the excess, if any, of (i) all Current Interest Distribution Amounts with respect to such REMIC I Regular Interest for all prior Distribution Dates, if any, over (ii) the total amount of interest deemed distributed to REMIC II with respect to such REMIC I Regular Interest on all such prior Distribution Dates, if any, pursuant to Section 4.01(l).

          (h) Solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each REMIC I Regular Interest shall be the Rated Final Distribution Date.

          (i) The REMIC I Residual Interest shall not have a principal balance and shall not bear interest.

          SECTION 2.11. Conveyance of the REMIC I Regular Interests; Acceptance
                        of the REMIC I Regular Interests by Trustee.

          The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all of its right, title and interest in and to the REMIC I Regular Interests to the Trustee for the benefit of the Holders of the REMIC III Regular Interest Certificates and the Class R Certificates. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC III Regular Interest Certificates and Class R Certificates.

          SECTION 2.12. Creation of REMIC II; Issuance of the REMIC II Regular
                        Interests and the REMIC II Residual Interest; Certain Matters Involving REMIC II.

          (a) It is the intention of the parties hereto that the segregated pool of assets consisting of the REMIC I Regular Interests constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC II". The Closing Date is hereby designated as the "Startup Day" of REMIC II within the meaning of Section 860G(a)(9) of the Code.

          (b) Concurrently with the assignment of the REMIC I Regular Interests to the Trustee pursuant to Section 2.11, and in exchange therefor, the REMIC II Regular Interests and the REMIC II Residual Interest shall be issued. There shall be 27 separate REMIC II Regular Interests. None of the REMIC II Regular Interests shall be certificated. The REMIC II Residual Interest, together with each Loan REMIC Residual Interest, the REMIC I Residual Interest and the REMIC III Residual Interest, shall be evidenced by the Class R Certificates. The REMIC II Regular Interests and the REMIC II Residual Interest shall collectively constitute the entire beneficial ownership of REMIC II.

          (c) The REMIC II Regular Interests shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the REMIC II Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860G(a)(2) of the Code), in REMIC II. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC II (within the meaning of Treasury regulation section 1.860D-1(b)(1)).

          (d) The REMIC II Regular Interests will have the following respective alphabetic or alphanumeric designations: "A-1-1", "A-1-2", "A-1-3", "A-2-1", "A-2-2", A-2-3", A-3-1", "A-3-2", "A-3-3", "A-4-1", "A-4-2", "B", "C", "D", "E",
"F", "G", "H", "J", "K", "L", "M", "N", "O", "P", "GLC" and "RCKB".

          (e) Each REMIC II Regular Interest shall have an Uncertificated Principal Balance. The following table sets forth for each REMIC II Regular Interest the initial Uncertificated Principal Balance thereof:

     Designation of         Initial Uncertificated
REMIC II Regular Interest     Principal Balance
-------------------------   ----------------------
          A-1-1                  $  9,494,000
          A-1-2                  $ 47,189,000
          A-1-3                  $ 47,317,000
          A-2-1                  $    481,000
          A-2-2                  $ 45,166,000
          A-2-3                  $150,353,000
          A-3-1                  $ 39,840,000
          A-3-2                  $ 35,561,000
          A-3-3                  $ 33,599,000
          A-4-1                  $ 14,757,000
          A-4-2                  $349,536,000
            B                    $ 32,118,000
            C                    $ 12,353,000
            D                    $ 29,647,000
            E                    $ 12,353,000
            F                    $ 12,353,000
            G                    $ 19,764,000
            H                    $ 14,824,000
            J                    $ 17,294,000
            K                    $ 17,294,000
            L                    $  4,941,000
            M                    $ 13,589,000
            N                    $  6,176,000
            O                    $  4,941,000
            P                    $ 17,294,824
           GLC                   $  3,612,273
          RCKB                   $ 15,000,000

          On each Distribution Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall be permanently reduced by any distributions of principal deemed made with respect to such REMIC II Regular Interest on such Distribution Date pursuant to Section 4.01(k) and, further, by any Unfunded Principal Balance Reduction made with respect to such REMIC II Regular Interest on such Distribution Date pursuant to Section 4.04(b). Except as provided in the preceding sentence, the Uncertificated Principal Balance of each REMIC II Regular Interest shall not otherwise be increased or decreased. Deemed distributions to REMIC III in reimbursement of Unfunded Principal Balance Reductions with respect to any REMIC II Regular Interest, shall not constitute deemed distributions of principal and shall not result in any reduction of the Uncertificated Principal Balance of such REMIC II Regular Interest.

          (f) Each REMIC II Regular Interest shall have a REMIC II Remittance Rate. The REMIC II Remittance Rate with respect to REMIC II Regular Interest GLC, for any Interest Accrual Period, shall equal the REMIC I Remittance Rate with respect to REMIC I Regular Interest GLC-2 for such Interest Accrual Period. The REMIC II Remittance Rate with respect to REMIC II Regular Interest RCKB, for any Interest Accrual Period, shall equal the REMIC I Remittance Rate with respect to REMIC I Regular Interest RCKB-2 for such Interest Accrual Period. The REMIC II Remittance Rate with respect to each other REMIC II Regular Interest, for any Interest Accrual Period, shall equal the weighted average, expressed as a percentage and rounded to ten decimal places, of the respective REMIC I Remittance Rates in effect for all the REMIC I Regular Interests (other than REMIC I Regular Interest GLC-2 and REMIC I Regular Interest RCKB-2) for such Interest Accrual Period, weighted on the basis of the respective Uncertificated Principal Balances of such REMIC I Regular Interests outstanding immediately prior to the related Distribution Date.

          (g) Each REMIC II Regular Interest shall bear interest, and such interest shall commence accruing on April 1, 2003. In the case of each REMIC II Regular Interest, such interest shall be calculated on a 30/360 Basis and, during each Interest Accrual Period, shall accrue at the REMIC II Remittance Rate with respect to such REMIC II Regular Interest for such Interest Accrual Period on the Uncertificated Principal Balance of such REMIC II Regular Interest outstanding immediately prior to the related Distribution Date. The total amount of such interest accrued with respect to each REMIC II Regular Interest during each Interest Accrual Period (herein referred to as the "Interest Accrual Amount" with respect to such REMIC II Regular Interest for such Interest Accrual Period) shall equal 1/12 of the product of (i) the REMIC II Remittance Rate with respect to such REMIC II Regular Interest for such Interest Accrual Period, multiplied by (ii) the Uncertificated Principal Balance of such REMIC II Regular Interest outstanding immediately prior to the related Distribution Date. The portion of the Interest Accrual Amount with respect to any REMIC II Regular Interest for any Interest Accrual Period that shall be distributable to REMIC III, as the holder of such REMIC II Regular Interest, on the related Distribution Date pursuant to Section 4.01(k), shall be an amount (herein referred to as the "Current Interest Distribution Amount" with respect to such REMIC II Regular Interest for the related Distribution Date) equal to (i) the Interest Accrual Amount with respect to such REMIC II Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by (ii) the portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is allocable to such REMIC II Regular Interest. For purposes of the foregoing, the Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated: (i) to REMIC II Regular Interest GLC, in the amount equal to the portion, if any, of such Net Aggregate Prepayment Interest Shortfall that was allocated to REMIC I Regular Interest GLC-2 pursuant to Section 2.10(g); (ii) to REMIC II Regular Interest RCKB, in the amount equal to the portion, if any, of such Net Aggregate Prepayment Interest Shortfall that was allocated to REMIC I Regular Interest RCKB-2 pursuant to Section 2.10(g); and (iii) to each other REMIC II Regular Interest, in an amount equal to the lesser of (A) the Interest Accrual Amount with respect to the subject REMIC II Regular Interest for the related Interest Accrual Period and (B) the product of
(1) the entire amount of such Net Aggregate Prepayment Interest Shortfall (exclusive of any portion thereof that is allocable to the REMIC II Regular Interest GLC and/or the REMIC II Regular Interest RCKB), multiplied by (2) a fraction, the numerator of which is equal to the Interest Accrual Amount with respect to the subject REMIC II Regular Interest for the related Interest Accrual Period, and the denominator of which is equal to the aggregate Interest Accrual Amount with respect to all the REMIC II Regular Interests (exclusive of the REMIC II Regular Interest GLC and the REMIC II Regular Interest RCKB) for the related Interest Accrual Period. If the entire Current Interest Distribution Amount with respect to any REMIC II Regular Interest for any Distribution Date is not deemed distributed to REMIC III, as the holder of such REMIC II Regular Interest, on such Distribution Date pursuant to Section 4.01(k), then the unpaid portion of such Current Interest Distribution Amount shall be added to, and be payable as part of, the Carryforward Interest Distribution Amount with respect to such REMIC II Regular Interest for future Distribution Dates. The "Carryforward Interest Distribution Amount" with respect to any REMIC II Regular Interest for any Distribution Date shall be an amount equal to the excess, if any, of (i) all Current Interest Distribution Amounts with respect to such REMIC II Regular Interest for all prior Distribution Dates, if any, over (ii) the total amount of interest deemed distributed to REMIC III with respect to such REMIC II Regular Interest on all such prior Distribution Dates, if any, pursuant to Section 4.01(k).

          (h) Solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each REMIC II Regular Interest shall be the Rated Final Distribution Date.

          (i) The REMIC II Residual Interest shall not have a principal balance and shall not bear interest.

          SECTION 2.13. Conveyance of the REMIC II Regular Interests; Acceptance
                        of the REMIC II Regular Interests by Trustee.

          The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all of its right, title and interest in and to the REMIC II Regular Interests to the Trustee for the benefit of the Holders of the REMIC III Regular Interest Certificates and the Class R Certificates. The Trustee acknowledges the assignment to it of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC III Regular Interest Certificates and the Class R Certificates.

          SECTION 2.14. Creation of REMIC III; Issuance of the REMIC III Regular
                        Interest Certificates, the Group A-X REMIC III Regular Interests, the Group A-SP REMIC III Regular Interests, the REMIC III Residual Interest and the Class R Certificates; Certain Matters Involving REMIC III.

          (a) It is the intention of the parties hereto that the segregated pool of assets consisting of the REMIC II Regular Interests constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC III". The Closing Date is hereby designated as the "Startup Day" of REMIC III within the meaning of Section 860G(a)(9) of the Code.

          (b) Concurrently with the assignment of the REMIC II Regular Interests to the Trustee pursuant to Section 2.13 and in exchange therefor, the Group A-X REMIC III Regular Interests, the Group A-SP REMIC III Regular Interests and the REMIC III Residual Interest shall be issued, and the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, to or upon the order of the Depositor, the REMIC III Regular Interest Certificates and the Class R Certificates in authorized denominations. There shall be 22 Classes of REMIC III Regular Interest Certificates. The Class A-X Certificates shall collectively represent all of the Group A-X REMIC III Regular Interests. The Class A-SP Certificates shall collectively represent all of the Group A-SP REMIC III Regular Interests. The REMIC III Residual Interest, together with each Loan REMIC Residual Interest, the REMIC I Residual Interest and the REMIC II Residual Interest, shall be evidenced by the Class R Certificates. The interests evidenced by the REMIC III Regular Interest Certificates, together with the REMIC III Residual Interest, shall collectively constitute the entire beneficial ownership of REMIC III.

          (c) The respective Group A-X REMIC III Regular Interests, the respective Group A-SP REMIC III Regular Interests and the respective interests evidenced by the various Classes of the Principal Balance Certificates shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the REMIC III Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860G(a)(2) of the Code), in REMIC III. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC III (within the meaning of Treasury regulation section 1.860D-1(b)(1)).

          (d) The 22 Classes of the REMIC III Regular Interest Certificates will have the following respective alphabetic or alphanumeric Class designations:
"A-X", "A-SP", "A-1", "A-2", "A-3", "A-4", "B", "C", "D", "E", "F", "G", "H",
"J", "K", "L", "M", "N", "O", "P", "GLC" and "RCKB".

          The Group A-X REMIC III Regular Interests will have the following respective alphabetic or alphanumeric designations: "A-X-A-1-1", "A-X-A-1-2", "A-X-A-1-3", "A-X-A-2-1", "A-X-A-2-2", "A-X-A-2-3", "A-X-A-3-1", "A-X-A-3-2",
"A-X-A-3-3", "A-X-A-4-1", "A-X-A-4-2", "A-X-B", "A-X-C", "A-X-D", "A-X-E",
"A-X-F", "A-X-G", "A-X-H", "A-X-J", "A-X-K", "A-X-L", "A-X-M", "A-X-N", "A-X-O"
"A-X-P", "A-X-GLC" and "A-X-RCKB". The Group A-X REMIC III Regular Interests shall constitute the respective Components of the Class A-X Certificates.

          The Group A-SP REMIC III Regular Interests will have the following respective alphabetic or alphanumeric designations: "A-SP-A-1-2", A-SP-A-1-3", A-SP-A-2-1", A-SP-A-2-2", A-SP-A-2-3", A-SP-A-3-1", A-SP-A-3-2", A-SP-A-3-3,
A-SP-A-4-1, "A-SP-A-4-2", "A-SP-B", "A-SP-C", "A-SP-D", "A-SP-E", A-SP-F" and
"A-SP-G". The Group A-SP REMIC III Regular Interests shall constitute the respective Components of the Class A-SP Certificates.

          (e) Each Class of Principal Balance Certificates shall have a Class Principal Balance. The following table sets forth for each Class of Principal Balance Certificates the initial Class Principal Balance thereof:

   Class        Initial Class
Designation   Principal Balance
-----------   -----------------
 Class A-1       $104,000,000
 Class A-2       $196,000,000
 Class A-3       $109,000,000
 Class A-4       $364,293,000
  Class B        $ 32,118,000
  Class C        $ 12,353,000
  Class D        $ 29,647,000
  Class E        $ 12,353,000
  Class F        $ 12,353,000
  Class G        $ 19,764,000
  Class H        $ 14,864,000
  Class J        $ 17,294,000
  Class K        $ 17,294,000
  Class L        $  4,941,000
  Class M        $ 13,589,000
  Class N        $  6,176,000
  Class O        $  4,941,000
  Class P        $ 17,294,824
 Class GLC       $  3,612,273
Class RCKB       $ 15,000,000
                 ------------

          On each Distribution Date, the Class Principal Balance of each Class of Principal Balance Certificates shall be permanently reduced by any distributions of principal made with respect to such Class of Certificates on such Distribution Date pursuant to Section 4.01(a) or Section 4.01(b), as applicable, and, further, by any Unfunded Principal Balance Reduction made with respect to such Class of Certificates on such Distribution Date pursuant to
Section 4.04(a). Except as provided in the preceding sentence, the Class Principal Balance of each Class of Principal Balance Certificates shall not otherwise be increased or reduced. Distributions to the Holders of any Class of Principal Balance Certificates in reimbursement of any Unfunded Principal Balance Reductions with respect to such Class of Certificates shall not constitute distributions of principal and shall not result in any reduction of the related Class Principal Balance.

          The Interest Only Certificates shall not have principal balances. For purposes of accruing interest, however, each Class of Interest Only Certificates shall have a Class Notional Amount that is, as of any date of determination, equal to: (i) in the case of the Class A-X Certificates, the total of the then Uncertificated Principal Balances of all the REMIC II Regular Interests; and
(ii) in the case of the Class A-SP Certificates, the total of the then Uncertificated Principal Balances of REMIC II Regular Interest A-1-2, REMIC II Regular Interest A-1-3, REMIC II Regular Interest A-2-1, REMIC II Regular Interest A-2-2, REMIC II Regular Interest A-2-3, REMIC II Regular Interest A-3-1, REMIC II Regular Interest A-3-2, REMIC II Regular Interest A-3-3, REMIC II Regular Interest A-4-1, REMIC II Regular Interest

A-4-2, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E, REMIC II Regular Interest F and REMIC II Regular Interest G.

          None of the Group A-X REMIC III Regular Interests or the Group A-SP REMIC III Regular Interests shall have a principal balance. For purposes of accruing interest, however, each of the Group A-X REMIC III Regular Interests and the Group A-SP REMIC III Regular Interest shall have a Component Notional Amount that is, as of any date of determination, equal to the Uncertificated Principal Balance of its Corresponding REMIC II Regular Interest.

          (f) Each Class of REMIC III Regular Interest Certificates shall have or be deemed to have a Pass-Through Rate, and each of the Group A-X REMIC III Regular Interests and the Group A-SP REMIC III Regular Interests shall have a REMIC III Remittance Rate.

          Each Class of Principal Balance Certificates identified in the following table shall, for each and every Interest Accrual Period, have the fixed Pass-Through Rates set forth next to its alphabetic or alphanumeric, as the case may be, Class designation:

Class   Pass-Through Rate
-----   -----------------
 A-1     3.006% per annum
 A-2     3.861% per annum
 A-3     4.666% per annum
 A-4     4.801% per annum
  B      4.918% per annum
  C      4.958% per annum
  D      5.027% per annum
  E      5.118% per annum
  J      4.898% per annum
  K      4.898% per annum
  L      4.898% per annum
  M      4.898% per annum
  N      4.898% per annum
  O      4.898% per annum
  P      4.898% per annum

          The Pass-Through Rate with respect to the Class F Certificates for any Interest Accrual Period shall equal the lesser of (i) 5.641% per annum and (ii) the REMIC II Remittance Rate with respect to REMIC II Regular Interest F for such Interest Accrual Period.

          The Pass-Through Rate with respect to the Class G Certificates for any Interest Accrual Period shall equal the lesser of (i) 5.744% per annum and (ii) the REMIC II Remittance Rate with respect to REMIC II Regular Interest G for such Interest Accrual Period.

          The Pass-Through Rate with respect to the Class H Certificates for any Interest Accrual Period shall equal the REMIC II Remittance Rate with respect to REMIC II Regular Interest H for such Interest Accrual Period.

          The Pass-Through Rate with respect to the Class GLC Certificates for any Interest Accrual Period shall equal the REMIC II Remittance Rate with respect to REMIC II Regular Interest GLC for such Interest Accrual Period.

          The Pass-Through Rate with respect to the Class RCKB Certificates for any Interest Accrual Period shall equal the REMIC II Remittance Rate with respect to REMIC II Regular Interest RCKB for such Interest Accrual Period.

          The Pass-Through Rate for the Class A-X Certificates for any Interest Accrual Period shall be deemed to equal the weighted average, expressed as a percentage and rounded to ten decimal places, of the respective REMIC III Remittance Rates in effect for all of the Group A-X REMIC III Regular Interests for such Interest Accrual Period, weighted on the basis of the respective Component Notional Amounts of the Group A-X REMIC III Regular Interests immediately prior to the related Distribution Date.

          The REMIC III Remittance Rate with respect to any Group A-X REMIC III Regular Interest for any Interest Accrual Period shall equal the excess, if any, of (i) the REMIC II Remittance Rate in effect during such Interest Accrual Period for the Corresponding REMIC II Regular Interest in respect of such Group A-X REMIC III Regular Interest, over (ii) the Adjusted REMIC II Remittance Rate in effect during such Interest Accrual Period for the Corresponding REMIC II Regular Interest in respect of such Group A-X REMIC III Regular Interest.

          The Pass-Through Rate for the Class A-SP Certificates for any Interest Accrual Period shall be deemed to equal the weighted average, expressed as a percentage and rounded to ten decimal places, of the respective REMIC III Remittance Rates in effect for all of the Group A-SP REMIC III Regular Interests for such Interest Accrual Period, weighted on the basis of the respective Component Notional Amounts of the Group A-SP REMIC III Regular Interests immediately prior to the related Distribution Date.

          The REMIC III Remittance Rate with respect to any of the Group A-SP REMIC III Regular Interests for any Interest Accrual Period shall be as follows:

               (i) if such Interest Accrual Period occurs from and including April 2003 through and including March 2010, a rate per annum equal to the excess, if any, of (A) the lesser of the REMIC II Remittance Rate and the Adjusted REMIC II Remittance Rate in effect during such Interest Accrual Period for the Corresponding REMIC II Regular Interest in respect of such Group A-SP REMIC III Regular Interest, over (B) the Net Adjusted REMIC II Remittance Rate in effect during such Interest Accrual Period for the Corresponding REMIC II Regular Interest in respect of such Group A-SP REMIC III Regular Interest; and

               (ii) if such Interest Accrual Period occurs after March 2010, 0% per annum.

          (g) Each Class of REMIC III Regular Interest Certificates shall bear interest, and such interest shall commence accruing on April 1, 2003. In the case of each Class of REMIC III Regular Interest Certificates, such interest shall be calculated on a 30/360 Basis and, during each Interest Accrual Period, shall accrue at the Pass-Through Rate with respect to such Class of Certificates for such Interest Accrual Period on the Class Principal Balance (or, in the case of a Class of Interest Only Certificates, the Class Notional Amount) of such Class of Certificates outstanding immediately prior to the related Distribution Date. Accordingly, the total amount of such interest accrued with respect to any Class of REMIC III Regular Interest Certificates during any Interest Accrual Period (herein referred to as the "Interest Accrual Amount" with respect to such Class of Certificates for such Interest Accrual Period) shall equal 1/12 of the product of (i) the Pass-Through Rate with respect to such Class of Certificates for such Interest Accrual Period, multiplied by (ii) the Class Principal Balance (or, in the case of a Class of Interest Only Certificates, the Class Notional Amount) of such Class of Certificates outstanding immediately prior to the related Distribution Date. The portion of the Interest Accrual Amount with respect to a Class of Interest Only Certificates for any Interest Accrual Period that is attributable to any particular Component of such Class of Certificates shall be an amount (herein referred to as the "Interest Accrual Amount" with respect to such Component for such Interest Accrual Period) equal to 1/12 of the product of (i) the REMIC III Remittance Rate with respect to such Component for such Interest Accrual Period, multiplied by (ii) the Component Notional Amount of such Component immediately prior to the related Distribution Date.

          The Class A-SP Certificates and the respective Group A-SP REMIC III Regular Interests shall cease to accrue interest after the end of the March 2010 Interest Accrual Period.

          The portion of the Interest Accrual Amount with respect to any Class of REMIC III Regular Interest Certificates for any Interest Accrual Period that shall be distributable to the Holders of such Class of Certificates on the related Distribution Date pursuant to Section 4.01(a) or Section 4.01(b), as applicable, shall be an amount (herein referred to as the "Current Interest Distribution Amount" with respect to such Class of Certificates for the related Distribution Date) equal to (i) the Interest Accrual Amount with respect to such Class of Certificates for the related Interest Accrual Period, reduced (to not less than zero) by (ii) the portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is allocable to such Class of Certificates. For purposes of the foregoing, the Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated: (i) to the Class GLC Certificates, in an amount equal to the portion, if any, of such Net Aggregate Prepayment Interest Shortfall that was allocated to REMIC II Regular Interest GLC pursuant to Section 2.12(g); (ii) to the Class RCKB Certificates, in an amount equal to the portion, if any, of such Net Aggregate Prepayment Interest Shortfall that was allocated to REMIC II Regular Interest RCKB pursuant to Section 2.12(g); and (iii) to each other Class of REMIC III Regular Interest Certificates, in an amount equal to the lesser of (A) the Interest Accrual Amount with respect to the subject Class of REMIC III Regular Interest Certificates for the related Interest Accrual Period and (B) the product of (1) the entire amount of such Net Aggregate Prepayment Interest Shortfall (exclusive of any portion thereof that is allocable to the Class GLC and/or Class RCKB Certificates), multiplied by (2) a fraction, the numerator of which is equal to the Interest Accrual Amount with respect to the subject Class of REMIC III Regular Interest Certificates for the related Interest Accrual Period, and the denominator of which is equal to the aggregate Interest Accrual Amount with respect to all the Classes of REMIC III Regular Interest Certificates (exclusive of the Class GLC and RCKB Certificates) for the related Interest Accrual Period. The portion of the Current Interest Distribution Amount with respect to a Class of Interest Only Certificates for any Distribution Date that is attributable to any particular Component of such Class of Certificates shall be an amount (herein referred to as the "Current Interest Distribution Amount" with respect to such Component for such Distribution Date) equal to (i) the Interest Accrual Amount with respect to such Component for the related Interest Accrual Period, reduced (to not less than zero) by (ii) such Component's share of the portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is allocable to such Class of Certificates. For purposes of the foregoing, any portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocated to a Class of Interest Only Certificates shall, in turn, be allocated among the Components of such Class of Certificates on a pro rata basis in accordance with their respective Interest Accrual Amounts for the related Interest Accrual Period.

          If the entire Current Interest Distribution Amount with respect to any Class of REMIC III Regular Interest Certificates for any Distribution Date is not distributed to the Holders thereof on such Distribution Date pursuant to
Section 4.01(a) or Section 4.01(b), as applicable, then the unpaid portion of such Current Interest Distribution Amount shall be added to, and be payable as part of, the Carryforward Interest Distribution Amount with respect to such Class of Certificates for future Distribution Dates. The "Carryforward Interest Distribution Amount" with respect to any Class of REMIC III Regular Interest Certificates for any Distribution Date shall be an amount equal to the excess, if any, of (i) all Current Interest Distribution Amounts with respect to such Class of Certificates for all prior Distribution Dates, if any, over (ii) the total amount of interest distributed to the Holders of such Class of Certificates on all such prior Distribution Dates, if any, pursuant to Section 4.01(a) or Section 4.01(b), as applicable. The portion of the Carryforward Interest Distribution Amount with respect to a Class of Interest Only Certificates for any Distribution Date that is attributable to any particular Component of such Class of Certificates shall be an amount (herein referred to as the "Carryforward Interest Distribution Amount" with respect to such Component for such Distribution Date) equal to the excess, if any, of (i) all Current Interest Distribution Amounts with respect to such Component for all prior Distribution Dates, if any, over (ii) the total amount of interest deemed distributed to the Holders of such Class of Certificates with respect to such Component on all such prior Distribution Dates, if any, pursuant to Section 4.01(a).

          (h) Solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each Class of Principal Balance Certificates, for each Component of the Class A-X Certificates and for each Component of the Class A-SP Certificates shall be the Rated Final Distribution Date.

          (i) The REMIC III Residual Interest shall not have a principal balance and shall not bear interest.

          SECTION 2.15. Acceptance of Grantor Trusts by Trustee; Issuance of the
                        Class V-1, Class V-2, Class V-3 and Class V-4 Certificates.

          (a) It is the intention of the parties hereto that the segregated pool of assets consisting of any collections of Post-ARD Additional Interest received on the Pooled ARD Mortgage Loans and/or any successor Pooled REO Loans with respect thereto shall constitute a Grantor Trust for federal income tax purposes and, further, that such segregated pool of assets be designated as "Grantor Trust V-1/2". The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the assets of Grantor Trust V-1/2 and declares that it holds and will hold such assets in trust for the exclusive use and benefit of all present and future Holders of the Class V-1 and Class V-2 Certificates. Concurrently with the assignment to it of the assets included in Grantor Trust V-1/2, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, to or upon the order of the Depositor, the Class V-1 and Class V-2 Certificates in authorized denominations evidencing the entire beneficial ownership of Grantor Trust V-1/2. The rights of the Holders of the Class V-1 and Class V-2 Certificates to receive distributions from the proceeds of Grantor Trust V-1/2, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.

          (b) It is the intention of the parties hereto that the segregated pool of assets consisting of any RCKB Extra Interest collected with respect to the Ritz-Carlton Key Biscayne Pooled Mortgage Loan and/or any successor Pooled REO Loan with respect thereto, shall constitute a Grantor Trust for federal income tax purposes and, further, that such segregated pool of assets be designated as "Grantor Trust V-3/4". The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the assets of Grantor Trust V-3/4 and declares that it holds and will hold such assets in trust for the exclusive use and benefit of all present and future Holders of the Class V-3 and Class V-4 Certificates. Concurrently with the assignment to it of the assets included in Grantor Trust V-3/4, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, to or upon the order of the Depositor, the Class V-3 and Class V-4 Certificates in authorized denominations evidencing the entire beneficial ownership of Grantor Trust V-3/4. The rights of the Holders of the Class V-3 and Class V-4 Certificates to receive distributions from the proceeds of Grantor Trust V-3/4, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.

          (c) It is the intention of the parties hereto that the segregated pool of assets consisting of the Additional Sully Place Yield Maintenance Contract Right and any Additional Sully Place Yield Maintenance Amount actually collected in connection with the repurchase of the Sully Place Pooled Mortgage Loan as a result of an Early Defeasance with respect thereto shall constitute a Grantor Trust for federal income tax purposes and, further, that such segregated pool of assets be designated as "Grantor Trust SPPML". The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the assets of Grantor Trust SPPML and declares that it holds and will hold such assets in trust for the exclusive use and benefit of all present and future Holders of the Class A-X Certificates. The Class A-X Certificates shall evidence the entire beneficial ownership of Grantor Trust SPPML. The rights of the Holders of the Class A-X Certificates to receive distributions from the proceeds of Grantor Trust SPPML, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.

          (d) It is the intention of the parties hereto that the segregated pool of assets consisting of the Excess Servicing Strip shall constitute a Grantor Trust for federal income tax purposes and such interest shall not be certificated and shall be subject to the provisions of Section 3.11(a) hereto.

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

          SECTION 3.01. Administration of the Mortgage Loans and REO Properties.

          (a) Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans and any REO Properties that it is obligated to service and administer pursuant to this Agreement, for the benefit of the Certificateholders (as a collective whole) (or, in the case of the Great Lakes Crossing Total Mortgage Loan, the Certificateholders and the holder of the Great Lakes Crossing Companion Mortgage Loan (as a collective whole) or, in the case of an A/B Mortgage Loan Pair, the Certificateholders and the related B-Note Mortgage Loan Holder (as a collective whole)), in accordance with: (i) any and all applicable laws; (ii) the express terms of this Agreement and the respective Mortgage Loan Documents (including, in the case of each A/B Mortgage Loan Pair, the related A/B Intercreditor Agreement and, in the case of the Great Lakes Crossing Total Mortgage Loan, the Great Lakes Crossing Intercreditor Agreement); and (iii) to the extent consistent with the foregoing, the Servicing Standard. Without limiting the foregoing, but subject to Section 3.21, (i) the Master Servicer shall service and administer all Performing Mortgage Loans, and (ii) the Special Servicer shall service and administer (x) each Pooled Mortgage Loan as to which a Servicing Transfer Event has occurred and is continuing (and, if such Pooled Mortgage Loan is a Pooled A-Note Mortgage Loan, and further if an A/B Material Default has occurred and is continuing under the related A/B Intercreditor Agreement, then also the related B-Note Mortgage Loan), (y) the Great Lakes Crossing Companion Mortgage Loan, if a Servicing Transfer Event has occurred and is continuing with respect thereto, and (z) each REO Property; provided that the Master Servicer shall continue to collect information and prepare all reports to the Trustee, the holder of the Great Lakes Crossing Companion Mortgage Loan and the B-Note Mortgage Loan Holders required of the Master Servicer hereunder with respect to Specially Serviced Mortgage Loans and REO Properties, and shall render such other incidental services, as shall be required of the Master Servicer hereunder with respect to Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein; and provided, further, that the Special Servicer shall render such incidental services with respect to Performing Mortgage Loans as are specifically provided for herein.

          (b) Subject to Section 3.01(a) and any other limitations expressly set forth herein, the Master Servicer and the Special Servicer shall each have full power and authority, acting alone or through Sub-Servicers, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer (with respect to Performing Mortgage Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans), in its own name or in the name of the Trustee, is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Certificateholders, the holder of the Great Lakes Crossing Companion Mortgage Loan, the B-Note Mortgage Loan Holders and the Trustee or any of them: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and other related collateral; (ii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of partial or full defeasance, and all other comparable instruments; and (iii) subject to Sections 3.08, 3.20 and 3.24, any and all assumptions, modifications, waivers, substitutions, extensions, amendments and consents. Subject to Section 3.10, the Trustee shall, at the written request of a Servicing Officer of the Master Servicer or the Special Servicer, furnish, or cause to be so furnished, to the Master Servicer or the Special Servicer, as appropriate, any limited powers of attorney and other documents (each of which shall be prepared by the Master Servicer or the Special Servicer, as the case may be) necessary or appropriate to enable it to carry out its servicing and administrative duties hereunder; provided that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer.

          (c) The relationship of each of the Master Servicer and the Special Servicer to the Trustee and, unless they are the same Person, each other under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

          (d) In the event that there shall occur an A/B Material Default with respect to any A/B Mortgage Loan Pair, and for so long as such A/B Material Default shall be continuing, the Master Servicer and the Special Servicer shall be obligated to service and administer, subject to the terms and conditions of the related A/B Intercreditor Agreement, the related B-Note Mortgage Loan, on behalf of the related B-Note Mortgage Loan Holder, and during any such period, all references herein to "Mortgage Loan" and all references herein to "Specially Serviced Mortgage Loan" shall include a B-Note Mortgage Loan that is being serviced under this Agreement. It is understood and agreed that an A/B Material Default shall constitute a Servicing Transfer Event with respect to the related Pooled A-Note Mortgage Loan.

          (e) For so long as the Great Lakes Crossing Pooled Mortgage Loan or any related REO Property is part of the Trust Fund, the Master Servicer and the Special Servicer shall be obligated to service and administer, subject to the terms and conditions of the Great Lakes Crossing Intercreditor Agreement, the Great Lakes Crossing Companion Mortgage Loan (or any successor Companion REO Loan with respect thereto), on behalf of the holder of the Great Lakes Crossing Companion Mortgage Loan, and during any such period, all references herein to "Mortgage Loan" and, if a Servicing Transfer Event exists, all references herein to "Specially Serviced Mortgage Loan" shall include the Great Lakes Crossing Companion Mortgage Loan while it is being serviced under this Agreement. In addition, for so long as the Great Lakes Crossing Pooled Mortgage Loan or any related REO Property is part of the Trust Fund, the Master Servicer (if the Great Lakes Crossing Pooled Mortgage Loan is a Performing Pooled Mortgage Loan) and the Special Servicer (if the Great Lakes Crossing Pooled Mortgage Loan is a Specially Serviced Pooled Mortgage Loan or if the Great Lakes Crossing Mortgaged Property has become an REO Property) shall perform the obligations of the "A-1 Noteholder" under the Great Lakes Crossing Intercreditor Agreement. If the Great Lakes Crossing Companion Mortgage Loan should be securitized, and rated securities should be issued in connection therewith, then with respect to each action hereunder relating to the Great Lakes Crossing Pooled Mortgage Loan or any related REO Property that requires the Master Servicer or the Special Servicer to obtain written confirmation from either Rating Agency that such action will not result in an Adverse Rating Event, the Master Servicer or the Special Servicer, as the case may be, shall also obtain written confirmation (at the expense of the related Borrower or such other securitization and not of the Trust Fund) from each rating agency that has assigned a rating to the securities backed by the Great Lakes Crossing Companion Mortgage Loan that the subject action will likewise not result in a qualification, downgrade or withdrawal of any rating assigned to such securities backed by the Great Lakes Crossing Companion Mortgage Loan.

          (f) The Special Servicer hereunder shall collectively consist of: (i) the party hereunder responsible for performing the duties of Special Servicer with respect to the Great Lakes Crossing Total Mortgage Loan and any related REO Property (the "GLCTML Special Servicer"); and (ii) the party hereunder responsible for performing the duties of Special Servicer with respect to the rest of the Mortgage Pool and any other REO Properties (the "General Special Servicer"). For so long as the same party acts as both GLCTML Special Servicer and as General Special Servicer, the term "Special Servicer" shall mean the GLCTML Special Servicer and the General Special Servicer, collectively. However, if different parties shall ever act hereunder as the GLCTML Special Servicer and the General Special Servicer, respectively, then, unless the context clearly requires otherwise: (i) when used in the context of imposing duties and obligations on the Special Servicer hereunder or the performance of such duties and obligations, the term "Special Servicer" shall mean the GLCTML Special Servicer, insofar as such duties and obligations relate to the Great Lakes Crossing Total Mortgage Loan or any related REO Property, and shall mean the General Special Servicer, in all other cases (provided that, in Section 3.13, Section 3.14 and Section 3.15, the term "Special Servicer" shall mean each of the GLCTML Special Servicer and the General Special Servicer); (ii) when used in the context of identifying the recipient of any information, funds, documents, instruments and/or other items, the term "Special Servicer" shall mean the GLCTML Special Servicer, insofar as such information, funds, documents, instruments and/or other items relate to the Great Lakes Crossing Total Mortgage Loan or any related REO Property, and shall mean the General Special Servicer, in all other cases; (iii) when used in the context of granting the Special Servicer the right to purchase Specially Designated Defaulted Pooled Mortgage Loans pursuant to Section 3.18, the term "Special Servicer" shall mean the GLCTML Special Servicer, if such Specially Designated Defaulted Pooled Mortgage Loan is the Great Lakes Crossing Pooled Mortgage Loan, and shall mean the General Special Servicer, in all other cases; (iv) when used in the context of granting the Special Servicer the right to purchase all of the Pooled Mortgage Loans and any REO Properties remaining in the Trust Fund pursuant to Section 9.01, the term "Special Servicer" shall mean the General Special Servicer only;
(v) when used in the context of granting the Special Servicer any protections, limitations on liability, immunities and/or indemnities hereunder, the term "Special Servicer" shall mean each of the GLCTML Special Servicer and the General Special Servicer; and (vi) when used in the context of requiring indemnification from, imposing liability on, or exercising any remedies against, the Special Servicer for any breach of a representation, warranty or covenant hereunder or for any negligence, bad faith or willful misconduct in the performance of duties and obligations hereunder or any negligent disregard of such duties and obligations or otherwise holding the Special Servicer responsible for any of the foregoing, the term "Special Servicer" shall mean the GLCTML Special Servicer or the General Special Servicer, as applicable. Unless the same party is, or affiliated parties are, acting as the GLCTML Special Servicer and the General Special Servicer, the GLCTML Special Servicer and the General Special Servicer shall not be responsible for the actions of the other.

          SECTION 3.02. Collection of Mortgage Loan Payments.

          (a) The Master Servicer, with respect to each Performing Mortgage Loan, and the Special Servicer, with respect to each Specially Serviced Mortgage Loan, shall undertake reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans and, in connection therewith, shall follow such collection procedures as are consistent with applicable law, the express terms of this Agreement and the related Mortgage Loan Documents and, to the extent consistent with the foregoing, the Servicing Standard; provided that the Master Servicer shall not, with respect to any ARD Mortgage Loan after its Anticipated Repayment Date, take any enforcement action with


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respect to the payment of Post-ARD Additional Interest (other than the making of requests for its collection), and the Special Servicer may do so with respect to any Specially Serviced Mortgage Loan that is an ARD Mortgage Loan only if (i) the taking of an enforcement action with respect to the payment of other amounts due under such Mortgage Loan is, in the reasonable judgment of the Special Servicer, and without regard to such Post-ARD Additional Interest, also necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such Mortgage Loan have been paid, the payment of such Post-ARD Additional Interest has not been forgiven in accordance with Section
3.20 and, in the reasonable judgment of the Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Advance Interest. Consistent with the foregoing, the Master Servicer (as to a Performing Mortgage Loan) and the Special Servicer (as to a Specially Serviced Mortgage Loan) may each waive any Default Charges in connection with any specific delinquent payment on such Mortgage Loan.

          (b) At least ninety days prior to the maturity date of each Performing Mortgage Loan that is a Balloon Mortgage Loan, the Master Servicer shall send a notice to the related Borrower of such maturity date (with a copy to be sent to the Special Servicer) and shall request confirmation that the Balloon Payment will be paid by such maturity date.

          SECTION 3.03. Collection of Taxes, Assessments and Similar Items;
                        Servicing Accounts; Reserve Accounts.

          (a) The Master Servicer shall establish and maintain one or more accounts ("Servicing Accounts"), in which all Escrow Payments received by it with respect to the Mortgage Loans, shall be deposited and retained. Subject to any terms of the related Mortgage Loan Documents that specify the nature of the account in which Escrow Payments shall be held, each Servicing Account shall be an Eligible Account. As and to the extent consistent with the Servicing Standard, applicable law and the related Mortgage Loan Documents, the Master Servicer may make withdrawals from the Servicing Accounts, and may apply Escrow Payments held therein with respect to any Mortgage Loan (together with interest earned thereon), only as follows: (i) to effect the payment of real estate taxes, assessments, insurance premiums (including, premiums on any Environmental Insurance Policy), ground rents (if applicable) and comparable items in respect of the related Mortgaged Property; (ii) to reimburse the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, for any unreimbursed Servicing Advances made thereby with respect to such Mortgage Loan to cover any of the items described in the immediately preceding clause (i);
(iii) to refund to the related Borrower any sums as may be determined to be overages; (iv) to pay interest or other income, if required and as described below, to the related Borrower on balances in the Servicing Account (or, if and to the extent not payable to the related Borrower to pay such interest or other income (up to the amount of any Net Investment Earnings in respect of such Servicing Account for each related Investment Period) to the Master Servicer);
(v) after an event of default, to pay the principal of, accrued interest on and any other amounts payable with respect to such Mortgage Loan; or (vi) to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. The Master Servicer shall pay or cause to be paid to the relevant Borrowers interest and other income, if any, earned on the investment of funds in Servicing Accounts maintained thereby, if and to the extent required by law or the terms of the related Mortgage Loan Documents. If the Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. Promptly after any


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Escrow Payments are received by the Special Servicer from any Borrower, and in any event within two Business Days after any such receipt, the Special Servicer shall remit such Escrow Payments to the Master Servicer for deposit in the applicable Servicing Account(s).

          (b) The Master Servicer shall as to each Mortgage Loan (including each Specially Serviced Mortgage Loan) (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts consistent with the Servicing Standard to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment with respect to any Mortgage Loan, the Master Servicer shall apply Escrow Payments as allowed under the terms of the related Mortgage Loan Documents; provided that if such Mortgage Loan does not require the related Borrower to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Master Servicer (or, if such Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicer) shall, subject to and in accordance with the Servicing Standard, enforce the requirement of the related Mortgage that the Borrower make payments in respect of such items at the time they first become due.

          (c) In accordance with the Servicing Standard, but subject to Section 3.11(h), the Master Servicer shall make a Servicing Advance with respect to each Mortgaged Property (including each Mortgaged Property relating to a Specially Serviced Mortgage Loan) all such funds as are necessary for the purpose of effecting the timely payment of (i) real estate taxes, assessments and other similar items, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies (including, premiums on any Environmental Insurance Policy), in each instance prior to the applicable penalty or termination date if and to the extent that (x) Escrow Payments (if any) collected from the related Borrower are insufficient to pay such item when due, and (y) the related Borrower has failed to pay such item on a timely basis; provided that, in the case of amounts described in the preceding clause (i), the Master Servicer shall not make a Servicing Advance of any such amount if the Master Servicer reasonably anticipates (in accordance with the Servicing Standard) that such amounts will be paid by the related Borrower on or before the applicable penalty date, in which case the Master Servicer shall use its best efforts consistent with the Servicing Standard to confirm whether such amounts have been paid and, subject to Section 3.11(h), shall make a Servicing Advance of such amounts, if necessary, not later than five Business Days following confirmation by the Master Servicer that such amounts have not been paid by the applicable penalty date; and provided further that all Servicing Advances made in respect of the Great Lakes Crossing Total Mortgage Loan (or any related REO Property) shall be deemed made on a pro rata basis (by balance) on the Great Lakes Crossing Pooled Mortgage Loan (or any successor Pooled REO Loan with respect thereto) and the Great Lakes Crossing Companion Mortgage Loan (or any successor Companion REO Loan with respect thereto). All such Advances shall be reimbursable in the first instance from related collections from the Borrowers and further as provided in
Section 3.05(a). Any Servicing Advances made in respect of the Great Lakes Crossing Companion Mortgage Loan shall only be reimbursable hereunder out of amounts allocable to the Great Lakes Crossing Companion Mortgage Loan (or any successor Companion REO Loan with respect thereto); provided that Advances made in respect of the Great Lakes Crossing Companion Mortgage Loan may also be reimbursed out of amounts received from the holder of the Great Lakes Crossing Companion Mortgage Loan (or any successor Companion REO Loan with respect thereto) as and to the extent contemplated by the Great Lakes Crossing Intercreditor Agreement. No costs incurred by the Master Servicer in effecting the


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payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of such Mortgaged Properties shall, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to the respective unpaid principal balances or Stated Principal Balances of the subject Mortgage Loan(s), notwithstanding that the terms of such Mortgage Loan(s) so permit; provided that this sentence shall not be construed to limit the rights of the Master Servicer or the Special Servicer on behalf of the Trust to enforce any obligations of the related Borrower under such Mortgage Loan.

          (d) The Master Servicer shall establish and maintain one or more accounts ("Reserve Accounts"), in which all Reserve Funds, if any, received by it with respect to the Mortgage Loans, shall be deposited and retained. Subject to any terms of the related Mortgage Loan Documents that specify the nature of the account in which Reserve Funds shall be held, each Reserve Account shall be an Eligible Account. As and to the extent consistent with the Servicing Standard, applicable law and the related Mortgage Loan Documents, the Master Servicer may make withdrawals from the Reserve Accounts, and may apply Reserve Funds held therein with respect to any Mortgage Loan (together with interest earned thereon), only as follows: (i) in the case of Reserve Funds that are intended to cover specific costs and expenses, to pay for, or to reimburse the related Borrower in connection with, the costs associated with the related tenant improvements, leasing commissions, repairs, replacements, capital improvements and/or environmental testing and remediation, litigation and/or other special expenses at or with respect to the related Mortgaged Property for which such Reserve Funds were intended and to refund the related Borrower any sums as may be determined to be overages; (ii) in the case of Reserve Funds intended to cover debt service payments, to apply amounts on deposit therein in respect of principal and interest on such Mortgage Loan; (iii) to reimburse the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, for any unreimbursed Advances made thereby with respect to such Mortgage Loan to cover any of the items described in the immediately preceding clauses (i) and (ii); (iv) to release such Reserve Funds to the related Borrower if the conditions precedent for such release are satisfied or, in the case of Earn-Out Reserve Funds, to otherwise apply such Reserve Funds in accordance with the related Mortgage Loan Documents if the conditions precedent for such release are not satisfied, including any requirements set forth in this Agreement; (v) to pay interest or other income, if required and as described below, to the related Borrower on balances in the Reserve Account (or, if and to the extent not payable to the related Borrower, to pay such interest or other income (up to the amount of any Net Investment Earnings in respect of such Reserve Account for each related Investment Period) to the Master Servicer); (vi) after an event of default, to pay the principal of, accrued interest on and any other amounts payable with respect to such Mortgage Loan; or (vii) to clear and terminate the Reserve Account at the termination of this Agreement in accordance with Section
9.01. If the Borrower under any Mortgage Loan delivers a Letter of Credit in lieu of Reserve Funds, then the Master Servicer shall make draws on such Letter of Credit at such times and for such purposes as it would have made withdrawals from a Reserve Account and, to the extent consistent with the Servicing Standard, applicable law and the related Mortgage Loan Documents, in order to convert the amount of such Letter of Credit into Reserve Funds. Notwithstanding the foregoing, the Master Servicer shall not release any Earn-Out Reserve Funds, or return any related Letter of Credit delivered in lieu of Earn-Out Reserve Funds, to the related Borrower, unless and until: (i) the Master Servicer has so notified the Special Servicer in writing and has provided the Special Servicer with any written or electronic information in the Master Servicer's possession regarding the subject Mortgage Loan or the related Mortgaged Property that the Special Servicer may reasonably request within ten Business Days of receiving such written notice; and (ii) subject to Section 3.24, the Special Servicer has consented to such release of any such Earn-Out Reserve Funds or return


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

of any related Letter of Credit (such consent to be given or withheld in accordance with the Servicing Standard and to be deemed given if the Special Servicer does not object in writing to such release of any such Earn-Out Reserve Funds or return of any such Letter of Credit within ten Business Days after receiving such additional information from the Master Servicer (or, if it did not request additional information, within ten Business Days after receiving such notice)). The Master Servicer shall pay or cause to be paid to the relevant Borrowers interest and other income, if any, earned on the investment of funds in the Reserve Accounts maintained thereby, if and to the extent required by law or the terms of the related Mortgage Loan Documents. If the Master Servicer shall deposit in a Reserve Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Reserve Account, any provision herein to the contrary notwithstanding. Promptly after any Reserve Funds are received by the Special Servicer from any Borrower, and in any event within two Business Days of such receipt, the Special Servicer shall remit such Reserve Funds to the Master Servicer for deposit in the applicable Reserve Account(s). Any out-of-pocket expenses, including reasonable attorneys' fees and expenses, incurred by the Master Servicer to enable the Master Servicer to make any draw under any Letter of Credit shall constitute a Servicing Advance, and the Master Servicer shall make reasonable efforts to recover such expenses from the related Borrower to the extent the Borrower is required to pay such expenses under the terms of the related Mortgage Loan(s).

          (e) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan, the Master Servicer shall request from the related Borrower written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any other action or remediation with respect to environmental matters is required to have been taken or completed pursuant to the terms of a Mortgage Loan, the Master Servicer shall request from the related Borrower written confirmation of such action and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to have been taken or completed. To the extent that a Borrower shall fail to promptly respond to any inquiry described in this Section 3.03(e), the Master Servicer shall notify the Trustee, the Special Servicer and the Controlling Class Representative. The Master Servicer shall promptly notify the Trustee, the Special Servicer and the Controlling Class Representative if the Master Servicer shall determine that the Borrower under any Mortgage Loan has failed to perform its obligations under such Mortgage Loan in respect of environmental matters.

          (f) Subject to applicable law and the terms of the related Mortgage Loan Documents, funds in the Servicing Accounts and the Reserve Accounts may be invested only in Permitted Investments in accordance with the provisions of
Section 3.06.

          SECTION 3.04. Collection Account, Distribution Account, Interest
                        Reserve Account, Excess Liquidation Proceeds Account, A/B Mortgage Loan Pair Custodial Accounts and GLCTML Custodial Account.

          (a) The Master Servicer shall segregate and hold all funds collected and received by it in connection with the Mortgage Pool separate and apart from its own respective funds and general assets. In connection therewith, the Master Servicer shall establish and maintain one or more segregated accounts or, subject to Section 3.04(h), sub-accounts (collectively, the "Collection Account"), in which the funds described below are to be deposited and held on behalf of the Trustee in trust for the benefit of the Certificateholders. Each account that constitutes the Collection Account shall be an Eligible


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

Account. The Master Servicer shall deposit or cause to be deposited in the Collection Account, within one Business Day of receipt by it (in the case of payments by Borrowers or other collections on the Pooled Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by or on behalf of the Master Servicer in respect of the Mortgage Pool subsequent to the Closing Date (other than in respect of scheduled payments of principal and interest due and payable on the Pooled Mortgage Loans on or before their respective Due Dates in April 2003 (or, in the case of a Replacement Pooled Mortgage Loan, on or before the related date of substitution), which payments shall be delivered promptly to Column or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse, and other than any of the amounts described in clauses (i) through (iv) below that are to be deposited in an A/B Mortgage Loan Pair Custodial Account or the GLCTML Custodial Account pursuant to Section 3.04(e) or Section 3.04(f), as applicable):

               (i) all payments, from whatever source, or transfers from a debt service reserve account, on account of principal of such Pooled Mortgage Loans, including Principal Prepayments;

               (ii) all payments, from whatever source, or transfers from a debt service reserve account, on account of interest on the Pooled Mortgage Loans, including Default Interest and Post-ARD Additional Interest;

               (iii) all Prepayment Premiums, Yield Maintenance Charges and late payment charges received with respect to the Pooled Mortgage Loans;

               (iv) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received with respect to the Pooled Mortgage Loans;

               (v) any amounts required to be deposited in the Collection Account by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Collection Account;

               (vi) any amounts required to be deposited in the Collection Account by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket or master force placed hazard insurance policy;

               (vii) any amounts required to be transferred to the Collection Account from the REO Account pursuant to Section 3.16(c);

               (viii) any amounts required to be transferred to the Collection Account from any Purchase Price Security Deposit Account pursuant to
     Section 2.03(b);

               (ix) any amounts required to be transferred to the Collection Account from any Special Reserve Account pursuant to Section 2.03(e);

               (x) any amounts required to be transferred to the Collection Account from any A/B Mortgage Loan Pair Custodial Account pursuant to
     Section 3.04(e);

               (xi) any amounts required to be transferred to the Collection Account from the GLCTML Custodial Account pursuant to Section 3.04(f); and


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               (xii) insofar as they do not constitute Escrow Payments or
     Reserve Funds, any amounts relating to such Pooled Mortgage Loans paid by a Borrower specifically to cover items for which a Servicing Advance has been made or that represent a recovery of property protection expenses from a Borrower.

          The foregoing requirements for deposit in the Collection Account shall be exclusive. Without limiting the generality of the foregoing, actual payments from Borrowers in the nature of Escrow Payments, assumption fees, assumption application fees, defeasance fees, earn-out fees, extension fees, modification fees, charges for beneficiary statements or demands and amounts collected for checks returned for insufficient funds, need not be deposited by the Master Servicer in the Collection Account. The Master Servicer shall promptly deliver to the Special Servicer any of the foregoing items received by it with respect to any Pooled Mortgage Loan, if and to the extent that such items constitute Additional Special Servicing Compensation. If the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

          Upon receipt of any of the amounts described in clauses (i) through
(iv) and (xi) of the first paragraph of this Section 3.04(a) with respect to any Pooled Mortgage Loan, the Special Servicer shall promptly, but in no event later than one Business Day after receipt, remit such amounts to the Master Servicer for deposit into the Collection Account (or, if and to the extent appropriate in accordance with Section 3.04(e) or Section 3.04(f), an A/B Mortgage Loan Pair Custodial Account or the GLCTML Custodial Account, as applicable), unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer (in its capacity as such), without recourse, representation or warranty, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement. Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Collection Account (or, if and to the extent appropriate in accordance with Section 3.04(e) or Section 3.04(f), an A/B Mortgage Loan Pair Custodial Account or the GLCTML Custodial Account, as applicable) pursuant to Section 3.16(c).

          (b) The Trustee shall establish and maintain one or more segregated accounts (or, subject to Section 3.04(h), sub-accounts) (collectively, the "Distribution Account"), to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Distribution Account shall be an Eligible Account. The Trustee shall, as a bookkeeping matter, establish and maintain four sub-accounts of the Distribution Account (i) one of which sub-accounts (such sub-account, the "REMIC Sub-Account") shall be deemed to be held in trust for the benefit of the Holders of the REMIC III Regular Interest Certificates and the Class R Certificates, (ii) one of which sub-accounts (such sub-account, the "Class V-1/2 Sub-Account") shall be deemed to be held in trust for the benefit of the Holders of the Class V-1 and Class V-2 Certificates,
(iii) one of which sub-accounts (such sub-account, the "Class V-3/4 Sub-Account") shall be deemed to be held in trust for the benefit of the Holders of the Class V-3 and Class V-4 Certificates, and (iv) one of which sub-accounts (such sub-account, the "Class A-X/SPPML Sub-Account") shall be deemed to be held in trust for the benefit of Holders of the Class A-X Certificates. By 1:00 p.m. (New York City time) on each Master Servicer Remittance Date, the Master Servicer shall deliver to the Trustee, for deposit in the Distribution Account, an aggregate


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amount of immediately available funds equal to the Master Servicer Remittance
Amount for such Master Servicer Remittance Date. Immediately upon deposit of a Master Servicer Remittance Amount for any Master Servicer Remittance Date into the Distribution Account, any portion thereof that represents any Post-ARD Additional Interest related to the Pooled ARD Mortgage Loans and/or any successor Pooled REO Loans with respect thereto shall be deemed to have been deposited into the Class V-1/2 Sub-Account, any portion thereof that represents RCKB Extra Interest accrued and received with respect to the Ritz-Carlton Key Biscayne Pooled Mortgage Loan or any successor Pooled REO Loan with respect thereto shall be deemed to have been deposited into the Class V-3/4 Sub-Account, any portion thereof that represents an Additional Sully Place Yield Maintenance Amount received in connection with the repurchase of the Sully Place Pooled Mortgage Loan as a result of an Early Defeasance with respect thereto shall be deemed to have been deposited into the Class A-X/SPPML Sub-Account, and the remaining portion thereof shall be deemed to have been deposited into the REMIC Sub-Account. In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Distribution Account any P&I Advances and Compensating Interest Payments required to be made by the Master Servicer hereunder. Furthermore, any amounts paid by any party hereto to indemnify the Trust Fund pursuant to any provision hereof shall be delivered to the Trustee for deposit in the Distribution Account. The Trustee shall, upon receipt, deposit in the Distribution Account any and all amounts received or, pursuant to Section 4.03, advanced by the Trustee or any Fiscal Agent that are required by the terms of this Agreement to be deposited therein. As and when required pursuant to Section 3.05(c), the Trustee shall transfer Interest Reserve Amounts in respect of the Interest Reserve Loans from the Interest Reserve Account to the Distribution Account. Furthermore, as and when required pursuant to Section 3.05(d), the Trustee shall transfer monies from the Excess Liquidation Proceeds Account to the Distribution Account. In addition, as and when required pursuant to Section 3.06, the Trustee shall deposit in the Distribution Account any amounts required to be deposited in the Distribution Account by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Distribution Account. If the Trustee shall deposit in the Distribution Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding.

          (c) The Trustee shall establish and maintain one or more accounts (or, subject to Section 3.04(h), sub-accounts) (collectively, the "Interest Reserve Account") to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Interest Reserve Account shall be an Eligible Account. On the Distribution Date in January (except during a leap year) and February of each calendar year, commencing in 2004, prior to any distributions being made with respect to the Certificates on such Distribution Date, the Trustee shall, with respect to each Interest Reserve Loan, withdraw from the Distribution Account and deposit in the Interest Reserve Account an amount equal to the Interest Reserve Amount, if any, in respect of such Interest Reserve Loan for such Distribution Date; provided that no such transfer of monies from the Distribution Account to the Interest Reserve Account shall be made on the Final Distribution Date. In addition, as and when required pursuant to Section 3.06, the Trustee shall deposit in the Interest Reserve Account any amounts required to be deposited in the Interest Reserve Account by the Trustee pursuant to
Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Interest Reserve Account.

          (d) If any Excess Liquidation Proceeds are received, the Trustee shall establish and maintain one or more accounts (or, subject to Section 3.04(h), sub-accounts) (collectively, the "Excess Liquidation Proceeds Account") to be held in trust for the benefit of the Certificateholders. Each


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

account that constitutes the Excess Liquidation Proceeds Account shall be an Eligible Account. On each Master Servicer Remittance Date, the Master Servicer shall withdraw from the Collection Account and remit to the Trustee for deposit in the Excess Liquidation Proceeds Account all Excess Liquidation Proceeds received during the Collection Period ending on the Determination Date immediately prior to such Master Servicer Remittance Date. In addition, as and when required pursuant to Section 3.06, the Trustee shall deposit in the Excess Liquidation Proceeds Account any amounts required to be deposited in the Excess Liquidation Proceeds Account by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Excess Liquidation Proceeds Account.

          (e) If any A/B Material Default occurs and is continuing (and, as a result, the related B-Note Mortgage Loan is being serviced hereunder), or if the Mortgaged Property securing any A/B Mortgage Loan Pair has become an REO Property, the Master Servicer shall establish and maintain, or cause to be established and maintained, a A/B Mortgage Loan Pair Custodial Account, into which the Master Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than the Business Day following its receipt of available funds) the following payments and collections received after the Closing Date:

               (i) all payments on account of principal, including Principal Prepayments, on such A/B Mortgage Loan Pair;

               (ii) all payments on account of interest, including Post-ARD Additional Interest and Default Interest, and late payment charges on such A/B Mortgage Loan Pair;

               (iii) all Insurance Proceeds and Condemnation Proceeds received in respect of such A/B Mortgage Loan Pair;

               (iv) all Liquidation Proceeds of the type described in clauses
     (i) and (ii) of the definition of "Liquidation Proceeds";

               (v) any amounts required to be transferred to such A/B Mortgage Loan Pair Custodial Account from the REO Account pursuant to Section 3.16(c); and

               (vi) any amounts required to be deposited in such A/B Mortgage Loan Pair Custodial Account by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in such A/B Mortgage Loan Pair Custodial Account.

          The foregoing requirements for deposit by the Master Servicer in an A/B Mortgage Loan Pair Custodial Account shall be exclusive, it being understood and agreed that actual payments from a Borrower in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, assumption application fees, modification fees, extension fees, defeasance fees, earn-out fees, amounts collected for Borrower checks returned for insufficient funds or other amounts that the Master Servicer or the Special Servicer is entitled to retain as additional servicing compensation pursuant to Section 3.11 need not be deposited by the Master Servicer in such A/B Mortgage Loan Pair Custodial Account. If the Master Servicer shall deposit in any A/B Mortgage Loan Pair Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from such A/B Mortgage Loan Pair Custodial Account.


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

          Within one Business Day of receipt of any of the amounts described in the second preceding paragraph with respect to any Specially Serviced Mortgage Loan that is part of an A/B Mortgage Loan Pair during the period that the related B-Note Mortgage Loan is being serviced hereunder, the Special Servicer shall remit such amounts to the Master Servicer for deposit in the related A/B Mortgage Loan Pair Custodial Account pursuant to the second preceding paragraph. Any amounts received by the Special Servicer with respect to an REO Property that relates to an A/B Mortgage Loan Pair shall be deposited into the REO Account and remitted to the Master Servicer for deposit into the related A/B Mortgage Loan Pair Custodial Account pursuant to Section 3.16(c).

          If any B-Note Mortgage Loan is being serviced hereunder, or if the Mortgaged Property securing any A/B Mortgage Loan Pair has become an REO Property, then as and when required pursuant to the related A/B Intercreditor Agreement (and in any event on the Business Day following each Determination
Date), the Master Servicer shall withdraw from the related A/B Mortgage Loan Pair Custodial Account and pay to the applicable parties hereunder such amounts as is permitted under the related A/B Intercreditor Agreement for purposes of the reimbursement of Advances, the payment of interest on Advances, the payment of Special Servicing Fees, Work-out Fees and Liquidation Fees and the payment of any other servicing expenses and fees relating to the subject A/B Mortgage Loan Pair or any related REO Property and, further, pay to the Trust, as "A Note Holder" under the related A/B Intercreditor Agreement, and to the related B-Note Mortgage Loan Holder all amounts to which each of them is entitled in respect of the subject Pooled A-Note Mortgage Loan and B-Note Mortgage Loan, respectively, in accordance with the related A/B Intercreditor Agreement. The foregoing payments shall be made in accordance with the priorities set forth in the related A/B Intercreditor Agreement. Payments to the Trust shall be made by transfer of the applicable funds to the Collection Account, and payments to the B-Note Mortgage Loan Holder shall be made in accordance with the related A/B Intercreditor Agreement.

          The Master Servicer may pay itself monthly any Net Investment Earnings with respect to an A/B Mortgage Loan Pair Custodial Account for any related Investment Period.

          (f) The Master Servicer shall establish and maintain, or cause to be established and maintained, the GLCTML Custodial Account, into which the Master Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than the Business Day following its receipt of available funds) the following payments and collections received after the Closing Date:

               (i) all payments on account of principal, including Principal Prepayments, on the Great Lakes Crossing Total Mortgage Loan;

               (ii) all payments on account of interest, including Post-ARD Additional Interest and Default Interest, and late payment charges on the Great Lakes Crossing Total Mortgage Loan;

               (iii) all Insurance Proceeds and Condemnation Proceeds received in respect of the Great Lakes Crossing Total Mortgage Loan;

               (iv) all Liquidation Proceeds of the type described in clauses
     (i) and (ii) of the definition of "Liquidation Proceeds" in respect of the Great Lakes Crossing Total Mortgage Loan;

               (v) any amounts required to be transferred to such GLCTML Custodial Account from the REO Account pursuant to Section 3.16(c); and

               (vi) any amounts required to be deposited in such GLCTML Custodial Account by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in such GLCTML Custodial Account.

          The foregoing requirements for deposit by the Master Servicer in the GLCTML Custodial Account shall be exclusive, it being understood and agreed that actual payments from the Borrower in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, assumption application fees, modification fees, extension fees, defeasance fees, earn-out fees, amounts collected for Borrower checks returned for insufficient funds or other amounts that the Master Servicer or the Special Servicer is entitled to retain as additional servicing compensation pursuant to Section 3.11 need not be deposited by the Master Servicer in the GLCTML Custodial Account. If the Master Servicer shall deposit in the GLCTML Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from the GLCTML Custodial Account.

          As and when required pursuant to the Great Lakes Crossing Intercreditor Agreement (and in any event during each month not later than the Business Day following each Determination Date), the Master Servicer shall withdraw from the GLCTML Custodial Account and pay or reimburse such amounts as is permitted under the related Great Lakes Crossing Intercreditor Agreement for purposes of the reimbursement of Advances, the payment of interest on Advances, the payment of Master Servicing Fees, Special Servicing Fees, Work-out Fees, Liquidation Fees and other permitted servicing compensation and the payment of any other servicing expenses and fees relating to the Great Lakes Crossing Pooled Mortgage Loan (or any successor Pooled REO Loan with respect thereto) and the Great Lakes Crossing Companion Mortgage Loan (or any successor Companion REO Loan with respect thereto), respectively (such payments and reimbursements to be made in a manner consistent with how they would be made from the Collection Account in respect of Pooled Mortgage Loans and Pooled REO Loans), and, further, pay to the Trust, as holder of the Great Lakes Crossing Pooled Mortgage Loan under the related Great Lakes Crossing Intercreditor Agreement, and to the holder of the Great Lakes Crossing Companion Mortgage Loan all amounts to which each of them is entitled in respect of the Great Lakes Crossing Pooled Mortgage Loan (or any successor Pooled REO Loan with respect thereto) and the Great Lakes Crossing Companion Mortgage Loan (or any successor Companion REO Loan with respect thereto), respectively, in accordance with the related Great Lakes Crossing Intercreditor Agreement. The foregoing payments shall be made in accordance with the Great Lakes Crossing Intercreditor Agreement. Payments to the Trust shall be made by transfer of the applicable funds to the Collection Account, and payments to the holder of the Great Lakes Crossing Companion Mortgage Loan shall be made in accordance with the Great Lakes Crossing Intercreditor Agreement. Notwithstanding anything herein to the contrary, all Servicing Advances made in respect of the Great Lakes Crossing Total Mortgage Loan or any related REO Property shall be deemed to be made on a pro rata basis (by balance) on the Great Lakes Crossing Pooled Mortgage Loan or any related Pooled REO Loan and the Great Lakes Crossing Companion Mortgage Loan or the related Companion REO Loan, respectively. Advances (including Servicing Advances and P&I Advances) made or deemed made in respect of the Great Lakes Crossing Companion Mortgage Loan (or any successor Companion REO Loan with respect thereto) may only be reimbursed hereunder, and interest on those Advances may only be paid hereunder, from amounts received in respect of the Great Lakes Crossing Companion Mortgage Loan or the related Companion REO Loan; provided that Advances made or deemed made in respect of the Great Lakes


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

Crossing Companion Mortgage Loan (or any successor Companion REO Loan with respect thereto) may also be reimbursed (together with interest thereon) out of amounts received from the holder of the Great Lakes Crossing Companion Mortgage Loan as and to the extent contemplated by the Great Lakes Crossing Intercreditor Agreement. No amounts may be withdrawn from the Collection Account to pay for the reimbursement of Advances made or deemed made in respect of the Great Lakes Crossing Companion Mortgage Loan or the related Companion REO Loan or to pay Advance Interest on those Advances. The Master Servicer shall seek reimbursement (with interest) from the holder of the Great Lakes Crossing Companion Mortgage Loan for any Advances made in respect of the Great Lakes Crossing Total Mortgage Loan or any related REO Property for which it is entitled to reimbursement pursuant to the Great Lakes Crossing Intercreditor Agreement.

          The Master Servicer may pay itself monthly any Net Investment Earnings with respect to the GLCTML Custodial Account for any related Investment Period.

          (g) Funds in the Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account, any A/B Mortgage Loan Pair Custodial Account and the GLCTML Custodial Account may be invested in Permitted Investments in accordance with the provisions of Section
3.06. The Master Servicer shall give notice to the other parties hereto of the location of the Collection Account and the GLCTML Custodial Account as of the Closing Date, the location of any A/B Mortgage Loan Pair Custodial Account when first established and the new location of the Collection Account, the GLCTML Custodial Account or any A/B Mortgage Loan Pair Custodial Account prior to any change thereof. The Distribution Account, Interest Reserve Account and Excess Liquidation Proceeds Account shall each be established at the Corporate Trust Office of the Trustee, and the Trustee shall give notice to the other parties hereto of the new location of each of the Distribution Account, Interest Reserve Account and Excess Liquidation Proceeds Account prior to any change thereof.

          (h) Notwithstanding the foregoing or any other provision to the contrary in this Agreement, the Master Servicer may maintain the Collection Account, the GLCTML Custodial Account and the respective A/B Mortgage Loan Pair Custodial Accounts as multiple separate sub-accounts of a single Eligible Account; provided that: (i) all deposits into and withdrawals from such single Eligible Account shall be made in the same manner as would be the case if the Collection Account, the GLCTML Custodial Account and the respective A/B Mortgage Loan Pair Custodial Accounts were maintained as multiple separate accounts; (ii) all distributions on the Certificates will be calculated and made in the same manner as would be the case if the Collection Account, the GLCTML Custodial Account and the respective A/B Mortgage Loan Pair Custodial Accounts were maintained as multiple separate accounts; (iii) the Master Servicer shall make credits and debits to those multiple sub-accounts in a manner consistent with the provisions of this Agreement governing deposits and withdrawals of funds to and from the Collection Account, the GLCTML Custodial Account and the respective A/B Mortgage Loan Pair Custodial Accounts, respectively; (iv) the Master Servicer's maintaining the Collection Account, the GLCTML Custodial Account and the respective A/B Mortgage Loan Pair Custodial Accounts as multiple separate sub-accounts of a single Eligible Account (as opposed to in the form of multiple separate Eligible Accounts) shall not materially and adversely affect any of the Certificateholders, the holder of the Great Lakes Crossing Companion Mortgage Loan or any B-Note Mortgage Loan Holder; and (v) such single Eligible Account shall be entitled "[name of Master Servicer], as Master Servicer, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CK2, [name of the


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

holder of Great Lakes Crossing Companion Mortgage Loan] and [names of respective B-Note Mortgage Loan Holders], as their interests may appear, Collection/Custodial Account".

          Also notwithstanding the foregoing or any other provision to the contrary in this Agreement, the Trustee may maintain the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account as three separate sub-accounts of a single Eligible Account; provided that: (i) all deposits into and withdrawals from such single Eligible Account shall be made in the same manner as would be the case if the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account were maintained as three separate accounts; (ii) all distributions on the Certificates will be calculated and made in the same manner as would be the case if the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account were maintained as three separate accounts; (iii) the Trustee shall make credits and debits to those three sub-accounts in a manner consistent with the provisions of this Agreement governing deposits and withdrawals of funds to and from the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account, respectively; (iv) the Trustee's maintaining the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account as three separate sub-accounts of a single Eligible Account (as opposed to in the form of three separate Eligible Accounts) shall not materially and adversely affect any of the Certificateholders; and (v) such single Eligible Account shall be entitled "[name of Trustee], as Trustee, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CK2, Distribution Account, Interest Reserve Account and Excess Liquidation Proceeds Account".

          SECTION 3.05. Permitted Withdrawals From the Collection Account, the
                        Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account.

          (a) The Master Servicer may, from time to time, make withdrawals from the Collection Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

               (i) to remit to the Trustee for deposit in the Distribution Account (A) the Master Servicer Remittance Amount for each Master Servicer Remittance Date and (B) any amounts that may be applied to make P&I Advances pursuant to Section 4.03(a);

               (ii) to reimburse itself, the Trustee or any Fiscal Agent, as applicable, for unreimbursed P&I Advances made by such Person with respect to any Pooled Mortgage Loan or Pooled REO Loan (in each case, with its own funds), the Master Servicer's, the Trustee's and any Fiscal Agent's, as the case may be, respective rights to reimbursement pursuant to this clause
     (ii) with respect to any such P&I Advance (other than a Nonrecoverable P&I Advance, which is reimbursable pursuant to clause (vii) below) being limited to amounts that represent Late Collections of interest and principal received in respect of the particular Pooled Mortgage Loan or Pooled REO Loan as to which such P&I Advance was made (net of related Master Servicing Fees and/or Work-out Fees);

               (iii) to pay itself or the holder of the Excess Servicing Strip (subject to Section 3.11(a)) earned and unpaid Master Servicing Fees with respect to each Pooled Mortgage Loan and Pooled REO Loan, the Master Servicer's right and the right of any holder of the Excess Servicing Strip to payment pursuant to this clause (iii) with respect to any such Pooled Mortgage

     Loan or Pooled REO Loan being limited to amounts that are allocable as interest thereon or with respect thereto;

               (iv) to pay to the Special Servicer, out of such general collections on the Pooled Mortgage Loans and any REO Properties as are then on deposit in the Collection Account, earned and unpaid Special Servicing Fees in respect of each Specially Serviced Mortgage Loan and Pooled REO Loan;

               (v) to pay the Special Servicer (or, if applicable, any predecessor thereto) earned and unpaid Work-out Fees and Liquidation Fees with respect to any Specially Serviced Pooled Mortgage Loan or Pooled REO Loan to which it is entitled pursuant to, and from the sources contemplated by, the second and third paragraphs of Section 3.11(c);

               (vi) to reimburse itself, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, for any unreimbursed Servicing Advances made thereby with respect to any Pooled Mortgage Loan or Pooled REO Loan (in each case, with its own funds), the Master Servicer's, the Special Servicer's, the Trustee's and any Fiscal Agent's, as the case may be, respective rights to reimbursement pursuant to this clause (vi) with respect to any such Servicing Advance (other than a Nonrecoverable Servicing Advance, which is reimbursable pursuant to clause (vii) below) being limited to (A) payments made by the related Borrower that are allocable to cover the item in respect of which such Servicing Advance was made, and (B) Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and, if applicable, REO Revenues received in respect of the particular Pooled Mortgage Loan or Pooled REO Loan as to which such Servicing Advance was made;

               (vii) (A) to reimburse itself, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, out of such general collections on the Pooled Mortgage Loans and any REO Properties as are then on deposit in the Collection Account, for any unreimbursed Advances made thereby with respect to any Pooled Mortgage Loan or Pooled REO Loan that have been determined to be Nonrecoverable Advances;

               (viii) to pay itself, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, any unpaid Advance Interest accrued on any Advance made by such Person with respect to any Pooled Mortgage Loan or Pooled REO Loan, such payment to be made, as and to the extent contemplated by Section 3.26, out of Default Charges collected on the Pooled Mortgage Loan or Pooled REO Loan, as the case may be, as to which the subject Advance was made;

               (ix) to the extent that, during any Collection Period, the Master Servicer has reimbursed or is reimbursing itself, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, for any unreimbursed Advance with respect to any Pooled Mortgage Loan or Pooled REO Loan pursuant to clause (ii), (vi) or (vii) above or pursuant to Section 3.03(c) or Section 3.03(d), and insofar as payment has not already been made, and the related Default Charges then on deposit in the Collection Account are not sufficient to make such payment, pursuant to clause (viii) above, to pay itself, the Special Servicer, the Trustee or such Fiscal Agent, as the case may be, out of such general collections on the Pooled Mortgage Loans and any REO Properties as are then on deposit in the Collection Account, any related Advance Interest accrued and payable on the portion of such Advance so reimbursed or being reimbursed;


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

               (x) to pay any outstanding expense, other than Advance Interest, that was incurred with respect to any Pooled Mortgage Loan or Pooled REO Loan and that, if paid from a source other than Default Charges on such Pooled Mortgage Loan or Pooled REO Loan, as the case may be, would constitute an Additional Trust Fund Expense, such payment to be made, as and to the extent contemplated by Section 3.26, out of Default Charges collected on the Pooled Mortgage Loan or Pooled REO Loan, as the case may be, that relates to such expense;

               (xi) to pay itself any items of Additional Master Servicing Compensation, and to pay the Special Servicer any items of Additional Special Servicing Compensation, in each case on deposit in the Collection Account from time to time;

               (xii) to pay any unpaid Liquidation Expenses incurred with respect to any Pooled Mortgage Loan or REO Property, such payments to be made, first, out of Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds and, if applicable, REO Revenues received with respect to such Pooled Mortgage Loan or REO Property, as the case may be, and then, except to the extent that the subject expense relates to the Great Lakes Crossing Companion Mortgage Loan or any successor Companion REO Mortgage Loan with respect thereto, out of such general collections on other Pooled Mortgage Loans and REO Properties as are then on deposit in the Collection Account;

               (xiii) to pay, in accordance with Section 3.11(i), out of such general collections on the Pooled Mortgage Loans and any REO Properties as are then on deposit in the Collection Account, certain servicing expenses that would, if advanced, constitute Nonrecoverable Servicing Advances;

               (xiv) to pay, out of such general collections on the Pooled Mortgage Loans and any REO Properties as are then on deposit in the Collection Account, costs and expenses incurred by the Trust pursuant to
     Section 3.09(c) with respect to any Pooled Mortgage Loan or REO Property (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance);

               (xv) to pay itself, the Special Servicer, the Depositor, the Trustee, any Fiscal Agent, or any of their respective directors, officers, members, managers, employees and agents, as the case may be, out of such general collections on the Pooled Mortgage Loans and any REO Properties as are then on deposit in the Collection Account, any amounts payable to any such Person pursuant to Section 6.03, Section 7.01(b), Section 8.05(b), or
     Section 8.13, as applicable;

               (xvi) to pay, out of such general collections on the Pooled Mortgage Loans and any REO Properties then on deposit in the Collection Account, any reasonable out-of-pocket cost or expense (including the reasonable fees of tax accountants and attorneys) incurred by the Trustee pursuant to Section 3.17(a)(iii) in connection with providing advice to the Special Servicer with respect to any REO Property, except to the extent that the subject expense relates to the Great Lakes Crossing Companion Mortgage Loan or any successor Companion REO Mortgage Loan with respect thereto;

               (xvii) to pay itself, the Special Servicer, the Trustee, any Fiscal Agent or the Depositor, as the case may be, any amount that is specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement and to which reference is not made in any other clause of this Section 3.05(a), it being acknowledged that this clause (xvii) shall not be construed to modify any limitation otherwise set forth in this Agreement on the time at which any Person is entitled to payment or reimbursement of any amount or the funds from which any such payment or reimbursement is permitted to be made;

               (xviii) to pay itself, the Special Servicer, Column, KeyBank, the Column Performance Guarantor, a Controlling Class Certificateholder or any other particular Person, as the case may be, with respect to any Pooled Mortgage Loan that was previously purchased or otherwise removed from the Trust Fund by such Person pursuant to or as contemplated by this Agreement, all amounts received on such Pooled Mortgage Loan subsequent to the date of purchase or other removal;

               (xix) to pay amounts (other than customary monthly remittances) payable (A) by the holder of the related Pooled A-Note Mortgage Loan to any B-Note Mortgage Loan Holder under the related A/B Intercreditor Agreement or (B) by the holder of the Great Lakes Crossing Pooled Mortgage Loan to the holder of the Great Lakes Crossing Companion Mortgage Loan pursuant to the Great Lakes Crossing Intercreditor Agreement;

               (xx) to transfer any Excess Liquidation Proceeds on deposit in the Collection Account to the Excess Liquidation Proceeds Account in accordance with Section 3.04(d); and

               (xxi) to clear and terminate the Collection Account at the termination of this Agreement pursuant to Section 9.01;

provided that no party hereto shall be entitled to payment or reimbursement from the Collection Account with respect to any Pooled A-Note Mortgage Loan or related REO Property for which it can be reimbursed out of the related A/B Mortgage Loan Pair Custodial Account (other than Nonrecoverable Advances and interest thereon) or with respect to the Great Lakes Crossing Pooled Mortgage Loan or any successor Pooled REO Loan with respect thereto for which it can be reimbursed out of the GLCTML Custodial Account (other than Nonrecoverable Advances and interest thereon).

          If amounts on deposit in the Collection Account at any particular time (after withdrawing any portion of such amounts deposited in the Collection Account in error) are insufficient to satisfy all payments, reimbursements and remittances to be made therefrom as set forth in clauses (ii) through (xx) above, then the corresponding withdrawals from the Collection Account shall be made in the following priority and subject to the following rules: (x) if the payment, reimbursement or remittance is to be made from a specific source of funds, then such payment, reimbursement or remittance shall be made from that specific source of funds on a pro rata basis with any and all other payments, reimbursements and remittances to be made from such specific source of funds; and (y) if the payment, reimbursement or remittance can be made from any funds on deposit in the Collection Account, then (following any withdrawals made from the Collection Account in accordance with the immediately preceding clause (x) above) such payment, reimbursement or remittance shall be made from the general funds remaining on deposit in the Collection Account on a pro rata basis with any and all other payments, reimbursements or remittances to be made from such general funds; provided that any reimbursements of Advances in respect of any particular Pooled Mortgage Loan or Pooled REO Loan out of the Collection Account pursuant to any of clauses (ii), (vi) and (vii) above, and any payments of interest thereon out of the Collection Account pursuant to either of clauses
(viii) and (ix) above, shall be made (to the extent of their respective entitlements to such reimbursements and/or payments): first, to any Fiscal Agent; second, to the Trustee; and third, pro rata, to the Master Servicer and the Special Servicer.

          The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, in connection with any withdrawal from the Collection Account pursuant to any of clauses (ii) through (xx) above.

          The Master Servicer shall pay to the Special Servicer from the Collection Account amounts permitted to be paid to the Special Servicer therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount to which the Special Servicer is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to recalculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Pooled Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request thereby for withdrawal from the Collection Account.

          (b) The Trustee shall, from time to time, make withdrawals from the Distribution Account for each of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

               (i) to make distributions to Certificateholders on each Distribution Date pursuant to Section 4.01;

               (ii) to transfer Interest Reserve Amounts in respect of the Interest Reserve Loans to the Interest Reserve Account as and when required by Section 3.04(c);

               (iii) to pay itself, the Master Servicer, the Special Servicer, the Depositor, the Trustee, any Fiscal Agent or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03,
     Section 7.01(b), Section 8.05 or Section 8.13, as applicable, if and to the extent such amounts are not payable out of the Collection Account pursuant to Section 3.05;

               (iv) to pay any and all federal, state and local taxes imposed on any REMIC Pool or on the assets or transactions of any REMIC Pool, together with all incidental costs and expenses, and any and all expenses relating to tax audits, if and to the extent that either (A) none of the parties hereto are liable therefor pursuant to Section 10.01(b) and/or Section 10.01(f) or (B) any such Person that may be so liable has failed to timely make the required payment;

               (v) to pay for the cost of the Opinions of Counsel sought by the Trustee as contemplated by Section 11.01(a) or Section 11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment protects or is otherwise in furtherance of the rights and interests of Certificateholders;

               (vi) to pay for the cost of recording this Agreement pursuant to the first sentence of Section 11.02(a);

               (vii) to pay itself any Net Investment Earnings with resect to the Distribution Account for any related Investment Period; and


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

               (viii) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

          (c) On the Master Servicer Remittance Date in March of each year (commencing in March 2004), and in any event on the Master Servicer Remittance Date that occurs in the same calendar month as the Final Distribution Date, the Trustee shall withdraw from the Interest Reserve Account and deposit in the Distribution Account all Interest Reserve Amounts in respect of the Interest Reserve Loans then on deposit in the Interest Reserve Account. On each Distribution Date, the Trustee may withdraw from the Interest Reserve Account and pay itself any Net Investment Earnings with respect to the Interest Reserve Account for the then most recently ended related Investment Period.

          (d) On the Business Day prior to each Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Distribution Account, for distribution on such Distribution Date, an amount equal to the lesser of (i) the entire amount of Excess Liquidation Proceeds, if any, then on deposit in the Excess Liquidation Proceeds Account and (ii) the excess, if any, of the aggregate amount distributable on such Distribution Date pursuant to Sections 4.01(a) and 4.01(b), over the Standard Available Distribution Amount for such Distribution Date (calculated without regard to such transfer from the Excess Liquidation Proceeds Account to the Distribution Account); provided that on the Business Day prior to the Final Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Distribution Account, for distribution on such Distribution Date, any and all amounts then on deposit in the Excess Liquidation Proceeds Account. On each Distribution Date, the Trustee may withdraw from the Excess Liquidation Proceeds Account and pay itself any Net Investment Earnings with respect to the Excess Liquidation Proceeds Account for the then most recently ended related Investment Period.

          (e) The Trustee, any Fiscal Agent, the Depositor, the Master Servicer and the Special Servicer, as applicable, shall in all cases have a right prior to the Certificateholders to any particular funds on deposit in the Collection Account and the Distribution Account from time to time for the reimbursement or payment of compensation, Advances (with interest thereon at the Reimbursement
Rate) and their respective expenses hereunder, but only if and to the extent such compensation, Advances (with interest) and expenses are to be reimbursed or paid from such particular funds on deposit in the Collection Account or the Distribution Account pursuant to the express terms of this Agreement.

          SECTION 3.06. Investment of Funds in the Collection Account, the
                        Servicing Accounts, the Reserve Accounts, the A/B Mortgage Loan Pair Custodial Accounts, the GLCTML Custodial Account, the Purchase Price Security Deposit Accounts, the Special Reserve Accounts, the REO Account, the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account.

          (a) The Master Servicer may direct (pursuant to a standing order or otherwise) any depositary institution (including the Trustee) maintaining the Collection Account, the GLCTML Custodial Account or any A/B Mortgage Loan Pair Custodial Account, Purchase Price Security Deposit Account, Special Reserve Account, Servicing Account or Reserve Account, and the Special Servicer may direct (pursuant to a standing order or otherwise) any depositary


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institution maintaining the REO Account, and the Trustee may direct (pursuant to a standing order or otherwise) any depositary institution maintaining the Distribution Account, the Interest Reserve Account or the Excess Liquidation Proceeds Account, to invest, or if it is such depositary institution, may itself invest, the funds held therein (each such account, an "Investment Account") in (but only in) one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement or the related Mortgage Loan Documents, as applicable; provided that any such investment of funds in any Servicing Account or Reserve Account shall be subject to applicable law and the terms of the related Mortgage Loan Documents; and provided, further, that any such investment of funds in any Purchase Price Security Deposit Account or Special Reserve Account shall be subject to the investment directions of the Responsible Party that caused the establishment of such Investment Account and, further, to the terms of the related Mortgage Loan Purchase Agreement. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). The Master Servicer (acting on behalf of the Trustee with respect to Permitted Investments of amounts in the Collection Account, the GLCTML Custodial Account or any A/B Mortgage Loan Pair Custodial Account, Purchase Price Security Deposit Account, Special Reserve Account, Servicing Account or Reserve Account), the Special Servicer (acting on behalf of the Trustee with respect to Permitted Investments of amounts in the REO
Account), and the Trustee (with respect to Permitted Investments in the Distribution Account, the Interest Reserve Account or the Excess Liquidation Proceeds Account), in each such case, shall (i) be the "entitlement holder" of any Permitted Investment that is a "security entitlement" and (ii) maintain "control" of any Permitted Investment that is either a "certificated security" or an "uncertificated security". For purposes of this Section 3.06(a), the terms "entitlement holder", "security entitlement", "control", "certificated security" and "uncertificated security" shall have the meanings given such terms in Revised Article 8 (1994 Revision) of the UCC, and "control" of any Permitted Investment by the Master Servicer or the Special Servicer shall constitute "control" by a Person designated by, and acting on behalf of, the Trustee for purposes of Revised Article 8 (1994 Revision) of the UCC. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, then the party hereunder that maintains such Investment Account, whether such party is the Master Servicer, the Special Servicer or the Trustee, shall:

          (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount at least equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

          (y) demand payment of all amounts due thereunder promptly upon determination by such party that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in such Investment Account.

          (b) Whether or not the Master Servicer directs the investment of funds in the Collection Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each related Investment Period, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.05(a). Whether or not the Master Servicer directs the investment of funds in any Servicing Account or Reserve Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each related Investment Period, and subject to the requirements of applicable law or the terms of the related Mortgage Loan(s) regarding the payment of such interest and investment income to the related Borrower, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to withdrawal from time to time in accordance with Section 3.03. Whether or not the Special Servicer directs the investment of funds in the REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each related Investment Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). Whether or not the Trustee directs the investment of funds in the Distribution Account, the Interest Reserve Account or the Excess Liquidation Proceeds Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each related Investment Period, shall be for the sole and exclusive benefit of the Trustee and shall be subject to its withdrawal in accordance with Section 3.05(b), 3.05(c) or 3.05(d), as applicable. If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account (exclusive of any Purchase Price Security Deposit Account or Special Reserve Account), the party hereunder that maintains such Investment Account, whether such party is the Master Servicer, the Special Servicer or the Trustee, shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the related Investment Period during which such loss was incurred, the amount of the Net Investment Loss, if any, in respect of such Investment Account for such Investment Period (or, in the case of a Servicing Account or Reserve Account, the entire amount of such loss), except (in the case of any such loss with respect to a Servicing Account or Reserve Account) to the extent the loss amounts were invested for the benefit of a Borrower under the terms of a Mortgage Loan or applicable law and such Borrower has no recourse against the Trust in respect of such loss. The distribution of interest and investment income realized on, and the coverage of losses resulting from the investment of, funds deposited in any Purchase Price Security Deposit Account or Special Reserve Account shall be governed by the terms of the applicable Mortgage Loan Purchase Agreement.

          (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of any payment due (or in any other performance required) under any Permitted Investment of amounts on deposit in any Investment Account, then the Trustee may (and, subject to Section 8.02, upon the request of Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to any Class of REMIC III Regular Interest Certificates, the Trustee shall) take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate legal proceedings. Any costs incurred by the Trustee in taking any such action shall be reimbursed to it by the Master Servicer, if the default is in respect of a Permitted Investment of funds in the Collection Account, the GLCTML Custodial Account or in any A/B Mortgage Loan Pair Custodial Account, Reserve Account or Servicing Account and if the Master Servicer is in default of its obligations under Section 3.06(b), or by the Special Servicer, if the default is in respect of a Permitted Investment of funds in the REO Account and if the Special Servicer is in default of its obligations under Section 3.06(b). This provision is in no way intended to limit any actions that the Master Servicer or the Special Servicer may take in this regard at its own expense.

          (d) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including the calculation of the Standard Available Distribution Amount and the Master Servicer Remittance Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.


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

          SECTION 3.07. Maintenance of Insurance Policies; Errors and Omissions
                        and Fidelity Coverage.

          (a) In the case of each Mortgage Loan (including each Specially Serviced Mortgage Loan), subject to the next sentence, the Master Servicer shall use reasonable efforts consistent with the Servicing Standard to cause the related Borrower to maintain, and, if such Borrower does not so maintain, the Master Servicer will itself cause to be maintained, for the related Mortgaged Property all insurance coverage as is required, subject to applicable law, under the related Mortgage Loan Documents; provided that, if and to the extent that any Mortgage Loan grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Borrower is required to maintain, the Master Servicer shall exercise such discretion in a manner consistent with the Servicing Standard, with a view towards requiring insurance comparable to that required under other Mortgage Loans with express provisions governing such matters and, in any event, business interruption or rental loss insurance for at least 12 months; and provided, further, that, if and to the extent that any Mortgage Loan grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the Master Servicer shall require the related Borrower to obtain the requisite insurance coverage from Qualified Insurers that, in each case, have a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "A" from Fitch and "A2" from Moody's (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying ability as would not, as confirmed in writing by the relevant Rating Agency, result in an Adverse Rating Event); and provided, further, that, the Master Servicer shall be required to maintain such insurance coverage upon the related Borrower's failure to do so only to the extent that such insurance is available at commercially reasonable rates and the Trustee as mortgagee has an insurable interest. In the case of each Mortgage Loan (including each Specially Serviced Mortgage Loan), the Master Servicer shall use its reasonable efforts to cause the related Borrower to maintain, and if the related Borrower does not so maintain, the Master Servicer shall maintain, all-risk casualty insurance which does not contain any carve-out for (or, alternatively, a separate insurance policy that expressly provides coverage for) property damage resulting from a terrorist or similar act, to the extent not prohibited by the terms of the related Mortgage Loan Documents; provided that the Master Servicer shall not be required to call default under a Mortgage Loan if the related Borrower fails to maintain such insurance, and the Master Servicer shall not be required to maintain such insurance, if, in each case, the Special Servicer (subject to Section 3.24(a) and Section 3.27(a)) has determined in accordance with the Servicing Standard that either (i) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the region in which such Mortgaged Property is located or (ii) such insurance is not available at any rate; and provided, further, that the Master Servicer (with respect to a Performing Mortgage Loan) or the Special Servicer (with respect to any Specially Serviced Mortgage Loan) shall use reasonable efforts, consistent with the Servicing Standard, to enforce any express provisions in the related Mortgage Loan Documents relating to insurance against loss or damage resulting from terrorist or similar acts. Subject to Section 3.17(b), the Special Servicer shall also cause to be maintained for each REO Property no less insurance coverage (to the extent available at commercially reasonable rates) than was previously required of the related Borrower under the related Mortgage Loan Documents and, at a minimum, (i) hazard insurance with a replacement cost rider, (ii) business interruption or rental loss insurance for at least 12 months, and (iii) commercial general liability insurance, in each case, in an amount customary for the type and geographic location of such REO Property and consistent with the

Servicing Standard; provided that all such insurance shall be obtained from Qualified Insurers that, in each case, shall have a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "A" from Fitch and "A2" from Moody's (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying ability as would not, as confirmed in writing by the relevant Rating Agency, result in an Adverse Rating Event); and provided, further, that, if insurance coverage against property damage resulting from terrorist or similar act is available with respect to any REO Property but not at a commercially reasonable rate, then the Special Servicer shall still cause such insurance coverage to be maintained with respect to such REO Property if such insurance coverage is otherwise commonly obtained with respect to properties similar to such REO Property and located in or around the area in which such REO Property is located. All such insurance policies shall contain (if they insure against loss to property) a "standard" mortgagee clause, with loss payable to the Master Servicer on behalf of the Trustee (in the case of insurance maintained in respect of a Mortgage Loan), or shall name the Trustee as the insured, with loss payable to the Special Servicer on behalf of the Trustee (in the case of insurance maintained in respect of an REO Property), and shall be issued by an insurer authorized under applicable law to issue such insurance. Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Borrower, in each case in accordance with the Servicing Standard) shall be deposited in the Collection Account, the GLCTML Custodial Account or an A/B Mortgage Loan Pair Custodial Account, as applicable in accordance with Section 3.04, in the case of amounts received in respect of a Mortgage Loan, or in the REO Account, in the case of amounts received in respect of an REO Property. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of any related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit; provided that this sentence shall not limit the rights of the Master Servicer or the Special Servicer on behalf of the Trust to enforce any obligations of the related Borrower under such Mortgage Loan. Costs to the Master Servicer or the Special Servicer of maintaining insurance policies pursuant to this Section 3.07 shall be paid by and reimbursable to the Master Servicer or the Special Servicer, as the case may be, as a Servicing Advance.

          (b) If the Master Servicer, in the case of Mortgage Loans, or the Special Servicer, in the case of REO Properties, shall obtain and maintain, or cause to be obtained and maintained, a blanket policy or master force placed policy insuring against hazard losses on all such Mortgage Loans or REO Properties, as applicable, then, to the extent such policy (i) is obtained from a Qualified Insurer having a financial strength or claims-paying rating no lower than "A" from Fitch and "A2" from Moody's or having such other financial strength or claims-paying ability rating as would not, as confirmed in writing by the relevant Rating Agency, result in an Adverse Rating Event, and (ii) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable. Such a blanket or master force placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, whichever maintains such policy, shall, if there shall not have been maintained on any Mortgaged Property or REO Property, as applicable, a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Collection Account, from its own funds, the amount not otherwise payable under the blanket or master force placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Pooled Mortgage Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard). The Master Servicer and the Special Servicer shall each prepare and present, on behalf of itself, the Trustee, the Certificateholders and, if applicable, the related B-Note Mortgage Loan Holders or the holder of the Great Lakes Crossing Companion Mortgage Loan, claims under any such blanket or master force placed policy maintained by it in a timely fashion in accordance with the terms of such policy.

          (c) Within 45 days after the Closing Date, with respect to each of the Pooled Mortgage Loans covered by an Environmental Insurance Policy that are listed on Exhibit C-3 to this Agreement, the Master Servicer shall notify the insurer under such Environmental Insurance Policy and take all other action necessary for the Trustee, on behalf of the Certificateholders, to be an insured (and for the Master Servicer, on behalf of the Trust, to make claims) under such Environmental Insurance Policy. In the event that the Master Servicer has actual knowledge of any event (an "Insured Environmental Event") giving rise to a claim under any Environmental Insurance Policy in respect of any Pooled Mortgage Loan covered thereby, the Master Servicer shall, in accordance with the terms of such Environmental Insurance Policy and the Servicing Standard, timely make a claim thereunder with the appropriate insurer and shall take such other actions in accordance with the Servicing Standard which are necessary under such Environmental Insurance Policy in order to realize the full value thereof for the benefit of the Certificateholders. If any other party hereto has actual knowledge of an Insured Environmental Event with respect to any Pooled Mortgage Loan listed on Exhibit C-3 to this Agreement, such party shall promptly so notify the Master Servicer. Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any such claim under an Environmental Insurance Policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance. With respect to each Environmental Insurance Policy that relates to one or more Pooled Mortgage Loans, the Master Servicer shall review and familiarize itself with the terms and conditions relating to enforcement of claims and shall monitor the dates by which any claim must be made or any action must be taken under such policy in order to realize the full value thereof for the benefit of the Certificateholders in the event the Master Servicer has actual knowledge of an Insured Environmental Event giving rise to a claim under such policy.

          In the event that the Master Servicer receives notice of any termination of any Environmental Insurance Policy that relates to one or more Pooled Mortgage Loans, the Master Servicer shall, within five (5) Business Days after receipt of such notice, notify the Special Servicer, the Controlling Class Representative, the Rating Agencies and the Trustee of such termination in writing. Upon receipt of such notice, the Master Servicer shall address such termination in accordance with Section 3.07(a) in the same manner as it would the termination of any other Insurance Policy required under the related Mortgage Loan Documents. Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with a resolution of such termination of an Environmental Insurance Policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance.

          (d) Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement during which Specially Serviced Pooled Mortgage Loans and/or REO Properties exist as part of the Trust
Fund) keep in force with a Qualified Insurer having a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "A" from Fitch and "A2" from Moody's, a fidelity bond in such form and amount as would permit it to be a qualified Fannie Mae seller-servicer of multifamily mortgage loans (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying ability rating as would not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by the relevant Rating Agency)). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Such fidelity bond shall provide that it may not be canceled without ten days' prior written notice to the Trustee.

          Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement during which Specially Serviced Pooled Mortgage Loans and/or REO Properties exist as part of the Trust
Fund) also keep in force with a Qualified Insurer having a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "A" from Fitch and "A2" from Moody's, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified Fannie Mae seller-servicer of multifamily mortgage loans (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying rating as would not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by the relevant Rating Agency)). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Any such errors and omissions policy shall provide that it may not be canceled without ten days' prior written notice to the Trustee.

          SECTION 3.08. Enforcement of Alienation Clauses.

          The Master Servicer (with respect to a Performing Mortgage Loan) and the Special Servicer (with respect to a Specially Serviced Mortgage Loan), on behalf of the Trustee as the mortgagee of record, shall enforce any restrictions, contained in the related Mortgage or other related loan document on transfers or further encumbrances of the related Mortgaged Property and on transfers of interests in the related Borrower, unless the Master Servicer or the Special Servicer, as the case may be, has determined, in its reasonable judgment, that waiver of such restrictions would be in accordance with the Servicing Standard; provided that, subject to the related Mortgage Loan Documents and applicable law, neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-encumbrance" clause under any Pooled Mortgage Loan until it has received written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and provided, further, that, if, in the case of Moody's, the affected Pooled Mortgage Loan, individually or together with all other Pooled Mortgage Loans, if any, that are in the same Cross-Collateralized Group as such Pooled Mortgage Loan, has a Cut-off Date Principal Balance in excess of the lesser of $20,000,000 and 2% of the aggregate Stated Principal Balance of the Mortgage Pool, and, if, in the case of Fitch, the affected Pooled Mortgage Loan, individually or together with all other Pooled


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

Mortgage Loans, if any, that are in the same Cross-Collateralized Group as such Pooled Mortgage Loan, has a Stated Principal Balance in excess of 5% of the then aggregate Stated Principal Balance of the Mortgage Pool, or is one of the ten largest Pooled Mortgage Loans based on Stated Principal Balance, then, subject to the related Mortgage Loan Documents and applicable law, neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-sale" clause under any Pooled Mortgage Loan until it has received written confirmation from the subject Rating Agency that such action would not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and provided, further, that, subject to the related Mortgage Loan Documents and applicable law, the Master Servicer shall not waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-sale" or "due-on-encumbrance" clause under any Pooled Mortgage Loan until it has received the consent of the Special Servicer (which consent shall be subject to Section 3.24 and shall be deemed granted if not denied in writing by the Special Servicer within ten (10) Business Days after its receipt of the Master Servicer's request for such consent along with the Master Servicer's written recommendation and any additional information the Special Servicer may reasonably request); and provided, further, that, subject to the related Mortgage Loan Documents and applicable law, neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-sale" or "due-on-encumbrance" clause under any Mortgage Loan, or approve the assumption of any Mortgage Loan, unless in any such case, all associated costs and expenses are covered without any expense to the Trust (it being understood and agreed that, except as expressly provided herein, neither the Master Servicer nor the Special Servicer shall be obligated to cover or assume any such costs or expenses); and provided, further, that neither the Master Servicer nor the Special Servicer shall (to the extent that it is within the control thereof to prohibit such event) consent to the transfer of any Mortgaged Property which secures a Cross-Collateralized Group unless (i) all of the Mortgaged Properties securing such Cross-Collateralized Group are transferred simultaneously by the respective Borrower or (ii) it obtains the consent of the Controlling Class Representative. In the case of any Pooled Mortgage Loan, the Master Servicer and the Special Servicer shall each provide the other with all such information as each may reasonably request in order to make any determination required under this paragraph.

          In connection with any permitted assumption of any Mortgage Loan or waiver of a "due-on-sale" or "due-on-encumbrance" clause thereunder, the Master Servicer (in the case of a Performing Mortgage Loan) or the Special Servicer (in the case of a Specially Serviced Mortgage Loan) shall prepare all documents necessary and appropriate for such purposes and shall coordinate with the related Borrower for the due execution and delivery of such documents.

          Notwithstanding any other provisions of this Section 3.08, the Master Servicer (without the consent of the Special Servicer) and the Special Servicer, as applicable, may grant a Borrower's request for consent to subject the related Mortgaged Property to an easement or right-of-way for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Mortgage Loan(s) to such easement or right-of-way; provided that the Master Servicer or Special Servicer, as applicable, shall have determined
(i) in accordance with the Servicing Standard that such easement or right-of-way will not materially interfere with the then-current use of the related Mortgaged Property or the security intended to be provided by such Mortgage and will not materially or adversely affect the value of such Mortgaged Property and (ii) that no REMIC Pool will fail to qualify as a REMIC as a result thereof and that no tax on "prohibited transactions" or "contributions" after the Closing Date would be imposed on any REMIC Pool as a result thereof; and provided, further that the

Master Servicer or the Special Servicer, as applicable, shall cause the Borrower to pay the costs (including attorneys' fees and expenses) associated with the determination described in clause (ii).

          If the Master Servicer or the Special Servicer collects an assumption fee or an assumption application fee in connection with any transfer or proposed transfer of any interest in a Borrower or a Mortgaged Property, then the Master Servicer or the Special Servicer, as applicable, will apply that fee to cover the costs and expenses associated with that transfer or proposed transfer that are not otherwise paid by the related Borrower and that would otherwise be payable or reimbursable out of the Trust Fund, including any Rating Agency fees and expenses, to the extent such fees and expenses are collectible under applicable law and the related Mortgage Loan Documents and the Master Servicer or Special Servicer, as appropriate, fails to enforce such requirement in accordance with the related Mortgage Loan Documents. Any remaining portion of such assumption fee (such remaining portion, a "Net Assumption Fee") or of such assumption application fee (such remaining portion, a "Net Assumption Application Fee") will be applied as additional compensation to the Master Servicer or the Special Servicer in accordance with Section 3.11. Neither the Master Servicer nor the Special Servicer shall waive any assumption fee or assumption application fee, to the extent it would constitute additional compensation for the other such party, without the consent of such other party.

          SECTION 3.09. Realization Upon Defaulted Mortgage Loans.

          (a) The Special Servicer shall, subject to Sections 3.09(b), 3.09(c), 3.09(d) and 3.24, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of the real property and other collateral securing any Mortgage Loan that comes into and continues in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including pursuant to Section 3.20; provided that the Master Servicer shall not, with respect to any Pooled ARD Mortgage Loan or the Great Lakes Crossing Companion Mortgage Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Post-ARD Additional Interest (other than the making of requests for its collection), and the Special Servicer may do so with respect to any Specially Serviced Mortgage Loan that is an ARD Mortgage Loan only if (i) the taking of an enforcement action with respect to the payment of other amounts due under such Mortgage Loan is, in the reasonable judgment of the Special Servicer, and without regard to such Post-ARD Additional Interest, also necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such Mortgage Loan have been paid, the payment of such Post-ARD Additional Interest has not been forgiven in accordance with Section 3.20 and, in the reasonable judgment of the Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Advance Interest. In connection with the foregoing, in the event of a default under any Mortgage Loan or Cross-Collateralized Group that is secured by real properties located in multiple states, and such states include California or another state with a statute, rule or regulation comparable to California's "one action rule", then the Special Servicer shall consult Independent counsel regarding the order and manner in which the Special Servicer should foreclose upon or comparably proceed against such properties. The reasonable costs of such consultation shall be paid by, and reimbursable to, the Special Servicer as a Servicing Advance. In addition, all other costs and expenses (including attorney's fees and expenses) incurred in any foreclosure sale or similar proceeding shall be paid by, and reimbursable to, the Special Servicer as a Servicing Advance. Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in


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excess of the fair market value of such property, as determined by the Special
Servicer taking into account the factors described in Section 3.18 and the results of any appraisal obtained pursuant to the following sentence or otherwise, all such cash bids to be made in a manner consistent with the Servicing Standard. If and when the Special Servicer deems it necessary in accordance with the Servicing Standard for purposes of establishing the fair market value of any Mortgaged Property securing a defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, the Special Servicer is authorized to have an Appraisal completed with respect to such property (the cost of which appraisal shall be covered by, and be reimbursable as, a Servicing Advance). The Master Servicer shall not foreclose upon or otherwise comparably convert, including by taking title thereto, any real property or other collateral securing a defaulted Mortgage Loan.

          (b) Notwithstanding the foregoing provisions of this Section 3.09, no Mortgaged Property shall be acquired by the Special Servicer on behalf of the Trust under such circumstances, in such manner or pursuant to such terms as would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (unless the portion of such REO Property that is not treated as "foreclosure property" and that is held by any REMIC Pool at any given time constitutes not more than a de minimis amount of the assets of such REMIC Pool within the meaning of Treasury regulation section 1.860D-1(b)(3)(i) and (ii)), or (ii) except as permitted by
Section 3.17(a), subject the Trust to the imposition of any federal income or prohibited transaction taxes under the Code. Subject to the foregoing, however, a Mortgaged Property may be acquired through a single member limited liability company. In addition, except as permitted under Section 3.17(a), the Special Servicer shall not acquire any personal property on behalf of the Trust pursuant to this Section 3.09 unless either:

               (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

               (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be covered by, and reimbursable as, a Servicing Advance) to the effect that the holding of such personal property as part of the Trust Fund will not result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to any Grantor Trust Pool.

          (c) Notwithstanding the foregoing provisions of this Section 3.09, the Special Servicer shall not, on behalf of the Trust, obtain title to a Mortgaged Property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders (and, in the case of an A/B Mortgage Loan Pair or the Great Lakes Crossing Total Mortgage Loan, the related B-Note Mortgage Loan Holder or the holder of the Great Lakes Crossing Companion Mortgage Loan, as applicable), could, in the reasonable judgment of the Special Servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless:

               (i) the Special Servicer has previously determined in accordance with the Servicing Standard, based on a Phase I Environmental Assessment (and any additional environmental testing that the Special Servicer deems necessary and prudent) of such Mortgaged Property conducted by an Independent Person who regularly conducts Phase I Environmental


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

     Assessments and performed during the 12-month period preceding any such acquisition of title or other action, that (A) such Mortgaged Property is in compliance with applicable environmental laws and regulations and (B) there are no circumstances or conditions present at such Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

               (ii) in the event that the determination described in clause
     (c)(i) above cannot be made, the Special Servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in clause (c)(i) above, and taking into account the coverage provided under the related Environmental Insurance Policy, that it would maximize the recovery to the Certificateholders (and, in the case of an A/B Mortgage Loan Pair or the Great Lakes Crossing Total Mortgage Loan, the related B-Note Mortgage Loan Holder or the holder of the Great Lakes Crossing Companion Mortgage Loan, as applicable) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders, a B-Note Mortgage Loan Holder and/or the holder of the Great Lakes Crossing Companion Mortgage Loan, as applicable, to be performed at the related Net Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such remedial, corrective and/or other further actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in clause (c)(i)(B) above.

          Any such determination by the Special Servicer contemplated by clause
(i) or clause (ii) of the preceding paragraph shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee, the Master Servicer, the Controlling Class Representative and, in the case of an A/B Mortgage Loan Pair or the Great Lakes Crossing Companion Mortgage Loan, any related B-Note Mortgage Loan Holder or the holder of the Great Lakes Crossing Companion Mortgage Loan, as applicable, specifying all of the bases for such determination, such Officer's Certificate to be accompanied by all related environmental reports. The cost of such Phase I Environmental Assessment and any such additional environmental testing shall be advanced by the Master Servicer at the direction of the Special Servicer given in accordance with Section 3.19(b); provided, however, that the Master Servicer shall not be obligated in connection therewith to advance any funds which, if so advanced, would constitute a Nonrecoverable Servicing Advance. Amounts so advanced shall be subject to reimbursement as Servicing Advances in accordance with Section 3.05(a). The cost of any remedial, corrective or other further action contemplated by clause (ii) of the preceding paragraph shall be payable out of the Collection Account pursuant to Section 3.05(a) or, in the case of an A/B Mortgage Loan Pair, subject to the related A/B Intercreditor Agreement, or the Great Lakes Crossing Total Mortgage Loan, subject to the Great Lakes Crossing Intercreditor Agreement, out of the related A/B Mortgage Loan Pair Custodial Account pursuant to Section 3.04(e) or out of the GLCTML Custodial Account pursuant to Section 3.04(f), as applicable.

          (d) If neither of the conditions set forth in clauses (i) and (ii) of the first paragraph of Section 3.09(c) has been satisfied with respect to any Mortgaged Property securing a defaulted Mortgage Loan, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property) and, at such time as it deems appropriate, may, on behalf of the Trust, release all or a portion of such Mortgaged Property from the lien of the related Mortgage.


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

          (e) The Special Servicer shall report to the Trustee, the Master Servicer, the Controlling Class Representative and, in the case of an A/B Mortgage Loan Pair or the Great Lakes Crossing Companion Mortgage Loan, any related B-Note Mortgage Loan Holder or the holder of the Great Lakes Crossing Companion Mortgage Loan, as applicable, monthly in writing as to any actions taken by the Special Servicer with respect to any Mortgaged Property as to which neither of the conditions set forth in clauses (i) and (ii) of the first paragraph of Section 3.09(c) has been satisfied, in each case until the earliest to occur of satisfaction of either of such conditions, release of the lien of the related Mortgage on such Mortgaged Property and the related Pooled Mortgage Loan's becoming a Corrected Pooled Mortgage Loan.

          (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the subject Mortgage Loan(s) permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable.

          (g) Annually in each January, the Special Servicer shall on a timely basis prepare and forward to the Master Servicer, who shall promptly file same with the IRS on a timely basis, the information returns with respect to the reports of foreclosures and abandonments and reports relating to any cancellation of indebtedness income with respect to any Mortgage Loan or Mortgaged Property required by Sections 6050H (as applicable), 6050J and 6050P of the Code. Contemporaneously, the Special Servicer shall prepare and deliver to the Master Servicer, who shall promptly forward it to the Trustee, an Officer's Certificate stating that all such information returns relating to any Specially Serviced Mortgage Loan or REO Property that were required to be filed during the prior twelve (12) months have been properly completed and timely provided to the Master Servicer. The Master Servicer shall prepare and file the information returns with respect to the receipt of any mortgage interest received in a trade or business from individuals with respect to any Mortgage Loan as required by Section 6050H of the Code. All information returns shall be in form and substance sufficient to meet the reporting requirements imposed by the relevant sections of the Code.

          (h) As soon as the Special Servicer makes a Final Recovery Determination with respect to any Mortgage Loan or REO Property, it shall promptly (and in any event, no later than the third Business Day following such Final Recovery Determination) deliver to the Trustee and the Master Servicer (with a copy to the Controlling Class Representative and, in the case of an A/B Mortgage Loan Pair or the Great Lakes Crossing Total Mortgage Loan, to any related B-Note Mortgage Loan Holder or the holder of the Great Lakes Crossing Companion Mortgage Loan, as applicable) an Officer's Certificate setting forth such Final Recovery Determination and the basis thereof.

          SECTION 3.10. Trustee to Cooperate; Release of Mortgage Files.

          (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed or made in a manner customary for such purposes, the Master Servicer shall promptly so notify the Trustee and request delivery to it or its designee of the related Mortgage File (such notice and request to be effected by delivering to the Trustee a Request for Release in the form of Exhibit D-1 attached hereto, which Request for Release shall be accompanied by the form of any release or discharge to be executed by the Trustee and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account, an A/B Mortgage Loan Pair Custodial

Account or the GLCTML Custodial Account, as applicable, pursuant to Section 3.04 have been or will be so deposited). Upon receipt of such Request for Release, the Trustee shall promptly release, or cause any related Custodian to release, the related Mortgage File to the Master Servicer or its designee and shall deliver to the Master Servicer or its designee such accompanying release or discharge, duly executed. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account, the GLCTML Custodial Account, any A/B Mortgage Loan Pair Custodial Account or the Distribution Account.

          (b) If from time to time, and as appropriate for servicing or foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof), then, upon request of the Master Servicer and receipt from the Master Servicer of a Request for Release in the form of Exhibit D-1 attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for Release in the form of Exhibit D-2 attached hereto, the Trustee shall release, or cause any related Custodian to release, such Mortgage File (or portion thereof) to the Master Servicer or the Special Servicer, as the case may be, or its designee. Upon return of such Mortgage File (or portion thereof) to the Trustee or the related Custodian, or upon the Special Servicer's delivery to the Trustee of an Officer's Certificate stating that (i) such Mortgage Loan was liquidated and all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account, an A/B Mortgage Loan Pair Custodial Account or the GLCTML Custodial Account, as applicable, pursuant to Section 3.04 have been or will be so deposited or (ii) such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be returned by the Trustee to the Master Servicer or the Special Servicer, as appropriate.

          (c) Within five (5) Business Days of the Special Servicer's request therefor (or, if the Special Servicer notifies the Trustee of an exigency, within such shorter period as is reasonable under the circumstances), the Trustee shall execute and deliver to the Special Servicer, in the form supplied to the Trustee by the Special Servicer, any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Borrower on a Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by a Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust, the Master Servicer or the Special Servicer; provided that the Trustee may alternatively execute and deliver to the Special Servicer, in the form supplied to the Trustee by the Special Servicer, a limited power of attorney issued in favor of the Special Servicer and empowering the Special Servicer to execute and deliver any or all of such pleadings or documents relating to any Mortgage Loan on behalf of the Trustee (however, the Trustee shall not be liable for any misuse of such power of attorney by the Special Servicer). Together with such pleadings or documents (or such power of attorney empowering the Special Servicer to execute the same on behalf of the Trustee), the Special Servicer shall deliver to the Trustee an Officer's Certificate requesting that such pleadings or documents (or such power of attorney empowering the Special Servicer to execute the same on behalf of the Trustee) be executed by the Trustee and certifying as to the reason such pleadings or documents are required and that the execution and delivery thereof by the Trustee (or by the Special Servicer on behalf of the Trustee) will not invalidate or otherwise affect the lien of the subject Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

          (d) From time to time as is appropriate for servicing or foreclosure of any B-Note Mortgage Loan, the Master Servicer or Special Servicer, as applicable, subject to the related A/B Intercreditor Agreement, shall request the original of the related Mortgage Note from the related B-Note Mortgage Loan Holder.

          (e) From time to time as is appropriate for servicing or foreclosure of the Great Lakes Crossing Companion Mortgage Loan, the Master Servicer or Special Servicer, as applicable, subject to the Great Lakes Crossing Intercreditor Agreement, shall request the original of the related Mortgage Note from the holder of the Great Lakes Crossing Companion Mortgage Loan.

          SECTION 3.11. Master Servicing and Special Servicing
                        Compensation; Interest on and Reimbursement of Servicing Advances; Payment of Certain Expenses; Obligations of the Trustee and any Fiscal Agent Regarding Back-up Servicing Advances.

          (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Pooled Mortgage Loan (including each Specially Serviced Mortgage Loan), the Great Lakes Crossing Companion Mortgage Loan and each REO Loan. As to each such Mortgage Loan and REO Loan, the Master Servicing Fee shall accrue at the related Master Servicing Fee Rate (in accordance with the same terms of the related Mortgage Note as are applicable to the accrual of interest at the Mortgage Rate) and shall be computed on the basis of the same principal amount as interest accrues from time to time on such Mortgage Loan or is deemed to accrue from time to time on such REO Loan, as the case may be, and for the same period respecting which any related interest payment due on such Mortgage Loan or deemed due on such REO Loan, as the case may be, is computed. The Master Servicing Fee with respect to any Pooled Mortgage Loan, the Great Lakes Crossing Companion Mortgage Loan or any Pooled REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Master Servicing Fees earned with respect to any Pooled Mortgage Loan, the Great Lakes Crossing Companion Mortgage Loan or any REO Loan shall be payable monthly from payments of interest on such Mortgage Loan or REO Revenues allocable as interest on such REO Loan, as the case may be. The Master Servicer, on behalf of itself and the holder of the Excess Servicing Strip, shall be entitled to recover unpaid Master Servicing Fees in respect of any Pooled Mortgage Loan, the Great Lakes Crossing Companion Mortgage Loan or any REO Loan out of the portion of any related Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds allocable as interest on such Mortgage Loan or REO Loan, as the case may be.

          The Master Servicer's right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement and except as otherwise expressly provided herein.

          Without limiting its rights under any other agreement or arrangement, the Master Servicer shall not be paid any Master Servicing Fee or comparable fee under this Agreement with respect to any B-Note Mortgage Loan.

          Notwithstanding anything herein to the contrary, KRECM (and its successors and assigns) may at its option assign or pledge to any third party or retain for itself the Excess Servicing Strip (in whole but not in part); provided that any assignee or pledgee of the Excess Servicing Strip must be a Qualified Institutional Buyer or Institutional Accredited Investor (other than a
Plan); and provided, further, that no transfer, sale, pledge or other assignment of the Excess Servicing Strip shall be made unless that transfer, sale, pledge or other assignment is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws and is otherwise made in accordance with the Securities Act and such state securities laws; and provided, further, that in the event of any resignation or termination of KRECM, all or any portion of the Excess Servicing Strip may, to protect REMIC I against an associated increase in expenses, be reduced by the Trustee to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to obtain a qualified successor Master Servicer (which successor may include the Trustee) that meets the requirements of Sections 6.04 and 7.02 and that requires market rate servicing compensation that, in the case of each Pooled Mortgage Loan and Pooled REO Loan, accrues at a per annum rate greater than the excess of the related Master Servicing Fee Rate over the then related Excess Servicing Fee Rate. KRECM and each holder of the Excess Servicing Strip desiring to effect a transfer, sale, pledge or other assignment of the Excess Servicing Strip shall, and KRECM hereby agrees, and each such holder of the Excess Servicing Strip by its acceptance of the Excess Servicing Strip shall be deemed to have agreed, in connection with any transfer of the Excess Servicing Strip effected by such Person, to indemnify the Certificateholders, the Trust, the Depositor, the Underwriters, the Trustee, the Master Servicer, the Certificate Registrar and the Special Servicer against any liability that may result if such transfer is not exempt from registration and/or qualification under the Securities Act or other applicable federal and state securities laws or is not made in accordance with such federal and state laws or in accordance with the foregoing provisions of this paragraph. By its acceptance of the Excess Servicing Strip, the holder thereof shall be deemed to have agreed (i) to keep all information relating to the Trust and the Trust Fund and made available to it by the Master Servicer confidential (except as permitted pursuant to clause (iii) below or, in the case of the Master Servicer, as contemplated hereby in the performance of its duties and obligations hereunder), (ii) not to use or disclose such information in any manner that could result in a violation of any provision of the Securities Act or other applicable securities laws or that would require registration of the Excess Servicing Strip or any Non-Registered Certificate pursuant to the Securities Act, and (iii) not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such holder's auditors, legal counsel and regulators, except to the extent such disclosure is required by law, court order or other legal requirement or to the extent such information is of public knowledge at the time of disclosure by such holder or has become generally available to the public other than as a result of disclosure by such holder; provided, however, that such holder may provide all or any part of such information to any other Person who is contemplating an acquisition of the Excess Servicing Strip if, and only if, such Person (x) confirms in writing such prospective acquisition and (y) agrees in writing to keep such information confidential, not to use or disclose such information in any manner that could result in a violation of any provision of the Securities Act or other applicable securities laws or that would require registration of the Excess Servicing Strip or any Non-Registered Certificates pursuant to the Securities Act and not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such Persons' auditors, legal counsel and regulators. From time to time following any transfer, sale, pledge or assignment of the Excess Servicing Strip, the Person then acting as the Master Servicer shall pay, out of each amount paid to such Master Servicer as Master Servicing Fees with respect to any Pooled Mortgage Loan or Pooled REO Loan, as the case may be, the portion of the Excess Servicing Strip attributable to such Pooled Mortgage Loan or Pooled REO Loan to the holder of the Excess Servicing Strip within one Business Day following the payment of such Master Servicing Fees to the Master Servicer, in each case in accordance with payment instructions provided by such holder in writing to the Master Servicer. The holder of the Excess Servicing Strip shall not have any rights under this Agreement except as set forth in the preceding sentences of this paragraph. The Master Servicer shall pay the Excess Servicing Strip to the holder of the Excess Servicing Strip (i.e., KRECM or any such third party) at such time and to the extent the Master Servicer is entitled to receive payment of its Master Servicing Fees hereunder, notwithstanding any resignation or termination of KRECM hereunder (subject to reduction pursuant to the first sentence of this paragraph).

          (b) Subject to the last paragraph of this Section 3.11(b), the Master Servicer shall be entitled to receive the following items as additional servicing compensation (the following items, collectively, "Additional Master Servicing Compensation"):

               (i) any and all Net Default Charges accrued with respect to a Performing Mortgage Loan;

               (ii) 50% of any and all Net Assumption Application Fees, Net Assumption Fees, modification fees, extension fees, consent fees, waiver fees, fees paid in connection with defeasance and earn-out fees actually paid by a Borrower with respect to a Performing Mortgage Loan;

               (iii) any and all charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and other loan processing fees actually paid by a Borrower with respect to a Performing Mortgage Loan and, in the case of checks returned for insufficient funds, with respect to a Specially Serviced Mortgage Loan;

               (iv) any and all Prepayment Interest Excesses collected with respect to each Pooled Mortgage Loan, including a Specially Serviced Pooled Mortgage Loan; and

               (v) interest or other income earned on deposits in the Investment Accounts (other than any Purchase Price Security Deposit Account or Special Reserve Account) maintained by the Master Servicer, in accordance with
     Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to any such Investment Account for each related Investment Period and, further, in the case of a Servicing Account or Reserve Account, only to the extent such interest or other income is not required to be paid to any Borrower under applicable law or under the related Mortgage).

          To the extent that any of the amounts described in clauses (i) through
(iv) of the preceding paragraph are collected by the Special Servicer, the Special Servicer shall promptly pay such amounts to the Master Servicer.

          Notwithstanding the foregoing, but without limiting its rights under any other agreement or arrangement, the Master Servicer shall not be paid any compensation under this Agreement of the type described in clauses (i) through
(iv) of the second preceding paragraph with respect to the B-Note Mortgage
Loans.

          (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive monthly the Special Servicing Fee with respect to each Specially Serviced Pooled Mortgage Loan and each Pooled REO Loan. As to each Specially Serviced Pooled Mortgage Loan and Pooled REO Loan, the Special Servicing Fee shall accrue at the Special Servicing Fee Rate (in accordance with the same terms of the related Mortgage Note as are applicable to the accrual of interest at the Mortgage Rate) and shall be computed on the basis of the same principal amount as interest accrues from time to time on such Specially Serviced Pooled Mortgage Loan or is deemed to accrue from time to time on such Pooled REO Loan, as the case may be, and for the same period respecting which any related interest payment due on such Specially Serviced Pooled Mortgage Loan or deemed to be due on such Pooled REO Loan is computed. The Special Servicing Fee with respect to any Specially Serviced Pooled Mortgage Loan or Pooled REO Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or, in the case of a Specially Serviced Pooled Mortgage Loan, as of the date it becomes a Corrected Pooled Mortgage Loan. Earned but unpaid Special Servicing Fees in respect of any Specially Serviced Pooled Mortgage Loan or Pooled REO Loan shall be payable monthly out of general collections on the Pooled Mortgage Loans and any REO Properties on deposit in the Collection Account pursuant to Section 3.05(a).

          As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Work-out Fee with respect to each Corrected Pooled Mortgage Loan. As to each Corrected Pooled Mortgage Loan, the Work-out Fee shall be payable out of, and shall be calculated by application of the Work-out Fee Rate to, (i) each payment of interest (other than Post-ARD Additional Interest and Default Interest) and principal received from the related Borrower on such Pooled Mortgage Loan for so long as it remains a Corrected Pooled Mortgage Loan and (ii) the interest (other than Advance Interest) and principal portions of any Liquidation Proceeds received on such Pooled Mortgage Loan while it is a Corrected Pooled Mortgage Loan in connection with the repurchase or replacement thereof subsequent to the end of the applicable Initial Resolution Period and any applicable Resolution Extension Period, as a result of a Material Breach or a Material Document Defect, by Column or KeyBank pursuant to a Mortgage Loan Purchase Agreement or, if applicable, by the Column Performance Guarantor pursuant to the Column Performance Guarantee. The Work-out Fee with respect to any Corrected Pooled Mortgage Loan will cease to be payable if a new Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided that a new Work-out Fee would become payable if and when such Pooled Mortgage Loan again became a Corrected Pooled Mortgage Loan with respect to such new Servicing Transfer Event. If the Special Servicer is terminated, including pursuant to Section 3.25, or resigns in accordance with Section 6.04, it shall retain the right to receive any and all Work-out Fees payable in respect of (i) any Pooled Mortgage Loans that became Corrected Pooled Mortgage Loans during the period that it acted as Special Servicer and that were still Corrected Pooled Mortgage Loans at the time of such termination or resignation and (ii) any Specially Serviced Pooled Mortgage Loan for which it had resolved the circumstances and/or conditions causing any such Pooled Mortgage Loan to be a Specially Serviced Pooled Mortgage Loan, but which had not as of the time it was terminated or resigned become a Corrected Pooled Mortgage Loan solely because the related Borrower had not made three consecutive timely Monthly Payments and which subsequently becomes a Corrected Pooled Mortgage Loan as a result of the related Borrower making such three consecutive timely Monthly Payments (and the successor Special Servicer shall not be entitled to any portion of such Work-out Fees), in each case until the Work-out Fee for any such loan ceases to be payable in accordance with the preceding sentence; provided that, in the case of any Specially Serviced Pooled Mortgage Loan described in clause (ii) of this sentence, the terminated Special Servicer shall immediately deliver the related Servicing File to the Master Servicer, and the Master Servicer shall (without further compensation) monitor that all conditions precedent to such Pooled Mortgage Loan's becoming a Corrected Pooled Mortgage Loan are satisfied and, further, shall immediately transfer such Servicing File to the new Special Servicer if and when it becomes apparent to the Master Servicer that such conditions precedent will not be satisfied.

          As further compensation for its activities hereunder, the Special Servicer shall also be entitled to receive a Liquidation Fee with respect to each Specially Serviced Pooled Mortgage Loan or REO Property as to which it receives any full, partial or discounted payoff from the related Borrower or any Condemnation Proceeds or Liquidation Proceeds (other than in connection with the purchase of any such Specially Serviced Pooled Mortgage Loan by the Special Servicer or the Majority Controlling Class Certificateholder pursuant to Section 3.18; the purchase of any such Specially Serviced Pooled Mortgage Loan or REO Property by the Master Servicer, the Special Servicer or any Certificateholder(s) of the Controlling Class pursuant to Section 9.01; the acquisition of any such Specially Serviced Pooled Mortgage Loan or REO Property by the Sole Certificateholder(s) in exchange for all the Certificates pursuant to Section 9.01; the repurchase or replacement no later than the end of the applicable Initial Resolution Period and any applicable Resolution Extension Period, as a result of a Material Breach or Material Document Defect, of any such Specially Serviced Pooled Mortgage Loan or REO Property by Column or KeyBank pursuant to a Mortgage Loan Purchase Agreement or by the Column Performance Guarantor pursuant to the Column Performance Guarantee; the repurchase of any such Specially Serviced Pooled Mortgage Loan that is an Exhibit B-5 Mortgage Loan by Column or KeyBank, as applicable, pursuant to a Mortgage Loan Purchase Agreement, in connection with an Early Defeasance; the purchase of the Great Lakes Crossing Pooled Mortgage Loan by the holder of the Great Lakes Crossing Companion Mortgage Loan pursuant to the terms of the Great Lakes Crossing Intercreditor Agreement; the purchase of the Great Lakes Crossing Pooled Mortgage Loan by the Class GLC Directing Certificateholder pursuant to
Section 3.27; the purchase of the Ritz-Carlton Key Biscayne Pooled Mortgage Loan by the Class RCKB Directing Certificateholder pursuant to Section 3.27; the purchase of any such Specially Serviced Pooled Mortgage Loan that is a Pooled A-Note Mortgage Loan by the related B-Note Mortgage Loan Holder pursuant to the related A/B Intercreditor Agreement; or the purchase of any such Specially Serviced Pooled Mortgage Loan by any related Mezzanine Loan Holder pursuant to any related Mezzanine Loan Intercreditor Agreement). As to each such Specially Serviced Mortgage Loan or REO Property, the Liquidation Fee shall be payable out of, and shall be calculated by application of the Liquidation Fee Rate to, any such full, partial or discounted payoff, Condemnation Proceeds and/or Liquidation Proceeds received or collected in respect thereof (other than any portion of such payment or proceeds that represents Post-ARD Additional Interest, Default Charges, a Prepayment Premium or a Yield Maintenance Charge). The Liquidation Fee with respect to any such Specially Serviced Pooled Mortgage Loan will not be payable if such Pooled Mortgage Loan becomes a Corrected Pooled Mortgage Loan. Notwithstanding anything herein to the contrary, no Liquidation Fee will be payable in connection with the receipt of, or out of, Liquidation Proceeds collected as a result of the purchase or substitution of any Specially Serviced Pooled Mortgage Loan or REO Property described in the parenthetical to the first sentence of this paragraph.

          The Special Servicer's right to receive the Special Servicing Fee, the Work-out Fee and/or the Liquidation Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement and except as otherwise expressly provided herein. In addition, notwithstanding the foregoing provisions of this Section 3.11(c), Special Servicing Fees, Work-out Fees and Liquidation Fees earned with respect to any Pooled A-Note Mortgage Loan, any successor Pooled REO Loan with respect thereto or any related REO Property shall be payable out of the related A/B Mortgage Loan Pair Custodial Account, to the maximum extent permitted by the related A/B Intercreditor Agreement, before being paid out of the Collection Account. Furthermore, notwithstanding the foregoing provisions of this Section 3.11(c), Special Servicing Fees, Work-out Fees and Liquidation Fees earned with respect to the Great Lakes Crossing Pooled Mortgage Loan or any successor Pooled REO Loan with respect thereto shall be payable out of the GLCTML Custodial Account, to the maximum extent permitted by the Great Lakes Crossing Intercreditor Agreement, before being paid out of the Collection Account.

          The Special Servicer shall be entitled to such compensation with respect to the B-Note Mortgage Loans as is provided under the respective A/B Intercreditor Agreements; provided that, in no such case shall the payment of any such compensation reduce amounts otherwise payable to the Certificateholders with respect to the related Pooled A-Note Mortgage Loan.

          If and to the extent applicable under the circumstances, the Special Servicer shall be entitled to a Special Servicing Fee, a Work-out Fee and/or a Liquidation Fee with respect to the Great Lakes Crossing Companion Mortgage Loan or any successor Companion REO Loan as if such Mortgage Loan was a Pooled Mortgage Loan or such REO Loan was a Pooled REO Loan; provided that any such fees shall be paid hereunder solely out of collections on or in respect of the Great Lakes Crossing Companion Mortgage Loan or any successor Companion REO Loan with respect thereto and, in no event, out of the Trust Fund.

          (d) Subject to the last paragraph of this Section 3.11(e), the Special Servicer shall be entitled to receive the following items as additional special servicing compensation (the following items, collectively, the "Additional Special Servicing Compensation"):

               (i) any and all Net Default Charges accrued with respect to a Specially Serviced Mortgage Loan or a REO Loan;

               (ii) any and all Net Assumption Fees, Net Assumption Application Fees, modification fees, extension fees, consent fees, waiver fees, fees paid in connection with defeasance, earn-out fees and charges for beneficiary statements or demands that are actually received on or with respect to a Specially Serviced Mortgage Loan or an REO Loan;

               (iii) 50% of any and all Net Assumption Fees, Net Assumption Application Fees, modification fees, extension fees, consent fees, waiver fees, fees paid in connection with defeasance and earn-out fees that are actually received on or with respect to a Performing Mortgage Loan; and

               (iv) interest or other income earned on deposits in the REO Account, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Account for each related Investment Period).

          To the extent that any of the amounts described in clauses (i) through
(iii) of the preceding paragraph are collected by the Master Servicer, the Master Servicer shall promptly pay such amounts to the Special Servicer and shall not be required to deposit such amounts in the Collection Account pursuant to Section 3.04(a).

          Notwithstanding the foregoing, the Special Servicer shall be entitled to the amounts described in clauses (i) through (iii) of the second preceding paragraph that are received with respect to the B-Note Mortgage Loans only as and to the extent provided under the respective A/B Intercreditor Agreements; provided that in no such case shall the payment of any such compensation reduce amounts otherwise payable to the Certificateholders with respect to the related Pooled A-Note Mortgage Loan.

          (e) Each of the Master Servicer and the Special Servicer shall be required (subject to Section 3.11(h) below) to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including payment of any amounts due and owing to any of Sub-Servicers retained by it (including any termination fees) and the premiums for any blanket policy or the standby fee or similar premium, if any, for any master force placed policy obtained by it insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Collection Account, the REO Account, any A/B Mortgage Loan Pair Custodial Account, the GLCTML Custodial Account, Purchase Price Security Deposit Account, Special Reserve Account, Servicing Account or Reserve Account, and neither the Master Servicer nor the Special Servicer shall be entitled to reimbursement for any such expense incurred by it except as expressly provided in this Agreement. If the Master Servicer is required to make any Servicing Advance hereunder at the discretion of the Special Servicer in accordance with Section 3.19 or otherwise, the Special Servicer shall promptly provide the Master Servicer with such documentation regarding the subject Servicing Advance as the Master Servicer may reasonably request.

          (f) If the Master Servicer or the Special Servicer is required under this Agreement to make a Servicing Advance, but it fails to do so within ten days after such Advance is required to be made, the Trustee shall, if it has actual knowledge of such failure on the part of the Master Servicer or the Special Servicer, as the case may be, give notice of such failure to the defaulting party. If such Advance is not made by the Master Servicer or the Special Servicer within three Business Days after such notice, then (subject to Section 3.11(h) below) the Trustee or a Fiscal Agent appointed thereby shall make such Advance. If any Fiscal Agent makes any such Servicing Advance, the Trustee shall be deemed not to be in default under this Agreement for failing to do so.

          (g) The Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each Servicing Advance made thereby (with its own funds), for so long as such Servicing Advance is outstanding. Subject to the next sentence and the last sentence of this
Section 3.11(g), such interest with respect to any Servicing Advances made with respect to or allocable to the Mortgage Pool shall be payable: (i) first, in accordance with Sections 3.05 and/or 3.26, out of any Default Charges subsequently collected on or in respect of the particular Pooled Mortgage Loan or Pooled REO Loan as to which such Servicing Advance relates; and (ii) then, after such Servicing Advance is reimbursed, but only if and to the extent that such Default Charges are insufficient to cover such Advance Interest, out of general collections on the Pooled Mortgage Loans and any REO Properties on deposit in the Collection Account. Such interest with respect to any Servicing Advances made with respect to the Great Lakes Crossing Companion Mortgage Loan or any successor Companion Mortgage Loan with respect thereto shall be payable:
(i) first, in accordance with Section 3.05, out of any Default Charges subsequently collected on or in respect of such Mortgage Loan or REO Loan, as the case may be; and (ii) then, after such Servicing Advance is reimbursed, but only if and to the extent that such Default Charges are insufficient to cover such Advance Interest, out of any other collections on such Mortgage Loan or REO Loan, as the case may be, on deposit in the GLCTML Custodial Account (but in no event out of the Trust Fund); provided that this provision is in no way intended to limit any rights that the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent may have to receive payment for such Advance Interest from the holder of the Great Lakes Crossing Companion Mortgage Loan under the Great Lakes Crossing Intercreditor Agreement. The Master Servicer shall reimburse itself, the Special Servicer, the Trustee or any Fiscal Agent, as appropriate, for any Servicing Advance made by any such Person with respect to any Mortgage Loan or REO Property as soon as practicable after funds available for such purpose are deposited in the Collection Account or, if applicable, the GLCTML Custodial Account or any related A/B Mortgage Loan Pair Custodial Account. The Master Servicer shall not be entitled to Advance Interest on any Servicing Advance made thereby to the extent a payment that may be applied to reimburse such Servicing Advance is received but is being held by or on behalf of the Master Servicer in suspense. In addition, notwithstanding the foregoing provisions of this Section 3.11(g), Advance Interest earned on any Advances made with respect to either Mortgage Loan of an A/B Mortgage Loan Pair or with respect to any REO Property related to an A/B Mortgage Loan Pair shall be payable out of the related A/B Mortgage Loan Pair Custodial Account, to the maximum extent permitted by the related A/B Intercreditor Agreement, before being paid out of general collections on the Mortgage Pool on deposit in the Collection Account.

          (h) Notwithstanding anything to the contrary set forth herein, none of the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent shall be required to make any Servicing Advance that it determines in its reasonable judgment would constitute a Nonrecoverable Servicing Advance. The determination by the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as the case may be, that it has made (or, in the case of a determination made by the Special Servicer, that the Master Servicer has made) a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an Officer's Certificate delivered (i) to the Trustee and the Depositor, in the case of the Master Servicer, (ii) to the Master Servicer and the Trustee in the case of the Special Servicer, (iii) to the Depositor and the Master Servicer, in the case of the Trustee or any Fiscal Agent, and (iv) and in each case, to the Controlling Class Representative, the Class RCKB Directing Certificateholder (if the Ritz-Carlton Key Biscayne Pooled Mortgage Loan or any related REO Property is involved), and the Class GLC Directing Certificateholder and the holder of the Great Lakes Crossing Companion Mortgage Loan (if the Great Lakes Crossing Total Mortgage Loan or any related Pooled REO Loan is involved). The Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status and property inspections, and shall include an Appraisal (provided that if an Appraisal has been obtained within the past 12 months, no new Appraisal is required) of the related Mortgaged Property, the cost of which Appraisal shall be advanced by the Master Servicer as a Nonrecoverable Servicing Advance). Such Officer's Certificate shall be accompanied by the Appraisal and all other supporting documentation relevant to the subject parties' nonrecoverability determination. The Trustee and any Fiscal Agent will be entitled to conclusively rely on the Master Servicer's determination that a Servicing Advance is nonrecoverable. The Master Servicer, the Trustee and any Fiscal Agent shall be entitled to conclusively rely on the Special Servicer's determination that a Servicing Advance is a Nonrecoverable Servicing Advance.

          (i) Notwithstanding anything to the contrary set forth herein, the Master Servicer may (and, at the direction of the Special Servicer if a Specially Serviced Mortgage Loan or an REO Property is involved, shall) pay directly out of the Collection Account any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance for the subject Mortgage Loan or REO Property; provided that the Master Servicer (or the Special Servicer, if a Specially Serviced Mortgage Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole), as evidenced by an Officer's Certificate delivered promptly to the Depositor and the Trustee, which shall provide a copy thereof to the Controlling Class

Representative, setting forth the basis for such determination and accompanied by any information that such Person may have obtained that supports such determination. A copy of any such Officer's Certificate (and accompanying information) of the Master Servicer shall also be delivered promptly to the Special Servicer, and a copy of any such Officer's Certificate (and accompanying information) of the Special Servicer shall also be promptly delivered to the Master Servicer.

          SECTION 3.12. Property Inspections; Collection of Financial
                        Statements; Delivery of Certain Reports.

          (a) The Special Servicer shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable (but in any event not later than 60 days) after the related Pooled Mortgage Loan becomes a Specially Serviced Pooled Mortgage Loan (and, in cases where the related Pooled Mortgage Loan has become a Specially Serviced Pooled Mortgage Loan, the Special Servicer shall continue to perform or cause to be performed a physical inspection of the subject Mortgaged Property at least once per calendar year thereafter for so long as the related Pooled Mortgage Loan remains a Specially Serviced Pooled Mortgage Loan or if such Mortgaged Property becomes an REO Property); provided that the Special Servicer shall be entitled to reimbursement of the reasonable and direct out-of-pocket expenses incurred by it in connection with each such inspection as Servicing Advances. Beginning in 2004, the Master Servicer shall at its expense perform or cause to be performed an inspection of each Mortgaged Property at least once per calendar year (or, if the related Pooled Mortgage Loan has an unpaid principal balance of under $2,000,000, once every two years), if the Special Servicer has not already done so during that period pursuant to the preceding sentence. The Master Servicer and the Special Servicer shall each prepare (and, promptly following preparation, if there has been a material adverse change in the condition of the subject Mortgaged Property or REO Property, as applicable, deliver to the Controlling Class Representative, the Class GLC Directing Certificateholder and the holder of the Great Lakes Crossing Companion Mortgage Loan (if the subject Mortgaged Property is the Great Lakes Crossing Mortgaged Property) and to the Class RCKB Directing Certificateholder (if the subject Mortgaged Property is the Ritz-Carlton Key Biscayne Mortgaged Property) a written report of each such inspection performed by it or on its behalf that sets forth in detail the condition of the subject Mortgaged Property and that specifies the occurrence or existence of: (i) any sale, transfer or abandonment of the subject Mortgaged Property of which the Master Servicer or the Special Servicer, as applicable, is aware, (ii) any change in the condition or occupancy of the subject Mortgaged Property of which the Master Servicer or the Special Servicer, as applicable, is aware and that it considers, in accordance with the Servicing Standard, material, or (iii) any waste committed on the Mortgaged Property of which the Master Servicer or the Special Servicer, as the case may be, is aware and that it considers, in accordance with the Servicing Standard, material. Each of the Master Servicer and Special Servicer shall, upon request, deliver to the Trustee, to the Controlling Class Representative, to the Class GLC Directing Certificateholder and the holder of the Great Lakes Crossing Companion Mortgage Loan (if the subject Mortgaged Property is the Great Lakes Crossing Mortgaged Property) and to the Class RCKB Directing Certificateholder (if the subject Mortgaged Property is the Ritz-Carlton Key Biscayne Mortgaged Property) a copy (or image in suitable electronic media) of each such written report prepared by it, in each case within 30 days following the request (or, if later, within 30 days following the later of completion of the related inspection if the inspection is performed by the Master Servicer or the Special Servicer, as applicable, or receipt of the related inspection report if the inspection is performed by a third-party). Upon request, the Trustee shall request from the Master Servicer or the Special Servicer, as applicable, and, to the extent such items have been delivered to the Trustee by the Master Servicer or the Special Servicer, as applicable, deliver to each of the Depositor, the Controlling Class Representative, the holder of the Great Lakes Crossing Companion Mortgage Loan or the Class GLC Directing Certificateholder (in the case of the Great Lakes Crossing Mortgaged Property), the Class RCKB Directing Certificateholder (in the case of the Ritz-Carlton Key Biscayne Mortgaged Property), any Certificateholder or, if the Trustee has in accordance with
Section 5.06(b) confirmed the Ownership Interest in Certificates held thereby, any Certificate Owner, a copy (or image in suitable electronic media) of each such written report prepared by the Master Servicer or the Special Servicer.

          (b) Commencing with respect to the calendar quarter ended March 31, 2003, the Special Servicer, in the case of any Specially Serviced Mortgage Loan, and the Master Servicer, in the case of each Performing Mortgage Loan, shall make reasonable efforts to collect promptly from each related Borrower quarterly and annual operating statements, budgets and rent rolls of the related Mortgaged Property, and quarterly and annual financial statements of such Borrower, whether or not delivery of such items is required pursuant to the terms of the related Mortgage. In addition, the Special Servicer shall cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and shall collect all such items promptly following their preparation. The Special Servicer shall deliver copies (or images in suitable electronic media) of all of the foregoing items so collected or obtained by it to the Master Servicer within 30 days of its receipt thereof.

          The Master Servicer shall maintain a CMSA Operating Statement Analysis Report with respect to each Mortgaged Property and REO Property. Within 60 days after receipt by the Master Servicer from the related Borrower or otherwise, as to a Performing Pooled Mortgage Loan, and within 30 days after receipt by the Master Servicer from the Special Servicer or otherwise, as to a Specially Serviced Pooled Mortgage Loan or an REO Property, of any annual operating statements or rent rolls with respect to any Mortgaged Property or REO Property, the Master Servicer shall, based upon such operating statements or rent rolls, prepare (or, if previously prepared, update) the CMSA Operating Statement Analysis Report for the subject Mortgaged Property or REO Property. The Master Servicer shall remit a copy of each CMSA Operating Statement Analysis Report prepared or updated by it (promptly following initial preparation and each update thereof), together with, if so requested, the underlying operating statements and rent rolls, to the Trustee and the Special Servicer in a format reasonably acceptable to the Trustee, the Master Servicer and the Special Servicer. The Trustee shall, upon request, request from the Master Servicer (if necessary) and, to the extent such items have been delivered to the Trustee by the Master Servicer, deliver to the Controlling Class Representative, any Certificateholder or, if the Trustee has in accordance with Section 5.06(b) confirmed the Ownership Interest in the Certificates held thereby, any Certificate Owner, a copy of the CMSA Operating Statement Analysis (or update thereof) for any Mortgaged Property or REO Property and, if requested, the related operating statement or rent rolls.

          Within 60 days (or, in the case of items received from the Special Servicer with respect to Specially Serviced Pooled Mortgage Loans and REO Properties, 30 days) after receipt by the Master Servicer of any quarterly or annual operating statements with respect to any Mortgaged Property or REO Property, the Master Servicer shall prepare or update and forward to the Trustee, the Special Servicer and the Controlling Class Representative (in an electronic format reasonably acceptable to the Trustee, the Master Servicer and the Special Servicer) a CMSA NOI Adjustment Worksheet for such Mortgaged Property or REO Property, together with, if so requested, the related quarterly or annual operating statements.

          If, with respect to any Performing Pooled Mortgage Loan, the Special Servicer has any questions for the related Borrower based upon the information received by the Special Servicer pursuant to Section 3.12(a) or 3.12(b), the Master Servicer shall, in this regard and without otherwise changing or modifying its duties hereunder, reasonably cooperate with the Special Servicer in assisting the Special Servicer to contact and solicit information from such Borrower.

          (c) Not later than 2:00 p.m. (New York City time) on the first Business Day following each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer and the Controlling Class Representative the following reports (or data files relating to reports of the Master Servicer) with respect to the Specially Serviced Pooled Mortgage Loans and REO Properties, providing the required information as of such Determination Date: (i) a CMSA Property File; and (ii) a CMSA Loan Periodic Update File (which, in each case, if applicable, will identify each subject Pooled Mortgage Loan by loan number and property name). At or before 2:00 p.m. (New York City time) on the first Business Day following each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer the following reports or the related data fields reflected in the reports reasonably requested with respect to the Specially Serviced Pooled Mortgage Loans and any REO Properties, providing the required information as of such Determination Date: (i) a CMSA Delinquent Loan Status Report; (ii) a CMSA Comparative Financial Status Report; (iii) a CMSA Historical Liquidation Report; (iv) a CMSA Historical Loan Modification and Corrected Mortgage Loan Report; and (v) a CMSA REO Status Report. In addition, the Special Servicer shall from time to time provide the Master Servicer with such information in the Special Servicer's possession regarding any Specially Serviced Pooled Mortgage Loan or REO Property as may be requested by the Master Servicer and is reasonably necessary for the Master Servicer to prepare each report and any supplemental information required to be provided by the Master Servicer to the Trustee.

          (d) Not later than 3:00 p.m. (New York City time) on the second Business Day following each Determination Date, the Master Servicer shall prepare (if and to the extent necessary) and deliver or cause to be delivered to the Trustee, in a computer-readable medium downloadable by the Trustee (or, at the Trustee's written request, in such other form reasonably acceptable to the recipient, including on a loan-by-loan basis), each of the files and reports comprising the CMSA Investor Reporting Package (excluding any CMSA Operating Statement Analysis Report, any CMSA NOI Adjustment Worksheet, the CMSA Bond Level File, the CMSA Collateral Summary File, the CMSA Loan Setup File and the CMSA Loan Periodic Update File), in each case providing the most recent information with respect to the Pooled Mortgage Loans and any REO Properties as of the related Determination Date (and which, in each case, if applicable, will identify each subject Pooled Mortgage Loan by loan number and property name); provided that the Master Servicer shall not be required to prepare and deliver any of the files and reports comprising the CMSA Investor Reporting Package (other than the CMSA Loan Periodic Update File) before the second Determination Date.

          The Master Servicer may, but is not required to, make any of the reports or files comprising the CMSA Investor Reporting Package prepared by it with respect to the Pooled Mortgage Loans and any REO Properties, available each month on the Master Servicer's internet website only with the use of a password, in which case the Master Servicer shall provide such password to (i) the other parties to this Agreement, who by their acceptance of such password shall be deemed to have agreed not to disclose such password to any other Person, (ii) the Rating Agencies and the Controlling Class Representative, and (iii) each Certificateholder and Certificate Owner who requests such password; provided that any such Certificateholder or Certificate Owner, as the case may be, has delivered a certification substantially in the form of Exhibit K-1 to the Trustee (with a copy to the Master Servicer). In connection with providing access to its internet website, the Master Servicer may require registration and the acceptance of a disclaimer and otherwise (subject to the preceding sentence) adopt reasonable rules and procedures, which may include, to the extent the Master Servicer deems necessary or appropriate, conditioning access on execution of an agreement governing the availability, use and disclosure of such information, and which may provide indemnification to the Master Servicer for any liability or damage that may arise therefrom.

          The Master Servicer shall on a monthly basis (in such format and at such times as the Controlling Class Representative may reasonably designate) deliver to the Controlling Class Representative the Payments Received after Determination Date Report and the Special Reconciliation Report.

          (e) The Special Servicer shall deliver to the Master Servicer the reports set forth in Section 3.12(b) and Section 3.12(c), and the Master Servicer shall deliver to the Trustee the reports set forth in Section 3.12(d), in an electronic format reasonably acceptable to the Special Servicer, the Master Servicer and the Trustee. The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(b) and Section 3.12(c). The Trustee may, absent manifest error, conclusively rely on the reports to be provided by the Master Servicer pursuant to Section 3.12(d). In the case of information or reports to be furnished by the Master Servicer to the Trustee pursuant to Section 3.12(d), to the extent that such information or reports are, in turn, based on information or reports to be provided by the Special Servicer pursuant to Section 3.12(b) or Section 3.12(c) or to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12(b) or Section 3.12(c), the Master Servicer shall have no obligation to provide such information or reports to the Trustee until it has received the requisite information or reports from the Special Servicer, and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by Section 3.12(d) caused by the Special Servicer's failure to timely provide any information or report required under Section 3.12(b) or Section 3.12(c) of this Agreement.

          (f) Notwithstanding the foregoing, however, the failure of the Master Servicer or the Special Servicer to disclose any information otherwise required to be disclosed by this Section 3.12 shall not constitute a breach of this
Section 3.12 to the extent the Master Servicer or the Special Servicer so fails because such disclosure, in the reasonable belief of the Master Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan Document prohibiting disclosure of information with respect to the Mortgage Loans or Mortgaged Properties or would constitute a waiver of the attorney-client privilege on behalf of the Trust. The Master Servicer and the Special Servicer may disclose any such information or any additional information to any Person so long as such disclosure is consistent with applicable law, the related Mortgage Loan Documents and the Servicing Standard. The Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

          (g) If the Master Servicer or the Special Servicer is required to deliver any statement, report or information under any provision of this Agreement, then the Master Servicer or the Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of


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such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on the Master Servicer's internet website or the Trustee's internet website, unless this Agreement expressly specifies a particular method of delivery. Notwithstanding the foregoing, the Trustee may request delivery in paper format of any statement, report or information required to be delivered to the Trustee and, unless the Trustee consents otherwise, clause (z) shall not apply to the delivery of any information required to be delivered to the Trustee.

          (h) The Master Servicer and the Special Servicer each shall, with the reasonable cooperation of the other parties hereto, deliver to each B-Note Mortgage Loan Holder all documents, statements, reports and information with respect to the related B-Note Mortgage Loan and/or the related Mortgaged Property as may be required under the related A/B Intercreditor Agreement.

          (i) The Master Servicer, the Special Servicer and the Trustee shall forward or otherwise make available to the Class GLC Directing Certificateholder all such reports, documents and other information (whether pursuant to this Section 3.12 or otherwise) that the Master Servicer, the Special Servicer or the Trustee, as the case may be, forwards or otherwise makes available to the Controlling Class Representative with respect to the Great Lakes Crossing Pooled Mortgage Loan or any related REO Property, on a concurrent basis.

          (j) The Master Servicer, the Special Servicer and the Trustee shall forward or otherwise make available to the Class RCKB Directing Certificateholder all such reports, documents and other information (whether pursuant to this Section 3.12 or otherwise) that the Master Servicer, the Special Servicer or the Trustee, as the case may be, forwards or otherwise makes available to the Controlling Class Representative with respect to the Ritz-Carlton Key Biscayne Pooled Mortgage Loan or any related REO Property, on a concurrent basis.

          (k) The Special Servicer shall prepare and deliver to the Master Servicer, and the Master Servicer shall prepare, if necessary, and deliver to the holder of the Great Lakes Crossing Companion Mortgage Loan, with respect to the Great Lakes Crossing Companion Mortgage Loan or any related REO Property, all of the same type of reports, documents and other information (whether pursuant to this Section 3.12 or otherwise) that the Special Servicer or the Master Servicer, as the case may be, is required to prepare and deliver to the Master Servicer, in the case of the Special Servicer, or to the Trustee, in the case of the Master Servicer, with respect to the Great Lakes Crossing Pooled Mortgage Loan or any related REO Property, on a concurrent basis.

          (l) Notwithstanding the foregoing, because the Master Servicer will not receive the Servicing Files until the Closing Date and will not have sufficient time to review and analyze such Servicing Files before the initial Distribution Date, the parties agree that the CMSA Loan Periodic Update File required to be delivered by the Master Servicer in May 2003 will be based solely upon information generated from actual collections received by the Master Servicer and from information the Depositor delivers or causes to be delivered to the Master Servicer (including but not limited to information prepared by third-party servicers of the Pooled Mortgage Loans and the Great Lakes Crossing Companion Mortgage Loan with respect to the period prior to the Closing Date). The Special Servicer shall from time to time (and, in any event, upon request) provide the Master Servicer with such information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as


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may be necessary for the Master Servicer to prepare each report and any supplemental information to be provided by the Master Servicer to the Trustee.

          Notwithstanding the foregoing, the failure of the Master Servicer or the Special Servicer to disclose any information otherwise required to be disclosed pursuant to this Section 3.12, Section 3.27, Section 4.02(a) or
Section 4.02(b) shall not constitute a breach of this Section 3.12, Section 3.27, Section 4.02(a) or Section 4.02(b) to the extent that the Master Servicer or the Special Servicer, as the case may be, so fails because such disclosure, in the reasonable belief of the Master Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan Document prohibiting disclosure of information with respect to the Pooled Mortgage Loans or the Mortgaged Properties, would constitute a waiver of the attorney-client privilege on behalf of the Trust or would otherwise materially harm the Trust Fund. The Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

          SECTION 3.13. Annual Statement as to Compliance.

          Each of the Master Servicer and the Special Servicer shall deliver to the Trustee, the Depositor, each Underwriter, the holder of the Great Lakes Crossing Companion Mortgage Loan, the Controlling Class Representative, the Class GLC Directing Certificateholder, the Class RCKB Directing Certificateholder and, to the extent required under the related A/B Intercreditor Agreement, each B-Note Mortgage Loan Holder, on or before May 1 of each year, beginning in 2004, an Officer's Certificate (the "Annual Performance Certification") stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has fulfilled all of its obligations under this Agreement in all material respects throughout such year (or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof), and (iii) the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding the qualification, or challenging the status, of any REMIC Pool as a REMIC or any Grantor Trust Pool as a Grantor Trust from the IRS or any other governmental agency or body (or, if it has received any such notice, specifying the details thereof); provided that each of the Master Servicer and the Special Servicer shall be required to deliver its Annual Performance Certification by March 15 in 2004; and provided, further, that each of the Master Servicer and the Special Servicer shall also be required to deliver its Annual Performance Certification by March 15 in any given year subsequent to 2004 if it has received written confirmation from the Trustee or the Depositor by January 31 of that year subsequent to 2004 that an Annual Report on Form 10-K is required to be filed in respect of the Trust for the preceding calendar year.

          SECTION 3.14. Reports by Independent Public Accountants.

          On or before May 1 of each year, beginning in 2004, each of the Master Servicer and the Special Servicer, at its expense, shall cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish a statement (the "Annual Accountants' Report") to the Trustee, the Depositor, each Underwriter, the holder of the Great Lakes Crossing Companion Mortgage Loan, the Controlling Class Representative, the Class GLC Directing Certificateholder, the Class RCKB Directing Certificateholder and, to the extent required under the


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related A/B Intercreditor Agreement, each B-Note Mortgage Loan Holder, to the effect that such firm has examined the servicing operations of the Master Servicer or the Special Servicer, as the case may be, for the previous calendar year and that, on the basis of such examination, conducted substantially in compliance with USAP, such firm confirms that the Master Servicer or the Special Servicer, as the case may be, has complied during such previous calendar year with the minimum servicing standards (to the extent applicable to commercial and multifamily mortgage loans) identified in USAP in all material respects, except for such significant exceptions or errors in records that, in the opinion of such firm, USAP requires it to report; provided that each of the Master Servicer and the Special Servicer shall be required to cause the delivery of its Annual Accountants' Report by March 15 in 2004; and provided, further, that each of the Master Servicer and the Special Servicer shall also be required to cause the delivery of its Annual Accountants' Report by March 15 in any given year subsequent to 2004 if it has received written confirmation from the Trustee or the Depositor by January 31 of that year that an Annual Report on Form 10-K is required to be filed in respect of the Trust for the preceding calendar year. In rendering its report such firm may rely, as to matters relating to the direct servicing of securitized commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers.

          The Master Servicer and the Special Servicer shall each reasonably cooperate with the Depositor in providing any other form of accountants' reports as may be required by the Commission in connection with the Commission's issuance of a no-action letter relating to the Depositor's reporting requirements in respect of the Trust pursuant to the Exchange Act, and the reasonable additional costs of providing such other forms of accountants' reports shall be borne by the Depositor.

          SECTION 3.15. Access to Certain Information.

          (a) Each of the Master Servicer and Special Servicer shall afford to the Trustee, any Fiscal Agent, the Depositor, each Rating Agency, the Controlling Class Representative, the holder of the Great Lakes Crossing Companion Mortgage Loan and, to the extent required under the related A/B Intercreditor Agreement, each B-Note Mortgage Loan Holder, and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, any Certificate Owner, the holder of the Great Lakes Crossing Companion Mortgage Loan or any B-Note Mortgage Loan Holder, access to any records regarding the Mortgage Loans and the servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law, the terms of the related Mortgage Loan Documents or contract entered into prior to the Closing Date or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it. The Master Servicer and the Special Servicer each may affix a reasonable disclaimer to any information provided by it for which it is not the original source (without suggesting liability on the part of any other party hereto). In connection with providing access to such records to the Controlling Class Representative, the holder of the Great Lakes Crossing Companion Mortgage Loan or a B-Note Mortgage Loan Holder, the Master Servicer and the Special Servicer may require registration (to the extent access is provided via the Master Servicer's internet website) and the acceptance of a reasonable and customary disclaimer and otherwise adopt reasonable rules and procedures, which may include, to the extent the Master Servicer or the Special Servicer, as applicable, deems necessary or appropriate, conditioning access on the execution and delivery of an agreement governing the availability, use and disclosure of such information.

          (b) Neither the Master Servicer nor the Special Servicer shall be liable for providing or disseminating information in accordance with the terms of this Agreement.

          (c) Upon the request of the Controlling Class Representative made not more frequently than once a month, or at such mutually acceptable time each month as the Controlling Class Representative shall reasonably designate, each of the Master Servicer and the Special Servicer shall, without charge, make a knowledgeable Servicing Officer available, at the option of the Controlling Class Representative either by telephone or at the office of such Servicing Officer, to answer questions from the Controlling Class Representative regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which the Master Servicer or the Special Servicer, as the case may be, is responsible.

          SECTION 3.16. Title to REO Property; REO Account.

          (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee, on behalf of the Certificateholders (or, if such REO Property relates to an A/B Mortgage Loan Pair or the Great Lakes Crossing Total Mortgage Loan, on behalf of the Certificateholders and the related B-Note Mortgage Loan Holder or on behalf of the Certificateholders and the holder of the Great Lakes Crossing Companion Mortgage Loan, as applicable) or, subject to Section 3.09(b), to a single member limited liability company of which the Trust is the sole member, which limited liability company is formed or caused to be formed by the Special Servicer at the expense of the Trust for the purpose of taking title to one or more REO Properties pursuant to this Agreement. Any such limited liability company formed by the Special Servicer shall be a manager-managed limited liability company, with the Special Servicer to serve as the initial manager to manage the property of the limited liability company, including any applicable REO Property, in accordance with the terms of this Agreement as if such property was held directly in the name of the Trust or Trustee under this Agreement. The Special Servicer, on behalf of the Trust (or, if the subject REO Property relates to an A/B Mortgage Loan Pair or the Great Lakes Crossing Total Mortgage Loan, on behalf of the Trust and the related B-Note Mortgage Loan Holder or on behalf of the Trust and the holder of the Great Lakes Crossing Companion Mortgage Loan, as applicable), shall sell any REO Property by the end of the third calendar year following the year in which the Trust acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies, more than 60 days prior to the expiration of such liquidation period, and is granted an extension of time (an "REO Extension") by the IRS to sell such REO Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, to the effect that the holding by the Trust of such REO Property subsequent to the end of the third calendar year following the year in which such acquisition occurred will not result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to any Grantor Trust Pool. Regardless of whether the Special Servicer applies for or is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel referred to in clause (ii) of such sentence, the Special Servicer shall act in accordance with the Servicing Standard to liquidate the subject REO Property on a timely basis within a customary and normal time frame for the sale of comparable properties. If the Special Servicer is granted such REO Extension or obtains such Opinion of Counsel with respect to any REO Property, the Special Servicer shall (i) promptly forward a copy of such REO Extension or Opinion of Counsel to the


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Trustee, and (ii) sell such REO Property within such extended period as is permitted by such REO Extension or contemplated by such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its applying for and being granted the REO Extension contemplated by clause (i) of the third preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the third preceding sentence, and for the creation of and the operating of a limited liability company, shall be covered by, and be reimbursable as, a Servicing Advance.

          (b) The Special Servicer shall segregate and hold all funds collected and received by it in connection with any REO Property separate and apart from its own funds and general assets. If title to any REO Property is acquired by or on behalf of the Trust (or, if such REO Property relates to an A/B Mortgage Loan Pair or the Great Lakes Crossing Total Mortgage Loan, on behalf of the Trust and the related B-Note Mortgage Loan Holder or on behalf of the Trust and the holder of the Great Lakes Crossing Companion Mortgage Loan, as applicable), then the Special Servicer shall establish and maintain one or more accounts (collectively, the "REO Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property. Each account that constitutes the REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, within one Business Day following receipt, all REO Revenues, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of an REO Property. Funds in the REO Account may be invested in Permitted Investments in accordance with Section
3.06. The Special Servicer shall be entitled to make withdrawals from the REO Account to pay itself, as Additional Special Servicing Compensation, interest and investment income earned in respect of amounts held in the REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Account for any related Investment Period). The Special Servicer shall give notice to the other parties hereto of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

          (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. On the Business Day following the end of each Collection Period, the Special Servicer shall withdraw from the REO Account and deposit, or deliver to the Master Servicer for deposit, into the Collection Account (or, if the subject REO Property relates to an A/B Mortgage Loan Pair or the Great Lakes Crossing Total Mortgage Loan, into the related A/B Mortgage Loan Pair Custodial Account or the GLCTML Custodial Account, as applicable), the aggregate of all amounts received in respect of each REO Property during such Collection Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that, in the case of each REO Property, the Special Servicer may retain in the REO Account such portion of such proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of such REO Property (including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses), such reserve not to exceed an amount sufficient to cover such items reasonably expected to be incurred during the following 12-month period.

          (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or 3.16(c).


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          SECTION 3.17. Management of REO Property.

          (a) Prior to the acquisition of title to any Mortgaged Property securing a defaulted Mortgage Loan, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust. If the Special Servicer determines from such review that:

               (i) None of the income from Directly Operating such Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or to the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"), then such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property;

               (ii) Directly Operating such Mortgaged Property as an REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided that in the judgment of the Special Servicer, exercised in accordance with the Servicing Standard, it is commercially reasonable) so lease or otherwise operate such REO Property; or

               (iii) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that no commercially reasonable means exists to operate such property as REO Property without the Trust incurring or possibly incurring an REO Tax on income from such property, then the Special Servicer shall deliver to the Trustee, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income and good faith estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the Trustee shall consult with the Special Servicer and shall advise the Special Servicer of the Trust's federal income tax reporting position with respect to the various sources of income that the Trust would derive under the Proposed Plan. In addition, the Trustee shall (to the maximum extent reasonably possible) advise the Special Servicer of the estimated amount of taxes that the Trust would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the Trustee, the Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property) or (B) manage and operate such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property.

          Subject to Section 3.17(b), the Special Servicer's decision as to how each REO Property shall be managed and operated shall be in accordance with the Servicing Standard. Neither the Special Servicer nor the Trustee shall be liable to the Certificateholders, the Trust, the other parties hereto or each other for errors in judgment made in good faith in the exercise of their discretion while performing their respective responsibilities under this Section 3.17(a) with respect to any REO Property. Nothing in this Section 3.17(a) is intended to prevent the sale of any REO Property pursuant to the terms and subject to the conditions of Section 3.18.


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

          (b) If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders (or, if such REO Property relates to an A/B Mortgage Loan Pair or the Great Lakes Crossing Total Mortgage Loan, for the benefit of the Certificateholders and the related B-Note Mortgage Loan Holder or for the benefit of the Certificateholders and the holder of the Great Lakes Crossing Companion Mortgage Loan, as applicable) solely for the purpose of its prompt disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or, except as contemplated by Section 3.17(a), result in the receipt by any REMIC Pool of any "income from non-permitted assets" within the meaning of
Section 860F(a)(2)(B) of the Code, in an Adverse REMIC Event with respect to any REMIC Pool or in an Adverse Grantor Trust Event with respect to any Grantor Trust Pool. Except as contemplated by Section 3.17(a), the Special Servicer shall not enter into any lease, contract or other agreement with respect to any REO Property that causes the Trust to receive, and (unless required to do so under any lease, contract or agreement to which the Special Servicer or the Trust may become a party or successor to a party due to a foreclosure, deed-in-lieu of foreclosure or other similar exercise of a creditor's rights or remedies with respect to the related Mortgage Loan(s)) shall not, with respect to any REO Property, cause or allow the Trust to receive, any "net income from foreclosure property" that is subject to taxation under the REMIC Provisions. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection with the administration of any REO Property, as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO Property, including:

               (i) all insurance premiums due and payable in respect of such REO Property;

               (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

               (iii) any ground rents in respect of such REO Property; and

               (iv) all other costs and expenses necessary to maintain, lease, sell, protect, manage, operate and restore such REO Property.

To the extent that amounts on deposit in the REO Account with respect to any REO Property are insufficient for the purposes contemplated by the preceding sentence with respect to such REO Property, the Master Servicer shall, at the direction of the Special Servicer, make a Servicing Advance of such amounts as are necessary for such purposes unless the Master Servicer or the Special Servicer determines, in its reasonable judgment, that such advances would, if made, be Nonrecoverable Servicing Advances; provided, however, that the Master Servicer may in its sole discretion make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

          (c) The Special Servicer may contract with any Independent Contractor for the operation and management of any REO Property; provided that:

               (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;


                                     -174-

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               (ii) the fees of such Independent Contractor (which shall be expenses of the Trust) shall be reasonable and customary in consideration of the nature and locality of the REO Property;

               (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor, in a timely manner, (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed in Section 3.17(b) above, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

               (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

               (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. To the extent the costs of any contract with any Independent Contractor for the operation and management of any REO Property are greater that the revenues available from such property, such excess costs shall be covered by, and be reimbursable as, a Servicing Advance.

          SECTION 3.18. Fair Value Option; Sale of REO Properties.

          (a) The parties hereto may sell or purchase, or permit the sale or purchase of, a Pooled Mortgage Loan or REO Property only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by: Section 2.03 and Section 9.01 of this Agreement; the Mortgage Loan Purchase Agreements; the Column Performance Guarantee; and the related Mortgage Loan Documents.

          (b) If any Pooled Mortgage Loan becomes a Specially Designated Defaulted Pooled Mortgage Loan, then the Special Servicer shall so notify the Trustee, the Controlling Class Representative, the Master Servicer, the Class GLC Directing Certificateholder (if the subject Pooled Mortgage Loan is the Great Lakes Crossing Pooled Mortgage Loan) and the Class RCKB Directing Certificateholder (if the subject Pooled Mortgage Loan is the Ritz-Carlton Key Biscayne Pooled Mortgage Loan), and the Trustee shall, in turn, notify the Holder(s) of the Controlling Class, in writing. In addition, the Special Servicer shall determine (in accordance with the Servicing Standard, taking into account the considerations contemplated by the following paragraph, but without regard to the Purchase Option provided for in Section 3.18(c) below), and report to the Trustee, the Master Servicer and the Controlling Class Representative, the Fair Value of such Pooled Mortgage Loan. The Special Servicer's determination of the Fair Value of any Specially Designated Defaulted Pooled Mortgage Loan shall be made as soon as reasonably practicable, but in no event later than 20 days after the Special Servicer receives the requisite Appraisal or any other third-party reports that it deems necessary to make the


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determination. If at any time the Special Servicer becomes aware of any circumstances or conditions that have occurred or arisen with respect to any Specially Designated Defaulted Pooled Mortgage Loan or the related Mortgaged Property subsequent to, and that would, in the Special Servicer's reasonable judgment, materially affect, the Special Servicer's most recent Fair Value determination with respect to such Specially Designated Defaulted Pooled Mortgage Loan, then the Special Servicer shall redetermine (in the same manner as provided above, but taking into account such new circumstances or conditions known to the Special Servicer), and report to the Trustee, the Controlling Class Representative, the Master Servicer, the holder of the Great Lakes Crossing Companion Mortgage Loan (if the subject Pooled Mortgage Loan is the Great Lakes Crossing Pooled Mortgage Loan), the Class GLC Directing Certificateholder (if the subject Pooled Mortgage Loan is the Great Lakes Crossing Pooled Mortgage
Loan) and the Class RCKB Directing Certificateholder (if the subject Pooled Mortgage Loan is the Ritz-Carlton Key Biscayne Pooled Mortgage Loan), and the Trustee shall, in turn, report to the Holder(s) of the Controlling Class, the updated Fair Value of the subject Specially Designated Defaulted Pooled Mortgage Loan.

          In determining the Fair Value of any Specially Designated Defaulted Pooled Mortgage Loan, the Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Pooled Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the related Mortgaged Property is located, and the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property or working out such Pooled Mortgage Loan. In addition, the Special Servicer shall refer to all relevant information contained in the Servicing File, shall take into account the most recent Appraisal obtained or conducted with respect to the related Mortgaged Property in the preceding 12-month period in accordance with this Agreement and shall not determine the Fair Value of any Specially Designated Defaulted Pooled Mortgage Loan without such an Appraisal; provided that the Special Servicer shall take account of any change in the circumstances regarding or the condition of the related Mortgaged Property known to the Special Servicer that has occurred or arisen subsequent to, and that would materially affect the value of the related Mortgaged Property reflected in, such Appraisal. Furthermore, the Special Servicer shall consider available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. The Special Servicer may, to the extent it is reasonable to do so, conclusively rely on any opinions or reports of Independent third parties in making such determination. All reasonable costs and expenses incurred by the Special Servicer pursuant to this Section 3.18(b) shall constitute, and be reimbursable as, Servicing Advances. The other parties to this Agreement shall cooperate with all reasonable requests for information made by the Special Servicer in order to allow the Special Servicer to perform its duties pursuant to this Section 3.18(b).

          (c) The Majority Controlling Class Certificateholder (exclusive of the Depositor, Column, KeyBank, or any of their respective Affiliates and/or agents) may, at its option, purchase from the Trust any Specially Designated Defaulted Pooled Mortgage Loan (such option, the "Purchase Option"), at a cash price (the "Option Price") equal to the Fair Value of such Pooled Mortgage Loan (as most recently determined by the Special Servicer and reported to the Trustee and the Master Servicer as provided in Section 3.18(b) above) or, if no such Fair Value has yet been established as provided in Section 3.18(b) above or if the Special Servicer is in the process of redetermining such Fair Value because of a change in circumstances, equal to the Purchase Price; provided that:


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               (i) the Purchase Option with respect to any Specially Designated
     Defaulted Pooled Mortgage Loan will remain in effect only for the period (the "Option Period") that commences on the date that such Pooled Mortgage Loan first becomes a Specially Designated Defaulted Pooled Mortgage Loan and ends on the earliest of (A) the date on which such Pooled Mortgage Loan becomes a Corrected Pooled Mortgage Loan or otherwise ceases to be a Specially Designated Defaulted Pooled Mortgage Loan, (B) the date on which a Liquidation Event occurs with respect to such Pooled Mortgage Loan, and
     (C) the related Mortgaged Property becomes an REO Property;

               (ii) the Purchase Option with respect to any Specially Designated Defaulted Pooled Mortgage Loan will be assignable by the Majority Controlling Class Certificateholder during the Option Period to a third party other than the Depositor, Column, KeyBank, or one of their respective Affiliates and/or agents (provided that the parties hereto are notified in writing of the assignment);

               (iii) if the Purchase Option with respect to any Specially Designated Defaulted Pooled Mortgage Loan is not exercised by the Majority Controlling Class Certificateholder or any assignee thereof within 30 days after the Fair Value of such Pooled Mortgage Loan has initially been established as provided in Section 3.18(b) above, then the Majority Controlling Class Certificateholder shall be deemed to have assigned such Purchase Option, for a 30-day period only, to the Special Servicer;

               (iv) during the 30-day period following the assignment to it of the Purchase Option with respect to any Specially Designated Defaulted Pooled Mortgage Loan, the Special Servicer shall be entitled to exercise such Purchase Option or to assign such Purchase Option to a third party other than the Depositor, Column, KeyBank, or one of their respective Affiliates and/or agents (provided that the other parties hereto are notified in writing of the assignment);

               (v) if the Purchase Option with respect to any Specially Designated Defaulted Pooled Mortgage Loan is not exercised by the Special Servicer or its assignee within the 30-day period following the assignment of such Purchase Option to the Special Servicer as contemplated by clause
     (iii) above, then such Purchase Option will automatically revert to the Majority Controlling Class Certificateholder;

               (vi) prior to any exercise of the Purchase Option with respect to any Specially Designated Defaulted Pooled Mortgage Loan by the Special Servicer or any Affiliate or assignee thereof, subject to the following paragraph, the Master Servicer shall confirm and report to the Trustee and the Special Servicer (or, if the Master Servicer and the Special Servicer are the same Person or Affiliates, the Trustee, upon reasonable notice, shall confirm and report to the Special Servicer) whether it believes that the Special Servicer's determination of the Fair Value of such Pooled Mortgage Loan reasonably reflects an amount no less than that which would, in its judgment, be realized in connection with a sale of such Pooled Mortgage Loan if it were offered in a commercially reasonable manner and an open bid auction were conducted; provided that the Special Servicer may revise any such Fair Value determination that is rejected by the Master Servicer (or, if applicable, the Trustee); and

               (vii) any purchase option provided for with respect to a Specially Designated Defaulted Pooled Mortgage Loan pursuant to this
     Section 3.18(c) shall, (i) in the case of the


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     Great Lakes Crossing Pooled Mortgage Loan, be subject to the right of the holder of the Great Lakes Crossing Companion Mortgage Loan to purchase the Great Lakes Crossing Pooled Mortgage Loan pursuant to the terms of the Great Lakes Crossing Intercreditor Agreement, (ii) in the case of the Great Lakes Crossing Pooled Mortgage Loan, be subject to the rights of the Class GLC Directing Certificateholder to purchase the Great Lakes Crossing Pooled Mortgage Loan, in accordance with the provisions of Section 3.27 and (iii) in the case of the Ritz-Carlton Key Biscayne Pooled Mortgage Loan, be subject to the rights of the Class RCKB Directing Certificateholder to purchase the Ritz-Carlton Key Biscayne Pooled Mortgage Loan, in accordance with the provisions of Section 3.27.

          Notwithstanding anything contained in clause (vi) of the preceding paragraph to the contrary, if the Master Servicer or the Trustee is required to confirm or reject the Special Servicer's Fair Value determination as contemplated by such clause (vi), either such party may (at its option) designate an Independent third party, with adequate experience in the trading of defaulted mortgage loans, to confirm the Special Servicer's Fair Value determination as contemplated by such clause (vi). In the event that the Master Servicer or the Trustee designates such a third party to make such determination, neither the Master Servicer nor the Trustee will assume any responsibility for such third party's determination, and the Master Servicer and the Trustee shall be entitled to conclusively rely upon such third party's determination. The Master Servicer may pay itself (or the Trustee, as the case may be) a fee of up to $2,500 in connection with any such confirmation of a Special Servicer's Fair Value determination, plus (subject to the next sentence) related costs and expenses out of the Collection Account. The reasonable costs of all confirming third-party's fees and expenses and all appraisals, inspection reports and broker opinions of value, incurred by the Master Servicer or the Trustee pursuant to this paragraph or clause (vi) of the preceding paragraph shall be advanced by the Master Servicer and shall constitute, and be reimbursable as, Servicing Advances.

          Any party entitled to do so may exercise the Purchase Option with respect to any Specially Designated Defaulted Pooled Mortgage Loan by providing to the Trustee, the Master Servicer and the Special Servicer--

          (i) written notice of its intention to purchase such Mortgage Loan at the Option Price; and

          (ii) if such party is the assignee of the Special Servicer or the Majority Controlling Class Certificateholder, evidence of its right to exercise such Purchase Option.

The actual purchase of such Specially Designated Defaulted Pooled Mortgage Loan shall occur (by delivery of cash in the amount of the applicable Option Price to the Special Servicer for deposit in the Collection Account) no later than 20 days after the later of (i) such exercise of the Purchase Option with respect to such Pooled Mortgage Loan and (ii) if applicable, the confirmation of the Special Servicer's Fair Value of such Pooled Mortgage Loan in accordance with clause (vi) of the first paragraph of this Section 3.18(c) and/or in accordance with the second paragraph of this Section 3.18(c).

          Notwithstanding the Purchase Option provided for in this Section 3.18(c), the Special Servicer shall proceed in respect of any Specially Designated Defaulted Pooled Mortgage Loan in accordance with Section 3.09 and/or
Section 3.20, without regard to such Purchase Option.

          If the Great Lakes Crossing Pooled Mortgage Loan becomes a Specially Designated Defaulted Pooled Mortgage Loan, the Special Servicer shall deliver to the holder of the Great Lakes Crossing Companion Mortgage Loan copies of all written and/or electronic information used by the Special Servicer to establish the Fair Value of the Great Lakes Crossing Pooled Mortgage Loan, together with, at the expense of such holder, such other information as such holder may reasonably request to perform a similar valuation of the Great Lakes Crossing Companion Mortgage Loan.

          (d) The Special Servicer shall use its reasonable efforts, consistent with the Servicing Standard, to solicit cash bids for each REO Property in such manner as will be reasonably likely to realize a fair price (determined pursuant to Section 3.18(e) below) for any REO Property within a customary and normal time frame for the sale of comparable properties (and, in any event, within the time period provided for by Section 3.16(a)). The Special Servicer shall accept the first (and, if multiple cash bids are received by a specified bid date, the highest) cash bid received from any Person that constitutes a fair price (determined pursuant to Section 3.18(e) below) for such REO Property. If the Special Servicer reasonably believes that it will be unable to realize a fair price (determined pursuant to Section 3.18(e) below) with respect to any REO Property within the time constraints imposed by Section 3.16(a), then the Special Servicer shall, consistent with the Servicing Standard and subject to
Section 3.24, dispose of such REO Property upon such terms and conditions as it shall deem necessary and desirable to maximize the recovery thereon under the circumstances.

          The Special Servicer shall give the Trustee and the Controlling Class Representative (and, in the case of the Great Lakes Crossing Total Mortgage Loan, the Class GLC Directing Certificateholder and the holder of the Great Lakes Crossing Companion Mortgage Loan, and, in the case of the Ritz-Carlton Key Biscayne Pooled Mortgage Loan, the Class RCKB Directing Certificateholder) not less than five (5) Business Days' prior written notice of its intention to sell any REO Property pursuant to this Section 3.18(d). No Interested Person shall be obligated to submit a bid to purchase any REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any REO Property pursuant hereto.

          (e) Whether any cash bid constitutes a fair price for any REO Property for purposes of Section 3.18(d), shall be determined by the Special Servicer or, if such cash bid is from an Interested Person, by the Trustee. In determining whether any bid received from an Interested Person represents a fair price for any REO Property, the Trustee shall be supplied with and shall be entitled to rely on the most recent Appraisal in the related Servicing File conducted in accordance with this Agreement within the preceding 12-month period (or, in the absence of any such Appraisal or if there has been a material change at the subject property since any such Appraisal, on a new Appraisal to be obtained by the Special Servicer, the cost of which shall be covered by, and be reimbursable as, a Servicing Advance). The appraiser conducting any such new Appraisal shall be a Qualified Appraiser that is (i) selected by the Special Servicer if neither the Special Servicer nor any Affiliate thereof is bidding with respect to the subject REO Property and (ii) selected by the Trustee if either the Special Servicer or any Affiliate thereof is so bidding. Where any Interested Person is among those bidding with respect to any REO Property, the Special Servicer shall require that all bids be submitted to it (or, if the Special Servicer is bidding, be submitted to the Trustee) in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. In determining whether any bid from a Person other than an Interested Person constitutes a fair price for any REO Property, the Special Servicer shall take into account the results of any Appraisal or updated Appraisal that it or the Master Servicer may have obtained in accordance with this Agreement within the prior twelve (12) months, as well as, among other factors, the occupancy level and physical condition of the REO Property, the state of the then current local economy and commercial real estate market where the REO Property is located and the obligation to dispose of any REO Property within a customary and normal time frame for the sale of comparable properties (and, in any event, within the time period specified in Section 3.16(a)). The Purchase Price for any REO Property shall in all cases be deemed a fair price. Notwithstanding the other provisions of this
Section 3.18, no cash bid from the Special Servicer or any Affiliate thereof shall constitute a fair price for any REO Property unless such bid is the highest cash bid received and at least two Independent bids (not including the bid of the Special Servicer or any Affiliate) have been received. In the event the bid of the Special Servicer or any Affiliate thereof is the only bid received or is the higher of only two bids received, then additional bids shall be solicited. If an additional bid or bids, as the case may be, are received for any REO Property and the original bid of the Special Servicer or any Affiliate thereof is the highest of all cash bids received, then the bid of the Special Servicer or such Affiliate shall be accepted; provided that the Trustee has otherwise determined, as provided above in this Section 3.18(e), that such bid constitutes a fair price for the subject REO Property. Any bid by the Special Servicer for any REO Property shall be unconditional; and, if accepted, the subject REO Property shall be transferred to the Special Servicer without recourse, representation or warranty other than customary representations as to title given in connection with the sale of a real property.

          (f) Subject to Sections 3.18(a) through 3.18(e) above, the Special Servicer shall act on behalf of the Trustee in negotiating with Independent third parties in connection with the sale of any REO Property and taking any other action necessary or appropriate in connection with the sale of any Specially Designated Defaulted Pooled Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith. In connection with the sale of any REO Property, the Special Servicer may charge prospective bidders, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or evaluating bids without obligation to deposit such amounts into the Collection Account, the GLCTML Custodial Account or an A/B Mortgage Loan Pair Custodial Account. Any sale of a Specially Designated Defaulted Pooled Mortgage Loan or any REO Property shall be final and without recourse to the Trustee or the Trust, and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor the Trustee shall have any liability to any Certificateholder, the holder of the Great Lakes Crossing Companion Mortgage Loan or any related B-Note Mortgage Loan Holder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

          (g) Any sale of any Specially Designated Defaulted Pooled Mortgage Loan or REO Property shall be for cash only.

          (h) The purchase price for any Specially Designated Defaulted Pooled Mortgage Loan or REO Property sold under this Section 3.18 shall be deposited into (or, in the case of an REO Property, transferred from the REO Account to) the Collection Account (or, in the case of an REO Property that relates to an A/B Mortgage Loan Pair or the Great Lakes Crossing Total Mortgage Loan, the related A/B Mortgage Loan Pair Custodial Account or the GLCTML Custodial Account, as applicable), and the Trustee, upon receipt of written notice from the Master Servicer to the effect that such deposit has been made (based upon notification by the Special Servicer to the Master Servicer of the amount of the purchase price), shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest ownership of such Pooled Mortgage Loan or REO Property in the Person who purchased such Pooled Mortgage Loan or REO Property.

          (i) The parties hereto acknowledge the purchase options of the holder of the Great Lakes Crossing Companion Mortgage Loan with respect to the Great Lakes Crossing Pooled Mortgage Loan provided for in Section 3.27(g) and Section 3.27(h). The purchase price paid by the holder of the Great Lakes Crossing Companion Mortgage Loan for the Great Lakes Crossing Total Mortgage Loan in accordance with either such purchase option shall be deposited into the Collection Account, and the Trustee, upon receipt of written notice from the Master Servicer to the effect that such deposit and transfer has been made, shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest ownership of the Great Lakes Crossing Pooled Mortgage Loan in the holder of the Great Lakes Crossing Companion Mortgage Loan.

          (j) The parties hereto acknowledge the purchase option of each B-Note Mortgage Loan Holder with respect to the related Pooled A-Note Mortgage Loan provided for in the related A/B Intercreditor Agreement. The purchase price paid by any B-Note Mortgage Loan Holder for the related Pooled A-Note Mortgage Loan in accordance with such purchase option shall be deposited into the Collection Account, and the Trustee, upon receipt of written notice from the Master Servicer to the effect that such deposit has been made, shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest ownership of such Pooled A-Note Mortgage Loan in the related B-Note Mortgage Loan Holder.

          (k) If pursuant to any purchase option provided for in the related Mezzanine Loan Intercreditor Agreement, a Mezzanine Loan Holder purchases any Pooled Mortgage Loan, then the purchase price paid by such Mezzanine Loan Holder for such Pooled Mortgage Loan in accordance with such purchase option shall be deposited into the Collection Account, and the Trustee, upon receipt of written notice from the Master Servicer to the effect that such deposit has been made, shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest ownership of such Pooled Mortgage Loan in such Mezzanine Loan Holder.

          SECTION 3.19. Additional Obligations of Master Servicer.

          (a) The Master Servicer shall deliver to the Trustee for deposit in the Distribution Account by 1:00 p.m. (New York City time) on each Master Servicer Remittance Date, without any right of reimbursement therefor, a cash payment (a "Compensating Interest Payment") in an amount equal to the lesser of
(i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received during the most recently ended Collection Period with respect to the Mortgage Pool, and (ii) the aggregate of
(A) that portion of the Master Servicer's aggregate Master Servicing Fees for the related Collection Period that is, in the case of each and every Pooled Mortgage Loan and Pooled REO Loan for which such Master Servicing Fees are being paid in such Collection Period, calculated at 0.02% per annum, and (B) all Prepayment Interest Excesses and, to the extent earned on Principal Prepayments, Net Investment Earnings received by the Master Servicer during the most recently ended Collection Period; provided, however, that if a Prepayment Interest Shortfall occurs as a result of the Master Servicer's allowing the related Borrower to deviate from the terms of the related Mortgage Loan Documents regarding Principal Prepayments (other than (X) subsequent to a material default under the related Mortgage Loan Documents, (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Controlling Class Representative), then, for purposes of calculating the Compensating Interest Payment for the subject Collection Period, the rate referred to in clause (ii)(A) above shall be 0.05% per annum (except as to the Pooled Mortgage Loans secured by the Mortgaged Properties identified on the Pooled Mortgage Loan Schedule as Fairmount Place II, Southside Village Shopping Center, Gray Road Industrial, Michigan Equities U Portfolio, Parkleigh North Apartments, Crescent at Carlyle, The Carl Zeiss Building and BAE Systems Building, for which it shall in each case be 0.02% per annum); and provided, further, that the rights of the Certificateholders to offset the aggregate Prepayment Interest Shortfalls shall not be cumulative.

          (b) No more frequently than once per calendar month, the Special Servicer may require the Master Servicer, and the Master Servicer shall be obligated, out of the Master Servicer's own funds, to reimburse the Special Servicer for any unreimbursed Servicing Advances (other than Nonrecoverable Servicing Advances) made by the Special Servicer, together with interest thereon at the Reimbursement Rate from the date made to, but not including, the date of reimbursement. Such reimbursement and any accompanying payment of interest shall be made within ten Business Days of the written request therefor by wire transfer of immediately available funds to an account designated by the Special Servicer. Upon the Master Servicer's reimbursement to the Special Servicer of any Servicing Advance and payment to the Special Servicer of interest thereon, all in accordance with this Section 3.19(b), the Master Servicer shall for all purposes of this Agreement be deemed to have made such Servicing Advance at the same time as the Special Servicer actually made such Servicing Advance, and accordingly, the Master Servicer shall be entitled to reimbursement for such Servicing Advance, together with interest thereon in accordance with Section 3.05(a) or 3.04(e), as applicable, and Section 3.11(g), at the same time, in the same manner and to the same extent as the Master Servicer would otherwise have been entitled if it had actually made such Servicing Advance at the time the Special Servicer did.

          Notwithstanding anything to the contrary contained in any other Section of this Agreement, if the Special Servicer is required under this Agreement to make a Servicing Advance with respect to any Mortgage Loan or REO Property, but does not desire to do so, then the Special Servicer may, in its sole discretion, request that the Master Servicer make such Servicing Advance. Any such request shall be made, in writing, in a timely manner that does not adversely affect the interests of any Certificateholder (and, in any event, to the extent reasonably practicable, at least five Business Days in advance of the date on which the subject Servicing Advance is to be made) and shall be accompanied by such information and documentation regarding the subject Servicing Advance as the Master Servicer may reasonably request; provided, however, that the Special Servicer shall not be entitled to make such a request of the Master Servicer (other than for emergency advances) more frequently than once per calendar month (although such request may relate to more than one Servicing Advance). The Master Servicer shall have the obligation to make any such Servicing Advance (other than a Nonrecoverable Servicing Advance) that it is so requested by the Special Servicer to make, within five (5) Business Days of the Master Servicer's receipt of such request. If the request is timely and properly made, the Special Servicer shall be relieved of any obligations with respect to a Servicing Advance that it so requests the Master Servicer to make with respect to any Mortgage Loan or REO Property (regardless of whether or not the Master Servicer shall make such Servicing Advance). The Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the Special Servicer, together with interest thereon in accordance with Section 3.05(a) or 3.04(e), as applicable, and Section 3.11(g), at


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

the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advances made thereby.

          Notwithstanding the foregoing provisions of this Section 3.19(b), the Master Servicer shall not be required to reimburse the Special Servicer for, or to make at the direction of the Special Servicer, any Servicing Advance if the Master Servicer determines in its reasonable judgment that such Servicing Advance, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is in fact a Nonrecoverable Servicing Advance. The Master Servicer shall notify the Special Servicer in writing of such determination and, if applicable, such Nonrecoverable Servicing Advance, if previously made by the Special Servicer, shall be reimbursed to the Special Servicer pursuant to
Section 3.05(a).

          (c) Promptly following the occurrence of an Appraisal Trigger Event with respect to any Pooled Mortgage Loan, the Special Servicer shall obtain (or, if such Pooled Mortgage Loan has a Stated Principal Balance of $2,000,000 or less, unless the Controlling Class Representative permits or requires otherwise, conduct) an Appraisal of the related Mortgaged Property, unless an Appraisal thereof had previously been obtained (or, if applicable, conducted) within the preceding 12-month period and there has been no subsequent material change in the circumstances surrounding the related Mortgaged Property that, in the judgment of the Special Servicer, would materially affect the value of the property in the earlier Appraisal, and shall deliver a copy of such Appraisal to the Trustee, the Master Servicer and the Controlling Class Representative. If such Appraisal is obtained from a Qualified Appraiser, the cost thereof shall be covered by, and be reimbursable as, a Servicing Advance. Promptly following the receipt of, and based upon, such Appraisal, the Special Servicer shall determine and report to the Trustee, the Master Servicer and the Controlling Class Representative the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

          For so long as any Pooled Mortgage Loan or Pooled REO Loan remains a Required Appraisal Loan, the Special Servicer shall, within 30 days of each anniversary of such loan's having become a Required Appraisal Loan, obtain (or, if such Required Appraisal Loan has a Stated Principal Balance of $2,000,000 or less, unless the Controlling Class Representative permits or requires otherwise, conduct) an update of the prior Appraisal. If such update is obtained from a Qualified Appraiser, the cost thereof shall be covered by, and be reimbursable as, a Servicing Advance. Promptly following the receipt of, and based upon, such update, the Special Servicer shall redetermine and report to the Trustee and the Master Servicer the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

          The Controlling Class Representative shall have the right at any time within six months of the date of the receipt of any Appraisal to require that the Special Servicer obtain a new Appraisal of the subject Mortgaged Property in accordance with MAI standards, at the expense of the Controlling Class Certificateholders, and upon receipt of such Appraisal the Special Servicer shall redetermine the Appraisal Reduction Amount.

          (d) In connection with each prepayment of principal received hereunder, the Master Servicer shall calculate any applicable Prepayment Premium or Yield Maintenance Charge, as the case may be, payable under any Pooled Mortgage Loan. Promptly following its determination thereof, the Master Servicer shall disclose to the Trustee and, upon request, to any Certificateholder and, in the case of a B-

Note Mortgage Loan or the Great Lakes Crossing Companion Mortgage Loan, to the related B-Note Mortgage Loan Holder or the holder of the Great Lakes Crossing Companion Mortgage Loan, as applicable, its calculation of any such Prepayment Premium or Yield Maintenance Charge, including, in the case of a Yield Maintenance Charge, the U.S. Treasury rate and, if different, the discount rate used to calculate such Yield Maintenance Charge.

          (e) With respect to each Pooled Mortgage Loan that provides for defeasance, the Master Servicer shall, to the extent permitted by the terms of the related Mortgage Loan Documents, require the related Borrower (i) to provide replacement collateral consisting of U.S. government securities within the meaning of Treasury regulation section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Pooled Mortgage Loan (or defeased portion thereof) when due (and assuming, in the case of a Pooled ARD Mortgage Loan, to the extent consistent with the related Mortgage Loan Documents, that such Pooled Mortgage Loan matures on its Anticipated Repayment Date), (ii) to deliver a certificate from an independent certified public accounting firm certifying that the replacement collateral is sufficient to make such payments,
(iii) at the option of the Master Servicer, to designate a single purpose entity (which may be a subsidiary of the Master Servicer established for the purpose of assuming all defeased Pooled Mortgage Loans) to assume the subject Pooled Mortgage Loan (or defeased portion thereof) and own the defeasance collateral,
(iv) to implement such defeasance only after the second anniversary of the Closing Date, (v) to provide an Opinion of Counsel that the Trustee has a perfected, first priority security interest in the new collateral, and (vi) in the case of a partial defeasance of the Pooled Mortgage Loan, to defease a principal amount equal to at least 125% of the allocated loan amount for the Mortgaged Property or Properties to be released. If, in the case of Moody's, the subject Pooled Mortgage Loan has a Cut-off Date Principal Balance less than $20,000,000 and an outstanding principal balance less than 2% of the then aggregate Stated Principal Balance of the Mortgage Pool or, in the case of Fitch, the affected Pooled Mortgage Loan, individually or together with all other Pooled Mortgage Loans, if any, that are in the same Cross-Collateralized Group as such Pooled Mortgage Loan, has a Stated Principal Balance in excess of 5% of the then aggregate Stated Principal Balance of the Mortgage Pool or is one of the ten largest Pooled Mortgage Loans based on Stated Principal Balance, and if either the terms of the subject Pooled Mortgage Loan permit the Master Servicer to impose the foregoing requirements or the Master Servicer satisfies such requirements on its own, then confirmation that such defeasance will not result in an Adverse Rating Event is not required from the subject Rating Agency. In such case, the Master Servicer shall provide the Rating Agencies and the Controlling Class Representative with notice that the foregoing requirements have been met with respect to the subject Pooled Mortgage Loan. However, if the subject Pooled Mortgage Loan has a Cut-off Date Principal Balance greater than or equal to $20,000,000 or an outstanding principal balance greater than or equal to 2% of the aggregate Stated Principal Balance of the Mortgage Pool, or if the terms of the subject Pooled Mortgage Loan do not permit the Master Servicer to impose such requirements and the Master Servicer does not satisfy such requirements on its own (or, with respect to Fitch, the affected Pooling Mortgage Loan, individually or together with all other Pooled Mortgage Loans, if any, that are in the same Cross-Collateralized Group as such Pooled Mortgage Loan, has a Stated Principal Balance in excess of 5% of the then aggregate Stated Principal Balance of the Mortgage Pool or is one of the ten largest Pooled Mortgage Loans based on Stated Principal Balance), then the Master Servicer shall so notify the Rating Agencies and the Controlling Class Representative and, so long as the imposition of such a requirement would not violate applicable law or the related Mortgage Loan Documents, obtain a confirmation that such defeasance will not result in an Adverse Rating Event. Subject to the related Mortgage Loan Documents and applicable law, the Master Servicer shall not execute a defeasance unless (i) the subject Pooled Mortgage Loan requires the related Borrower to pay all Rating Agency fees associated with defeasance (if Rating Agency confirmation of no-downgrade is a


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specific condition precedent thereto) and all expenses associated with defeasance or other arrangements for payment of such costs are made at no expense to the Trust Fund or the Master Servicer (provided, however, that in no event shall such proposed "other arrangements" result in any liability to the Trust Fund including any indemnification of the Master Servicer or the Special Servicer which may result in legal expenses to the Trust Fund), and (ii) the related Borrower is required to provide all Opinions of Counsel, including Opinions of Counsel that the defeasance will not cause an Adverse REMIC Event or an Adverse Grantor Trust Event and that the related Mortgage Loan Documents are fully enforceable in accordance with their terms (subject to bankruptcy, insolvency and similar standard exceptions), and any applicable rating confirmations.

          Subject to the last sentence of Section 3.01(e), the provisions of this Section 3.19(e) shall apply to any defeasance of the Great Lakes Crossing Companion Mortgage Loan to the same extent as they apply to the Great Lakes Crossing Pooled Mortgage Loan.

          (f) The Master Servicer shall, as to each Pooled Mortgage Loan which is secured by the interest of the related Borrower under a Ground Lease, promptly (and in any event within 45 days) after the Closing Date notify the related ground lessor of the transfer of such Pooled Mortgage Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.

          (g) If a Pooled Mortgage Loan provides or allows that the related Borrower's failure to make any Monthly Payment due thereunder on the applicable Due Date will not result in an event of default for which such Pooled Mortgage Loan may be accelerated and/or accrue Default Charges unless and until the Master Servicer notifies such Borrower of the failure or the elapse of a specified number of days following the Master Servicer's delivery of such notice, then the Master Servicer shall promptly (and in any event within two Business Days following the applicable Due Date) notify the related Borrower of such a failure.

          SECTION 3.20. Modifications, Waivers, Amendments and Consents.

          (a) The Special Servicer (solely as to a Specially Serviced Mortgage
Loan) or the Master Servicer (solely as to a Performing Mortgage Loan) may (consistent with the Servicing Standard) agree to any modification, waiver or amendment of any term of, extend the maturity of, defer or forgive interest (including Default Interest and Post-ARD Additional Interest) on and principal of, defer or forgive late payment charges, Prepayment Premiums and Yield Maintenance Charges on, permit the release, addition or substitution of collateral securing, and/or permit the release, addition or substitution of the Borrower on or any guarantor of, any Mortgage Loan, subject, however, to Sections 3.08 and 3.24 hereof, to the terms of any applicable intercreditor or similar agreement (including, in the case of an A/B Mortgage Loan Pair or the Great Lakes Crossing Total Mortgage Loan, the related A/B Intercreditor Agreement or the Great Lakes Crossing Intercreditor Agreement, as applicable) and to each of the following limitations, conditions and restrictions:

               (i) other than as provided in Sections 2.03(b), 3.02, 3.07, 3.08, 3.20(f) and 3.20(g), the Master Servicer shall not agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable under such Mortgage Loan or adversely affect the security for such Mortgage Loan, unless, solely in the case of a Performing Mortgage Loan, the Master


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     Servicer has obtained the consent of the Special Servicer (it being understood and agreed that (A) the Master Servicer shall promptly provide the Special Servicer with notice of any Borrower request for such modification, waiver or amendment, the Master Servicer's recommendations and analysis, and with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant any such consent, (B) the Special Servicer shall decide whether to withhold or grant such consent in accordance with the Servicing Standard and (C) if any such consent has not been expressly denied within ten Business Days of the Special Servicer's receipt from the Master Servicer of the Master Servicer's recommendations and analysis and all information reasonably requested thereby and reasonably available to the Master Servicer in order to make an informed decision (or, if the Special Servicer did not request any information, within ten Business Days from such notice), such consent shall be deemed to have been granted);

               (ii) other than as provided in Sections 3.02, 3.07 and 3.08, the Special Servicer shall not agree to (or, in the case of a Performing Mortgage Loan, consent to the Master Servicer's agreeing to) any modification, waiver or amendment of any term of, or take (or, in the case of a Performing Mortgage Loan, consent to the Master Servicer's taking) any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the reasonable judgment of the Special Servicer, would materially impair the security for such Mortgage Loan, unless a material default on such Mortgage Loan has occurred or, in the reasonable judgment of the Special Servicer, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the Certificateholders (as a collective whole) (or, in the case of an A/B Mortgage Loan Pair or the Great Lakes Crossing Total Mortgage Loan, to the Certificateholders and the related B-Note Mortgage Loan Holder (as a collective whole) or to the Certificateholders and the holder of the Great Lakes Crossing Companion Mortgage Loan (as a collective whole), as applicable) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders and/or any B-Note Mortgage Loan Holder or the holder of the Great Lakes Crossing Companion Mortgage Loan, as applicable) to be done at the related Net Mortgage Rate), than would liquidation;

               (iii) the Special Servicer shall not extend (or, in the case of a Performing Mortgage Loan, consent to the Master Servicer's extending) the date on which any Balloon Payment is scheduled to be due on any Mortgage Loan to a date beyond the earliest of (A) the fifth anniversary of such Mortgage Loan's Stated Maturity Date, (B) two years prior to the Rated Final Distribution Date, (C) if such Mortgage Loan is secured by a Mortgage solely or primarily on the related Borrower's leasehold interest in the related Mortgaged Property, 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the Ground Lease, 10 years) prior to the end of the then current term of the related Ground Lease (plus any unilateral options to extend), and (D) if such Mortgage Loan is covered by an Environmental Insurance Policy, two years prior to the expiration of the term of such policy (unless the Special Servicer shall have first determined in its reasonable judgment, based upon a Phase I Environmental Assessment (and any additional environmental testing that the Special Servicer deems necessary and prudent) conducted by an Independent Person who regularly conducts Phase I Environmental Assessments, and at the expense of the Borrower, that there are


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     no circumstances or conditions present at the related Mortgaged Property for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations);

               (iv) neither the Master Servicer nor the Special Servicer shall make or permit any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan that would result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to any Grantor Trust Pool;

               (v) subject to applicable law, the related Mortgage Loan Documents and the Servicing Standard, neither the Master Servicer nor the Special Servicer shall permit any modification, waiver or amendment of any term of any Performing Mortgage Loan unless all related fees and expenses are paid by the Borrower;

               (vi) the Special Servicer shall not permit (or, in the case of a Performing Mortgage Loan, consent to the Master Servicer's permitting) any Borrower to add or substitute any real property collateral for its Mortgage Loan unless the Special Servicer shall have first (A) determined in its reasonable judgment, based upon a Phase I Environmental Assessment (and any additional environmental testing that the Special Servicer deems necessary and prudent) conducted by an Independent Person who regularly conducts Phase I Environmental Assessments, at the expense of the related Borrower, that such additional or substitute real property collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new real property collateral relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations and (B) received, at the expense of the related Borrower, written confirmation from each Rating Agency that such addition or substitution of collateral will not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates;

               (vii) the Special Servicer shall not release (or, in the case of a Performing Mortgage Loan, consent to the Master Servicer's releasing), including in connection with a substitution contemplated by clause (vi) above, any real property collateral securing an outstanding Mortgage Loan, except as provided in Section 3.09(d), or except in connection with a pending or threatened condemnation, or except where a Mortgage Loan (or, in the case of a Cross-Collateralized Group, the Great Lakes Crossing Total Mortgage Loan or an A/B Mortgage Loan Pair, where such entire Cross-Collateralized Group, the Great Lakes Crossing Total Mortgage Loan or such entire A/B Mortgage Loan Pair) is satisfied, or except in the case of a release where (A) the Rating Agencies have been notified in writing, (B) either (1) the use of the real property collateral to be released will not, in the reasonable judgment of the Special Servicer, materially and adversely affect the net operating income being generated by or the use of the related Mortgaged Property, or (2) there is a corresponding principal pay down of such Mortgage Loan in an amount at least equal to the appraised value of the real property collateral to be released (or substitute real estate collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (C) the remaining Mortgaged Property (together with any substitute real property collateral) is, in the Special Servicer's reasonable judgment, adequate security for the remaining Mortgage Loan and (D) if the real property collateral to be released has an appraised value in excess of $1,500,000, such release would not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency); and

               (viii) any modification, waiver or amendment of a monetary term of the Great Lakes Crossing Total Mortgage Loan shall be structured so as to affect the Great Lakes Crossing Pooled Mortgage Loan and the Great Lakes Crossing Companion Mortgage Loan proportionately based on the respective amounts due thereunder;

provided that the limitations, conditions and restrictions set forth in clauses
(i) through (vii) above shall not apply to any act or event (including, without limitation, a release, substitution or addition of collateral) in respect of any Mortgage Loan that either occurs automatically, or results from the exercise of a unilateral option by the related Borrower within the meaning of Treasury regulations section 1.1001-3(c)(2)(iii), in any event under the terms of such Mortgage Loan in effect on the Closing Date (or, in the case of a Replacement Pooled Mortgage Loan, on the related date of substitution); and provided, further, that, notwithstanding clauses (i) through (vii) above, neither the Master Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Borrower if, in its reasonable judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar; and provided, further, that, notwithstanding clause (vii) above, neither the Master Servicer nor the Special Servicer shall be required to obtain any confirmation of the Certificate ratings from the Rating Agencies in order to grant or consent to easements or right-of-way that do not materially affect the use or value of a Mortgaged Property or the Borrower's ability to make any payments with respect to the related Pooled Mortgage Loan.

          (b) The Special Servicer and Master Servicer shall not have any liability to the Trust, the Certificateholders, the holder of the Great Lakes Crossing Companion Mortgage Loan, any related B-Note Mortgage Loan Holder or any other Person if its analysis and determination that the modification, waiver, amendment or other action contemplated by Section 3.20(a) is reasonably likely to produce a greater recovery to Certificateholders and, if applicable, any related B-Note Mortgage Loan Holder or the holder of the Great Lakes Crossing Companion Mortgage Loan, on a present value basis than would liquidation should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis by the Special Servicer or the Master Servicer and consistent with the Servicing Standard.

          (c) Any payment of interest, which is deferred pursuant to Section 3.20(a), shall not, for purposes of calculating monthly distributions and reporting information to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Pooled Mortgage Loan, notwithstanding that the terms of such Pooled Mortgage Loan so permit or that such interest may actually be capitalized; provided, however, that this sentence shall not limit the rights of the Master Servicer or the Special Servicer on behalf of the Trust to enforce any obligations of the related Borrower under such Pooled Mortgage Loan.

          (d) Each of the Master Servicer and the Special Servicer may, as a condition to its granting any request by a Borrower for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within the Master Servicer's or the Special Servicer's, as the case may


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be, discretion pursuant to the terms of the related Mortgage Loan Documents and is permitted by the terms of this Agreement, require that such Borrower pay to it a reasonable or customary fee (which shall in no event exceed 1.0% of the unpaid principal balance of the related Mortgage Loan(s)) for the additional services performed in connection with such request, together with any related costs and expenses incurred by it. All such fees collected by the Master Servicer and/or the Special Servicer with respect to any Pooled Mortgage Loan or the Great Lakes Crossing Companion Mortgage Loan shall be allocable between such parties, as Additional Master Servicing Compensation and Additional Special Servicing Compensation, respectively, as provided in Section 3.11.

          (e) All modifications, amendments, material waivers and other material actions entered into or taken in respect of the Mortgage Loans pursuant to this
Section 3.20 (other than waivers of Default Charges) shall be in writing. Each of the Special Servicer and the Master Servicer shall notify the other such party, each Rating Agency, the Trustee, the Controlling Class Representative, the Class GLC Directing Certificateholder and the holder of the Great Lakes Crossing Companion Mortgage Loan (in the case of the Great Lakes Crossing Total Mortgage Loan), the Class RCKB Directing Certificateholder (in the case of the Ritz-Carlton Key Biscayne Pooled Mortgage Loan), and the related B-Note Mortgage Loan Holder (in the case of a B-Note Mortgage Loan), in writing, of any modification, waiver, amendment or other action entered into or taken thereby in respect of any Mortgage Loan pursuant to this Section 3.20 that would affect the timing, payment or other material terms of or otherwise materially impair the security for the subject Mortgage Loan (other than waivers of Default Charges) and the date thereof, and shall deliver to the Trustee or the related Custodian for deposit in the related Mortgage File (with a copy to the other such party), an original counterpart of the agreement relating to any modification, waiver, amendment or other action, promptly (and in any event within ten (10) Business
Days) following the execution thereof. In addition, following the execution of any modification, waiver or amendment agreed to by the Special Servicer, or by the Master Servicer with any required consent of the Special Servicer, pursuant to Section 3.20(a) above, the Special Servicer or the Master Servicer, as applicable, shall deliver to the other such party, the Trustee and the Rating Agencies an Officer's Certificate certifying that all of the requirements of
Section 3.20(a) have been met and, in the case of the Special Servicer, setting forth in reasonable detail the basis of the determination made by it pursuant to
Section 3.20(a)(ii).

          (f) With respect to any ARD Mortgage Loan after its Anticipated Repayment Date, the Master Servicer shall be permitted, with the consent of the Controlling Class Representative (which consent shall be deemed granted if not denied within five (5) Business Days), to waive (such waiver to be in writing addressed to the related Borrower, with a copy to the Trustee) all or any portion of the accrued Post-ARD Additional Interest in respect of such ARD Mortgage Loan if (i) such ARD Mortgage Loan is a Performing Mortgage Loan, (ii) the related Borrower has requested the right to prepay such ARD Mortgage Loan in full together with all payments required by the related Mortgage Loan Documents in connection with such prepayment except for such accrued Post-ARD Additional Interest, and (iii) the Master Servicer has determined, in its reasonable judgment, that waiving such Post-ARD Additional Interest is in accordance with the Servicing Standard. The Master Servicer shall prepare all documents necessary and appropriate to effect any such waiver and shall coordinate with the related Borrower for the execution and delivery of such documents.

          (g) Notwithstanding anything in this Section 3.20 or in Section 3.08 or Section 3.24 to the contrary, neither the Master Servicer nor the Special Servicer shall be required to seek the consent of the Special Servicer or any Certificateholder or obtain any confirmation of the Certificate ratings from the Rating Agencies in order to approve the following modifications, waivers or amendments of the Performing Mortgage Loans: (i) waivers of minor covenant defaults (other than financial covenants), including late financial statements; (ii) waiver of Default Charges, in accordance with Section 3.02;
(iii) releases of parcels of a Mortgaged Property (provided that any such releases (A) are releases as to which the related Mortgage Loan Documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions and such releases shall be made as required by the Mortgage Loan Documents or (B) are related to any pending or threatened condemnation action); (iv) grants of easements or rights of way that do not materially affect the use or value of a Mortgaged Property or the Borrower's ability to make any payments with respect to the related Mortgage Loan; or (vi) temporary waivers of any requirements in the related Mortgage Loan Documents with respect to insurance deductible amounts or claims-paying ability ratings of insurance providers; provided that any such modification, waiver or amendment, or agreeing to any such modification, waiver or amendment, (w) would not in any way affect a payment term of the Certificates, (x) would not constitute a "significant modification" of such Mortgage Loan pursuant to Treasury regulations section 1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to any Grantor Trust Pool, (y) would be consistent with the Servicing Standard, and (z) shall not violate the terms, provisions or limitations of this Agreement or any other document contemplated hereby.

          (h) The Master Servicer shall not terminate or replace, or consent to the termination or replacement of, any property manager with respect to any Mortgaged Property, and the Master Servicer shall not terminate or change or consent to the termination or change of the franchise for any Mortgaged Property that is operated as a hospitality property, in any event without the prior written consent of the Special Servicer (it being understood and agreed that (A) the Master Servicer shall promptly provide the Special Servicer with its analysis, recommendations and all information that the Special Servicer may reasonably request and which information is in the possession of the Master Servicer, in order to withhold or grant any such consent, (B) the Special Servicer shall decide whether to withhold or grant such consent in accordance with the Servicing Standard, and (C) if any such consent has not been expressly denied within ten Business Days of the Special Servicer's receipt from the Master Servicer of such analysis, recommendation and all information reasonably requested thereby in order to make an informed decision (or, if the Special Servicer did not request any information, within ten Business Days from such notice), such consent shall be deemed to have been granted).

          (i) In connection with granting an extension of the maturity date of any Pooled Mortgage Loan in accordance with Section 3.20(a), the Special Servicer, in the case of a Specially Serviced Pooled Mortgage Loan, and the Master Servicer, in the case of a Performing Pooled Mortgage Loan, shall each cause the related Borrower to agree, if it has not already done so pursuant to the existing Mortgage Loan Documents, to thereafter deliver to the Special Servicer, the Trustee and the Controlling Class Representative audited operating statements on a quarterly basis with respect to the related Mortgaged Property; provided that the Special Servicer or the Master Servicer, as the case may be, may, in its sole discretion, waive the requirement that such statements be audited.

          (j) Notwithstanding anything in this Agreement, including this Section 3.20, to the contrary, for so long as the Master Servicer and the Special Servicer are the same Person, the Master Servicer shall not be obligated to obtain the consent or approval of the Special Servicer as otherwise required in this Agreement but shall instead be required to request the consent or approval of the Controlling Class Representative (in respect of any matter as to which such consent is otherwise


                                     -190-

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required hereunder) to the extent, and on the same terms, subject to the same limitations, restrictions and exclusions and within the same time periods as, the Special Servicer is required to request such consent or approval of the Controlling Class Representative pursuant to Section 3.24 or any other section or provision of this Agreement.

          SECTION 3.21. Transfer of Servicing Between Master Servicer and
                        Special Servicer; Record Keeping.

          (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan, the Master Servicer shall immediately give notice thereof to the Controlling Class Representative (and, in the case of the Great Lakes Crossing Total Mortgage Loan, to the Class GLC Directing Certificateholder and the holder of the Great Lakes Crossing Companion Mortgage Loan and, in the case of the Ritz-Carlton Key Biscayne Mortgage Loan, to the Class RCKB Directing Certificateholder, as applicable), and if the Master Servicer is not also the Special Servicer, the Master Servicer shall immediately give notice thereof, and shall deliver the related Servicing File, to the Special Servicer and shall use its best efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Mortgage Loan and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. To the extent such is in the possession of the Master Servicer or any Sub-Servicer thereof, the information, documents and records to be delivered by the Master Servicer to the Special Servicer pursuant to the prior sentence shall include, but not be limited to, financial statements, appraisals, environmental/engineering reports, leases, rent rolls, title insurance policies, UCC's and tenant estoppels. The Master Servicer shall use its best efforts to comply with the preceding two sentences within five (5) Business Days of the occurrence of each related Servicing Transfer Event. No later than 30 days before the Master Servicer is required to deliver a copy of the related Servicing File to the Special Servicer, it shall review such Servicing File and request from the Trustee any material documents that it is aware are missing from such Servicing File.

          Upon determining that a Specially Serviced Pooled Mortgage Loan or, if applicable, the Great Lakes Crossing Companion Mortgage Loan, has become a Corrected Mortgage Loan and if the Master Servicer is not also the Special Servicer, the Special Servicer shall immediately give notice thereof, and shall return the related Servicing File within five (5) Business Days, to the Master Servicer; and, upon giving such notice and returning such Servicing File to the Master Servicer, the Special Servicer's obligation to service such Corrected Mortgage Loan (and, in the case of a Pooled A-Note Mortgage Loan, any related B-Note Mortgage Loan), and the Special Servicer's right to receive the Special Servicing Fee with respect to such Corrected Mortgage Loan, shall terminate, and the obligations of the Master Servicer to service and administer such Corrected Mortgage Loan shall resume.

          Notwithstanding anything herein to the contrary, in connection with the transfer to the Special Servicer of the servicing of a Cross-Collateralized Pooled Mortgage Loan as a result of a Servicing Transfer Event or the re-assumption of servicing responsibilities by the Master Servicer with respect to any such Pooled Mortgage Loan upon its becoming a Corrected Pooled Mortgage Loan, the Master Servicer and the Special Servicer shall each transfer to the other, as and when applicable, the servicing of all other Cross-Collateralized Pooled Mortgage Loans constituting part of the same Cross-Collateralized Group; provided that no Cross-Collateralized Pooled Mortgage Loan may become a


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Corrected Pooled Mortgage Loan at anytime that a continuing Servicing Transfer
Event exists with respect to another Cross-Collateralized Pooled Mortgage Loan in the same Cross-Collateralized Group.

          (b) In servicing any Specially Serviced Mortgage Loan, the Special Servicer shall provide to the Trustee originals of documents contemplated by the definition of "Mortgage File" and generated while such Mortgage Loan is a Specially Serviced Mortgage Loan, for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer and, in the case of a B-Note Mortgage Loan or the Great Lakes Crossing Total Mortgage Loan, the related B-Note Mortgage Loan Holder or the holder of the Great Lakes Crossing Companion Mortgage Loan, as applicable), and copies of any additional related Mortgage Loan information, including correspondence with the related Borrower generated while such Mortgage Loan is a Specially Serviced Mortgage Loan.

          (c) The Master Servicer and the Special Servicer shall each furnish to the other, upon reasonable request, such reports, documents, certifications and information in its possession, and access to such books and records maintained thereby, as may relate to any Mortgage Loan or REO Property and as shall be reasonably required by the requesting party in order to perform its duties hereunder.

          (d) In connection with the performance of its obligations hereunder with respect to any Mortgage Loan or REO Property, each of the Master Servicer and the Special Servicer shall be entitled to rely upon written information provided to it by the other.

          (e) Upon receiving notice of (i) the filing of a case under any federal or state bankruptcy, insolvency or similar law or the commencing of any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings with respect to a Mortgage Loan or the related Borrower,
(ii) the existence of a material non-payment default or (iii) the request by a Borrower for the amendment or modification of a Mortgage Loan required to be handled by the Special Servicer, the Master Servicer shall promptly give notice thereof, and shall deliver copies of the related Mortgage File and Servicing File to the Special Servicer, and shall use its reasonable efforts to provide the Special Servicer with all information relating to the Mortgage Loan as reasonably requested by the Special Servicer to enable it to negotiate with the related Borrower and prepare for any such proceedings. The Master Servicer shall use its reasonable efforts to comply with the preceding sentence within five (5) Business Days of the occurrence of each such event, and upon receiving such documents and information, the Special Servicer shall use its reasonable efforts to cause the related Borrower to cure any default and/or remedy any such event, work-out or modify the Mortgage Loan consistent with the terms of this Agreement, and/or prepare for such proceedings. Notwithstanding the foregoing, the occurrence of any of the above-referenced events shall not in and of itself be considered a Servicing Transfer Event.

          SECTION 3.22. Sub-Servicing Agreements.

          (a) The Master Servicer and, subject to Section 3.22(f), the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder (including the performance on a regular basis by third parties of discrete tasks in respect of a discrete number of assets); provided that, in each case, the Sub-Servicing Agreement, including any amendments thereto and modifications thereof: (i) insofar as it affects the Trust, is consistent with this Agreement, including Section 7.01(a), in all material respects and requires the subject Sub-Servicer to comply in all material respects with all of the applicable conditions of this Agreement; (ii) provides that if the Master Servicer or the Special Servicer, as the case may be, shall for


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any reason no longer act in such capacity hereunder (including by reason of an
Event of Default), the Trustee or its designee or any other successor Master Servicer or Special Servicer, as the case may be, may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or the Special Servicer, as the case may be, under such agreement or, alternatively, may terminate such Sub-Servicing Agreement without cause and without payment of any penalty or termination fee (provided, however, that a Designated Sub-Servicer Agreement may not be terminated except for cause, which will include the occurrence of any Adverse Rating Event resulting from the subject Sub-Servicer's acting in such capacity);
(iii) provides that the Trustee, for the benefit of the Certificateholders, shall be a third-party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer or the Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii), and except with respect to the obligations of any successor Master Servicer under the Designated Sub-Servicer Agreements) none of the Trustee, any successor Master Servicer or Special Servicer, as the case may be, or any Certificateholder shall have any duties under such agreement or any liabilities arising therefrom except as explicitly set forth herein; (iv) permits any purchaser of a Pooled Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Pooled Mortgage Loan at its option and without penalty; (v) does not permit the subject Sub-Servicer to foreclose on a Mortgaged Property or to enter into or consent to any modification, waiver or amendment or otherwise take any action on behalf of the Master Servicer or the Special Servicer, as the case may be, contemplated by Section 3.08, Section 3.09 and/or Section 3.20 hereof without the consent of the Master Servicer or the Special Servicer, as the case may be; and (vi) does not permit the subject Sub-Servicer any rights of indemnification out of the Trust Fund except through the Master Servicer or the Special Servicer, as the case may be, pursuant to Section 6.03; provided that the appointment by the Master Servicer or the Special Servicer of a third-party contractor for the purpose of performing discrete, ministerial functions shall not be subject to this Section 3.22 (except that the Master Servicer or the Special Servicer, as the case may be, shall remain responsible for the actions of such third-party contractors and shall pay all fees and expenses of such third-party contractors, unless otherwise expressly provided herein). No Sub-Servicing Agreement entered into by the Master Servicer shall purport to delegate or effectively delegate to the related Sub-Servicer any of the rights or obligations of the Special Servicer with respect to any Specially Serviced Mortgage Loan or otherwise. Each Sub-Servicing Agreement entered into by the Special Servicer shall relate only to Specially Serviced Mortgage Loans and REO Properties and shall not purport to delegate or effectively delegate to the related Sub-Servicer any of the rights or obligations of the Master Servicer with respect to any Mortgage Loan, including any Specially Serviced Mortgage Loan. The Master Servicer and the Special Servicer shall each notify the other, the Trustee, the Depositor, any affected B-Note Mortgage Loan Holder and, if the Great Lakes Crossing Total Mortgage Loan will be affected, the holder of the Great Lakes Crossing Companion Mortgage Loan, in writing promptly of the appointment by it of any Sub-Servicer. The Master Servicer and the Special Servicer shall each deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer or the Special Servicer hereunder to make Advances shall be deemed to have been advanced by the Master Servicer or the Special Servicer, as the case may be, out of its own funds and, accordingly, such Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer or the Special Servicer, as the case may be. Such

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Advances shall accrue interest in accordance with Sections 3.11(g) and/or
4.03(e), such interest to be allocable between the Master Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the Special Servicer shall each be deemed to have received any payment when a Sub-Servicer retained by it receives such payment.

          (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law.

          (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the other such party or to the Trustee, the Certificateholders, the Trust, the holder of the Great Lakes Crossing Companion Mortgage Loan or any B-Note Mortgage Loan Holder) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as applicable, in its reasonable judgment, would require were it the owner of the subject Mortgage Loans. Subject to the terms of the related Sub-Servicing Agreement, including any provisions thereof limiting the ability of the Master Servicer or the Special Servicer, as applicable, to terminate a Sub-Servicer, the Master Servicer and the Special Servicer shall each have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders, the holder of the Great Lakes Crossing Companion Mortgage Loan (if such Mortgage Loan is affected) and any affected B-Note Mortgage Loan Holder.

          (d) If the Master Servicer or the Special Servicer ceases to serve as such under this Agreement for any reason (including by reason of an Event of Default), then the Trustee or other successor Master Servicer or Special Servicer, as the case may be, shall succeed to the rights and assume the obligations of the Master Servicer or the Special Servicer under any Sub-Servicing Agreement, unless the Trustee or other successor Master Servicer or Special Servicer elects to terminate any such Sub-Servicing Agreement in accordance with its terms and Section 3.22(a)(ii) hereof; provided that no Designated Sub-Servicer Agreement may be so terminated except for cause, which will include the occurrence of any Adverse Rating Event resulting from the subject Sub-Servicer's acting in such capacity. In any event, if a Sub-Servicing Agreement is to be assumed by the Trustee or other successor Master Servicer or Special Servicer, then the Master Servicer or the Special Servicer, as applicable, at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

          (e) Notwithstanding any Sub-Servicing Agreement entered into by it, the Master Servicer and the Special Servicer shall each remain obligated and liable to the Trustee, the Certificateholders, the holder of the Great Lakes Crossing Companion Mortgage Loan and the B-Note Mortgage Loan Holders for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans or REO Properties for which it is responsible. No appointment of a Sub-Servicer shall result in any additional expense to the Trustee, the Certificateholders or the Trust other than those contemplated herein.

          (f) The Special Servicer shall not enter into any Sub-Servicing Agreement unless either: (i) the Rating Agencies have confirmed in writing that entering into such agreement will not result in an Adverse Rating Event; or (ii) such agreement relates to one or more Pooled Mortgage Loans (including any such Pooled Mortgage Loan(s) previously sub-serviced in accordance with this Section 3.22) that together represent less than 25% of the aggregate outstanding principal balance of all Specially Serviced Pooled Mortgage Loans.

          SECTION 3.23. Controlling Class Representative.

          (a) The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled in accordance with this Section 3.23 to select a representative (the "Controlling Class Representative") having the rights and powers specified in this Agreement (including those specified in Section 3.24) or to replace an existing Controlling Class Representative. Upon (i) the receipt by the Trustee of written requests for the selection of a Controlling Class Representative from the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class, (ii) the resignation or removal of the Person acting as Controlling Class Representative or (iii) a determination by the Trustee that the Controlling Class has changed, the Trustee shall promptly notify the Depositor and the Holders (and, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Depositary or the Depositary Participants, the Certificate Owners) of the Controlling Class that they may select a Controlling Class Representative. Such notice shall set forth the process established by the Trustee for selecting a Controlling Class Representative, which process may include the designation of the Controlling Class Representative by the Majority Controlling Class Certificateholder by a writing delivered to the Trustee. No appointment of any Person as a Controlling Class Representative shall be effective until such Person provides the Trustee with (i) written confirmation of its acceptance of such appointment, (ii) written confirmation of its agreement to keep confidential, for so long as reports are required to be filed with respect to the Trust under Section 15(d) of the Exchange Act, all information received by it with respect to the Trust and its assets that has not been filed with the Commission, (iii) an address and telecopy number for the delivery of notices and other correspondence and (iv) a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers). Subject to the preceding sentence, Allied Capital Corporation shall serve as the initial Controlling Class Representative.

          (b) Within ten Business Days (or as soon thereafter as practicable if the Controlling Class consists of Book-Entry Certificates) of any change in the identity of the Controlling Class Representative of which a Responsible Officer of the Trustee has actual knowledge and otherwise promptly upon request from the Master Servicer or the Special Servicer, the Trustee shall deliver to each of the Master Servicer and the Special Servicer the identity of the Controlling Class Representative and a list of each Holder (or, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Depositary or the Depositary Participants, each Certificate Owner) of the Controlling Class, including, in each case, names and addresses. With respect to such information, the Trustee shall be entitled to conclusively rely on information provided to it by the Holders (or, in the case of Book-Entry Certificates, subject to Section 5.06, by the Depositary or the Certificate Owners) of such Certificates, and the Master Servicer and the Special Servicer shall each be entitled to rely on such information provided by the Trustee with respect to any obligation or right hereunder that the Master Servicer or the Special Servicer, as the case may be, may have to deliver information or otherwise communicate with the Controlling Class Representative or any of the Holders (or, if applicable, Certificate Owners) of the Controlling Class. In addition to the foregoing, within two Business Days of the selection, resignation or removal of a Controlling Class Representative, the Trustee shall notify the other parties to this Agreement of such event.

          (c) A Controlling Class Representative may at any time resign as such by giving written notice to the Trustee, the Special Servicer, the Master Servicer and each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class. The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled to remove any existing Controlling Class Representative by giving written notice to the Trustee, the Special Servicer, the Master Servicer and such existing Controlling Class Representative.

          (d) Once a Controlling Class Representative has been selected pursuant to this Section 3.23, each of the parties to this Agreement and each Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of the Controlling Class, by aggregate Certificate Principal Balance, or such Controlling Class Representative, as applicable, shall have notified the Trustee and each other party to this Agreement and each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class, in writing, of the resignation or removal of such Controlling Class Representative.

          (e) Any and all expenses of the Controlling Class Representative shall be borne by the Holders (or, if applicable, the Certificate Owners) of Certificates of the Controlling Class, pro rata according to their respective Percentage Interests in such Class, and not by the Trust. Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative by a Borrower with respect to this Agreement or any particular Mortgage Loan, the Controlling Class Representative shall immediately notify the Trustee, the Master Servicer and the Special Servicer, whereupon (if the Special Servicer, the Master Servicer, the Trustee or the Trust are also named parties to the same action and, in the sole judgment of the Special Servicer, (i) the Controlling Class Representative had acted in good faith, without negligence or willful misfeasance, with regard to the particular matter, and (ii) there is no potential for the Special Servicer, the Master Servicer, the Trustee or the Trust to be an adverse party in such action as regards the Controlling Class Representative) the Special Servicer on behalf of the Trust shall, subject to
Section 6.03, assume the defense of any such claim against the Controlling Class Representative. This provision shall survive the termination of this Agreement and the termination or resignation of the Controlling Class Representative.

          SECTION 3.24. Certain Rights and Powers of the Controlling Class Representative.

          (a) The Controlling Class Representative will be entitled to advise the Special Servicer with respect to the Special Servicer's taking, or consenting to the Master Servicer's taking, any of the actions identified in clauses (i) through (x) of the following sentence. In addition, notwithstanding anything in any other Section of this Agreement to the contrary, but in all cases subject to Section 3.20(g) and Section 3.24(b), the Special Servicer will not be permitted to take, or consent to the Master Servicer's taking, any of the actions identified in clauses (i) through (x) of this sentence, unless and until the Special Servicer has notified the Controlling Class Representative in writing of the Special Servicer's intent to take or permit the particular action (which the Special Servicer shall promptly do, taking into account any time period within which it must respond to the Master Servicer) and the Controlling Class Representative has consented (or has failed to object) thereto in writing within five (5) Business Days of having been notified thereof in writing and having been provided with all reasonably requested information with respect thereto (provided that such period to respond shall not extend beyond the related approval period of the Special Servicer, if applicable):

               (i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of the property or properties securing any Specially Serviced Pooled Mortgage Loan that comes into and continues in default;

               (ii) any modification, amendment or waiver of a monetary term (including a change in the timing of payments but excluding the waiver of Default Charges) or any material non-monetary term (excluding the waiver of any "due-on-sale" or "due-on-encumbrance" clause, which clauses are addressed in clause (ix) below) of a Pooled Mortgage Loan;

               (iii) any proposed sale of an REO Property (other than in connection with the termination of the Trust Fund) for less than the Purchase Price;

               (iv) any acceptance of a discounted payoff with respect to a Specially Serviced Pooled Mortgage Loan;

               (v) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

               (vi) any release of real property collateral for a Pooled Mortgage Loan (other than any release (a) required by the terms of, or upon satisfaction of, such Pooled Mortgage Loan, (b) made in connection with a pending or threatened condemnation action, or (c) made in connection with the grant of a non-material easement or right-of-way);

               (vii) any acceptance of substitute or additional collateral for a Specially Serviced Pooled Mortgage Loan (other than required by the terms of such Pooled Mortgage Loan);

               (viii) any releases of Earn-Out Reserve Funds or related Letters of Credit with respect to a Mortgaged Property (other than required by the terms of such Pooled Mortgage Loan);

               (ix) any waiver of a "due-on-sale" or "due-on-encumbrance" clause in any Pooled Mortgage Loan; and

               (x) any determination by the Special Servicer in accordance with
     Section 3.07(a) not to maintain or cause a Borrower to maintain for a Mortgaged Property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related Mortgage Loan;

provided that, in the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole) (or, in the case of an A/B Mortgage Loan Pair or the Great Lakes Crossing Total Mortgage Loan, to protect the interests of the Certificateholders and either the related B-Note Mortgage Loan Holder or the holder of the Great Lakes Crossing Companion Mortgage Loan, as applicable, (as a collective whole)), the Special Servicer may take any such action without waiting for the Controlling Class Representative's response.

          In addition, subject to Section 3.24(b), the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such actions with respect to the servicing and administration of any Specially Serviced Pooled Mortgage Loans and/or REO Properties as the Controlling Class Representative may deem advisable or as to which provision is otherwise made herein. Upon reasonable request, the Special Servicer shall provide the Controlling Class Representative with any information in the Special Servicer's possession with respect to such matters, including, without limitation, its reasons for determining to take a proposed action; provided that such information shall also be provided, in a written format, to the Trustee, who shall make it available for review pursuant to Section 8.12(b).

          The Master Servicer or the Special Servicer, as applicable, shall notify the Controlling Class Representative of any release or substitution of real property collateral for a Pooled Mortgage Loan even if such release or substitution is in accordance with such Pooled Mortgage Loan.

          (b) Notwithstanding anything herein to the contrary: (i) the Special Servicer shall not have any right or obligation to consult with or to seek and/or obtain consent or approval from the Controlling Class Representative prior to acting, and the provisions of this Agreement requiring such shall be of no effect, if the Controlling Class changes, during the period prior to the initial selection of a Controlling Class Representative for the new Controlling Class and, if any Controlling Class Representative resigns or is removed, during the period following such resignation or removal until a replacement is selected; and (ii) no advice, direction or objection from or by the Controlling Class Representative, as contemplated by Section 3.24(a), may (and the Special Servicer shall ignore and act without regard to any such advice, direction or objection that the Special Servicer has determined, in its reasonable judgment, would) (A) require or cause the Special Servicer to violate applicable law, the terms of any Mortgage Loan or any other Section of this Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standard,
(B) result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to any Grantor Trust Pool, (C) expose the Trust, the Depositor, the Master Servicer, the Special Servicer, any Fiscal Agent, the Trustee, the holder of the Great Lakes Crossing Companion Mortgage Loan, any B-Note Mortgage Loan Holder or any of their respective Affiliates, members, managers, officers, directors, employees or agents, to any material claim, suit or liability, or (D) expand the scope of the Master Servicer's or the Special Servicer's responsibilities under this Agreement.

          (c) Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that: (i) the Controlling Class Representative may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates; (ii) the Controlling Class Representative may act solely in the interests of the Holders of the Controlling Class; (iii) the


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

Controlling Class Representative does not have any duties or liability to the Holders of any Class of Certificates other than the Controlling Class; (iv) the Controlling Class Representative may take actions that favor interests of the Holders of the Controlling Class over the interests of the Holders of one or more other Classes of Certificates; and (v) the Controlling Class Representative shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Controlling Class Representative or any director, officer, employee, agent or principal thereof for having so acted.

          SECTION 3.25. Replacement of Special Servicer.

          (a) Subject to Section 3.25(b), the Controlling Class Representative may, upon not less than ten days' prior written notice to the respective parties hereto, remove any existing Special Servicer hereunder (with or without cause) and appoint a successor Special Servicer; provided that, if any such removal is made without cause, then the costs of transferring the special servicing responsibilities to a successor Special Servicer will be paid by the Certificateholders of the Controlling Class. In addition, if the Special Servicer is terminated pursuant to Section 7.01, then, also subject to Section 3.25(b), the Controlling Class Representative shall be entitled to appoint a successor Special Servicer (other than the Trustee) for 45 days following such termination.

          (b) No removal of the Special Servicer and/or appointment of a successor thereto pursuant to Section 3.25(a) shall be effective until: (i) the Trustee shall have received (A) written confirmation from each of the Rating Agencies that such removal and/or appointment will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, (B) an Acknowledgment of Proposed Special Servicer in the form attached hereto as
Exhibit I, executed by the Person designated to be the successor Special Servicer, and (C) an Opinion of Counsel (which shall not be an expense of the Trustee or the Trust) substantially to the effect that (1) the removal of the existing Special Servicer and/or the appointment of the Person designated to serve as Special Servicer is in compliance with this Section 3.25, (2) such designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (3) the Acknowledgment of Proposed Special Servicer, the form of which is attached hereto as Exhibit I, has been duly authorized, executed and delivered by such designated Person and
(4) upon the execution and delivery of the Acknowledgment of Proposed Special Servicer, such designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions and customary equity exceptions, this Agreement shall be enforceable against such designated Person in accordance with its terms; and (ii) if the existing Special Servicer has been removed by the Controlling Class Representative without cause, the Certificateholders of the Controlling Class have delivered to the Trustee and the removed Special Servicer such Certificateholders' joint and several undertaking to pay any expenses incurred by the Trustee and such removed Special Servicer in connection with the transfer of special servicing responsibilities to a successor Special Servicer.

          (c) Any Special Servicer terminated pursuant to Section 3.25(a) shall be deemed to have been so terminated simultaneously with the designated successor's becoming the Special Servicer hereunder; provided that (i) the terminated Special Servicer shall be entitled to receive, in connection with its termination, payment out of the Collection Account (or, to the extent appropriate, the A/B Mortgage Loan Pair Custodial Accounts) of all of its accrued and unpaid Special Servicing Fees, as and to the extent provided in
Section 3.05(a) and Section 3.04(e), and reimbursement from the successor Special Servicer of all outstanding Servicing Advances made by the terminated Special Servicer and all unpaid Advance Interest accrued on such outstanding Servicing Advances (in which case the successor Special Servicer shall be deemed to have made such Servicing Advances at the same time that the terminated Special Servicer had actually made them), (ii) the terminated Special Servicer shall thereafter be entitled to Work-out Fees, as and to the extent expressly permitted by Section 3.11(c), and
(iii) the terminated Special Servicer shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such termination; and provided, further, that the terminated Special Servicer shall continue to be obligated to pay (and entitled to receive) all other amounts accrued to (or owing by) it under this Agreement on or prior to the effective date of such termination. Such terminated Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the transfer of the terminated Special Servicer's responsibilities and rights hereunder to its successor, including the transfer within two Business Days of its termination becoming effective pursuant to
Section 3.25, to the replacement Special Servicer for administration by it of all cash amounts that at the time are or should have been credited by the terminated Special Servicer to the REO Account or to any Servicing Account or Reserve Account or should have been delivered to the Master Servicer or that are thereafter received by or on behalf of such terminated Special Servicer with respect to any Mortgage Loan or REO Property.

          (d) For so long as the Controlling Class Representative has not terminated KRECM as the Special Servicer and appointed a successor Special Servicer, the holder of the Great Lakes Crossing Companion Mortgage Loan shall have the same rights (and shall be subject to the same limitations and conditions) to terminate and replace the GLCTML Special Servicer (in respect of the Great Lakes Crossing Total Mortgage Loan only) as the Controlling Class Representative would have to terminate and replace the General Special Servicer; provided that, the holder of the Great Lakes Crossing Companion Mortgage Loan may only replace the GLCTML Special Servicer with one of the following servicers: Lennar Partners, GMAC Commercial Mortgage Corporation, KRECM, Midland Loan Services, Inc., ARCap Servicing, Inc. or Clarion Partners LLC; provided that, in respect of any of the aforementioned servicers, if after the date hereof there occurs any transfer of equity in any such servicer that results in a change of control of such servicer, then such servicer may not be appointed as a replacement GLCTML Special Servicer unless the Controlling Class Representative provides to the holder of the Great Lakes Crossing Companion Mortgage Loan written consent to such servicer being appointed as a replacement GLCTML Special Servicer. In connection therewith, all of the terms and conditions of Section 3.25(a), Section 3.25(b) and Section 3.25(c) shall apply, except that references therein to "Special Servicer" shall mean solely the GLCTML Special Servicer, references therein to "Controlling Class Representative" shall mean the holder of the Great Lakes Crossing Companion Mortgage Loan and references therein to "Certificateholders of the Controlling Class" shall mean the holder of the Great Lakes Crossing Companion Mortgage Loan.

          SECTION 3.26. Application of Default Charges.

          (a) Any and all Default Charges that are actually received by or on behalf of the Trust with respect to any Pooled Mortgage Loan or Pooled REO Loan, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default Charges:

               first, to pay to any Fiscal Agent, the Trustee, the Master Servicer or the Special Servicer, in that order, any Advance Interest due and owing to such party on outstanding

     Advances made thereby with respect to such Pooled Mortgage Loan or Pooled REO Loan, as the case may be;

               second, to reimburse the Trust for any Advance Interest paid to any Fiscal Agent, the Trustee, the Master Servicer or the Special Servicer since the Closing Date with respect to such Pooled Mortgage Loan or Pooled REO Loan, as the case may be, which interest was paid from a source other than Default Charges on such Pooled Mortgage Loan or Pooled REO Loan, as the case may be;

               third, to pay any other outstanding expense incurred with respect to such Pooled Mortgage Loan or Pooled REO Loan, as the case may be, that, if not paid from Default Charges collected on such Pooled Mortgage Loan or Pooled REO Loan, as the case may be, will likely become an Additional Trust Fund Expense;

               fourth, to reimburse the Trust for any other Additional Trust Fund Expenses incurred since the Closing Date with respect to such Pooled Mortgage Loan or Pooled REO Loan, as the case may be, and previously paid from a source other than Default Charges on such Pooled Mortgage Loan or Pooled REO Loan, as the case may be; and

               fifth, to pay any remaining portion of such Default Charges as Additional Master Servicing Compensation to the Master Servicer, if such Default Charges accrued with respect to a Performing Pooled Mortgage Loan, and otherwise to pay any remaining portion of such Default Charges as Additional Special Servicing Compensation to the Special Servicer.

          (b) Default Charges applied to reimburse the Trust pursuant to either clause second or clause fourth of Section 3.26(a) are intended to be available for distribution on the Certificates pursuant to Section 4.01(a) and Section 4.01(b), subject to application pursuant to Section 3.05(a) or 3.05(b) for any items payable out of general collections on the Mortgage Pool. Default Charges applied to reimburse the Trust pursuant to either clause second or clause fourth of Section 3.26(a) shall be deemed to offset payments of Advance Interest or other Additional Trust Fund Expenses (depending on which clause is applicable) in the chronological order in which they were made or incurred with respect to the subject Pooled Mortgage Loan or Pooled REO Loan (whereupon such Advance Interest or other Additional Trust Fund Expenses (depending on which clause is applicable) shall thereafter be deemed to have been paid out of Default Charges).

          SECTION 3.27. Servicing of the Great Lakes Crossing Total Mortgage
                        Loan and the Ritz-Carlton Key Biscayne Pooled Mortgage Loan.

          (a) Prior to taking or permitting any of the following actions with respect to the Great Lakes Crossing Pooled Mortgage Loan and/or the Great Lakes Crossing Companion Mortgage Loan, the Special Servicer shall notify the Class GLC Directing Certificateholder and the holder of the Great Lakes Crossing Companion Mortgage Loan, and prior to taking or permitting any of the following actions with respect to the Ritz-Carlton Key Biscayne Pooled Mortgage Loan, the Special Servicer shall notify the Class RCKB Directing Certificateholder, in either such case, of the Special Servicer's intent to take or permit the particular action:

               (i) if the subject Mortgage Loan or each of the subject Mortgage Loans, as the case may be, becomes a Specially Serviced Mortgage Loan, any foreclosure upon or comparable conversion, which may include the acquisition of an REO Property, of the ownership of the related Mortgaged Property;

               (ii) if the subject Mortgage Loan or each of the subject Mortgage Loans, as the case may be, becomes a Specially Serviced Mortgage Loan, any modification of a monetary term other than an extension of the original maturity date for two years or less;

               (iii) if the subject Mortgage Loan or each of the subject Mortgage Loans, as the case may be, becomes a Specially Serviced Mortgage Loan, any acceptance of a discounted payoff;

               (iv) if the subject Mortgage Loan or each of the subject Mortgage Loans, as the case may be, becomes a Specially Serviced Mortgage Loan, any determination to bring the related Mortgaged Property into compliance with applicable environmental laws;

               (v) if the subject Mortgage Loan or each of the subject Mortgage Loans, as the case may be, becomes a Specially Serviced Mortgage Loan, any release of real property collateral securing the subject Mortgage Loan(s) (other than any release (i) required by the terms of the subject Mortgage Loan(s), (ii) made in connection with a pending or threatened condemnation action, or (iii) made in connection with the grant of a non-material easement or right-of-way);

               (vi) if the subject Mortgage Loan or each of the subject Mortgage Loans, as the case may be, becomes a Specially Serviced Mortgage Loan, any acceptance of substitute or additional real property collateral (other than in accordance with the terms of the subject Mortgage Loan(s));

               (vii) any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

               (viii) any acceptance of an assumption agreement releasing the related Borrower from liability; and

               (ix) any determination by the Special Servicer in accordance with
     Section 3.07(a) not to maintain or cause the Borrower to maintain for the related Mortgaged Property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the subject Mortgage Loan or each of the subject Mortgage Loans, as the case may be;

The Special Servicer shall provide all information which the Special Servicer considers to be material in connection with evaluating any such action to the Class GLC Directing Certificateholder and the holder of the Great Lakes Crossing Companion Mortgage Loan, if the subject action relates to the Great Lakes Crossing Total Mortgage Loan, or to the Class RCKB Directing Certificateholder, if the subject action relates to the Ritz-Carlton Key Biscayne Pooled Mortgage Loan. Upon receipt of such notice, the Class GLC Certificateholder, the holder of the Great Lakes Crossing Companion Mortgage Loan or the Class RCKB Certificateholder, as the case may be, may contact the Special Servicer regarding the proposed action. The Special Servicer shall have no obligation to follow any advice of, or take any direction from, the Class GLC Directing Certificateholder, the holder of the Great Lakes Crossing Companion Mortgage Loan or the Class RCKB Directing Certificateholder, as the case may be, with respect to any of the proposed actions or otherwise. Notwithstanding the foregoing, if a Great Lakes Crossing Change of Control Event has occurred and is continuing, the Special Servicer is under no obligation to notify and consult with the Class GLC Directing Certificateholder, and if a Ritz-Carlton Key Biscayne Change of Control Event has occurred and is continuing, the Special Servicer is under no obligation to notify and consult with the Class RCKB Directing Certificateholder; provided, however, that a Great Lakes Crossing Change of Control Event will not affect the obligation of the Special Servicer to notify and consult with the holder of the Great Lakes Crossing Companion Mortgage Loan.

          (b) Prior to entering into any modification of the Great Lakes Crossing Pooled Mortgage Loan or the Ritz-Carlton Key Biscayne Pooled Mortgage Loan that would materially affect the monetary terms of the Great Lakes Crossing Total Mortgage Loan or the Ritz-Carlton Key Biscayne Pooled Mortgage Loan, as the case may be, the Master Servicer or Special Servicer, as applicable, shall provide the Class GLC Directing Certificateholder, in the case of a modification of the Great Lakes Crossing Pooled Mortgage Loan, or the Class RCKB Directing Certificateholder, in the case of a modification of the Ritz-Carlton Key Biscayne Pooled Mortgage Loan, with notice thereof and with all information that the Master Servicer or Special Servicer, as applicable, considers material, but in any case including a draft of the agreement, if any, that sets forth such proposed modification. The Class GLC Directing Certificateholder shall have the right to purchase the Great Lakes Crossing Pooled Mortgage Loan and the Class RCKB Directing Certificateholder shall have the right to purchase the Ritz-Carlton Key Biscayne Pooled Mortgage Loan, in each case at a price equal to the Purchase Price therefor by delivering notice to the Master Servicer or Special Servicer, within five (5) Business Days of receipt of the materials described in the preceding sentence, that it intends to exercise such purchase option (such purchase option to terminate at the end of such 5-Business Day period or, in respect of the purchase option for the Great Lakes Crossing Pooled Mortgage Loan, upon receipt of notice by the Master Servicer or the Special Servicer, as the case may be, that the Great Lakes Crossing Pooled Mortgage Loan will be sold pursuant to Section 3.27(g)). In the event that it elects to exercise such purchase option, the Class GLC Directing Certificateholder or the Class RCKB Directing Certificateholder, as applicable, shall deliver such Purchase Price (in the case of the Class GLC Directing Certificateholder, as calculated in respect of the Great Lakes Crossing Pooled Mortgage Loan and, in the case of the Class RCKB Directing Certificateholder, as calculated in respect of the Ritz-Carlton Key Biscayne Pooled Mortgage Loan) to the Master Servicer within three (3) Business Days of its exercise of such purchase option; and, upon its receipt of such Purchase Price, the Master Servicer shall deposit the same into the Collection Account and shall notify the Trustee of such purchase. The purchase option granted under this paragraph shall be in addition to the purchase option granted pursuant to Section 3.27(c) hereof.

          (c) The Class GLC Directing Certificateholder shall have the right, by written notice to the Master Servicer and Special Servicer (a "Class GLC Purchase Notice") delivered (i) during any Cure Period for which the Class GLC Directing Certificateholder is entitled to make a Cure Payment pursuant to
Section 3.27(d) or (ii) at any time the Great Lakes Crossing Pooled Mortgage Loan is a Specially Serviced Mortgage Loan (provided that the Great Lakes Crossing Pooled Mortgage Loan is then in default or default with respect thereto is reasonably foreseeable), to purchase the Great Lakes Crossing Pooled Mortgage Loan, in whole but not in part at the applicable Purchase Price. Upon the delivery of the Class GLC Purchase Notice to the Master Servicer and Special Servicer, the Special Servicer shall, on behalf of the Trust Fund, sell (and the Class GLC Directing Certificateholder shall purchase) the Great Lakes Crossing Pooled Mortgage Loan at the related Purchase Price, on a date (the "Class GLC Purchase Date") not less than five (5) Business Days nor more than ten (10) Business Days after the date of the related Class GLC Purchase Notice, as shall be established by the Special Servicer. In each case, the Purchase Price shall be calculated by the Special Servicer, three (3) Business Days prior to the Class GLC Purchase Date and shall, absent manifest error, be binding upon the Class GLC Directing Certificateholder. Concurrently with the payment to the Trust of the related Purchase Price, the Special Servicer shall direct the Trustee to execute at the sole cost and expense of the Class GLC Directing Certificateholder, in favor of the Class GLC Directing Certificateholder, assignment documentation which will assign thereto the Great Lakes Crossing Pooled Mortgage Loan and the related Mortgage Loan Documents, without recourse, representations or warranties. The right of the Class GLC Directing Certificateholder to purchase the Great Lakes Crossing Pooled Mortgage Loan under clause (i) of the first sentence of this paragraph shall automatically terminate upon the expiration of the applicable Cure Period. The right of the Class GLC Directing Certificateholder to purchase the Great Lakes Crossing Pooled Mortgage Loan under clause (ii) of the first sentence of this paragraph shall automatically terminate upon (a) 10 Business Days after delivery of notification by the Special Servicer to the Class GLC Directing Certificateholder of the Special Servicer's intention to sell the Great Lakes Crossing Pooled Mortgage Loan pursuant to Section 3.18 (if it is a Specially Designated Defaulted Pooled Mortgage Loan), (b) a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the related Mortgaged Property or (c) the Great Lakes Crossing Pooled Mortgage Loan ceasing to be a Specially Serviced Mortgage Loan. Notwithstanding the foregoing, the right of the Class GLC Directing Certificateholder to purchase the Great Lakes Crossing Pooled Mortgage Loan under both clauses (i) and (ii) of the first sentence of this paragraph shall automatically terminate upon any purchase of such Mortgage Loan pursuant to Section 3.18 or Section 3.27(h).

          The Class RCKB Directing Certificateholder shall have the right, by written notice to the Master Servicer and Special Servicer (a "Class RCKB Purchase Notice") delivered (i) during any Cure Period for which the Class RCKB Directing Certificateholder is entitled to make a Cure Payment pursuant to
Section 3.27(d) or (ii) at any time the Ritz-Carlton Key Biscayne Pooled Mortgage Loan is a Specially Serviced Mortgage Loan (provided that the Ritz-Carlton Key Biscayne Pooled Mortgage Loan is then in default or default with respect thereto is reasonably foreseeable), to purchase the Ritz-Carlton Key Biscayne Pooled Mortgage Loan, in whole but not in part at the applicable Purchase Price. Upon the delivery of the Class RCKB Purchase Notice to the Master Servicer and Special Servicer, the Special Servicer shall, on behalf of the Trust Fund, sell (and the Class RCKB Directing Certificateholder shall purchase) the Ritz-Carlton Key Biscayne Pooled Mortgage Loan at the related Purchase Price, on a date (the "Class RCKB Purchase Date") not less than five
(5) Business Days nor more than ten (10) Business Days after the date of the related Class RCKB Purchase Notice, as shall be established by the Special Servicer. In each case, the Purchase Price shall be calculated by the Special Servicer, three (3) Business Days prior to the Class RCKB Purchase Date and shall, absent manifest error, be binding upon the Class RCKB Directing Certificateholder. Concurrently with the payment to the Trust of the related Purchase Price, the Special Servicer shall direct the Trustee to execute at the sole cost and expense of the Class RCKB Directing Certificateholder, in favor of the Class RCKB Directing Certificateholder, assignment documentation which will assign thereto the Ritz-Carlton Key Biscayne Pooled Mortgage Loan and the related Mortgage Loan Documents, without recourse, representations or warranties. The right of the Class RCKB Directing Certificateholder to purchase the Ritz-Carlton Key Biscayne Pooled Mortgage Loan under clause (i) of the first sentence of this paragraph shall automatically terminate upon the expiration of the applicable Cure Period. The right of the Class RCKB Directing Certificateholder to purchase the Ritz-Carlton Key Biscayne Pooled Mortgage Loan under clause (ii) of the first sentence of this paragraph shall automatically terminate upon (a) 10 Business Days after delivery of notification by the Special Servicer to the Class RCKB Directing Certificateholder of the Special Servicer's intention to sell the Ritz-Carlton Key Biscayne Pooled Mortgage Loan pursuant to Section 3.18 (if it is a Specially Designated Defaulted Pooled Mortgage Loan), (b) a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the related Mortgaged Property or (c) the Ritz-Carlton Key Biscayne Pooled Mortgage Loan ceasing to be a Specially Serviced Mortgage Loan. Notwithstanding the foregoing, the right of the Class RCKB Directing Certificateholder to purchase the Ritz-Carlton Key Biscayne Pooled Mortgage Loan under both clauses (i) and (ii) of the first sentence of this paragraph shall automatically terminate upon any purchase of such Mortgage Loan pursuant to Section 3.18.

          (d) The Master Servicer or the Special Servicer, as applicable, based on their respective responsibilities, shall deliver to the Class GLC Directing Certificateholder notice of any monetary or material non-monetary default with respect to the Great Lakes Crossing Total Mortgage Loan promptly after a Servicing Officer of the Master Servicer or the Special Servicer, as applicable, becomes aware of such default. Upon receipt of such notice, the Class GLC Directing Certificateholder shall have the right to cure defaults, which (in the case of monetary defaults) shall include the obligation to reimburse any related Advances and Advance Interest (each such cure, a "Cure Event") with respect to the Great Lakes Crossing Total Mortgage Loan within five (5) Business Days of receipt of notice with respect to a monetary default and within 30 days of receipt of notice with respect to a material non-monetary default following the date of such notice (such period, a "Cure Period" and, any payments made to effect any such cure, "Cure Payments"); provided, however, that no single such Cure Event shall continue for a period of more than 90 consecutive days (i.e., the related Borrower must itself have cured the subject default, including through the reimbursement of any related Cure Payment, within 90 days after the related Cure Event) or, in the case of monetary defaults, three consecutive monthly payment dates under the related Mortgage Loan Documents nor continue for 120 days or, in the case of monetary defaults, four monthly payment dates under the related Mortgage Loan Documents, in aggregate, in any 365-day period; and provided, further, that the Class GLC Directing Certificateholder shall not have any right to cure defaults with respect to the Great Lakes Crossing Total Mortgage Loan after the Distribution Date that precedes by two years the Rated Final Distribution Date. In the event that the Class GLC Directing Certificateholder makes a Cure Payment to the Master Servicer in respect of the Great Lakes Crossing Total Mortgage Loan, then the right of the Class GLC Directing Certificateholder to reimbursement for such Cure Payment (including the reimbursement of a previous Advance made by the Master Servicer, the Special Servicer or the Trustee or any Advance Interest) shall be subordinate to the payment of all other amounts due with respect to the Great Lakes Crossing Total Mortgage Loan. Notwithstanding the foregoing, the making of a Cure Payment by the Class GLC Directing Certificateholder with respect to the Great Lakes Crossing Total Mortgage Loan shall not act as a waiver of any amounts due under the related Mortgage Loan Documents by the related Borrower.

          The Master Servicer or the Special Servicer, as applicable, based on their respective responsibilities, shall deliver to the Class RCKB Directing Certificateholder notice of any monetary or material non-monetary default with respect to the Ritz-Carlton Key Biscayne Pooled Mortgage Loan promptly after a Servicing Officer of the Master Servicer or the Special Servicer, as applicable, becomes aware of such default. Upon receipt of such notice, the Class RCKB Directing Certificateholder shall have the right to cure defaults, which (in the case of monetary defaults) shall include the obligation to reimburse any related Advances and Advance Interest (each such cure, a "Cure Event") with respect to the Ritz-Carlton Key Biscayne Pooled Mortgage Loan within five (5) Business Days of receipt of notice with respect to a monetary default and within 30 days of receipt of notice with respect to a non-monetary default following the date of such notice (such period, a "Cure Period" and, any payments made to effect any such cure, "Cure Payments"); provided, however, that no single such Cure Event shall continue for a period of more than 90 consecutive days (i.e., the related Borrower must itself have cured the subject default, including through the reimbursement of any related Cure Payment, within 90 days after the related Cure Event) or, in the case of monetary defaults, three consecutive monthly payment dates under the related Mortgage Loan Documents nor continue for 120 days or, in the case of monetary defaults, four monthly payment dates under the related Mortgage Loan Documents, in aggregate, in any 365-day period; and provided, further, that the Class RCKB Directing Certificateholder shall not have any right to cure defaults with respect to the Ritz-Carlton Key Biscayne Pooled Mortgage Loan after the Distribution Date that precedes by two years the Rated Final Distribution Date. In the event that the Class RCKB Directing Certificateholder makes a Cure Payment to the Master Servicer in respect of the Ritz-Carlton Key Biscayne Pooled Mortgage Loan, then the right of the Class RCKB Directing Certificateholder to reimbursement for such Cure Payment (including the reimbursement of a previous Advance made by the Master Servicer or the Trustee or any Advance Interest) shall be subordinate to the payment of all other amounts due with respect to the Ritz-Carlton Key Biscayne Pooled Mortgage Loan. Notwithstanding the foregoing, the making of a Cure Payment by the Class RCKB Directing Certificateholder with respect to the Ritz-Carlton Key Biscayne Pooled Mortgage Loan shall not act as a waiver of any amounts due under the related Mortgage Loan Documents by the related Borrower.

          (e) Any decisions made by the Master Servicer or Special Servicer, as applicable, with respect to the Great Lakes Crossing Total Mortgage Loan or the Ritz-Carlton Key Biscayne Pooled Mortgage Loan, as the case may be, pursuant to and in accordance with the Servicing Standard and the other provisions of this Agreement, shall automatically be deemed to be reasonably exercised for purposes of this Section 3.27 and this Agreement.

          (f) By its acceptance of a Certificate, each Certificateholder confirms its understanding that: the Class GLC Directing Certificateholder and the Class RCKB Directing Certificateholder may each take actions that favor the interests of the Holders of the Class GLC Certificates and the Class RCKB Certificates, respectively, over the interests of the Holders of other Classes of Certificates and that the Class GLC Directing Certificateholder and the Class RCKB Directing Certificateholder may each have special relationships and interests that conflict with those of Holders of such other Classes of Certificates; and, absent willful misfeasance, bad faith, negligence or negligent disregard of obligations or duties on the part of the Class GLC Directing Certificateholder or the Class RCKB Directing Certificateholder, as applicable, each Certificateholder agrees to take no action against the Class GLC Directing Certificateholder and the Class RCKB Directing Certificateholder as a result of such a special relationship or conflict.

          (g) Prior to entering into any modification of the Great Lakes Crossing Total Mortgage Loan that would materially affect the monetary terms of the Great Lakes Crossing Total Mortgage Loan, the Master Servicer or Special Servicer, as applicable, shall provide the holder of the Great Lakes Crossing Companion Mortgage Loan with notice thereof and with all information that the Master Servicer or Special Servicer, as applicable, considers material, but in any case including a draft of the agreement, if any, that sets forth such proposed modification. The holder of the Great Lakes Crossing Companion Mortgage Loan shall have the right to purchase the Great Lakes Crossing Pooled Mortgage Loan at a price equal to the Purchase Price therefor by delivering notice to the Master Servicer or Special Servicer, within five (5) Business Days of receipt of the materials described in the preceding sentence, that it intends to exercise such purchase option (such purchase option to terminate at the end of such 5-Business Day period or upon receipt of notice by the Master Servicer or the Special Servicer, as the case may be, that the Great Lakes Crossing Pooled Mortgage Loan will be sold pursuant to Section 3.27(b)). In the event that it elects to exercise such purchase option, the holder of the Great Lakes Crossing Companion Mortgage Loan shall deliver such Purchase Price (in respect of the Great Lakes Crossing Pooled Mortgage Loan) to the Master Servicer within three
(3) Business Days of its exercise of such purchase option; and, upon its receipt of such Purchase Price, the Master Servicer shall deposit the same in the Collection Account and shall notify the Trustee of such purchase. The purchase option granted under this paragraph shall be in addition to the purchase option granted pursuant to Section 3.27(h) hereof

          (h) At any time that the Great Lakes Crossing Pooled Mortgage Loan is a Specially Serviced Loan (provided that the Great Lakes Crossing Pooled Mortgage Loan is then in default or default with respect thereto is reasonably foreseeable) and after expiration of the applicable Cure Period without the occurrence of a Cure Event on the part of the Class GLC Directing Certificateholder, the holder of the Great Lakes Crossing Companion Mortgage Loan shall have the right, by written notice to the Master Servicer and the Special Servicer (a "GLCCML Purchase Notice") delivered at any time during the 45-day period commencing at the end of the applicable Cure Period, to purchase the Great Lakes Crossing Pooled Mortgage Loan, in whole but not in part, at the applicable Purchase Price. Upon the delivery of the GLCCML Purchase Notice to the Master Servicer and the Special Servicer, the Special Servicer shall, on behalf of the Trust Fund, sell (and the holder of the Great Lakes Crossing Companion Mortgage Loan shall purchase) the Great Lakes Crossing Pooled Mortgage Loan at the related Purchase Price, on a date (the "GLCCML Purchase Date") not less than five (5) Business Days nor more than ten (10) Business Days after the date of the related GLCCML Purchase Notice, as shall be established by the Special Servicer. The Purchase Price shall be calculated by the Special Servicer, three (3) Business Days prior to the GLCCML Purchase Date and shall, absent manifest error, be binding upon the holder of the Great Lakes Crossing Companion Mortgage Loan. Concurrently with the payment to the Trust of the related Purchase Price, the Special Servicer shall direct the Trustee to execute at the sole cost and expense of the holder of the Great Lakes Crossing Companion Mortgage Loan in favor of the holder of the Great Lakes Crossing Companion Mortgage Loan assignment documentation which will assign the Great Lakes Crossing Pooled Mortgage Loan (and the related Mortgage Loan Documents) without recourse, representations or warranties. The right of the holder of the Great Lakes Crossing Companion Mortgage Loan to purchase the Great Lakes Crossing Pooled Mortgage Loan shall automatically terminate upon (a) the expiration of the 45-day period commencing at the end of the applicable Cure Period, (b) 10 Business Days after delivery of notification by the Special Servicer to the holder of the Great Lakes Crossing Companion Mortgage Loan of the Special Servicer's intention to sell the Great Lakes Crossing Pooled Mortgage Loan pursuant to Section 3.18 (if it is a Specially Designated Defaulted Pooled Mortgage Loan), (c) a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the related Mortgaged Property or
(d) the Great Lakes Crossing Pooled Mortgage Loan ceasing to be a Specially Serviced Mortgage Loan. Notwithstanding the foregoing, the right of the holder of the Great Lakes Crossing Companion Mortgage Loan to purchase the Great Lakes Crossing Pooled Mortgage Loan shall automatically terminate upon any purchase of such Mortgage Loan pursuant to Section 3.18 or Section 3.27(c).

          (i) The Master Servicer and the Special Servicer each shall provide to the holder of the Great Lakes Crossing Companion Mortgage Loan, with respect to such Mortgage Loan or any related REO Property, the same reports, documents and other information that the Master Servicer or the Special Servicer, as the case may be, provides to the Trustee with respect to the Great Lakes Crossing

Pooled Mortgage Loan or any related REO Property, and on a concurrent basis. In addition, the Trustee, the Master Servicer or the Special Servicer, as applicable, shall, upon receipt of a written request, provide to the holder of the Great Lakes Crossing Companion Mortgage Loan (at such holder's cost) all other reports, documents and information that such holder may reasonably request with respect to the Great Lakes Crossing Companion Mortgage Loan or any related REO Property.

          (j) The rights of the holder of the Great Lakes Crossing Companion Mortgage Loan under this Section 3.27 shall be assignable to a designee thereof; provided that the parties hereto are provided with written notice by the assignor of such assignment and the contact details (in a form substantially similar to that set out in Section 11.05) of the assignee.

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

          SECTION 4.01. Distributions.

          (a) On each Distribution Date, the Trustee shall apply amounts on deposit in the Distribution Account for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the Net Standard Available Distribution Amount for such Distribution Date:

          first, to make distributions of interest to the Holders of the Class A-1 Certificates, the Holders of the Class A-2 Certificates, the Holders of the Class A-3 Certificates, the Holders of the Class A-4 Certificates, the Holders of the Class A-SP Certificates and the Holders of the Class A-X Certificates, up to, and pro rata as among such Classes of Certificateholders based on, their respective Interest Distribution Amounts for such Distribution Date;

          second, to make distributions of principal to the Holders of the Class A-1 Certificates, the Holders of the Class A-2 Certificates, the Holders of the Class A-3 Certificates and/or the Holders of the Class A-4 Certificates as follows--

               (i) prior to the occurrence of the Final Distribution Date or any Senior Principal Distribution Cross-Over Date, sequentially in the following order:

                    (A) for so long as the Class A-1 Certificates are
               outstanding, to the Holders of the Class A-1 Certificates, up to the Principal Distribution Amount with respect to such Class of Certificates for the subject Distribution Date;

                    (B) for so long as the Class A-2 Certificates are
               outstanding after retirement of the Class A-1 Certificates, to the Holders of the Class A-2 Certificates, up to the Principal Distribution Amount with respect to such Class of Certificates for the subject Distribution Date;

                    (C) for so long as the Class A-3 Certificates are
               outstanding after retirement of the Class A-1 and Class A-2 Certificates, to the Holders of the Class A-3 Certificates, up to the Principal Distribution Amount with respect to such Class of Certificates for the subject Distribution Date; and

                    (D) for so long as the Class A-4 Certificates are
               outstanding after retirement of the Class A-1, Class A-2 and Class A-3 Certificates, to the Holders of the Class A-4 Certificates, up to the Principal Distribution Amount with respect to such Class of Certificates for the subject Distribution Date; and

               (ii) on and after the occurrence of any Senior Principal Distribution Cross-Over Date, and in any event on the Final Distribution Date, to the Holders of the Class A-1 Certificates, the Holders of the Class A-2 Certificates, the Holders of the Class A-3 Certificates and the Holders of the Class A-4 Certificates, up to, and pro rata as among such Classes of

     Certificateholders based on, their respective Principal Distribution Amounts for such Distribution Date; and

          third, to reimburse the Holders of the Class A-1 Certificates, the Holders of the Class A-2 Certificates, the Holders of the Class A-3 Certificates and the Holders of the Class A-4 Certificates for any Unfunded Principal Balance Reductions previously incurred thereby, up to, and pro rata as among such Classes of Certificateholders based on, their respective Loss Reimbursement Amounts for such Distribution Date.

          Any distributions of interest made with respect to either Class of Interest Only Certificates on any Distribution Date pursuant to clause first of the prior paragraph of this Section 4.01(a) shall be deemed allocated among the respective Components of such Class of Certificates on a pro rata basis in accordance with the respective Interest Distribution Amounts of such Components for such Distribution Date.

          (b) On each Distribution Date, following the distributions on the Senior Certificates to be made on such date pursuant to Section 4.01(a), the Trustee shall apply any amounts remaining on deposit in the Distribution Account to make distributions to the Holders of the respective Classes of the Subordinate Principal Balance Certificates (exclusive of the Class GLC and RCKB Certificates), in the following order and, in the case of each such Class of Subordinate Principal Balance Certificates, up to the lesser of (i) the total of the Interest Distribution Amount, the Principal Distribution Amount and the Loss Reimbursement Amount with respect to such Class of Certificates for such Distribution Date and (ii) the remaining portion of the Net Standard Available Distribution Amount for such Distribution Date: first, to the Holders of the Class B Certificates; second, to the Holders of the Class C Certificates; third, to the Holders of the Class D Certificates; fourth, to the Holders of the Class E Certificates; fifth, to the Holders of the F Certificates; sixth, to the Holders of the Class G Certificates; seventh, to the Holders of the Class H Certificates; eighth, to the Holders of the Class J Certificates; ninth, to the Holders of the Class K Certificates; tenth, to the Holders of the Class L Certificates; eleventh, to the Holders of the Class M Certificates; twelfth, to the Holders of the Class N Certificates; thirteenth, to the Holders of the Class O Certificates; and, fourteenth, to the Holders of the Class P Certificates.

          On each Distribution Date, following the distributions on the other REMIC III Regular Interest Certificates to be made on such date pursuant to
Section 4.01(a) and the first paragraph of this Section 4.01(b), the Trustee shall withdraw from the Distribution Account and pay (i) to the Class GLC Certificateholders, the Class GLC Standard Available Distribution Amount and
(ii) to the Class RCKB Certificateholders, the Class RCKB Standard Available Distribution Amount.

          Amounts distributable to the Holders of any Class of Subordinate Principal Balance Certificates on any Distribution Date pursuant to this Section 4.01(b) shall be applied:

          first, to make distributions of interest to the Holders of such Class of Certificates, up to their Interest Distribution Amount for such Distribution Date;

          second, to make distributions of principal to the Holders of such Class of Certificates, up to their Principal Distribution Amount for such Distribution Date; and
          third, to reimburse the Holders of such Class of Certificates for any Unfunded Principal Balance Reductions previously incurred thereby, up to their Loss Reimbursement Amount for such Distribution Date.

          (c) On each Distribution Date, following the distributions on the REMIC III Regular Interest Certificates to be made on such date pursuant to Sections 4.01(a) and 4.01(b), the Trustee shall withdraw any portion of the Standard Available Distribution Amount for such Distribution Date then remaining on deposit in the Distribution Account and shall distribute the full amount of such remaining funds to the Holders of the Class R Certificates.

          (d) On each Distribution Date, the Trustee shall withdraw from the Distribution Account and apply, for the following purposes and in the following order of priority, any amount then on deposit in the Distribution Account that represents a Prepayment Premium or Yield Maintenance Charge collected with respect to any Pooled Mortgage Loan or Pooled REO Loan during the related Collection Period (exclusive, however, in the case of any Yield Maintenance Charge received on (i) the Great Lakes Crossing Pooled Mortgage Loan or any successor Pooled REO Loan with respect thereto or (ii) the Ritz-Carlton Key Biscayne Pooled Mortgage Loan or any successor Pooled REO Loan with respect thereto, in each case of any portion thereof payable on the Class GLC Certificates or the Class RCKB Certificates, as applicable):

          first, to make distributions of additional interest to the Holders of the respective Classes of the Yield Maintenance Certificates, up to, and pro rata as among such Classes of Certificateholders based on, their respective applicable Additional Yield Amounts; and

          second, to make distributions of additional interest to the Holders of the Class A-X Certificates, up to the remaining portion of such Prepayment Premium or Yield Maintenance Charge, as the case may be.

          If any Yield Maintenance Charge is received with respect to the Great Lakes Crossing Pooled Mortgage Loan or any successor Pooled REO Loan with respect thereto during any Collection Period then the Trustee shall withdraw from the Distribution Account and distribute to the Holders of the Class GLC Certificates, on the related Distribution Date, that portion of such Yield Maintenance Charge equal to the product of: (i) the amount of such Yield Maintenance Charge; multiplied by (ii) one minus a fraction (not greater than one or less than zero), the numerator of which is 1/12 of the product of 5.18166137933% multiplied by the portion of the subject principal prepayment included in the Net Total Principal Distribution Amount for the related Distribution Date, and the denominator of which is 1/12 of the product of the Net Mortgage Rate for the Great Lakes Crossing Pooled Mortgage Loan or the related Pooled REO Loan, as the case may be, multiplied by the entire amount of such subject principal prepayment.

          If any Yield Maintenance Charge is received with respect to the Ritz-Carlton Key Biscayne Pooled Mortgage Loan or any successor Pooled REO Loan with respect thereto during any Collection Period, then the Trustee shall withdraw from the Distribution Account and distribute to the Holders of the Class RCKB Certificates, on the related Distribution Date, that portion of such Yield Maintenance Charge equal to the product of: (i) the amount of such Yield Maintenance Charge; multiplied by (ii) a fraction (not greater than one or less than zero), the numerator of which is the portion of the subject principal prepayment included in the Class RCKB Principal Distribution Amount for the related Distribution Date, and the denominator of which is the entire amount of such subject principal prepayment.

          For purposes of determining the portion of any Prepayment Premium that is distributable to the Holders of any Class of Yield Maintenance Certificates on any Distribution Date, the applicable "Additional Yield Amount" shall be an amount equal to the product of: (i) 25% of the amount of such Prepayment Premium that is so distributable; multiplied by (ii) a fraction (not greater than one or less than zero), the numerator of which is equal to the Principal Distribution Amount with respect to such Class of Yield Maintenance Certificates for such Distribution Date, and the denominator of which is equal to the Net Total Principal Distribution Amount for such Distribution Date.

          For purposes of determining the portion of any Yield Maintenance Charge that is distributable to the Holders of any Class of Yield Maintenance Certificates on any Distribution Date, the applicable "Additional Yield Amount" shall be an amount equal to the product of: (i) the amount of such Yield Maintenance Charge (exclusive, however, in the case of any Yield Maintenance Charge received on (1) the Great Lakes Crossing Pooled Mortgage Loan or any successor Pooled REO Loan with respect thereto or (2) the Ritz-Carlton Key Biscayne Pooled Mortgage Loan or any successor Pooled REO Loan with respect thereto, of any portion thereof payable on the Class GLC Certificates or the Class RCKB Certificates, as applicable); multiplied by (ii) a fraction (not greater than one or less than zero), the numerator of which is equal to the excess, if any, of (A) the Pass-Through Rate applicable to such Class of Yield Maintenance Certificates for the corresponding Interest Accrual Period, over (B) the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of (X) the Mortgage Rate for the Pooled Mortgage Loan or Pooled REO Loan in respect of which such Yield Maintenance Charge was received, over (Y) the relevant Discount Rate; multiplied by (iii) a fraction (not greater than one or less than zero), the numerator of which is equal to the Principal Distribution Amount with respect to such Class of Yield Maintenance Certificates for such Distribution Date, and the denominator of which is equal to the Net Total Principal Distribution Amount for such Distribution Date.

          For purposes of determining the portion of any Yield Maintenance Charge that is distributable to the Holders of any Class of Yield Maintenance Certificates on any Distribution Date, the relevant "Discount Rate" shall be the same discount rate (exclusive of any applicable spread) used to calculate such Yield Maintenance Charge, with such discount rate (exclusive of any applicable spread) converted to a monthly equivalent rate (regardless of whether any similar conversion occurred at the loan level). The relevant Discount Rate shall be provided promptly by the Master Servicer to the Trustee.

          Any distributions of additional interest, in the form of Prepayment Premiums and Yield Maintenance Charges, made with respect to the Class A-X Certificates on any Distribution Date pursuant to this Section 4.01(d) shall be allocated among the respective Components of such Class of Certificates on a pro rata basis in accordance with the relative amounts by which their respective Component Notional Amounts declined as a result of deemed distributions of principal on the REMIC II Regular Interests on such Distribution Date pursuant to Section 4.01(k) (or, if there were no such declines, then on a pro rata basis in accordance with the relative sizes of their respective Component Notional Amounts).

          (e) On each Distribution Date, the Trustee shall withdraw from the Distribution Account any amounts then on deposit in the Class V-1/2 Sub-Account of the Distribution Account that represent Post-ARD Additional Interest collected in respect of the Pooled ARD Mortgage Loans and/or any successor Pooled REO Loans with respect thereto (other than the Great Lakes Crossing Pooled Mortgage Loan or any successor Pooled REO Loan with respect thereto) during the related Collection Period and shall distribute such amounts to the Holders of the Class V-1 Certificates. On each Distribution Date, the Trustee shall withdraw from the Distribution Account any amounts then on deposit in the Class V-1/2 Sub-Account of the Distribution Account that represent Post-ARD Additional Interest collected in respect of the Great Lakes Crossing Pooled Mortgage Loan and/or any successor Pooled REO Loan with respect thereto during the related Collection Period and shall distribute the Initial Great Lakes Crossing Senior Percentage of such amounts to the Holders of the Class V-1 Certificates and the Initial Great Lakes Crossing Junior Percentage of such amounts to the Holders of the Class V-2 Certificates.

          On each Distribution Date, the Trustee shall withdraw from the Distribution Account any amounts then on deposit in the Class V-3/4 Sub-Account of the Distribution Account that represent RCKB Extra Interest collected in respect of the Ritz-Carlton Key Biscayne Pooled Mortgage Loan or any successor Pooled REO Loan with respect thereto during the related Collection Period and shall distribute the Initial Ritz-Carlton Key Biscayne Senior Percentage of such amounts to the Holders of the Class V-3 Certificates and the Initial Ritz-Carlton Key Biscayne Junior Percentage of such amounts to the Holders of the Class V-4 Certificates.

          On each Distribution Date, the Trustee shall withdraw from the Distribution Account any amounts then on deposit in the Class A-X/SPPML Sub-Account of the Distribution Account that represent an Additional Sully Place Yield Maintenance Amount collected during the related Collection Period in connection with the repurchase of the Sully Place Pooled Mortgage Loan as a result of an Early Defeasance with respect thereto and shall distribute such amount to the Holders of the Class A-X Certificates.

          (f) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the Holders of such Certificates based on their respective Percentage Interests. Except as otherwise provided below, all such distributions made with respect to each Class of Certificates on each Distribution Date shall be made to the Holders of such Certificates of record at the close of business on the related Record Date and, in the case of each such Holder, shall be made by wire transfer of immediately available funds to the account thereof at a bank or other entity having appropriate facilities therefor, if such Holder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), and otherwise shall be made by check mailed to the address of such Holder as it appears in the Certificate Register. The final distribution on each Certificate (determined, in the case of a Principal Balance Certificate, without regard to any possible future reimbursement of any portion of a previously incurred Unfunded Principal Balance Reduction allocable to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Any distribution that is to be made with respect to a Principal Balance Certificate in reimbursement of any portion of an Unfunded Principal Balance Reduction allocable to such Certificate, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Holder that surrendered such Certificate at the last address set forth for such Holder in the Certificate Register or at any other address of which the Trustee was subsequently notified in writing.

          (g) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depositary, as Holder thereof, and the Depositary shall be responsible for crediting the amount of such distribution to the accounts of its Depositary Participants in accordance with its normal procedures. Each Depositary Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm for which it acts as agent. Each such indirect participating brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the parties hereto shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under the Letters of Representations Among the Depositor, the Trustee and the initial Depositary, relating to the Class A-SP, Class A-X, Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class GLC and Class RCKB Certificates, copies of which Letters of Representations are attached hereto as Exhibit P.

          (h) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of their Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts previously distributed on the Certificates in accordance with this Agreement.

          (i) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date (such final distribution to be determined, in the case of a Class of Principal Balance Certificates, without regard to any possible future reimbursement of any portion of a previously incurred Unfunded Principal Balance Reduction in respect of such Class), the Trustee shall, as promptly as possible (and, in any event, no later than three Business Days) after the related Determination Date, mail to each Holder of such Class of Certificates of record on such date a notice to the effect that:

               (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

               (ii) no interest shall accrue on such Certificates from and after the end of the Interest Accrual Period for such Distribution Date.

          Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and credited to, and shall be held uninvested in trust in, the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(i) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, then the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If any Certificates as to which notice has been given pursuant to this Section 4.01(i), shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, then, subject to applicable escheat laws, the Trustee shall distribute to the Class R Certificateholders all unclaimed funds.

          (j) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. If the Trustee does withhold any amount from payments or advances of interest or original issue discount to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholder.

          (k) All distributions of current accrued interest made with respect to each Class of Interest Only Certificates on each Distribution Date pursuant to clause first of the first paragraph of Section 4.01(a), and allocable to any particular Component of such Class of Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III on such Distribution Date as current accrued interest with respect to such Component's Corresponding REMIC II Regular Interest as part of such REMIC II Regular Interest's Interest Distribution Amount for such Distribution Date. In addition, all distributions of additional interest (in the form of Prepayment Premiums and Yield Maintenance Charges) made with respect to the Class A-X Certificates on each Distribution Date pursuant to Section 4.01(d), and allocable to any particular Component of such Class of Certificates shall be deemed to have first been distributed from REMIC II to REMIC III on such Distribution Date as additional interest (in the form of Prepayment Premiums and Yield Maintenance Charges) with respect to such Component's Corresponding REMIC II Regular Interest.

          All distributions made with respect to each Class of Principal Balance Certificates on each Distribution Date pursuant to Section 4.01(a), Section 4.01(b) or Section 4.01(d) shall be deemed to have first been distributed from REMIC II to REMIC III on such Distribution Date with respect to the Corresponding REMIC II Regular Interest(s) for such Class of Certificates. In each case, if such distribution on any such Class of Principal Balance Certificates was a distribution of accrued interest (as part of the related Interest Distribution Amount for the subject Distribution Date), of principal, of additional interest (in the form of Prepayment Premiums and Yield Maintenance Charges) or in reimbursement of any related Unfunded Principal Balance Reductions with respect to such Class of Certificates, then the corresponding distribution deemed to be made on the Corresponding REMIC II Regular Interest(s) for such Class of Certificates pursuant to the preceding sentence shall be deemed also to be a distribution of accrued interest (as part of the Interest Distribution Amount(s) for such REMIC II Regular Interest(s) for the subject Distribution Date), of principal, of additional interest (in the form of Prepayment Premiums and Yield Maintenance Charges) or in reimbursement of any related Unfunded Principal Balance Reductions with respect to such REMIC II Regular Interest(s).

          Each Class of Class A-P&I Certificates shall have two or more Corresponding REMIC II Regular Interests, and each other Class of Principal Balance Certificates shall have one Corresponding REMIC II Regular Interest.

          Deemed distributions of accrued interest made on REMIC II Regular Interest A-1-1, REMIC II Regular Interest A-1-2 and REMIC II Regular Interest A-1-3 shall be allocated among those three REMIC II Regular Interests on a pro rata basis in accordance with their respective Interest Distribution Amounts for the subject Distribution Date. Deemed distributions of principal made on REMIC II Regular Interest A-1-1, REMIC II Regular Interest A-1-2 and REMIC II Regular Interest A-1-3 shall be allocated first to REMIC II Regular Interest A-1-1, until its Uncertificated Principal Balance is reduced to zero, second to REMIC II Regular Interest A-1-2, until its Uncertificated Principal Balance is reduced to zero, and then to REMIC II Regular Interest A-1-3. Deemed distributions of additional interest (in the form of Prepayment Premiums and Yield Maintenance Charges) made on REMIC II Regular Interest A-1-1, REMIC II Regular Interest A-1-2 and REMIC II Regular Interest A-1-3 shall be allocated entirely to REMIC II Regular Interest A-1-1, for so long as its Uncertificated Principal Balance is greater than zero, and then to REMIC II Regular Interest A-1-2, for so long as its Uncertificated Principal Balance thereafter is greater than zero, and then to REMIC II Regular Interest A-1-3. Deemed distributions in reimbursement of Unfunded Principal Balance Reductions made on REMIC II Regular Interest A-1-1, REMIC II Regular Interest A-1-2 and REMIC II Regular Interest A-1-3 shall be allocated among those three REMIC II Regular Interests on a pro rata basis in accordance with their respective Loss Reimbursement Amounts for the subject Distribution Date.

          Deemed distributions of accrued interest made on REMIC II Regular Interest A-2-1, REMIC II Regular Interest A-2-2 and REMIC II Regular Interest A-2-3 shall be allocated among those three REMIC II Regular Interests on a pro rata basis in accordance with their respective Interest Distribution Amounts for the subject Distribution Date. Deemed distributions of principal made on REMIC II Regular Interest A-2-1, REMIC II Regular Interest A-2-2 and REMIC II Regular Interest A-2-3 shall be allocated first to REMIC II Regular Interest A-2-1, until its Uncertificated Principal Balance is reduced to zero, second to REMIC II Regular Interest A-2-2, until its Uncertificated Principal Balance is reduced to zero, and then to REMIC II Regular Interest A-2-3. Deemed distributions of additional interest (in the form of Prepayment Premiums and Yield Maintenance Charges) made on REMIC II Regular Interest A-2-1, REMIC II Regular Interest A-2-2 and REMIC II Regular Interest A-2-3 shall be allocated entirely to REMIC II Regular Interest A-2-1, for so long as its Uncertificated Principal Balance is greater than zero, and then to REMIC II Regular Interest A-2-2, for so long as its Uncertificated Principal Balance thereafter is greater than zero, and then to REMIC II Regular Interest A-2-3. Deemed distributions in reimbursement of Unfunded Principal Balance Reductions made on REMIC II Regular Interest A-2-1, REMIC II Regular Interest A-2-2 and REMIC II Regular Interest A-2-3 shall be allocated among those three REMIC II Regular Interests on a pro rata basis in accordance with their respective Loss Reimbursement Amounts for the subject Distribution Date.

          Deemed distributions of accrued interest made on REMIC II Regular Interest A-3-1, REMIC II Regular Interest A-3-2 and REMIC II Regular Interest A-3-3 shall be allocated among those three REMIC II Regular Interests on a pro rata basis in accordance with their respective Interest Distribution Amounts for the subject Distribution Date. Deemed distributions of principal made on REMIC II Regular Interest A-3-1, REMIC II Regular Interest A-3-2 and REMIC II Regular Interest A-3-3 shall be allocated first to REMIC II Regular Interest A-3-1, until its Uncertificated Principal Balance is reduced to zero, second to REMIC II Regular Interest A-3-2, until its Uncertificated Principal Balance is reduced to zero, and then to REMIC II Regular Interest A-3-3. Deemed distributions of additional interest (in the form of Prepayment Premiums and Yield Maintenance Charges) made on REMIC II Regular Interest A-3-1, REMIC II Regular Interest A-3-2 and REMIC II Regular Interest A-3-3 shall be allocated entirely to REMIC II Regular Interest A-3-1, for so long as its Uncertificated Principal Balance is greater than zero, and then to REMIC II Regular Interest A-3-2, for so long as its Uncertificated Principal Balance thereafter is greater than zero, and then to REMIC II Regular Interest A-3-3. Deemed distributions in reimbursement of Unfunded Principal Balance Reductions made on REMIC II Regular Interest A-3-1, REMIC II Regular Interest A-3-2 and REMIC II Regular Interest A-3-3 shall be allocated among those three REMIC II Regular Interests on a pro rata basis in accordance with their respective Loss Reimbursement Amounts for the subject Distribution Date.

          Deemed distributions of accrued interest made on REMIC II Regular Interest A-4-1 and REMIC II Regular Interest A-4-2 shall be allocated between those two REMIC II Regular Interests on a pro rata basis in accordance with their respective Interest Distribution Amounts for the subject Distribution Date. Deemed distributions of principal made on REMIC II Regular Interest A-4-1 and REMIC II Regular Interest A-4-2 shall be allocated first to REMIC II Regular Interest A-4-1, until its Uncertificated Principal Balance is reduced to zero, and then to REMIC II Regular Interest A-4-2. Deemed distributions of additional interest (in the form of Prepayment Premiums and Yield Maintenance Charges) made on REMIC II Regular Interest A-4-1 and REMIC II Regular Interest A-4-2 shall be allocated entirely to REMIC II Regular Interest A-4-1, for so long as its Uncertificated Principal Balance is greater than zero, and then to REMIC II Regular Interest A-4-2. Deemed distributions in reimbursement of Unfunded Principal Balance Reductions made on REMIC II Regular Interest A-4-1 and REMIC II Regular Interest A-4-2 shall be allocated between those two REMIC II Regular Interests on a pro rata basis in accordance with their respective Loss Reimbursement Amounts for the subject Distribution Date.

          The actual distributions made by the Trustee on each Distribution Date with respect to the Certificates pursuant to Section 4.01(a), Section 4.01(b),
Section 4.01(c) (to the extent such distributions relate to the REMIC III Residual Interest) or Section 4.01(d), as applicable, shall be deemed to have been so made from the amounts deemed distributed with respect to the REMIC II Regular Interests on such Distribution Date pursuant to this Section 4.01(k). Notwithstanding the deemed distributions on the REMIC II Regular Interests described in this Section 4.01(k), except for the reimbursement of Cure Payments, actual distributions of funds from the Distribution Account shall be made only in accordance with Section 4.01(a), Section 4.01(b), Section 4.01(c),
Section 4.01(d) or Section 4.01(e), as applicable.

          (l) On each Distribution Date, immediately prior to making any actual distributions on the Certificates pursuant to Section 4.01(a), Section 4.01(b) or Section 4.01(c), or the corresponding deemed distributions on the REMIC II Regular Interests pursuant to Section 4.01(k), the Trustee shall be deemed to have made (or, in the case of clause seventh below, shall actually make) out of that portion of the Standard Available Distribution Amount for such Distribution Date that is attributable to the Great Lakes Crossing Pooled Mortgage Loan or any related REO Property, the following distributions to REMIC II and, solely in the case of clause seventh below, the Class GLC Directing Certificateholder, in the following order of priority, in each case to the extent of the remaining portion of the Standard Available Distribution Amount for such Distribution Date that is attributable to the Great Lakes Crossing Pooled Mortgage Loan or any related REO Property:

          first, distributions to REMIC II of accrued interest with respect to REMIC I Regular Interest GLC-1, up to its Interest Distribution Amount for such Distribution Date;

          second, distributions to REMIC II of principal with respect to REMIC I Regular Interest GLC-1, up to the lesser of (i) the Uncertificated Principal Balance of REMIC I Regular Interest GLC-1 immediately prior to such Distribution Date and (ii) either (A) if no Great Lakes Crossing Payment Trigger Event has occurred and is continuing and if such Distribution Date is not the Final Distribution Date, the product of (1) a fraction, the numerator of which is the Uncertificated Principal Balance of REMIC I Regular Interest GLC-1 immediately prior to such Distribution Date, and the denominator of which is (x) the aggregate Uncertificated Principal Balance of REMIC I Regular Interest GLC-1 and REMIC I Regular Interest GLC-2 immediately prior to such Distribution Date, multiplied by (2) the portion of the Total Principal Distribution Amount for such Distribution Date allocable to the Great Lakes Crossing Pooled Mortgage Loan or any successor Pooled REO Loan with respect thereto, or (B) if a Great Lakes Crossing Payment Trigger Event has occurred and is continuing or if such Distribution Date is the Final Distribution Date, the entire portion of the Total Principal Distribution Amount for such Distribution Date allocable to the Great Lakes Crossing Pooled Mortgage Loan or any successor Pooled REO Loan with respect thereto;

          third, reimbursements to REMIC II of Unfunded Principal Balance Reductions with respect to REMIC I Regular Interest GLC-1, up to its Loss Reimbursement Amount for such Distribution Date;

          fourth, distributions to REMIC II of accrued interest with respect to REMIC I Regular Interest GLC-2, up to its Interest Distribution Amount for such Distribution Date;

          fifth, distributions to REMIC II of principal with respect to REMIC I Regular Interest GLC-2, up to the lesser of (i) the Uncertificated Principal Balance of REMIC I Regular Interest GLC-2 immediately prior to such Distribution Date and (ii) the excess, if any, of (A) the entire portion of the Total Principal Distribution Amount for such Distribution Date allocable to the Great Lakes Crossing Pooled Mortgage Loan or any successor Pooled REO Loan with respect thereto over (B) the amount of principal deemed distributed to REMIC II with respect to REMIC I Regular Interest GLC-1 on such Distribution Date pursuant to clause second above;

          sixth, reimbursements to REMIC II of Unfunded Principal Balance Reductions with respect to REMIC I Regular Interest GLC-2 up to its Loss Reimbursement Amount for such Distribution Date; and

          seventh, reimbursements to the Class GLC Directing Certificateholder of any outstanding Cure Payments made by the Class GLC Directing Certificateholder pursuant to Section 3.27.

          On each Distribution Date, immediately prior to making any actual distributions on the Certificates pursuant to Section 4.01(a), Section 4.01(b) or Section 4.01(c), or the corresponding deemed distributions on the REMIC II Regular Interests pursuant to Section 4.01(k), the Trustee shall be deemed to have made (or, in the case of clause seventh below, shall actually make) out of that portion of the Standard Available Distribution Amount for such Distribution Date that is attributable to the Ritz-Carlton Key Biscayne Pooled Mortgage Loan or any related REO Property, the following distributions to REMIC II and, solely in the case of clause seventh below, the Class RCKB Directing

Certificateholder, in the following order of priority, in each case to the extent of the remaining portion of the Standard Available Distribution Amount for such Distribution Date that is attributable to the Ritz-Carlton Key Biscayne Pooled Mortgage Loan or any related REO Property:

          first, distributions to REMIC II of accrued interest with respect to REMIC I Regular Interest RCKB-1, up to its Interest Distribution Amount for such Distribution Date;

          second, distributions to REMIC II of principal with respect to REMIC I Regular Interest RCKB-1, up to the lesser of (i) the Uncertificated Principal Balance of REMIC I Regular Interest RCKB-1 immediately prior to such Distribution Date and (ii) either (A) if no Ritz-Carlton Key Biscayne Payment Trigger Event has occurred and is continuing and if such Distribution Date is not the Final Distribution Date, the product of (1) a fraction, the numerator of which is the Uncertificated Principal Balance of REMIC I Regular Interest RCKB-1 immediately prior to such Distribution Date, and the denominator of which is (x) the aggregate Uncertificated Principal Balance of REMIC I Regular Interest RCKB-1 and REMIC I Regular Interest RCKB-2 immediately prior to such Distribution Date, multiplied by
     (2) the portion of the Total Principal Distribution Amount for such Distribution Date allocable to the Ritz-Carlton Key Biscayne Pooled Mortgage Loan or any successor Pooled REO Loan with respect thereto, or (B) if a Ritz-Carlton Key Biscayne Payment Trigger Event has occurred and is continuing or if such Distribution Date is the Final Distribution Date, the entire portion of the Total Principal Distribution Amount for such Distribution Date allocable to the Ritz-Carlton Key Biscayne Pooled Mortgage Loan or any successor Pooled REO Loan with respect thereto;

          third, reimbursements to REMIC II of Unfunded Principal Balance Reductions with respect to REMIC I Regular Interest RCKB-1, up to its Loss Reimbursement Amount for such Distribution Date;

          fourth, distributions to REMIC II of accrued interest with respect to REMIC I Regular Interest RCKB-2, up to its Interest Distribution Amount for such Distribution Date;

          fifth, distributions to REMIC II of principal with respect to REMIC I Regular Interest RCKB-2, up to the lesser of (i) the Uncertificated Principal Balance of REMIC I Regular Interest RCKB-2, immediately prior to such Distribution Date and (ii) the excess, if any, of (A) the entire portion of the Total Principal Distribution Amount for such Distribution Date allocable to the Ritz-Carlton Key Biscayne Pooled Mortgage Loan or any successor Pooled REO Loan with respect thereto over (B) the amount of principal deemed distributed to REMIC II with respect to REMIC I Regular Interest RCKB-1 on such Distribution Date pursuant to clause second above;

          sixth, reimbursements to REMIC II of Unfunded Principal Balance Reductions with respect to REMIC I Regular Interest RCKB-2 up to its Loss Reimbursement Amount for such Distribution Date; and

          seventh, reimbursements to the Class RCKB Directing Certificateholder of any outstanding Cure Payments made by the Class RCKB Directing Certificateholder pursuant to Section 3.27.

          On each Distribution Date, immediately prior to making any actual distributions on the Certificates pursuant to Section 4.01(a), Section 4.01(b) or Section 4.01(c), or the corresponding deemed


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distributions on the REMIC II Regular Interests pursuant to Section 4.01(k), the
Trustee shall be deemed to have made out of the Standard Available Distribution Amount for such Distribution Date, the following distributions to REMIC II in the following order of priority, in each case to the extent of the remaining portion of such Standard Available Distribution Amount (exclusive of any portion thereof deemed distributed with respect to REMIC I Regular Interest GLC-1, REMIC I Regular Interest GLC-2, REMIC I Regular Interest RCKB-1 and/or REMIC I Regular Interest RCKB-2, or actually distributed to the Class GLC Directing Certificateholder and/or the Class RCKB Directing Certificateholder, all pursuant to the two preceding paragraphs):

          first, distributions of accrued interest with respect to all of the REMIC I Regular Interests (other than REMIC I Regular Interest GLC-1, REMIC I Regular Interest GLC-2, REMIC I Regular Interest RCKB-1 and REMIC I Regular Interest RCKB-2), up to, and pro rata as among such REMIC I Regular Interests based on, their respective Interest Distribution Amounts for such Distribution Date;

          second, distributions of principal with respect to all of the REMIC I Regular Interests (other than REMIC I Regular Interest GLC-1, REMIC I Regular Interest GLC-2, REMIC I Regular Interest RCKB-1 and REMIC I Regular Interest RCKB-2), up to, and pro rata as among such REMIC I Regular Interests based on, their respective Principal Distribution Amounts for such Distribution Date; and

          third, reimbursements of Unfunded Principal Balance Reductions with respect to all of the REMIC I Regular Interests (other than REMIC I Regular Interest GLC-1, REMIC I Regular Interest GLC-2, REMIC I Regular Interest RCKB-1 and REMIC I Regular Interest RCKB-2), including any such REMIC I Regular Interests whose Uncertificated Principal Balances have previously been reduced to zero, up to, and pro rata as among such REMIC I Regular Interests based on, their respective Loss Reimbursement Amounts for such Distribution Date.

          In addition, on each Distribution Date, immediately prior to making any actual distributions on the REMIC III Regular Interest Certificates pursuant to Section 4.01(d), or the corresponding deemed distributions on the REMIC II Regular Interests pursuant to Section 4.01(k), the Trustee shall be deemed to have distributed to REMIC II each Prepayment Premium and Yield Maintenance Charge then on deposit in the Distribution Account that was received by or on behalf of the Trust with respect to any Pooled Mortgage Loan or Pooled REO Loan during or prior to the related Collection Period, such distribution to be deemed made with respect to the REMIC I Regular Interest that relate(s) to such Pooled Mortgage Loan or Pooled REO Loan, as the case may be. Any Yield Maintenance Charge so deemed distributed either (i) on REMIC I Regular Interest GLC-1 and REMIC I Regular Interest GLC-2 or (ii) on REMIC I Regular Interest RCKB-1 and REMIC I Regular Interest RCKB-2, in either case on any Distribution Date, shall be allocated between such two REMIC I Regular Interests on a pro rata basis in accordance with the respective amounts of principal deemed distributed with respect to such two REMIC I Regular Interests on such Distribution Date.

          The distributions deemed made by the Trustee on each Distribution Date with respect to the REMIC II Regular Interests pursuant to Section 4.01(k), as well as the distributions actually made by the Trustee on each Distribution Date with respect to the Certificates pursuant to Section 4.01(a), Section 4.01(b),
Section 4.01(c) (to the extent such distributions relate to the REMIC II Residual Interest or the REMIC III Residual Interest) or Section 4.01(d), shall be deemed to have been so made from the amounts deemed distributed with respect to the REMIC I Regular Interests on such Distribution Date pursuant to this Section 4.01(l). Notwithstanding the deemed distributions on the REMIC I Regular Interests described in this Section 4.01(l), except for the reimbursement of Cure Payments, actual distributions of funds from the Distribution Account shall be made only in accordance with
Section 4.01(a), Section 4.01(b), Section 4.01(c), Section 4.01(d) or Section 4.01(e), as applicable.

          (m) On each Distribution Date, immediately prior to making any actual distributions on the Certificates pursuant to Section 4.01(a), Section 4.01(b) or Section 4.01(c), or the corresponding deemed distributions on the REMIC II Regular Interests pursuant to Section 4.01(k) or the REMIC I Regular Interest pursuant to Section 4.01(l), the Trustee shall be deemed to have made out of that portion of the Standard Available Distribution Amount for such Distribution Date that is attributable to each Exhibit B-5 Mortgage Loan, any Replacement Pooled Mortgage Loan substituted for that Exhibit B-5 Mortgage Loan or any related REO Property with respect to the foregoing, the following distributions to REMIC I, in the following order of priority, in each case to the extent of the remaining portion of the Standard Available Distribution Amount for such Distribution Date that is attributable to that Exhibit B-5 Mortgage Loan, any Replacement Pooled Mortgage Loan substituted for that Exhibit B-5 Mortgage Loan or any related REO Property:

          first, distributions of interest with respect to the related Loan REMIC Regular Interest, up to its Interest Distribution Amount for such Distribution Date;

          second, distributions of principal with respect to the related Loan REMIC Regular Interest, up to the lesser of (i) the Uncertificated Principal Balance of the Loan REMIC Regular Interest immediately prior to such Distribution Date and (ii) the entire portion of the Total Principal Distribution Amount for such Distribution Date allocable to that Exhibit B-5 Mortgage Loan, any Replacement Pooled Mortgage Loan substituted for that Exhibit B-5 Mortgage Loan or any successor Pooled REO Loan with respect to the foregoing; and

          third, reimbursements of Unfunded Principal Balance Reductions with respect to the related Loan REMIC Regular Interest, up to its Loss Reimbursement Amount for such Distribution Date.

          In addition, on each Distribution Date, immediately prior to making any actual distributions on the REMIC III Regular Interest Certificates pursuant to Section 4.01(d) or the corresponding deemed distributions on the REMIC II Regular Interests pursuant to Section 4.01(k) or the REMIC I Regular Interests pursuant to Section 4.01(l), the Trustee shall be deemed to have distributed to REMIC I each Prepayment Premium and Yield Maintenance Charge then on deposit in the Distribution Account that was received by or on behalf of the Trust with respect to each Exhibit B-5 Mortgage Loan, any Replacement Pooled Mortgage Loan substituted for that Exhibit B-5 Mortgage Loan or any successor Pooled REO Loan with respect to the foregoing during or prior to the related Collection Period.

          The distributions deemed made by the Trustee on each Distribution Date with respect to the REMIC II Regular Interests pursuant to Section 4.01(k) and the REMIC I Regular Interests pursuant to Section 4.01(l), as well as the distributions actually made by the Trustee on each Distribution Date with respect to the Certificates pursuant to Section 4.01(a), Section 4.01(b),
Section 4.01(c) (to the extent such distributions relate to the REMIC I Residual Interest, the REMIC II Residual Interest or the REMIC III Residual Interest) or
Section 4.01(d) shall be deemed to have been so made, in part, from the amounts deemed distributed with respect to the Loan REMIC Regular Interests on such Distribution Date pursuant to this Section 4.01(m). Notwithstanding the deemed distributions on the Loan REMIC Regular Interests described in this
Section 4.01(m), except for the reimbursement of Cure Payments, actual distributions of funds from the Distribution Account shall be made only in accordance with Section 4.01(a), Section 4.01(b), Section 4.01(c), Section 4.01(d), or Section 4.01(e) as applicable.

          SECTION 4.02. Statements to Certificateholders; Certain Other Reports.

          (a) Based solely on information provided to the Trustee by the Master Servicer pursuant to Sections 3.12 and 4.02(b), the Trustee shall prepare (or cause to be prepared) and, on each Distribution Date, provide or make available electronically (or, upon request, by first class mail) to the Privileged Persons a statement substantially in the form of, and containing the information set forth in, Exhibit E-1 hereto (the "Trustee Report"), detailing the distributions on such Distribution Date and the performance, both in the aggregate and individually to the extent available, of the Pooled Mortgage Loans and the Mortgaged Properties; provided that the Trustee need not deliver to any Privileged Person any Trustee Report that has been made available to such Person via the Trustee's internet website as provided below; and provided, further, that the Trustee has no affirmative obligation to discover the identities of Certificate Owners and need only react to Persons claiming to be Certificate Owners in accordance with Section 5.06; and provided, further, that during any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of the Trustee Report shall be deemed to have agreed to keep confidential the information therein until such Trustee Report is filed with the Commission, and the Trustee Report (or, if presented via the Trustee's internet website, such internet website) shall bear a legend to such effect.

          On each Distribution Date, the Trustee shall provide or make available electronically (or, upon request, by first class mail) to each Privileged Person, at the same time that the Trustee Report is delivered or otherwise made available thereto, each file and report comprising the CMSA Investor Reporting Package, to the extent received by the Trustee since the prior Distribution Date (or, in the case of the initial Distribution Date, since the Closing Date), and any other information that the Depositor may request; provided that during any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of such files and reports shall be deemed to have agreed to keep confidential the information in any such file or report until such particular file or report is filed with the Commission, and each such file and report (or, if presented via the Trustee's internet website, such internet website) shall bear a legend to such effect.

          The Trustee shall have no obligation to provide the information or reports described in this Section 4.02(a) until it has received the requisite information or reports from the Master Servicer provided for herein, and the Trustee shall not be in default hereunder due to a delay in providing the Certificateholder Reports caused by the Master Servicer's or Special Servicer's failure to timely deliver any information or reports hereunder. None of the Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a Borrower, each other or a third party, and accepted by it in good faith, that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable. None of the Trustee, the Master Servicer or the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Borrower, a third party or each other (unless the provider and the recipient of such information are the same Person or Affiliates).

          The Trustee shall make available each month, to any interested party, via the Trustee's internet website, in a downloadable format, the Trustee Report, Unrestricted Servicer Reports, CMSA Bond Level File, CMSA Collateral Summary File and any other information that the Depositor may request; provided that, unless (i) the particular report or information has been filed with the Commission pursuant to Section 8.14 or (ii) the Depositor has notified the Trustee that CSFB LLC has sold the Non-Registered Certificates to unaffiliated third parties, access to such reports and information on the Trustee's internet website will be protected to the same extent, and limited to the same Persons, as the Restricted Servicer Reports. The Trustee shall make the Restricted Servicer Reports available each month, via the Trustee's internet website only, to any Privileged Persons upon receipt by the Trustee from such Person of a certification substantially in the form of Exhibit K-1 or Exhibit K-2, as applicable; provided, however, that the Trustee shall provide access to such reports to each party hereto, the Controlling Class Representative, Column, KeyBank, each Underwriter and each Rating Agency without requiring such certification. In addition, the Trustee is hereby directed and authorized to make available, as a convenience to interested parties (and not in furtherance of the distribution of the Prospectus or the Prospectus Supplement under the securities laws), this Agreement, the Prospectus and the Prospectus Supplement via the Trustee's internet website. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

          The Trustee's internet website shall be located at "www.ctslink.com/cmbs" or at such other address as shall be specified by the Trustee from time to time in the Trustee Report and in one or more written notices delivered to the other parties hereto, the Controlling Class Representative (if any), the Certificateholders and the Rating Agencies. The Trustee makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its internet website and assumes no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source. In connection with providing access to the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance herewith. Questions regarding the Trustee's internet website can be directed to the Trustee's CMBS customer service desk at (301) 815-6600 or such other number as the Trustee may hereinafter specify.

          During any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, access to information regarding the Trust on the Trustee's internet website will be conditioned to the party attempting to gain such access electronically agreeing to keep confidential any such information that has not been filed with the Commission.

          The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Trustee Report and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

          (b) Within a reasonable period of time after the end of each calendar year, the Trustee shall prepare, or cause to be prepared, and mail to each Person who at any time during the calendar year was a Certificateholder (i) a statement containing the aggregate information set forth on page 2 of Exhibit E-1 hereto for such calendar year or applicable portion thereof during which such person was a Certificateholder and (ii) such other customary information as the Trustee deems necessary or desirable for Certificateholders to prepare their federal, state and local income tax returns, including the amount of original issue discount accrued on the Certificates, if applicable. The obligations of the Trustee in the immediately preceding sentence shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code. As soon as practicable following the request of any Certificateholder in writing, the Trustee shall furnish to such Certificateholder such information regarding the Pooled Mortgage Loans and the Mortgaged Properties as such Certificateholder may reasonably request and, as has been furnished to, or may otherwise be in the possession of, the Trustee. The Master Servicer and the Special Servicer shall promptly provide to the Depositor and the Trustee such information regarding the Mortgage Loans and the Mortgaged Properties as such party may reasonably request and that has been furnished to, or may otherwise be in the possession of, the Master Servicer or the Special Servicer, as the case may be.

          SECTION 4.03. P&I Advances.

          (a) On or before 1:00 p.m., New York City time, on each P&I Advance Date, the Master Servicer shall, subject Section 4.03(c), either (i) remit from its own funds to the Trustee for deposit into the Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made by the Master Servicer in respect of the Mortgage Pool for the related Distribution Date, (ii) apply amounts held in the Collection Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make such P&I Advances, or (iii) make P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of such P&I Advances to be made by the Master Servicer. Any amounts held in the Collection Account for future distribution and so used to make P&I Advances in respect of the Mortgage Pool shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account prior to the next succeeding Master Servicer Remittance Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 3:30 p.m., New York City time, on any P&I Advance Date, the Master Servicer shall not have made any P&I Advance in respect of the Mortgage Pool required to be made by it on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the Officer's Certificate and other documentation related to a determination of nonrecoverability of a P&I Advance pursuant to
Section 4.03(c)) or shall not have remitted any portion of the Master Servicer Remittance Amount required to be remitted by the Master Servicer on such date, then the Trustee shall provide notice of such failure to the Master Servicer by facsimile transmission as soon as possible, but in any event before 4:30 p.m., New York City time, on such P&I Advance Date. If after such notice the Trustee does not receive the full amount of such P&I Advances in respect of the Mortgage Pool by 6:00 p.m., New York City time, on such P&I Advance Date, then the Trustee shall (not later than 11:00 a.m., New York City time, on the related Distribution Date) make, and if the Trustee fails to do so, any Fiscal Agent shall (not later than 12:00 noon, New York City time, on the related Distribution Date) make, the portion of such P&I Advances in respect of the Mortgage Pool that was required to be, but was not, made or remitted, as the case may be, by the Master Servicer with respect to the related Distribution Date.

          On or before 2:00 p.m., New York City time, on each P&I Advance Date, the Master Servicer shall, subject to Section 4.03(c) and Section 4.03(d), remit from its own funds to the holder of the Great Lakes Crossing Companion Mortgage Loan an amount equal to any P&I Advance to be made in respect of the Great Lakes Crossing Companion Mortgage Loan or any Companion REO Loan with respect thereto for such P&I Advance Date.

          (b) The aggregate amount of P&I Advances to be made by the Master Servicer in respect of any Distribution Date (or, in the case of the Great Lakes Crossing Companion Mortgage Loan or any successor Companion REO Loan with respect thereto, in respect of any P&I Advance Date), subject to Section 4.03(c) and Section 4.03(d) below, shall equal the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of any related Master Servicing Fees and Work-out Fees, due or deemed due, as the case may be, in respect of the Pooled Mortgage Loans (including Pooled Balloon Mortgage Loans delinquent as to their respective Balloon Payments), the Great Lakes Crossing Companion Mortgage Loan and any successor REO Loans with respect to the foregoing Mortgage Loans on their respective Due Dates during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Borrower or otherwise collected by or on behalf of the Trust as of the close of business on the related Determination Date; provided that, if an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, then the interest portion of any P&I Advance required to be made in respect of such Required Appraisal Loan for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such P&I Advance) to equal the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made in respect of such Required Appraisal Loan for such Distribution Date without regard to this proviso, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which shall equal the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date, net of the related Appraisal Reduction Amount, and the denominator of which shall equal the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date.

          (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, that it has made (or, in the case of a determination made by the Special Servicer, that the Master Servicer has made) a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered (i) to the Trustee and the Depositor, in the case of the Master Servicer, (ii) to the Master Servicer and the Trustee, in the case of the Special Servicer, (iii) to the Depositor and the Master Servicer, in the case of the Trustee or any Fiscal Agent, and (iv) in each case, to the Controlling Class Representative, the Class RCKB Directing Certificateholder (if the Ritz-Carlton Key Biscayne Pooled Mortgage Loan or any related Pooled REO Loan is involved), and the Class GLC Directing Certificateholder and the holder of the Great Lakes Crossing Companion Mortgage Loan (if the Great Lakes Crossing Total Mortgage Loan or any related Pooled REO Loan is involved), and setting forth such determination of nonrecoverability and the considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status, property inspections, and shall include an Appraisal (provided that if an Appraisal has been obtained within the past 12 months, no new Appraisal is required) of the related Mortgaged Property, the cost of which Appraisal shall be advanced by the Master Servicer as a Servicing Advance). Such Officer's Certificate shall be accompanied by the Appraisal and all other supporting documentation relevant to the subject parties' nonrecoverability determination. The Trustee and any Fiscal Agent shall be entitled to conclusively rely on the Master Servicer's determination that a P&I Advance is nonrecoverable. The Master Servicer, the Trustee and any Fiscal Agent shall be entitled to conclusively rely on the Special Servicer's determination that a P&I Advance is nonrecoverable.

          (d) Notwithstanding anything herein to the contrary, no P&I Advance in respect of the Great Lakes Crossing Companion Mortgage Loan shall be required to be made hereunder (i) at any time, by the Trustee or any Fiscal Agent, or (ii) prior to the securitization of the Great Lakes Crossing Companion Mortgage Loan as contemplated by the Great Lakes Crossing Intercreditor Agreement (the "Great Lakes Crossing Companion Mortgage Loan Securitization"), by the Master Servicer; provided, however, that prior to the Great Lakes Crossing Companion Mortgage Loan Securitization, the Master Servicer may make P&I Advances in respect of the Great Lakes Crossing Companion Mortgage Loan upon request of the holder of the Great Lakes Crossing Companion Mortgage Loan, in which case any P&I Advances not ultimately recoverable from amounts received in respect of the Great Lakes Crossing Companion Mortgage Loan will be reimbursed to the Master Servicer by the holder of the Great Lakes Crossing Companion Mortgage Loan.

          (e) The Master Servicer, the Trustee and any Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each P&I Advance made thereby (with its own funds), for so long as such P&I Advance is outstanding (or, if such P&I Advance was made prior to the end of any grace period applicable to the subject delinquent Monthly Payment, for so long as such P&I Advance is outstanding following the end of such grace period). Such interest with respect to any P&I Advance shall be payable: (i) first, in accordance with Sections 3.05 and 3.26, out of any Default Charges subsequently collected on the particular Mortgage Loan or REO Loan as to which such P&I Advance relates; and (ii) then, after such P&I Advance is reimbursed, but only if and to the extent that such Default Charges are insufficient to cover such Advance Interest, subject to the last three sentences of this Section 4.03(e), out of general collections on the Pooled Mortgage Loans and REO Properties on deposit in the Collection Account. The Master Servicer shall reimburse itself, the Trustee or any Fiscal Agent, as applicable, for any outstanding P&I Advance made thereby as soon as practicable after funds available for such purpose are deposited in the Collection Account or, in the case of a P&I Advance made with respect to a Pooled A-Note Mortgage Loan or any successor Pooled REO Loan with respect thereto, in an A/B Mortgage Loan Pair Custodial Account or, in the case of a P&I Advance made with respect to the Great Lakes Crossing Pooled Mortgage Loan, the Great Lakes Crossing Companion Mortgage Loan or any successor REO Loan with respect to either of the foregoing Mortgage Loans, in the GLCTML Custodial Account, and in no event shall interest accrue in accordance with this Section 4.03(e) on any P&I Advance as to which the corresponding Late Collection was received by or on behalf of the Trust as of the related P&I Advance Date. The Master Servicer shall not be entitled to Advance Interest on any particular P&I Advance made thereby to the extent a payment that covers such P&I Advance is received but is being held by or on behalf of the Master Servicer in suspense. In addition, notwithstanding the foregoing provisions of this Section 4.03(e), Advance Interest earned on any Advances made with respect to either Mortgage Loan of an A/B Mortgage Loan Pair or with respect to any REO Property related to an A/B Mortgage Loan Pair shall be payable out of the related A/B Mortgage Loan Pair Custodial Account, to the maximum extent permitted by the related A/B Intercreditor Agreement, before being paid out of general collections on the Mortgage Pool on deposit in the Collection Account. Further, notwithstanding the foregoing provisions of this
Section 4.03(e), Advance Interest earned on any Advances made with respect to the Great Lakes Crossing Pooled Mortgage Loan or the Great Lakes Crossing Companion Mortgage Loan or with respect to any REO Property related to the Great Lakes Crossing Total Mortgage

Loan shall be payable out of the related GLCTML Custodial Account, to the maximum extent permitted by the related Great Lakes Crossing Intercreditor Agreement, before Advance Interest earned on any Advances made with respect to the Great Lakes Crossing Pooled Mortgage Loan is paid out of general collections on the Mortgage Pool on deposit in the Collection Account; provided, however, that no amount of Advance Interest earned on any Advances made with respect to the Great Lakes Crossing Companion Mortgage Loan or any successor Companion REO Loan with respect thereto shall be paid out of general collections on the Mortgage Pool on deposit in the Collection Account, as such Advance Interest shall only be paid, if at all, out of amounts received in the GLCTML Custodial Account in respect of the Great Lakes Crossing Companion Mortgage Loan. Notwithstanding any other provisions herein to the contrary, the Master Servicer, the Trustee and any Fiscal Agent shall only be entitled to reimbursement for any outstanding P&I Advance (and interest thereon) made in respect of the Great Lakes Crossing Companion Mortgage Loan or any successor Companion REO Loan with respect thereto out of amounts received on that Mortgage Loan and no amounts out of the Collection Account shall be used for such reimbursement.

          SECTION 4.04. Allocation of Realized Losses and Additional Trust Fund
                        Expenses.

          (a) On each Distribution Date, following the distributions to Certificateholders to be made on such date pursuant to Section 4.01, the Trustee shall determine the amount, if any, by which (i) the then aggregate of the Class Principal Balances of all the Classes of Principal Balance Certificates (exclusive of the Class GLC and Class RCKB Certificates), exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool (net of the aggregate Uncertificated Principal Balance of REMIC I Regular Interest GLC-2 and REMIC I Regular Interest RCKB-2) that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Class Principal Balances of the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates shall be reduced sequentially, in that order, until such excess is reduced to zero; provided that, no such Class of Certificates shall have its Class Principal Balance reduced unless and until the Class Principal Balance of each other Class of Certificates, if any, listed in front of it has been reduced to zero; and provided, further, that if after the foregoing reductions, the amount described in clause (i) of the preceding sentence still exceeds the amount described in clause (ii) of such sentence, then the respective Class Principal Balances of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates shall be reduced on a pro rata basis in accordance with the relative sizes of such Class Principal Balances, until any such remaining excess is reduced to zero. On each Distribution Date, following the distributions to Certificateholders to be made on such date pursuant to Section 4.01, the Class Principal Balance of the Class RCKB Certificates shall be reduced to the extent necessary (if at all) to equal the Uncertificated Principal Balance of REMIC I Regular Interest RCKB-2 that will be outstanding immediately following such Distribution Date. On each Distribution Date, following the distributing to Certificateholders to be made on such date pursuant to Section 4.01, the Class Principal Balance of the Class GLC Certificates shall be reduced to the extent necessary (if at all) to equal the Uncertificated Principal Balance of REMIC I Regular Interest GLC-2 that will be outstanding immediately following such Distribution Date. All such reductions in the Class Principal Balances of the respective Classes of the Principal Balance Certificates shall constitute allocations of Realized Losses and Additional Trust Fund Expenses.

          (b) Any and all allocations of Realized Losses and Additional Trust Fund Expenses to any particular Class of Principal Balance Certificates on any Distribution Date, in accordance with


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Section 4.04(a), thereby resulting in an unfunded reduction in the Class
Principal Balance of such Class of Principal Balance Certificates, shall be deemed to have first been allocated to the Corresponding REMIC II Regular Interest(s) in respect of such Class of Principal Balance Certificates with a resulting unfunded reduction in the Uncertificated Principal Balance(s) of such REMIC II Regular Interest(s) that is equal to the aforementioned unfunded reduction in the Class Principal Balance of such Class of Principal Balance Certificates. In the case of any Class of Class A-P&I Certificates, which have multiple Corresponding REMIC II Regular Interests, such reductions in the respective Uncertificated Principal Balances of such Corresponding REMIC II Regular Interests shall be made in numerical order of the last digit in the respective alphanumeric designations of such Corresponding REMIC II Regular Interests (for example, A-1-1, A-1-2 and A-1-3, in that order); provided that
(i) in no event shall the Uncertificated Principal Balance of REMIC II Regular Interest A-1-3 be so reduced at all until the Uncertificated Principal Balances of REMIC II Regular Interest A-1-1 and REMIC II Regular Interest A-1-2 have been reduced to zero, and in no event shall the Uncertificated Principal Balance of REMIC II Regular Interest A-1-2 be so reduced at all until the Uncertificated Principal Balance of REMIC II Regular Interest A-1-1 has been reduced to zero,
(ii) in no event shall the Uncertificated Principal Balance of REMIC II Regular Interest A-2-3 be so reduced at all until the Uncertificated Principal Balances of REMIC II Regular Interest A-2-1 and REMIC II Regular Interest A-2-2 have been reduced to zero, and in no event shall the Uncertificated Principal Balance of REMIC II Regular Interest A-2-2 be so reduced at all until the Uncertificated Principal Balance of REMIC II Regular Interest A-2-1 has been reduced to zero,
(iii) in no event shall the Uncertificated Principal Balance of REMIC II Regular Interest A-3-3 be so reduced at all until the Uncertificated Principal Balances of REMIC II Regular Interest A-3-1 and REMIC II Regular Interest A-3-2 have been reduced to zero, and in no event shall the Uncertificated Principal Balance of REMIC II Regular Interest A-3-2 be so reduced at all until the Uncertificated Principal Balance of REMIC II Regular Interest A-3-1 has been reduced to zero, and (iv) in no event shall the Uncertificated Principal Balance of REMIC II Regular Interest A-4-2 be so reduced at all until the Uncertificated Principal Balance of REMIC II Regular Interest A-4-1 has been reduced to zero.

          (c) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC I Regular Interests pursuant to Section 4.01(l), the Uncertificated Principal Balance of each REMIC I Regular Interest (after taking account of such deemed distributions) shall be reduced to the extent necessary (if at all) to equal the Stated Principal Balance of the related Pooled Mortgage Loan or Pooled REO Loan, as the case may be (or, if applicable in cases involving the substitution of multiple Replacement Pooled Mortgage Loans, the aggregate Stated Principal Balance of each and every related Pooled Mortgage Loan and/or Pooled REO Loan, as the case may be), that will be outstanding immediately following such Distribution Date; provided that the Uncertificated Principal Balance of REMIC I Regular Interest RCKB-2 (after taking account of such deemed distributions pursuant to Section 4.01(l)) shall be reduced to the extent necessary (if at all) to equal the excess, if any, of
(i) the Stated Principal Balance of the Ritz-Carlton Key Biscayne Pooled Mortgage Loan or any successor Pooled REO Loan with respect thereto that will be outstanding immediately following such Distribution Date, over (ii) the Uncertificated Principal Balance of REMIC I Regular Interest RCKB-1 (after taking account of such deemed distributions pursuant to Section 4.01(l)); and provided further, that the Uncertificated Principal Balance of REMIC I Regular Interest GLC-2 (after taking account of such deemed distributions pursuant to Section 4.01(l) shall be reduced to the extent necessary (if at all) to equal the excess, if any, of (i) the Stated Principal Balance of the Great Lakes Crossing Pooled Mortgage Loan or any successor Pooled REO Loan with respect thereto that will be outstanding immediately following such Distribution Date, over (ii) the Uncertificated Principal Balance of REMIC


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

I Regular Interest GLC-1 (after taking account of such deemed distributions pursuant to Section 4.01(l)). All such reductions in the Uncertificated Principal Balances of the respective REMIC I Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

          (d) On each Distribution Date, following the deemed distributions to be made in respect of each Loan REMIC Regular Interest pursuant to Section 4.01(m), the Uncertificated Principal Balance of the Loan REMIC Regular Interest (after taking account of such deemed distributions) shall be reduced to the extent necessary (if at all) to equal the Stated Principal Balance of the related Exhibit B-5 Mortgage Loan, any Replacement Pooled Mortgage Loan(s) substituted for that Exhibit B-5 Mortgage Loan and/or any successor Pooled REO Loan(s) with respect to the foregoing. All such reductions in the Uncertificated Principal Balances of any Loan REMIC Regular Interest shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

          SECTION 4.05. Calculations.

          Provided that the Trustee receives the necessary information from the Master Servicer and/or the Special Servicer, the Trustee shall be responsible for performing all calculations necessary in connection with the actual and deemed distributions to be made pursuant to Section 4.01, the preparation of the Trustee Reports pursuant to Section 4.02(a) and the actual and deemed allocations of Realized Losses and Additional Trust Fund Expenses to be made pursuant to Section 4.04. The Trustee shall calculate the Standard Available Distribution Amount for each Distribution Date and shall allocate such amount among Certificateholders in accordance with this Agreement. Absent actual knowledge of an error therein, the Trustee shall have no obligation to recompute, recalculate or otherwise verify any information provided to it by the Master Servicer. The calculations by the Trustee contemplated by this Section
4.05 shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.


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

                                   ARTICLE V

                                THE CERTIFICATES

          SECTION 5.01. The Certificates.

          (a) The Certificates shall consist of 27 Classes with the following respective alphabetic or alphanumeric Class designations: "A-X", "A-SP", "A-1", "A-2", "A-3", "A-4", "B", "C", "D", "E", "F", "G", "H", "J", "K", "L", "M", "N",
"O", "P", "GLC", "RCKB", "R", "V-1", "V-2", "V-3" and "V-4", respectively. Any reference in any other section or subsection of this Agreement to any Certificate or Certificates preceded by a Class designation shall be to a Certificate or Certificates of the Class so designated in this Section 5.01(a).

          (b) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1 through A-5; provided, however, that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with
Section 5.03 beneficial ownership interests in the Class A-X, Class A-SP, Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class GLC and Class RCKB Certificates initially shall (and, at the option of the Depositor, following the Closing Date, all or a portion of any other Class of Certificates may) be held and transferred through the book-entry facilities of the Depositary. The Class A-X, Class A-SP, Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class GLC and Class RCKB Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances (or, in the case of the Interest Only Certificates, initial Certificate Notional Amounts) as of the Closing Date of not less than $10,000 and any whole dollar denomination in excess thereof. The other REMIC III Regular Interest Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances as of the Closing Date of not less than $100,000 and any whole dollar denomination in excess thereof. The Class R, Class V-1, Class V-2, Class V-3 and Class V-4 Certificates will be issuable only in denominations representing Percentage Interests in the related Class of not less than 10.0%.

          (c) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized signatory of the Trustee shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

          SECTION 5.02. Registration of Transfer and Exchange of Certificates.

          (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar (located as of the Closing Date at Wells Fargo Center, Sixth and Marquette Avenue, MAC# N9303-121, Minneapolis, Minnesota 55479-0113) may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Trustee may appoint, by a written instrument delivered to the other parties hereto, any other bank or trust company to act as Certificate Registrar under such conditions as the Trustee may prescribe; provided that the Trustee shall not be relieved of any of its duties or responsibilities hereunder as Certificate Registrar by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor, the Master Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

          If three or more Certificateholders make a written request to the Trustee, and such request states that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication that such requesting Certificateholders propose to transmit, then the Trustee shall, within 30 days after the receipt of such request, afford (or cause any other Certificate Registrar to afford) the requesting Certificateholders access during normal business hours to, or deliver to the requesting Certificateholders a copy of, the most recent list of Certificateholders held by the Certificate Registrar (which list shall be current as of a date no earlier than 30 days prior to the Trustee's receipt of such request). Every Certificateholder, by receiving such access, acknowledges that neither the Certificate Registrar nor the Trustee will be held accountable in any way by reason of the disclosure of any information as to the names and addresses of any Certificateholder regardless of the source from which such information was derived.

          (b) No transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

          If a transfer of any Non-Registered Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of such Non-Registered Certificate by the Depositor or an Affiliate of the Depositor or, in the case of a Global Certificate, any transfer of such Certificate to a successor Depositary or, in the case of a Definitive Certificate issued with respect to a Global Certificate, any transfer of such Certificate to the applicable Certificate Owner in accordance with Section 5.03(c)), then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either:

(i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1A; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1B and a certificate from such Certificateholder's prospective Transferee substantially in the form attached hereto either as Exhibit F-2A or as Exhibit F-2B; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

          Each Global Certificate shall be deposited with the Trustee as custodian for the Depositary and registered in the name of Cede & Co. as nominee of the Depositary.

          If a transfer of an interest in any Rule 144A Global Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of an interest in such Rule 144A Global Certificate by the Depositor or an Affiliate of the Depositor), then (except as provided in the next succeeding paragraph or in the penultimate paragraph of this Section 5.02(b)) the Certificate Owner desiring to effect such transfer shall require from its prospective Transferee: (i) a certificate substantially in the form attached as Exhibit F-2C hereto; or (ii) an Opinion of Counsel to the effect that the prospective Transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act. Except as provided in the next succeeding paragraph or in the penultimate paragraph of this Section 5.02(b), any interest in a Rule 144A Global Certificate shall not be transferred to any Person other than a Qualified Institutional Buyer that takes delivery in the form of an interest in such Rule 144A Global Certificate. If any Transferee of an interest in a Rule 144A Global Certificate does not, in connection with the subject transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C hereto are, with respect to the subject transfer, true and correct.

          Notwithstanding the preceding paragraph, any interest in the Rule 144A Global Certificate with respect to the Class A-X, Class A-SP, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class GLC or Class RCKB Certificates may be transferred (without delivery of any certificate or Opinion of Counsel described in clauses (i) and (ii) of the first sentence of the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1D and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit F-2D and (ii) such written orders and instructions as are required under the applicable procedures of the Depositary, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depositary Participant by a denomination of interests in such Rule 144A Global Certificate, and credit the account of a Depositary Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the Class A-X, Class A-SP, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class GLC or Class RCKB Certificates to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depositary, shall reduce the denomination of the Rule 144A Global Certificate with respect to the Class A-X, Class A-SP, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class GLC or Class RCKB Certificates, and increase the denomination of the Regulation S Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

          Except as provided in the next succeeding paragraph or in the penultimate paragraph of this Section 5.02(b), beneficial interests in any Regulation S Global Certificate shall not be transferred to any Person other than a non-United States Securities Person that takes delivery in the form of a beneficial interest in such Regulation S Global Certificate, and the Certificate Owner desiring to effect such transfer shall be required to obtain from such prospective Transferee a certification substantially in the form attached hereto as Exhibit F-2D. On or prior to the Release Date, beneficial interests in any Regulation S Global Certificate may be held only through Euroclear or Clearstream.

          Notwithstanding the preceding paragraph, any interest in the Regulation S Global Certificate with respect to the Class A-X, Class A-SP, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class GLC or Class RCKB Certificates may be transferred (without delivery of any certificate described in the first sentence of the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for the same Class as such Regulation S Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1C and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit F-2C and (ii) such written orders and instructions as are required under the applicable procedures of the Depositary, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depositary Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depositary Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the Class A-X, Class A-SP, Class E, Class F, Class G, Class H, Class J, Class K or Class L, Class M, Class N, Class O, Class P, Class GLC or Class RCKB Certificates to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depositary, shall reduce the denomination of the Regulation S Global Certificate with respect to the Class A-X, Class A-SP, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class GLC or Class RCKB Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

          Notwithstanding the foregoing, any interest in a Global Certificate with respect to the Class A-X, Class A-SP, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class GLC or Class RCKB Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) who takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the second paragraph of this Section 5.02(b) and (ii) such written orders and instructions as are required under the applicable procedures of the Depositary, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depositary Participant by the denomination of the transferred interests in such Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated by the second paragraph of this
Section 5.02(b), the Trustee, subject to and in accordance with the applicable procedures of the Depositary, shall reduce the denomination of the subject Global Certificate, and cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

          None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall, and does hereby agree to, indemnify the Depositor, CSFB LLC, the Trustee, any Fiscal Agent, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          (c) No transfer of any Certificate or interest therein shall be made to any Plan or to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective Transferee would result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code.

          Except in connection with the initial issuance of the Certificates or any transfer of a Non-Registered Certificate by the Depositor or an Affiliate of the Depositor or, in the case of a Global Certificate, any transfer of such Certificate to a successor Depositary or, in the case of a Definitive Certificate issued with respect to a Global Certificate, any transfer of such Certificate to the applicable Certificate Owner in accordance with Section 5.03(c), the Certificate Registrar shall refuse to register the transfer of a Non-Registered Certificate unless it has received from the prospective Transferee any of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and continued holding of such Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of
Section 406 and 407 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) in the case of a Non-Registered Certificate (other than a Class R, Class V-1, Class V-2, Class V-3 or Class V-4 Certificate) that is rated investment grade by at least one of the Rating Agencies and is being acquired by or on behalf of a Plan in reliance on the Underwriter Exemption, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, any Exemption-Favored Party, the Depositor, Column, KeyBank, the Master Servicer, the Special Servicer, any Sub-Servicer or any Borrower with respect to Pooled Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Pooled Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and

(iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses
(iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee, the Certificate Registrar or the Trust) which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the form of certification attached hereto as Exhibit G-1 is acceptable for purposes of the preceding sentence.

          Except in connection with the initial issuance of the Certificates or any transfer of an interest in a Book-Entry Non-Registered Certificate by the Depositor or an Affiliate of the Depositor, the Certificate Owner desiring to effect a transfer of an interest in a Book-Entry Non-Registered Certificate shall obtain from its prospective Transferee one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such interest in such Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) if such Certificate is not a Class R, Class V-1, Class V-2, Class V-3 or Class V-4 Certificate, a certification to the effect that the purchase and continued holding of an interest in such Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if such Certificate is not a Class R, Class V-1, Class V-2, Class V-3 or Class V-4 Certificate, if such Certificate is rated investment grade by at least one of the Rating Agencies and if the interest in such Certificate is being acquired by or on behalf of a Plan in reliance on the Underwriter Exemption, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, Column, KeyBank, the Master Servicer, the Special Servicer, any Sub-Servicer or any Borrower with respect to Pooled Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Pooled Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel to the effect that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the form of certification attached hereto as Exhibit G-2 is acceptable for purposes of the preceding sentence.

          Each Transferee of any Registered Certificate or interest therein or of an interest in any Book-Entry Non-Registered Certificate shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and continued holding of such Certificate or interest therein by such Transferee is exempt from the prohibited transaction provisions of Section 406 and 407 of ERISA and Section 4975 of the Code.

          (d) (i) Each Person who has or acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee


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

     under clause (d)(ii) below to deliver payments to a Person other than such Person and, further, to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and do all other things necessary in connection with any such disposition. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

               (A) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

               (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt, of an affidavit and agreement substantially in the form attached hereto as Exhibit H-1 (a "Transfer Affidavit and Agreement"), from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this
          Section 5.02(d) and agrees to be bound by them.

               (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of either the Trustee or the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

               (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class R Certificate and (2) not to transfer its Ownership Interest in such Class R Certificate unless it provides to the Certificate Registrar and the Trustee a certificate substantially in the form attached hereto as Exhibit H-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

               (E) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing such Ownership Interest, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder".


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

               (ii) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Class R Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. None of the Depositor, the Trustee or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

               If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 5.02(d), then, to the extent that retroactive restoration of the rights of the preceding Holder of such Class R Certificate as described in the preceding paragraph of this clause (d)(ii) shall be invalid, illegal or unenforceable, the Trustee shall have the right, but not the obligation, to cause the transfer of such Class R Certificate to a Permitted Transferee selected by the Trustee on such terms as the Trustee may choose, and the Trustee shall not be liable to any Person having an Ownership Interest in such Class R Certificate or any other Person as a result of its exercise of such discretion. Such purported Transferee shall promptly endorse and deliver such Class R Certificate in accordance with the instructions of the Trustee. Such Permitted Transferee may be the Trustee itself or any Affiliate of the Trustee.

               (iii) The Trustee shall make available to the IRS and to those Persons specified by the REMIC Provisions all information furnished to it by the other parties hereto necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulation sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" for each Loan REMIC Residual Interest, the REMIC I Residual Interest, the REMIC II Residual Interest and the REMIC III Residual Interest and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person which is a Disqualified Organization, and each of the other parties hereto shall furnish to the Trustee all information in its possession necessary for the Trustee to discharge such obligation. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Trustee for providing such information.

               (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated; provided that there shall have been delivered to the Trustee the following:

                    (A) written confirmation from each Rating Agency to the
               effect that the modification of, addition to or elimination of such provisions will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and

                    (B) an Opinion of Counsel, in form and substance
               satisfactory to the Trustee, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the


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

               Trustee or the Trust), to the effect that doing so will not (1) cause any REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person which is not a Permitted Transferee or
               (2) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

          (e) If a Person is acquiring any Non-Registered Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as set forth in Subsections (b), (c) and/or (d), as appropriate, of this Section 5.02.

          (f) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest.

          (g) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

          (h) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

          (i) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          (j) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

          (k) The Certificate Registrar or the Trustee shall provide to each of the other parties hereto, upon reasonable written request and at the expense of the requesting party, an updated copy of the Certificate Register.


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

          SECTION 5.03. Book-Entry Certificates.

          (a) The Class A-X, Class A-SP, Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class GLC and Class RCKB Certificates shall, in the case of each Class thereof, initially be issued (and, at the option of the Depositor, subsequent to the Closing Date, all or any portion of any other Class of Certificates may be issued) as one or more Certificates registered in the name of the Depositary or its nominee and, except as provided in Section 5.02(b) or Section 5.03(c), transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depositary that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and, subject to Section 5.02, transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depositary; and, except as provided in Section 5.02(b) or Section 5.03(c) below, such Certificate Owners shall not be entitled to fully registered, physical Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depositary Participant or indirect participating brokerage firm representing each such Certificate Owner. Each Depositary Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of indirect participating brokerage firms for which it acts as agent in accordance with the Depositary's normal procedures.

          (b) Except as expressly provided to the contrary herein, the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depositary as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. Except as expressly provided to the contrary herein, the rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depositary Participants and indirect participating brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depositary as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depositary of such record date.

          (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depositary is no longer willing or able to discharge properly its responsibilities with respect to any Class of Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depositary with respect to all or any portion of any Class of Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Depositary, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of any Class of Book-Entry Certificates (or any portion of any Class thereof) by the Depositary, accompanied by registration instructions from the Depositary for registration of transfer, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, the Definitive Certificates in respect of such Class (or portion thereof) to the Certificate Owners identified in such instructions. None of the

Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions, and each of them may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Book-Entry Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

          SECTION 5.04. Mutilated, Destroyed, Lost or Stolen Certificates.

          If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section 5.04, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 5.04 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          SECTION 5.05. Persons Deemed Owners.

          Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

          SECTION 5.06. Certification by Certificateholders and Certificate
                        Owners.

          (a) Each Certificate Owner is hereby deemed by virtue of its acquisition of an Ownership Interest in the Book-Entry Certificates to agree to comply with the transfer requirements of Section 5.02.

          (b) To the extent that under the terms of this Agreement, it is necessary to determine whether any Person is a Certificateholder or a Certificate Owner, the Trustee shall make such determination based on a certificate of such Person which shall be substantially in the form of paragraph 1 of Exhibit K-1 hereto (or such other form as shall be reasonably acceptable to the Trustee) and shall specify the Class and Certificate Principal Balance or Certificate Notional Amount, as the case may be, of the Book-Entry Certificate beneficially owned; provided, however, that the Trustee shall not knowingly recognize such Person as a Certificate Owner if such Person, to the knowledge of a Responsible Officer of the Trustee, acquired its Ownership Interest in a Book-Entry Certificate in


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

violation of Section 5.02, or if such Person's certification that it is a Certificate Owner is in direct conflict with information obtained by the Trustee from the Depositary, Depositary Participants and/or indirect participating brokerage firms for which Depositary Participants act as agents, with respect to the identity of a Certificate Owner. The Trustee shall exercise its reasonable discretion in making any determination under this Section 5.06(b) and shall afford any Person providing information with respect to its beneficial ownership of any Book-Entry Certificate an opportunity to resolve any discrepancies between the information provided and any other information available to the Trustee.


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

                                   ARTICLE VI

           THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER

          SECTION 6.01. Liability of the Depositor, the Master Servicer and the
                        Special Servicer.

          The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer.

          SECTION 6.02. Merger, Consolidation or Conversion of the Depositor,
                        the Master Servicer or the Special Servicer.

          (a) Subject to Section 6.02(b), the Depositor, the Master Servicer and the Special Servicer shall each keep in full effect its existence, rights and franchises as a corporation, bank, trust company, partnership, limited liability company, association or other legal entity under the laws of the jurisdiction wherein it was organized, and each shall obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

          (b) Each of the Depositor, the Master Servicer and the Special Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case, any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Master Servicer, or the Special Servicer, shall be the successor of the Depositor, the Master Servicer or the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of the Master Servicer or the Special Servicer unless (i) such succession will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency) and (ii) such successor or surviving Person makes the applicable representations and warranties set forth in Section
2.05 (in the case of a successor or surviving Person to the Master Servicer) or
Section 2.06 (in the case of a successor or surviving Person to the Special Servicer), as applicable.

          SECTION 6.03. Limitation on Liability of the Depositor, the Master
                        Servicer and the Special Servicer.

          None of the Depositor, the Master Servicer or the Special Servicer shall be under any liability to the Trust, the Trustee, the Certificateholders or the holder of the Great Lakes Crossing Companion Mortgage Loan for any action taken or not taken in good faith pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or the Special Servicer against any liability to the Trust, the Trustee, the Certificateholders or the holder of the Great Lakes Crossing Companion Mortgage Loan for the breach of a representation or warranty made by such party herein, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of, or negligent disregard of, such party's obligations or duties hereunder. The Depositor, the Master Servicer or the Special Servicer and any director, member, manager, officer, employee or agent of any such party may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer or the Special Servicer and any director, member, manager, officer, employee or agent of any such party, shall be indemnified and held harmless by the Trust out of the Collection Account, as provided in Section 3.05(a), or the Distribution Account as provided in Section 3.05(b) or, to the extent permitted by the related A/B Intercreditor Agreement, out of amounts attributable to an A/B Mortgage Loan Pair on deposit in the related A/B Mortgage Loan Pair Custodial Account as provided in Section 3.04(e) or, to the extent permitted by the Great Lakes Crossing Intercreditor Agreement, out of amounts attributable to the Great Lakes Crossing Companion Mortgage Loan on deposit in the GLCTML Custodial Account as provided in Section 3.04(f), against any loss, liability, cost or expense (including reasonable legal expenses) incurred in connection with any legal action or claim relating to this Agreement or the Certificates, other than any loss, liability, cost or expense: (i) specifically required to be borne thereby pursuant to the terms hereof; (ii) that constitutes (or, but for the failure of the subject expense to be customary, reasonable or necessary, would constitute) a Servicing Advance that is otherwise reimbursable under this Agreement; or
(iii) incurred in connection with any legal action or claim against such party resulting from any breach of a representation or warranty made herein, any misfeasance, bad faith or negligence in the performance of, or negligent disregard of, obligations or duties hereunder or any willful or negligent violation of applicable law. None of the Depositor, the Master Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, except in the case of a legal action the costs of which such party is specifically required hereunder to bear, in its opinion does not involve it in any ultimate expense or liability for which it would not be reimbursed hereunder; provided, however, that the Depositor, the Master Servicer or the Special Servicer may in its discretion undertake any such action which it may reasonably deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust, and the Depositor, the Master Servicer or the Special Servicer, as the case may be, shall be entitled to be reimbursed therefor from the Collection Account, as provided in Section 3.05(a), or the Distribution Account as provided in Section 3.05(b) or, to the extent permitted by the related A/B Intercreditor Agreement, out of amounts attributable to an A/B Mortgage Loan Pair on deposit in the related A/B Mortgage Loan Pair Custodial Account as provided in Section 3.04(e) or, to the extent permitted by the Great Lakes Crossing Intercreditor Agreement, out of amounts attributable to the Great Lakes Crossing Companion Mortgage Loan on deposit in the GLCTML Custodial Account as provided in Section 3.04(f).

          In addition, neither the Master Servicer nor the Special Servicer shall have any liability with respect to, and the Master Servicer and the Special Servicer shall each be entitled to rely as to the truth of the statements made and the correctness of the opinions expressed therein on, any certificates or opinions furnished to the Master Servicer or the Special Servicer, as the case may be, and conforming to the requirements of this Agreement. Each of the Master Servicer and the Special Servicer may rely in good faith on information provided to it by the other such party (unless the provider and the recipient of such information are the same Person or Affiliates) and by the Borrowers, and will have no duty to investigate or verify the accuracy thereof.

          SECTION 6.04. Resignation of the Master Servicer and the Special
                        Servicer.

          (a) Each of the Master Servicer and the Special Servicer may resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as the case may be, at the date of this Agreement). Any such determination requiring the resignation of the Master Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee. Unless applicable law requires the Master Servicer's or the Special Servicer's (as the case may be) resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with Section 3.25 or Section 7.02 hereof; provided that, if no successor master servicer or special servicer, as applicable, shall have been so appointed and have accepted appointment within 90 days after the Master Servicer or the Special Servicer, as the case may be, has given notice of such resignation, the resigning Master Servicer or Special Servicer, as applicable, may petition any court of competent jurisdiction for the appointment of a successor thereto.

          (b) In addition, the Master Servicer and the Special Servicer shall each have the right to resign at any other time; provided that (i) a willing successor thereto (including any such successor proposed by the resigning party) reasonably acceptable to the Depositor and the Trustee has been found, (ii) each of the Rating Agencies confirms to the Trustee in writing that the successor's appointment will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation.

          (c) Neither the Master Servicer nor the Special Servicer shall be permitted to resign except as contemplated in subsections (a) and (b) of this
Section 6.04. Consistent with the foregoing, neither the Master Servicer nor the Special Servicer shall (except in connection with any resignation thereby permitted above in this Section 6.04 or as otherwise expressly provided herein, including the provisions of Section 3.22 and/or Section 6.02) assign or transfer any of its rights, benefits or privileges hereunder to any other Person or delegate to, subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer or the Special Servicer are transferred to a successor thereto, the entire amount of compensation payable to the Master Servicer or the Special Servicer, as the case may be, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor, except to the extent provided in Section 3.11(c).

          SECTION 6.05. Rights of the Depositor and the Trustee in Respect of
                        the Master Servicer and the Special Servicer.

          Each of the Master Servicer and the Special Servicer shall afford the Depositor, the Trustee, the Controlling Class Representative and each Rating Agency, upon reasonable notice, during normal business hours access to all records maintained by it in respect of its rights and obligations hereunder and access to such of its officers as are responsible for such obligations. Upon reasonable request, each of the Master Servicer and the Special Servicer shall furnish the Depositor and the Trustee with its most recent publicly available annual audited financial statements (or, if not available, the most recent publicly available audited annual financial statements of its corporate parent) and such other information as is publicly available regarding its business, affairs, property and condition, financial or otherwise; provided that neither the Depositor nor the Trustee may disclose the contents of such financial statements or other information to non-affiliated third parties (other than accountants, attorneys, financial advisors and other representatives retained to help it evaluate such financial statements or other information), unless it is required to do so under applicable securities laws or is otherwise compelled to do so as a matter of law. The Master Servicer and the Special Servicer may each affix to any such information described in this Section 6.05 provided by it any disclaimer it deems appropriate in its reasonable discretion. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and/or the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer and/or the Special Servicer hereunder or exercise the rights of the Master Servicer and/or the Special Servicer hereunder; provided, however, that neither the Master Servicer nor the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and is not obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

          SECTION 6.06. Master Servicer and Special Servicer May Own
                        Certificates.

          The Master Servicer, the Special Servicer or any Affiliate of either of them may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate with (except as otherwise set forth in the definition of "Certificateholder") the same rights it would have if it were not the Master Servicer, the Special Servicer or an Affiliate of either of them. If, at any time during which the Master Servicer, the Special Servicer or Affiliate of the Master Servicer or the Special Servicer is the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate, the Master Servicer or the Special Servicer, as the case may be, proposes to take any action (including for this purpose, omitting to take a particular action) that is not expressly prohibited by the terms hereof and would not, in the Master Servicer's or the Special Servicer's, as the case may be, reasonable, good faith judgment, violate the Servicing Standard, but that, if taken, might nonetheless, in the Master Servicer's or the Special Servicer's, as the case may be, reasonable, good faith judgment, be considered by other Persons to violate the Servicing Standard, then the Master Servicer or the Special Servicer, as the case may be, may (but need not) seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (a) states that it is delivered pursuant to this Section 6.06, (b) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or the Special Servicer, as the case may be, or by an Affiliate thereof and (c) describes in reasonable detail the action that the Master Servicer or the Special Servicer, as the case may be, proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as applicable), together with a request for approval by the Certificateholders of each such proposed action. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates, as the case may be) shall have consented in writing to the proposal described in the written notice, and if the Master Servicer or the Special Servicer, as the case may be, shall act as proposed in the written notice, such action shall be


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deemed to comply with the Servicing Standard. The Trustee shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.


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

                                   ARTICLE VII

                                     DEFAULT

          SECTION 7.01. Events of Default.

          (a) "Event of Default", wherever used herein, means any one of the following events:

               (i) any failure by the Master Servicer to deposit into the Collection Account, the GLCTML Custodial Account or any A/B Mortgage Loan Pair Custodial Account any amount required to be so deposited under this Agreement, which failure continues unremedied for three Business Days following the date on which such deposit was first required to be made; or

               (ii) any failure by the Special Servicer to deposit into the REO Account or to deposit, or remit to the Master Servicer for deposit, into the Collection Account, any amount required to be so deposited or remitted under this Agreement, which failure continues unremedied for three Business Days following the date on which such deposit or remittance, as the case may be, was first required to be made; or

               (iii) any failure by the Master Servicer to remit to the Trustee for deposit into the Distribution Account, on any P&I Advance Date, the full amount of P&I Advances required to be made on such date or, on any Master Servicer Remittance Date, the full amount of the Master Servicer Remittance Amount and any Compensating Interest Payment required to be remitted on such date, which failure continues unremedied until 6:00 p.m. (New York City time) on such P&I Advance Date or Master Servicer Remittance Date, as the case may be; or

               (iv) any failure by the Master Servicer to timely make any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of three Business Days following the date on which notice shall have been given to the Master Servicer by the Trustee as provided in Section 3.11(f); or

               (v) any failure by the Special Servicer to timely make (or request the Master Servicer to make) any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of three Business Days following the date on which notice has been given to the Special Servicer by the Trustee as provided in Section 3.11(f); or

               (vi) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, contained in this Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party hereto, by the Controlling Class Representative, the holder of the Great Lakes Crossing Companion Mortgage Loan or the Holders of Certificates entitled to at least 25% of the Voting Rights; provided that, with respect to any such failure that is not curable within such 30-day period the Master Servicer or the Special Servicer, as the case may be, shall have an additional


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

     cure period of 30 more days to effect such cure so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure and such delay does not materially or adversely affect the Certificateholders; or

               (vii) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders or the holder of the Great Lakes Crossing Companion Mortgage Loan and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party hereto, by the Controlling Class Representative, the holder of the Great Lakes Crossing Companion Mortgage Loan or the Holders of Certificates entitled to at least 25% of the Voting Rights; provided that, with respect to any such breach that is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 more days to effect such cure so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and has provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure and such delay does not materially or adversely affect the Certificateholders; or

               (viii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

               (ix) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

               (x) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

               (xi) the Trustee shall have received written notice from either Rating Agency to the effect that the continuation of the Master Servicer or the Special Servicer in such capacity (A) would result in a qualification, downgrade or withdrawal of one or more ratings assigned by such Rating Agency to the Certificates or (B) would result or has resulted in any rating assigned by such Rating Agency to the Certificates otherwise becoming the subject of a "negative" credit watch, and in any event such circumstances shall not have changed, as confirmed to the Trustee in writing by such Rating Agency, within 60 days following the date on which the Trustee first received such notice; or

               (xii) one or more ratings assigned by either Rating Agency to the Certificates shall have been qualified, downgraded or withdrawn as a result of the Master Servicer's or the Special Servicer's acting in such capacity; or

               (xiii) the Master Servicer ceases to be rated at least CMS3 by Fitch or the Special Servicer ceases to be rated at least CSS3 by Fitch, and such rating is not restored within 60 days after the subject downgrade or withdrawal.

          When a single entity acts as Master Servicer and Special Servicer, an Event of Default (other than an event described in clause (xi), (xii) or (xiii) above) in one capacity shall constitute an Event of Default in both such capacities.

          (b) If any Event of Default with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as the Event of Default shall not have been remedied, the Depositor and Trustee each may, and at the written direction of the Holders of Certificates entitled to not less than 25% of the Voting Rights or at the written direction of the holder of the Great Lakes Crossing Companion Mortgage Loan (if such holder is materially and adversely affected by the subject Event of Default), the Trustee shall (subject to applicable bankruptcy or insolvency law in the case of clauses (viii) through (x) of Section 7.01(a)), terminate, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto), all of the rights and obligations (accruing from and after such notice) of the Defaulting Party under this Agreement (other than pursuant to Section 6.03) and in and to the Mortgage Loans (other than as a Holder of any Certificate, as the holder of the Great Lakes Crossing Companion Mortgage Loan or as a B-Note Mortgage Loan Holder). From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise (other than as a Holder of any Certificate, as the holder of the Great Lakes Crossing Companion Mortgage Loan or as a B-Note Mortgage Loan Holder), shall pass to and be vested in the Trustee pursuant to and under this Section 7.01(b), and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise (provided, however, that each of the Master Servicer and the Special Servicer shall, if terminated pursuant to this
Section 7.01(b), continue to be obligated to pay and entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, as well as amounts due to it thereafter, if any, including any Excess Servicing Strip and Work-out Fees, and it and its members, managers, directors, officers, employees and agents shall continue to be entitled to the benefits of Section
6.03 notwithstanding any such termination). Each of the Master Servicer and the Special Servicer agrees that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than 20 days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records requested


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

thereby to enable the Trustee to assume the Master Servicer's or the Special Servicer's, as the case may be, functions hereunder, and shall otherwise cooperate with the Trustee in effecting the termination of the Master Servicer's or the Special Servicer's, as the case may be, responsibilities and rights hereunder, including the transfer within five Business Days to the Trustee for administration by it of all cash amounts that at the time are or should have been credited by the Master Servicer to the Collection Account, any A/B Mortgage Loan Pair Custodial Account, the GLCTML Custodial Account, the Distribution Account or any Servicing Account or Reserve Account (if it is the Defaulting Party) or by the Special Servicer to the REO Account, the Collection Account, any A/B Mortgage Loan Pair Custodial Account, the GLCTML Custodial Account or any Servicing Account or Reserve Account (if it is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or REO Property (provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be obligated to pay and entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, as well as amounts due to it thereafter, if any, including any Excess Servicing Strip and Work-Out Fees, and it and its members, managers, directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination). Any costs or expenses (including those of any other party hereto) incurred in connection with any actions to be taken by the Master Servicer or the Special Servicer pursuant to this paragraph in connection with the termination thereof shall be borne by the terminated Master Servicer or Special Servicer, as the case may be (and, in the case of the Trustee's costs and expenses, if not paid within a reasonable time, shall be borne by the Trust out of the Collection Account).

          SECTION 7.02. Trustee to Act; Appointment of Successor.

          On and after the time that the Master Servicer or the Special Servicer resigns pursuant to Section 6.04(a) or receives a notice of termination pursuant to Section 7.01, the Trustee shall, subject to Section 3.25, be the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer or the Special Servicer, as the case may be, by the terms and provisions hereof, including, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make Advances; provided, however, that any failure to perform such duties or responsibilities caused by the Master Servicer's or the Special Servicer's, as the case may be, failure to cooperate or to provide information or monies as required by Section 7.01 shall not be considered a default by the Trustee hereunder. Neither the Trustee nor any other successor shall be liable for any of the representations and warranties of the resigning or terminated party or for any losses incurred by the resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Trustee or any other successor be required to purchase any Pooled Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to for future services rendered if the resigning or terminated party had continued to act hereunder (subject to Section 3.11(a) with respect to the Excess Servicing Strip). Notwithstanding the above, if it is unwilling to so act, the Trustee may (and, if it is unable to so act, or if the Trustee is not approved as an acceptable master servicer or special servicer, as the case may be, by each Rating Agency, or if the Holders of Certificates entitled to a majority of all the Voting Rights so request in writing, the Trustee shall), subject to Section 3.25, promptly appoint, or petition a court of competent jurisdiction to appoint, any established and qualified institution as the successor to the resigning or terminated Master Servicer or Special Servicer, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the resigning or terminated Master Servicer or Special Servicer, as the case may be, hereunder; provided, however, that such appointment does not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency). No appointment of a successor to the Master Servicer or the Special Servicer hereunder shall be effective until the assumption by such successor of all its responsibilities, duties and liabilities hereunder, and pending such appointment and assumption, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans or otherwise as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. The Depositor, the Trustee, such successor and each other party hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

          SECTION 7.03. Notification to Certificateholders.

          (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Master Servicer or the Special Servicer pursuant to Section 7.01, any appointment of a successor to the Master Servicer or the Special Servicer pursuant to Section 6.02, 6.04 or 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to
Section 3.25, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

          (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after a Responsible Officer of the Trustee has actual knowledge of the occurrence of such an event, the Trustee shall transmit by mail to the Depositor and all Certificateholders notice of such occurrence, unless such default shall have been cured.

          SECTION 7.04. Waiver of Events of Default.

          The Holders of Certificates representing at least 66-2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided that an Event of Default under clause (i), clause (ii), clause (iii), clause (xi), clause (xii) or clause (xiii) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes; and provided, further, that the holder of the Great Lakes Crossing Companion Mortgage Loan must consent to the waiver of any Event of Default that materially and adversely affects such holder and which has not been cured. Upon any such waiver of an Event of Default, and payment to the Trustee of all reasonable costs and expenses incurred by the Trustee in connection with such default prior to its waiver (which costs shall be paid by the party requesting such waiver), such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if registered in the name of any other Person.


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

          SECTION 7.05. Additional Remedies of Trustee Upon Event of Default.

          During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right (exercisable subject to Section 8.01(a)), in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.


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

                                  ARTICLE VIII

                                   THE TRUSTEE

          SECTION 8.01. Duties of Trustee.

          (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

          (b) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), the Trustee shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible or liable for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer, the Special Servicer, any actual or prospective Certificateholder or Certificate Owner or either Rating Agency, and accepted by the Trustee in good faith, pursuant to this Agreement.

          (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

               (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement.

               (ii) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

               (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% (or, as to any particular matter, any higher percentage as may be


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

     specifically provided for hereunder) of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

               (iv) The Trustee shall not be required to take action with respect to, or be deemed to have notice or knowledge of, any default or Event of Default (except an Event of Default under Section 7.01(a)(xi),
     Section 7.01(a)(xii) or Section 7.01(a)(xiii) or the Master Servicer's failure to deliver any monies, including P&I Advances, or to provide any report, certificate or statement, to the Trustee when required pursuant to this Agreement) unless a Responsible Officer of the Trustee shall have received written notice or otherwise have actual knowledge thereof. Otherwise, the Trustee may conclusively assume that there is no such default or Event of Default.

               (v) Subject to the other provisions of this Agreement and without limiting the generality of this Section 8.01, the Trustee shall have no duty, except as expressly provided in Section 2.01(c) or Section 2.01(e) or in its capacity as successor Master Servicer or successor Special Servicer,
     (A) to cause any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to cause the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to cause the maintenance of any insurance, or (C) to confirm or verify the truth, accuracy or contents of any reports or certificates of the Master Servicer, the Special Servicer, any actual or prospective Certificateholder or Certificate Owner or either Rating Agency, delivered to the Trustee pursuant to this Agreement reasonably believed by the Trustee to be genuine and without error and to have been signed or presented by the proper party or parties.

               (vi) For as long as the Person that serves as Trustee hereunder also serves as a Custodian or as Certificate Registrar, the protections, immunities and indemnities afforded to the Trustee hereunder shall also be afforded to such Person in its capacity as Custodian and/or Certificate Registrar, as the case may be.

          SECTION 8.02. Certain Matters Affecting the Trustee.

          Except as otherwise provided in Section 8.01:

               (i) the Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and without error and to have been signed or presented by the proper party or parties;

               (ii) the Trustee may consult with counsel and any written advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

               (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request,


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

     order or direction of any of the Certificateholders, unless (in the Trustee's reasonable opinion) such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder (except to pay expenses that could reasonably be expected to be incurred in connection with the performance of its normal duties and except for any expense or liability specifically required to be borne by the Trustee pursuant to the terms hereof), or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that nothing contained herein shall relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been waived or cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

               (iv) neither the Trustee nor any Fiscal Agent appointed thereby shall be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (v) prior to the occurrence of an Event of Default and after the waiver or curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require a reasonable indemnity against such expense or liability as a condition to taking any such action;

               (vi) the Trustee shall not be required to give any bond or surety in respect of the execution of the trusts created hereby or the powers granted hereunder;

               (vii) the Trustee may execute any of the trusts or powers vested in it by this Agreement or perform any of its duties hereunder either directly or by or through agents or attorneys-in-fact; provided that the use of agents or attorneys-in-fact shall not relieve the Trustee of any of its duties and obligations hereunder (except as expressly set forth herein);

               (viii) neither the Trustee nor any Fiscal Agent appointed thereby shall be responsible for any act or omission of the Master Servicer or the Special Servicer (unless the Trustee is acting as the Master Servicer or the Special Servicer, as the case may be) or of the Controlling Class Representative or the Depositor.

               (ix) neither the Trustee nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under Article V under this Agreement or under applicable law with respect to any transfer of any Certificate or any interest therein, other than to require delivery of the


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     certification(s) and/or Opinions of Counsel described in said Article applicable with respect to changes in registration or record ownership of Certificates in the Certificate Register and to examine the same to determine substantial compliance with the express requirements of this Agreement; and the Trustee and Certificate Registrar shall have no liability for transfers, including transfers made through the book-entry facilities of the Depositary or between or among Depositary Participants or beneficial owners of the Certificates, made in violation of applicable restrictions except for its failure to perform its express duties in connection with changes in registration or record ownership in the Certificate Register.

          SECTION 8.03. Trustee and Fiscal Agent not Liable for Validity or
                        Sufficiency of Certificates or Pooled Mortgage Loans.

          The recitals contained herein and in the Certificates (other than the statements attributed to, and the representations and warranties of, the Trustee and/or any Fiscal Agent in Article II or any Fiscal Agent Agreement, and the signature of the Trustee set forth on each outstanding Certificate) shall not be taken as the statements of the Trustee or any Fiscal Agent, and neither the Trustee nor any Fiscal Agent assumes any responsibility for their correctness. Neither the Trustee nor any Fiscal Agent makes any representation as to the validity or sufficiency of this Agreement (except as regards the enforceability of this Agreement against it) or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Pooled Mortgage Loan or related document. Neither the Trustee nor any Fiscal Agent shall be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Pooled Mortgage Loans to the Trust, or any funds (other than funds held by the Trustee in an account maintained thereby) deposited in or withdrawn from the Collection Account or any other account by or on behalf of the Depositor, the Master Servicer or the Special Servicer (in each case, unless the Trustee is acting in such capacity). Neither the Trustee nor any Fiscal Agent shall be responsible for the legality or validity of this Agreement (other than insofar as it relates to the obligations of the Trustee or such Fiscal Agent, as the case may be, hereunder) or the validity, priority, perfection or sufficiency of any security, lien or security interest granted to it hereunder or the filing of any financing statements or continuation statements, except to the extent set forth in Section 2.01(c) and Section 2.01(e) or to the extent the Trustee is acting as the Master Servicer or the Special Servicer, and the Master Servicer or the Special Servicer, as the case may be, would be so responsible hereunder. Except as expressly contemplated in Section 11.02, the Trustee shall not be required to record this Agreement.

          SECTION 8.04. Trustee and Fiscal Agent May Own Certificates.

          The Trustee (in its individual or any other capacity), any Fiscal Agent or any Affiliate of either of them may become the owner or pledgee of Certificates with (except as otherwise provided in the definition of "Certificateholder") the same rights it would have if it were not the Trustee, such Fiscal Agent or an Affiliate of either of them, as the case may be.

          SECTION 8.05. Fees and Expenses of Trustee; Indemnification of and by
                        Trustee and Fiscal Agent.

          (a) On each Distribution Date, the Trustee shall withdraw from the Distribution Account, prior to any distributions to be made therefrom to Certificateholders on such date, and pay to itself all earned but unpaid Trustee's Fees in respect of the Pooled Mortgage Loans and any Pooled REO


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Loans through the end of the most recently ended calendar month, as compensation for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder. As to each Pooled Mortgage Loan and Pooled REO Loan, the Trustee's Fee shall accrue during each calendar month, commencing with April 2003, at the Trustee's Fee Rate on a principal amount equal to the Stated Principal Balance of such Pooled Mortgage Loan or Pooled REO Loan immediately following the Distribution Date in such calendar month (or, in the case of April 2003, on a principal amount equal to the Cut-off Date Principal Balance of the particular Pooled Mortgage Loan), whether or not interest is actually collected on each Pooled Mortgage Loan and Pooled REO Loan. With respect to each Pooled Mortgage Loan and Pooled REO Loan, the Trustee's Fee shall accrue from time to time on the same Interest Accrual Basis as is applicable to such Pooled Mortgage Loan or Pooled REO Loan. Except as otherwise expressly provided herein, the Trustee's Fees (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole compensation for such services to be rendered by it.

          (b) The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to be indemnified and held harmless out of the Trust Fund for and against any loss, liability, claim or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, this Agreement, the Certificates, the Pooled Mortgage Loans (unless it incurs any such expense or liability in the capacity of successor Master Servicer or Special Servicer, in which case such expense or liability will be reimbursable thereto in the same manner as it would be for any other Person acting as Master Servicer or Special Servicer, as the case may be) or any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee hereunder, if (but only if) such loss, liability, claim or expense constitutes an "unanticipated expense" within the meaning of Treasury regulation section 1.860G-1(b)(3)(ii); provided, however, that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (1) allocable overhead, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses,
(2) any expense or liability specifically required to be borne thereby pursuant to the terms hereof or (3) any loss, liability, claim or expense incurred by reason of any breach on the part of the Trustee of any of its representations, warranties or covenants contained herein or any willful misfeasance, bad faith or negligence in the performance of, or negligent disregard of, the Trustee's obligations and duties hereunder.

          (c) Each of the Master Servicer and the Special Servicer shall indemnify the Trustee and any Fiscal Agent for and hold each of them harmless against any loss, liability, claim or expense that is a result of the Master Servicer's or the Special Servicer's, as the case may be, negligent acts or omissions in connection with this Agreement, including the negligent use by the Master Servicer or the Special Servicer, as the case may be, of any powers of attorney delivered to it by the Trustee pursuant to the provisions hereof and the Mortgage Loans serviced by the Master Servicer or the Special Servicer, as the case may be; provided, however, that, if the Trustee has been reimbursed for such loss, liability, claim or expense pursuant to Section 8.05(b), or any Fiscal Agent has been reimbursed for such loss, liability, claim or expense pursuant to Section 8.13, then the indemnity in favor of such Person provided for in this Section 8.05(c) with respect to such loss, liability, claim or expense shall be for the benefit of the Trust.


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          (d) Each of the Trustee and any Fiscal Agent shall indemnify the
Master Servicer and the Special Servicer for and hold each of them harmless against any loss, liability, claim or expense that is a result of the Trustee's or such Fiscal Agent's, as the case may be, negligent acts or omissions in connection with this Agreement; provided, however, that if the Master Servicer or the Special Servicer has been reimbursed for such loss, liability, claim or expense pursuant to Section 6.03, then the indemnity in favor of such Person provided for in this Section 8.05(d) with respect to such loss, liability, claim or expense shall be for the benefit of the Trust.

          (e) This Section 8.05 shall survive the termination of this Agreement or the resignation or removal of the Trustee, any Fiscal Agent, the Master Servicer or the Special Servicer as regards rights and obligations prior to such termination, resignation or removal.

          SECTION 8.06. Eligibility Requirements for Trustee.

          The Trustee hereunder shall at all times be a corporation, bank, trust company or association organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation, bank, trust company or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation, bank, trust company or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In addition, the Trustee shall at all times meet the requirements of Section 26(a)(1) of the Investment Company Act. Furthermore, the Trustee shall at all times maintain a long-term unsecured debt rating of no less than "Aa3" from Moody's and "AA" from Fitch (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, as confirmed in writing to the Trustee and the Depositor by such Rating Agency); provided that the Trustee shall not cease to be eligible to serve as such based on a failure to satisfy such rating requirements so long as the Trustee maintains a long-term unsecured debt rating of no less than "Baa2" from Moody's and "BBB" from Fitch (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, as confirmed in writing to the Trustee and the Depositor by such Rating Agency) and a Fiscal Agent meeting the requirements of Section 8.13 has been appointed by the Trustee and is then currently serving in such capacity. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The corporation, bank, trust company or association serving as Trustee may have normal banking and trust relationships with the Depositor, Column, KeyBank, the Master Servicer, the Special Servicer and their respective Affiliates; provided, however, that none of (i) the Depositor, (ii) any Person involved in the organization or operation of the Depositor or the Trust, (iii) the Master Servicer or the Special Servicer (except during any period when the Trustee has assumed the duties of the Master Servicer or the Special Servicer, as the case may be, pursuant to Section 7.02), (iv) Column,
(v) KeyBank or (vi) any Affiliate of any of them, may be the Trustee hereunder.


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          SECTION 8.07. Resignation and Removal of Trustee.

          (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer, all the Certificateholders, the holder of the Great Lakes Crossing Companion Mortgage Loan and the B-Note Mortgage Loan Holders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee meeting the eligibility requirements of Section 8.06 by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the other parties hereto, to the Certificateholders, to the holder of the Great Lakes Crossing Companion Mortgage Loan and to the B-Note Mortgage Loan Holders by the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee's continuing to act in such capacity would (as confirmed in writing to any party hereto by either Rating Agency) result in an Adverse Rating Event with respect to any Class of Rated Certificates, then the Depositor may (and, if it fails to do so within ten Business Days, the Master Servicer shall as soon as practicable) remove the Trustee and appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the other parties hereto, the Certificateholders, the holder of the Great Lakes Crossing Companion Mortgage Loan and the B-Note Mortgage Loan Holders by the successor trustee.

          (c) The Holders of Certificates entitled to not less than 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor (with copies to the Master Servicer and the Special Servicer), one complete set to the Trustee so removed and one complete set to the successor so appointed. All expenses incurred by the Trustee in connection with its transfer of the Mortgages Files to a successor trustee following the removal of the Trustee without cause pursuant to this Section 8.07(c), shall be reimbursed to the removed Trustee within 30 days of demand therefor, such reimbursement to be made by the Certificateholders that terminated the Trustee. A copy of such instrument shall be delivered to the other parties hereto and to the remaining Certificateholders, the holder of the Great Lakes Crossing Companion Mortgage Loan and the B-Note Mortgage Loan Holders by the successor so appointed.

          (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until (i) acceptance of appointment by the successor trustee as provided in Section 8.08 and (ii) if neither the successor trustee nor any Fiscal Agent appointed by it has a long-term unsecured debt rating of at least "Aa3" from Moody's and "AA" from Fitch, the Trustee and the Depositor have received written confirmation from each Rating Agency that has not so assigned such a rating, to the effect that the appointment of such


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successor trustee shall not result in an Adverse Rating Event with respect to any Class of Rated Certificates.

          SECTION 8.08. Successor Trustee.

          (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the Special Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

          (b) No successor trustee shall accept appointment as provided in this
Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

          (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, such successor trustee shall mail notice of the succession of such trustee hereunder to the Depositor, the Certificateholders, the holder of the Great Lakes Crossing Companion Mortgage Loan and the B-Note Mortgage Loan Holders.

          SECTION 8.09. Merger or Consolidation of Trustee.

          Any entity into which the Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided such entity shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

          (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days


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

after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06, and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08.

          (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or when acting as Master Servicer or Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

          (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

          SECTION 8.11. Appointment of Custodians.

          The Trustee may, upon prior written notice to the Master Servicer and the Special Servicer, appoint at the Trustee's own expense one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee; provided that each Custodian shall be a depositary institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File, shall not be the Depositor, Column, KeyBank or any Affiliate of the Depositor, Column or KeyBank, and shall have in place a fidelity bond and errors and omissions policy, each in such form and amount as is customarily required of custodians acting on behalf of Freddie Mac or Fannie Mae. Each Custodian shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder in connection with the retention of


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

Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian.

          SECTION 8.12. Access to Certain Information.

          (a) The Trustee shall afford to the Depositor, the Master Servicer, the Special Servicer, the Controlling Class Representative, the Class RCKB Directing Certificateholder, the Class GLC Directing Certificateholder, the holder of the Great Lakes Crossing Companion Mortgage Loan, each B-Note Mortgage Loan Holder (to the extent required by the related A/B Intercreditor Agreement) and each Rating Agency and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, Certificate Owner, the Class RCKB Directing Certificateholder, the Class GLC Directing Certificateholder, the holder of the Great Lakes Crossing Companion Mortgage Loan or, to the extent required by the related A/B Intercreditor Agreement, any B-Note Mortgage Loan Holder, access to any documentation regarding the Mortgage Loans or the other assets of the Trust Fund that are in its possession or within its control. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

          (b) The Trustee shall maintain at its offices and, upon reasonable prior written request and during normal business hours, shall make available for review by the Depositor, the Underwriters, the Rating Agencies, the Controlling Class Representative, the Class GLC Directing Certificateholder, the Class RCKB Directing Certificateholder, each B-Note Mortgage Loan Holder (to the extent required under the related A/B Intercreditor Agreement), the holder of the Great Lakes Crossing Companion Mortgage Loan and, subject to the succeeding paragraph, any Certificateholder, Certificate Owner or Person identified to the Trustee as a prospective Transferee of a Certificate or an interest therein, originals and/or copies of the following items (to the extent such items were prepared by or delivered to the Trustee): (i) the Prospectus, the Confidential Offering Circular and any other disclosure document relating to the Certificates, in the form most recently provided to the Trustee by the Depositor or by any Person designated by the Depositor; (ii) this Agreement, each Sub-Servicing Agreement delivered to the Trustee since the Closing Date and any amendments and exhibits hereto or thereto; (iii) all Trustee Reports and any files and reports comprising the CMSA Investor Reporting Package actually delivered or otherwise made available to Certificateholders pursuant to Section 4.02(a) since the Closing Date; (iv) all Annual Performance Certifications delivered by the Master Servicer and the Special Servicer to the Trustee since the Closing Date; (v) all Annual Accountants' Reports caused to be delivered by the Master Servicer and Special Servicer to the Trustee since the Closing Date; (vi) the most recent inspection report prepared by the Master Servicer or the Special Servicer and delivered to the Trustee in respect of each Mortgaged Property pursuant to
Section 3.12(a) or this Section 8.12(b); (vii) the most recent quarterly and annual operating statement and rent roll of each related Mortgaged Property and financial statements of the related Borrower collected by the Master Servicer or the Special Servicer and delivered to the Trustee pursuant to Section 3.12(b) or this Section 8.12(b); (viii) any and all notices and reports delivered to the Trustee with respect to any Mortgaged Property as to which the environmental testing contemplated by Section 3.09(c) revealed that neither of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was satisfied;
(ix) each of the Mortgage Files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into or consented to by the Master Servicer or the Special Servicer and delivered to the Trustee pursuant to Section 3.20; (x) the most recent Appraisal for each Mortgaged Property and REO Property that has been delivered to the


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

Trustee (all Appraisals of Mortgaged Properties and/or REO Properties shall, in each case, be delivered to the Trustee by the Master Servicer or the Special Servicer, as applicable, promptly following the subject Appraisal's having been obtained or formulated); (xi) any and all Officer's Certificates and other evidence delivered to or by the Trustee to support its, the Master Servicer's, the Special Servicer's or any Fiscal Agent's, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance; (xii) a current report from the Trustee listing all outstanding exceptions to the Mortgage File review conducted pursuant to Section 2.02; and (xiii) any other information that may be necessary to satisfy the requirements of subsection
(d)(4)(i) of Rule 144A under the Securities Act. The Trustee shall provide copies of any and all of the foregoing items upon request of any of the parties set forth in the previous sentence; however, except in the case of the Rating Agencies, the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies. If necessary, the Trustee shall request from the Master Servicer, and within a reasonable period following its receipt of such request, the Master Servicer shall deliver, copies of the items listed in clauses (vi) and (vii) above to the Trustee.

          In connection with providing access to or copies of the items described in the preceding paragraph pursuant to this Section 8.12(b), the Trustee shall require: (a) in the case of Certificateholders or Certificate Owners, a written confirmation executed by the requesting Person substantially in the form of Exhibit K-1 hereto (or such other form as may be reasonably acceptable to the Trustee) generally to the effect that such Person is a holder or a beneficial holder of Certificates and, subject to the last sentence of this paragraph, will keep such information confidential, except that such Certificateholder or Certificate Owner may provide such information to its auditors, legal counsel and regulators and to any other Person that holds or is contemplating the purchase of any Certificate or interest therein (provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential); and (b) in the case of a prospective purchaser of a Certificate or an interest therein, confirmation executed by the requesting Person substantially in the form of Exhibit K-2 hereto (or such other form as may be reasonably acceptable to the Trustee) generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and, subject to the last sentence of this paragraph, will otherwise keep such information confidential. Notwithstanding the foregoing, no Certificateholder, Certificate Owner or prospective Certificateholder or Certificate Owner need keep confidential any information received from the Trustee pursuant to this Section 8.12(b) that has previously been filed with the Commission, and the Trustee shall not require either of the certifications contemplated by the second preceding sentence in connection with providing any information pursuant to this Section 8.12(b) that has previously been filed with the Commission.

          (c) None of the Trustee, the Master Servicer or the Special Servicer shall be liable for providing or disseminating information in accordance with the terms of this Agreement.

          SECTION 8.13. Appointment of Fiscal Agent.

          (a) Insofar as the Trustee would not otherwise satisfy the rating requirements of Section 8.06, the Trustee may appoint, at the Trustee's own expense, a Fiscal Agent for purposes of making Advances hereunder that are otherwise required to be made by the Trustee. Any Fiscal Agent shall at all times maintain a long-term unsecured debt rating of no less than "Aa3" from Moody's and "AA" from Fitch (or, in the case of either Rating Agency, such lower rating as will not result in an

Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee and the Depositor by such Rating Agency)). Any Person so appointed by the Trustee pursuant to this Section 8.13(a) shall become the Fiscal Agent on the date as of which the Trustee and the Depositor have received: (i) if the long-term unsecured debt of the designated Person is not rated at least "Aa3" by Moody's and "AA" by Fitch, written confirmation from each Rating Agency that the appointment of such designated Person will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; (ii) a written agreement whereby the designated Person is appointed as, and agrees to assume and perform the duties of, Fiscal Agent hereunder, executed by such designated Person and the Trustee (such agreement, the "Fiscal Agent Agreement"); and (iii) an Opinion of Counsel (which shall be paid for by the designated Person or the Trustee) substantially to the effect that (A) the appointment of the designated Person to serve as Fiscal Agent is in compliance with this Section 8.13, (B) the designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (C) the related Fiscal Agent Agreement has been duly authorized, executed and delivered by the designated Person and (D) upon execution and delivery of the related Fiscal Agent Agreement, the designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions and customary equity exceptions, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any Person that acts as Fiscal Agent shall, for so long as it so acts, be deemed a party to this Agreement for all purposes hereof. Pursuant to the related Fiscal Agent Agreement, each Fiscal Agent, if any, shall make representations and warranties with respect to itself that are comparable to those made by the Trustee pursuant to Section 2.07. Notwithstanding anything contained in this Agreement to the contrary, any Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities to which the Trustee is entitled hereunder (including pursuant to Sections 8.05(b) and 8.05(c)) as if it were the Trustee.

          (b) To the extent that the Trustee is required, pursuant to the terms of this Agreement, to make any Advance, whether as successor Master Servicer or otherwise, and has failed to do so in accordance with the terms hereof, the Fiscal Agent (if any) shall make such Advance when and as required by the terms of this Agreement on behalf the Trustee as if such Fiscal Agent were the Trustee hereunder. To the extent that the Fiscal Agent (if any) makes an Advance pursuant to this Section 8.13 or otherwise pursuant to this Agreement, the obligations of the Trustee under this Agreement in respect of such Advance shall be satisfied.

          (c) Notwithstanding anything contained in this Agreement to the contrary, any Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities to which the Trustee is entitled hereunder (including pursuant to Sections 8.05(b) and 8.05(c)) as if it were the Trustee, except that all fees and expenses of any Fiscal Agent (other than interest owed to such Fiscal Agent in respect of unreimbursed Advances) incurred by such Fiscal Agent in connection with the transactions contemplated by this Agreement shall be borne by the Trustee, and neither the Trustee nor such Fiscal Agent shall be entitled to reimbursement therefor from any of the Trust, the Depositor, the Master Servicer or the Special Servicer.

          (d) The obligations of any Fiscal Agent set forth in this Section 8.13 or otherwise pursuant to this Agreement shall exist only for so long as the Trustee that appointed it shall act as Trustee hereunder. Any Fiscal Agent may resign or be removed by the Trustee only if and when the existence of such Fiscal Agent is no longer necessary for such Trustee to satisfy the eligibility requirements of Section 8.06; provided that any Fiscal Agent shall be deemed to have resigned at such


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time as the Trustee that appointed it resigns or is removed as Trustee hereunder
(in which case the responsibility for appointing a successor Fiscal Agent in accordance with this Section 8.13(a) shall belong to the successor Trustee insofar as such appointment is necessary for such successor Trustee to satisfy the eligibility requirements of Section 8.06).

          (e) The Trustee shall promptly notify the other parties hereto and the Certificateholders in writing of the appointment, resignation or removal of any Fiscal Agent.

          SECTION 8.14. Filings with the Securities and Exchange Commission.

          (a) With respect to the Trust's fiscal year 2003 (and any other subsequent fiscal year for the Trust, if as of the beginning of such other subsequent fiscal year for the Trust, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depositary) by at least 300 Holders and/or Depositary Participants having accounts with the Depositary, or if reporting under the Exchange Act is required during or for, as applicable, such fiscal year because the Trustee failed to make the requisite filing suspending such reporting), the Trustee shall:

               (i) with respect to each Distribution Date during such fiscal year, in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, prepare for filing, execute on behalf of the Trust and properly and timely file with the Commission monthly, with respect to the Trust, a Current Report on Form 8-K, which shall include as an exhibit a copy of the Trustee Report disseminated by the Trustee on such Distribution Date and such other items as the Depositor may reasonably request;

               (ii) during such fiscal year, (A) monitor for and promptly notify the Depositor of the occurrence or existence of any of the matters identified in Section 11.09(a) and/or Section 8.14(c) (in each case to the extent that a Responsible Officer of the Trustee has actual knowledge thereof), (B) cooperate with the Depositor in obtaining all necessary information in order to enable the Depositor to prepare a Current Report on Form 8-K reporting any such matter in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, and (C) execute on behalf of the Trust and promptly file with the Commission any such Current Report on Form 8-K prepared by or on behalf of the Depositor and delivered to the Trustee;

               (iii) at the reasonable request of, and in accordance with the reasonable directions of, any other party hereto, prepare for filing and promptly file with the Commission an amendment to any Current Report on Form 8-K previously filed with the Commission with respect to the Trust; and

               (iv) prepare and properly file with the Commission on or before the due date specified by the Commission, with respect to the Trust, an Annual Report on Form 10-K, which complies in all material respects with the requirements of the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, which shall include as exhibits the Officer's Certificates and Accountant's Statements delivered pursuant to Section 3.13 and Section 3.14, respectively, with respect to the Master Servicer and the Special Servicer for such fiscal year, and which shall further include such certification(s) as may be required under the Sarbanes-Oxley Act of 2002 and any rules promulgated by, or


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     interpretive guidance from, the Commission (such certification(s), individually and collectively, insofar as they are required to be part of any particular Annual Report on Form 10-K, a "Sarbanes-Oxley
     Certification") (which Sarbanes-Oxley Certifications shall be signed by the party or parties contemplated by this Section 8.14);

provided that (x) the Trustee shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable for (or readily convertible to a format suitable for) electronic filing via the EDGAR system (including "ASCII", "Microsoft Excel" (solely in the case of reports from the Master Servicer or the Special Servicer pursuant to Section 3.12), "Microsoft Word" or another format reasonably acceptable to the Trustee) and shall not have any responsibility to convert any such items to such format (other than those items generated by it or readily convertible to such format) and (y) the Depositor shall be responsible for preparing, executing and filing (via the EDGAR system within 15 days following the Closing Date) a Current Report on Form 8-K reporting the establishment of the Trust and whereby this Agreement is filed as an exhibit. Each of the other parties to this Agreement shall deliver to the Trustee in the format required for (or readily convertible to a format suitable for) electronic filing via the EDGAR system (including "ASCII", "Microsoft Excel" (solely in the case of reports from the Master Servicer or the Special Servicer pursuant to Section 3.12), "Microsoft Word" or another format reasonably acceptable to the Trustee) any and all items contemplated to be filed with the Commission pursuant to this Section 8.14(a).

          (b) All Annual Reports on Form 10-K with respect to the Trust shall include any certification (the "Sarbanes-Oxley Certification") required to be included therewith pursuant to the Sarbanes-Oxley Act of 2002, and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff) and a copy of such Sarbanes-Oxley Certification shall be provided to the Rating Agencies. An officer of the Depositor shall sign the Sarbanes-Oxley Certification. The Depositor hereby grants to the Trustee a limited power of attorney to execute and file such Annual Report on Form 10-K on behalf of the Depositor, which power of attorney shall continue until the earlier of (i) receipt by the Trustee from the Depositor of written notice terminating such power of attorney or (ii) the termination of the Trust. The Master Servicer, the Special Servicer and the Trustee (each, a "Performing Party") shall provide to the Person who signs the Sarbanes-Oxley Certification (the "Certifying Person") a certification (each, a "Performance Certification"), in the form set forth on Exhibit M hereto (with respect to the Master Servicer and the Trustee) or in the form set forth on Exhibit A to Exhibit M hereto (with respect to the Special Servicer), as applicable, on which the Certifying Person, the Depositor (if the Certifying Person is an individual), and the Depositor's partner, representative, Affiliate, member, manager, director, officer, employee or agent (collectively with the Certifying Person, "Certification Parties") can rely. The Trustee's certification with respect to items 1 through 3 of Exhibit M hereto shall relate to distribution information, and the Master Servicer's certification with respect to items 4 and 5 of Exhibit M hereto shall relate to servicing information. Notwithstanding the foregoing, nothing in this paragraph shall require any Performing Party to (i) certify or verify the accurateness or completeness of any information provided to such Performing Party by third parties, (ii) to certify information other than to such Performing Party's knowledge and in accordance with such Performing Party's responsibilities hereunder or under any other applicable servicing agreement or (iii) with respect to completeness of information and reports, to certify anything other than that all fields of information called for in written reports prepared by such Performing Party have been completed except as they have been left blank on their face. In addition, if directed by the Depositor, such Performing Party shall provide an identical certification to Depositor's certified public accountants that such Performing Party provided to its own


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

certified public accountants to the extent such certification relates to the performance of such Performing Party's duties pursuant to this Agreement or a modified certificate limiting the certification therein to the performance of such Performing Party's duties pursuant to this Agreement. In the event any Performing Party is terminated or resigns pursuant to the terms of this Agreement, such Performing Party shall provide a Performance Certification to the Depositor pursuant to this Section 8.14(b) with respect to the period of time such Performing Party was subject to this Agreement.

          (c) At all times during the Trust's fiscal year 2003 (and, if as of the beginning of any other fiscal year for the Trust, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the Depository, or if reporting under the Exchange Act is required during or for, as applicable, any other fiscal year because the Trustee failed to make the requisite filing suspending such reporting, at all times during such other fiscal year), the Trustee shall monitor for and promptly notify the Depositor of the occurrence or existence of any of the following matters of which a Responsible Officer of the Trustee has actual knowledge:

               (i) any failure of the Trustee to make any monthly distributions to the Holders of any Class of Certificates, which failure is not otherwise reflected in the Certificateholder Reports filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other Section of this Agreement;

               (ii) any acquisition or disposition by the Trust of a Pooled Mortgage Loan or an REO Property, which acquisition or disposition has not otherwise been reflected in the Certificateholder Reports filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other Section of this Agreement;

               (iii) any other acquisition or disposition by the Trust of a significant amount of assets (other than Permitted Investments, Pooled Mortgage Loans and REO Properties), other than in the normal course of business;

               (iv) any change in the fiscal year of the Trust;

               (v) any material legal proceedings, other than ordinary routine litigation incidental to the business of the Trust, to which the Trust (or any party to this Agreement on behalf of the Trust) is a party or of which any property included in the Trust Fund is subject, or any threat by a governmental authority to bring any such legal proceedings;

               (vi) any event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or pertaining to the Trust or any party to this Agreement, or any actions by or on behalf of the Trust or any party to this Agreement indicating its bankruptcy, insolvency or inability to pay its obligations; and

               (vii) any change in the rating or ratings assigned to any Class of Certificates not otherwise reflected in the Certificateholder Reports filed with the Commission;

provided that (x) the actual knowledge of a Responsible Officer of the Trustee of any material legal proceedings of which property included in the Trust Fund is subject or of any material legal proceedings threatened by a governmental authority is limited to circumstances where it would be reasonable for the


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

Trustee to identify such property as an asset of, or as securing an asset of, the Trust or such threatened proceedings as concerning the Trust and (y) no Responsible Officer of the Trustee shall be deemed to have actual knowledge of the matters described in clauses (vi) and (vii) of this Section 8.14(c) unless such Responsible Officer was notified in writing.

          (d) If as of the beginning of any fiscal year for the Trust (other than fiscal year 2003), the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depositary) by less than 300 Holders and/or Depositary Participants having accounts with the Depositary, the Trustee shall, in accordance with the Exchange Act and the rules and regulations promulgated thereunder, timely file a Form 15 with respect to the Trust notifying the Commission of the suspension of the reporting requirements under the Exchange Act.

          (e) Nothing contained in this Section 8.14 shall be construed to require any party to this Agreement (other than the Depositor), or any of such party's officers, to execute any Form 10-K or any Sarbanes-Oxley Certification. The failure of any party to this Agreement, or any of such party's officers, to execute any Form 10-K or any Sarbanes-Oxley Certification shall not be regarded as a breach by such party of any of its obligations under this Agreement. The Depositor, each Performing Party and the Trustee hereby agree to negotiate in good faith with respect to compliance with any further guidance from the Commission or its staff relating to the execution of any Form 10-K and any Sarbanes-Oxley Certification. In the event such parties agree on such matters, this Agreement shall be amended to reflect such agreement pursuant to Section 11.01.

          (f) Each Performing Party shall indemnify and hold harmless each Certification Party from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of
(i) an actual breach by the applicable Performing Party of its obligations under this Section 8.14 or (ii) negligence, bad faith or willful misconduct on the part of such Performing Party in the performance of its obligations otherwise hereunder. A Performing Party shall have no obligation to indemnify any Certification Party for an inaccuracy in the Performance Certification of any other Performing Party.

          (g) Unless the other parties hereto receive written notice from the Trustee to the contrary, the Trustee hereby certifies that it intends to file any Annual Report on Form 10-K with respect to the Trust for any particular fiscal year on the last Business Day that is not more than 90 days following the end of such fiscal year. Unless an alternative time period is provided for in this Agreement, the respective parties hereto shall deliver to the Trustee, at least 10 Business Days prior to the date on which the Trustee intends to file any Annual Report on Form 10-K as contemplated by Section 8.14(a), any items required to be delivered by such party that are to be an exhibit to such Annual Report on Form 10-K. The Trustee hereby notifies the Master Servicer and the Special Servicer that an Annual Report on Form 10-K shall be required to be filed with respect to the Trust for 2003.

          (h) The Master Servicer may, in accordance with such reasonable rules and procedures as it may adopt, also make available through its internet website or otherwise, any additional information relating to the Mortgage Loans, the Mortgaged Properties or the Borrowers, for review by the Depositor, the Rating Agencies and any other Persons to whom the Master Servicer believes such disclosure is appropriate, in each case except to the extent doing so is prohibited by applicable law or by the related Mortgage Loan.


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

          (i) The Master Servicer and the Special Servicer may make available the following items, in electronic form or otherwise, upon request and, except in the case of a Rating Agency, at the expense of the requesting party, to the Depositor, the Trustee, the Rating Agencies, any Certificateholder, any Certificate Owner, any prospective transferee of a Certificate or an interest therein and any other Persons to whom the Master Servicer or the Special Servicer, as applicable, believes such disclosure to be appropriate: (i) all financial statements, occupancy information, rent rolls, retail sales information, average daily room rates and similar information received by the Master Servicer or the Special Servicer, as applicable, from each Borrower, (ii) the inspection reports prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, in connection with the property inspections pursuant to Section 3.12, (iii) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer, as applicable and (iv) any and all officer's certificates and other evidence delivered to the Trustee and the Depositor to support the Master Servicer's determination that any Advance was, or if made would be, a Nonrecoverable Advance; provided, however, that nothing in this
Section 8.14(i) shall be deemed or construed to otherwise limit the obligations of the Master Servicer and the Special Servicer under this Agreement to deliver to any Person any of the items set forth in clauses (i) through (iv) above.

          (j) Notwithstanding the obligations of the Master Servicer and the Special Servicer set forth in the preceding two subsections of this Section 8.14, the Master Servicer and the Special Servicer may withhold any information not yet included in a Form 8-K filed with the Commission or otherwise made publicly available with respect to which the Trustee, the Special Servicer or the Master Servicer has determined that such withholding is appropriate.

          (k) Notwithstanding anything to the contrary in this Agreement, as a condition to the Master Servicer or Special Servicer making any report or information available upon request to any Person other than the parties hereto, the Master Servicer and Special Servicer may require that the recipient of such information acknowledge that the Master Servicer and Special Servicer may contemporaneously provide such information to the Depositor, the Trustee, the Underwriters, any Rating Agency, the Certificateholders and/or the Certificate Owners. Each of the Master Servicer and the Special Servicer may condition such disclosure upon the recipient delivering a certification substantially in the form of Exhibit K-1 to the Trustee (with a copy to the Master Servicer) or otherwise entering into a reasonable and customary confidentiality agreement reasonably acceptable to such servicer regarding such disclosure to it. In connection with providing access to its internet website, the Master Servicer may require registration and the acceptance of a disclaimer and otherwise (subject to the preceding sentence) adopt reasonable rules and procedures, which may include, to the extent the Master Servicer deems necessary or appropriate, conditioning access on execution of an agreement governing the availability, use and disclosure of such information, and which may provide indemnification to the Master Servicer for any liability or damage that may arise therefrom. Any transmittal of information by the Master Servicer or Special Servicer to any Person other than the Trustee, the Rating Agencies or the Depositor shall be accompanied by a letter from the Master Servicer or Special Servicer containing the following provision:

          "By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust which issued Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CK2 from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purposes of, and such information may be used only in connection with, evaluation by you or another Certificateholder or prospective purchaser of such Certificates or beneficial interest therein."

The Master Servicer and the Special Servicer may, in its discretion, make available by hard copy, electronic media, internet website or bulletin board service certain information and may make available by hard copy, electronic media, internet website or bulletin board service (in addition to making such information available as provided herein) any reports or information that the Master Servicer or the Special Servicer is required by this Agreement to provide to the Trustee, any of the Rating Agencies, the Depositor and anyone the Depositor reasonably designates.

                                   ARTICLE IX

                                   TERMINATION

          SECTION 9.01. Termination Upon Repurchase or Liquidation of All Pooled
                        Mortgage Loans.

          (a) Subject to Section 9.02, the Trust and the respective obligations and responsibilities under this Agreement of the parties hereto (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of: (i) the purchase by the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders of all Pooled Mortgage Loans and each REO Property remaining in the Trust Fund at a price (the "Termination Price") equal to (A) the aggregate Purchase Price of all the Pooled Mortgage Loans remaining in the Trust Fund (exclusive of any Pooled REO Loan(s)), plus (B) the appraised value of each REO Property, if any, included in the Trust Fund, such appraisal to be conducted by a Qualified Appraiser selected by the Special Servicer and approved by the Trustee and the Master Servicer, minus (C) if the purchaser is the Master Servicer or the Special Servicer, the aggregate amount of unreimbursed Advances made by such Person, together with any unpaid Advance Interest in respect of such unreimbursed Advances and any unpaid servicing compensation payable (including Excess Servicing Strip) to such Person (which items shall be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as the case may be, in connection with such purchase);
(ii) the exchange by the Sole Certificateholder(s) of all the Certificates for all Pooled Mortgage Loans and each REO Property remaining in the Trust Fund; and
(iii) the final payment or other liquidation (or any advance with respect thereto) of the last Pooled Mortgage Loan or REO Property remaining in the Trust Fund; provided, however, that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

          (b) Any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, the Master Servicer or the Special Servicer, in that order of preference, may at its option elect to purchase all the Pooled Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of Section 9.01(a) by giving written notice to the other parties hereto (and, in the case of an election by the Master Servicer or the Special Servicer, to the Holders of the Controlling Class) no later than 60 days prior to the anticipated date of purchase; provided, however, that the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1.0% of the Initial Pool Balance; and provided, further, that within 30 days after written notice of such election is so given, no Person with a higher right of priority to make such an election does so; and provided, further, that if more than one Controlling Class Certificateholder or group of Controlling Class Certificateholders desires to purchase all of the Pooled Mortgage Loans and any REO Properties remaining in the Trust Fund, preference shall be given to the Controlling Class Certificateholder or group of Controlling Class Certificateholders with the largest Percentage Interest in the Controlling Class. If the Trust is to be terminated in connection with the purchase of all the Pooled Mortgage Loans and each REO Property remaining in the Trust Fund by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s), such Person(s) shall: (i) deliver to the Master Servicer for


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

deposit (or, if the Master Servicer is the purchaser, it shall deposit) in the Collection Account (after the Determination Date, and prior to the Master Servicer Remittance Date, relating to the anticipated Final Distribution Date) an amount in immediately available funds equal to the Termination Price; and
(ii) shall reimburse all of the parties hereto (other than itself, if applicable) for all reasonable out-of-pocket costs and expenses incurred by such parties in connection with such purchase. On the Master Servicer Remittance Date for the Final Distribution Date, the Master Servicer shall transfer to the Distribution Account all amounts required to be transferred by it to such account on such Master Servicer Remittance Date from the Collection Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Collection Account that would otherwise be held for future distribution. Upon confirmation that the deposit of the Termination Price has been made to the Collection Account and the reimbursement contemplated by the second preceding sentence has been made to the parties hereto, the Trustee shall release or cause to be released to the purchasing party (or its designee) the Mortgage Files for the remaining Pooled Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the purchasing party as shall be necessary to effectuate transfer of the remaining Pooled Mortgage Loans and REO Properties to the purchasing party (or its designee).

          Following the date on which the aggregate Certificate Principal Balance of the Registered Certificates is reduced to zero, the Sole Certificateholder(s) shall have the right to exchange all of the Certificates for all of the Pooled Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange. In the event that the Sole Certificateholder(s) elect(s) to exchange all of the Certificates for all of the Pooled Mortgage Loans and each REO Property remaining in the Trust Fund in accordance with the preceding sentence, such Sole Certificateholder(s), not later than the second Business Day prior to the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in the Collection Account an amount in immediately available funds equal to all amounts then due and owing to the Depositor, the Master Servicer, the Special Servicer, the Trustee and/or any Fiscal Agent hereunder that may be withdrawn from the Collection Account, pursuant to Section 3.05(a), or that may be withdrawn from the Distribution Account pursuant to Section 3.05(b), but only to the extent that such amounts are not already on deposit in the Collection Account. In addition, the Master Servicer shall transfer to the Distribution Account all amounts required to be transferred by it to such account on such Master Servicer Remittance Date from the Collection Account pursuant to the first paragraph of Section 3.04(b). Upon confirmation that such final deposits have been made and following the surrender of all the Certificates on the Final Distribution Date, the Trustee shall release or cause to be released to the Sole Certificateholder(s) or any designee thereof, the Mortgage Files for the remaining Pooled Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Certificateholder(s) as shall be necessary to effectuate transfer of the remaining Pooled Mortgage Loans and REO Properties to the Sole Certificateholder(s) (or any designee thereof).

          (c) Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders mailed (x) if such notice is given in connection with the purchase of all the Pooled Mortgage Loans and each REO Property remaining in the Trust Fund by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s), not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates and (y) otherwise during the month of such final distribution on or before the Master Servicer Remittance Date in such month, in any event specifying (i) the Distribution Date upon which the Trust Fund will


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

terminate and final payment on the Certificates will be made, (ii) the amount of any such final payment in respect of each Class of Certificates and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein designated. The Trustee shall give such notice to the other parties hereto, the holder of the Great Lakes Crossing Companion Mortgage Loan and the B-Note Mortgage Loan Holders at the time such notice is given to Certificateholders.

          (d) Upon presentation and surrender of the Certificates by the Certificateholders on the Final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts on deposit in the Distribution Account that is allocable to payments on the relevant Class in accordance with Section 4.01. Any funds not distributed to any Holder or Holders of Certificates of any Class on the Final Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If by the second anniversary of the delivery of such second notice, all of the Certificates shall not have been surrendered for cancellation, then, subject to applicable escheat laws, the Trustee shall distribute to the Class R Certificateholders all unclaimed funds and other assets which remain subject hereto.

          SECTION 9.02. Additional Termination Requirements.

          (a) If the Master Servicer, the Special Servicer or a Controlling Class Certificateholder purchases, or the Sole Certificateholder(s) exchange all of the Certificates for, all the Pooled Mortgage Loans and each REO Property remaining in the Trust Fund as provided in Section 9.01, the Trust and each REMIC Pool shall be terminated in accordance with the following additional requirements, unless the purchasing party obtains at its own expense and delivers to the Trustee an Opinion of Counsel, addressed to the Trustee, to the effect that the failure of the Trust to comply with the requirements of this
Section 9.02 will not result in an Adverse REMIC Event with respect to any REMIC
Pool:

               (i) the Trustee shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return for each REMIC Pool, pursuant to Treasury regulation section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder (as evidenced by an Opinion of Counsel to such effect delivered on behalf and at the expense of the purchasing party);


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               (ii) during such 90-day liquidation period and at or prior to the time of making the final payment on the Certificates, the Trustee shall sell or otherwise transfer all the Pooled Mortgage Loans and each REO Property remaining in the Trust Fund to the applicable Person, in exchange for cash and/or Certificates in accordance with Section 9.01; and

               (iii) immediately following the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class R Certificates all remaining cash on hand (other than cash retained to meet claims), and each REMIC Pool shall terminate at that time.

          (b) By their acceptance of Certificates, the Holders hereby authorize the Trustee to prepare and adopt, on behalf of the Trust, a plan of complete liquidation of each REMIC Pool in accordance with the terms and conditions of this Agreement, which authorization shall be binding upon all successor Certificateholders.


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

                                   ARTICLE X

                            ADDITIONAL TAX PROVISIONS

          SECTION 10.01. Tax Administration.

          (a) The Trustee shall elect to treat each REMIC Pool as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made on IRS Form 1066 or other appropriate federal tax or information return or any appropriate state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

          (b) The Plurality Class R Certificateholder is hereby designated as the Tax Matters Person of each REMIC Pool and, in such capacity, shall be responsible to act on behalf of such REMIC Pool in relation to any tax matter or controversy, to represent such REMIC Pool in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority, to request an administrative adjustment as to any taxable year of such REMIC Pool, to enter into settlement agreements with any governmental taxing agency with respect to such REMIC Pool, to extend any statute of limitations relating to any tax item of such REMIC Pool and otherwise to act on behalf of such REMIC Pool in relation to any tax matter or controversy involving such REMIC Pool; provided that the Trustee is hereby irrevocably appointed and agrees to act (in consultation with the Tax Matters Person for each REMIC Pool) as agent and attorney-in-fact for the Tax Matters Person for each REMIC Pool in the performance of its duties as such. The legal expenses and costs of any action described in this Section 10.01(b) and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust payable out of amounts on deposit in the Distribution Account as provided by Section 3.05(b) unless such legal expenses and costs are incurred by reason of a Tax Matters Person's or the Trustee's misfeasance, bad faith or negligence in the performance of, or such Person's negligent disregard of, its obligations or are expressly provided by this Agreement to be borne by any party hereto.

          (c) The Trustee shall prepare or cause to be prepared, execute and file all of the Tax Returns in respect of each REMIC Pool (other than Tax Returns required to be filed by the Master Servicer and/or the Special Servicer pursuant to Section 3.09(g)) and all of the applicable income tax and other information returns for each Grantor Trust Pool. The expenses of preparing and filing such returns shall be borne by the Trustee without any right of reimbursement therefor.

          (d) The Trustee shall perform on behalf of each REMIC Pool all reporting and other tax compliance duties that are the responsibility of such REMIC Pool under the Code, the REMIC Provisions or other compliance guidance issued by the IRS or any state or local taxing authority. Included among such duties, the Trustee shall provide: (i) to any Transferor of a Class R Certificate, such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee; (ii) to the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required); and (iii) to the IRS, the name, title, address and telephone number of the Person who will serve as the representative of each REMIC Pool.

          (e) The Trustee shall take such action and shall cause each REMIC Pool to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC

Provisions (and the other parties hereto shall assist it, to the extent reasonably requested by the Trustee), to the extent that the Trustee has actual knowledge that any particular action is required; provided that the Trustee shall be deemed to have knowledge of relevant tax laws. The Trustee shall not knowingly take or fail to take any action, or cause any REMIC Pool to take or fail to take any action, that under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event in respect of any REMIC Pool or an Adverse Grantor Trust Event with respect to any Grantor Trust Pool, unless the Trustee has received an Opinion of Counsel to the effect that the contemplated action or non-action, as the case may be, will not result in an Adverse REMIC Event or an Adverse Grantor Trust Event. None of the other parties hereto shall take or fail to take any action (whether or not authorized hereunder) as to which the Trustee has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event or an Adverse Grantor Trust Event could occur with respect to such action. In addition, prior to taking any action with respect to any REMIC Pool or the assets thereof, or causing any REMIC Pool to take any action, which is not contemplated by the terms of this Agreement, each of the other parties hereto will consult with the Trustee, in writing, with respect to whether such action could cause an Adverse REMIC Event or an Adverse Grantor Trust Event to occur, and no such other party shall take any such action or cause any REMIC Pool to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event or an Adverse Grantor Trust Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement.

          (f) If any tax is imposed on any REMIC Pool, including "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to any REMIC Pool after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by the Special Servicer on behalf of the Trust pursuant to Section 3.17(a)), then such tax, together with all incidental costs and expenses (including penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Trustee, if such tax arises out of or results from a breach of any of its obligations under Article IV, Article VIII or this Article X; (ii) any Fiscal Agent, if such tax arises out of or results from a breach of any of its obligations under Article IV or this Article X; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X; (iv) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Article X; or (v) the Trust, out of the Trust Fund (exclusive of the Grantor Trust Pools), in all other instances. If any tax is imposed on any Grantor Trust Pool, such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Article X; (ii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X; (iii) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this Article X; (iv) any Fiscal Agent, if such tax arises out of or results from a breach of any of its obligations under Article IV or this Article X; or
(v) the Trust, out of the portion of the Trust Fund constituting such Grantor Trust Pool, in all other instances. Consistent with the foregoing, any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a) shall be charged to and paid by the Trust. Any such amounts payable by the Trust in respect of taxes shall be paid by the Trustee out of amounts on deposit in the Distribution Account.

          (g) The Trustee and, to the extent that records are maintained thereby in the normal course of its business, each of the other parties hereto shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool and each Grantor Trust Pool on a calendar year and an accrual basis.

          (h) Following the Startup Day for each REMIC Pool, the Trustee shall not (except as contemplated by Section 2.03) accept any contributions of assets to any REMIC Pool unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution) to the effect that the inclusion of such assets in such REMIC Pool will not result in an Adverse REMIC Event in respect of such REMIC Pool or an Adverse Grantor Trust Event with respect to any Grantor Trust Pool.

          (i) None of the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any Pooled Mortgage Loan (except in connection with (A) a Breach or Document Defect with respect to a Pooled Mortgage Loan, (B) the foreclosure, default or reasonably foreseeable material default of a Pooled Mortgage Loan, including the sale or other disposition of a Mortgaged Property acquired by foreclosure, deed in lieu of foreclosure or otherwise, (C) the bankruptcy of any REMIC Pool, or (D) the termination of the Trust pursuant to Article IX of this Agreement); (ii) the sale or disposition of any investments in any Investment Account for gain; or
(iii) the acquisition of any assets for the Trust (other than a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a defaulted Pooled Mortgage Loan, other than a Replacement Pooled Mortgage Loan substituted for a Deleted Mortgage Loan and other than Permitted Investments acquired in connection with the investment of funds in an Investment Account or an interest in a single member limited liability company, as provided in Section 3.16); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition) to the effect that such sale, disposition, or acquisition will not result in an Adverse REMIC Event in respect of any REMIC Pool or an Adverse Grantor Trust Event with respect to any Grantor Trust Pool.

          (j) Except as otherwise permitted by Section 3.17(a), none of the Master Servicer, the Special Servicer or the Trustee shall enter into any arrangement by which any REMIC Pool will receive a fee or other compensation for services or, to the extent it is within the control of such Person, permit any REMIC Pool to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code. At all times as may be required by the Code, each of the respective parties hereto (to the extent it is within its control) shall ensure that substantially all of the assets of each REMIC Pool will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

          (k) Within 30 days after the related Startup Day, the Trustee shall prepare and file with the IRS, with respect to each REMIC Pool, IRS Form 8811 "Information Return for Real Estate Mortgage Investment Conduits (REMICs) and Issuers of Collateralized Debt Obligations".

          (l) The parties intend that the portion of the Trust Fund consisting of Post-ARD Additional Interest collected with respect to the Pooled ARD Mortgage Loans and/or any successor Pooled REO Loans with respect thereto and the Class V-1/2 Sub-Account shall constitute, and that the affairs of such portion of the Trust Fund shall be conducted so as to qualify as, a Grantor Trust, and the provisions hereof shall be interpreted consistently with this intention. The parties intend that the portion of the Trust Fund consisting of any RCKB Extra Interest collected with respect to the Ritz-Carlton Key Biscayne Pooled Mortgage Loan and the Class V-3/4 Sub-Account shall constitute, and that the affairs of such portion of the Trust Fund shall be conducted so as to qualify as, a Grantor Trust, and the provisions hereof shall be interpreted consistently with this intention. The parties intend that the portion of the Trust Fund consisting of the Additional Sully Place Yield Maintenance Contract Right, any Additional Sully Place Yield Maintenance Amount collected in connection with the repurchase of the Sully Place Pooled Mortgage Loan as a result of an Early Defeasance with respect thereto and the Class A-X/SPPML Sub-Account shall constitute, and that the affairs of such portion of the Trust Fund shall be conducted so as to qualify as, a Grantor Trust, and the provisions hereof shall be interpreted consistently with this intention. The Trustee shall also perform on behalf of each Grantor Trust Pool all reporting and other tax compliance duties that are the responsibility of such Grantor Trust Pool under the Code or any compliance guidance issued by the IRS or any state or local taxing authorities. The expenses of preparing and filing such returns shall be borne by the Trustee.

          (m) In connection with any repurchase of any Exhibit B-5 Mortgage Loan or related REO Property as contemplated by Section 2.03(a), or any other sale or other removal from the Trust Fund of an Exhibit B-5 Mortgage Loan or related REO Property as contemplated by any other Section of this Agreement, the Trustee shall effect a "qualified liquidation" of the related Loan REMIC in accordance with the REMIC provisions.

          SECTION 10.02. Depositor, Master Servicer, Special Servicer and Fiscal
                         Agent to Cooperate with Trustee.

          (a) The Depositor shall provide or cause to be provided to the Trustee, within 10 days after the Closing Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including the price, yield, prepayment assumption and projected cash flow of the Certificates.

          (b) The Master Servicer, the Special Servicer and any Fiscal Agent each shall furnish such reports, certifications and information in its possession, and access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the Trustee in order to enable it to perform its duties under this
Article X.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

          SECTION 11.01. Amendment.

          (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or to correct any error, (iii) to make any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the then existing provisions hereof, (iv) as evidenced by an Opinion of Counsel delivered to the Trustee, the Master Servicer and the Special Servicer, to relax or eliminate (A) any requirement hereunder imposed by the REMIC Provisions (if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated) or (B) any transfer restriction imposed on the Certificates pursuant to Section 5.02(b) or Section 5.02(c) (if applicable law is amended or clarified such that any such restriction may be relaxed or eliminated), (v) as evidenced by an Opinion of Counsel delivered to the Trustee, either (X) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any REMIC Pool or any Grantor Trust Pool at least from the effective date of such amendment, or (Y) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC Pool or any Grantor Trust Pool, (vi) subject to Section 5.02(d)(iv), to modify, add to or eliminate any of the provisions of Section 5.02(d)(i), (ii) or (iii), (vii) to modify, add to or eliminate any of the provisions of Section
8.14 with respect to filings with the Commission, or (viii) to avoid an Adverse Rating Event with respect to any Class of Rated Certificates; provided that no such amendment may significantly change the activities of the Trust, and provided, further, that any such amendment for the specific purposes described in clause (iii), (iv) or (viii) above shall not adversely affect in any material respect the interests of any Certificateholder or, unless it consents thereto in writing, any third-party beneficiary to this Agreement or any provision hereof, as evidenced by the Trustee's receipt of an Opinion of Counsel or, in the case of a Class of Rated Certificates, written confirmation from each applicable Rating Agency to the effect that such amendment shall not result in an Adverse Rating Event with respect to any Class of Rated Certificates.

          (b) This Agreement may also be amended from time to time by the mutual agreement of the parties hereto, with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes that are materially affected by the amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Pooled Mortgage Loans and/or REO Properties which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i) above, without the consent of the Holders of all Certificates of such Class, (iii) modify the provisions of this Section
11.01 or the definition of "Servicing Standard", without the consent of the Holders of all Certificates then outstanding, all the B-Note Mortgage Loan Holders and the holder of the Great Lakes Crossing Companion Mortgage Loan, (iv) significantly change the activities of the Trust, without the consent of the Holders of Certificates entitled to not less than 51% of all the Voting Rights (not taking into account Certificates held by the Depositor or any of its Affiliates and/or agents), or (v) adversely affect in any material respect the interests of any third-party beneficiary to this Agreement or any provision herein, without the consent of such third-party beneficiary. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if registered in the name of any other Person.

          (c) Notwithstanding any contrary provision of this Agreement, the Trustee, the Master Servicer and the Special Servicer shall not consent to any amendment to this Agreement unless each of them shall first have obtained or been furnished with an Opinion of Counsel to the effect that neither such amendment nor the exercise of any power granted to any party hereto in accordance with such amendment will result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to any Grantor Trust Pool.

          (d) Promptly after the execution and delivery of any amendment by all parties thereto, the Trustee shall send a copy thereof to each Certificateholder, the holder of the Great Lakes Crossing Companion Mortgage Loan, each B-Note Mortgage Loan Holder and each Rating Agency.

          (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization, execution and delivery thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

          (f) The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section 11.01 that affects its rights, duties and immunities under this Agreement or otherwise.

          (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Trustee requests any amendment of this Agreement that it reasonably believes protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Distribution Account.

          SECTION 11.02. Recordation of Agreement; Counterparts.

          (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Trustee at the expense of the Trust (payable out of the Distribution Account), but only if (i) the Master Servicer or the Special Servicer, as applicable, determines in its reasonable good faith judgment, that such recordation materially and beneficially affects the interests of the Certificateholders and so informs the Trustee in writing and (ii) the Controlling Class Representative consents. Notwithstanding the foregoing, the holder of the Great Lakes Crossing Companion Mortgage Loan or a B-Note Mortgage Loan Holder, at its expense, may record or cause the recordation of this Agreement.

          (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          SECTION 11.03. Limitation on Rights of Certificateholders, Holder of
                         the Great Lakes Crossing Companion Mortgage Loan and B-Note Mortgage Loan Holders.

          (a) The death or incapacity of any Certificateholder, the holder of the Great Lakes Crossing Companion Mortgage Loan or any B-Note Mortgage Loan Holder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's or B-Note Mortgage Loan Holder's legal representatives or heirs or the legal representatives or heirs of the Great Lakes Crossing Companion Mortgage Loan to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          (b) No Certificateholder, no holder of the Great Lakes Crossing Companion Mortgage Loan and no B-Note Mortgage Loan Holder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders, the holder of the Great Lakes Crossing Companion Mortgage Loan and/or the B-Note Mortgage Loan Holders from time to time as partners or members of an association; nor shall any Certificateholder, holder of the Great Lakes Crossing Companion Mortgage Loan or B-Note Mortgage Loan Holder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          (c) No Certificateholder, no holder of the Great Lakes Crossing Companion Mortgage Loan and no B-Note Mortgage Loan Holder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Certificateholder, such holder of the Great Lakes Crossing Companion Mortgage Loan or such B-Note Mortgage Loan Holder, as the case may be, previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Certificateholders entitled to at least 25% of the Voting Rights, the holder of the Great Lakes Crossing Companion Mortgage Loan or such B-Note Mortgage Loan Holder, as the case may be, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of

Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of any other Holders of Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder (which priority or preference is not otherwise provided for herein), or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          SECTION 11.04. Governing Law.

          This Agreement and the Certificates shall be construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. The parties hereto intend that the provisions of Section 5-1401 of the New York General Obligations Law shall apply to this Agreement.

          SECTION 11.05. Notices.

          Any communications provided for or permitted hereunder shall be in writing (including by telecopy) and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to or, in the case of telecopy notice, when received: (i) in the case of the Depositor, Credit Suisse First Boston Mortgage Securities Corp., 11 Madison Avenue, 5th Floor, New York, New York 10010, Attention: Edmund Taylor, telecopy number: (212) 743-4756 (with a copy to Pamela McCormack, telecopy number: (917) 326-7805); (ii) in the case of the Master Servicer and the Special Servicer, KeyCorp Real Estate Capital Markets, Inc. d/b/a KeyBank Real Estate Capital, 911 Main Street, Suite 1500, Kansas City, Missouri 64105, telecopy number: (816) 221-8848, Attention: E.J. Burke (with a copy to Robert C. Bowes, KeyBank National Association, 127 Public Square, Cleveland, Ohio 44114, telecopy: (216) 689-5681); (iii) in the case of the Trustee, Wells Fargo Bank Minnesota, N.A., 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attention: Corporate Trust Administration (CMBS)
- Credit Suisse First Boston Mortgage Securities Corp. Series 2003-CK2, telecopy number (410) 884-2360; (iv) in the case of the Rating Agencies, (A) Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention:
Commercial MBS Monitoring Department, telecopy number (212) 553-0300, and (B) Fitch, Inc., One State Street Plaza, 31st Floor, New York, New York 10004,
Attention: Zanda Lynn, telecopy number: (212) 908-0601; (v) in the case of Column, the address for notices to Column under the First Mortgage Loan Purchase Agreement and, in the case of KeyBank, the address for notices to KeyBank under the Second Mortgage Loan Purchase Agreement; (vi) in the case of the Column Performance Guarantor, the address for notices to the Column Performance Guarantor under the Column Performance Guarantee; and (vii) in the case of the initial Controlling Class Representative, Allied Capital Corporation, 1919 Pennsylvania Avenue N.W., 3rd Floor, Washington, D.C. 20006, Attention: John Scheurer, telecopy number: (202) 466-1834; or as to each such Person such other address and/or telecopy number as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

          SECTION 11.06. Severability of Provisions.

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenant(s), agreement(s), provision(s) or term(s) shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

          SECTION 11.07. Successors and Assigns; Beneficiaries.

          The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns and, as third-party beneficiaries (with all right to enforce the obligations hereunder intended for their benefit as if a party hereto), the B-Note Mortgage Loan Holders, the holder of the Great Lakes Crossing Companion Mortgage Loan, the Underwriters, the Designated Sub-Servicers and the non-parties referred to in Sections 6.03 and 8.05, and all such provisions shall inure to the benefit of the Certificateholders. No other person, including any Borrower, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

          SECTION 11.08. Article and Section Headings.

          The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

          SECTION 11.09. Notices to and from the Rating Agencies and the
                         Depositor.

          (a) The Trustee shall promptly provide notice to each Rating Agency and the Depositor with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

               (i) any material change or amendment to this Agreement;

               (ii) the occurrence of any Event of Default that has not been cured;

               (iii) the resignation, termination, merger or consolidation of the Master Servicer or the Special Servicer and the appointment of a successor;

               (iv) the appointment, resignation or removal of a Fiscal Agent;

               (v) any change in the location of the Distribution Account, the Interest Reserve Account or the Excess Liquidation Proceeds Account;

               (vi) any repurchase or substitution of a Pooled Mortgage Loan by Column, KeyBank or the Column Performance Guarantor as contemplated by
     Section 2.03; and

               (vii) the final payment to any Class of Certificateholders.

          (b) The Master Servicer shall promptly provide notice to each Rating Agency and the Depositor with respect to each of the following of which it has actual knowledge:

               (i) the resignation or removal of the Trustee and the appointment of a successor; and

               (ii) any change in the location of the Collection Account.

          (c) Each of the Master Servicer and the Special Servicer shall furnish each Rating Agency such information with respect to the Pooled Mortgage Loans as such Rating Agency shall reasonably request and which the Master Servicer or the Special Servicer, as the case may be, can reasonably provide to the extent consistent with applicable law and the related Mortgage Loan Documents and without waiving any attorney-client privilege relating to such information. In any event, the Master Servicer and the Special Servicer shall notify each Rating Agency with respect to each of the following events of which it has actual knowledge:

               (i) any change in the lien priority of the Mortgage securing any Pooled Mortgage Loan;

               (ii) any change in the identity of the anchor tenant (i.e., a tenant representing more than 20% of the total net rentable square feet of space) at any Mortgaged Property used for retail purposes or any change in the term of the lease for an anchor tenant at any such Mortgaged Property;

               (iii) any assumption of, or release or substitution of real property collateral for, a Pooled Mortgage Loan that, in the case of Moody's, represents greater than 2% of the then aggregate Stated Principal Balance of the Mortgage Pool and, in the case of Fitch, individually or together with all other Pooled Mortgage Loans, if any, that are in the same Cross-Collateralized Group as such Pooled Mortgage Loan, has a Stated Principal Balance in excess of 5% of the then aggregate Stated Principal Balance of the Mortgage Pool or is one of the ten largest Pooled Mortgage Loans based on the Stated Principal Balance;

               (iv) any defeasance of a Pooled Mortgage Loan or material damage to a Mortgaged Property;

               (v) any change in a franchise;

               (vi) any Borrower subject to bankruptcy proceedings; and

               (vii) any release of a Letter of Credit or debt service reserve with respect to any Pooled Mortgage Loan.

          (d) If the Great Lakes Crossing Companion Mortgage Loan is included in a rated securitization, each of the Master Servicer and the Special Servicer shall (at no expense to the Trust Fund) furnish to any of the rating agencies monitoring securities backed by the Great Lakes Crossing Companion Mortgage Loan such information with respect to the Great Lakes Crossing Companion Mortgage Loan as such rating agency shall reasonably request and which the Master Servicer or the Special Servicer, as the case may be, can reasonably provide to the extent consistent with applicable law and the related Mortgage Loan Documents and without waiving any attorney-client privilege relating to such information. In any event, the Master Servicer and the Special Servicer shall notify such rating agencies with respect to each of the following events of which it has actual knowledge:

               (i) any change in the lien priority of the Mortgage securing the Great Lakes Crossing Companion Mortgage Loan;

               (ii) any change in the identity of the anchor tenant (i.e., a tenant representing more than 20% of the total net rentable square feet of space) at the Great Lakes Crossing Mortgaged Property used for retail purposes or any change in the term of the lease for an anchor tenant at such Mortgaged Property;

               (iii) any assumption of, or release or substitution of real property collateral for, the Great Lakes Crossing Companion Mortgage Loan;

               (iv) any defeasance of the Great Lakes Crossing Companion Mortgage Loan or material damage to the Great Lakes Crossing Mortgaged Property;

               (v) any Borrower subject to bankruptcy proceedings; and

               (vi) any release of a Letter of Credit or debt service reserve with respect to the Great Lakes Crossing Companion Mortgage Loan.

          (e) Each of the Master Servicer and the Special Servicer shall promptly furnish (in hard copy format or through use of the Master Servicer's internet website), to each Rating Agency copies of the following items (in each case, at or about the same time that it delivers or causes the delivery of such item to the Trustee):

               (i) each of its Annual Performance Certifications;

               (ii) each of its Annual Accountants' Reports; and

               (iii) each report prepared pursuant to Section 3.09(e).

          (f) The Trustee shall promptly deliver or otherwise make available to each Rating Agency (in hard copy format or through use of the Trustee's internet website) a copy of each Certificateholder Report forwarded to the Holders of the Certificates (in each case, at or about the same time that it delivers such Certificateholder Report to such Holders). Any Restricted Servicer Reports delivered electronically as aforesaid shall be accessible on the Trustee's internet website only with the use of a password, which shall be provided by the Trustee to each Rating Agency.

          (g) The parties intend that each Rating Agency provide to the Trustee, upon request, a listing of the then-current rating (if any) assigned by such Rating Agency to each Class of Certificates then outstanding.

          SECTION 11.10. Notices to Controlling Class Representative.

          The Trustee, the Master Servicer and the Special Servicer shall each deliver to the Controlling Class Representative a copy of each notice or other item of information such Person is required to deliver to the Rating Agencies pursuant to Section 11.09, in each case simultaneously with the delivery thereof to the Rating Agencies, to the extent not already delivered pursuant to this Agreement.

          SECTION 11.11. Complete Agreement.

          This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

          IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.


                                       CREDIT SUISSE FIRST BOSTON MORTGAGE
                                       SECURITIES CORP.
                                       Depositor


                                       By: /s/ Jeffrey A. Altabef
                                           -----------------------------------
                                       Name: Jeffrey A. Altabef
                                       Title: Vice President


                                       KEYCORP REAL ESTATE CAPITAL MARKETS, INC.
                                       d/b/a KEYBANK REAL ESTATE CAPITAL
                                       Master Servicer and Special Servicer


                                       By: /s/ Clay M. Sublett
                                           -----------------------------------
                                       Name: Clay M. Sublett
                                       Title: Senior Vice President


                                       WELLS FARGO BANK MINNESOTA, N.A.
                                       Solely in its capacity as Trustee


                                       By: /s/ Jack A. Aini
                                           -----------------------------------
                                       Name: Jack A. Aini
                                       Title: Vice President

STATE OF NEW YORK         )
                          )  ss.:
COUNTY OF NEW YORK        )

          On the 9th day of April 2003, before me, a notary public in and for said State, personally appeared Jeffrey A. Altabef, known to me to be a Vice President of CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                           /s/ Alice Russell
                                           -----------------------------------
                                                      Notary Public

[Notarial Seal]

STATE OF MISSOURI         )
                          )  ss.:
COUNTY OF JACKSON         )

          On the 10th day of April 2003, before me, a notary public in and for said State, personally appeared Clay M. Sublett, known to me to be a Senior Vice President of KEYCORP REAL ESTATE CAPITAL MARKETS, INC. d/b/a KEYBANK REAL ESTATE CAPITAL, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                           /s/ Laurel E. Fronek
                                           -----------------------------------
                                                      Notary Public

[Notarial Seal]

STATE OF NEW YORK         )
                          )  ss.:
COUNTY OF NEW YORK        )

          On the 11th day of April 2003, before me, a notary public in and for said State, personally appeared Jack A. Aini, known to me to be a Vice President of WELLS FARGO BANK MINNESOTA, N.A., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                           /s/ Barbara Lovelace
                                           -----------------------------------
                                                      Notary Public

[Notarial Seal]

                                   EXHIBIT A-1

                     FORM OF CLASS A-X AND A-SP CERTIFICATES

        CLASS [A-X] [A-SP] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-CK2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Pass-Through Rate:  Variable                      Class Notional Amount of the Class [A-X] [A-SP] Certificates as of
                                                  the Closing Date:
                                                  $________________

Closing Date:  April 11, 2003                     Initial Certificate Notional Amount of this Certificate as of the
                                                  Closing Date:
First Distribution Date: May 16, 2003             $________________

Master Servicer and Special Servicer:             Aggregate Stated Principal Balance of the Mortgage Loans as of the
KeyCorp Real Estate Capital Markets, Inc. d/b/a
KeyBank Real Estate Capital                       Closing Date ("Initial Pool Balance"):   $1,006,847,098

Trustee:
Wells Fargo Bank Minnesota, N.A.

Certificate No. [A-X] [A-SP]-____                 CUSIP No.: _____________
                                                  Common Code: _____________
                                                  ISIN No.: _____________


                                      A-1-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK MINNESOTA, N.A., KEYCORP REAL ESTATE CAPITAL MARKETS, INC. d/b/a KEYBANK REAL ESTATE CAPITAL OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL.


                                      A-1-2

PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

          This certifies that [CEDE & CO.] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional amount of this Certificate (its "Certificate Notional Amount") as of the Closing Date by the aggregate notional amount of all the Class [A-X] [A-SP] Certificates (their "Class Notional Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [A-X] [A-SP] Certificates. The Trust Fund was created and the Certificates were issued pursuant to that certain pooling and servicing agreement, dated as of April 11, 2003 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. d/b/a KeyBank Real Estate Capital, as master servicer and special servicer (in such capacities, the "Master Servicer" and "Special Servicer", respectively, each of which terms includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [A-X] [A-SP] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account, the GLCTML Custodial Account and, if established, the REO Account or any A/B Mortgage Loan Pair Custodial Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or


                                      A-1-3
certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except under limited circumstances specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

          If this Certificate constitutes a Rule 144A Global Certificate and a transfer of any interest in this Certificate is to be made without registration under the Securities Act, then (except under limited circumstances specified in the Agreement) the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement, or (ii) an Opinion of Counsel to the effect that such prospective Transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act. Except as discussed below, if this Certificate constitutes a Rule 144A Global Certificate, then interests herein shall not be transferred to any Person other than a Qualified Institutional Buyer that takes delivery in the form of an interest in this Rule 144A Global Certificate.

          Notwithstanding the preceding paragraph, if this Certificate constitutes a Rule 144A Global Certificate, then interests herein may be transferred (without delivery of any certificate or Opinion of Counsel described in the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate of the same Class as this Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (x) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached as Exhibit F-1D to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2D to the Agreement and (y) such written orders and instructions as are required under the applicable procedures of DTC, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depositary Participant by a denomination of interests in this Rule 144A Global Certificate, and credit the account of a Depositary Participant by a denomination of interests in such


                                      A-1-4

Regulation S Global Certificate, that is equal to the denomination of beneficial interests in such Class to be transferred. Upon delivery to the Certificate Registrar of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of DTC, shall reduce the denomination of this Rule 144A Global Certificate, and increase the denomination of the related Regulation S Global Certificate, by the denomination of the beneficial interest in the subject Class specified in such orders and instructions.

          Except as discussed below, if this Certificate constitutes a Regulation S Global Certificate, then beneficial interests in this Certificate shall not be transferred to any Person other than a non-United States Securities Person that takes delivery in the form of an interest in this Certificate, and the Certificate Owner desiring to effect such transfer shall be required to obtain from such Certificate Owner's prospective Transferee a certification substantially in the form attached as Exhibit F-2D to the Agreement. On or prior to the Release Date, beneficial interests in any Regulation S Global Certificate may be held only through Euroclear or Clearstream. After the Release Date, beneficial interests in any Regulation S Global Certificate may be held through Euroclear, Clearstream or any other direct account holder at DTC.

          Notwithstanding the preceding paragraph, if this Certificate constitutes a Regulation S Global Certificate, then interests in this Certificate may be transferred (without delivery of any certificate described in the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for the same Class as this Regulation S Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached as Exhibit F-1C to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depositary Participant by a denomination of interests in this Regulation S Global Certificate, and credit the account of a Depositary Participant by a denomination of interests in the related Rule 144A Global Certificate, that is equal to the denomination of beneficial interests to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of this Regulation S Global Certificate, and increase the denomination of the related Rule 144A Global Certificate, by the denomination of the beneficial interest in the subject Class specified in such orders and instructions.

          Notwithstanding the foregoing, any interest in a Global Certificate may be transferred by any Certificate Owner holding such interest to any Person who takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated above with respect to transfers of this Certificate in definitive form and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depositary Participant by a denomination of interests in such Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated above with respect to transfers of this Certificate in definitive form, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate, and cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.


                                      A-1-5

          The Global Certificates shall be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

          None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class [A-X] [A-SP] Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate or any interest herein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify CSFB LLC, the Depositor, the Trustee, any Fiscal Agent, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws or the provisions described in the preceding paragraphs.

          No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate (and, if applicable, any Certificate Owner shall refuse to transfer an interest in this Certificate), unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is rated investment grade by at least one of the Rating Agencies and is being acquired by, on behalf of or with assets of a Plan in reliance upon Prohibited Transaction Exemption 89-90, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, Column, KeyBank, any Exemption-Favored Party, the Master Servicer, the Special Servicer, any Sub-Servicer or any Borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by an Affiliate of any such Person, and
(Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee (or, if applicable, the Certificate Owner effecting the transfer) that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.


                                      A-1-6

          If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as described above in this Certificate.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

          The Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earliest of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicer, the Special Servicer, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund and (iii) the exchange of all the Certificates for all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.


                                      A-1-7

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment (subject to certain third-party beneficiary consent rights). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                      A-1-8

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                                WELLS FARGO BANK MINNESOTA, N.A.
                                                as Trustee


                                                By:
                                                    ----------------------------
                                                    Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [A-X] [A-SP] Certificates referred to in the within-mentioned Agreement.

Dated:

                                                WELLS FARGO BANK MINNESOTA, N.A.
                                                as Certificate Registrar


                                                By:
                                                    ----------------------------
                                                    Authorized Representative


                                      A-1-9

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________

Dated:


                                           -------------------------------------
                                           Signature by or on behalf of Assignor


                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The Assignee should include the following for purposes of distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of _____________________________________________________________

          Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to ______________________________________________________________________

          This information is provided by ______________________________________
the Assignee named above, or ___________________________________________________
as its agent.


                                     A-1-10

                                   EXHIBIT A-2

               FORM OF CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES

 CLASS [A-1] [A-2] [A-3] [A-4] [B] [C] [D] [E] COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATE, SERIES 2003-CK2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Pass-Through Rate: ___% per annum                 Class Principal Balance of the Class [A-1][A-2]
                                                  [A-3][A-4][B][C][D][E] Certificates as of the
                                                  Closing Date:
                                                  $________________

Closing Date:  April 11, 2003                     Initial Certificate Principal Balance of this
                                                  Certificate as of the Closing Date:
First Distribution Date:  May 16, 2003            $________________

Master Servicer and Special Servicer:             Aggregate Stated Principal Balance of the
KeyCorp Real Estate Capital Markets, Inc. d/b/a   Mortgage Loans as of the Closing Date ("Initial
KeyBank Real Estate Capital                       Pool Balance"): $1,006,847,098

Trustee:
Wells Fargo Bank Minnesota, N.A.

Certificate No. [A-1] [A-2] [A-3] [A-4] [B] [C]   CUSIP No.: _____________
[D] [E]-___                                       Common Code: _____________
                                                  ISIN No.: _____________


                                      A-2-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK MINNESOTA, N.A., KEYCORP REAL ESTATE CAPITAL MARKETS, INC. d/b/a KEYBANK REAL ESTATE CAPITAL OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

[FOR CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES: THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

          This certifies that [CEDE & CO.] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class [A-1] [A-2] [A-3] [A-4] [B] [C] [D] [E] Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class


                                      A-2-2

[A-1] [A-2] [A-3] [A-4] [B] [C] [D] [E] Certificates. The Trust Fund was created and the Certificates were issued pursuant to that certain pooling and servicing agreement, dated as of April 11, 2003 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. d/b/a KeyBank Real Estate Capital, as master servicer and special servicer (in such capacities, the "Master Servicer" and "Special Servicer", respectively, each of which terms includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [A-1] [A-2] [A-3] [A-4] [B] [C] [D] [E] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of an Unfunded Principal Balance Reduction in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account, the GLCTML Custodial Account and, if established, the REO Account or any A/B Mortgage Loan Pair Custodial Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for


                                      A-2-3
new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

          The Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earliest of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicer, the Special Servicer, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund and (iii) the exchange of all the Certificates for all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to


                                      A-2-4
purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment (subject to certain third-party beneficiary consent rights). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                      A-2-5

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                                WELLS FARGO BANK MINNESOTA, N.A.
                                                as Trustee


                                                By:
                                                    ----------------------------
                                                    Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [A-1] [A-2] [A-3] [A-4] [B] [C] [D] [E] Certificates referred to in the within-mentioned Agreement.

Dated:

                                                WELLS FARGO BANK MINNESOTA, N.A.
                                                as Certificate Registrar


                                                By:
                                                    ----------------------------
                                                    Authorized Representative


                                      A-2-6

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________

Dated:


                                           -------------------------------------
                                           Signature by or on behalf of Assignor


                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The Assignee should include the following for purposes of distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to___________________________________ for the account of ____________________________________________________________.

          Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

          This information is provided by______________________________________, the Assignee named above, or __________________________________________________,
as its agent.


                                      A-2-7

                                   EXHIBIT A-3

     FORM OF CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M,
        CLASS N, CLASS O, CLASS P, CLASS GLC AND CLASS RCKB CERTIFICATES

      CLASS [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] [GLC] [RCKB] COMMERCIAL
               MORTGAGE PASS-THROUGH CERTIFICATE, SERIES 2003-CK2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Pass-Through Rate: [Variable]/[__% per annum]   Class Principal Balance of the
                                                [F] [G] [H] [J] [K] [L] [M]
                                                [N] [O] [P] [GLC] [RCKB]
                                                Certificates as of the Closing
                                                Date:
                                                $_______________________________

Closing Date:  April 11, 2003                   Initial Certificate Principal
                                                Balance of this Certificate as
                                                of the Closing Date:
First Distribution Date:  May 16, 2003          $________________

Master Servicer and Special Servicer:           Aggregate Stated Principal
KeyCorp Real Estate Capital Markets, Inc.       Balance of the Mortgage Loans
d/b/a KeyBank Real Estate Capital               as of the Closing Date:
                                                ("Initial Pool Balance"):
                                                $1,006,847,098

Trustee:
Wells Fargo Bank Minnesota, N.A.

Certificate No.  [F] [G] [H] [J] [K] [L]        CUSIP No.:  _____________
[M] [N] [O] [P] [GLC] [RCKB] -___               Common Code:  _____________
                                                ISIN No.:  _____________


                                      A-3-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK MINNESOTA, N.A., KEYCORP REAL ESTATE CAPITAL MARKETS, INC. d/b/a KEYBANK REAL ESTATE CAPITAL OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.


                                      A-3-2

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

          This certifies that [CEDE & CO.] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] [GLC] [RCKB] Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] [GLC] [RCKB] Certificates. The Trust Fund was created and the Certificates were issued pursuant to that certain pooling and servicing agreement, dated as of April 11, 2003 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. d/b/a KeyBank Real Estate Capital, as master servicer and special servicer (in such capacities, the "Master Servicer" and "Special Servicer", respectively, each of which terms includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] [GLC] [RCKB] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of an Unfunded Principal Balance Reduction in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.


                                      A-3-3

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account, the GLCTML Custodial Account and, if established, the REO Account or any A/B Mortgage Loan Pair Custodial Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except under limited circumstances specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

          If this Certificate constitutes a Rule 144A Global Certificate and a transfer of any interest in this Certificate is to be made without registration under the Securities Act, then (except under limited circumstances specified in the Agreement) the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement, or (ii) an Opinion of Counsel to the effect that such prospective Transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act. Except as discussed below, if this Certificate constitutes a Rule 144A Global Certificate, then interests herein shall not be transferred to any Person other than a Qualified Institutional Buyer that takes delivery other than in the form of an interest in this Rule 144A Global Certificate.


                                      A-3-4

          Notwithstanding the preceding paragraph, if this Certificate constitutes a Rule 144A Global Certificate, then interests herein may be transferred (without delivery of any certificate or Opinion of Counsel described in the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate of the same Class as this Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (x) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached as Exhibit F-1D to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2D to the Agreement and (y) such written orders and instructions as are required under the applicable procedures of DTC, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depositary Participant by a denomination of interests in this Rule 144A Global Certificate, and credit the account of a Depositary Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in such Class to be transferred. Upon delivery to the Certificate Registrar of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of DTC, shall reduce the denomination of this Rule 144A Global Certificate, and increase the denomination of the related Regulation S Global Certificate, by the denomination of the beneficial interest in the subject Class specified in such orders and instructions.

          Except as discussed below, if this Certificate constitutes a Regulation S Global Certificate, then beneficial interests in this Certificate shall not be transferred to any Person other than a non-United States Securities Person that takes delivery in the form of an interest in this Certificate, and the Certificate Owner desiring to effect such transfer shall be required to obtain from such Certificate Owner's prospective Transferee a certification substantially in the form attached as Exhibit F-2D to the Agreement. On or prior to the Release Date, beneficial interests in any Regulation S Global Certificate may be held only through Euroclear or Clearstream. After the Release Date, beneficial interests in any Regulation S Global Certificate may be held through Euroclear, Clearstream or any other direct account holder at DTC.

          Notwithstanding the preceding paragraph, if this Certificate constitutes a Regulation S Global Certificate, then interests in this Certificate may be transferred (without delivery of any certificate described in the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for the same Class as this Regulation S Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached as Exhibit F-1C to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depositary Participant by a denomination of interests in this Regulation S Global Certificate, and credit the account of a Depositary Participant by a denomination of interests in the related Rule 144A Global Certificate, that is equal to the denomination of beneficial interests to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of this Regulation S Global Certificate, and increase the denomination of the related Rule 144A Global Certificate, by the denomination of the beneficial interest in the subject Class specified in such orders and instructions.

          Notwithstanding the foregoing, any interest in a Global Certificate may be transferred by any Certificate Owner holding such interest to any Person who takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the


                                      A-3-5

Trustee of (i) such certifications and/or opinions as are contemplated above with respect to transfers of this Certificate in definitive form and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depositary Participant by a denomination of interests in such Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated above with respect to transfers of this Certificate in definitive form, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate, and cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

          The Global Certificates shall be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

          None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] [GLC] [RCKB] Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate or any interest herein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, CSFB LLC, the Trustee, any Fiscal Agent, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws or the provisions described in the preceding paragraphs.

          No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate (and, if applicable, any Certificate Owner shall refuse to transfer an interest in this Certificate), unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Section 406 and 407 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is rated investment grade by at least one of the Rating Agencies and is being acquired by, on behalf of or with assets of a Plan in reliance upon Prohibited Transaction Exemption 89-90, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, Column, KeyBank, any Exemption-Favored Party, the Master Servicer, the Special Servicer, any Sub-Servicer or any Borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by an Affiliate of any such Person, and
(Z) agrees that it will obtain from each of its Transferees a


                                      A-3-6
written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee (or, if applicable, the Certificate Owner effecting the transfer) that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

          If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

          The Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earliest of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicer, the Special Servicer, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund and (iii)


                                      A-3-7
the exchange of all the Certificates for all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment (subject to certain third-party beneficiary consent rights). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                      A-3-8

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                             WELLS FARGO BANK MINNESOTA, N.A.
                                             as Trustee


                                             By:
                                                 -------------------------------
                                                 Authorized Representative

                         CERTIFICATE OF AUTHENTICATION

          This is one of the Class [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] [GLC] [RCKB] Certificates referred to in the within-mentioned Agreement.

Dated:


                                             WELLS FARGO BANK MINNESOTA, N.A.
                                             as Certificate Registrar


                                             By:
                                                 -------------------------------
                                                   Authorized Representative


                                      A-3-9

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
          (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________

Dated:


                                           -------------------------------------
                                           Signature by or on behalf of Assignor


                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The Assignee should include the following for purposes of distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ____________________________________________________________.

          Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

          This information is provided by _____________________________________, the Assignee named above, or __________________________________________________,
as its agent.


                                     A-3-10

                                   EXHIBIT A-4

       FORM OF CLASS V-1, CLASS V-2, CLASS V-3 AND CLASS V-4 CERTIFICATES

   CLASS [V-1] [V-2] [V-3] [V-4] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2003-CK2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.


Closing Date:  April 11, 2003                     Percentage Interest evidenced by this Class
                                                  [V-1] [V-2] [V-3] [V-4] Certificate: _______%
First Distribution Date:  May 16, 2003

Master Servicer and Special Servicer:             Aggregate Stated Principal Balance of the
KeyCorp Real Estate Capital Markets, Inc. d/b/a   Mortgage Loans as of the Closing Date ("Initial
KeyBank Real Estate Capital                       Pool Balance"): $1,006,847,098

Trustee:
Wells Fargo Bank Minnesota, N.A.

Certificate No. [V-1] [V-2] [V-3] [V-4] -___      CUSIP No.:  ________________________________


                                      A-4-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK MINNESOTA, N.A., KEYCORP REAL ESTATE CAPITAL MARKETS, INC. d/b/a KEYBANK REAL ESTATE CAPITAL OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS ENTITLED ONLY TO CERTAIN ADDITIONAL INTEREST (IF ANY) RECEIVED IN RESPECT OF ONE OR MORE CERTAIN MORTGAGE LOANS, SUBJECT TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          This certifies that [____________________________] is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [V-1] [V-2] [V-3] [V-4] Certificates. The Trust Fund was created and the Certificates were issued pursuant to that certain pooling and servicing agreement, dated as of April 11, 2003 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. d/b/a KeyBank Real Estate Capital, as master servicer and special servicer (in such capacities, the "Master Servicer" and "Special Servicer", respectively, each of which terms includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.


                                      A-4-2

          Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [V-1] [V-2] [V-3] [V-4] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account, the GLCTML Custodial Account and, if established, the REO Account or any A/B Mortgage Loan Pair Custodial Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except under the limited circumstances specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this


                                      A-4-3

Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Credit Suisse First Boston LLC, the Trustee, any Fiscal Agent, the Master Servicer, the Special Servicer, and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

          If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

          The Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.


                                      A-4-4

          Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earliest of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicer, the Special Servicer, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund and (iii) the exchange of all the Certificates for all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment (subject to certain third-party beneficiary consent rights). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                      A-4-5

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                           WELLS FARGO BANK MINNESOTA, N.A.
                                           as Trustee


                                           By:
                                               ---------------------------------
                                           Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [V-1] [V-2] [V-3] [V-4] Certificates referred to in the within-mentioned Agreement.

Dated:

                                           WELLS FARGO BANK MINNESOTA, N.A.
                                           as Certificate Registrar


                                           By:
                                               ---------------------------------
                                           Authorized Representative


                                      A-4-6

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
          (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________

Dated:


                                           -------------------------------------
                                           Signature by or on behalf of Assignor


                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The Assignee should include the following for purposes of distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ____________________________________________________________.


          Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

          This information is provided by _____________________________________, the Assignee named above, or __________________________________________________,
as its agent.


                                      A-4-7

                                   EXHIBIT A-5

                          FORM OF CLASS R CERTIFICATES

              CLASS R COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-CK2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.


Closing Date:  April 11, 2003                     Percentage Interest evidenced by this Class R
                                                  Certificate: __________%
First Distribution Date:  May 16, 2003

Master Servicer and Special Servicer:             Aggregate Stated Principal Balance of the
KeyCorp Real Estate Capital Markets, Inc. d/b/a   Mortgage Loans as of the Closing Date ("Initial
KeyBank Real Estate Capital                       Pool Balance"): $1,006,847,098

Trustee:
Wells Fargo Bank Minnesota, N.A.

Certificate No. R-___                             CUSIP No.: ___________________


                                      A-5-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK MINNESOTA, N.A., KEYCORP REAL ESTATE CAPITAL MARKETS, INC. d/b/a KEYBANK REAL ESTATE CAPITAL OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE EVIDENCES OWNERSHIP OF THE SOLE "RESIDUAL INTEREST" IN EACH OF MULTIPLE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS" (EACH, A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS, IF ANY, ON THIS CERTIFICATE.

          This certifies that [______________________] is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in


                                      A-5-2
the Trust Fund evidenced by all the Class R Certificates. The Trust Fund was created and the Certificates were issued pursuant to that certain pooling and servicing agreement, dated as of April 11, 2003 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. d/b/a KeyBank Real Estate Capital, as master servicer and special servicer (in such capacities, the "Master Servicer" and "Special Servicer", respectively, each of which terms includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class R Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account, the GLCTML Custodial Account and, if established, the REO Account or any A/B Mortgage Loan Pair Custodial Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except under the limited circumstances


                                      A-5-3
specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or
(ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Credit Suisse First Boston LLC, the Trustee, any Fiscal Agent, the Master Servicer, the Special Servicer, and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

          Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by its acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee (i) to deliver payments to a Person other than such Person and (ii) to negotiate the terms of any mandatory disposition, to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit H-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, representing and warranting, among other things, that such Transferee is a


                                      A-5-4

Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of either the Certificate Registrar or Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected. In connection therewith, the Certificate Registrar shall not register the transfer of an Ownership Interest in this Certificate to any entity classified as a partnership under the Code unless at the time of transfer, all of its beneficial owners are United States Persons.

          Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit H-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

          The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Trustee, to the effect that such modification of, addition to or elimination of such provisions will not cause any REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

          A "Permitted Transferee" is any Transferee other than a Disqualified Organization, a Non-United States Tax Person or a foreign permanent establishment or fixed base (each within the meaning of the applicable income tax treaty) of a United States Tax Person (as defined below). In addition, if such Transferee is classified as a partnership under the Code, such Transferee can only be a Permitted Transferee if, among other things, all of its beneficial owners are United States Tax Persons.

          A "Disqualified Organization" is any of (i) the United States or a possession thereof, any State or political subdivision thereof or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R


                                      A-5-5

Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

          A "Non-United States Tax Person" is any Person other than a United States Tax Person. A "United States Tax Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

          If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

          The Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earliest of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicer, the Special Servicer, or any single Controlling Class


                                      A-5-6

Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund and (iii) the exchange of all the Certificates for all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment (subject to certain third-party beneficiary consent rights). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                      A-5-7

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                           WELLS FARGO BANK MINNESOTA, N.A.
                                           as Trustee


                                           By:
                                               ---------------------------------
                                               Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class R Certificates referred to in the within-mentioned Agreement.

Dated:

                                           WELLS FARGO BANK MINNESOTA, N.A.
                                           as Certificate Registrar


                                           By:
                                               ---------------------------------
                                               Authorized Representative


                                      A-5-8

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
          (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________

Dated:


                                           -------------------------------------
                                           Signature by or on behalf of Assignor


                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The Assignee should include the following for purposes of distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ____________________________________________________________.

          Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

          This information is provided by _____________________________________, the Assignee named above, or __________________________________________________,
as its agent.


                                      A-5-9

                                   EXHIBIT B-1

                    SCHEDULE OF POOLED COLUMN MORTGAGE LOANS

                      [See attached list of Mortgage Loans]


                                      B-1-1

 #    Crossed                  Loan Name                              Address                City
---   -------   -----------------------------------------   -------------------------   ----------------
  1             Great Lakes Crossing                        4000 Baldwin Road             Auburn Hills
  2             Ritz-Carlton Key Biscayne                   455 Grand Bay Drive           Key Biscayne
  3             Museum Square                               5757 Wilshire Boulevard       Los Angeles
  4             Crescent at Carlyle                         1940 Duke Street               Alexandria
  5             North Park Executive Center                 Please see Exhibit A-1         Please see
                                                            in the Prospectus            Exhibit A-1 in
                                                            Supplement                   the Prospectus
                                                                                           Supplement

  6             Sully Place                                 13800 Metrotech Drive          Chantilly
  9             Michigan Equities U Portfolio               Please see Exhibit A-1         Please see
                                                            in the Prospectus            Exhibit A-1 in
                                                            Supplement                   the Prospectus
                                                                                           Supplement

 10             The Carl Zeiss Building                     5160 Hacienda Drive              Dublin
 11             BAE Systems Building                        11487 Sunset Hills Road          Reston
 15             Sunset Coast Plaza                          17373-17383 Sunset              Pacific
                                                            Boulevard                      Palisades
 16     (B)     Williams Centre Building 2                  5421 East Williams               Tucson
                                                            Boulevard
 17     (B)     Williams Centre Building 1                  5451 East Williams               Tucson
                                                            Boulevard
 18     (B)     Williams Centre Building 3                  5431 East Williams               Tucson
                                                            Boulevard
 20             BECO Building                               11140 Rockville Pike &         Rockville
                                                            5410 Edson Lane
 22             Costa Mesa Square Shopping Center           3300 Harbor Boulevard          Costa Mesa
 23             Fairmount Place II                          515 Fairmount Avenue             Towson
 24             Kahana Gateway Center                       4465 Honoapiilani Highway       Lahaina
 25             Centennial Village                          2300 Holcomb Bridge Road        Roswell
 26             Brick Church Plaza                          535 Main Street               East Orange
 27             Giant Eagle Plaza                           1710-1760 Hilliard Rome         Columbus
                                                            Road
 28             Abbotts Village Shopping Center             11585 Jones Bridge Road        Alpharetta
 29             Santa Barbara Tech Center                   5520 & 5540 Ekwill Street        Goleta
 30             Sealy Mustang Park                          US Highway 80 & FM 1641          Forney
 31             Highland Village Plaza                      7201-7291 Boulder Avenue        Highland
 32             Hoover Square                               1646 Montgomery Highway          Hoover

                                                 Original    Cut-off Date                  Interest
                                  Mortgage      Principal     Principal     Maturity/ARD     Only
 #       State       Zip Code    Loan Seller     Balance      Balance(1)     Balance(2)     Period
---   -----------   ----------   -----------   -----------   ------------   ------------   --------
  1       MI           48326        Column     $87,384,106    $87,296,617    $72,445,331       0
  2       FL           33149        Column     $65,000,000    $65,000,000    $60,430,633      15
  3       CA           90036        Column     $57,000,000    $56,774,576    $48,144,168       0
  4       VA           22314        Column     $52,250,000    $52,250,000    $52,250,000      60
  5   Please see    Please see      Column     $40,500,000    $40,348,801    $34,491,105       0
      Exhibit A-1     Exhibit
        in the      A-1 in the
      Prospectus    Prospectus
      Supplement    Supplement
  6       VA           20151        Column     $37,500,000    $35,678,771    $33,337,354       0
  9   Please see    Please see      Column     $27,815,000    $27,760,205    $23,979,558       0
      Exhibit A-1     Exhibit
        in the      A-1 in the
      Prospectus    Prospectus
      Supplement    Supplement
 10       CA           94568        Column     $25,260,000    $25,260,000    $25,260,000      84
 11       VA           20190        Column     $24,700,000    $24,700,000    $22,180,000      60
 15       CA           90272        Column     $16,900,000    $16,848,983    $15,801,963       0

 16       AZ           85711        Column     $ 6,225,000    $ 6,196,254    $ 5,317,785       0

 17       AZ           85711        Column     $ 5,500,000    $ 5,474,602    $ 4,698,445       0

 18       AZ           85711        Column     $ 4,925,000    $ 4,902,257    $ 4,207,245       0

 20       MD           20852        Column     $16,000,000    $15,933,966    $13,428,628       0

 22       CA           92626        Column     $15,500,000    $15,419,626    $13,318,079       0
 23       MD           21286        Column     $14,080,000    $14,038,298    $11,965,217       0
 24       HI           96761        Column     $13,041,000    $13,004,676    $11,184,628       0
 25       GA           30076        Column     $13,000,000    $12,960,231    $10,992,203       0
 26       NJ           07018        Column     $12,160,000    $12,127,478    $10,490,401       0
 27       OH           43026        Column     $12,000,000    $11,963,081    $10,137,585       0

 28       GA           30022        Column     $11,600,000    $11,512,325    $ 9,555,052       0
 29       CA           93111        Column     $11,400,000    $11,365,652    $ 9,662,186       0
 30       TX           75126        Column     $10,250,000    $10,230,978    $ 6,855,258       0
 31       CA           92346        Column     $ 9,200,000    $ 9,180,724    $ 7,846,821       0
 32       AL           35216        Column     $ 9,050,000    $ 9,015,649    $ 7,689,314       0


                                      B-1-2

 #    Crossed                  Loan Name                              Address                City
---   -------   -----------------------------------------   -------------------------   ----------------
 33             Advantis Technologies                       1400 Bluegrass Lakes           Alpharetta
                                                            Parkway
 34             Ford Factory Square                         699 Ponce de Leon Avenue        Atlanta
 35             Rocky Mount Marketplace                     400 Old Franklin Turnpike     Rocky Mount
 36             Paradise Cay Apartments                     1900 Post Road                 Melbourne
 37             365 Broadway                                365 Broadway                    New York
 38             Mack Park Apartments                        400 Audra Lane                   Denton
 39             Plank Road Commons                          2500-2700 Plank Road            Altoona
 40             Plaza at Coral Springs                      650-850 Riverside Drive      Coral Springs
 41             Pine Meadow Apartments                      23 Hiltin Place                Greensboro
 42             Sentry Park Apartments                      6402 Albany Avenue              Lubbock
 43             Southside Village Shopping Center           4003-4009 Bellaire              Houston
                                                            Boulevard
 44             Phoenix Business Park                       2700 Northeast Expressway       Atlanta
 46             Timberlake Apartments                       834 Timberlake Drive           Arlington
 47             Indiana Business Center                     6700 and 6780 Indiana          Riverside
                                                            Avenue
 48             Pinecrest Shopping Center                   156-248 South Pine Street      Burlington
 49             South Monroe Commons Shopping Center        3030 South Monroe Street      Tallahassee
 52             Northeast Medical Arts Center               2801 North Decatur Road         Decatur
 54             Oak Springs Mobile Home Park                12 Highland Street              Sorrento
 55             Thunderbird Airport Plaza                   2550 North Thunderbird            Mesa
                                                            Circle
 56             Best Buy - El Paso, TX                      815 Sunland Park Drive          El Paso
 57             Sav-On Drug Store - Las Vegas, NV           4810 West Ann Road             Las Vegas
 58             Walgreens - North Clinton                   5830 North Clinton Street      Fort Wayne
 59             Spruce Street Station Shopping Center       1101 Brookdale Street         Martinsville
 60             Five Points Plaza                           118 Five Points Road           Goldsboro
 62             Walgreens - West Jefferson                  6202 West Jefferson            Fort Wayne
                                                            Boulevard
 63             Taunton Corporate Center                    125 John Hancock Road           Taunton
 64             5501 Connecticut Avenue                     5501-5513 Connecticut          Washington
                                                            Avenue
 65             Walgreens - Waterbury, CT                   1447 East Main Street          Waterbury
 67             Walgreens - Albany, GA                      2351 Dawson Road                 Albany
 68             CVS - Raleigh, NC                           3500 Wake Forest Road           Raleigh
 69             Gold Star Mobile Estates                    2120 South Santa Fe             Visalia
                                                            Avenue
 70             Gray Road Industrial                        7621 & 7641 East Gray          Scottsdale
                                                            Road
 71             Walgreens - Olive Branch, MS                6958 Goodman Road             Olive Branch
 73             Sahara Corporate Center                     9580 West Sahara Avenue        Las Vegas
 74             CVS - Wilmington, NC                        2302 South 17th Street         Wilmington
 75             Walgreens - Burlington, KY                  1747 Patrick Drive             Burlington

                                                 Original    Cut-off Date                  Interest
                                  Mortgage      Principal     Principal     Maturity/ARD     Only
 #       State       Zip Code    Loan Seller     Balance      Balance(1)     Balance(2)     Period
---   -----------   ----------   -----------   -----------   ------------   ------------   --------
 33       GA           30004        Column      $8,500,000    $8,467,201      $7,205,039       0

 34       GA           30308        Column      $8,250,000    $8,215,951      $6,924,137       0
 35       VA           24151        Column      $7,525,000    $7,502,327      $6,377,891       0
 36       FL           32935        Column      $7,350,000    $7,327,939      $6,233,240       0
 37       NY           10013        Column      $7,000,000    $6,979,307      $5,950,354       0
 38       TX           76209        Column      $7,000,000    $6,974,723      $5,988,952       0
 39       PA           16601        Column      $6,500,000    $6,471,372      $5,019,739       0
 40       FL           33071        Column      $6,400,000    $6,382,379      $5,498,248       0
 41       NC           27409        Column      $6,100,000    $6,080,982      $5,690,573       0
 42       TX           79424        Column      $6,079,000    $6,061,098      $5,693,840       0
 43       TX           77025        Column      $6,000,000    $5,984,139      $5,184,744       0

 44       GA           30345        Column      $5,740,000    $5,706,799      $4,968,510       0
 46       TX           76010        Column      $5,600,000    $5,560,135      $4,336,535       0
 47       CA           92506        Column      $5,550,000    $5,519,568      $4,324,253       0

 48       WI           53105        Column      $5,250,000    $5,230,844      $4,485,290       0
 49       FL           32301        Column      $5,200,000    $5,184,687      $4,422,841       0
 52       GA           30033        Column      $4,800,000    $4,786,911      $4,129,462       0
 54       FL           32776        Column      $4,600,000    $4,584,654      $4,269,703       0
 55       AZ           85215        Column      $4,400,000    $4,386,793      $4,115,769       0

 56       TX           79912        Column      $4,400,000    $4,384,442      $3,775,192       0
 57       NV           89130        Column      $4,250,000    $4,233,668      $3,604,645       0
 58       IN           46825        Column      $4,225,000    $4,206,469      $3,634,888       0
 59       VA           24112        Column      $4,200,000    $4,186,213      $3,638,747       0
 60       NC           27530        Column      $4,176,000    $4,158,516      $3,260,828       0
 62       IN           46804        Column      $4,150,000    $4,131,798      $3,570,363       0

 63       MA           02780        Column      $4,000,000    $3,988,664      $3,421,853       0
 64       DC           20015        Column      $3,500,000    $3,489,772      $2,980,376       0

 65       CT           06705        Column      $3,435,000    $3,421,962      $2,918,541       0
 67       GA           31707        Column      $3,365,000    $3,346,759      $2,627,920       0
 68       NC           27609        Column      $3,200,000    $3,190,413      $2,714,589       0
 69       CA           93292        Column      $3,175,000    $3,160,208      $2,850,365       0

 70       AZ           85260        Column      $3,150,000    $3,143,346      $2,952,222       0

 71       MS           38654        Column      $2,940,000    $2,929,272      $2,511,762       0
 73       NV           89117        Column      $2,860,000    $2,846,112      $2,477,885       0
 74       NC           28401        Column      $2,750,000    $2,738,054      $2,130,208       0
 75       KY           41005        Column      $2,740,000    $2,727,982      $2,357,300       0


                                      B-1-3

#     Crossed               Loan Name                        Address                           City
---   -------   ---------------------------------   ------------------------             ----------------
 76             Bayview East and Manette Villa      Please see Exhibit A-1                  Please see
                Apartments                          in the Prospectus                     Exhibit A-1 in
                                                    Supplement                            the Prospectus
                                                                                            Supplement
 77             Premier Self Storage                2150 Main Street                          Oakley
 78             Walgreens - Anderson, IN            3736 South Scatterfield Road             Anderson
 79             Old Town Station Shopping Center    401 Clovis Avenue                         Clovis
 80             Ellsworth Square Apartments         2800-2846 Fisher Road NE                  Salem
 81             Kuhlo Medical Building              4805 Mallory Lane                        Franklin
 82             2575 Grand Canal Boulevard          2575 Grand Canal Boulevard               Stockton
 84             401-403 South Washington            401-403 South Washington Boulevard      Mundelein
 85             Eckerd Nashville                    2819 Nolensville Pike                   Nashville
 86             Shurgard Self Storage               22013 Southeast Wax Road               Maple Valley
 87             Barber Knolls Apartments            416 Crocus Place                        Barberton
 88             Park Oaks Village Phase II          3860 El Dorado Hills Boulevard       El Dorado Hills
 90             Hickory Trace Apartments            3560 De Hart Place                     Breckenridge
                                                                                              Hills
 91             Green Acres Shopping Center II      1905-1955 Barnett Shoals Road             Athens
 93             Greenwood Apartments                909-919 Greenwood Avenue                 Atlanta
 94             Midtown Estates                     908 South Main Street                    Elkhart
 95             Knollwood Townhouse Apartments      1721 Maple Avenue                       Rapid City
 96             Seven Wells Street                  7 Wells Street                       Saratoga Springs
 97             Centre Court Apartments             1800 South 5th Street                      Waco
 98             Lincoln Broadway Building           1456-1460 Lincoln &                    Santa Monica
                                                    723-729 Broadway
 99             Anoka Acres Mobile Home Community   2904 South US Highway 35                Logansport
100             4210 Lake Avenue Townhouses         4210 Lake Avenue                        Wilmington
101             Biarritz Drive Apartments           960 Biarritz Drive                     Miami Beach

                                 Mortgage    Original    Cut-off Date                  Interest
                                   Loan      Principal     Principal    Maturity/ARD     Only
#        State       Zip Code     Seller      Balance     Balance(1)     Balance(2)     Period
---   -----------   ----------   --------   ----------   ------------   ------------   --------
 76   Please see    Please see    Column    $2,664,000    $2,649,607     $2,081,845       0
      Exhibit A-1     Exhibit
        in the      A-1 in the
      Prospectus    Prospectus
      Supplement    Supplement
 77       CA           94561      Column    $2,650,000    $2,635,517     $2,066,106       0
 78       IN           46013      Column    $2,625,000    $2,613,487     $2,258,361       0
 79       CA           93612      Column    $2,510,000    $2,494,567     $2,299,467       0
 80       OR           97305      Column    $2,325,000    $2,316,139     $1,974,273       0
 81       TN           37067      Column    $2,287,000    $2,276,654     $1,959,280       0
 82       CA           95207      Column    $2,250,000    $2,243,194     $1,747,355       0
 84       IL           60060      Column    $2,175,000    $2,167,861     $1,884,351       0
 85       TN           37211      Column    $2,175,000    $2,165,160     $1,863,322       0
 86       WA           98038      Column    $2,150,000    $2,141,340     $1,692,621       0
 87       OH           44203      Column    $2,100,000    $2,093,816     $1,786,148       0
 88       CA           95762      Column    $2,070,000    $2,058,779     $1,616,580       0
 90       MO           63074      Column    $2,000,000    $1,993,835     $1,646,545       0

 91       GA           30605      Column    $2,000,000    $1,992,142     $1,582,664       0
 93       GA           30306      Column    $1,625,000    $1,619,666     $1,407,848       0
 94       IN           46516      Column    $1,610,000    $1,603,207     $1,255,088       0
 95       SD           57701      Column    $1,600,000    $1,590,159     $1,069,004       0
 96       NY           12866      Column    $1,525,000    $1,514,904     $1,198,670       0
 97       TX           76706      Column    $1,500,000    $1,493,884     $1,261,238       0
 98       CA           90401      Column    $1,500,000    $1,491,585     $1,163,255       0

 99       IN           46947      Column    $1,280,000    $1,271,401     $1,105,563       0
100       NC           28403      Column    $  960,000    $  957,162     $  816,049       0
101       FL           33141      Column    $  500,000    $  498,213     $  469,860       0


                                      B-1-4

                                                                                                                          Interest
                                                     Original        Remaining      Original     Remaining    Mortgage   Calculation
                                                   Amortization    Amortization     Term to       Term to     Interest    (30/360 /
#                     Loan Name                        Term            Term       Maturity(2)   Maturity(2)     Rate     Actual/360)
---   -----------------------------------------   -------------   -------------   -----------   -----------   --------   -----------
  1   Great Lakes Crossing                             360             359            120           119        5.224%     Actual/360
  2   Ritz-Carlton Key Biscayne                        300             300             63            60        6.360%     Actual/360
  3   Museum Square                                    360             356            120           116        5.860%     Actual/360
  4   Crescent at Carlyle                         Interest Only   Interest Only        60            57        5.800%     Actual/360
  5   North Park Executive Center                      360             356            120           116        6.140%     Actual/360
  6   Sully Place                                      360             296            120            56        7.760%     Actual/360
  9   Michigan Equities U Portfolio                    360             358            120           118        6.580%     Actual/360
 10   The Carl Zeiss Building                     Interest Only   Interest Only        84            78        6.280%     Actual/360
 11   BAE Systems Building                        See Footnote     See Footnote       120           114        6.320%     Actual/360
 15   Sunset Coast Plaza                               360             357             60            57        5.970%     Actual/360
 16   Williams Centre Building 2                       360             355            120           115        6.250%     Actual/360
 17   Williams Centre Building 1                       360             355            120           115        6.250%     Actual/360
 18   Williams Centre Building 3                       360             355            120           115        6.250%     Actual/360
 20   BECO Building                                    360             356            120           116        5.650%     Actual/360
 22   Costa Mesa Square Shopping Center                360             354            120           114        6.450%     Actual/360
 23   Fairmount Place II                               360             357            120           117        6.070%     Actual/360
 24   Kahana Gateway Center                            360             357            120           117        6.390%     Actual/360
 25   Centennial Village                               360             357            120           117        5.900%     Actual/360
 26   Brick Church Plaza                               360             357            120           117        6.600%     Actual/360
 27   Giant Eagle Plaza                                360             357            120           117        5.870%     Actual/360
 28   Abbotts Village Shopping Center                  324             317            120           113        6.625%     Actual/360

 29   Santa Barbara Tech Center                        360             357            120           117        5.980%     Actual/360
 30   Sealy Mustang Park                               240             239            120           119        6.510%     Actual/360
 31   Highland Village Plaza                           360             358            120           118        6.200%     Actual/360
 32   Hoover Square                                    360             356            120           116        6.060%     Actual/360
 33   Advantis Technologies                            360             356            120           116        5.980%     Actual/360
 34   Ford Factory Square                              360             356            120           116        5.650%     Actual/360
 35   Rocky Mount Marketplace                          360             357            120           117        5.980%     Actual/360
 36   Paradise Cay Apartments                          360             357            120           117        6.000%     Actual/360
 37   365 Broadway                                     360             357            120           117        6.080%     Actual/360
 38   Mack Park Apartments                             360             356            120           116        6.300%     Actual/360
 39   Plank Road Commons                               300             297            120           117        5.920%     Actual/360
 40   Plaza at Coral Springs                           360             357            120           117        6.450%     Actual/360
 41   Pine Meadow Apartments                           360             357             60            57        5.800%     Actual/360
 42   Sentry Park Apartments                           360             357             60            57        6.100%     Actual/360
 43   Southside Village Shopping Center                360             357            120           117        6.660%     Actual/360
 44   Phoenix Business Park                            360             353            120           113        6.720%     Actual/360
 46   Timberlake Apartments                            300             295            120           115        6.000%     Actual/360
 47   Indiana Business Center                          300             296            120           116        6.180%     Actual/360
 48   Pinecrest Shopping Center                        360             356            120           116        6.250%     Actual/360
 49   South Monroe Commons Shopping Center             360             357            120           117        6.100%     Actual/360
 52   Northeast Medical Arts Center                    360             357            120           117        6.500%     Actual/360
 54   Oak Springs Mobile Home Park                     360             357             60            57        5.440%     Actual/360
 55   Thunderbird Airport Plaza                        360             357             60            57        6.000%     Actual/360
 56   Best Buy - El Paso, TX                           360             356            120           116        6.400%     Actual/360
 57   Sav-On Drug Store - Las Vegas, NV                360             356            120           116        6.000%     Actual/360
 58   Walgreens - North Clinton                        360             355            120           115        6.500%     Actual/360

                    First                                  Prepayment
       Monthly     Payment     Maturity                 Provision as of
#      Payment      Date         Date        ARD(8)      Origination(9)
---   --------   ----------   ----------   ----------   ---------------
  1   $480,629    4/11/2003    3/11/2033    3/11/2013   Lock/116_0.0%/4
  2   $433,215    2/11/2003    4/11/2008          N/A    Lock/56_0.0%/7
  3   $336,630    1/11/2003   12/11/2032   12/11/2012   Lock/116_0.0%/4
  4   $256,049    2/11/2003    1/11/2033    1/11/2008    Lock/55_0.0%/5
  5   $246,475    1/11/2003   12/11/2032   12/11/2012   Lock/116_0.0%/4
  6   $268,914    1/11/1998   12/11/2027   12/11/2007   Lock/117_0.0%/3
  9   $177,276    3/11/2003    2/11/2013          N/A   Lock/117_0.0%/3
 10   $134,030   11/11/2002   10/11/2032   10/11/2009    Lock/79_0.0%/5
 11   $131,893   11/11/2002   10/11/2012          N/A   Lock/115_0.0%/5
 15   $100,998    2/11/2003    1/11/2008          N/A    Lock/57_0.0%/3
 16   $ 38,328    12/1/2002    11/1/2012          N/A    YM5/116_0.0%/4
 17   $ 33,864    12/1/2002    11/1/2012          N/A    YM5/116_0.0%/4
 18   $ 30,324    12/1/2002    11/1/2012          N/A    YM5/116_0.0%/4
 20   $ 92,358    1/11/2003   12/11/2012          N/A   Lock/117_0.0%/3
 22   $ 97,461   11/11/2002   10/11/2012          N/A   Lock/117_0.0%/3
 23   $ 85,051    2/11/2003    1/11/2013          N/A   Lock/117_0.0%/3
 24   $ 81,487    2/11/2003    1/11/2033    1/11/2013   Lock/117_0.0%/3
 25   $ 77,108    2/11/2003    1/11/2013          N/A   Lock/117_0.0%/3
 26   $ 77,661    2/11/2003    1/11/2013          N/A   Lock/117_0.0%/3
 27   $ 70,946     2/1/2003     1/1/2013          N/A   Lock/117_0.0%/3
 28   $ 76,973    10/1/2002     9/1/2012          N/A   Lock/59_YM1/55_
                                                             0.0%/6
 29   $ 68,202    2/11/2003    1/11/2013          N/A   Lock/117_0.0%/3
 30   $ 76,482    4/11/2003    3/11/2013          N/A   Lock/114_0.0%/6
 31   $ 56,347    3/11/2003    2/11/2013          N/A   Lock/117_0.0%/3
 32   $ 54,609    1/11/2003   12/11/2012          N/A   Lock/117_0.0%/3
 33   $ 50,853    1/11/2003   12/11/2032   12/11/2012   Lock/116_0.0%/4
 34   $ 47,622    1/11/2003   12/11/2012          N/A   Lock/117_0.0%/3
 35   $ 45,019    2/11/2003    1/11/2013          N/A   Lock/117_0.0%/3
 36   $ 44,067    2/11/2003    1/11/2013          N/A   Lock/117_0.0%/3
 37   $ 42,329    2/11/2003    1/11/2013          N/A   Lock/117_0.0%/3
 38   $ 43,328    1/11/2003   12/11/2012          N/A   Lock/114_0.0%/6
 39   $ 41,562    2/11/2003    1/11/2013          N/A   Lock/117_0.0%/3
 40   $ 40,242    2/11/2003    1/11/2013          N/A   Lock/117_0.0%/3
 41   $ 35,792    2/11/2003    1/11/2008          N/A    Lock/57_0.0%/3
 42   $ 36,838    2/11/2003    1/11/2008          N/A    Lock/54_0.0%/6
 43   $ 38,558    2/11/2003    1/11/2013          N/A   Lock/117_0.0%/3
 44   $ 37,115   10/11/2002    9/11/2012          N/A   Lock/114_0.0%/6
 46   $ 36,081    12/1/2002    11/1/2012          N/A   Lock/117_0.0%/3
 47   $ 36,372     1/1/2003    12/1/2012          N/A   Lock/117_0.0%/3
 48   $ 32,325     1/1/2003    12/1/2012          N/A   Lock/117_0.0%/3
 49   $ 31,512    2/11/2003    1/11/2013          N/A   Lock/117_0.0%/3
 52   $ 30,339    2/11/2003    1/11/2013          N/A   Lock/117_0.0%/3
 54   $ 25,945    2/11/2003    1/11/2008          N/A    Lock/57_0.0%/3
 55   $ 26,380    2/11/2003    1/11/2008          N/A    Lock/57_0.0%/3
 56   $ 27,522     1/1/2003    12/1/2032    12/1/2012   Lock/116_0.0%/4
 57   $ 25,481     1/1/2003    12/1/2032    12/1/2012   Lock/116_0.0%/4
 58   $ 26,705    12/1/2002    11/1/2032    11/1/2012   Lock/116_0.0%/4


                                      B-1-5

                                                                                                                          Interest
                                                     Original       Remaining       Original     Remaining    Mortgage   Calculation
                                                   Amortization    Amortization     Term to       Term to     Interest    (30/360 /
#                     Loan Name                        Term            Term       Maturity(2)   Maturity(2)     Rate     Actual/360)
---   -----------------------------------------   -------------   -------------   -----------   -----------   --------   -----------
 59   Spruce Street Station Shopping Center            360             356            120           116        6.750%     Actual/360
 60   Five Points Plaza                                300             297            120           117        6.250%     Actual/360
 62   Walgreens - West Jefferson                       360             355            120           115        6.500%     Actual/360
 63   Taunton Corporate Center                         360             357            120           117        6.300%     Actual/360

 64   5501 Connecticut Avenue                          360             357            120           117        6.140%     Actual/360
 65   Walgreens - Waterbury, CT                        360             356            120           116        6.060%     Actual/360
 67   Walgreens - Albany, GA                           300             296            120           116        6.250%     Actual/360
 68   CVS - Raleigh, NC                                360             357            120           117        6.010%     Actual/360
 69   Gold Star Mobile Estates                         300             297             60            57        5.550%     Actual/360
 70   Gray Road Industrial                             360             358             60            58        6.150%     Actual/360
 71   Walgreens - Olive Branch, MS                     360             356            120           116        6.250%     Actual/360
 73   Sahara Corporate Center                          360             354            120           114        6.750%     Actual/360
 74   CVS - Wilmington, NC                             300             297            120           117        6.010%     Actual/360
 75   Walgreens - Burlington, KY                       360             355            120           115        6.500%     Actual/360
 76   Bayview East and Manette Villa Apartments        300             296            120           116        6.270%     Actual/360
 77   Premier Self Storage                             300             296            120           116        6.200%     Actual/360
 78   Walgreens - Anderson, IN                         360             355            120           115        6.500%     Actual/360
 79   Old Town Station Shopping Center                 300             295             60            55        6.900%     Actual/360

 80   Ellsworth Square Apartments                      360             356            120           116        6.040%     Actual/360
 81   Kuhlo Medical Building                           360             355            120           115        6.350%     Actual/360
 82   2575 Grand Canal Boulevard                       300             298            120           118        6.090%     Actual/360
 84   401-403 South Washington                         360             356            120           116        6.750%     Actual/360
 85   Eckerd Nashville                                 360             355            120           115        6.350%     Actual/360
 86   Shurgard Self Storage                            300             297            120           117        6.500%     Actual/360
 87   Barber Knolls Apartments                         360             357            120           117        6.100%     Actual/360
 88   Park Oaks Village Phase II                       300             296            120           116        6.250%     Actual/360
 90   Hickory Trace Apartments                         360             357            132           129        5.860%     Actual/360
 91   Green Acres Shopping Center II                   300             297            120           117        6.660%     Actual/360
 93   Greenwood Apartments                             360             356            120           116        6.750%     Actual/360
 94   Midtown Estates                                  300             297            120           117        6.200%     Actual/360
 95   Knollwood Townhouse Apartments                   240             237            120           117        6.500%     Actual/360
 96   Seven Wells Street                               300             295            120           115        6.450%     Actual/360
 97   Centre Court Apartments                          360             356            120           116        5.710%     Actual/360
 98   Lincoln Broadway Building                        300             296            120           116        6.040%     Actual/360
 99   Anoka Acres Mobile Home Community                300             295             84            79        6.360%     Actual/360
100   4210 Lake Avenue Townhouses                      360             357            120           117        6.080%     Actual/360
101   Biarritz Drive Apartments                        360             356             60            56        6.350%     Actual/360

                   First                                  Prepayment
      Monthly     Payment     Maturity                 Provision as of
#     Payment      Date         Date        ARD(8)      Origination(9)
---   -------   ----------   ----------   ----------   ---------------
 59   $27,241     1/1/2003    12/1/2032    12/1/2012   Lock/116_0.0%/4
 60   $27,548     2/1/2003     1/1/2028     1/1/2013   Lock/116_0.0%/4
 62   $26,231    12/1/2002    11/1/2032    11/1/2012   Lock/116_0.0%/4
 63   $24,759    2/11/2003    1/11/2013          N/A   Lock/39_YM1/78_
                                                            0.0%/3
 64   $21,300    2/11/2003    1/11/2013          N/A   Lock/117_0.0%/3
 65   $20,727     1/1/2003    12/1/2032    12/1/2012   Lock/116_0.0%/4
 67   $22,198     1/1/2003    12/1/2027    12/1/2012   Lock/116_0.0%/4
 68   $19,206     2/1/2003     1/1/2033     1/1/2013   Lock/116_0.0%/4
 69   $19,592    2/11/2003    1/11/2008          N/A    Lock/54_0.0%/6
 70   $19,191    3/11/2003    2/11/2008          N/A    Lock/57_0.0%/3
 71   $18,102     1/1/2003    12/1/2032    12/1/2012   Lock/116_0.0%/4
 73   $18,550    11/1/2002    10/1/2032    10/1/2012   Lock/116_0.0%/4
 74   $17,735     2/1/2003     1/1/2028     1/1/2013   Lock/116_0.0%/4
 75   $17,319    12/1/2002    11/1/2032    11/1/2012   Lock/116_0.0%/4
 76   $17,607     1/1/2003    12/1/2012          N/A   Lock/117_0.0%/3
 77   $17,399     1/1/2003    12/1/2012          N/A   Lock/117_0.0%/3
 78   $16,592    12/1/2002    11/1/2032    11/1/2012   Lock/116_0.0%/4
 79   $17,580   12/11/2002   11/11/2007          N/A   Lock/41_YM1/16_
                                                            0.0%/3
 80   $13,999    1/11/2003   12/11/2012          N/A   Lock/114_0.0%/6
 81   $14,231    12/1/2002    11/1/2012          N/A   Lock/117_0.0%/3
 82   $14,621    3/11/2003    2/11/2013          N/A   Lock/114_0.0%/6
 84   $14,107     1/1/2003    12/1/2012          N/A   Lock/117_0.0%/3
 85   $13,534   12/11/2002   11/11/2032   11/11/2012   Lock/117_0.0%/3
 86   $14,517     2/1/2003     1/1/2013          N/A   Lock/117_0.0%/3
 87   $12,726    2/11/2003    1/11/2013          N/A   Lock/117_0.0%/3
 88   $13,655     1/1/2003    12/1/2012          N/A   Lock/117_0.0%/3
 90   $11,812    2/11/2003    1/11/2014          N/A   Lock/129_0.0%/3
 91   $13,705    2/11/2003    1/11/2013          N/A   Lock/117_0.0%/3
 93   $10,540    1/11/2003   12/11/2012          N/A   Lock/114_0.0%/6
 94   $10,571    2/11/2003    1/11/2013          N/A   Lock/114_0.0%/6
 95   $11,929    2/11/2003    1/11/2013          N/A   Lock/114_0.0%/6
 96   $10,249   12/11/2002   11/11/2012          N/A   Lock/114_0.0%/6
 97   $ 8,716    1/11/2003   12/11/2012          N/A   Lock/117_0.0%/3
 98   $ 9,701    1/11/2003   12/11/2012          N/A   Lock/114_0.0%/6
 99   $ 8,531   12/11/2002   11/11/2009          N/A    Lock/78_0.0%/6
100   $ 5,805    2/11/2003    1/11/2013          N/A   Lock/114_0.0%/6
101   $ 3,111    1/11/2003   12/11/2007          N/A    Lock/54_0.0%/6


                                      B-1-6

                                                                     Servicing                  Contractual
                                                          Yield         and      Engineering     Recurring
                                          Defeasance   Maintenance    Trustee    Reserve at     Replacement
 #                Loan Name               Option(10)     Spread        Fees      Origination   Reserve/FF&E
---   ---------------------------------   ----------   -----------   ---------   -----------   ------------
  1   Great Lakes Crossing                    Yes          N/A        0.0421%            N/A          N/A
  2   Ritz-Carlton Key Biscayne               Yes          N/A        0.0421%            N/A          4.0%
  3   Museum Square                           Yes          N/A        0.0421%            N/A      $96,087


  4   Crescent at Carlyle                     Yes          N/A        0.0421%            N/A      $21,289
  5   North Park Executive Center             Yes          N/A        0.0421%            N/A      $93,600




  6   Sully Place                             Yes          N/A        0.0421%     $1,000,000      $78,804
  9   Michigan Equities U Portfolio           Yes          N/A        0.0621%     $   32,371      $52,668
 10   The Carl Zeiss Building                 Yes          N/A        0.0421%            N/A          N/A
 11   BAE Systems Building                    Yes          N/A        0.0421%            N/A      $13,381





 15   Sunset Coast Plaza                      Yes          N/A        0.0421%     $  101,850      $28,560
 16   Williams Centre Building 2              No          T-Flat      0.0521%            N/A          N/A

 17   Williams Centre Building 1              No          T-Flat      0.0521%            N/A          N/A

 18   Williams Centre Building 3              No          T-Flat      0.0521%            N/A          N/A

 20   BECO Building                           Yes          N/A        0.0421%            N/A      $17,028
 22   Costa Mesa Square Shopping Center       Yes          N/A        0.0421%            N/A          N/A


 23   Fairmount Place II                      Yes          N/A        0.0521%            N/A      $ 9,900


 24   Kahana Gateway Center                   Yes          N/A        0.0421%            N/A      $16,014
 25   Centennial Village                      Yes          N/A        0.0421%            N/A      $11,700
 26   Brick Church Plaza                      Yes          N/A        0.0421%     $    3,125      $19,665
 27   Giant Eagle Plaza                       Yes          N/A        0.0521%            N/A      $16,631
 28   Abbotts Village Shopping Center         No          T-Flat      0.0521%            N/A          N/A
 29   Santa Barbara Tech Center               Yes          N/A        0.0421%     $   26,600      $16,959
 30   Sealy Mustang Park                      Yes          N/A        0.0421%     $   91,250          N/A
 31   Highland Village Plaza                  Yes          N/A        0.0421%     $   38,750      $13,469
 32   Hoover Square                           Yes          N/A        0.0421%            N/A      $24,204
 33   Advantis Technologies                   Yes          N/A        0.0421%            N/A          N/A
 34   Ford Factory Square                     Yes          N/A        0.0421%     $   13,750      $33,264

        LC & TI     Contractual     Tax &       Initial    Initial Other   Initial Debt
      Reserve at     Recurring    Insurance      Other        Reserve         Service
#     Origination      LC&TI       Escrows      Reserve     Description       Reserve
---   -----------   -----------   ---------   ----------   -------------   ------------
  1          N/A          N/A        None            N/A        N/A               N/A
  2          N/A          N/A        Tax             N/A        N/A          $533,188
  3     $ 33,452     $ 75,000        Both     $   35,694     Existing             N/A
                                                              Tenant
                                                             Reserve
  4          N/A          N/A        Both            N/A        N/A               N/A
  5          N/A     $618,000        Both     $  308,620    Employer's            N/A
                                                              Mutual
                                                             Casualty
                                                           Company TILC
                                                              Reserve
  6          N/A     $156,000        Both            N/A        N/A               N/A
  9     $119,912     $447,000        Both            N/A        N/A               N/A
 10          N/A          N/A        None            N/A        N/A               N/A
 11          N/A          N/A        Both     $1,183,260   Refurbishment          N/A
                                                              Reserve
                                                            ($669,030),
                                                           Rent Reserve
                                                           ($514,230.42)
                                                             (Released)
 15     $800,000     $215,004        Both            N/A        N/A               N/A
 16     $  2,778     $ 33,333     Insurance   $    4,438      Escrow              N/A
                                                             Agreement
 17     $  2,778     $ 33,333        Both     $    4,438      Escrow              N/A
                                                             Agreement
 18     $  2,778     $ 33,333        Both     $    4,438      Escrow              N/A
                                                             Agreement
 20     $174,576     $ 99,996        Both            N/A        N/A               N/A
 22          N/A          N/A        None     $  377,040      Henry's             N/A
                                                            Marketplace
                                                            TILC Reserve
 23          N/A     $225,000        Tax      $  166,667     Clinical             N/A
                                                            Associates
                                                              Reserve
 24          N/A     $ 80,000        Both            N/A        N/A               N/A
 25          N/A          N/A     Insurance          N/A        N/A               N/A
 26          N/A     $ 55,000        Both            N/A        N/A               N/A
 27          N/A          N/A        Tax             N/A        N/A               N/A
 28          N/A          N/A        None            N/A        N/A               N/A
 29     $450,000     $ 63,600        Tax             N/A        N/A               N/A
 30     $150,000     $115,000        Both            N/A        N/A               N/A
 31          N/A     $ 67,345        Both            N/A        N/A               N/A
 32          N/A     $ 40,000        Both            N/A        N/A               N/A
 33          N/A          N/A        None            N/A        N/A               N/A
 34          N/A     $ 15,000        Both     $    4,000      Gambro              N/A
                                                            Healthcare
                                                             Estoppel
                                                            Reserve


                                      B-1-7

                                                                             Servicing                  Contractual
                                                                  Yield         and      Engineering     Recurring      LC & TI
                                                  Defeasance   Maintenance    Trustee    Reserve at    Replacement    Reserve at
 #             Loan Name                          Option(10)     Spread        Fees      Origination   Reserve/FF&E   Origination
---   -----------------------------------------   ----------   -----------   ---------   -----------   ------------   -----------
 35   Rocky Mount Marketplace                         Yes          N/A        0.0421%           N/A       $10,020            N/A
 36   Paradise Cay Apartments                         Yes          N/A        0.0421%      $  4,125       $39,400            N/A
 37   365 Broadway                                    Yes          N/A        0.0421%      $  4,500       $13,308       $360,000
 38   Mack Park Apartments                            Yes          N/A        0.0421%      $ 92,500       $56,500            N/A
 39   Plank Road Commons                              Yes          N/A        0.0421%           N/A           N/A            N/A
 40   Plaza at Coral Springs                          Yes          N/A        0.1121%      $150,000       $18,666       $100,000
 41   Pine Meadow Apartments                          Yes          N/A        0.0421%      $ 41,938       $51,000            N/A
 42   Sentry Park Apartments                          Yes          N/A        0.0421%      $133,500       $59,000            N/A
 43   Southside Village Shopping Center               Yes          N/A        0.0821%      $ 31,437           N/A       $100,000
 44   Phoenix Business Park                           Yes          N/A        0.0421%      $ 11,250       $42,000       $ 50,000
 46   Timberlake Apartments                           Yes          N/A        0.0521%      $100,000           N/A            N/A
 47   Indiana Business Center                         Yes          N/A        0.0521%      $ 18,688           N/A       $  2,325
 48   Pinecrest Shopping Center                       Yes          N/A        0.0521%           N/A       $15,645       $  1,279
 49   South Monroe Commons Shopping Center            Yes          N/A        0.0421%           N/A       $ 6,888            N/A
 52   Northeast Medical Arts Center                   Yes          N/A        0.0421%           N/A       $ 7,696            N/A
 54   Oak Springs Mobile Home Park                    Yes          N/A        0.0421%      $ 96,250           N/A            N/A
 55   Thunderbird Airport Plaza                       Yes          N/A        0.0421%           N/A       $ 8,003            N/A
 56   Best Buy - El Paso, TX                          Yes          N/A        0.1021%           N/A           N/A            N/A
 57   Sav-On Drug Store - Las Vegas, NV               Yes          N/A        0.0521%           N/A       $ 2,568            N/A
 58   Walgreens - North Clinton                       Yes          N/A        0.0521%           N/A       $ 2,268            N/A
 59   Spruce Street Station Shopping Center           Yes          N/A        0.0521%           N/A       $14,960       $    575
 60   Five Points Plaza                               Yes          N/A        0.0521%           N/A       $ 8,628       $  1,956
 62   Walgreens - West Jefferson                      Yes          N/A        0.0521%           N/A       $ 2,174            N/A
 63   Taunton Corporate Center                        No          T-Flat      0.0421%      $ 20,375       $10,546            N/A






 64   5501 Connecticut Avenue                         Yes          N/A        0.0421%           N/A       $ 5,232            N/A



 65   Walgreens - Waterbury, CT                       Yes          N/A        0.0521%      $ 38,035           N/A            N/A
 67   Walgreens - Albany, GA                          Yes          N/A        0.0521%           N/A           N/A            N/A
 68   CVS - Raleigh, NC                               Yes          N/A        0.0521%           N/A       $ 1,524            N/A
 69   Gold Star Mobile Estates                        Yes          N/A        0.0421%      $  3,125       $ 9,150            N/A
 70   Gray Road Industrial                            Yes          N/A        0.0821%           N/A       $ 6,855            N/A
 71   Walgreens - Olive Branch, MS                    Yes          N/A        0.1021%           N/A           N/A            N/A
 73   Sahara Corporate Center                         Yes          N/A        0.0521%           N/A       $ 5,600            N/A


 74   CVS - Wilmington, NC                            Yes          N/A        0.0521%           N/A       $ 1,632            N/A
 75   Walgreens - Burlington, KY                      Yes          N/A        0.0521%           N/A       $ 2,174            N/A
 76   Bayview East and Manette Villa Apartments       Yes          N/A        0.0521%      $ 61,516       $41,100            N/A
 77   Premier Self Storage                            Yes          N/A        0.0521%           N/A           N/A            N/A

      Contractual     Tax &     Initial   Initial Other   Initial Debt
       Recurring    Insurance    Other       Reserve         Service
 #       LC&TI       Escrows    Reserve    Description       Reserve
---   -----------   ---------   -------   -------------   ------------
 35     $21,096        Both         N/A         N/A            N/A
 36         N/A        Both         N/A         N/A            N/A
 37         N/A        Both         N/A         N/A            N/A
 38         N/A        Both         N/A         N/A            N/A
 39         N/A        Both         N/A         N/A            N/A
 40         N/A        Both         N/A         N/A            N/A
 41         N/A        Both         N/A         N/A            N/A
 42         N/A        Both         N/A         N/A            N/A
 43         N/A        Both         N/A         N/A            N/A
 44     $30,000        Both         N/A         N/A            N/A
 46         N/A        Both         N/A         N/A            N/A
 47     $27,900        Both         N/A         N/A            N/A
 48     $15,348        Both         N/A         N/A            N/A
 49     $19,992        Both         N/A         N/A            N/A
 52     $71,973        Both         N/A         N/A            N/A
 54         N/A        Both         N/A         N/A            N/A
 55     $40,001     Insurance       N/A         N/A            N/A
 56         N/A        None         N/A         N/A            N/A
 57         N/A        None         N/A         N/A            N/A
 58         N/A        None         N/A         N/A            N/A
 59     $ 6,900        Both         N/A         N/A            N/A
 60     $23,472        Both         N/A         N/A            N/A
 62         N/A        None         N/A         N/A            N/A
 63     $60,000        Both     $ 6,285      Grainger          N/A
                                             Reserve
                                           ($2,435.00);
                                            Terrorism
                                            Insurance
                                             Reserve
                                           ($3,850.00)
 64     $24,996        Both     $15,750      Initial           N/A
                                            Terrorism
                                            Insurance
                                             Reserve
 65         N/A        None         N/A        N/A             N/A
 67         N/A        None         N/A        N/A             N/A
 68         N/A        None         N/A        N/A             N/A
 69         N/A        Both         N/A        N/A             N/A
 70     $34,277        Both         N/A        N/A             N/A
 71         N/A     Insurance       N/A        N/A             N/A
 73     $43,356        Both     $99,563    Holdback for        N/A
                                          completion of
                                            building
 74         N/A        None         N/A        N/A             N/A
 75         N/A        None         N/A        N/A             N/A
 76         N/A        Both         N/A        N/A             N/A
 77         N/A        Both         N/A        N/A             N/A


                                      B-1-8

                                                                     Servicing                  Contractual
                                                          Yield         and      Engineering     Recurring        LC & TI
                                          Defeasance   Maintenance    Trustee    Reserve at     Replacement     Reserve at
 #             Loan Name                  Option(10)     Spread        Fees      Origination    Reserve/FF&E    Origination
---   ---------------------------------   ----------   -----------   ---------   -----------   --------------   -----------
 78   Walgreens - Anderson, IN                Yes         N/A         0.0521%           N/A            N/A            N/A
 79   Old Town Station Shopping Center        No         T-Flat       0.0421%           N/A            N/A            N/A
 80   Ellsworth Square Apartments             Yes         N/A         0.0421%      $  1,000        $18,000            N/A
 81   Kuhlo Medical Building                  Yes         N/A         0.1021%           N/A        $ 3,828        $ 2,924



 82   2575 Grand Canal Boulevard              Yes         N/A         0.0421%           N/A            N/A            N/A
 84   401-403 South Washington                Yes         N/A         0.0521%      $129,375        $13,068        $55,000
 85   Eckerd Nashville                        Yes         N/A         0.0421%           N/A            N/A            N/A
 86   Shurgard Self Storage                   Yes         N/A         0.0521%           N/A        $ 7,783            N/A
 87   Barber Knolls Apartments                Yes         N/A         0.0621%      $ 30,250        $22,248            N/A
 88   Park Oaks Village Phase II              Yes         N/A         0.0521%           N/A        $ 2,412        $ 1,667
 90   Hickory Trace Apartments                Yes         N/A         0.0421%      $119,600        $31,500            N/A
 91   Green Acres Shopping Center II          Yes         N/A         0.0421%      $ 25,000        $ 8,475            N/A

 93   Greenwood Apartments                    Yes         N/A         0.0421%      $ 77,865        $11,000            N/A
 94   Midtown Estates                         Yes         N/A         0.0421%      $ 12,000        $27,250            N/A
 95   Knollwood Townhouse Apartments          Yes         N/A         0.0421%      $ 68,287        $17,250            N/A
 96   Seven Wells Street                      Yes         N/A         0.0421%      $ 19,531            N/A        $40,000
 97   Centre Court Apartments                 Yes         N/A         0.0421%           N/A        $ 7,200            N/A
 98   Lincoln Broadway Building               Yes         N/A         0.0421%           N/A            N/A            N/A
 99   Anoka Acres Mobile Home Community       Yes         N/A         0.0421%      $ 19,312        $ 4,100            N/A
100   4210 Lake Avenue Townhouses             Yes         N/A         0.0421%           N/A        $ 6,000            N/A
101   Biarritz Drive Apartments               Yes         N/A         0.0421%           N/A        $ 3,500            N/A

      Contractual     Tax &     Initial    Initial Other    Initial Debt
       Recurring    Insurance    Other         Reserve        Service
 #       LC&TI       Escrows    Reserve      Description      Reserve
---   -----------   ---------   --------   --------------   ------------
 78         N/A        None          N/A         N/A            N/A
 79         N/A        Both          N/A         N/A            N/A
 80         N/A        Both          N/A         N/A            N/A
 81     $35,088        Both     $ 25,563     Holdback to        N/A
                                            complete 818
                                           square feet of
                                                space
 82         N/A        Both          N/A         N/A            N/A
 84     $17,280        Both          N/A         N/A            N/A
 85     $18,000        None          N/A         N/A            N/A
 86         N/A        Both          N/A         N/A            N/A
 87         N/A        Both          N/A         N/A            N/A
 88     $20,000        Both          N/A         N/A            N/A
 90         N/A        Both          N/A         N/A            N/A
 91     $56,155        Both     $200,000      ION Photo         N/A
                                               Reserve
 93         N/A        Both          N/A         N/A            N/A
 94         N/A        Both          N/A         N/A            N/A
 95         N/A        Both          N/A         N/A            N/A
 96         N/A        Both          N/A         N/A            N/A
 97         N/A        Both          N/A         N/A            N/A
 98         N/A        Both          N/A         N/A            N/A
 99         N/A        Both          N/A         N/A            N/A
100         N/A        Both          N/A         N/A            N/A
101         N/A        Both          N/A         N/A            N/A


                                      B-1-9

                                            Initial
                                          Replacement    Letter of      Letter of Credit        Earnout      Earnout Reserve
 #               Loan Name                  Reserve       Credit         Description            Reserve        Description
---   ---------------------------------   -----------   ----------   -----------------------   --------   ----------------------
  1   Great Lakes Crossing                     N/A             N/A             N/A                  N/A            N/A
  2   Ritz-Carlton Key Biscayne                N/A             N/A             N/A                  N/A            N/A
  3   Museum Square                            N/A      $  202,622     To be released after         N/A            N/A
                                                                       Screen Actor's Guild
                                                                       commences payment on
                                                                               rent
  4   Crescent at Carlyle                      N/A      $6,000,000   Additional security for        N/A            N/A
                                                                          Primary Lease
  5   North Park Executive Center              N/A             N/A             N/A                  N/A            N/A
  6   Sully Place                              N/A             N/A             N/A                  N/A            N/A
  9   Michigan Equities U Portfolio            N/A             N/A             N/A                  N/A            N/A
 10   The Carl Zeiss Building                  N/A             N/A             N/A             $692,588   Release as long as no
                                                                                                           Event of Default has
                                                                                                          occurred on a monthly
                                                                                                            basis ($30,112.52)
                                                                                                          commencing on November
                                                                                                                 11, 2002
 11   BAE Systems Building                     N/A             N/A             N/A                  N/A            N/A
 15   Sunset Coast Plaza                       N/A             N/A             N/A                  N/A            N/A
 16   Williams Centre Building 2               N/A             N/A             N/A                  N/A            N/A
 17   Williams Centre Building 1               N/A             N/A             N/A                  N/A            N/A
 18   Williams Centre Building 3               N/A             N/A             N/A                  N/A            N/A
 20   BECO Building                            N/A             N/A             N/A                  N/A            N/A
 22   Costa Mesa Square Shopping Center        N/A      $  699,000       Earnout Reserve            N/A            N/A
                                                                        ($600,000); Buyout
                                                                      Reserve ($64,000); Tax
                                                                       & Insurance Reserve
                                                                            ($35,000)
 23   Fairmount Place II                       N/A             N/A             N/A                  N/A            N/A
 24   Kahana Gateway Center                    N/A             N/A             N/A                  N/A            N/A
 25   Centennial Village                       N/A             N/A             N/A                  N/A            N/A
 26   Brick Church Plaza                       N/A             N/A             N/A                  N/A            N/A
 27   Giant Eagle Plaza                     $1,386      $  300,000    Release upon: 1) 4,900        N/A            N/A
                                                                      sf of vacant space is
                                                                       leased with at least
                                                                      3-year term at rate of
                                                                     $13 psf (3,400 of 4,900
                                                                      already satisfied), 2)
                                                                       Evidence of tenants
                                                                           paying rent

 28   Abbotts Village Shopping Center          N/A             N/A             N/A                  N/A            N/A
 29   Santa Barbara Tech Center                N/A             N/A             N/A                  N/A            N/A
 30   Sealy Mustang Park                       N/A             N/A             N/A                  N/A            N/A
 31   Highland Village Plaza                   N/A             N/A             N/A                  N/A            N/A
 32   Hoover Square                            N/A             N/A             N/A                  N/A            N/A
 33   Advantis Technologies                    N/A      $  637,500    TILC Letter of Credit         N/A            N/A
 34   Ford Factory Square                      N/A             N/A             N/A                  N/A            N/A
 35   Rocky Mount Marketplace                  N/A             N/A             N/A                  N/A            N/A
 36   Paradise Cay Apartments                  N/A             N/A             N/A                  N/A            N/A

      Additional
      Collateral   Additional Collateral    Additional Collateral
 #      Amount           Event Date              Description
---   ----------   ---------------------   ----------------------
  1         N/A              N/A                     N/A
  2         N/A              N/A                     N/A
  3         N/A              N/A                     N/A



  4         N/A              N/A                     N/A

  5         N/A              N/A                     N/A
  6         N/A              N/A                     N/A
  9         N/A              N/A                     N/A
 10         N/A              N/A                     N/A





 11         N/A              N/A                     N/A
 15         N/A              N/A                     N/A
 16         N/A              N/A                     N/A
 17         N/A              N/A                     N/A
 18         N/A              N/A                     N/A
 20         N/A              N/A                     N/A
 22         N/A              N/A                     N/A




 23         N/A              N/A                     N/A
 24         N/A              N/A                     N/A
 25         N/A              N/A                     N/A
 26         N/A              N/A                     N/A
 27    $300,000          12/20/2003        Release upon: 1) 4,900
                                            sf of vacant space is
                                            leased with at least
                                           3-year term at rate of
                                              $13 psf (3,400 of
                                                4,900 already
                                               satisfied), 2)
                                             Evidence of tenants
                                                 paying rent
 28         N/A              N/A                     N/A
 29         N/A              N/A                     N/A
 30         N/A              N/A                     N/A
 31         N/A              N/A                     N/A
 32         N/A              N/A                     N/A
 33         N/A              N/A                     N/A
 34         N/A              N/A                     N/A
 35         N/A              N/A                     N/A
 36         N/A              N/A                     N/A


                                     B-1-10

                                               Initial
                                             Replacement   Letter of      Letter of Credit       Earnout       Earnout Reserve
 #                Loan Name                     Reserve       Credit         Description          Reserve         Description
---   ------------------------------------   -----------   ---------   ----------------------   --------   -----------------------
 37   365 Broadway                                 N/A           N/A            N/A                  N/A             N/A
 38   Mack Park Apartments                         N/A           N/A            N/A                  N/A             N/A
 39   Plank Road Commons                           N/A           N/A            N/A                  N/A             N/A
 40   Plaza at Coral Springs                       N/A           N/A            N/A                  N/A             N/A
 41   Pine Meadow Apartments                       N/A           N/A            N/A                  N/A             N/A
 42   Sentry Park Apartments                       N/A           N/A            N/A                  N/A             N/A
 43   Southside Village Shopping Center            N/A           N/A            N/A                  N/A             N/A
 44   Phoenix Business Park                    $25,000      $240,000     Lease Termination           N/A             N/A
                                                                         Payment Reserve -
                                                                        Proceeds assigned by
                                                                         Borrower to Lender
                                                                        pursuant to a tenant
                                                                               lease
 46   Timberlake Apartments                        N/A           N/A            N/A                  N/A             N/A
 47   Indiana Business Center                      N/A           N/A            N/A                  N/A             N/A
 48   Pinecrest Shopping Center                $ 1,304      $ 50,000   Environmental Holdback   $200,000     Release upon: 1) No
                                                                                                             default, 2) Cousins
                                                                                                             Submarine is paying
                                                                                                               rent at premises
 49   South Monroe Commons Shopping Center         N/A           N/A            N/A                  N/A             N/A
 52   Northeast Medical Arts Center                N/A           N/A            N/A             $200,000     Release upon: 1) No
                                                                                                             Default, 2) Atlanta
                                                                                                               Knee and Sports
                                                                                                            Medicine has occupied
                                                                                                             space and is paying
                                                                                                             rent, 3) Grattan D.
                                                                                                              Woodson, M.D. has
                                                                                                           accepted additional 614
                                                                                                           SF and commenced paying
                                                                                                                     rent
 54   Oak Springs Mobile Home Park                 N/A           N/A            N/A                  N/A             N/A
 55   Thunderbird Airport Plaza                    N/A           N/A            N/A                  N/A             N/A
 56   Best Buy - El Paso, TX                       N/A           N/A            N/A                  N/A             N/A
 57   Sav-On Drug Store - Las Vegas, NV        $   214           N/A            N/A                  N/A             N/A
 58   Walgreens - North Clinton                $   189           N/A            N/A                  N/A             N/A
 59   Spruce Street Station Shopping Center    $ 1,247           N/A            N/A             $200,000    Release upon: 1) Movie
                                                                                                             Gallery lease of no
                                                                                                            less than 3,750 sf at
                                                                                                             rate of $12 psf, 2)
                                                                                                            Evidence of tenant in
                                                                                                           occupancy, 3) No default

 60   Five Points Plaza                        $   719           N/A            N/A                  N/A             N/A
 62   Walgreens - West Jefferson               $   181           N/A            N/A                  N/A             N/A
 63   Taunton Corporate Center                     N/A           N/A            N/A                  N/A             N/A
 64   5501 Connecticut Avenue                      N/A           N/A            N/A                  N/A             N/A
 65   Walgreens - Waterbury, CT                    N/A           N/A            N/A                  N/A             N/A
 67   Walgreens - Albany, GA                       N/A           N/A            N/A                  N/A             N/A
 68   CVS - Raleigh, NC                        $   127           N/A            N/A                  N/A             N/A
 69   Gold Star Mobile Estates                     N/A           N/A            N/A                  N/A             N/A

      Additional
      Collateral   Additional Collateral    Additional Collateral
 #      Amount           Event Date              Description
---   ----------   ---------------------   ----------------------
 37         N/A             N/A                      N/A
 38         N/A             N/A                      N/A
 39         N/A             N/A                      N/A
 40         N/A             N/A                      N/A
 41         N/A             N/A                      N/A
 42         N/A             N/A                      N/A
 43         N/A             N/A                      N/A
 44         N/A             N/A                      N/A





 46         N/A             N/A                      N/A
 47         N/A             N/A                      N/A
 48    $200,000          8/22/2003           Release upon: 1) No
                                             default, 2) Cousins
                                             Submarine is paying
                                              rent at premises
 49         N/A             N/A                      N/A
 52    $200,000          7/13/2003           Release upon: 1) No
                                             Default, 2) Atlanta
                                               Knee and Sports
                                            Medicine has occupied
                                             space and is paying
                                             rent, 3) Grattan D.
                                              Woodson, M.D. has
                                             accepted additional
                                            614 SF and commenced
                                                 paying rent
 54         N/A             N/A                      N/A
 55         N/A             N/A                      N/A
 56         N/A             N/A                      N/A
 57         N/A             N/A                      N/A
 58         N/A             N/A                      N/A
 59    $200,000          8/26/2003         Release upon: 1) Movie
                                             Gallery lease of no
                                            less than 3,750 sf at
                                             rate of $12 psf, 2)
                                            Evidence of tenant in
                                              occupancy, 3) No
                                                   default
 60         N/A             N/A                      N/A
 62         N/A             N/A                      N/A
 63         N/A             N/A                      N/A
 64         N/A             N/A                      N/A
 65         N/A             N/A                      N/A
 67         N/A             N/A                      N/A
 68         N/A             N/A                      N/A
 69         N/A             N/A                      N/A


                                     B-1-11

                                                    Initial
                                                  Replacement   Letter of   Letter of Credit    Earnout       Earnout Reserve
 #                  Loan Name                       Reserve       Credit      Description       Reserve         Description
---   -----------------------------------------   -----------   ---------   ----------------   --------   -----------------------
 70   Gray Road Industrial                              N/A        N/A             N/A         $250,000    Release upon: 1) DSCR
                                                                                                           of 1.25, 2) No adverse
                                                                                                           change in rent roll or
                                                                                                           financial condition of
                                                                                                            tenants, 3) GW, Inc.
                                                                                                               renewed lease
 71   Walgreens - Olive Branch, MS                      N/A        N/A             N/A              N/A             N/A
 73   Sahara Corporate Center                       $   467        N/A             N/A              N/A             N/A
 74   CVS - Wilmington, NC                          $   136        N/A             N/A              N/A             N/A
 75   Walgreens - Burlington, KY                    $   181        N/A             N/A              N/A             N/A
 76   Bayview East and Manette Villa Apartments     $ 3,440        N/A             N/A              N/A             N/A
 77   Premier Self Storage                              N/A        N/A             N/A              N/A             N/A
 78   Walgreens - Anderson, IN                          N/A        N/A             N/A              N/A             N/A
 79   Old Town Station Shopping Center                  N/A        N/A             N/A              N/A             N/A
 80   Ellsworth Square Apartments                       N/A        N/A             N/A              N/A             N/A
 81   Kuhlo Medical Building                        $   319        N/A             N/A              N/A             N/A
 82   2575 Grand Canal Boulevard                        N/A        N/A             N/A         $165,000       Release upon: 1)
                                                                                                            Occupancy of 90%, 2)
                                                                                                              DSCR of 1.25, 3)
                                                                                                            Interplan, Consumer
                                                                                                             Credit Counseling
                                                                                                          Center and Pacific Bell
                                                                                                                renew leases
 84   401-403 South Washington                      $ 1,089        N/A             N/A              N/A             N/A
 85   Eckerd Nashville                                  N/A        N/A             N/A              N/A             N/A
 86   Shurgard Self Storage                         $   649        N/A             N/A         $250,000       Release upon: 1)
                                                                                                             Stabilized NOI of
                                                                                                           $251,593 and effective
                                                                                                              gross income of
                                                                                                          $429,485, 2) No default
 87   Barber Knolls Apartments                      $20,250        N/A             N/A              N/A             N/A
 88   Park Oaks Village Phase II                    $   201        N/A             N/A              N/A             N/A
 90   Hickory Trace Apartments                          N/A        N/A             N/A              N/A             N/A
 91   Green Acres Shopping Center II                    N/A        N/A             N/A              N/A             N/A
 93   Greenwood Apartments                              N/A        N/A             N/A              N/A             N/A
 94   Midtown Estates                                   N/A        N/A             N/A              N/A             N/A
 95   Knollwood Townhouse Apartments                    N/A        N/A             N/A              N/A             N/A
 96   Seven Wells Street                                N/A        N/A             N/A              N/A             N/A
 97   Centre Court Apartments                           N/A        N/A             N/A              N/A             N/A
 98   Lincoln Broadway Building                         N/A        N/A             N/A              N/A             N/A
 99   Anoka Acres Mobile Home Community                 N/A        N/A             N/A              N/A             N/A
100   4210 Lake Avenue Townhouses                       N/A        N/A             N/A              N/A             N/A
101   Biarritz Drive Apartments                         N/A        N/A             N/A              N/A             N/A

      Additional
      Collateral     Additional Collateral     Additional Collateral
 #      Amount             Event Date               Description
---   ----------   ------------------------   -----------------------
 70    $250,000            7/15/2003           Release upon: 1) DSCR
                                              of 1.25, 2) No adverse
                                              change in rent roll or
                                              financial condition of
                                               tenants, 3) GW, Inc.
                                                   renewed lease
 71         N/A               N/A                       N/A
 73         N/A               N/A                       N/A
 74         N/A               N/A                       N/A
 75         N/A               N/A                       N/A
 76         N/A               N/A                       N/A
 77         N/A               N/A                       N/A
 78         N/A               N/A                       N/A
 79         N/A               N/A                       N/A
 80         N/A               N/A                       N/A
 81         N/A               N/A                       N/A
 82    $165,000       Lease expiration of        Release upon: 1)
                   Tenants: Consumer Credit    Occupancy of 90%, 2)
                     Counseling, Interplan       DSCR of 1.25, 3)
                    Corp., and Pacific Bell     Interplan, Consumer
                       Directory in 2004         Credit Counseling
                                                Center and Pacific
                                                 Bell renew leases
 84         N/A               N/A                       N/A
 85         N/A               N/A                       N/A
 86    $250,000            6/9/2004              Release upon: 1)
                                                 Stabilized NOI of
                                              $251,593 and effective
                                                  gross income of
                                              $429,485, 2) No default
 87         N/A               N/A                       N/A
 88         N/A               N/A                       N/A
 90         N/A               N/A                       N/A
 91         N/A               N/A                       N/A
 93         N/A               N/A                       N/A
 94         N/A               N/A                       N/A
 95         N/A               N/A                       N/A
 96         N/A               N/A                       N/A
 97         N/A               N/A                       N/A
 98         N/A               N/A                       N/A
 99         N/A               N/A                       N/A
100         N/A               N/A                       N/A
101         N/A               N/A                       N/A


                                     B-1-12

 #                   Loan Name                    Existing Secondary Financing
---   -----------------------------------------   ----------------------------
  1   Great Lakes Crossing                                       N/A
  2   Ritz-Carlton Key Biscayne                          $21,750,000
  3   Museum Square                                              N/A
  4   Crescent at Carlyle                                $14,000,000
  5   North Park Executive Center                                N/A
  6   Sully Place                                                N/A
  9   Michigan Equities U Portfolio                      $ 1,760,000
 10   The Carl Zeiss Building                            $ 7,000,000
 11   BAE Systems Building                               $ 7,345,000
 15   Sunset Coast Plaza                                         N/A
 16   Williams Centre Building 2                                 N/A
 17   Williams Centre Building 1                                 N/A
 18   Williams Centre Building 3                                 N/A
 20   BECO Building                                              N/A
 22   Costa Mesa Square Shopping Center                          N/A
 23   Fairmount Place II                                         N/A
 24   Kahana Gateway Center                                      N/A
 25   Centennial Village                                         N/A
 26   Brick Church Plaza                                         N/A
 27   Giant Eagle Plaza                                          N/A
 28   Abbotts Village Shopping Center                            N/A
 29   Santa Barbara Tech Center                                  N/A
 30   Sealy Mustang Park                                         N/A
 31   Highland Village Plaza                                     N/A
 32   Hoover Square                                              N/A
 33   Advantis Technologies                                      N/A
 34   Ford Factory Square                                        N/A
 35   Rocky Mount Marketplace                                    N/A
 36   Paradise Cay Apartments                                    N/A
 37   365 Broadway                                               N/A
 38   Mack Park Apartments                                       N/A
 39   Plank Road Commons                                         N/A
 40   Plaza at Coral Springs                                     N/A
 41   Pine Meadow Apartments                             $ 1,434,000
 42   Sentry Park Apartments                                     N/A
 43   Southside Village Shopping Center                          N/A
 44   Phoenix Business Park                                      N/A
 46   Timberlake Apartments                              $   350,000
 47   Indiana Business Center                                    N/A
 48   Pinecrest Shopping Center                                  N/A
 49   South Monroe Commons Shopping Center                       N/A
 52   Northeast Medical Arts Center                              N/A
 54   Oak Springs Mobile Home Park                               N/A
 55   Thunderbird Airport Plaza                                  N/A
 56   Best Buy - El Paso, TX                                     N/A
 57   Sav-On Drug Store - Las Vegas, NV                          N/A
 58   Walgreens - North Clinton                                  N/A
 59   Spruce Street Station Shopping Center                      N/A
 60   Five Points Plaza                                          N/A
 62   Walgreens - West Jefferson                                 N/A
 63   Taunton Corporate Center                                   N/A

 #                Description of Existing Secondary Financing                  Description of Lock Box
---   ----------------------------------------------------------------------   -----------------------
  1                                    N/A                                            Springing
  2            Secured subordinate debt made by Luxury Finance, LLC                   Springing
  3                                    N/A                                              Hard
  4   Master Tenant has unsecured loan from Alton Properties and Trading S.A            Hard
  5                                    N/A                                            Springing
  6                                    N/A                                            Springing
  9               B-Note from CBA-Mezzanine Capital Finance, LLC                      Modified
 10     Unsecured subordinate debt made by Estville Financial Corporation               Hard
 11   Master Tenant has unsecured loan from Alton Properties & Trading S.A.             Hard
 15                                    N/A                                              Hard
 16                                    N/A                                               N/A
 17                                    N/A                                               N/A
 18                                    N/A                                               N/A
 20                                    N/A                                               N/A
 22                                    N/A                                            Springing
 23                                    N/A                                               N/A
 24                                    N/A                                            Springing
 25                                    N/A                                               N/A
 26                                    N/A                                            Springing
 27                                    N/A                                            Springing
 28                                    N/A                                               N/A
 29                                    N/A                                            Springing
 30                                    N/A                                               N/A
 31                                    N/A                                            Springing
 32                                    N/A                                            Springing
 33                                    N/A                                              Hard
 34                                    N/A                                               N/A
 35                                    N/A                                               N/A
 36                                    N/A                                               N/A
 37                                    N/A                                            Springing
 38                                    N/A                                            Springing
 39                                    N/A                                               N/A
 40                                    N/A                                               N/A
 41                               Mezzanine Loan                                      Springing
 42                                    N/A                                            Springing
 43                                    N/A                                               N/A
 44                                    N/A                                               N/A
 46                                Secured Debt                                          N/A
 47                                    N/A                                            Springing
 48                                    N/A                                               N/A
 49                                    N/A                                               N/A
 52                                    N/A                                               N/A
 54                                    N/A                                               N/A
 55                                    N/A                                               N/A
 56                                    N/A                                              Hard
 57                                    N/A                                            Springing
 58                                    N/A                                              Hard
 59                                    N/A                                            Springing
 60                                    N/A                                            Springing
 62                                    N/A                                              Hard
 63                                    N/A                                               N/A


                                     B-1-13

 #                   Loan Name                    Existing Secondary Financing
---   -----------------------------------------   ----------------------------
 64   5501 Connecticut Avenue                                    N/A
 65   Walgreens - Waterbury, CT                                  N/A
 67   Walgreens - Albany, GA                                     N/A
 68   CVS - Raleigh, NC                                          N/A
 69   Gold Star Mobile Estates                                   N/A
 70   Gray Road Industrial                                       N/A
 71   Walgreens - Olive Branch, MS                               N/A
 73   Sahara Corporate Center                                    N/A
 74   CVS - Wilmington, NC                                       N/A
 75   Walgreens - Burlington, KY                                 N/A
 76   Bayview East and Manette Villa Apartments                  N/A
 77   Premier Self Storage                                       N/A
 78   Walgreens - Anderson, IN                                   N/A
 79   Old Town Station Shopping Center                           N/A
 80   Ellsworth Square Apartments                                N/A
 81   Kuhlo Medical Building                                     N/A
 82   2575 Grand Canal Boulevard                                 N/A
 84   401-403 South Washington                                   N/A
 85   Eckerd Nashville                                           N/A
 86   Shurgard Self Storage                                      N/A
 87   Barber Knolls Apartments                                   N/A
 88   Park Oaks Village Phase II                                 N/A
 90   Hickory Trace Apartments                                   N/A
 91   Green Acres Shopping Center II                             N/A
 93   Greenwood Apartments                                       N/A
 94   Midtown Estates                                            N/A
 95   Knollwood Townhouse Apartments                             N/A
 96   Seven Wells Street                                         N/A
 97   Centre Court Apartments                                    N/A
 98   Lincoln Broadway Building                                  N/A
 99   Anoka Acres Mobile Home Community                          N/A
100   4210 Lake Avenue Townhouses                                N/A
101   Biarritz Drive Apartments                                  N/A

 #    Description of Existing Secondary Financing   Description of Lock Box
---   -------------------------------------------   -----------------------
 64                         N/A                                N/A
 65                         N/A                               Hard
 67                         N/A                               Hard
 68                         N/A                             Springing
 69                         N/A                                N/A
 70                         N/A                                N/A
 71                         N/A                               Hard
 73                         N/A                             Springing
 74                         N/A                             Springing
 75                         N/A                               Hard
 76                         N/A                                N/A
 77                         N/A                                N/A
 78                         N/A                               Hard
 79                         N/A                                N/A
 80                         N/A                                N/A
 81                         N/A                                N/A
 82                         N/A                                N/A
 84                         N/A                                N/A
 85                         N/A                               Hard
 86                         N/A                                N/A
 87                         N/A                                N/A
 88                         N/A                                N/A
 90                         N/A                                N/A
 91                         N/A                                N/A
 93                         N/A                                N/A
 94                         N/A                                N/A
 95                         N/A                                N/A
 96                         N/A                                N/A
 97                         N/A                                N/A
 98                         N/A                                N/A
 99                         N/A                                N/A
100                         N/A                                N/A
101                         N/A                                N/A


                                     B-1-14

                                   EXHIBIT B-2

                    SCHEDULE OF POOLED KEYBANK MORTGAGE LOANS

                      [See attached list of Mortgage Loans]


                                      B-2-1

 #    Crossed               Loan Name                          Address                    City
---   -------   ---------------------------------   -----------------------------   ----------------
  7             2300 Imperial Building              2300 East Imperial Highway         El Segundo
  8             800 Jefferson Street                800 Jefferson Street                Hoboken
 12             The Shops at Cambridge Crossing     2001 West Maple Road                  Troy
 13     (A)     Brooks B Portfolio                  Please see Exhibit A-1 in the      Please see
                                                    Prospectus Supplement            Exhibit A-1 in
                                                                                     the Prospectus
                                                                                       Supplement

 14     (A)     596 Lowell                          596 Lowell Street                   Methuen
 19             Main Street Medical Campus          230-280 South Main Street            Orange
 21             Randolph Mall                       345 Randolph Mall                   Asheboro
 45             Clovis Country Shopping Center      2139-2167 Shaw Avenue                Clovis
 50             Symmes Gate Station                 9666 East Kemper Road               Loveland
 51             Circuit City - Bolingbrook, IL      111 South Weber Road              Bolingbrook
 53             Allsize Storage                     2785 Palisades Drive                 Corona
 61             Circuit City - Colonial Heights,    820 Southpark Boulevard         Colonial Heights
                   VA
 66             Sav-On Drug Store - Lancaster, CA   44430 Challenger Way               Lancaster
 72             Walgreens - Grand Rapids, MI        5100 East Beltline Avenue, NE     Grand Rapids
 83             CVS - Indianapolis, IN              7202 Michigan Road                Indianapolis
 89             Sandalwood Apartment Complex        2162 30th Street                    Greeley
 92             Wilcox Apartments                   305 South Main Street              Middletown

                                                  Original    Cut-off Date
                                   Mortgage      Principal     Principal     Maturity/ARD     Interest
 #       State       Zip Code     Loan Seller     Balance      Balance(1)     Balance(2)    Only Period
---   -----------   -----------   -----------   -----------   ------------   ------------   -----------
  7       CA           90245        KeyBank     $31,000,000    $30,863,048    $23,924,040        0
  8       NJ           07030        KeyBank     $30,000,000    $29,906,469    $25,290,890        0
 12       MI           48084        KeyBank     $22,000,000    $21,981,038    $18,580,924        0
 13   Please see    Please see      KeyBank     $15,150,000    $15,117,047    $12,835,359        0
      Exhibit A-1   Exhibit A-1
        in the        in the
      Prospectus    Prospectus
      Supplement    Supplement
 14       MA           01844        KeyBank     $ 5,525,000    $ 5,512,982    $ 4,680,881        0
 19       CA           92868        KeyBank     $16,000,000    $15,954,217    $13,667,857        0
 21       NC           27203        KeyBank     $15,700,000    $15,507,167    $12,169,284        0
 45       CA           93611        KeyBank     $ 5,728,000    $ 5,706,262    $ 4,613,842        0
 50       OH           45140        KeyBank     $ 4,950,000    $ 4,946,287    $ 4,244,692        0
 51       IL           60490        KeyBank     $ 4,800,000    $ 4,789,627    $ 4,071,439        0
 53       CA           92880        KeyBank     $ 4,687,000    $ 4,666,949    $ 3,642,850        0
 61       VA           23834        KeyBank     $ 4,154,250    $ 4,145,273    $ 3,523,703        0

 66       CA           93535        KeyBank     $ 3,410,000    $ 3,399,765    $ 2,891,884        0
 72       MI           49525        KeyBank     $ 2,900,000    $ 2,891,702    $ 2,477,299        0
 83       IN           46268        KeyBank     $ 2,219,750    $ 2,214,866    $ 1,876,720        0
 89       CO           80631        KeyBank     $ 2,200,000    $ 2,012,827    $ 1,703,280        0
 92       CT           06457        KeyBank     $ 1,826,000    $ 1,801,813    $ 1,622,254        0

                                            Original       Remaining     Original      Remaining    Mortgage
                                          Amortization   Amortization     Term to       Term to     Interest
 #                Loan Name                  Term            Term       Maturity(2)   Maturity(2)     Rate
---   ---------------------------------   ------------   ------------   -----------   -----------   --------
  7   2300 Imperial Building                  300            297            120           117        5.900%
  8   800 Jefferson Street                    360            357            120           117        5.800%
 12   The Shops at Cambridge Crossing         360            359            120           119        5.850%
 13   Brooks B Portfolio                      360            358            120           118        5.970%
 14   596 Lowell                              360            358            120           118        5.970%
 19   Main Street Medical Campus              360            357            120           117        6.250%
 21   Randolph Mall                           300            291            120           111        6.500%
 45   Clovis Country Shopping Center          324            321            120           117        5.910%
 50   Symmes Gate Station                     360            359            120           119        6.370%
 51   Circuit City - Bolingbrook, IL          360            358            120           118        6.010%
 53   Allsize Storage                         300            297            120           117        6.110%
 61   Circuit City - Colonial Heights,
         VA                                   360            358            120           118        6.010%
 66   Sav-On Drug Store - Lancaster, CA       360            357            120           117        6.000%
 72   Walgreens - Grand Rapids, MI            360            357            120           117        6.250%
 83   CVS - Indianapolis, IN                  360            358            120           118        5.900%
 89   Sandalwood Apartment Complex            300            246            120            66        5.990%
 92   Wilcox Apartments                       360            340            120           100        7.730%

       Interest
      Calculation                First
       (30/360 /    Monthly     Payment     Maturity               Prepayment Provision as
 #    Actual/360)   Payment       Date        Date       ARD(8)       of Origination(9)
---   -----------   --------   ---------   ---------   ---------   -----------------------
  7   Actual/360    $197,843    2/1/2003    1/1/2028    1/1/2013       Lock/115_0.0%/5
  8   Actual/360    $176,026    2/1/2003    1/1/2013         N/A       Lock/117_0.0%/3
 12   Actual/360    $129,787    4/1/2003    3/1/2013         N/A       Lock/116_0.0%/4
 13   Actual/360    $ 90,540    3/1/2003    2/1/2033    2/1/2013       Lock/116_0.0%/4
 14   Actual/360    $ 33,019    3/1/2003    2/1/2033    2/1/2013       Lock/116_0.0%/4
 19   Actual/360    $ 98,515    2/1/2003    1/1/2033    1/1/2013       Lock/113_0.0%/7
 21     30/360      $106,008   8/11/2002   7/11/2012         N/A       Lock/113_0.0%/7
 45   Actual/360    $ 35,421    2/1/2003    1/1/2030    1/1/2013       Lock/116_0.0%/4
 50   Actual/360    $ 30,865    4/1/2003    3/1/2033    3/1/2013       Lock/116_0.0%/4
 51   Actual/360    $ 28,809    3/1/2003    2/1/2033    2/1/2013       Lock/116_0.0%/4
 53   Actual/360    $ 30,514    2/1/2003    1/1/2013         N/A       Lock/117_0.0%/3
 61   Actual/360    $ 24,934    3/1/2003    2/1/2033    2/1/2013       Lock/116_0.0%/4
 66   Actual/360    $ 20,445    2/1/2003    1/1/2033    1/1/2013       Lock/116_0.0%/4
 72   Actual/360    $ 17,856    2/1/2003    1/1/2033    1/1/2013       Lock/116_0.0%/4
 83   Actual/360    $ 13,166    3/1/2003    2/1/2033    2/1/2013       Lock/116_0.0%/4
 89   Actual/360    $ 14,161   11/1/1998   10/1/2023   10/1/2008    Lock/59_YM1/57_0.0%/4
 92   Actual/360    $ 13,056    9/1/2001    8/1/2011         N/A       Lock/117_0.0%/3


                                      B-2-2

                                                                     Servicing                  Contractual
                                                          Yield         and      Engineering     Recurring
                                          Defeasance   Maintenance    Trustee     Reserve at    Replacement
 #                Loan Name               Option(10)      Spread        Fees     Origination   Reserve/FF&E
---   ---------------------------------   ----------   -----------   ---------   -----------   ------------
  7   2300 Imperial Building                  Yes          N/A        0.0521%           N/A       $18,867
  8   800 Jefferson Street
                                              Yes          N/A        0.0521%           N/A       $28,800
 12   The Shops at Cambridge Crossing         Yes          N/A        0.0521%      $ 43,586           N/A
 13   Brooks B Portfolio                      Yes          N/A        0.0521%      $205,000           N/A
 14   596 Lowell                              Yes          N/A        0.0521%           N/A           N/A
 19   Main Street Medical Campus              Yes          N/A        0.0521%           N/A       $15,271
 21   Randolph Mall                           Yes          N/A        0.0521%           N/A       $50,840
 45   Clovis Country Shopping Center
                                              Yes          N/A        0.1021%           N/A       $ 4,070
 50   Symmes Gate Station                     Yes          N/A        0.0521%           N/A       $ 5,118
 51   Circuit City - Bolingbrook, IL
                                              Yes          N/A        0.0521%           N/A           N/A
 53   Allsize Storage                         Yes          N/A        0.1021%      $ 19,844       $ 7,114
 61   Circuit City - Colonial Heights,
      VA                                      Yes          N/A        0.0521%           N/A           N/A
 66   Sav-On Drug Store - Lancaster, CA       Yes          N/A        0.1021%           N/A       $ 3,038
 72   Walgreens - Grand Rapids, MI            Yes          N/A        0.0521%           N/A           N/A
 83   CVS - Indianapolis, IN                  Yes          N/A        0.0521%           N/A       $ 1,519
 89   Sandalwood Apartment Complex             No         T-Flat      0.0521%           N/A       $35,967
 92   Wilcox Apartments                       Yes          N/A        0.0521%      $ 13,125       $20,256

        LC & TI     Contractual     Tax &     Initial
       Reserve at    Recurring    Insurance    Other
 #    Origination      LC&TI       Escrows    Reserve     Initial Other Reserve Description
---   -----------   -----------   ---------   --------   ------------------------------------
  7     $ 20,000     $240,000        Both          N/A                    N/A
  8                                                      Payment of tax liens or satisfaction
             N/A          N/A        Both     $110,231                 thereof.
 12     $300,000          N/A         Tax          N/A                    N/A
 13     $233,675          N/A        Both          N/A                    N/A
 14     $ 79,800          N/A        Both          N/A                    N/A
 19     $  5,750     $ 69,000        Both          N/A                    N/A
 21          N/A          N/A        Both          N/A                    N/A
 45                                                       Escrow for rental obligation on old
        $  1,500     $ 18,000        Both     $ 10,810              US Books space
 50          N/A          N/A        Both          N/A                    N/A
 51                                                      Holdback for Cert of Good Standing -
             N/A          N/A         Tax     $ 12,500               int bearing.
 53          N/A          N/A        Both          N/A                    N/A
 61                                                      Holdback for Cert of Good Standing -
             N/A          N/A         Tax     $ 12,500                Int Bearing
 66          N/A          N/A        Both          N/A                    N/A
 72          N/A          N/A        None          N/A                    N/A
 83          N/A          N/A         Tax          N/A                    N/A
 89          N/A          N/A        Both          N/A                    N/A
 92          N/A          N/A        Both          N/A                    N/A


                                      B-2-3

                                          Initial
                                           Debt      Initial
                                          Service   Replacement   Letter of
#                 Loan Name               Reserve    Reserve       Credit
---   ---------------------------------   -------   -----------   ----------
  7   2300 Imperial Building                N/A       $ 1,572            N/A
  8   800 Jefferson Street                  N/A       $ 2,400            N/A
 12   The Shops at Cambridge Crossing       N/A           N/A            N/A





 13   Brooks B Portfolio                    N/A       $32,108            N/A
 14   596 Lowell                            N/A       $ 5,000            N/A
 19   Main Street Medical Campus            N/A       $ 1,273            N/A
 21   Randolph Mall                         N/A           N/A     $2,600,000




 45   Clovis Country Shopping Center        N/A       $   339            N/A
 50   Symmes Gate Station                   N/A       $   427     $  500,000



 51   Circuit City - Bolingbrook, IL        N/A           N/A            N/A
 53   Allsize Storage                       N/A       $   593            N/A
 61   Circuit City - Colonial Heights,
         VA                                 N/A           N/A            N/A
 66   Sav-On Drug Store - Lancaster, CA     N/A       $   253            N/A
 72   Walgreens - Grand Rapids, MI          N/A           N/A            N/A
 83   CVS - Indianapolis, IN                N/A       $   127            N/A
 89   Sandalwood Apartment Complex          N/A       $ 2,997            N/A
 92   Wilcox Apartments                     N/A       $ 1,688            N/A

                                                        Earnout
#              Letter of Credit Description             Reserve               Earnout Reserve Description
---   ----------------------------------------------   ----------   ----------------------------------------------
  7                         N/A                               N/A                      N/A
  8                         N/A                               N/A                      N/A
 12                         N/A                        $1,000,000   Release upon: 1) Delivery of estoppel for each
                                                                       new tenant that has executed a NNN lease
                                                                     stating that such tenant is in occupancy and
                                                                         paying rent, 2) Total annual rent of
                                                                      $1,284,897 generated from 95% of property
                                                                                   excluding Wal-Mart
 13                         N/A                               N/A                      N/A
 14                         N/A                               N/A                      N/A
 19                         N/A                               N/A                      N/A
 21     Release upon: 1) Estoppel Certificate from            N/A                      N/A
      tenants establishing that Borrower has entered
      in to a Lease with each tenant 2) All costs of
      TILC have been paid, 3) Earnout Increase equal
                        to $412,398
 45                         N/A                               N/A                      N/A
 50   Release upon: 1) Leasing of no less than 3,000          N/A                      N/A
      sf with minimum term of 3 yrs., rental rate of
       $13.00 psf, and tenant is in occupancy paying
                           rent
 51                         N/A                               N/A                      N/A
 53                         N/A                               N/A                      N/A
 61                         N/A                               N/A                      N/A
 66                         N/A                               N/A                      N/A
 72                         N/A                               N/A                      N/A
 83                         N/A                               N/A                      N/A
 89                         N/A                               N/A                      N/A
 92                         N/A                               N/A                      N/A


                                      B-2-4

                                         Additional   Additional
                                         Collateral   Collateral
#                Loan Name                 Amount     Event Date   Additional Collateral Description
--   ---------------------------------   ----------   ----------   ---------------------------------
 7   2300 Imperial Building                  N/A          N/A                     N/A
 8   800 Jefferson Street                    N/A          N/A                     N/A
12   The Shops at Cambridge Crossing     $1,000,000     8/1/2004   Release upon: 1) Delivery of
                                                                   estoppel for each new tenant that
                                                                   has executed a NNN lease stating
                                                                   that such tenant is in occupancy
                                                                   and paying rent, 2) Total annual
                                                                   rent of $1,284,897 generated from
                                                                   95% of property excluding
                                                                   Wal-Mart
13   Brooks B Portfolio                      N/A          N/A                     N/A
14   596 Lowell                              N/A          N/A                     N/A
19   Main Street Medical Campus              N/A          N/A                     N/A
21   Randolph Mall                       $2,600,000    6/20/2003   Release upon: 1) Estoppel
                                                                   Certificate from tenants
                                                                   establishing that Borrower has
                                                                   entered in to a Lease with each
                                                                   tenant 2) All costs of TILC have
                                                                   been paid, 3) Earnout Increase to
                                                                   $412,398
45   Clovis Country Shopping Center          N/A          N/A                     N/A
50   Symmes Gate Station                 $  500,000    2/20/2004   Release upon: 1) Leasing of no
                                                                   less than 3,000 sf with minimum
                                                                   term of 3 yrs., rental rate of
                                                                   $13.00 psf, and tenant is in
                                                                   occupancy paying rent

51   Circuit City - Bolingbrook, IL          N/A          N/A                     N/A
53   Allsize Storage                         N/A          N/A                     N/A
61   Circuit City - Colonial Heights,        N/A          N/A                     N/A
     VA
66   Sav-On Drug Store - Lancaster, CA       N/A          N/A                     N/A
72   Walgreens - Grand Rapids, MI            N/A          N/A                     N/A
83   CVS - Indianapolis, IN                  N/A          N/A                     N/A
89   Sandalwood Apartment Complex            N/A          N/A                     N/A
92   Wilcox Apartments                       N/A          N/A                     N/A

                 Description of
      Existing      Existing
     Secondary      Secondary     Description
#    Financing      Financing     of Lock Box
--   ---------   --------------   -----------
 7       N/A           N/A         Springing
 8    $750,000    Secured Debt        Hard
12       N/A           N/A            N/A







13       N/A           N/A         Springing
14       N/A           N/A            Hard
19       N/A           N/A         Springing
21       N/A           N/A         Springing






45       N/A           N/A         Springing
50       N/A           N/A         Springing





51       N/A           N/A            Hard
53       N/A           N/A          Modified
61       N/A           N/A            Hard

66       N/A           N/A         Springing
72       N/A           N/A            Hard
83       N/A           N/A            Hard
89       N/A           N/A         Springing
92       N/A           N/A            N/A


                                      B-2-5

                                   EXHIBIT B-3

                SCHEDULE OF EXCEPTIONS TO MORTGAGE FILE DELIVERY

                                      NONE


                                     B-3-1

                                   EXHIBIT B-4

                         FORM OF CUSTODIAL CERTIFICATION

                                     [Date]

[DEPOSITOR]                                   [KEYBANK]

[MASTER SERVICER]                             [COLUMN]

[SPECIAL SERVICER]                            [CONTROLLING CLASS REPRESENTATIVE]

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CK2

Ladies and Gentlemen:

          Pursuant to Section 2.02(b) of the Pooling and Servicing Agreement dated as of April 11, 2003 and related to the above-referenced Certificates (the "Agreement"), Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee"), hereby certifies as to each Original Pooled Mortgage Loan subject to the Agreement (except as specifically identified in the exception report attached hereto) that: (i) the original Mortgage Note specified in clause (i) of the definition of "Mortgage File" and all allonges thereto, if any (or a copy of such Mortgage Note, together with a lost note affidavit certifying that the original of such Mortgage Note has been lost), the original or copy of documents specified in clauses (ii) through (v) and (vii) of the definition of "Mortgage File" and, in the case of a hospitality property, the documents specified in clause (viii) of the definition of "Mortgage File" (without regard to the parenthetical), and any other Specially Designated Mortgage Loan Documents, have been received by it or a Custodian on its behalf; (ii) if this certification is more than 180 days after the Closing Date, the recordation/filing contemplated by Section 2.01(e) of the Agreement has been completed (based solely on receipt by the Trustee of the particular recorded/filed documents or an appropriate receipt of recording/filing therefor); (iii) all documents received by it or any Custodian with respect to such Pooled Mortgage Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower), (B) appear to have been executed and (C) purport to relate to such Pooled Mortgage Loan; and (iv) based on the examinations referred to in Section 2.02(a) and Section 2.02(b) of the Agreement and only as to the foregoing documents, the information set forth in the Pooled Mortgage Loan Schedule with respect to the items specified in clause (iii)(a) of the definition of "Pooled Mortgage Loan Schedule" accurately reflects the information set forth in the related Mortgage File.

          None of the Trustee, the Master Servicer, the Special Servicer, or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Pooled Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, none of the Trustee, the Master Servicer, the Special Servicer or any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite


                                     B-4-1
recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

          In performing the reviews contemplated by Sections 2.02(a) and 2.02(b) of the Agreement, the Trustee may conclusively rely on the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the Mortgage Files is limited solely to confirming that the documents specified in clauses (i) through (v), in clause (vii) and, in the case of any Pooled Mortgage Loan secured by a Mortgage on a hospitality property, in clause (viii) of the definition of "Mortgage File" and any other Specially Designated Mortgage Loan Documents, have been received and such additional information as will be necessary for delivering the certifications required by the Agreement.

          Further, with respect to UCC filings, absent actual knowledge or copies of UCC filings in the Mortgage File indicating otherwise, the Trustee shall make the assumptions contemplated by the second paragraph of Section 2.02(a) of the Agreement.

          Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.

                                          Respectfully,

                                          WELLS FARGO BANK MINNESOTA, N.A.
                                          as Trustee


                                          By:
                                              ----------------------------------
                                          Name:
                                          Title:


                                     B-4-2

                                   EXHIBIT B-5

                SCHEDULE OF POOLED MORTGAGE LOANS IN LOAN REMICs

                                                        Cut-Off Date
Mortgage Loan Number          Property Name          Principal Balance
--------------------          -------------          -----------------
         6                     Sully Place              $35,678,771


                                     B-5-1

                                   EXHIBIT C-1

               LIST OF ADDITIONAL COLLATERAL POOLED MORTGAGE LOANS

                      [See attached list of Mortgage Loans]


                                      C-1-1

 #   Crossed                  Loan Name                        Address
--   -------   -------------------------------------   ----------------------------
12             The Shops at Cambridge Crossing         2001 West Maple Road
21             Randolph Mall                           345 Randolph Mall
27             Giant Eagle Plaza                       1710-1760 Hilliard Rome Road
48             Pinecrest Shopping Center               156-248 South Pine Street
50             Symmes Gate Station                     9666 East Kemper Road
52             Northeast Medical Arts Center           2801 North Decatur Road
59             Spruce Street Station Shopping Center   1101 Brookdale Street
70             Gray Road Industrial                    7621 & 7641 East Gray Road
82             2575 Grand Canal Boulevard              2575 Grand Canal Boulevard
86             Shurgard Self Storage                   22013 Southeast Wax Road

                                                       Original    Cut-off Date                  Interest
                                         Mortgage     Principal     Principal     Maturity/ARD     Only
 #       City       State   Zip Code   Loan Seller     Balance      Balance(1)     Balance(2)     Period
--   ------------   -----   --------   -----------   -----------   ------------   ------------   --------
12       Troy         MI      48084      KeyBank     $22,000,000    $21,981,038    $18,580,924       0
21     Asheboro       NC      27203      KeyBank     $15,700,000    $15,507,167    $12,169,284       0
27     Columbus       OH      43026      Column      $12,000,000    $11,963,081    $10,137,585       0
48    Burlington      WI      53105      Column      $ 5,250,000    $ 5,230,844    $ 4,485,290       0
50     Loveland       OH      45140      KeyBank     $ 4,950,000    $ 4,946,287    $ 4,244,692       0
52      Decatur       GA      30033      Column      $ 4,800,000    $ 4,786,911    $ 4,129,462       0
59   Martinsville     VA      24112      Column      $ 4,200,000    $ 4,186,213    $ 3,638,747       0
70    Scottsdale      AZ      85260      Column      $ 3,150,000    $ 3,143,346    $ 2,952,222       0
82     Stockton       CA      95207      Column      $ 2,250,000    $ 2,243,194    $ 1,747,355       0
86   Maple Valley     WA      98038      Column      $ 2,150,000    $ 2,141,340    $ 1,692,621       0

                                               Original      Remaining      Original      Remaining    Mortgage
                                             Amortization   Amortization     Term to       Term to     Interest
#                Loan Name                       Term           Term       Maturity(2)   Maturity(2)     Rate
--   -------------------------------------   ------------   ------------   -----------   -----------   --------
12   The Shops at Cambridge Crossing              360            359            120          119        5.850%
21   Randolph Mall                                300            291            120          111        6.500%
27   Giant Eagle Plaza                            360            357            120          117        5.870%
48   Pinecrest Shopping Center                    360            356            120          116        6.250%
50   Symmes Gate Station                          360            359            120          119        6.370%
52   Northeast Medical Arts Center                360            357            120          117        6.500%
59   Spruce Street Station Shopping Center        360            356            120          116        6.750%
70   Gray Road Industrial                         360            358             60           58        6.150%
82   2575 Grand Canal Boulevard                   300            298            120          118        6.090%
86   Shurgard Self Storage                        300            297            120          117        6.500%

      Interest
     Calculation                                                       Prepayment
      (30/360/     Monthly        First       Maturity               Provision as of
#    Actual/360)   Payment    Payment Date      Date       ARD(8)     Origination(9)
--   -----------   --------   ------------   ---------   ---------   ---------------
12    Actual/360   $129,787      4/1/2003     3/1/2013         N/A   Lock/116_0.0%/4
21      30/360     $106,008     8/11/2002    7/11/2012         N/A   Lock/113_0.0%/7
27    Actual/360   $ 70,946      2/1/2003     1/1/2013         N/A   Lock/117_0.0%/3
48    Actual/360   $ 32,325      1/1/2003    12/1/2012         N/A   Lock/117_0.0%/3
50    Actual/360   $ 30,865      4/1/2003     3/1/2033    3/1/2013   Lock/116_0.0%/4
52    Actual/360   $ 30,339     2/11/2003    1/11/2013         N/A   Lock/117_0.0%/3
59    Actual/360   $ 27,241      1/1/2003    12/1/2032   12/1/2012   Lock/116_0.0%/4
70    Actual/360   $ 19,191     3/11/2003    2/11/2008         N/A    Lock/57_0.0%/3
82    Actual/360   $ 14,621     3/11/2003    2/11/2013         N/A   Lock/114_0.0%/6
86    Actual/360   $ 14,517      2/1/2003     1/1/2013         N/A   Lock/117_0.0%/3

                                                                        Servicing
                                                             Yield         and      Engineering
                                             Defeasance   Maintenance    Trustee     Reserve at
#                  Loan Name                 Option(10)      Spread       Fees      Origination
--   -------------------------------------   ----------   -----------   ---------   -----------
12   The Shops at Cambridge Crossing             Yes          N/A        0.0521%      $43,586
21   Randolph Mall                               Yes          N/A        0.0521%          N/A
27   Giant Eagle Plaza                           Yes          N/A        0.0521%          N/A
48   Pinecrest Shopping Center                   Yes          N/A        0.0521%          N/A
50   Symmes Gate Station                         Yes          N/A        0.0521%          N/A
52   Northeast Medical Arts Center               Yes          N/A        0.0421%          N/A
59   Spruce Street Station Shopping Center       Yes          N/A        0.0521%          N/A
70   Gray Road Industrial                        Yes          N/A        0.0821%          N/A
82   2575 Grand Canal Boulevard                  Yes          N/A        0.0421%          N/A
86   Shurgard Self Storage                       Yes          N/A        0.0521%          N/A

     Contractual
      Recurring       LC & TI     Contractual     Tax &     Initial   Initial Other   Initial Debt
     Replacement    Reserve at     Recurring    Insurance    Other       Reserve        Service
#    Reserve/FF&E   Origination      LC&TI       Escrows    Reserve    Description      Reserve
--   ------------   -----------   -----------   ---------   -------   -------------   ------------
12          N/A       $300,000          N/A         Tax       N/A           N/A           N/A
21      $50,840            N/A          N/A        Both       N/A           N/A           N/A
27      $16,631            N/A          N/A         Tax       N/A           N/A           N/A
48      $15,645       $  1,279      $15,348        Both       N/A           N/A           N/A
50      $ 5,118            N/A          N/A        Both       N/A           N/A           N/A
52      $ 7,696            N/A      $71,973        Both       N/A           N/A           N/A
59      $14,960       $    575      $ 6,900        Both       N/A           N/A           N/A
70      $ 6,855            N/A      $34,277        Both       N/A           N/A           N/A
82          N/A            N/A          N/A        Both       N/A           N/A           N/A
86      $ 7,783            N/A          N/A        Both       N/A           N/A           N/A


                                      C-1-2

                                               Initial
                                             Replacement   Letter of                                        Earnout
#               Loan Name                      Reserve       Credit       Letter of Credit Description      Reserve
--   -------------------------------------   -----------   ----------   --------------------------------   ----------
12   The Shops at Cambridge Crossing               N/A            N/A                 N/A                  $1,000,000




21   Randolph Mall                                 N/A     $2,600,000      Release upon: 1) Estoppel              N/A
                                                                            Certificate from tenants
                                                                         establishing that Borrower has
                                                                        entered in to a Lease with each
                                                                        tenant 2) All costs of TILC have
                                                                         been paid, 3) Earnout Increase
                                                                               equal to $412,398
27   Giant Eagle Plaza                          $1,386     $  300,000     Release upon: 1) 4,900 sf of            N/A
                                                                         vacant space is leased with at
                                                                        least 3-year term at rate of $13
                                                                          psf (3,400 of 4,900 already
                                                                           satisfied), 2) Evidence of
                                                                              tenants paying rent
48   Pinecrest Shopping Center                  $1,304     $   50,000        Environmental Holdback        $  200,000

50   Symmes Gate Station                        $  427     $  500,000    Release upon: 1) Leasing of no           N/A
                                                                        less than 3,000 sf with minimum
                                                                         term of 3 yrs., rental rate of
                                                                          $13.00 psf, and tenant is in
                                                                             occupancy paying rent
52   Northeast Medical Arts Center                 N/A            N/A                 N/A                  $  200,000



59   Spruce Street Station Shopping Center      $1,247            N/A                 N/A                  $  200,000


70   Gray Road Industrial                          N/A            N/A                 N/A                  $  250,000


82   2575 Grand Canal Boulevard                    N/A            N/A                 N/A                  $  165,000










86   Shurgard Self Storage                      $  649            N/A                 N/A                  $  250,000

                                                        Additional     Additional
                                                        Collateral     Collateral
#             Earnout Reserve Description                 Amount       Event Date
--   ------------------------------------------------   ----------   ---------------
12    Release upon: 1) Delivery of estoppel for each    $1,000,000         8/1/2004
     new tenant that has executed a NNN lease stating
     that such tenant is in occupancy and paying rent,
       2) Total annual rent of $1,284,897 generated
         from 95% of property excluding Wal-Mart
21                         N/A                          $2,600,000        6/20/2003






27                         N/A                          $  300,000       12/20/2003





48  Release upon: 1) No default, 2) Cousins Submarine   $  200,000        8/22/2003
                is paying rent at premises
50                         N/A                          $  500,000        2/20/2004




52   Release upon: 1) No Default, 2) Atlanta Knee and   $  200,000        7/13/2003
     Sports Medicine has occupied space and is paying
      rent, 3) Grattan D. Woodson, M.D. has accepted
       additional 614 SF and commenced paying rent
59   Release upon: 1) Movie Gallery lease of no less    $  200,000        8/26/2003
     than 3,750 sf at rate of $12 psf, 2) Evidence of
            tenant in occupancy, 3) No default
70     Release upon: 1) DSCR of 1.25, 2) No adverse     $  250,000        7/15/2003
      change in rent roll or financial condition of
            tenants, 3) GW, Inc. renewed lease
82    Release upon: 1) Occupancy of 90%, 2) DSCR of     $  165,000       Lease
      1.25, 3) Interplan, Consumer Credit Counseling                 expiration of
           Center and Pacific Bell renew leases                         Tenants:
                                                                        Consumer
                                                                         Credit
                                                                       Counseling,
                                                                       Interplan
                                                                      Corp., and
                                                                     Pacific Bell
                                                                     Directory in
                                                                         2004
86   Release upon: 1) Stabilized NOI of $251,593 and    $  250,000         6/9/2004
     effective gross income of $429,485, (2) No default


                                      C-1-3

#                Loan Name                                           Additional Collateral Description
--   -------------------------------------   --------------------------------------------------------------------------------------
12   The Shops at Cambridge Crossing         Release upon: 1) Delivery of estoppel for each new tenant that has executed a
                                             NNN lease stating that such tenant is in occupancy and paying rent, 2) Total annual rent of $1,284,897 generated from 95% of property excluding Wal-Mart
21   Randolph Mall                           Release upon: 1) Estoppel Certificate from tenants establishing that Borrower has entered in to a Lease with each tenant 2) All costs of TILC have been paid,
                                             3) Earnout Increase equal to $412,398
27   Giant Eagle Plaza                       Release upon: 1) 4,900 sf of vacant space is leased with at least 3-year term at rate of $13 psf (3,400 of 4,900 already satisfied), 2) Evidence of tenants paying rent
48   Pinecrest Shopping Center               Release upon: 1) No default, 2) Cousins Submarine is paying rent at premises
50   Symmes Gate Station                     Release upon: 1) Leasing of no less than 3,000 sf with minimum term of 3 yrs., rental rate of $13.00 psf, and tenant is in occupancy paying rent
52   Northeast Medical Arts Center           Release upon: 1) No Default, 2) Atlanta Knee and Sports Medicine has occupied space and is paying rent, 3) Grattan D. Woodson, M.D. has accepted additional 614 SF and commenced paying rent
59   Spruce Street Station Shopping Center   Release upon: 1) Movie Gallery lease of no less than 3,750 sf at rate of $12 psf,
                                             2) Evidence of tenant in occupancy, 3) No default
70   Gray Road Industrial                    Release upon: 1) DSCR of 1.25, 2) No adverse change in rent roll or financial condition of tenants, 3) GW, Inc. renewed lease
82   2575 Grand Canal Boulevard              Release upon: 1) Occupancy of 90%, 2) DSCR of 1.25, 3) Interplan, Consumer Credit
                                             Counseling Center and Pacific Bell renew leases
86   Shurgard Self Storage                   Release upon: 1) Stabilized NOI of $251,593 and effective gross income of $429,485,
                                             2) No default

                 Description
      Existing   of Existing
     Secondary    Secondary    Description
#    Financing    Financing    of Lock Box
--   ---------   -----------   -----------
12        N/A        N/A           N/A


21        N/A        N/A        Springing


27        N/A        N/A        Springing

48        N/A        N/A           N/A
50        N/A        N/A        Springing

52        N/A        N/A           N/A


59        N/A        N/A        Springing

70        N/A        N/A           N/A

82        N/A        N/A           N/A

86        N/A        N/A           N/A


                                 C-1-4

                                   EXHIBIT C-2

                             LIST OF MEZZANINE LOANS

                      [See attached list of Mortgage Loans]


                                     C-2-1

#    Crossed             Loan Name                    Address              City         State
--   -------   -----------------------------   ---------------------   -----------   -----------
 8             800 Jefferson Street            800 Jefferson Street      Hoboken          NJ
 9             Michigan Equities U Portfolio   Please see Exhibit       Please see    Please see
                                               A-1 in the Prospectus   Exhibit A-1   Exhibit A-1
                                               Supplement                 in the        in the
                                                                        Prospectus    Prospectus
                                                                        Supplement    Supplement
41             Pine Meadow Apartments          23 Hiltin Place          Greensboro        NC
46             Timberlake Apartments           834 Timberlake Drive     Arlington         TX

                                    Original    Cut-off Date
                      Mortgage     Principal     Principal     Maturity/ARD      Existing
#       Zip Code    Loan Seller     Balance      Balance(1)     Balance(2)    Mezzanine Debt
---   -----------   -----------   -----------   ------------   ------------   --------------
 8       07030        KeyBank     $30,000,000    $29,906,469    $25,290,890     $  750,000
 9     Please see     Column      $27,815,000    $27,760,205    $23,979,558     $1,760,000
      Exhibit A-1
         in the
       Prospectus
       Supplement
41       27409        Column      $ 6,100,000    $ 6,080,982    $ 5,690,573     $1,434,000
46       76010        Column      $ 5,600,000    $ 5,560,135    $ 4,336,535     $  350,000

                                                                                      Interest     Original
                                                                                        Only     Amortization
#               Loan Name                 Description of Existing Mezzanine Debt        Period        Term
---   -----------------------------   ----------------------------------------------   --------   ------------
 8    800 Jefferson Street            B-Note from CBA-Mezzanine Capital Finance, LLC       0           360
 9    Michigan Equities U Portfolio   B-Note from CBA-Mezzanine Capital Finance, LLC       0           360
41    Pine Meadow Apartments                          Mezzanine Loan                       0           360
46    Timberlake Apartments           B-Note from CBA-Mezzanine Capital Finance, LLC       0           300

                                                                   Interest
        Remaining      Original     Remaining                    Calculation
      Amortization     Term to       Term to        Mortgage      (30/360 /     Monthly
#         Term       Maturity(2)   Maturity(2)   Interest Rate   Actual/360)    Payment
---   ------------   -----------   -----------   -------------   -----------   --------
 8         357           120           117           5.800%       Actual/360   $176,026
 9         358           120           118           6.580%       Actual/360   $177,276
41         357            60            57           5.800%       Actual/360   $ 35,792
46         295           120           115           6.000%       Actual/360   $ 36,081

                                                                              Prepayment
                                      First Payment    Maturity            Provision as of   Defeasance
#               Loan Name                  Date          Date     ARD(8)    Origination(9)   Option(10)
---   -----------------------------   -------------   ---------   ------   ---------------   ----------
 8    800 Jefferson Street               2/1/2003      1/1/2013     N/A    Lock/117_0.0%/3       Yes
 9    Michigan Equities U Portfolio     3/11/2003     2/11/2013     N/A    Lock/117_0.0%/3       Yes
41    Pine Meadow Apartments            2/11/2003     1/11/2008     N/A     Lock/57_0.0%/3       Yes
46    Timberlake Apartments             12/1/2002     11/1/2012     N/A    Lock/117_0.0%/3       Yes

                    Servicing                  Contractual
         Yield         and      Engineering     Recurring      LC & TI     Contractual
      Maintenance    Trustee     Reserve at    Replacement    Reserve at    Recurring
#        Spread        Fees     Origination   Reserve/FF&E   Origination      LC&TI
---   -----------   ---------   -----------   ------------   -----------   -----------
 8        N/A        0.0521%           N/A       $28,800            N/A          N/A
 9        N/A        0.0621%      $ 32,371       $52,668       $119,912     $447,000
41        N/A        0.0421%      $ 41,938       $51,000            N/A          N/A
46        N/A        0.0521%      $100,000           N/A            N/A          N/A

                                                                Initial     Initial
                                        Tax &      Initial       Other        Debt      Initial     Letter
                                      Insurance     Other       Reserve     Service   Replacement     of
#               Loan Name              Escrows     Reserve    Description   Reserve     Reserve     Credit
---   -----------------------------   ---------   --------   ------------   -------   -----------   ------
 8    800 Jefferson Street               Both     $110,231    Payment of      N/A        $2,400       N/A
                                                             tax liens or
                                                             satisfaction
                                                               thereof.
 9    Michigan Equities U Portfolio      Both          N/A        N/A         N/A           N/A       N/A
41    Pine Meadow Apartments             Both          N/A        N/A         N/A           N/A       N/A
46    Timberlake Apartments              Both          N/A        N/A         N/A           N/A       N/A

       Letter of                Earnout     Additional   Additional    Additional
         Credit     Earnout     Reserve     Collateral   Collateral    Collateral   Description
#     Description   Reserve   Description     Amount     Event Date   Description   of Lock Box
---   -----------   -------   -----------   ----------   ----------   -----------   -----------
 8        N/A         N/A         N/A           N/A          N/A          N/A           Hard



 9        N/A         N/A         N/A           N/A          N/A          N/A         Modified
41        N/A         N/A         N/A           N/A          N/A          N/A        Springing
46        N/A         N/A         N/A           N/A          N/A          N/A           N/A


                                     C-2-2

                                   EXHIBIT C-3

        LIST OF POOLED MORTGAGE LOANS COVERED BY ENVIRONMENTAL INSURANCE

                      [See attached list of Mortgage Loans]


                                     C-3-1

#     Crossed               Loan Name                              Address                      City
---   -------   ---------------------------------   ------------------------------------   ----------------
 37             365 Broadway                        365 Broadway                               New York
 50             Symmes Gate Station                 9666 East Kemper Road                      Loveland
 52             Northeast Medical Arts Center       2801 North Decatur Road                    Decatur
 69             Gold Star Mobile Estates            2120 South Santa Fe Avenue                 Visalia
 79             Old Town Station Shopping Center    401 Clovis Avenue                           Clovis
 80             Ellsworth Square Apartments         2800-2846 Fisher Road NE                    Salem
 82             2575 Grand Canal Boulevard          2575 Grand Canal Boulevard                 Stockton
 83             CVS - Indianapolis, IN              7202 Michigan Road                       Indianapolis
 92             Wilcox Apartments                   305 South Main Street                     Middletown
 93             Greenwood Apartments                909-919 Greenwood Avenue                   Atlanta
 94             Midtown Estates                     908 South Main Street                      Elkhart
 95             Knollwood Townhouse Apartments      1721 Maple Avenue                         Rapid City
 96             Seven Wells Street                  7 Wells Street                         Saratoga Springs
 98             Lincoln Broadway Building           1456-1460 Lincoln & 723-729 Broadway     Santa Monica
 99             Anoka Acres Mobile Home Community   2904 South US Highway 35                  Logansport
100             4210 Lake Avenue Townhouses         4210 Lake Avenue                          Wilmington
101             Biarritz Drive Apartments           960 Biarritz Drive                       Miami Beach

                                     Original    Cut-off Date                  Interest
               Zip      Mortgage     Principal    Principal      Maturity/ARD    Only
#     State    Code   Loan Seller     Balance     Balance(1)      Balance(2)    Period
---   -----   -----   -----------   ----------   ------------   -------------  --------
 37     NY    10013     Column      $7,000,000    $6,979,307     $5,950,354        0
 50     OH    45140     KeyBank     $4,950,000    $4,946,287     $4,244,692        0
 52     GA    30033     Column      $4,800,000    $4,786,911     $4,129,462        0
 69     CA    93292     Column      $3,175,000    $3,160,208     $2,850,365        0
 79     CA    93612     Column      $2,510,000    $2,494,567     $2,299,467        0
 80     OR    97305     Column      $2,325,000    $2,316,139     $1,974,273        0
 82     CA    95207     Column      $2,250,000    $2,243,194     $1,747,355        0
 83     IN    46268     KeyBank     $2,219,750    $2,214,866     $1,876,720        0
 92     CT    06457     KeyBank     $1,826,000    $1,801,813     $1,622,254        0
 93     GA    30306     Column      $1,625,000    $1,619,666     $1,407,848        0
 94     IN    46516     Column      $1,610,000    $1,603,207     $1,255,088        0
 95     SD    57701     Column      $1,600,000    $1,590,159     $1,069,004        0
 96     NY    12866     Column      $1,525,000    $1,514,904     $1,198,670        0
 98     CA    90401     Column      $1,500,000    $1,491,585     $1,163,255        0
 99     IN    46947     Column      $1,280,000    $1,271,401     $1,105,563        0
100     NC    28403     Column      $  960,000    $  957,162     $  816,049        0
101     FL    33141     Column      $  500,000    $  498,213     $  469,860        0

                                            Original       Remaining      Original     Remaining
                                          Amortization   Amortization     Term to       Term to
#                 Loan Name                   Term           Term       Maturity(2)   Maturity(2)
---   ---------------------------------   ------------   ------------   -----------   -----------
 37   365 Broadway                             360            357           120           117
 50   Symmes Gate Station                      360            359           120           119
 52   Northeast Medical Arts Center            360            357           120           117
 69   Gold Star Mobile Estates                 300            297            60            57
 79   Old Town Station Shopping Center         300            295            60            55

 80   Ellsworth Square Apartments              360            356           120           116
 82   2575 Grand Canal Boulevard               300            298           120           118
 83   CVS - Indianapolis, IN                   360            358           120           118
 92   Wilcox Apartments                        360            340           120           100
 93   Greenwood Apartments                     360            356           120           116
 94   Midtown Estates                          300            297           120           117
 95   Knollwood Townhouse Apartments           240            237           120           117
 96   Seven Wells Street                       300            295           120           115
 98   Lincoln Broadway Building                300            296           120           116
 99   Anoka Acres Mobile Home Community        300            295            84            79
100   4210 Lake Avenue Townhouses              360            357           120           117
101   Biarritz Drive Apartments                360            356            60            56

                   Interest
      Mortgage   Calculation                First                                Prepayment
      Interest    (30/360 /    Monthly     Payment     Maturity               Provision as of
#       Rate     Actual/360)   Payment      Date         Date       ARD(8)    Origination(9)
---   --------   -----------   -------   ----------   ----------   --------   ---------------
 37    6.080%     Actual/360   $42,329    2/11/2003    1/11/2013      N/A     Lock/117_0.0%/3
 50    6.370%     Actual/360   $30,865     4/1/2003     3/1/2033   3/1/2013   Lock/116_0.0%/4
 52    6.500%     Actual/360   $30,339    2/11/2003    1/11/2013      N/A     Lock/117_0.0%/3
 69    5.550%     Actual/360   $19,592    2/11/2003    1/11/2008      N/A      Lock/54_0.0%/6
 79    6.900%     Actual/360   $17,580   12/11/2002   11/11/2007      N/A        Lock/41_YM1/
                                                                                    16_0.0%/3
 80    6.040%     Actual/360   $13,999    1/11/2003   12/11/2012      N/A     Lock/114_0.0%/6
 82    6.090%     Actual/360   $14,621    3/11/2003    2/11/2013      N/A     Lock/114_0.0%/6
 83    5.900%     Actual/360   $13,166     3/1/2003     2/1/2033   2/1/2013   Lock/116_0.0%/4
 92    7.730%     Actual/360   $13,056     9/1/2001     8/1/2011      N/A     Lock/117_0.0%/3
 93    6.750%     Actual/360   $10,540    1/11/2003   12/11/2012      N/A     Lock/114_0.0%/6
 94    6.200%     Actual/360   $10,571    2/11/2003    1/11/2013      N/A     Lock/114_0.0%/6
 95    6.500%     Actual/360   $11,929    2/11/2003    1/11/2013      N/A     Lock/114_0.0%/6
 96    6.450%     Actual/360   $10,249   12/11/2002   11/11/2012      N/A     Lock/114_0.0%/6
 98    6.040%     Actual/360   $ 9,701    1/11/2003   12/11/2012      N/A     Lock/114_0.0%/6
 99    6.360%     Actual/360   $ 8,531   12/11/2002   11/11/2009      N/A      Lock/78_0.0%/6
100    6.080%     Actual/360   $ 5,805    2/11/2003    1/11/2013      N/A     Lock/114_0.0%/6
101    6.350%     Actual/360   $ 3,111    1/11/2003   12/11/2007      N/A      Lock/54_0.0%/6


                                      C-3-2

                                                                     Servicing
                                                          Yield         and      Engineering
                                          Defeasance   Maintenance    Trustee     Reserve at
#                 Loan Name               Option(10)      Spread        Fees     Origination
---   ---------------------------------   ----------   -----------   ---------   -----------
 37   365 Broadway                            Yes          N/A        0.0421%      $ 4,500
 50   Symmes Gate Station                     Yes          N/A        0.0521%          N/A
 52   Northeast Medical Arts Center           Yes          N/A        0.0421%          N/A
 69   Gold Star Mobile Estates                Yes          N/A        0.0421%      $ 3,125
 79   Old Town Station Shopping Center        No          T-Flat      0.0421%          N/A
 80   Ellsworth Square Apartments             Yes          N/A        0.0421%      $ 1,000
 82   2575 Grand Canal Boulevard              Yes          N/A        0.0421%          N/A
 83   CVS - Indianapolis, IN                  Yes          N/A        0.0521%          N/A
 92   Wilcox Apartments                       Yes          N/A        0.0521%      $13,125
 93   Greenwood Apartments                    Yes          N/A        0.0421%      $77,865
 94   Midtown Estates                         Yes          N/A        0.0421%      $12,000
 95   Knollwood Townhouse Apartments          Yes          N/A        0.0421%      $68,287
 96   Seven Wells Street                      Yes          N/A        0.0421%      $19,531
 98   Lincoln Broadway Building               Yes          N/A        0.0421%          N/A
 99   Anoka Acres Mobile Home Community       Yes          N/A        0.0421%      $19,312
100   4210 Lake Avenue Townhouses             Yes          N/A        0.0421%          N/A
101   Biarritz Drive Apartments               Yes          N/A        0.0421%          N/A

      Contractual
        Recurring      LC & TI     Contractual     Tax &     Initial   Initial Other   Initial Debt
       Replacement    Reserve at    Recurring    Insurance    Other       Reserve         Service
#     Reserve/FF&E   Origination      LC&TI       Escrows    Reserve    Description       Reserve
---   ------------   -----------   -----------   ---------   -------   -------------   ------------
 37      $13,308       $360,000          N/A        Both       N/A          N/A             N/A
 50      $ 5,118            N/A          N/A        Both       N/A          N/A             N/A
 52      $ 7,696            N/A      $71,973        Both       N/A          N/A             N/A
 69      $ 9,150            N/A          N/A        Both       N/A          N/A             N/A
 79          N/A            N/A          N/A        Both       N/A          N/A             N/A
 80      $18,000            N/A          N/A        Both       N/A          N/A             N/A
 82          N/A            N/A          N/A        Both       N/A          N/A             N/A
 83      $ 1,519            N/A          N/A        Tax        N/A          N/A             N/A
 92      $20,256            N/A          N/A        Both       N/A          N/A             N/A
 93      $11,000            N/A          N/A        Both       N/A          N/A             N/A
 94      $27,250            N/A          N/A        Both       N/A          N/A             N/A
 95      $17,250            N/A          N/A        Both       N/A          N/A             N/A
 96          N/A       $ 40,000          N/A        Both       N/A          N/A             N/A
 98          N/A            N/A          N/A        Both       N/A          N/A             N/A
 99      $ 4,100            N/A          N/A        Both       N/A          N/A             N/A
100      $ 6,000            N/A          N/A        Both       N/A          N/A             N/A
101      $ 3,500            N/A          N/A        Both       N/A          N/A             N/A

                                            Initial
                                          Replacement   Letter of
#                 Loan Name                 Reserve       Credit            Letter of Credit Description
---   ---------------------------------   -----------   ---------   --------------------------------------------
 37   365 Broadway                              N/A           N/A                        N/A
 50   Symmes Gate Station                    $  427      $500,000     Release upon: 1) Leasing of no less than
                                                                    3,000 sf with minimum term of 3 yrs., rental
                                                                        rate of $13.00 psf, and tenant is in
                                                                               occupancy paying rent
 52   Northeast Medical Arts Center             N/A           N/A                        N/A




 69   Gold Star Mobile Estates                  N/A           N/A                        N/A
 79   Old Town Station Shopping Center          N/A           N/A                        N/A
 80   Ellsworth Square Apartments               N/A           N/A                        N/A
 82   2575 Grand Canal Boulevard                N/A           N/A                        N/A



 83   CVS - Indianapolis, IN                 $  127           N/A                        N/A
 92   Wilcox Apartments                      $1,688           N/A                        N/A
 93   Greenwood Apartments                      N/A           N/A                        N/A
 94   Midtown Estates                           N/A           N/A                        N/A
 95   Knollwood Townhouse Apartments            N/A           N/A                        N/A
 96   Seven Wells Street                        N/A           N/A                        N/A
 98   Lincoln Broadway Building                 N/A           N/A                        N/A
 99   Anoka Acres Mobile Home Community         N/A           N/A                        N/A
100   4210 Lake Avenue Townhouses               N/A           N/A                        N/A
101   Biarritz Drive Apartments                 N/A           N/A                        N/A

                                                                 Additional
       Earnout                                                   Collateral
#      Reserve             Earnout Reserve Description             Amount
---   --------   ---------------------------------------------   ----------
 37      N/A                          N/A                              N/A
 50      N/A                          N/A                         $500,000



 52   $200,000    Release upon: 1) No Default, 2) Atlanta Knee    $200,000
                 and Sports Medicine has occupied space and is
                  paying rent, 3) Grattan D. Woodson, M.D. has
                    accepted additional 614 SF and commenced
                                  paying rent
 69      N/A                          N/A                              N/A
 79      N/A                          N/A                              N/A
 80      N/A                          N/A                              N/A
 82   $165,000   Release upon: 1) Occupancy of 90%, 2) DSCR of    $165,000
                      1.25, 3) Interplan, Consumer Credit
                    Counseling Center and Pacific Bell renew
                                     leases
 83      N/A                          N/A                              N/A
 92      N/A                          N/A                              N/A
 93      N/A                          N/A                              N/A
 94      N/A                          N/A                              N/A
 95      N/A                          N/A                              N/A
 96      N/A                          N/A                              N/A
 98      N/A                          N/A                              N/A
 99      N/A                          N/A                              N/A
100      N/A                          N/A                              N/A
101      N/A                          N/A                              N/A


                                      C-3-3

#                    Loan Name                         Additional Collateral Event Date
---   ---------------------------------   -------------------------------------------------------
 37   365 Broadway                                                     N/A
 50   Symmes Gate Station                                           2/20/2004


 52   Northeast Medical Arts Center                                 7/13/2003



 69   Gold Star Mobile Estates                                         N/A
 79   Old Town Station Shopping Center                                 N/A
 80   Ellsworth Square Apartments                                      N/A
 82   2575 Grand Canal Boulevard                Lease expiration of Tenants: Consumer Credit
                                          Counseling, Interplan Corp., and Pacific Bell Directory
                                                                  in 2004
 83   CVS - Indianapolis, IN                                           N/A
 92   Wilcox Apartments                                                N/A
 93   Greenwood Apartments                                             N/A
 94   Midtown Estates                                                  N/A
 95   Knollwood Townhouse Apartments                                   N/A
 96   Seven Wells Street                                               N/A
 98   Lincoln Broadway Building                                        N/A
 99   Anoka Acres Mobile Home Community                                N/A
100   4210 Lake Avenue Townhouses                                      N/A
101   Biarritz Drive Apartments                                        N/A

                                                                                   Description
                                                                        Existing   of Existing   Description
                                                                       Secondary    Secondary      of Lock
#                    Additional Collateral Description                 Financing    Financing        Box
---   --------------------------------------------------------------   ---------   -----------   -----------
 37                                N/A                                    N/A          N/A        Springing
 50   Release upon: 1) Leasing of no less than 3,000 sf with minimum      N/A          N/A        Springing
       term of 3 yrs., rental rate of $13.00 psf, and tenant is in occupancy paying rent
 52      Release upon: 1) No Default, 2) Atlanta Knee and Sports          N/A          N/A           N/A
      Medicine has occupied space and is paying rent, 3) Grattan D.
        Woodson, M.D. has accepted additional 614 SF and commenced paying rent
 69                                N/A                                    N/A          N/A           N/A
 79                                N/A                                    N/A          N/A           N/A
 80                                N/A                                    N/A          N/A           N/A
 82       Release upon: 1) Occupancy of 90%, 2) DSCR of 1.25, 3)          N/A          N/A           N/A
      Interplan, Consumer Credit Counseling Center and Pacific Bell
                               renew leases
 83                                N/A                                    N/A          N/A          Hard
 92                                N/A                                    N/A          N/A           N/A
 93                                N/A                                    N/A          N/A           N/A
 94                                N/A                                    N/A          N/A           N/A
 95                                N/A                                    N/A          N/A           N/A
 96                                N/A                                    N/A          N/A           N/A
 98                                N/A                                    N/A          N/A           N/A
 99                                N/A                                    N/A          N/A           N/A
100                                N/A                                    N/A          N/A           N/A
101                                N/A                                    N/A          N/A           N/A


                                      C-3-4

                                   EXHIBIT D-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE

                                     [Date]

Wells Fargo Bank Minnesota, N.A.
751 Kasota Avenue, Suite MDC
Minneapolis, MN 55414
Attention: Mortgage Document Custody (CMBS)

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CK2

          In connection with the administration of the Mortgage Files held by or on behalf of you as trustee under that certain pooling and servicing agreement, dated as of April 11, 2003 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a KeyBank Real Estate Capital, as master servicer and special servicer (in such capacities, the "Master Servicer" and "Special Servicer", respectively), and you, as trustee (in such capacity, the "Trustee"), the undersigned as Master Servicer hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described [Pooled] Mortgage Loan for the reason indicated below.

Property Name:

Address:

Prospectus No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting Mortgage File (or portion thereof):

______ 1. [Pooled] Mortgage Loan paid in full. The undersigned hereby certifies that all amounts received in connection with the [Pooled] Mortgage Loan that are required to be credited to the Collection Account or, if applicable, the GLCTML Custodial Account or an A/B Loan Pair Custodial Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

______    2. Other. (Describe) _________________________________________________
          ______________________________________________________________________

          The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the [Pooled] Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.


                                      D-1-1

          Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                                       -------------------------
                                                       as  Master Servicer


                                                       By:
                                                           ---------------------
                                                       Name:
                                                       Title:


                                      D-1-2

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE

                                     [Date]

Wells Fargo Bank Minnesota, N.A.
751 Kasota Avenue, Suite MDC
Minneapolis, MN 55414
Attention: Mortgage Document Custody (CMBS)

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CK2

          In connection with the administration of the Mortgage Files held by or on behalf of you as trustee under that certain pooling and servicing agreement, dated as of April 11, 2003 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a KeyBank Real Estate Capital, as master servicer and special servicer (in such capacities, the "Master Servicer" and "Special Servicer", respectively), and you, as trustee (in such capacity, the "Trustee"), the undersigned as Special Servicer hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described [Pooled] Mortgage Loan for the reason indicated below.

Property Name:

Address:

Prospectus No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting Mortgage File (or portion thereof):

______    1. The [Pooled] Mortgage Loan is being foreclosed.

______    2. Other. (Describe) _________________________________________________
          ______________________________________________________________________

          The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the [Pooled] Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.


                                      D-2-1

          Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                                       -------------------------
                                                       as Special Servicer


                                                       By:
                                                           ---------------------
                                                       Name:
                                                       Title:


                                      D-2-2

                                   EXHIBIT E-1

                             FORM OF TRUSTEE REPORT

                              [See Attached Report]


                                      E-1-1

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                        Credit Suisse First Boston Mortgage Securities Corp.           CTSLink Customer Service
       FARGO                           Commercial Mortgage Pass-Through Certificates                   (301) 815-6600
                                                    Series 2003-CK2                         Reports Available on the World Wide Web
Wells Fargo Bank Minnesota, N.A.                                                                  @ www.ctslink.com/cmbs
Corporate Trust Services                                                                   -----------------------------------------
9062 Old Annapolis Road                                                                             Payment Date: 05/16/2003
Columbia, MD 21045-1951                                                                             Record Date:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                           DISTRIBUTION DATE STATEMENT

                                Table of Contents

--------------------------------------------------------------------------------
STATEMENT SECTIONS                                                       PAGE(s)
------------------                                                       -------
Certificate Distribution Detail                                             2
Certificate Factor Detail                                                   3
Reconciliation Detail                                                       4
Other Required Information                                                  5
Cash Reconciliation                                                         6
Ratings Detail                                                              7
Current Mortgage Loan and Property Stratification
   Tables                                                                 8-10
Mortgage Loan Detail                                                       11
Principal Prepayment Detail                                                12
Historical Detail                                                          13
Delinquency Loan Detail                                                    14
Specially Serviced Loan Detail                                           15-16
Modified Loan Detail                                                       17
Liquidated Loan Detail                                                     18
--------------------------------------------------------------------------------

             Depositor                              Master Servicer                            Special Servicer
-----------------------------------   -----------------------------------------   -----------------------------------------
Credit Suisse First Boston Mortgage   KeyCorp Real Estate Capital Markets, Inc.   KeyCorp Real Estate Capital Markets, Inc.
Securities Corp.                      d/b/a Key Commercial Mortgage               d/b/a Key Commercial Mortgage
11 Madison Avenue, 5th Floor          911 Main Street, Suite 1500                 911 Main Street, Suite 1500
New York, NY 10010                    Kansas City, MO 64105                       Kansas City, MO 64105

Contact: General Information Number   Contact: Marty O'Conner                     Contact: Marty O'Conner
Phone Number: (212) 325-2000          Phone Number: (816)221-8800                 Phone Number: (816)221-8800
-----------------------------------   -----------------------------------------   -----------------------------------------

This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressely disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

------------------------------------------------------------------------------------------------------------------------------------

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                        Page 1 of 18


                                      E-1-1

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                        Credit Suisse First Boston Mortgage Securities Corp.           CTSLink Customer Service
       FARGO                           Commercial Mortgage Pass-Through Certificates                   (301) 815-6600
                                                    Series 2003-CK2                         Reports Available on the World Wide Web
Wells Fargo Bank Minnesota, N.A.                                                                  @ www.ctslink.com/cmbs
Corporate Trust Services                                                                   -----------------------------------------
9062 Old Annapolis Road                                                                             Payment Date: 05/16/2003
Columbia, MD 21045-1951                                                                             Record Date:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                                 Certificate Distribution Detail

-----------------------------------------------------------------------------------------------
                 Pass-Through   Original   Beginning     Principal      Interest     Prepayment
 Class   CUSIP       Rate        Balance    Balance    Distribution   Distribution     Premium
-----------------------------------------------------------------------------------------------
  A-1              0.000000%      0.00        0.00         0.00           0.00          0.00
  A-2              0.000000%      0.00        0.00         0.00           0.00          0.00
  A-3              0.000000%      0.00        0.00         0.00           0.00          0.00
  A-4              0.000000%      0.00        0.00         0.00           0.00          0.00
   B               0.000000%      0.00        0.00         0.00           0.00          0.00
   C               0.000000%      0.00        0.00         0.00           0.00          0.00
   D               0.000000%      0.00        0.00         0.00           0.00          0.00
   E               0.000000%      0.00        0.00         0.00           0.00          0.00
   F               0.000000%      0.00        0.00         0.00           0.00          0.00
   G               0.000000%      0.00        0.00         0.00           0.00          0.00
   H               0.000000%      0.00        0.00         0.00           0.00          0.00
   J               0.000000%      0.00        0.00         0.00           0.00          0.00
   K               0.000000%      0.00        0.00         0.00           0.00          0.00
   L               0.000000%      0.00        0.00         0.00           0.00          0.00
   M               0.000000%      0.00        0.00         0.00           0.00          0.00
   N               0.000000%      0.00        0.00         0.00           0.00          0.00
   O               0.000000%      0.00        0.00         0.00           0.00          0.00
   P               0.000000%      0.00        0.00         0.00           0.00          0.00
  GLC              0.000000%      0.00        0.00         0.00           0.00          0.00
 RCKB              0.000000%      0.00        0.00         0.00           0.00          0.00
   R               0.000000%      0.00        0.00         0.00           0.00          0.00
  V-1              0.000000%      0.00        0.00         0.00           0.00          0.00
  V-2              0.000000%      0.00        0.00         0.00           0.00          0.00
  V-3              0.000000%      0.00        0.00         0.00           0.00          0.00
  V-4              0.000000%      0.00        0.00         0.00           0.00          0.00
-----------------------------------------------------------------------------------------------
Totals                            0.00        0.00         0.00           0.00          0.00
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------
          Realized Loss/                               Current
        Additional Trust       Total       Ending   Subordination
Class     Fund Expenses    Distribution   Balance       Level
-----------------------------------------------------------------
  A-1         0.00             0.00         0.00         0.00
  A-2         0.00             0.00         0.00         0.00
  A-3         0.00             0.00         0.00         0.00
  A-4         0.00             0.00         0.00         0.00
   B          0.00             0.00         0.00         0.00
   C          0.00             0.00         0.00         0.00
   D          0.00             0.00         0.00         0.00
   E          0.00             0.00         0.00         0.00
   F          0.00             0.00         0.00         0.00
   G          0.00             0.00         0.00         0.00
   H          0.00             0.00         0.00         0.00
   J          0.00             0.00         0.00         0.00
   K          0.00             0.00         0.00         0.00
   L          0.00             0.00         0.00         0.00
   M          0.00             0.00         0.00         0.00
   N          0.00             0.00         0.00         0.00
   O          0.00             0.00         0.00         0.00
   P          0.00             0.00         0.00         0.00
  GLC         0.00             0.00         0.00         0.00
 RCKB         0.00             0.00         0.00         0.00
   R          0.00             0.00         0.00         0.00
  V-1         0.00             0.00         0.00         0.00
  V-2         0.00             0.00         0.00         0.00
  V-3         0.00             0.00         0.00         0.00
  V-4         0.00             0.00         0.00         0.00
-----------------------------------------------------------------
Totals        0.00             0.00         0.00         0.00
-----------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                Original   Beginning                                               Ending
                 Pass-Through   Notional   Notional      Interest     Prepayment       Total      Notional
 Class   CUSIP      Rate         Amount     Amount     Distribution     Premium    Distribution    Amount
----------------------------------------------------------------------------------------------------------
  A-X              0.000000       0.00        0.00           0.00         0.00           0.00       0.00
 A-SP              0.000000       0.00        0.00           0.00         0.00           0.00       0.00
----------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                        Page 2 of 18


                                      E-1-2

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                        Credit Suisse First Boston Mortgage Securities Corp.           CTSLink Customer Service
       FARGO                           Commercial Mortgage Pass-Through Certificates                   (301) 815-6600
                                                    Series 2003-CK2                         Reports Available on the World Wide Web
Wells Fargo Bank Minnesota, N.A.                                                                  @ www.ctslink.com/cmbs
Corporate Trust Services                                                                   -----------------------------------------
9062 Old Annapolis Road                                                                             Payment Date: 05/16/2003
Columbia, MD 21045-1951                                                                             Record Date:  04/30/2003

------------------------------------------------------------------------------------------------------------------------------------

                                       Certificate Factor Detail

------------------------------------------------------------------------------------------------------
                                                                          Realized Loss/
                  Beginning     Principal      Interest     Prepayment   Additional Trust     Ending
 Class   CUSIP     Balance    Distribution   Distribution     Premium      Fund Expenses      Balance
------------------------------------------------------------------------------------------------------
  A-1            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  A-2            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  A-3            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  A-4            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
   B             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
   C             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
   D             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
   E             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
   F             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
   G             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
   H             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
   J             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
   K             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
   L             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
   M             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
   N             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
   O             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
   P             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  GLC            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 RCKB            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
   R             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  V-1            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  V-2            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  V-3            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  V-4            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------
                  Beginning                                  Ending
                  Notional      Interest     Prepayment     Notional
 Class   CUSIP     Amount     Distribution     Premium       Amount
--------------------------------------------------------------------
  A-X            0.00000000    0.00000000    0.00000000   0.00000000
 A-SP            0.00000000    0.00000000    0.00000000   0.00000000
--------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                        Page 3 of 18


                                      E-1-3

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                        Credit Suisse First Boston Mortgage Securities Corp.            CTSLink Customer Service
       FARGO                           Commercial Mortgage Pass-Through Certificates                   (301) 815-6600
                                                    Series 2003-CK2                         Reports Available on the World Wide Web
Wells Fargo Bank Minnesota, N.A.                                                                  @ www.ctslink.com/cmbs
Corporate Trust Services                                                                   -----------------------------------------
9062 Old Annapolis Road                                                                            Payment Date: 05/16/2003
Columbia, MD 21045-1951                                                                            Record Date:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                                                     Reconciliation Detail

             Advance Summary                                                 Master Servicing Fee Summary

P & I Advances Outstanding                 0.00               Current Period Accrued Master Servicing Fees                 0.00
Servicing Advances Outstanding             0.00               Less Master Servicing Fees on Delinquent Payments            0.00

Reimbursements for Interest on P&I         0.00               Less Reductions to Master Servicing Fees                     0.00
Advances paid from general collections                        Plus Master Servicing Fees on Delinquent Payments Received   0.00

Reimbursements for Interest on Servicing   0.00               Plus Adjustments for Prior Master Servicing Calculation      0.00
Advances paid from general collections                        Total Master Servicing Fees Collected                        0.00

Certificate Interest Reconciliation

----------------------------------------------------------------------------------------------------------------------------------
                       Uncovered                     Certificate     Unpaid       Optimal
          Accrued     Prepayment                       Deferred     Interest     Interest      Interest                  Appraisal
        Certificate    Interest    Indemnification     Interest    Shortfall   Distribution   Shortfall     Interest     Reduction
Class     Interest     Shortfall       Expenses         Amount       Amount       Amount        Amount    Distribution     Amount
----------------------------------------------------------------------------------------------------------------------------------
 A-1
 A-2
 A-3
 A-4
 A-X
A-SP
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
  P
 GLC
RCKB
----------------------------------------------------------------------------------------------------------------------------------
Total
----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                        Page 4 of 18


                                      E-1-4

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                        Credit Suisse First Boston Mortgage Securities Corp.            CTSLink Customer Service
       FARGO                           Commercial Mortgage Pass-Through Certificates                   (301) 815-6600
                                                    Series 2003-CK2                         Reports Available on the World Wide Web
Wells Fargo Bank Minnesota, N.A.                                                                  @ www.ctslink.com/cmbs
Corporate Trust Services                                                                   -----------------------------------------
9062 Old Annapolis Road                                                                            Payment Date: 05/16/2003
Columbia, MD 21045-1951                                                                            Record Date:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                                             Other Required Information

-------------------------------------------------------------------------------------------------------------------
                                                                      Appraisal Reduction Amount
                                                                      ---------------------------------------------
Available Distribution Amount                 0.00                             Appraisal   Cumulative   Most Recent
                                                                       Loan    Reduction      ASER        App. Red.
                                                                      Number    Effected     Amount         Date
                                                                      ---------------------------------------------

Aggregate Number of Outstanding Loans            0
Aggregate Unpaid Principal Balance of Loans   0.00
Aggregate Stated Principal Balance of Loans   0.00

Aggregate Amount of Servicing Fee             0.00
Aggregate Amount of Primary Servicing Fee     0.00
Aggregate Amount of Special Servicing Fee     0.00
Aggregate Amount of Trustee Fee               0.00
Aggregate Stand-by Fee                        0.00
Aggregate Trust Fund Expenses                 0.00
                                                                      ---------------------------------------------
                                                                       Total
                                                                      ---------------------------------------------
Specially Serviced Loans not Delinquent
   Number of Outstanding Loans                   0
   Aggregate Unpaid Principal Balance         0.00

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                        Page 5 of 18


                                      E-1-5

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                        Credit Suisse First Boston Mortgage Securities Corp.            CTSLink Customer Service
       FARGO                           Commercial Mortgage Pass-Through Certificates                   (301) 815-6600
                                                    Series 2003-CK2                         Reports Available on the World Wide Web
Wells Fargo Bank Minnesota, N.A.                                                                  @ www.ctslink.com/cmbs
Corporate Trust Services                                                                   -----------------------------------------
9062 Old Annapolis Road                                                                            Payment Date: 05/16/2003
Columbia, MD 21045-1951                                                                            Record Date:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                           Cash Reconciliation Detail

--------------------------------------------------------------------------------

Total Funds Collected

   Interest:
      Interest paid or advanced                                      0.00
      Interest reductions due to Non-Recoverability Determinations   0.00
      Interest Adjustments                                           0.00
      Deferred Interest                                              0.00
      Net Prepayment Interest Shortfall                              0.00
      Net Prepayment Interest Excess                                 0.00
      Extension Interest                                             0.00
      Interest Reserve Withdrawal                                    0.00
                                                                         -------
         Total Interest Collected                                           0.00

   Principal:
      Scheduled Principal                                            0.00
      Unscheduled Principal                                          0.00
         Principal Prepayments                                       0.00
         Collection of Principal after Maturity Date                 0.00
         Recoveries from Liquidation and Insurance Proceeds          0.00
         Excess of Prior Principal Amounts paid                      0.00
         Curtailments                                                0.00
      Negative Amoritization                                         0.00
      Principal Adjustments                                          0.00
                                                                         -------
         Total Principal Collected                                          0.00

   Other:
      Prepayment Penalties/Yield Maintenance                         0.00
      Repayment Fees                                                 0.00
      Borrower Option Extension Fees                                 0.00
      Equity Payments Received                                       0.00
      Net Swap Counterparty Payments Received                        0.00

         Total Other Collected                                              0.00
                                                                         -------

Total Funds Collected                                                       0.00
                                                                         -------

Total Funds Distributed

   Fees:
      Master Servicing Fee                                           0.00
      Trustee Fee                                                    0.00
      Certificate Administration Fee                                 0.00
      Insurer Fee                                                    0.00
      Miscellaneous Fee                                              0.00
                                                                         -------
         Total Fees                                                         0.00

   Additional Trust Fund Expenses:
      Reimbursement for Interest on Advances                         0.00
      ASER Amount                                                    0.00
      Special Servicing Fee                                          0.00
      Reduction of funds due to Non-Recoverability Determinations    0.00
      Rating Agency Expenses                                         0.00
      Attorney Fees & Expenses                                       0.00
      Bankruptcy Expense                                             0.00
      Taxes Imposed on Trust Fund                                    0.00
      Non-Recoverable Advances                                       0.00
      Other Expenses                                                 0.00
                                                                         -------
         Total Additional Trust Fund Expenses                               0.00

   Interest Reserve Deposit                                                 0.00

   Payment to Certificateholders & Others:
      Interest Distribution                                          0.00
      Principal Distribution                                         0.00
      Prepayment Penalties/Yield Maintenance                         0.00
      Borrower Option Extension Fees                                 0.00
      Equity Payments Paid                                           0.00
      Net Swap Counterparty Payments Paid                            0.00

         Total Payments to Cetificateholders & Others                       0.00
                                                                         -------
Total Funds Distributed                                                     0.00
                                                                         -------

--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                        Page 6 of 18


                                      E-1-6

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                        Credit Suisse First Boston Mortgage Securities Corp.            CTSLink Customer Service
       FARGO                           Commercial Mortgage Pass-Through Certificates                   (301) 815-6600
                                                    Series 2003-CK2                         Reports Available on the World Wide Web
Wells Fargo Bank Minnesota, N.A.                                                                  @ www.ctslink.com/cmbs
Corporate Trust Services                                                                   -----------------------------------------
9062 Old Annapolis Road                                                                            Payment Date: 05/16/2003
Columbia, MD 21045-1951                                                                            Record Date:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                                 Ratings Detail

-----------------------------------------------------------------
                    Original Ratings         Current Ratings(1)
                -----------------------   -----------------------
Class   CUSIP   Fitch   Moody's   S & P   Fitch   Moody's   S & P
-----------------------------------------------------------------
 A-1
 A-2
 A-3
 A-4
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
  P
 GLC
RCKB
-----------------------------------------------------------------

NR - Designates that the class was not rated by the above agency at the time of original issuance.

X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

N/A - Data not available this period.

1)For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                Moody's Investors Service    Standard & Poor's Rating Services
One State Street Plaza     99 Church Street             55 Water Street
New York, New York 10004   New York, New York 10007     New York, New York  10041
(212)908-0500              (212)553-0300                (212)438-2430

------------------------------------------------------------------------------------------------------------------------------------

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                        Page 7 of 18


                                      E-1-7

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                        Credit Suisse First Boston Mortgage Securities Corp.            CTSLink Customer Service
       FARGO                           Commercial Mortgage Pass-Through Certificates                   (301) 815-6600
                                                    Series 2003-CK2                         Reports Available on the World Wide Web
Wells Fargo Bank Minnesota, N.A.                                                                  @ www.ctslink.com/cmbs
Corporate Trust Services                                                                   -----------------------------------------
9062 Old Annapolis Road                                                                            Payment Date: 05/16/2003
Columbia, MD 21045-1951                                                                            Record Date:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

            Current Mortgage Loan and Property Stratification Tables

                        Scheduled Balance
--------------------------------------------------------------
                                % of
Scheduled   # of    Scheduled   Agg.   WAM          Weighted
 Balance    loans    Balance    Bal.   (2)   WAC   Avg DSCR(1)
--------------------------------------------------------------










--------------------------------------------------------------
Totals
--------------------------------------------------------------

                            State (3)
------------------------------------------------------------
                              % of
         # of     Scheduled   Agg.   WAM          Weighted
State    Props.    Balance    Bal.   (2)   WAC   Avg DSCR(1)
------------------------------------------------------------










------------------------------------------------------------
Totals
------------------------------------------------------------

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                        Page 8 of 18


                                      E-1-8

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                        Credit Suisse First Boston Mortgage Securities Corp.            CTSLink Customer Service
       FARGO                           Commercial Mortgage Pass-Through Certificates                   (301) 815-6600
                                                    Series 2003-CK2                         Reports Available on the World Wide Web
Wells Fargo Bank Minnesota, N.A.                                                                  @ www.ctslink.com/cmbs
Corporate Trust Services                                                                   -----------------------------------------
9062 Old Annapolis Road                                                                            Payment Date: 05/16/2003
Columbia, MD 21045-1951                                                                            Record Date:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

            Current Mortgage Loan and Property Stratification Tables

                   Debt Service Coverage Ratio
-------------------------------------------------------------------
                                     % of
Debt Service     # of    Scheduled   Agg.   WAM          Weighted
Coverage Ratio   loans    Balance    Bal.   (2)   WAC   Avg DSCR(1)
-------------------------------------------------------------------










-------------------------------------------------------------------
Totals
-------------------------------------------------------------------

                         Note Rate
-------------------------------------------------------------------
                             % of
Note     # of    Scheduled   Agg.   WAM          Weighted
Rate     loans    Balance    Bal.   (2)   WAC   Avg DSCR(1)
-------------------------------------------------------------------










-------------------------------------------------------------------
Totals
-------------------------------------------------------------------

                         Property Type(3)
-------------------------------------------------------------------
                                     % of
                # of     Scheduled   Agg.   WAM          Weighted
Property Type   Props.    Balance    Bal.   (2)   WAC   Avg DSCR(1)
-------------------------------------------------------------------










-------------------------------------------------------------------
Totals
-------------------------------------------------------------------

                            Seasoning
-------------------------------------------------------------------
                                 % of
            # of     Scheduled   Agg.   WAM          Weighted
Seasoning   loans.    Balance    Bal.   (2)   WAC   Avg DSCR(1)
-------------------------------------------------------------------










-------------------------------------------------------------------
Totals
-------------------------------------------------------------------

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                        Page 9 of 18


                                      E-1-9

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                        Credit Suisse First Boston Mortgage Securities Corp.            CTSLink Customer Service
       FARGO                           Commercial Mortgage Pass-Through Certificates                   (301) 815-6600
                                                    Series 2003-CK2                         Reports Available on the World Wide Web
Wells Fargo Bank Minnesota, N.A.                                                                  @ www.ctslink.com/cmbs
Corporate Trust Services                                                                   -----------------------------------------
9062 Old Annapolis Road                                                                            Payment Date: 05/16/2003
Columbia, MD 21045-1951                                                                            Record Date:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

            Current Mortgage Loan and Property Stratification Tables

        Anticipated Remaining Term (ARD and Balloon Loans)
--------------------------------------------------------------------------
                                            % of
Anticipated Remaining   # of    Scheduled   Agg.   WAM          Weighted
       Term(2)          loans    Balance    Bal    (2)   WAC   Avg DSCR(1)
--------------------------------------------------------------------------











--------------------------------------------------------------------------
 Totals
--------------------------------------------------------------------------

            Remaining Amortization Term (ARD and Balloon Loans)
---------------------------------------------------------------------------
                                             % of
Remaining Amortization   # of    Scheduled   Agg.   WAM          Weighted
       Term              loans    Balance    Bal    (2)   WAC   Avg DSCR(1)
---------------------------------------------------------------------------










---------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------

             Remaining Stated Term (Fully Amortizing Loans)
----------------------------------------------------------------------
                                       % of
Remaining Stated   # of    Scheduled   Agg.   WAM           Weighted
    Term           loans    Balance    Bal    (2)   WAC   Avg DSCR (1)
----------------------------------------------------------------------










----------------------------------------------------------------------
Totals
----------------------------------------------------------------------

                       Age of Most Recent NOI
-----------------------------------------------------------------
                                   % of
Age of Most    # of    Scheduled   Agg.   WAM          Weighted
Recent NOI     loans    Balance    Bal.   (2)   WAC   Avg DSCR(1)
-----------------------------------------------------------------










-----------------------------------------------------------------
Totals
-----------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most current DSCR provided by the Servicer is used.To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date Balance of the related mortgage loan as disclosed in the offering document.

Note:(i) "Scheduled Balance" has the meaning assigned thereto in the CMSA Standard Information Package.

------------------------------------------------------------------------------------------------------------------------------------

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                       Page 10 of 18


                                     E-1-10

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                        Credit Suisse First Boston Mortgage Securities Corp.            CTSLink Customer Service
       FARGO                           Commercial Mortgage Pass-Through Certificates                   (301) 815-6600
                                                    Series 2003-CK2                         Reports Available on the World Wide Web
Wells Fargo Bank Minnesota, N.A.                                                                  @ www.ctslink.com/cmbs
Corporate Trust Services                                                                   -----------------------------------------
9062 Old Annapolis Road                                                                            Payment Date: 05/16/2003
Columbia, MD 21045-1951                                                                            Record Date:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                              Mortgage Loan Detail

---------------------------------------------------------------------------------------------------------
                                                                          Anticipated               Neg.
 Loan           Property                  Interest   Principal    Gross    Repayment    Maturity   Amort
Number   ODCR   Type(1)    City   State    Payment    Payment    Coupon      Date         Date      (Y/N)
---------------------------------------------------------------------------------------------------------










---------------------------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            Beginning     Ending    Paid   Appraisal   Appraisal    Res.    Mod.
 Loan       Scheduled   Scheduled   Thru   Reduction   Reduction   Strat.   Code
Number      Balance     Balance     Date      Date       Amount      (2)     (3)
--------------------------------------------------------------------------------










--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

(1)  Property Type Code

MF - Multi-Family

RT - Retail

HC - Health Care

IN - Industrial

WH - Warehouse

MH - Mobile Home Park

OF - Office

MU - Mixed Use

LO - Lodging

SS - Self Storage

OT - Other

(2)  Resolution Strategy Code

1 - Modification

2 - Foreclosure

3 - Bankruptcy

4 - Extension

5 - Note Sale

6 - DPO

7 - REO

8 - Resolved

9 - Pending Return to Master Servicer

10 - Deed in Lieu Of Foreclosure

11 - Full Payoff

12 - Reps and Warranties

13 - Other or TBD

(3)  Modification Code

1 - Maturity Date Extension

2 - Authorization Change

3 - Principal Write-off

4 - Combination

------------------------------------------------------------------------------------------------------------------------------------

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                       Page 11 of 18


                                     E-1-11

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                        Credit Suisse First Boston Mortgage Securities Corp.            CTSLink Customer Service
       FARGO                           Commercial Mortgage Pass-Through Certificates                   (301) 815-6600
                                                    Series 2003-CK2                         Reports Available on the World Wide Web
Wells Fargo Bank Minnesota, N.A.                                                                  @ www.ctslink.com/cmbs
Corporate Trust Services                                                                   -----------------------------------------
9062 Old Annapolis Road                                                                            Payment Date: 05/16/2003
Columbia, MD 21045-1951                                                                            Record Date:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                          Principal Prepayment Detail

                                    Principal Prepayment Amount                 Prepayment Penalties
              Offering Document   -------------------------------   ---------------------------------------------
Loan Number    Cross-Reference    Payoff Amount   ________ Amount   Prepayment Premium   Yield Maintenance charge
-----------------------------------------------------------------------------------------------------------------










-----------------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                       Page 12 of 18


                                     E-1-12

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                        Credit Suisse First Boston Mortgage Securities Corp.           CTSLink Customer Service
       FARGO                           Commercial Mortgage Pass-Through Certificates                   (301) 815-6600
                                                    Series 2003-CK2                         Reports Available on the World Wide Web
Wells Fargo Bank Minnesota, N.A.                                                                  @ www.ctslink.com/cmbs
Corporate Trust Services                                                                   -----------------------------------------
9062 Old Annapolis Road                                                                             Payment Date: 05/16/2003
Columbia, MD 21045-1951                                                                             Record Date:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                                        Historical Detail

--------------------------------------------------------------------------------------------------
                                          Delinquencies
--------------------------------------------------------------------------------------------------
Distribution   30-59 Days   60-89 Days   90 Days or More   Foreclosure      REO      Modifications
    Date       # Balance    # Balance       # Balance       # Balance    # Balance     # Balance
--------------------------------------------------------------------------------------------------









--------------------------------------------------------------------------------------------------

------------------------------------------------------------------
                       Prepayments           Rate and Maturities
------------------------------------------------------------------
Distribution   Curtailments     Payoff    Next Weighted Avg.
    Date         # Balance    # Balance     Coupon   Remit     WAM
------------------------------------------------------------------









------------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies.

------------------------------------------------------------------------------------------------------------------------------------

Copyright 2003, Wells Fargo Bank Minnesota, N.A                                                                        Page 13 of 18


                                     E-1-13

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                        Credit Suisse First Boston Mortgage Securities Corp.           CTSLink Customer Service
       FARGO                           Commercial Mortgage Pass-Through Certificates                   (301) 815-6600
                                                    Series 2003-CK2                         Reports Available on the World Wide Web
Wells Fargo Bank Minnesota, N.A.                                                                  @ www.ctslink.com/cmbs
Corporate Trust Services                                                                   -----------------------------------------
9062 Old Annapolis Road                                                                             Payment Date: 05/16/2003
Columbia, MD 21045-1951                                                                             Record Date:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                                 Delinquency Loan Detail

------------------------------------------------------------------------------------------
                  Offering       # of                   Current    Outstanding   Status of
                  Document      Months   Paid Through    P & I        P & I      Mortgage
Loan Number   Cross-Reference   Delinq.     Date        Advances   Advances **   Loan (1)
------------------------------------------------------------------------------------------










------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
              Resolution                                  Current    Outstanding
               Strategy      Servicing     Foreclosure   Servicing    Servicing     Bankruptcy   REO
Loan Number    Code (2)    Transfer Date      Date       Advances     Advances         Date      Date
-----------------------------------------------------------------------------------------------------










-----------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------

(1) Status of Mortgage Loan

A - Payments Not Received But Still in Grace Period

B - Late Payment But Less Than 1 Month Delinquent

0 - Current

1 - One Month Delinquent

2 - Two Months Delinquent

3 - Three or More Months Delinquent

4 - Assumed Scheduled Payment (Performing Matured Loan)

7 - Foreclosure

9 - REO

(2) Resolution Strategy Code

1 - Modification

2 - Foreclosure

3 - Bankruptcy

4 - Extension

5 - Note Sale

6 - DPO

7 - REO

8 - Resolved

9 - Pending Return to Master Servicer

10 - Deed in Lieu of Foreclosure

11 - Full Payoff

12 - Reps and Warranties

13 - Other or TBD

------------------------------------------------------------------------------------------------------------------------------------

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                       Page 14 of 18


                                     E-1-14

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                        Credit Suisse First Boston Mortgage Securities Corp.           CTSLink Customer Service
       FARGO                           Commercial Mortgage Pass-Through Certificates                   (301) 815-6600
                                                    Series 2003-CK2                         Reports Available on the World Wide Web
Wells Fargo Bank Minnesota, N.A.                                                                  @ www.ctslink.com/cmbs
Corporate Trust Services                                                                   -----------------------------------------
9062 Old Annapolis Road                                                                             Payment Date: 05/16/2003
Columbia, MD 21045-1951                                                                             Record Date:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                     Specially Serviced Loan Detail - Part 1

-----------------------------------------------------------------------------------------------
                            Offering      Servicing   Resolution
Distribution    Loan        Document       Transfer    Strategy    Scheduled   Property
    Date       Number   Cross-Reference      Date      Code (1)     Balance    Type (2)   State
-----------------------------------------------------------------------------------------------













-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                                       Net                                        Remaining
Distribution   Interest    Actual   Operating   NOI           Note   Maturity   Amortization
    Date         Rate     Balance     Income    Date   DSCR   Date     Date         Term
-----------------------------------------------------------------------------------------------











-----------------------------------------------------------------------------------------------

(1) Resolution Strategy Code

1 - Modification

2 - Foreclosure

3 - Bankruptcy

4 - Extension

5 - Note Sale

6 - DPO

7 - REO

8 - Resolved

9 - Pending Return to Master Servicer

10 - Deed in Lieu of Foreclosure

11 - Full Payoff

12 - Reps and Warranties

13 - Other or TBD

(2) Property Type Code

MF - Multi-Family

RT - Retail

HC - Health Care

IN - Industrial

WH - Warehouse

MH - Mobile Home Park

OF - Office

MU - Mixed Use

LO - Lodging

SS - Self Storage

OT - Other

------------------------------------------------------------------------------------------------------------------------------------

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                       Page 15 of 18


                                     E-1-15

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                        Credit Suisse First Boston Mortgage Securities Corp.            CTSLink Customer Service
       FARGO                           Commercial Mortgage Pass-Through Certificates                   (301) 815-6600
                                                    Series 2003-CK2                         Reports Available on the World Wide Web
Wells Fargo Bank Minnesota, N.A.                                                                  @ www.ctslink.com/cmbs
Corporate Trust Services                                                                   -----------------------------------------
9062 Old Annapolis Road                                                                            Payment Date: 05/16/2003
Columbia, MD 21045-1951                                                                            Record Date:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                                            Specially Serviced Loan Detail - Part 2

--------------------------------------------------------------------------------------------------------------------------------
                            Offering      Resolution      Site
Distribution    Loan        Document       Strategy    Inspection   Phase 1   Appraisal   Appraisal       Other REO
    Date       Number   Cross-Reference     Code(1)       Date        Date       Date       Value     Property Revenue   Comment
--------------------------------------------------------------------------------------------------------------------------------










--------------------------------------------------------------------------------------------------------------------------------

                       (1)  Resoultion Strategy Code

1 - Modification

2 - Foreclosure

3 - Bankruptcy

4 - Extension

5 - Note Sale

6 - DPO

7 - REO

8 - Resolved

9 - Pending Return to Master Servicer

10 - Deed In Lieu Of Foreclosure

11 - Full Payoff

12 - Reps and Warranties

13 - Other or TBD

------------------------------------------------------------------------------------------------------------------------------------

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                       Page 16 of 18


                                     E-1-16

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                        Credit Suisse First Boston Mortgage Securities Corp.            CTSLink Customer Service
       FARGO                           Commercial Mortgage Pass-Through Certificates                   (301) 815-6600
                                                    Series 2003-CK2                         Reports Available on the World Wide Web
Wells Fargo Bank Minnesota, N.A.                                                                  @ www.ctslink.com/cmbs
Corporate Trust Services                                                                   -----------------------------------------
9062 Old Annapolis Road                                                                            Payment Date: 05/16/2003
Columbia, MD 21045-1951                                                                            Record Date:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                                Modified Loan Detail

-------------------------------------------------------------------------------------
             Offering
 Loan        Document      Pre-Modification   Modification
Number   Cross-Reference        Balance           Date       Modification Description
-------------------------------------------------------------------------------------










-------------------------------------------------------------------------------------
Totals
-------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                       Page 17 of 18


                                     E-1-17

                                                                                           -----------------------------------------
                                                                                           For Additional Information please contact
[LOGO] WELLS                        Credit Suisse First Boston Mortgage Securities Corp.            CTSLink Customer Service
       FARGO                           Commercial Mortgage Pass-Through Certificates                   (301) 815-6600
                                                    Series 2003-CK2                         Reports Available on the World Wide Web
Wells Fargo Bank Minnesota, N.A.                                                                  @ www.ctslink.com/cmbs
Corporate Trust Services                                                                   -----------------------------------------
9062 Old Annapolis Road                                                                            Payment Date: 05/16/2003
Columbia, MD 21045-1951                                                                            Record Date:  04/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                                        Liquidated Loan Detail

-------------------------------------------------------------------------------------------------------
         Final Recovery       Offering                                                   Gross Proceeds
 Loan     Determination       Document      Appraisal   Appraisal    Actual     Gross       as a % of
Number        Date        Cross-Reference      Date       Value     Balance   Proceeds   Actual Balance
-------------------------------------------------------------------------------------------------------










-------------------------------------------------------------------------------------------------------
Current Total
-------------------------------------------------------------------------------------------------------
Cumulative Total
-------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------
          Aggregate        Net         Net Proceeds              Repurchased
 Loan    Liquidation   Liquidation      as a % of     Realized    by Seller
Number    Expenses*      Proceeds    Actual Balance     Loss        (Y/N)
----------------------------------------------------------------------------










----------------------------------------------------------------------------
Current Total
----------------------------------------------------------------------------
Cumulative Total
----------------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

------------------------------------------------------------------------------------------------------------------------------------

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                                                                       Page 18 of 18


                                     E-1-18

                                   EXHIBIT E-2

            FORM OF PAYMENTS RECEIVED AFTER DETERMINATION DATE REPORT

GECC 2002-3 (GEMSA Inv# 472) PAYMENTS RECEIVED AFTER DETERMINATION DATE REPORT
   - MONTH YYYY

   ADVANCE DATE        MM/DD/YY
-------------------   ----------
PRIME (eff 6/29/01)      6.75000%  0.00018493
EFF 5/17/01-6/28/01   7.00000000   0.01917808
EFF 4/20/01-5/16/01   7.50000000   0.02054795
EFF 3/22/01-4/19/01   8.00000000   0.02191781

                                         (after grace)                       SUB     NON-CASH   MASTER    CURRENT    CURRENT
                     LOAN      PROSP       INT ACCR              NEXT PMT    FEE     SUB FEE     FEE     PRINCIPAL   NET INT
    SERVICER          ID         ID        BEG DATE      GRACE   DUE DATE   UNPAID    UNPAID    UNPAID    ADVANCED   ADVANCED
-----------------   -------   --------   -------------   -----   --------   ------   --------   ------   ---------   --------





CURRENT-GEMSA TTL                                                   0        0.00      0.00      0.00       0.00       0.00





CURRENT-SUB TTL                                                     0        0.00      0.00      0.00       0.00       0.00

CURRENT-GRAND TTL                                                   0        0.00      0.00      0.00       0.00       0.00





                                                GROSS PAID           NON-CASH              NET P&I   GROSS P&I
                     TOTAL NET    TOTAL GROSS     PRIOR              SUB FEE      NET      ADVANCE    ADVANCE    EFFECT
    SERVICER        P&I ADVANCE   P&I ADVANCE    TO REMIT    GE SF     DUE      RECOVERY     O/S        O/S       DATE
-----------------   -----------   -----------   ----------   -----   --------   --------   -------   ---------   ------






CURRENT-GEMSA TTL       0.00          0.00         0.00       0.00     0.00       0.00       0.00       0.00





CURRENT-SUB TTL         0.00          0.00         0.00       0.00     0.00       0.00       0.00       0.00

CURRENT-GRAND TTL       0.00          0.00         0.00       0.00     0.00       0.00       0.00       0.00
                      ------
                                                                     REMIT TO
                                                                      NC SUB
                                                                       UPON
                                                                      RECEIPT


                                      E-2-1

                                   EXHIBIT E-3

                      FORM OF SPECIAL RECONCILIATION REPORT

                              [See Attached Report]


                                     E-3-1

Payment Date:

Trust Interest Shortfall Amount:  $

Interest Shortfall Reconciliation: (See Loan by Loan Reconciliation below)

Interest on Advances             $
ASER                             $
Special Servicing Fees:          $
Trust Expenses:                  $
                                 --------------
Total                            $

--------------------------------------------------------------------------------
                        Loan Detail Interest on Advances
--------------------------------------------------------------------------------

              Control    Amount      Date                     Days     Interest
Loan Number    Number   Advanced   Advanced   Date Repaid   Advanced     Rate
-----------   -------   --------   --------   -----------   --------   --------
                        $                                                 %
                        $                                                 %
                        $                                                 %

                 Beginning                                                      Ending
                Cumulative                                                    Cumulative
  Current      Unreimbursed   Late Charges    Interest     Interest on Adv   Unreimbursed
Interest Due     Interest       Collected    on Advances    Reimbursement      Interest
------------   ------------   ------------   -----------   ---------------   ------------




--------------------------------------------------------------------------------
                             Loan Detail ASER Amount
--------------------------------------------------------------------------------

Loan Number   Control Number   Scheduled Balance   Note Rate   Fee Rate   Net Rate   Net Interest   ARA   ASER
-----------   --------------   -----------------   ---------   --------   --------   ------------   ---   ----
                                                       %           %          %
                                                       %           %          %
                                                       %           %          %

--------------------------------------------------------------------------------
                       Loan Detail Special Servicing Fees:
--------------------------------------------------------------------------------

Loan Number   Control Number   Beginning Balance   Fee Rate   Fee Amount   Fee Type
-----------   --------------   -----------------   --------   ----------   --------
                                                       %
                                                       %
                                                       %
                                                       %

Fee Type:

1: Special Servicing Fee - Basic
2: Special Servicer Fee-Workout
3: Special Servicer Fee-Standby
4: Special Servicer Fee-Disposition

Trust Expenses Details:

Rating Agency Fee                 $
Attorney Fee                      $
Other Expenses                    $
Bankruptcy Expenses               $
Indemnification Expenses          $
Taxes Imposed on Trust            $
                                  ------------
                                  $


                                      E-3-2

                                  EXHIBIT F-1A

                        FORM I OF TRANSFEROR CERTIFICATE
                  FOR TRANSFERS OF NON-REGISTERED CERTIFICATES

                                     [Date]

Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)

[OR OTHER CERTIFICATE REGISTRAR]

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CK2, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of April 11, 2003 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Dear Sirs:

          This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Transferred Certificates pursuant to Section 5.02 of that certain pooling and servicing agreement dated as of April 11, 2003 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a KeyBank Real Estate Capital, as master servicer and special servicer (in such capacities, the "Master Servicer" and "Special Servicer", respectively), and Wells Fargo Bank Minnesota, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

          1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

          2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any


                                     F-1A-1

Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

          3. The Transferor and any person acting on behalf of the Transferor in this matter reasonably believe that the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act (a "Qualified Institutional Buyer") purchasing for its own account or for the account of another person that is itself a Qualified Institutional Buyer. In determining whether the Transferee is a Qualified Institutional Buyer, the Transferor and any person acting on behalf of the Transferor in this matter has relied upon the following method(s) of establishing the Transferee's ownership and discretionary investments of securities (check one or more):

     __ (a) The Transferee's most recent publicly available financial statements, which statements present the information as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

     __ (b) The most recent publicly available information appearing in documents filed by the Transferee with the Securities and Exchange Commission or another United States federal, state, or local governmental agency or self-regulatory organization, or with a foreign governmental agency or self-regulatory organization, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

     __ (c) The most recent publicly available information appearing in a recognized securities manual, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

     __ (d) A certification by the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the Transferee, specifying the amount of securities owned and invested on a discretionary basis by the Transferee as of a specific date on or since the close of the Transferee's most recent fiscal year, or, in the case of a Transferee that is a member of a "family of investment companies", as that term is defined in Rule 144A, a certification by an executive officer of the investment adviser specifying the amount of securities owned by the "family of investment companies" as of a specific date on or since the close of the Transferee's most recent fiscal year.

     __   (e) Other. (Please specify brief description of method)
              __________________________________________________________________
              __________________________________________________________________

          4. The Transferor and any person acting on behalf of the Transferor understand that in determining the aggregate amount of securities owned and invested on a discretionary basis by an entity for purposes of establishing whether such entity is a Qualified Institutional Buyer:


                                     F-1A-2

          (a) the following instruments and interests shall be excluded: securities of issuers that are affiliated with such entity; securities that are part of an unsold allotment to or subscription by such entity, if such entity is a dealer; securities of issuers that are part of such entity's "family of investment companies", if such entity is a registered investment company; bank deposit notes and certificates of deposit; loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate and commodity swaps;

          (b) the aggregate value of the securities shall be the cost of such securities, except where the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities may be valued at market; and

          (c) securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting company under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in the consolidated financial statements of another enterprise.

          5. The Transferor or a person acting on its behalf has taken reasonable steps to ensure that the Transferee is aware that the Transferor is relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

          6. The Transferor or a person acting on its behalf has furnished, or caused to be furnished, to the Transferee all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Pooled Mortgage Loans, (d) the Pooling and Servicing Agreement, and (e) all related matters, that the Transferee has requested.

                                               Very truly yours,


                                               _________________________________
                                               (Transferor)


                                               By:
                                                    ----------------------------
                                               Name:
                                                     ---------------------------
                                               Title:
                                                      --------------------------


                                     F-1A-3

                                  EXHIBIT F-1B

                        FORM II OF TRANSFEROR CERTIFICATE
                  FOR TRANSFERS OF NON-REGISTERED CERTIFICATES

                                     [Date]

Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, Minnesota  55479-0113
Attention: Corporate Trust Services (CMBS)

[OR OTHER CERTIFICATE REGISTRAR]

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CK2, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of April 11, 2003 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Dear Sirs:

          This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Transferred Certificates pursuant to Section 5.02 of that certain pooling and servicing agreement dated as of April 11, 2003 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a KeyBank Real Estate Capital, as master servicer and special servicer (in such capacities, the "Master Servicer" and "Special Servicer", respectively), and Wells Fargo Bank Minnesota, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

               1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

               2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any


                                     F-1B-1
     interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

                                             Very truly yours,


                                             -----------------------------------
                                             (Transferor)


                                             By:
                                                  ------------------------------
                                             Name:
                                                    ----------------------------
                                             Title:
                                                     ---------------------------


                                     F-1B-2

                                  EXHIBIT F-1C

                        FORM I OF TRANSFEROR CERTIFICATE
       FOR CERTAIN TRANSFERS OF INTERESTS IN RULE 144A GLOBAL CERTIFICATES

                                     [Date]

Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, Minnesota  55479-0113
Attention: Corporate Trust Services (CMBS)

[OR OTHER CERTIFICATE REGISTRAR]

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CK2, Class ____, having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of April 11, 2003 (the "Issue Date") of $__________ (the "Transferred Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the Transfer by ______________________ (the "Transferor") to ______________________ (the
"Transferee") through our respective Depositary Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depositary Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to that certain pooling and servicing agreement dated as of April 11, 2003 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a KeyBank Real Estate Capital, as master servicer and special servicer (in such capacities, the "Master Servicer" and "Special Servicer", respectively), and Wells Fargo Bank Minnesota, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to and agrees with you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

          1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

          2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any


                                     F-1C-1
other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

                                             Very truly yours,


                                             -----------------------------------
                                             (Transferor)


                                             By:
                                                 -------------------------------
                                                 Name:
                                                       -------------------------


                                     F-1C-2

                                  EXHIBIT F-1D

                         FORM OF TRANSFEROR CERTIFICATE
     FOR CERTAIN TRANSFERS OF INTERESTS IN REGULATION S GLOBAL CERTIFICATES

                                     [Date]

Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
MAC #N9303-121
Minneapolis, Minnesota  55479-0113
Attention: Corporate Trust Services (CMBS)

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CK2, Class ____, having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of April 11, 2003 (the "Issue Date") of $__________ (the "Transferred Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the Transfer by ______________________ (the "Transferor") to ______________________ (the
"Transferee") through our respective Depositary Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depositary Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to that certain pooling and servicing agreement dated as of April 11, 2003 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a KeyBank Real Estate Capital, as master servicer and special servicer (in such capacities, the "Master Servicer" and "Special Servicer", respectively), and Wells Fargo Bank Minnesota, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to and agrees with you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

          1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

          2. At the time the buy order was originated, the Transferor reasonably believed that the Transferee was outside the United States, its territories and possessions.

          3. If the Transferor is a distributor (within the meaning of Rule 902(d) under the Securities Act of 1933, as amended (the "Securities Act")) with respect to the Transferred Certificates, or an affiliate of such a distributor or of the Depositor, or a person acting on behalf of such a distributor, the Depositor or any affiliate of such distributor or of the Depositor, then:


                                     F-1D-1

               (a) the sale of the Transferred Certificates by the Transferor to the Transferee will be executed in, on or through a physical trading floor of an established foreign securities exchange that is located outside the United States, its territories and possessions;

               (b) no directed selling efforts (within the meaning of Rule 902(c) under the Securities Act) have been made in the United States, its territories and possessions, with respect to the Transferred Certificates by the Transferor, any of its affiliates, or any person acting on behalf of any of the foregoing;

               (c) all offers and sales, if any, of the Transferred Certificates by or on behalf of the Transferor prior to the expiration of the distribution compliance period specified in category 2 or 3 (paragraph
     (b)(2) or (b)(3)) in Rule 903 under the Securities Act, as applicable, have been and will be made only in accordance with the provisions of Rule 903 or Rule 904 under the Securities Act, pursuant to registration of the Transferred Certificates under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act;

               (d) all offering materials and documents (other than press releases), if any, used in connection with offers and sales of the Transferred Certificates by or on behalf of the Transferor prior to the expiration of the distribution compliance period specified in category 2 or 3 (paragraph (b)(2) or (b)(3)) in Rule 903 under the Securities Act, as applicable, complied with the requirements of Rule 902(g)(2) under the Securities Act; and

               (e) if the Transferee is a distributor, a dealer or a person receiving a selling concession, a fee or other remuneration and the offer or sale of the Transferred Certificates thereto occurs prior to the expiration of the applicable 40-day distribution compliance period, the Transferor has sent a confirmation or other notice to the Transferee that the Transferee is subject to the same restrictions on offers and sales that apply to a distributor.

          4. If the Transferor is not a distributor with respect to the Transferred Certificates or an affiliate of such a distributor or of the Depositor or acting on behalf of such a distributor, the Depositor or any affiliate of such a distributor or of the Depositor, then:

               (a) the sale of the Transferred Certificates by the Transferor to the Transferee will be executed in, on or through the facilities of a designated offshore securities market described in paragraph (b) of Rule 902 under the Securities Act, and neither the Transferor nor anyone acting on its behalf knows that such transaction has been prearranged with a buyer in the United States, its territories and possessions;

               (b) no directed selling efforts (within the meaning of Rule 902(c) under the Securities Act) have been made in the United States, its territories and possessions, with respect to the Transferred Certificates by the Transferor, any of its affiliates, or any person acting on behalf of any of the foregoing;

               (c) if the Transferee is a dealer or a person receiving a selling concession, a fee or other remuneration and the offer or sale of the Transferred Certificates thereto occurs prior to the expiration of the applicable 40-day distribution compliance period, the Transferor has sent a confirmation or other notice to the Transferee stating that the Transferred Certificates may be offered and sold during the distribution compliance period only in accordance with the


                                     F-1D-2
     provisions of Regulation S under the Securities Act, pursuant to registration of the Transferred Certificates under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act.

                                             Very truly yours,


                                             -----------------------------------
                                             (Transferor)


                                             By:
                                                 -------------------------------
                                                 Name:
                                                       -------------------------
                                                 Title:
                                                        ------------------------


                                     F-1D-3

                                  EXHIBIT F-2A

                FORM I OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF
                NON-REGISTERED CERTIFICATES HELD IN PHYSICAL FORM

                                     [Date]

Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Services (CMBS)

[OR OTHER CERTIFICATE REGISTRAR]

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CK2, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of April 11, 2003 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Dear Sirs:

          This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Transferred Certificates pursuant to Section 5.02 of that certain pooling and servicing agreement dated as of April 11, 2003 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a KeyBank Real Estate Capital, as master servicer and special servicer (in such capacities, the "Master Servicer" and "Special Servicer", respectively), and Wells Fargo Bank Minnesota, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

          1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.


                                     F-2A-1

          2. The Transferee has been furnished with all information regarding
(a) the Depositor, (b) the Transferred Certificates and distributions thereon,
(c) the nature, performance and servicing of the Pooled Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, and
(e) all related matters, that it has requested.

          3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                             Very truly yours,


                                             -----------------------------------
                                             (Transferee)


                                             By:
                                                 -------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                    ----------------------------

                             Nominee Acknowledgment

          The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.


                                             -----------------------------------
                                             (Nominee)


                                             By:
                                                 -------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                    ----------------------------


                                     F-2A-2

                                                         ANNEX 1 TO EXHIBIT F-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For Transferees Other Than Registered Investment Companies]

          The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates being transferred (the "Transferred Certificates") as described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

          2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Transferee [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

      __ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in
          Section 501(c)(3) of the Internal Revenue Code of 1986.

      __ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

      __ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S.

----------
(1) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.


                                     F-2A-3
          savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

      __  Broker-dealer. The Transferee is a dealer registered pursuant to
          Section 15 of the Securities Exchange Act of 1934, as amended.

      __ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

      __ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

      __ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      __ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

      __ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

      __ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
          (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.) _______________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________

          3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.


                                     F-2A-4

          5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

          ___    ___    Will the Transferee be purchasing the Transferred
          Yes    No     Certificates only for the Transferee's own account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

          8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                                       -----------------------------------------
                                       Print Name of Transferee


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------
                                       Date:
                                             -----------------------------------


                                     F-2A-5

                                                         ANNEX 2 TO EXHIBIT F-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For Transferees That Are Registered Investment Companies]

          The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

          2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

      __ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule
          144A).

      __ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

          4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity


                                     F-2A-6
swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

          5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

          ___   ___        Will the Transferee be purchasing the Transferred
          Yes   No         Certificates only for the Transferee's own account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

          8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                                       Print Name of Transferee or Adviser


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------


                                       IF AN ADVISER:


                                       Print Name of Transferee

                                       Date:
                                             -----------------------------------


                                     F-2A-7

                                  EXHIBIT F-2B

               FORM II OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF
                NON-REGISTERED CERTIFICATES HELD IN PHYSICAL FORM

                                     [Date]

Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Services (CMBS)

[OR OTHER CERTIFICATE REGISTRAR]

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CK2, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of April 11, 2003 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by _______________________ (the "Transferor") to _______________________________
(the "Transferee") of the Transferred Certificates pursuant to Section 5.02 of that certain pooling and servicing agreement dated as of April 11, 2003 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a KeyBank Real Estate Capital, as master servicer and special servicer (in such capacities, the "Master Servicer" and "Special Servicer", respectively), and Wells Fargo Bank Minnesota, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

          1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

          2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in a


                                     F-2B-1
transaction which is exempt from such registration and qualification and the Certificate Registrar has received (A) a certificate from the prospective transferor substantially in the form attached as Exhibit F-1A to the Pooling and Servicing Agreement; (B) a certificate from the prospective transferor substantially in the form attached as Exhibit F-1B to the Pooling and Servicing Agreement and a certificate from the prospective transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Pooling and Servicing Agreement; or (C) an Opinion of Counsel satisfactory to the Certificate Registrar that the transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding the transfer from the prospective transferor and/or prospective transferee upon which such Opinion of Counsel is based.

          3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO
          (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          4. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of


                                     F-2B-2
general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

          5. The Transferee has been furnished with all information regarding
(a) the Depositor, (b) the Transferred Certificates and distributions thereon,
(c) nature, performance and servicing of the Pooled Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto and
(e) all related matters, that it has requested.

          6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501(a) under the Securities Act or an entity in which all the equity owners come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

          7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                         Very truly yours,


                                         By:
                                             -----------------------------------
                                             (Transferee)

                                         Name:
                                         Title:

                             Nominee Acknowledgment

          The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.


                                         ---------------------------------------
                                         (Nominee)


                                         By:
                                             -----------------------------------
                                         Name:
                                         Title:


                                     F-2B-3

                                  EXHIBIT F-2C

                        FORM I OF TRANSFEREE CERTIFICATE
                FOR TRANSFERS OF INTERESTS IN GLOBAL CERTIFICATES
                   FOR CLASSES OF NON-REGISTERED CERTIFICATES

                                     [Date]

[TRANSFEROR]

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial
              Mortgage Pass-Through Certificates, Series 2003-CK2, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of April 11, 2003 (the "Closing Date") of $__________] (the "Transferred Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the Transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
through our respective Depositary Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depositary Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to that certain pooling and servicing agreement dated as of April 11, 2003 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a KeyBank Real Estate Capital, as master servicer and special servicer (in such capacities, the "Master Servicer" and "Special Servicer", respectively), and Wells Fargo Bank Minnesota, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, the Trustee and the Certificate Registrar, that:

          1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the Transfer to it of the Transferor's interest in the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring such interest in the Transferred Certificates for its own account or for the account of a Qualified Institutional Buyer.

          2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification.


                                     F-2C-1

          3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO
          (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          4. The Transferee has been furnished with all information regarding
(a) The Depositor, (b) the Transferred Certificates and distributions thereon,
(c) the nature, performance and servicing of the Pooled Mortgage Loans, (d) the Pooling and Servicing Agreement, and (e) all related matters, that it has requested.

                                           Very truly yours,

                                           (Transferee)


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                     F-2C-2

                                                         ANNEX 1 TO EXHIBIT F-2C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [for Transferees other than Registered Investment Companies]

          The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Credit Suisse First Boston Mortgage Securities Corp. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee").

          2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

     ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in
          Section 501(c)(3) of the Internal Revenue Code of 1986.

     ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

     ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16

----------
(1) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.


                                     F-2C-3
          months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

     ___  Broker-dealer. The Transferee is a dealer registered pursuant to
          Section 15 of the Securities Exchange Act of 1934, as amended.

     ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

     ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

     ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

     ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

     ___ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

     ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
          (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

          3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include (i) securities of issuers that are affiliated with such Person,
(ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any such Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.


                                     F-2C-4

          5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee may be in reliance on Rule 144A.

          ____   ____   Will the Transferee be acquiring interests in the
          Yes    No     Transferred Certificates only for the Transferee's own
                        account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's acquisition of any interest in of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.

          8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                           (Transferee)


                                           By:
                                               ---------------------------------
                                           Name:
                                           Title:
                                           Date:


                                     F-2C-5

                                                         ANNEX 2 TO EXHIBIT F-2C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [for Transferees that are Registered Investment Companies]

          The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Credit Suisse First Boston Mortgage Securities Corp. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

          2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

     ____ The Transferee owned and/or invested on a discretionary basis
          $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule
          144A).

     ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

          4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii)


                                     F-2C-6
bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

          5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee will be in reliance on Rule 144A.

          ____   ____   Will the Transferee be acquiring interests in the
          Yes    No     Transferred Certificates only for the Transferee's own
                        account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's acquisition of any interest in the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.

          8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                                           (Transferee or Adviser)


                                           By:
                                               ---------------------------------
                                           Name:
                                           Title:


                                           IF AN ADVISER:


                                           -------------------------------------
                                           Print Name of Transferee

                                           Date:


                                     F-2C-7

                                  EXHIBIT F-2D

                        FORM II OF TRANSFEREE CERTIFICATE
                FOR TRANSFERS OF INTERESTS IN GLOBAL CERTIFICATES
                   FOR CLASSES OF NON-REGISTERED CERTIFICATES

                                     [Date]

[TRANSFEROR]

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CK2, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of April 11, 2003 (the "Closing Date") of $__________] (the "Transferred Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the Transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
through our respective Depositary Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depositary Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to that certain pooling and servicing agreement dated as of April 11, 2003 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a KeyBank Real Estate Capital, as master servicer and special servicer (in such capacities, the "Master Servicer" and "Special Servicer", respectively), and Wells Fargo Bank Minnesota, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, the Trustee and the Certificate Registrar, that:

          1. The Transferee is not a United States Securities Person. For purposes of this certification, "United States Securities Person" means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a United States Securities Person, other than any estate of which any professional fiduciary acting as executor or administrator is a United States Securities Person if an executor or administrator of the estate who is not a United States Securities Person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law, (iv) any trust of which any trustee is a United States Securities Person, other than a trust of which any professional fiduciary acting as trustee is a United States Securities Person if a trustee who is not a United States Securities Person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and so settler if the trust is revocable) is a United States Securities Person, (v) any agency or branch of a foreign entity located in the United States, unless the agency or branch operates for valid business reasons and is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located, (vi) any non-discretionary account or similar account (other than an estate or trust) held


                                     F-2D-1
by a dealer or other fiduciary for the benefit or account of a United States Securities Person, (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States, other than one held for the benefit or account of a non-United States Securities Person by a dealer or other professional fiduciary organized, incorporated or (if any individual) resident in the United States, (viii) any partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction and
(b) formed by a United States Securities Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by "accredited investors" (as defined in Rule 501(a)) under the United States Securities Act of 1933, as amended (the "Securities Act"), who are not natural persons, estates or trusts; provided, however, that the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations and their agencies, affiliates and pension plans, any other similar international organization, their agencies, affiliates and pension plans shall not constitute United States Securities Persons.

          2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws, or (ii) is sold or transferred in transactions which are exempt from such registration and qualification.

          3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO
          (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF,


                                     F-2D-2

          AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorized you to produce this certification to any interested party in such proceedings.

Dated:  __________, ____


                                           By:
                                               ---------------------------------
                                           As, or agent for, the beneficial
                                           owner(s) of the Certificates to which
                                           this certificate relates


                                     F-2D-3

                                   EXHIBIT G-1

             FORM OF TRANSFEREE CERTIFICATE IN CONNECTION WITH ERISA
              (NON-REGISTERED CERTIFICATES AND NON-INVESTMENT GRADE
                       CERTIFICATES HELD IN PHYSICAL FORM)

                                     [Date]

Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CK2, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of April 11, 2003 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Transferred Certificates pursuant to Section 5.02 of that certain pooling and servicing agreement dated as of April 11, 2003 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a KeyBank Real Estate Capital, as master servicer and special servicer (in such capacities, the "Master Servicer" and "Special Servicer", respectively), and Wells Fargo Bank Minnesota, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as Certificate Registrar, as follows (check the applicable paragraph):

     ___ The Transferee is neither (A) a retirement plan or other employee benefit plan or arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), nor (B) a Person who is directly or indirectly purchasing the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or

     ___ The Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60.


                                      G-1-1

     ___ The Transferred Certificates are Class ___ Certificates, an interest in which is being acquired by or on behalf of a Plan in reliance on the individual prohibited transaction exemption issued by the U.S. Department of Labor to Credit Suisse First Boston LLC (PTE 89-90), and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, Column, KeyBank, the Master Servicer, the Special Servicer, any Exemption-Favored Party, any Sub-Servicer or any Borrower with respect to any Pooled Mortgage Loan or group of Pooled Mortgage Loans that represents more than 5% of the aggregate unamortized principal balance of the Pooled Mortgage Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees to which it transfers an interest in the Transferred Certificates, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses
          (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

                                        Very truly yours,


                                        ----------------------------------------
                                        (Transferee)


                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------


                                      G-1-2

                                   EXHIBIT G-2

             FORM OF TRANSFEREE CERTIFICATE IN CONNECTION WITH ERISA (NON-REGISTERED CERTIFICATES HELD IN BOOK ENTRY FORM)

                                     [Date]

[TRANSFEROR]

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CK2, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of April 11, 2003 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the Transfer by ______________________ (the "Transferor") to _________________ (the
"Transferee") through our respective Depositary Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depositary Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to that certain pooling and servicing agreement dated as of April 11, 2003 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a KeyBank Real Estate Capital, as master servicer and special servicer (in such capacities, the "Master Servicer" and "Special Servicer", respectively), and Wells Fargo Bank Minnesota, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

     ___ The Transferee is neither (A) a retirement plan, an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to Section 406 of ERISA or Section 4975 of the Code (each, a "Plan"), nor (B) a Person who is directly or indirectly purchasing an interest in the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of, a Plan;

     ___ The Transferee is using funds from an insurance company general account to acquire an interest in the Transferred Certificates, however, the purchase and holding of such interest by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or

     ___ The Transferred Certificates are Class ____ Certificates, an interest in which is being acquired by or on behalf of a Plan in reliance on the individual prohibited transaction


                                      G-2-1
          exemption issued by the U.S. Department of Labor to Credit Suisse First Boston LLC (PTE 89-90), and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, Column, KeyBank, the Master Servicer, the Special Servicer, any Exemption-Favored Party, any Sub-Servicer or any Borrower with respect to any Pooled Mortgage Loan or group of Pooled Mortgage Loans that represents more than 5% of the aggregate unamortized principal balance of the Pooled Mortgage Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees to which it transfers an interest in the Transferred Certificates, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses
          (X) and (Y).


                                        ----------------------------------------
                                        (Transferee)

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------


                                      G-2-2

                                   EXHIBIT H-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                      FOR TRANSFERS OF CLASS R CERTIFICATES

STATE OF    )
            ) ss:
COUNTY OF   )

          __________________, being first duly sworn, deposes and says that:

          1. He/She is the ____________________ of ____________________ (the
prospective transferee (the "Transferee") of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CK2, Class R, evidencing a ___% Percentage Interest in such Class (the "Residual Interest Certificates")), a _________________ duly organized and validly existing under the laws of ____________________, on behalf of which he/she makes this affidavit. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement pursuant to which the Residual Interest Certificates were issued (the "Pooling and Servicing Agreement").

          2. The Transferee (i) is, and as of the date of transfer will be, a Permitted Transferee and will endeavor to remain a Permitted Transferee for so long as it holds the Residual Certificates, and (ii) is acquiring the Residual Certificates for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any Person other than a Disqualified Organization, a possession of the United States, Non-United States Tax Person, domestic partnership whose beneficial interests are not all held by United States Persons (as defined below) or a foreign permanent establishment or fixed based (each within the meaning of an applicable tax treaty) of a United States Person. (For this purpose, a "Disqualified Organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

          3. The Transferee is aware (i) of the tax that would be imposed under the Code on transfers of the Residual Interest Certificates to non-Permitted Transferees; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which Person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the Person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such Person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Interest Certificates may be a "noneconomic residual interest" within the meaning of Treasury regulation Section 1.860E-1(c) and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the


                                      H-1-1
income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

          4. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Interest Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

          5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Interest Certificates by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

          6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Interest Certificates will only be owned, directly or indirectly, by a Permitted Transferee. In addition, the Transferee will honor all the restrictions set forth herein upon any subsequent transfers of the Class R Certificates.

          7. The Transferee's taxpayer identification number is _______________,

          8. The Transferee has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Interest Certificates (in particular, clause (ii)(A) of Section 5.02(d) which authorizes the Trustee to deliver payments on the Residual Interest Certificates to a Person other than the Transferee and clause (ii)(B) of Section 5.02(d) which authorizes the Trustee to negotiate a mandatory sale of the Residual Interest Certificates, in either case, in the event that the Transferee holds such Residual Interest Certificates in violation of Section 5.02(d)); and the Transferee expressly agrees to be bound by and to comply with such provisions.

          9. No purpose of the Transferee relating to its purchase or any sale of the Residual Certificates is or will be to impede the assessment or collection of any tax.

          10. In accordance with Treasury Regulation Section 1.860E-1 [check the statement that applies]:

               (a) The consideration paid to the Transferee for accepting the Class R Certificates is greater than the present value of the anticipated net federal income taxes and tax benefits ("Tax Liability Present Value") associated with owning such Certificates, with such present value computed using a discount rate equal to the "federal short-term rate" prescribed by
     Section 1274 of the Code as of the date hereof or, to the extent it is not, the Transferee has regularly borrowed, in the ordinary course of its trade or business, substantial funds from unrelated third parties at a lower interest rate than such applicable federal rate and the consideration paid to the Transferee is greater than the Tax Liability Present Value using such lower interest rate as the discount rate and the transactions in question with unrelated third party lenders, the interest rate or rates, the date or dates of such transactions, and the maturity dates or,


                                      H-1-2
     in the case of adjustable rate debt instruments, the relevant adjustment dates or periods, with respect to such borrowings, are accurately reflected
     in Exhibit A to this letter;          _______

          or

               (b) the Transferee (i) is an "eligible corporation" as defined in
     Section 1.860E-1(c)(6)(i) of the Treasury Regulations, as to which the income of the Residual Interest Certificates will only be subject to taxation in the United States, (ii) has, and has had in each of its two preceding fiscal years, gross assets for financial reporting purposes (excluding any obligation of a person related to the transferee within the meaning of Section 1.860E-1(c)(6)(i) of the Treasury Regulations or any other assets if a principal purpose for holding or acquiring such other assets is to satisfy this condition) in excess of $100 million and net assets of $10 million, and (iii) hereby agrees only to transfer the Certificate to another corporation meeting the criteria set forth in this letter. _______

          11. The Transferee will not cause the income from the Residual Interest certificate to be attributed to a foreign permanent establishment or fixed base.

          12. The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificates.

          For purposes of this affidavit, a "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust as to which (i) a court in the United States is able to exercise primary supervision over the administration of the trust and
(ii) one or more United States fiduciaries have the right to control all substantial decisions of the trust.


                                      H-1-3

          IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its ____________________ and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ______ day of ______________.

                                  [TRANSFEREE]


                                  By:
                                       -----------------------------------------
                                  [Name of Officer]
                                  [Title of Officer]

[Corporate Seal]

ATTEST:


---------------------------------
[Assistant] Secretary

          Personally appeared before me the above-named ____________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Transferee, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Transferee

          Subscribed and sworn before me this ______ day of __________________,
________.


-----------------------------
NOTARY PUBLIC

COUNTY OF  ____________________

STATE OF ______________________

My Commission expires the _________ day of ___________, 20__.


                                      H-1-4

                                   EXHIBIT H-2

      FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF CLASS R CERTIFICATES

                                     [Date]

Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, Minnesota  55479-0113
Attention: Corporate Trust Services (CMBS)

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CK2, Class R Certificates, evidencing a ____% Percentage Interest in such Class (the "Residual Interest Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Residual Interest Certificates, pursuant to that certain pooling and servicing agreement dated as of April 11, 2003 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a KeyBank Real Estate Capital, as master servicer and special servicer (in such capacities, the "Master Servicer" and "Special Servicer", respectively), and Wells Fargo Bank Minnesota, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

          1. No purpose of the Transferor relating to the transfer of the Residual Interest Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

          2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit H-1. The Transferor does not know or believe that any representation contained therein is false.


                                      H-2-1

          3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee (or the beneficial owners of the Transferee if the Transferee is classified as a partnership under the Code) as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Interest Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                      Very truly yours,

                                      [TRANSFEROR]


                                      By:
                                          --------------------------------------
                                      (Transferor)
                                      Name:
                                      Title:


                                      H-2-2

                                    EXHIBIT I

               FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER

                                     [Date]

[TRUSTEE]
[MASTER SERVICER]
[SPECIAL SERVICER]
[DEPOSITOR]

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CK2

Ladies and Gentlemen:

          Pursuant to Section 3.25 of that certain pooling and servicing agreement, dated as of April 11, 2003, relating to Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CK2 (the "Agreement"), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as [General][GLCTML] Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges and agrees that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of [General][GLCTML] Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 2.06 of the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: ____________________.


                                      ------------------------------------------


                                      By:
                                          --------------------------------------
                                      Name:
                                      Title:

                                    EXHIBIT J

                         FORM OF AFFIDAVIT OF LOST NOTE

STATE OF                 )
                         ) ss.:
COUNTY OF                )

          _________________________________________, ______________________,
being duly sworn, deposes and says:

          1. that he/she is an authorized signatory of _________________________ (the "Noteholder");

          2. that the Noteholder is the owner and holder of a mortgage loan in the original principal amount of $____________________ secured by a mortgage (the "Mortgage") on the premises known as ________________________________________, located in ____________________;

          3. that the Noteholder, after having conducted a diligent investigation of its records and files, has been unable to locate the following original note and believes that said original note has been lost, misfiled, misplaced or destroyed due to a clerical error:

          a note in the original sum of $___________ made by _____________________, to __________________________, under date of ___________
(the "Note");

          4. that the Note is now owned and held by the Noteholder;

          5. that the Note has not been paid-off, satisfied, assigned, transferred, encumbered, endorsed, pledged, hypothecated, or otherwise disposed of and that the original Note has been either lost, misfiled, misplaced or destroyed;

          6. that no other person, firm, corporation or other entity has any right, title, interest or claim in the Note except the Noteholder; and

          7. upon assignment of the Note by the Noteholder to Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor" or the "Purchaser") and subsequent assignment by the Depositor to Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"), for the benefit of the holders of the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2003-CK2 (which assignment may, at the discretion of the Depositor, be made directly by the Noteholder to the Trustee), the Noteholder covenants and agrees (a) to promptly deliver to the Trustee the original Note if it is subsequently found, and (b) to indemnify and hold harmless the Trustee and its successors and assigns from and against any and all costs, expenses and monetary losses arising as a result of the Noteholder's or the Depositor's failure to deliver said original Note to the Trustee.

                                      NAME OF NOTEHOLDER


                                      By:
                                          --------------------------------------
                                      Authorized Signatory

Sworn to before me this
_______ day of ____________, 20__

                                   EXHIBIT K-1

         INFORMATION REQUEST FROM CERTIFICATEHOLDER OR CERTIFICATE OWNER

                                     [Date]

Wells Fargo Bank Minnesota, N.A.
9062 Old Annapolis Road
Columbia, Maryland  21045
Attention: Corporate Trust Services (CMBS)

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CK2

          In accordance with the Pooling and Servicing Agreement dated as of April 11, 2003 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a KeyBank Real Estate Capital, as master servicer (in such capacity, the "Master Servicer") and special servicer (in such capacity, the "Special Servicer"), and Wells Fargo Bank Minnesota, N.A., as trustee (in such capacity, the "Trustee"), with respect to the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CK2 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

     1. The undersigned is a [holder] [beneficial owner] of [$___________ aggregate [Certificate Principal Balance/Certificate Notional Amount] of] [a ___% Percentage Interest in] the Class ____ Certificates.

     2. The undersigned is requesting access to the following information (the "Information"):

          ___ The information on the Master Servicer's internet website pursuant to Section 3.12(d) of the Pooling and Servicing Agreement.

          ___  The information on the Trustee's internet website pursuant to
               Section 4.02(a) of the Pooling and Servicing Agreement.

          ___ The information identified on the schedule attached hereto pursuant to Section 8.12(b) of the Pooling and Servicing Agreement.

     3. In consideration of the Trustee's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in evaluating the Information), and such Information will not, without the prior written consent of the Trustee, be disclosed by the undersigned or by its officers, directors, partners employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided that the undersigned


                                      K-1-1
          may provide all or any part of the Information to its auditors, legal counsel and regulators.

     4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Non-Registered Certificate (as defined in the Pooling and Servicing Agreement) pursuant to Section 5 of the Securities Act.

          IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.


                                      ------------------------------------------
                                      [CERTIFICATEHOLDER] [BENEFICIAL OWNER OF A
                                      CERTIFICATE]


                                      By:
                                          --------------------------------------
                                      Name:
                                      Title:
                                      Telephone No.:


                                      K-1-2

                                   EXHIBIT K-2

                  INFORMATION REQUEST FROM PROSPECTIVE INVESTOR

                                     [Date]

Wells Fargo Bank Minnesota, N.A.
9062 Old Annapolis Road
Columbia, Maryland  21045
Attention: Corporate Trust Services (CMBS)

          Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CK2

          In accordance with the Pooling and Servicing Agreement dated as of April 11, 2003 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a KeyBank Real Estate Capital, as master servicer (in such capacity, the "Master Servicer") and special servicer (in such capacity, the "Special Servicer"), and Wells Fargo Bank Minnesota, N.A., as trustee (in such capacity, the "Trustee"), with respect to the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CK2 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

     1. The undersigned is contemplating an investment in the Class ____ Certificates.

     2. The undersigned is requesting access to the following information (the "Information") for use in evaluating such possible investment:

          ___ The information on the Master Servicer's internet website pursuant to Section 3.12(d) of the Pooling and Servicing Agreement.

          ___  The information on the Trustee's internet website pursuant to
               Section 4.02(a) of the Pooling and Servicing Agreement.

          ___ The information identified on the schedule attached hereto pursuant to Section 8.12(b) of the Pooling and Servicing Agreement.

     3. In consideration of the Trustee's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making the investment decision described in paragraphs 1 and 2), and such Information will not, without the prior written consent of the Trustee, be disclosed by the undersigned or by its officers, directors, partners employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that in the event the undersigned purchases any Certificate or any interest in any Certificate, the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided


                                      K-2-1
          that the undersigned may provide all or any part of the Information to its auditors, legal counsel and regulators.

     4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Non-Registered Certificate (as defined in the Pooling and Servicing Agreement) pursuant to Section 5 of the Securities Act.

          IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                      [PROSPECTIVE PURCHASER]


                                      By:
                                          --------------------------------------
                                      Name:
                                      Title:
                                      Telephone No.:


                                      K-2-2

                                    EXHIBIT L

                      SCHEDULE OF DESIGNATED SUB-SERVICERS

Bernard Financial Corporation

Capstone Realty Advisors, LLC

Fifth Third Real Estate Capital Markets Company

L.J. Melody & Company of Texas, LP

Legg Mason Real Estate Services, Inc.

Northmarq Capital, Inc.

                                    EXHIBIT M

                      FORM OF SARBANES-OXLEY CERTIFICATION

          Re: CSFB Commercial Mortgage Trust 2003-CK2 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2003-CK2

          I, [identify the certifying individual], a[n] [title] of [identify name of company] on behalf of [identify name of company], as [Trustee/Master Servicer], certify to [identify the individual signing the Sarbanes-Oxley Certification], Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") and its partners, representatives, affiliates, members, managers, directors, officers, employees and agents, to the extent that the following information is within our normal area of responsibilities and duties under the pooling and servicing agreement dated as of April 11, 2003 and relating to the captioned commercial mortgage pass-through certificates (the "Pooling and Servicing Agreement"), and with the knowledge and intent that they will rely upon this certification, that:

          1. [To be certified by the Trustee] [I have reviewed the annual report on Form 10-K for the fiscal year [___] (the "Annual Report"), and all reports on Form 8-K containing statements to certificateholders under the Pooling and Servicing Agreement filed in respect of periods included in the year covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Trust;]

          2. [To be certified by the Trustee] [To the best of my knowledge, the information in the Reports, to the extent prepared by the [Trustee] (and not including any information provided to the [Trustee] by the Master Servicer or the Special Servicer, other than to the extent that such information has been aggregated or manipulated by [Trustee]), taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Report;]

          3. [To be certified by the Trustee] [To the best of my knowledge, the servicing information provided to the Trustee by the Master Servicer and the Special Servicer under the Pooling and Servicing Agreement is included in the Reports;]

          4. [To be certified by the Master Servicer] [I am responsible for reviewing the activities performed by KeyCorp Real Estate Capital Markets, Inc. d/b/a KeyBank Real Estate Capital ("KRECM") as Master Servicer under the Pooling and Servicing Agreement and based upon the review required under the Pooling and Servicing Agreement with respect to the Master Servicer [and a certificate in the form attached as Exhibit A hereto from [_______________] as Special Servicer, with respect to such entity (which certificate, to our actual knowledge, contains no inaccurate information)], and except as disclosed in the annual report on Form 10-K for the fiscal year [___] (the "Annual Report"), or in any reports on Form 8-K containing statements to certificateholders under the Pooling and Servicing Agreement filed in respect of periods included in the year covered by the Annual

               Report (collectively with the Annual Report, the "Reports"), KRECM has fulfilled its obligations as Master Servicer under the Pooling and Servicing Agreement, including the provision of all reports required to be submitted to the Trustee thereunder, and that, to the knowledge of KRECM as Master Servicer, based upon the review required under the Pooling and Servicing Agreement with respect to KRECM as Master Servicer [and a certificate in the form attached as Exhibit A hereto from [__________________] the Special Servicer, with respect to such entity (which certificate, to our actual knowledge, contains no inaccurate information)], such reports do not contain any material misstatements or omissions; and]

          5. [To be certified by the Master Servicer] [I have disclosed to KRECM's certified public accountants all significant deficiencies relating to the compliance of KRECM as Master Servicer with the minimum servicing standards in accordance with a review conducted in compliance with the [Uniform Single Attestation Program for Mortgage Bankers] or similar standard as set forth in the Pooling and Servicing Agreement [and the compliance of [_____________________] as Special Servicer with the minimum servicing standards based on a certificate in the form attached as Exhibit A hereto from such entity].]

          Capitalized terms used but not defined herein have the respective meanings set forth in the Pooling and Servicing Agreement.

Date:
      ---------------------------

[NAME OF COMPANY]


---------------------------------
[Signature]
[Title]

                                                          EXHIBIT A to EXHIBIT M

              FORM OF CERTIFICATION TO BE PROVIDED TO THE SERVICER

          Re: CSFB Commercial Mortgage Trust 2003-CK2 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2003-CK2

          I, [identify the certifying individual], a[n] [title] of [identify name of company], on behalf of [identify name of company] as [Special Servicer] certify to [identify the individual signing Exhibit A], [__________________], as Master Servicer (the "Master Servicer"), Credit Suisse First Boston Mortgage Securities Corp. ("Depositor") and their respective partners, representatives, affiliates, members, managers, directors, officers, employees and agents and with the knowledge and intent that they will rely upon this certification:

          1. [To be certified by the Special Servicer] [I am responsible for reviewing the activities performed by KeyCorp Real Estate Capital Markets, Inc. d/b/a KeyBank Real Estate Capital ("KRECM") as special servicer (the "Special Servicer") under the Pooling and Servicing Agreement dated as of April 11, 2003 and relating to the captioned commercial mortgage pass-through certificates (the "Pooling and Servicing Agreement"), and based upon the review performed as required under the Pooling and Servicing Agreement, and except as disclosed on Schedule 1 hereto, KRECM, to my knowledge, has fulfilled its material obligations as Special Servicer under the Pooling and Servicing Agreement, including the provision of all reports required to be submitted by KRECM as Special Servicer to the Master Servicer and the Trustee thereunder, and that, to the knowledge of KRECM as Special Servicer, such reports do not contain any material misstatements or omissions; and

          2. [To be certified by the Special Servicer] [I have disclosed to KRECM's certified public accountants and [________________]'s certified public accountants all significant deficiencies, to my knowledge, relating to the compliance of KRECM as Special Servicer with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement].

Date:
      ---------------------------

[NAME OF COMPANY]


---------------------------------
[Signature]
[Title]

                                    EXHIBIT N

                           SCHEDULE OF REFERENCE RATES

 Month in which Subject                      Month in which Subject
Distribution Date Occurs   Reference Rate   Distribution Date Occurs   Reference Rate
------------------------   --------------   ------------------------   --------------
        May 2003              6.03715%            November 2006           6.23345%
        June 2003             6.23604%            December 2006           6.03458%
        July 2003             6.03720%             January 2007           6.03459%
       August 2003            6.23610%            February 2007           6.03460%
     September 2003           6.23612%              March 2007            6.03802%
      October 2003            6.03727%              April 2007            6.23350%
      November 2003           6.23618%               May 2007             6.03461%
      December 2003           6.03732%              June 2007             6.23352%
      January 2004            6.23623%              July 2007             6.03463%
      February 2004           6.03736%             August 2007            6.23342%
       March 2004             6.03755%            September 2007          6.23511%
       April 2004             6.23630%             October 2007           6.03728%
        May 2004              6.03743%            November 2007           6.16269%
        June 2004             6.23626%            December 2007           5.97302%
        July 2004             6.03724%             January 2008           6.16858%
       August 2004            6.23602%            February 2008           5.97230%
     September 2004           6.23591%              March 2008            5.97351%
      October 2004            6.03690%              April 2008            6.16783%
      November 2004           6.23567%               May 2008             5.97157%
      December 2004           6.03666%              June 2008             6.16733%
      January 2005            6.03654%              July 2008             5.97108%
      February 2005           6.03642%             August 2008            6.16695%
       March 2005             6.03802%            September 2008          6.16669%
       April 2005             6.23504%             October 2008           5.97046%
        May 2005              6.03604%            November 2008           6.16608%
        June 2005             6.23479%            December 2008           5.97018%
        July 2005             6.03579%             January 2009           5.97020%
       August 2005            6.23453%            February 2009           5.97022%
     September 2005           6.23441%              March 2009            5.97414%
      October 2005            6.03541%              April 2009            6.16624%
      November 2005           6.23415%               May 2009             5.97029%
      December 2005           6.03514%              June 2009             6.16630%
      January 2006            6.03501%              July 2009             5.96176%
      February 2006           6.03488%             August 2009            6.15729%
       March 2006             6.03804%            September 2009          6.15725%
       April 2006             6.23346%             October 2009           5.96166%
        May 2006              6.03451%            November 2009           6.15718%
        June 2006             6.23338%            December 2009           5.96158%
        July 2006             6.03453%             January 2010           5.96153%
       August 2006            6.23341%            February 2010           5.96149%
     September 2006           6.23343%              March 2010            5.96556%
      October 2006            6.03456%              April 2010            6.15697%

                                    EXHIBIT O

                         FORM OF UCC FINANCING STATEMENT

Debtor:

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue
New York, New York 10010

Secured Party:

Wells Fargo Bank Minnesota, N.A.*
as Trustee for the registered holders of Credit Suisse First Boston Mortgage Securities Corp.,
Commercial Mortgage Pass-Through Certificates,
   Series 2003-CK2
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services (CMBS)

Text:

See Exhibit I Attached Hereto

----------
* Notices to the Secured Party should be sent to [11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attention: Corporate Trust Administration
     (CMBS) - Credit Suisse First Boston Mortgage Securities Corp., Series 2003-CK2.]

                                                          EXHIBIT I to EXHIBIT O

     This Exhibit I is attached to and incorporated in a financing statement pertaining to Credit Suisse First Boston Mortgage Securities Corp., as debtor (referred to as the "Debtor" for the purpose of this financing statement only), and Wells Fargo Bank Minnesota, N.A. as trustee for the holders of the Series 2003-CK2 Certificates (referred to as the "Secured Party" for purposes of this financing statement only), under that certain Pooling and Servicing Agreement, dated as of April 11, 2003 (the "Pooling and Servicing Agreement"), among the Debtor, as depositor, the Secured Party, as trustee and KeyCorp Real Estate Capital Markets, Inc. d/b/a KeyBank Real Estate Capital as master servicer (in such capacity, the "Master Servicer") and special servicer (in such capacity, the "Special Servicer"), relating to the issuance of the Debtor's Commercial Mortgage Pass-Through Certificates, Series 2003-CK2 (collectively, the "Series 2003-CK2 Certificates"). Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement. The attached financing statement covers all of the Debtor's right (including the power to convey title thereto), title and interest in and to the Trust Fund created pursuant to the Pooling and Servicing Agreement, consisting of the following:

     1. The mortgage notes or other evidence of indebtedness of a borrower (the "Mortgage Notes") with respect to the mortgage loans (the "Mortgage Loans") listed on the Schedule of Mortgage Loans to the Pooling and Servicing Agreement, which Schedule of Mortgage Loans is attached hereto as Exhibit A;

     2. The related mortgages, deeds of trust or other similar instruments securing such Mortgage Notes (the "Mortgages");

     3. With respect to each Mortgage Note and each Mortgage, each other legal, credit and servicing document related to such Mortgage Note and Mortgage (collectively, with such related Mortgage Note and Mortgage, the "Mortgage Loan Documents");

     4. (a) the Collection Account, the GLCTML Custodial Account and any A/B Mortgage Loan Pair Custodial Account maintained by the Master Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in such accounts, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

     5.   All REO Property;

     6. (a) the REO Account required to be maintained by the Special Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the REO Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

     7. (a) the respective Servicing Accounts and Reserve Accounts required to be maintained by the Master Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Servicing Account(s) and Reserve Account(s), (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

     8. (a) the Distribution Account required to be maintained by the Secured Party pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Distribution Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

     9. The Mortgage Loan Purchase Agreements and all rights of the Debtor thereunder.

     10. All insurance policies, including the right to payments thereunder, with respect to the Mortgage Loans required to be maintained pursuant to the Mortgage Loan Documents and the Pooling and Servicing Agreement, transferred to the Trust and to be serviced by the Master Servicer or Special Servicer; and

     11. All income, payments, products and proceeds of any of the foregoing, together with any additions thereto or substitutions therefor.

THE DEBTOR AND THE SECURED PARTY INTEND THE TRANSACTIONS CONTEMPLATED BY THE POOLING AND SERVICING AGREEMENT TO CONSTITUTE A SALE OF THE INTEREST IN THE MORTGAGE NOTES, THE RELATED MORTGAGES AND THE OTHER MORTGAGE LOAN DOCUMENTS, AND THIS FILING SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT A SALE HAS NOT OCCURRED. THE REFERENCES HEREIN TO MORTGAGE NOTES SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY MORTGAGE NOTE IS NOT AN INSTRUMENT WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE OR THAT A FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY IN ANY MORTGAGE NOTE, MORTGAGE OR OTHER MORTGAGE LOAN DOCUMENT. IN ADDITION, THE REFERENCES HEREIN TO SECURITIES, INSTRUMENTS AND OTHER OBLIGATIONS SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY SUCH SECURITY, INSTRUMENT OR OTHER OBLIGATION IS NOT AN INSTRUMENT, A CERTIFICATED SECURITY OR AN UNCERTIFICATED SECURITY WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE, AS IN EFFECT IN ANY APPLICABLE JURISDICTION, NOR SHOULD THIS FINANCING STATEMENT BE CONSTRUED AS A CONCLUSION THAT A FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY IN THE CONTRACTUAL RIGHT TO PAYMENT, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO PAYMENTS OF PRINCIPAL AND INTEREST AND THE RIGHT TO ENFORCE THE RELATED PAYMENT OBLIGATIONS, ARISING FROM OR UNDER ANY SUCH SECURITY, INSTRUMENT OR OTHER OBLIGATION (INCLUDING, WITHOUT LIMITATION, ANY PERMITTED INVESTMENT). WITH RESPECT TO THE FOREGOING, THIS FILING IS MADE ONLY IN THE EVENT OF CONTRARY ASSERTIONS BY THIRD PARTIES.

                                             Exhibit A to Exhibit I to Exhibit J

                           SCHEDULE OF MORTGAGE LOANS

                             [See Attached Schedule]

                                    EXHIBIT P

                       FORMS OF LETTERS OF REPRESENTATIONS



          Book-Entry-Only Collateralized Mortgage Obligations (CMOs)--
            Without Owner Option to Redeem/Pass-Through Securities/
                          and Asset-Backed Securities


                            LETTER OF REPRESENTATIONS
                      [To be Completed by Issuer and Agent]

             Credit Suisse First Boston Mortgage Securities Corp.**
             ------------------------------------------------------
                                [Name of Issuer]

                        Wells Fargo Bank Minnesota, N.A.
             ------------------------------------------------------
                                 [Name of Agent]

                                                          April 11, 2003
                                                          ---------------------
                                                                  [Date]


Attention: General Counsel's Office
THE DEPOSITORY TRUST COMPANY
55 Water Street 49th Floor
New York, NY 10041-0099

                 Re:       CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                           ----------------------------------------------------

                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                           ----------------------------------------------------

                           SERIES 2003-CK2
                           ----------------------------------------------------
                                      [Issue description (the "Securities")]
Ladies and Gentlemen:


         This letter sets forth our understanding with respect to certain matters relating to the Securities. Agent shall act as trustee, paying agent, fiscal agent, or other such agent of Issuer with respect to the Securities. The Securities have been issued pursuant to a Pooling and Servicing Agreement dated as of April 11, 2003 (the "Pooling and Servicing Agreement") among Credit Suisse First Boston Mortgage Securities Corp., as depositor, Keycorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage, as master servicer and special servicer and Wells Fargo Bank Minnesota, N.A., as trustee. (the "Document"). Credit Suisse First Boston Corporation, Goldman, Sachs & Co. and McDonald Investments Inc. (collectively, the "Underwriters") are
-------------------------------
["Underwriter/Placement Agent"]
distributing the Securities through The Depository Trust Company ("DTC").


         To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Agent make the following representations to DTC:

         1. Prior to closing on the Securities on April 11, 2003 there shall be deposited with DTC one or more Security certificates registered in the name of DTC's nominee, Cede & Co., for each stated maturity of the Securities in the face amounts set forth on Schedule A hereto, the total of which represents 100% of the principal amount of such Securities. If, however, the aggregate principal amount of any maturity exceeds $400 million, one certificate shall be issued with respect to each $400 million of principal amount and an additional certificate shall be issued with respect to any remaining principal amount. Each Security certificate shall bear the following legend:

                           Unless this certificate is presented by an authorized
                  representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Issuer represents: [NOTE: ISSUER MUST REPRESENT ONE OF THE FOLLOWING, AND SHALL CROSS OUT THE OTHER.]

         [The Security certificate(s) shall remain in Agent's custody as a "Balance Certificate" subject to the provisions of the Balance Certificate Agreement between Agent and DTC currently in effect.

         On each day on which Agent is open for business and on which it receives an instruction originated by a DTC participant ("Participant") through DTC's Deposit/Withdrawal at Custodian ("DWAC") system to increase the Participant's account by a specified number of Securities (a "Deposit Instruction"), Agent shall, no later than 6:30 p.m. (Eastern Time) that day, either approve or cancel the Deposit Instruction through the DWAC system.

         On each day on which Agent is open for business and on which it receives an instruction originated by Participant through the DWAC system to decrease the Participant's account by a specified number of Securities (a "Withdrawal Instruction"), Agent shall, no later than 6:30 p.m. (Eastern Time) that day, either approve or cancel the Withdrawal Instruction through the DWAC system.

         Agent agrees that its approval of a Deposit or Withdrawal Instruction shall be deemed to be the receipt by DTC of a new reissued or reregistered certificated Security on registration of transfer to the name of Cede & Co. for the quantity of Securities evidenced by the Balance Certificate after the Deposit or Withdrawal Instruction is effected.]




         2. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and (b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificates by virtue of submission of such certificate(s) to DTC.

         3. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Agent shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall send notice of such record date to DTC no fewer than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Reorganization Department, Proxy Unit at (212) 855-5181 or (212) 855-5182. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5202. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                                    Supervisor, Proxy Unit
                                    Reorganization Department
                                    The Depository Trust Company
                                    55 Water Street 50th Floor
                                    New York, NY 10041-0099

         4. In the event of a full or partial redemption, Issuer or Agent shall send a notice to DTC specifying: (a) the amount of the redemption or refunding;
(b) in the case of a refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be distributed to Security holders (the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be no fewer than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Call Notification Department at (516) 227-4164 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                                    Manager, Call Notification Department
                                    The Depository Trust Company
                                    711 Stewart Avenue
                                    Garden City, NY 11530-4719

         5. In the event of an invitation to tender the Securities (including mandatory tenders, exchanges, and capital changes), notice by Issuer or Agent to Security holders shall be sent to DTC specifying the terms of the tender and the Publication Date of such notice. Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use and timeliness of such notice.) Notices to DTC pursuant to this Paragraph and notices of other corporate actions by telecopy shall be directed to DTC's Reorganization Department at (212) 855-5488. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5290. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                                    Manager, Reorganization Department
                                    Reorganization Window
                                    The Depository Trust Company
                                    55 Water Street 50th Floor
                                    New York, NY 10041-0099

         6. It is understood that if the Security holders shall at any time have the right to tender the Securities to Issuer and require that Issuer repurchase such holders' Securities pursuant to the Document and Cede & Co., as nominee of DTC, or its registered assigns, as the record owner, is entitled to tender the Securities, such tenders will be effected by means of DTC's Repayment Option Procedures. Under the Repayment Option Procedures, DTC shall receive, during the applicable tender period, instructions from its Participants to tender Securities for purchase. Issuer and Agent agree that such tender for purchase may be made by DTC by means of a book-entry credit of such Securities to the account of Agent, provided that such credit is made on or before the final day of the applicable tender period. DTC agrees that promptly after the recording of any such book-entry credit, it will provide to Agent an Agent Receipt and Confirmation or the equivalent, in accordance with the Repayment Option Procedures, identifying the Securities and the aggregate principal amount thereof as to which such tender for purchase has been made.

         Agent shall send DTC notice regarding such optional tender by hand or by a secure means (e.g., legible facsimile transmission, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business two business days before the Publication Date. The Publication Date shall be no fewer than 15 days prior to the expiration date of the applicable tender period. Such notice shall state whether any partial redemption of the Securities is scheduled to occur during the applicable optional tender period. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Put Bond Unit at (212) 855-5235. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5230. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                                    Supervisor, Put Bond Unit
                                    Reorganization Department
                                    The Depository Trust Company
                                    55 Water Street 50th Floor
                                    New York, NY 10041-0099

         7. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

         8. Issuer or Agent shall send DTC written notice with respect to the dollar amount per $1,000 original face value (or other minimum authorized denomination if less than $1,000 face value) payable on each payment date allocated as to the interest and principal portions thereof preferably five, but no fewer than two, business days prior to such payment date. Such notices, which shall also contain the current pool factor, any special adjustments to principal/interest rates (e.g., adjustments due to deferred interest or shortfall), and Agent contact's name and telephone number, shall be sent by telecopy to DTC's Dividend Department at (212) 855-4555, and receipt of such notices shall be confirmed by telephoning (212) 855-4550. Notices to DTC, pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                                    Manager, Announcements
                                    Dividend Department
                                    The Depository Trust Company
                                    55 Water Street 25th Floor
                                    New York, NY 10041-0099


         9. Issuer represents: [NOTE: ISSUER MUST REPRESENT ONE OF THE FOLLOWING, AND SHALL CROSS OUT THE OTHER.] The amount of interest payable with respect to the interest-bearing classes of the series 2003-CK2 certificates on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.




         10. Issuer or Agent shall provide a written notice of interest payment information, including the stated coupon rate information, to DTC as soon as the information is available. Issuer or Agent shall provide such notice directly to DTC electronically, as previously arranged by Issuer or Agent and DTC. If electronic transmission has not been arranged, absent any other arrangements between Issuer or Agent and DTC, such information shall be sent by telecopy to DTC's Dividend Department at (212) 855-4555 or (212) 855-4556. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-4550. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to DTC's Dividend Department as indicated in Paragraph 8.

         11. Interest payments and principal payments that are part of periodic principal-and-interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on each payment date. Issuer shall remit by 1:00 p.m. (Eastern
Time) on the payment date all such interest payments due Agent, or at such earlier time as may be required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Dividend Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

         12. Issuer or Agent shall provide DTC's Dividend Department, no later than 12:00 noon (Eastern Time) on the payment date, automated notification of CUSIP-level detail. If the circumstances prevent the funds paid to DTC from equaling the dollar amount associated with the detail payments by 12:00 noon (Eastern Time), Issuer or Agent must provide CUSIP-level reconciliation to DTC no later than 2:30 p.m. (Eastern Time). Reconciliation must be provided by either automated means or written format. Such reconciliation notice, if sent by telecopy, shall be directed to DTC Dividend Department at (212) 855-4633 and receipt of such reconciliation notice shall be confirmed by telephoning (212) 855-4430.

         13. Maturity and redemption payments allocated with respect to each CUSIP number shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Issuer shall remit by 1:00 p.m. (Eastern Time) on the payment date all such maturity and redemption payments due Agent, or at such earlier time as required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Redemption Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

         14. Principal payments (plus accrued interest, if any) as the result of optional tenders for purchase effected by means of DTC's Repayment Option Procedures shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Issuer shall remit by 1:00 p.m. (Eastern Time) on the payment date all such reorganization payments due Agent, or at such earlier time as required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Reorganization Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

         15. Agent shall send DTC all periodic certificate holders remittance reports with respect to the Securities. If sent by facsimile transmission, such reports shall be sent to (212) 855-4777. If the party sending the report does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-4590.

         16. DTC may direct Issuer or Agent to use any other number or address as the number or address to which notices or payments of interest or principal may be sent.

         17. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Agent's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Agent to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in which case the certificate will be presented to Issuer or Agent prior to payment, if required.

         18. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer or Agent shall notify DTC of the availability of certificates. In such event, Issuer or Agent shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

         19. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent (at which time DTC will confirm with Issuer or Agent the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any Participant having Securities credited to its DTC accounts.

         20. Nothing herein shall be deemed to require Agent to advance funds on behalf of Issuer.

         21. This Letter of Representations may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument.

         22. This Letter of Representations shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law.

         23. The sender of each notice delivered to DTC pursuant to this Letter of Representations is responsible for confirming that such notice was properly received by DTC.

         24. Issuer recognizes that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with the following, as amended from time to time:
(a) any exemptions from registration under the Securities Act of 1933; (b) the Investment Company Act of 1940; (c) the Employee Retirement Income Security Act of 1974; (d) the Internal Revenue Code of 1986; (e) any rules of any self-regulatory organizations (as defined under the Securities Exchange Act of 1934); or (f) any other local, state, or federal laws or regulations thereunder.

         25. Issuer hereby authorizes DTC to provide to Agent listings of Participants' holdings, known as Securities Position Listings ("SPLs") with respect to the Securities from time to time at the request of the Agent. DTC charges a fee for such SPLs. This authorization, unless revoked by Issuer, shall continue with respect to the Securities while any Securities are on deposit at DTC, until and unless Agent shall no longer be acting. In such event, Issuer shall provide DTC with similar evidence, satisfactory to DTC, of the authorization of any successor thereto so to act. Requests for SPLs shall be sent by telecopy to the Proxy Unit of DTC's Reorganization Department at (212) 855-5181 or (212) 855-5182. Receipt of such requests shall be confirmed by telephoning (212) 855-5202. Requests for SPLs, sent by mail or by any other means, shall be directed to the address indicated in Paragraph 3.

         26. Issuer and Agent shall comply with the applicable requirements stated in DTC's Operational Arrangements, as they may be amended from time to time. DTC's Operational Arrangements are posted on DTC's website at "www.DTC.org."

         27. The following rider(s), attached hereto, are hereby incorporated into this Letter of Representations:

See Rider 1, 2, 3
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2003-CK2

                     RIDERS TO DTC LETTER OF REPRESENTATIONS



Rider 1
-------

Pooling and Servicing Agreement dated as of April 11, 2003 (the "Pooling and Servicing Agreement") among Credit Suisse First Boston Mortgage Securities Corp., as depositor, Keycorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage, as master servicer and special servicer and Wells Fargo Bank Minnesota, N.A., as trustee.

Rider 2
-------

Credit Suisse First Boston Corporation, Goldman, Sachs & Co. and McDonald Investments Inc. (collectively, the "Underwriters") are

Rider 3
-------

The amount of interest payable with respect to the interest-bearing classes of the series 2003-CK2 certificates on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

**All obligations hereunder of the Issuer will be performed by Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor") or the Depositor will cause the Issuer to perform such obligations.

NOTES:

A. IF THERE IS AN AGENT (AS DEFINED IN THIS LETTER OF REPRESENTATIONS), AGENT AS WELL AS ISSUER MUST SIGN THIS LETTER. IF THERE IS NO AGENT, IN SIGNING THIS LETTER ISSUER ITSELF UNDERTAKES TO PERFORM ALL OF THE OBLIGATIONS SET FORTH HEREIN.

B. SCHEDULE B CONTAINS STATEMENTS THAT DTC BELIEVES ACCURATELY DESCRIBE DTC, THE METHOD OF EFFECTING BOOK-ENTRY TRANSFERS OF SECURITIES DISTRIBUTED THROUGH DTC, AND CERTAIN RELATED MATTERS.

             Very truly yours,

             Credit Suisse First Boston Mortgage Securities Corp.**
             ------------------------------------------------------
                                    [Issuer]


             By:            /s/ Jeffrey Altabef
                ---------------------------------------------------
                            [Authorized Officer's Signature]


             Wells Fargo Bank Minnesota, N.A.
             ------------------------------------------------------
                                    [Agent]


             By:            /s/ Deborah Daniels
                ---------------------------------------------------
                            [Authorized Officer's Signature]

Received and Accepted:
THE DEPOSITORY TRUST COMPANY


**All obligations hereunder of the Issuer will be performed by Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor") or the Depositor will cause the Issuer to perform such obligations.











cc:      Underwriter/Placement Agent
         Underwriter's/Placement Agent's Counsel

                                                                 SCHEDULE A

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-CK2


-----------------------------------------------------------------------------------------------------
Class         CUSIP No.         Principal Amount           Maturity Date        Interest Rate
-----------------------------------------------------------------------------------------------------
A-1           22541N S5 9       $104,000,000               January 2008         3.0060%
-----------------------------------------------------------------------------------------------------
A-2           22541N S6 7       $196,000,000               November 2009        3.8610%
-----------------------------------------------------------------------------------------------------
A-3           22541N S7 5       $109,000,000               October 2012         4.6660%
-----------------------------------------------------------------------------------------------------
A-4           22541N S8 3       $364,293,000               January 2013         4.8010%
-----------------------------------------------------------------------------------------------------
B             22541N S9 1       $32,118,000                January 2013         4.9180%
-----------------------------------------------------------------------------------------------------
C             22541N T2 5       $12,353,000                January 2013         4.9580%
-----------------------------------------------------------------------------------------------------
D             22541N T3 3       $29,647,000                February 2013        5.0270%
-----------------------------------------------------------------------------------------------------
E             22541N T4 1       $12,353,000                February 2013        5.1180%
-----------------------------------------------------------------------------------------------------

                                                                     SCHEDULE B
                                                                     ----------

                        SAMPLE OFFERING DOCUMENT LANGUAGE
                       DESCRIBING BOOK-ENTRY-ONLY ISSUANCE
                       ------------------------------------
 (Prepared by DTC--bracketed material may be applicable only to certain issues)

         1. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $400 million, one certificate will be issued with respect to each $400 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

         2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Direct and Indirect Participants are on file with the Securities and Exchange Commission.

         3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

         4. To facilitate subsequent transfers, all Securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of Securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. [Beneficial Owners of Securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to the Securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. Beneficial Owners of Securities may wish to ascertain that the nominee holding the Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners, or in the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.]

         [6. Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

         7. Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Securities. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

         8. Redemption proceeds, distributions, and dividend payments on the Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from Issuer or Agent on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividends to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Issuer or Agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

         [9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to [Tender/Remarketing] Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to [Tender/Remarketing] Agent. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Securities to [Tender/Remarketing] Agent's DTC account.]

         10. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

         11. Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

         12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.

          Book-Entry-Only Collateralized Mortgage Obligations (CMOs)--
            Without Owner Option to Redeem/Pass-Through Securities/
                          and Asset-Backed Securities


                            LETTER OF REPRESENTATIONS
                      [To be Completed by Issuer and Agent]

             Credit Suisse First Boston Mortgage Securities Corp.**
             ------------------------------------------------------
                                [Name of Issuer]

                        Wells Fargo Bank Minnesota, N.A.
             ------------------------------------------------------
                                 [Name of Agent]

                                                               April 11, 2003
                                                               ----------------
                                                                   [Date]


Attention: General Counsel's Office
THE DEPOSITORY TRUST COMPANY
55 Water Street 49th Floor
New York, NY 10041-0099

                 Re:       CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                           -----------------------------------------------------

                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                           -----------------------------------------------------

                           SERIES 2003-CK2
                           -----------------------------------------------------
                                       [Issue description (the "Securities")]

Ladies and Gentlemen:


         This letter sets forth our understanding with respect to certain matters relating to the Securities. Agent shall act as trustee, paying agent, fiscal agent, or other such agent of Issuer with respect to the Securities. The Securities have been issued pursuant to a Pooling and Servicing Agreement dated as of April 11, 2003 (the "Pooling and Servicing Agreement") among Credit Suisse First Boston Mortgage Securities Corp., as depositor, Keycorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage, as master servicer and special servicer and Wells Fargo Bank Minnesota, N.A., as trustee. (the "Document"). Credit Suisse First Boston Corporation, Goldman, Sachs & Co. and McDonald Investments Inc. (collectively, the "Underwriters") are
-----------------------
["Underwriter/Placement Agent"]
distributing the Securities through The Depository Trust Company ("DTC").


         To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Agent make the following representations to DTC:

         1. Prior to closing on the Securities on April 11, 2003 there shall be deposited with DTC one or more Security certificates registered in the name of DTC's nominee, Cede & Co., for each stated maturity of the Securities in the face amounts set forth on Schedule A hereto, the total of which represents 100% of the principal amount of such Securities. If, however, the aggregate principal amount of any maturity exceeds $400 million, one certificate shall be issued with respect to each $400 million of principal amount and an additional certificate shall be issued with respect to any remaining principal amount. Each Security certificate shall bear the following legend:

                           Unless this certificate is presented by an authorized
                  representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Issuer represents: [NOTE: ISSUER MUST REPRESENT ONE OF THE FOLLOWING, AND SHALL CROSS OUT THE OTHER.]

         [The Security certificate(s) shall remain in Agent's custody as a "Balance Certificate" subject to the provisions of the Balance Certificate Agreement between Agent and DTC currently in effect.

         On each day on which Agent is open for business and on which it receives an instruction originated by a DTC participant ("Participant") through DTC's Deposit/Withdrawal at Custodian ("DWAC") system to increase the Participant's account by a specified number of Securities (a "Deposit Instruction"), Agent shall, no later than 6:30 p.m. (Eastern Time) that day, either approve or cancel the Deposit Instruction through the DWAC system.

         On each day on which Agent is open for business and on which it receives an instruction originated by Participant through the DWAC system to decrease the Participant's account by a specified number of Securities (a "Withdrawal Instruction"), Agent shall, no later than 6:30 p.m. (Eastern Time) that day, either approve or cancel the Withdrawal Instruction through the DWAC system.

         Agent agrees that its approval of a Deposit or Withdrawal Instruction shall be deemed to be the receipt by DTC of a new reissued or reregistered certificated Security on registration of transfer to the name of Cede & Co. for the quantity of Securities evidenced by the Balance Certificate after the Deposit or Withdrawal Instruction is effected.]




         2. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and (b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificates by virtue of submission of such certificate(s) to DTC.

         3. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Agent shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall send notice of such record date to DTC no fewer than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Reorganization Department, Proxy Unit at (212) 855-5181 or (212) 855-5182. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5202. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                                    Supervisor, Proxy Unit
                                    Reorganization Department
                                    The Depository Trust Company
                                    55 Water Street 50th Floor
                                    New York, NY 10041-0099

         4. In the event of a full or partial redemption, Issuer or Agent shall send a notice to DTC specifying: (a) the amount of the redemption or refunding;
(b) in the case of a refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be distributed to Security holders (the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be no fewer than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Call Notification Department at (516) 227-4164 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                                    Manager, Call Notification Department
                                    The Depository Trust Company
                                    711 Stewart Avenue
                                    Garden City, NY 11530-4719

         5. In the event of an invitation to tender the Securities (including mandatory tenders, exchanges, and capital changes), notice by Issuer or Agent to Security holders shall be sent to DTC specifying the terms of the tender and the Publication Date of such notice. Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use and timeliness of such notice.) Notices to DTC pursuant to this Paragraph and notices of other corporate actions by telecopy shall be directed to DTC's Reorganization Department at (212) 855-5488. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5290. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                                    Manager, Reorganization Department
                                    Reorganization Window
                                    The Depository Trust Company
                                    55 Water Street 50th Floor
                                    New York, NY 10041-0099

         6. It is understood that if the Security holders shall at any time have the right to tender the Securities to Issuer and require that Issuer repurchase such holders' Securities pursuant to the Document and Cede & Co., as nominee of DTC, or its registered assigns, as the record owner, is entitled to tender the Securities, such tenders will be effected by means of DTC's Repayment Option Procedures. Under the Repayment Option Procedures, DTC shall receive, during the applicable tender period, instructions from its Participants to tender Securities for purchase. Issuer and Agent agree that such tender for purchase may be made by DTC by means of a book-entry credit of such Securities to the account of Agent, provided that such credit is made on or before the final day of the applicable tender period. DTC agrees that promptly after the recording of any such book-entry credit, it will provide to Agent an Agent Receipt and Confirmation or the equivalent, in accordance with the Repayment Option Procedures, identifying the Securities and the aggregate principal amount thereof as to which such tender for purchase has been made.

         Agent shall send DTC notice regarding such optional tender by hand or by a secure means (e.g., legible facsimile transmission, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business two business days before the Publication Date. The Publication Date shall be no fewer than 15 days prior to the expiration date of the applicable tender period. Such notice shall state whether any partial redemption of the Securities is scheduled to occur during the applicable optional tender period. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Put Bond Unit at (212) 855-5235. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5230. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                                    Supervisor, Put Bond Unit
                                    Reorganization Department
                                    The Depository Trust Company
                                    55 Water Street 50th Floor
                                    New York, NY 10041-0099

         7. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

         8. Issuer or Agent shall send DTC written notice with respect to the dollar amount per $1,000 original face value (or other minimum authorized denomination if less than $1,000 face value) payable on each payment date allocated as to the interest and principal portions thereof preferably five, but no fewer than two, business days prior to such payment date. Such notices, which shall also contain the current pool factor, any special adjustments to principal/interest rates (e.g., adjustments due to deferred interest or shortfall), and Agent contact's name and telephone number, shall be sent by telecopy to DTC's Dividend Department at (212) 855-4555, and receipt of such notices shall be confirmed by telephoning (212) 855-4550. Notices to DTC, pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                                    Manager, Announcements
                                    Dividend Department
                                    The Depository Trust Company
                                    55 Water Street 25th Floor
                                    New York, NY 10041-0099


         9. Issuer represents: [NOTE: ISSUER MUST REPRESENT ONE OF THE FOLLOWING, AND SHALL CROSS OUT THE OTHER.] The amount of interest payable with respect to the interest-bearing classes of the series 2003-CK2 certificates on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.




         10. Issuer or Agent shall provide a written notice of interest payment information, including the stated coupon rate information, to DTC as soon as the information is available. Issuer or Agent shall provide such notice directly to DTC electronically, as previously arranged by Issuer or Agent and DTC. If electronic transmission has not been arranged, absent any other arrangements between Issuer or Agent and DTC, such information shall be sent by telecopy to DTC's Dividend Department at (212) 855-4555 or (212) 855-4556. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-4550. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to DTC's Dividend Department as indicated in Paragraph 8.

         11. Interest payments and principal payments that are part of periodic principal-and-interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on each payment date. Issuer shall remit by 1:00 p.m. (Eastern
Time) on the payment date all such interest payments due Agent, or at such earlier time as may be required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Dividend Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

         12. Issuer or Agent shall provide DTC's Dividend Department, no later than 12:00 noon (Eastern Time) on the payment date, automated notification of CUSIP-level detail. If the circumstances prevent the funds paid to DTC from equaling the dollar amount associated with the detail payments by 12:00 noon (Eastern Time), Issuer or Agent must provide CUSIP-level reconciliation to DTC no later than 2:30 p.m. (Eastern Time). Reconciliation must be provided by either automated means or written format. Such reconciliation notice, if sent by telecopy, shall be directed to DTC Dividend Department at (212) 855-4633 and receipt of such reconciliation notice shall be confirmed by telephoning (212) 855-4430.

         13. Maturity and redemption payments allocated with respect to each CUSIP number shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Issuer shall remit by 1:00 p.m. (Eastern Time) on the payment date all such maturity and redemption payments due Agent, or at such earlier time as required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Redemption Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

         14. Principal payments (plus accrued interest, if any) as the result of optional tenders for purchase effected by means of DTC's Repayment Option Procedures shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Issuer shall remit by 1:00 p.m. (Eastern Time) on the payment date all such reorganization payments due Agent, or at such earlier time as required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Reorganization Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

         15. Agent shall send DTC all periodic certificate holders remittance reports with respect to the Securities. If sent by facsimile transmission, such reports shall be sent to (212) 855-4777. If the party sending the report does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-4590.

         16. DTC may direct Issuer or Agent to use any other number or address as the number or address to which notices or payments of interest or principal may be sent.

         17. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Agent's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Agent to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in which case the certificate will be presented to Issuer or Agent prior to payment, if required.

         18. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer or Agent shall notify DTC of the availability of certificates. In such event, Issuer or Agent shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

         19. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent (at which time DTC will confirm with Issuer or Agent the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any Participant having Securities credited to its DTC accounts.

         20. Nothing herein shall be deemed to require Agent to advance funds on behalf of Issuer.

         21. This Letter of Representations may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument.

         22. This Letter of Representations shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law.

         23. The sender of each notice delivered to DTC pursuant to this Letter of Representations is responsible for confirming that such notice was properly received by DTC.

         24. Issuer recognizes that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with the following, as amended from time to time:
(a) any exemptions from registration under the Securities Act of 1933; (b) the Investment Company Act of 1940; (c) the Employee Retirement Income Security Act of 1974; (d) the Internal Revenue Code of 1986; (e) any rules of any self-regulatory organizations (as defined under the Securities Exchange Act of 1934); or (f) any other local, state, or federal laws or regulations thereunder.

         25. Issuer hereby authorizes DTC to provide to Agent listings of Participants' holdings, known as Securities Position Listings ("SPLs") with respect to the Securities from time to time at the request of the Agent. DTC charges a fee for such SPLs. This authorization, unless revoked by Issuer, shall continue with respect to the Securities while any Securities are on deposit at DTC, until and unless Agent shall no longer be acting. In such event, Issuer shall provide DTC with similar evidence, satisfactory to DTC, of the authorization of any successor thereto so to act. Requests for SPLs shall be sent by telecopy to the Proxy Unit of DTC's Reorganization Department at (212) 855-5181 or (212) 855-5182. Receipt of such requests shall be confirmed by telephoning (212) 855-5202. Requests for SPLs, sent by mail or by any other means, shall be directed to the address indicated in Paragraph 3.

         26. Issuer and Agent shall comply with the applicable requirements stated in DTC's Operational Arrangements, as they may be amended from time to time. DTC's Operational Arrangements are posted on DTC's website at "www.DTC.org."

         27. The following rider(s), attached hereto, are hereby incorporated into this Letter of Representations:

See Rider 1, 2, 3, Regulation S Rider, Rule 144A Rider
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2003-CK2

                    RIDERS TO DTC LETTER OF REPRESENTATIONS

Rider 1
-------

Pooling and Servicing Agreement dated as of April 11, 2003 (the "Pooling and Servicing Agreement") among Credit Suisse First Boston Mortgage Securities Corp., as depositor, Keycorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage, as master servicer and special servicer and Wells Fargo Bank Minnesota, N.A., as trustee.

Rider 2
-------

Credit Suisse First Boston Corporation, Goldman, Sachs & Co. and McDonald Investments Inc. (collectively, the "Underwriters") are

Rider 3
-------

The amount of interest payable with respect to the interest-bearing classes of the series 2003-CK2 certificates on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

**All obligations hereunder of the Issuer will be performed by Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor") or the Depositor will cause the Issuer to perform such obligations.

NOTES:
-----

A. IF THERE IS AN AGENT (AS DEFINED IN THIS LETTER OF REPRESENTATIONS), AGENT AS WELL AS ISSUER MUST SIGN THIS LETTER. IF THERE IS NO AGENT, IN SIGNING THIS LETTER ISSUER ITSELF UNDERTAKES TO PERFORM ALL OF THE OBLIGATIONS SET FORTH HEREIN.

B. SCHEDULE B CONTAINS STATEMENTS THAT DTC BELIEVES ACCURATELY DESCRIBE DTC, THE METHOD OF EFFECTING BOOK-ENTRY TRANSFERS OF SECURITIES DISTRIBUTED THROUGH DTC, AND CERTAIN RELATED MATTERS.

                     Very truly yours,

                     Credit Suisse First Boston Mortgage Securities Corp.**
                     ------------------------------------------------------
                                            [Issuer]


                     By:            /s/ Jeffrey Altabef
                        ---------------------------------------------------
                                    [Authorized Officer's Signature]


                     Wells Fargo Bank Minnesota, N.A.
                     ------------------------------------------------------
                                            [Agent]


                     By:            /s/ Deborah Daniels
                        ---------------------------------------------------
                                    [Authorized Officer's Signature]

Received and Accepted:
THE DEPOSITORY TRUST COMPANY


**All obligations hereunder of the Issuer will be performed by Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor") or the Depositor will cause the Issuer to perform such obligations.











cc:      Underwriter/Placement Agent
         Underwriter's/Placement Agent's Counsel

                                                                  SCHEDULE A

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-CK2

                          REGULATION 144A CERTIFICATES


-------------------------------------------------------------------------------------------------------
Class         CUSIP No.         Principal Amount           Maturity Date        Interest Rate
-------------------------------------------------------------------------------------------------------
F               22541N 2H 1     $12,353,000                February 2013        Variable
-------------------------------------------------------------------------------------------------------
G               22541N 2J 7     $19,764,000                March 2013           Variable
-------------------------------------------------------------------------------------------------------
H               22541N 2K 4     $14,824,000                March 2013           Variable
-------------------------------------------------------------------------------------------------------
J               22541N 2L 2     $17,294,000                March 2013           4.8980%
-------------------------------------------------------------------------------------------------------
K               22541N 2M 0     $17,294,000                March 2013           4.8980%
-------------------------------------------------------------------------------------------------------
L               22541N 2N 8     $4,941,000                 March 2013           4.8980%
-------------------------------------------------------------------------------------------------------
M               22541N 2P 3     $13,589,000                March 2013           4.8980%
-------------------------------------------------------------------------------------------------------
N               22541N 2Q 1     $6,176,000                 March 2013           4.8980%
-------------------------------------------------------------------------------------------------------
O               22541N 2R 9     $4,941,000                  March 2013          4.8980%
-------------------------------------------------------------------------------------------------------
P               22541N 2S 7     $17,294,824                January 2014         4.8980%
-------------------------------------------------------------------------------------------------------
GLC             22541N 2T 5     $3,612,273                 March 2013           Variable
-------------------------------------------------------------------------------------------------------
RCKB            22541N 2U 2     $15,000,000                April 2008           Variable
-------------------------------------------------------------------------------------------------------
A-X             22541N 2V 0     $988,234,824 (1)           January 2014         Variable
-------------------------------------------------------------------------------------------------------
A-SP            22541N 2W 8     $882,387,000 (1)           April 2010           Variable
-------------------------------------------------------------------------------------------------------

(1) Notional Amount

                                                         SCHEDULE A

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-CK2

                            REGULATION S CERTIFICATES


-------------------------------------------------------------------------------------------------------
Class         CUSIP No.         Principal Amount           Maturity Date        Interest Rate
-------------------------------------------------------------------------------------------------------
F               U12679 PK 3     $12,353,000                February 2013        Variable
-------------------------------------------------------------------------------------------------------
G               U12679 PL 1     $19,764,000                March 2013           Variable
-------------------------------------------------------------------------------------------------------
H               U12679 PM 9     $14,824,000                March 2013           Variable
-------------------------------------------------------------------------------------------------------
J               U12679 PN 7     $17,294,000                March 2013           4.8980%
-------------------------------------------------------------------------------------------------------
K               U12679 PP 2     $17,294,000                March 2013           4.8980%
-------------------------------------------------------------------------------------------------------
L               U12679 PQ 0     $4,941,000                 March 2013           4.8980%
-------------------------------------------------------------------------------------------------------
M               U12679 PR 8     $13,589,000                March 2013           4.8980%
-------------------------------------------------------------------------------------------------------
N               U12679 PS 6     $6,176,000                 March 2013           4.8980%
-------------------------------------------------------------------------------------------------------
O               U12679 PT 4     $4,941,000                  March 2013          4.8980%
-------------------------------------------------------------------------------------------------------
P               U12679 PU 1     $17,294,824                January 2014         4.8980%
-------------------------------------------------------------------------------------------------------
GLC             U12679 PV 9     $3,612,273                 March 2013           Variable
-------------------------------------------------------------------------------------------------------
RCKB            U12679 PW 7     $15,000,000                April 2008           Variable
-------------------------------------------------------------------------------------------------------
A-X             U12679 PX 5     $988,234,824 (1)           January 2014         Variable
-------------------------------------------------------------------------------------------------------
A-SP            U12679 PY 3     $882,387,000 (1)           April 2010           Variable
-------------------------------------------------------------------------------------------------------


(1) Notional Amount

                                                              SCHEDULE B

                        SAMPLE OFFERING DOCUMENT LANGUAGE
                       DESCRIBING BOOK-ENTRY-ONLY ISSUANCE
                       -----------------------------------
 (Prepared by DTC--bracketed material may be applicable only to certain issues)

         1. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $400 million, one certificate will be issued with respect to each $400 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

         2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Direct and Indirect Participants are on file with the Securities and Exchange Commission.

         3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

         4. To facilitate subsequent transfers, all Securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of Securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. [Beneficial Owners of Securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to the Securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. Beneficial Owners of Securities may wish to ascertain that the nominee holding the Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners, or in the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.]

         [6. Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

         7. Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Securities. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

         8. Redemption proceeds, distributions, and dividend payments on the Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from Issuer or Agent on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividends to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Issuer or Agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

         [9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to [Tender/Remarketing] Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to [Tender/Remarketing] Agent. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Securities to [Tender/Remarketing] Agent's DTC account.]

         10. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

         11. Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

         12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.

  REPRESENTATIONS FOR SECURITIES ELIGIBLE FOR TRANSFER PURSUANT TO REGULATION S
       WHERE ISSUER HAS REQUESTED A TEMPORARY "CHILL" ON DELIVER ORDERS--
                 TO BE INCLUDED IN DTC LETTER OF REPRESENTATIONS
                 -----------------------------------------------

         Issuer has requested that, with respect to the Securities that are eligible for transfer pursuant to Regulation S, which have been identified by a separate CUSIP number (the "Regulation S Securities"), DTC not effect book-entry deliveries (except deliveries via DTC's Deposit/Withdrawal at Custodian DWAC system in Participant accounts maintained by banks that act as depositaries for Cedel and Euroclear) until ____________________________ [, or--if not specified--until further notice in the manner set forth below].

         In the event that Issuer desires an extension or shortening of this "Deliver Order Chill," Issuer or Agent(1) shall send DTC a notice requesting that the Deliver Order Chill be eliminated as of a specified date. Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business two business days prior to the date specified for elimination of the Deliver Order Chill. If sent by telecopy, such notice shall be sent to (212) 344-1531 or (212) 855-3728. Issuer or Agent shall confirm DTC's receipt of such telecopy by telephoning DTC's Underwriting Department at (212) 855-3731. If delivered by hand or sent by mail or overnight delivery, such notice shall be sent to:

                                    Manager, Eligibility Section
                                    Underwriting Department
                                    The Depository Trust Company
                                    55 Water Street 19th Floor
                                    New York, NY 10041-0099


--------
      (1) Agent shall be defined as Depositary, Trustee, Trust Company, Issuing Agent and/or Paying Agent as such definition applies in the DTC Letter of Representations to which this rider may be attached.

                   REPRESENTATIONS FOR RULE 144A SECURITIES--
                 TO BE INCLUDED IN DTC LETTER OF REPRESENTATIONS
                 -----------------------------------------------

         1. Issuer represents that at the time of initial registration in the name of DTC's nominee, Cede & Co., the Securities were Legally or Contractually Restricted Securities,(1) eligible for transfer under Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and identified by a CUSIP or CINS number assigned to any securities of the same class that were not Legally or Contractually Restricted Securities. Issuer shall ensure that a CUSIP or CINS identification number is obtained for all unrestricted securities of the same class that is different from any CUSIP or CINS identification number assigned to a Legally or Contractually Restricted Security of such class, and shall notify DTC promptly in the event that it is unable to do so. Issuer represents that it has agreed to comply with all applicable information requirements of Rule 144A.

         2. Issuer represents that the Securities are: [NOTE: ISSUER MUST REPRESENT ONE OF THE FOLLOWING, AND SHALL CROSS OUT THE OTHER.] [included within PORTAL, a Self-Regulatory Organization System approved by the Securities and Exchange Commission for the reporting of quotation and trade information of securities eligible for transfer pursuant to Rule 144A) an "SRO Rule 144A System").]

         3. If the Securities are not Investment-Grade Securities, Issuer and Agent acknowledge that if such Securities cease to be included in an SRO Rule 144A System during any period in which such Securities are Legally or Contractually Restricted Securities, such Securities shall no longer be eligible for DTC's services. Furthermore, DTC may discontinue providing its services as securities depository with.respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under any of the aforementioned circumstances, at DTC's request, Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant ("Participant") having Securities credited to its DTC accounts.

         4. Issuer and Agent acknowledge that, so long as Cede & Co. is a record owner of the Securities, Cede & Co. shall be entitled to all applicable voting rights and receive the full amount of all distributions payable with respect thereto. Issuer and Agent acknowledge that DTC shall treat any Participant having Securities credited to its DTC accounts as entitled to the full benefits of ownership of such Securities. Without limiting the generality of the preceding sentence, Issuer and Agent acknowledge that DTC shall treat any Participant having Securities credited to its DTC accounts as entitled to receive distributions (and voting rights, if any) in respect of the Securities, and to receive from DTC certificates evidencing Securities. Issuer and Agent recognize that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with any of the provisions: (a) of Rule 144A; (b) of other exemptions from registration under the Securities Act or any other state or federal securities laws; or (c) of the offering documents.

------------------------
      (1) A "Legally Restricted Security" is a security that is a restricted security, as defined in Rule 144(a)(3). A "Contractually Restricted Security" is a security that upon issuance and continually thereafter can only be sold pursuant to Regulation S under the Securities Act, Rule 144A, Rule 144, or in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4 of the Securities Act and not involving any public offering; provided, however, that once the security is sold pursuant to the provisions of Rule 144, including Rule 144(k), it will thereby cease to be a "Contractually Restricted Security." For purposes of this definition, in order for a depositary receipt to be considered a "Legally or Contractually Restricted Security," the underlying security must also be a "Legally or Contractually Restricted Security."